EXHIBIT 4

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                       GE COMMERCIAL MORTGAGE CORPORATION,
                                    Depositor


                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                    Servicer


                             LENNAR PARTNERS, INC.,
                                Special Servicer


                       LASALLE BANK NATIONAL ASSOCIATION,
                                     Trustee


                                       and


                               ABN AMRO BANK N.V.,
                                  Fiscal Agent


                         POOLING AND SERVICING AGREEMENT

                            Dated as of April 1, 2004


                                 $1,403,257,095
                       GE Commercial Mortgage Corporation
                Commercial Mortgage Pass-Through Certificates

                                 Series 2004-C2



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


                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms...................................................
Section 1.02  Certain Calculations............................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans....................................
Section 2.02  Acceptance by Trustee...........................................
Section 2.03  Representations, Warranties and Covenants of the
               Depositor; Mortgage Loan Sellers' Repurchase or
               Substitution of Mortgage Loans for Defects in Mortgage
               Files and Breaches of Representations and Warranties...........
Section 2.04  Execution of Certificates; Issuance of PPL Component
               Mortgage Loan REMIC Senior Regular Interest; Issuance of
               Uncertificated Lower-Tier Interests............................


                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

Section 3.01  Servicer to Act as Servicer; Special Servicer to Act as
               Special Servicer; Administration of the Mortgage Loans.........
Section 3.02  Collection of Mortgage Loan Payments............................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts.............................................
Section 3.04  The Certificate Account, the Lower-Tier Distribution
               Account and the Upper-Tier Distribution Account, the PPL Component Mortgage Loan REMIC Distribution Account, the
               Excess Liquidation Proceeds Reserve Account; the
               Interest Reserve Account; and the Serviced Whole Loan
               Custodial Accounts.............................................
Section 3.05  Permitted Withdrawals from the Certificate Account; the
               Distribution Account; and the Serviced Whole Loan
               Custodial Accounts.............................................
Section 3.06  Investment of Funds in the Certificate Account, the
               Serviced Whole Loan Custodial Account, the REO Accounts,
               the Distribution Account, the Excess Liquidation
               Proceeds Reserve Account and the PPL Component Mortgage
               Loan REMIC Distribution Account................................
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage..........................................
Section 3.08  Enforcement of Due-On-Sale Clauses; Assumption Agreements.......
Section 3.09  Realization Upon Defaulted Mortgage Loans.......................
Section 3.10  Trustee to Cooperate; Release of Mortgage Files.................
Section 3.11  Servicing Compensation..........................................
Section 3.12  Inspections; Collection of Financial Statements.................
Section 3.13  Annual Statement as to Compliance...............................
Section 3.14  Reports by Independent Public Accountants.......................
Section 3.15  Access to Certain Information...................................
Section 3.16  Title to REO Property; REO Account..............................
Section 3.17  Management of REO Property......................................
Section 3.18  Sale of Defaulted Mortgage Loans and REO Properties.............
Section 3.19  Additional Obligations of the Servicer..........................
Section 3.20  Modifications, Waivers, Amendments and Consents.................
Section 3.21  Transfer of Servicing Between Servicer and Special
               Servicer; Record Keeping; Asset Status Report..................
Section 3.22  Sub-Servicing Agreements........................................
Section 3.23  Representations, Warranties and Covenants of the Servicer.......
Section 3.24  Representations, Warranties and Covenants of the Special
               Servicer.......................................................
Section 3.25  Interest Reserve Account........................................
Section 3.26  Excess Interest Distribution Account............................
Section 3.27  Co-Lender Agreements............................................
Section 3.28  Right to Appoint Operating Advisor; Authority of
               Operating Advisor..............................................
Section 3.29  Certain Matters Relating to the Non-Serviced Mortgage
               Loans..........................................................
Section 3.30  Certain Matters Regarding the Purchase of the Mortgage
               Loans Included in the Serviced Whole Loans.....................
Section 3.31  Certain Rights of the PPL Controlling Holder....................


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions...................................................
Section 4.02  Statements to Certificateholders; CMSA Investor Reporting
               Package (IRP)s.................................................
Section 4.03  P&I Advances....................................................
Section 4.04  Allocation of Collateral Support Deficit and PPL
               Collateral Support Deficit.....................................
Section 4.05  Appraisal Reductions............................................
Section 4.06  Certificate Deferred Interest...................................
Section 4.07  Grantor Trust Reporting.........................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates................................................
Section 5.02  Registration of Transfer and Exchange of Certificates...........
Section 5.03  Book-Entry Certificates.........................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates...............
Section 5.05  Persons Deemed Owners...........................................


                                   ARTICLE VI

                               THE DEPOSITOR, THE
     SERVICER, THE PRIMARY SERVICER, THE SPECIAL SERVICER AND THE DIRECTING
                                CERTIFICATEHOLDER

Section 6.01  Liability of the Depositor, the Servicer, the Primary
               Servicer and the Special Servicer..............................
Section 6.02  Merger, Consolidation or Conversion of the Depositor, the
               Servicer or the Special Servicer...............................
Section 6.03  Limitation on Liability of the Depositor, the Servicer,
               the Primary Servicer, the Special Servicer and Others..........
Section 6.04  Depositor, Servicer, Primary Servicer and Special
               Servicer Not to Resign.........................................
Section 6.05  Rights of the Depositor in Respect of the Servicer and
               the Special Servicer...........................................
Section 6.06  Rating Agency Fees..............................................
Section 6.07  The Directing Certificateholder.................................


                                   ARTICLE VII

                                     DEFAULT
Section 7.01  Events of Default; Servicer and Special Servicer
               Termination....................................................
Section 7.02  Trustee to Act; Appointment of Successor........................
Section 7.03  Notification to Certificateholders..............................
Section 7.04  Waiver of Events of Default.....................................
Section 7.05  Trustee as Maker of Advances....................................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee...............................................
Section 8.02  Certain Matters Affecting the Trustee...........................
Section 8.03  Trustee Not Liable for Validity or Sufficiency of
               Certificates or Mortgage Loans.................................
Section 8.04  Trustee May Own Certificates....................................
Section 8.05  Fees and Expenses of Trustee; Indemnification of Trustee
               and Fiscal Agent...............................................
Section 8.06  Eligibility Requirements for Trustee............................
Section 8.07  Resignation and Removal of the Trustee..........................
Section 8.08  Successor Trustee...............................................
Section 8.09  Merger or Consolidation of Trustee..............................
Section 8.10  Appointment of Co-Trustee or Separate Trustee...................
Section 8.11  Appointment of Custodians.......................................
Section 8.12  Access to Certain Information...................................
Section 8.13  The Fiscal Agent................................................
Section 8.14  Representations and Warranties of the Trustee...................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All
               Mortgage Loans.................................................
Section 9.02  Additional Termination Requirements.............................


                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

Section 10.01 REMIC Administration............................................
Section 10.02 Depositor, Servicer and Special Servicer to Cooperate
               with Trustee...................................................
Section 10.03 Use of Agents...................................................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment.......................................................
Section 11.02 Recordation of Agreement; Counterparts..........................
Section 11.03 Limitation on Rights of Certificateholders and the Holder
               of any Serviced Pari Passu Loan or Serviced B Note.............
Section 11.04 Governing Law...................................................
Section 11.05 Notices.........................................................
Section 11.06 Severability of Provisions......................................
Section 11.07 Grant of a Security Interest....................................
Section 11.08 Successors and Assigns; Beneficiaries...........................
Section 11.09 Article and Section Headings....................................
Section 11.10 Notices to the Rating Agencies..................................
Section 11.11 Acknowledgement by Primary Servicer.............................


                                    EXHIBITS

Exhibit A-1       Form of Class A-1 Certificate
Exhibit A-2       Form of Class A-2 Certificate
Exhibit A-3       Form of Class A-3 Certificate
Exhibit A-4       Form of Class A-4 Certificate
Exhibit A-5       Form of Class A-1A Certificate
Exhibit A-6       Form of Class B Certificate
Exhibit A-7       Form of Class C Certificate
Exhibit A-8       Form of Class D Certificate
Exhibit A-9       Form of Class E Certificate
Exhibit A-10      Form of Class F Certificate
Exhibit A-11      Form of Class G Certificate
Exhibit A-12      Form of Class H Certificate
Exhibit A-13      Form of Class J Certificate
Exhibit A-14      Form of Class K Certificate
Exhibit A-15      Form of Class L Certificate
Exhibit A-16      Form of Class M Certificate
Exhibit A-17      Form of Class N Certificate
Exhibit A-18      Form of Class O Certificate
Exhibit A-19      Form of Class P Certificate
Exhibit A-20      Form of Class X-1 Certificate
Exhibit A-21      Form of Class X-2 Certificate
Exhibit A-22      Form of Class R Certificate
Exhibit A-23      Form of Class LR Certificate
Exhibit A-24      Form of Class S Certificate
Exhibit A-25      Form of Class PPL-1 Certificate
Exhibit A-26      Form of Class PPL-2 Certificate
Exhibit A-27      Form of Class PPL-3 Certificate
Exhibit A-28      Form of Class PPL-4 Certificate
Exhibit A-29      Form of Class PPL-5 Certificate
Exhibit A-30      Form of Class PPL-6 Certificate
Exhibit B         Mortgage Loan Schedule
Exhibit C         Form of Investment Representation Letter
Exhibit D-1       Form of Transfer Affidavit
Exhibit D-2       Form of Transferor Letter
Exhibit E         Form of Request for Release
Exhibit F         Form of ERISA Representation Letter
Exhibit G-1       Form of Statement to Certificateholders
Exhibit G-2       Form of Statement to Certificateholders Filed with the SEC
Exhibit H         Form of Omnibus Assignment
Exhibit I         Reserved
Exhibit J         Form of Confidentiality Agreement
Exhibit K         Form of Investor Certification
Exhibit L         Reserved
Exhibit M         Form of Purchase Option Notice
Exhibit N         Form of Transfer Certificate for Rule 144A Book-Entry
                  Certificate to Regulation S Book-Entry Certificate on or
                  Prior to the Release Date
Exhibit O         Form of Transfer Certificate for Rule 144A Book-Entry
                  Certificate to Regulation S Book-Entry Certificate After
                  the Release Date
Exhibit P         Form of Transfer Certificate for Regulation S Book-Entry
                  Certificate to Rule 144A Book-Entry Certificate on or Prior
                  to the Release Date
Exhibit Q         Form of Transfer Certificate for Transfers within
                  Regulation S Book-Entry Certificate on or Prior to the
                  Release Date
Exhibit R-1       Form of Transfer Certificate for Definitive Certificate to
                  Regulation S Book-Entry Certificate on or Prior to the
                  Release Date
Exhibit R-2       Form of Transfer Certificate for Definitive Certificate to
                  Regulation S Book-Entry Certificate After the Release Date
Exhibit S         Form of Transfer Certificate for Book-Entry Certificate to
                  Regulation S Definitive Certificate
Exhibit T         Supplemental Servicer Schedule
Exhibit U         Form of Certification to be Provided with Form 10-K
Exhibit V         Form of Certifications to be Provided to Depositor
Exhibit W-1       Form of Closing Date Certification
Exhibit W-2       Form of Initial Certification
Exhibit X         Form of Notice Relating to the Non-Serviced Whole Loan

                                    SCHEDULES

Schedule 1        Computerized Database Information
Schedule 2        Mortgage Loans Containing Additional Debt
Schedule 3        Mortgage Loans which Initially Pay Interest Only
Schedule 4        Mortgage Loans with Environmental Insurance Policies
Schedule 5        Rates to be Used in Determining Class X Pass-Through Rate
Schedule 6        Schedule of Controlling Holder and Operating Advisor

            This Pooling and Servicing Agreement (the "Agreement"), is dated and effective as of April 1, 2004, among GE COMMERCIAL MORTGAGE CORPORATION, as Depositor, WACHOVIA BANK, NATIONAL ASSOCIATION, as Servicer, LENNAR PARTNERS, INC., as Special Servicer, LASALLE BANK NATIONAL ASSOCIATION, as Trustee and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of commercial, multifamily and manufactured housing community mortgage loans. As provided herein, the Trustee shall elect or shall cause an election to be made to treat the Trust Fund (exclusive of the Excess Interest, the AFR/Bank of America Portfolio Loan REMIC Residual Interest and the Grantor Trust Distribution Account) for federal income tax purposes as three separate real estate mortgage investment conduits (the "Lower-Tier REMIC", the "Upper-Tier REMIC," and the "PPL Component Mortgage Loan REMIC", as defined below, each, a "REMIC").

            The AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio A-4 Note and the AFR/Bank of America Portfolio A-6 Note and certain other related assets will be treated as a separate REMIC (the "AFR/Bank of America Portfolio Loan REMIC") pursuant to the REMIC Declaration dated as of December 18, 2003, as amended and restated as of March 31, 2004 (the "REMIC Declaration"). The AFR/Bank of America Portfolio Loan REMIC Regular Interest, representing a 25% percentage interest in the "regular interest" designated therein will be held as an asset of the Lower-Tier REMIC and the AFR/Bank of America Portfolio Loan REMIC Residual Interest, representing a 25% percentage interest in the "residual interest" designated therein, will represent a pro rata portion of the sole class of residual interests in the AFR/Bank of America Portfolio Loan REMIC. The AFR/Bank of America Portfolio Loan REMIC Residual Interest will be represented by the Class LR Certificates.

            The Trustee will elect to treat the segregated pool of assets consisting of the PPL Component Mortgage Loan and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "PPL Component Mortgage Loan REMIC." The sole Class of "residual interests" in the PPL Component Mortgage Loan REMIC created hereunder will be represented by the Class LR Certificates. The Component Mortgage Loan REMIC Regular Interests will consist of the PPL Component Mortgage Loan REMIC Senior Regular Interest and the PPL Component Mortgage Loan REMIC Subordinate Regular Interests. The PPL Component Mortgage Loan REMIC Senior Regular Interest will not be certificated and will be held by the Lower-Tier REMIC. Each PPL Component Mortgage Loan REMIC Subordinate Regular Interest will be represented by a Class of Class PPL Certificates. The following table sets forth the initial PPL Component Mortgage Loan REMIC Senior Balance or PPL Component Mortgage Loan Subordinate Balance and the corresponding Component Mortgage Loan REMIC Regular Interest:

            The following table sets forth the initial PPL Mortgage Loan Subordinate Balances and the corresponding PPL Component Mortgage Loan REMIC Subordinate Regular Interests:

   Initial PPL Component Mortgage              Component Mortgage Loan
 Loan Senior or Subordinate Balance            REMIC Regular Interest
------------------------------------  -----------------------------------------
          $85,750,000                  Component Mortgage Loan Senior Regular
                                                      Interest
           $3,249,000                         Class PPL-1 Certificates
           $3,331,000                         Class PPL-2 Certificates
           $4,990,000                         Class PPL-3 Certificates
           $6,400,000                         Class PPL-4 Certificates
           $4,016,000                         Class PPL-5 Certificates
           $4,864,000                         Class PPL-6 Certificates

            As provided herein, the Trustee shall elect or shall cause an election to be made to treat the Majority Mortgage Loans, the AFR/Bank of America Portfolio Loan REMIC Regular Interest, the PPL Component Mortgage Loan REMIC Senior Regular Interest and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Lower-Tier REMIC." The Class LR Certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Uncertificated Lower-Tier Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Upper-Tier REMIC." The Class R Certificates will evidence the sole class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the Regular Certificates (other than the Class PPL Certificates) will be designated as a separate "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

            The portions of the Trust Fund consisting of the Excess Interest, the Grantor Trust Distribution Account and the AFR/Bank of America Portfolio Loan REMIC Residual Interest shall be treated as a grantor trust (the "Grantor Trust") for federal income tax purposes. The Class LR Certificates will represent the sole interests in the portion of the Grantor Trust representing the AFR/Bank of America Portfolio Loan REMIC Residual Interest under federal income tax law. The Class S Certificates will represent the sole interests in the portion of the Grantor Trust representing the Excess Interest under federal income tax law.

            The following table sets forth the designation, the pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or Notional Amount ("Original Notional Amount"), as applicable, and the initial ratings given each Class by the Rating Agencies (the "Original Ratings") for each Class of Certificates comprising interests in the Upper-Tier REMIC and the PPL Component Mortgage Loan REMIC created hereunder:

            UPPER-TIER REMIC AND PPL COMPONENT MORTGAGE LOAN REMIC

                                             Original
                                           Certificate
      Class        Pass-Through Rate   Balance or Notional    Original Rating
   Designation       (per annum)(1)           Amount         Fitch/Moody's/DBRS
----------------- ------------------- --------------------- --------------------
A-1(7).........           3.111%           $80,276,000          AAA/Aaa/AAA
A-2(7).........           4.119%          $125,753,000          AAA/Aaa/AAA
A-3(7).........           4.641%           $73,388,000          AAA/Aaa/AAA
A-4(7).........           4.893%          $574,549,000          AAA/Aaa/AAA
A-1A(7)........           4.528%          $309,097,000          AAA/Aaa/AAA
B..............           4.983%           $41,293,000           AA/Aa2/AA
C..............           5.022%           $17,205,000        AA-/Aa3/AA (low)
D..............           5.062%           $25,807,000             A/A2/A
E..............           5.131%           $15,485,000         A-/A3/A (low)
F..............           5.255%           $18,926,000      BBB+/Baa1/BBB (high)
G..............           5.326%           $17,205,000          BBB/Baa2/BBB
H..............           5.395%           $18,925,000      BBB-/Baa3/BBB (low)
J..............           5.177%           $10,323,000       BB+/Ba1/BB (high)
K..............           5.177%            $8,603,000           BB/Ba2/BB
L..............           5.177%            $6,882,000        BB-/Ba3/BB (low)
M..............           5.177%            $5,161,000         B+/B1/B (high)
N..............           5.177%            $5,162,000            NR/B2/B
O..............           5.177%            $3,441,000         NR/B3/B (low)
P..............           5.177%           $18,926,095            NR/NR/NR
X-1(7).........           0.053%        $1,376,407,095          AAA/Aaa/AAA
X-2(7).........           0.703%        $1,330,093,000          AAA/Aaa/AAA
PPL-1(6).......       5.2080%(7)            $3,249,000          BBB-/Baa3/NR
PPL-2(6).......       6.0510%(7)            $3,331,000          BBB-/Ba1/NR
PPL-3(6).......        6.520%(7)            $4,990,000           BB+/Ba2/NR
PPL-4(6).......       8.1540%(7)            $6,400,000           BB-/Ba3/NR
PPL-5(6).......       9.5450%(7)            $4,016,000            B+/B1/NR
PPL-6(6).......      10.4670%(7)            $4,864,000            B/B2/NR

------------------

(1) The Pass-Through Rate for any Distribution Date for each of the Class B, Class C, Class D, Class E, Class F, Class G, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be the lesser of
      (i) 4.983%, 5.022%, 5.062%, 5.131%, 5.255%, 5.326%, 5.177%, 5.177%,
      5.177%, 5.177%, 5.177%, 5.177% and 5.177% per annum, respectively, with respect to each of the Class B, Class C, Class D, Class E, Class F, Class G, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rates for the Class B, Class C, Class D, Class E, Class F, Class G, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for the first Distribution Date are 4.983%, 5.022%, 5.062%, 5.131%, 5.255%, 5.326%, 5.177%, 5.177%, 5.177%,
      5.177%, 5.177%, 5.177%, and 5.177% per annum, respectively.

(2) The Pass-Through Rate for any Distribution Date for the Class H Certificates shall be 5.395% per annum for the initial Distribution Date, and thereafter shall be the Weighted Average Net Mortgage Rate for such Distribution Date.

(3) The Pass-Through Rate for any Distribution Date for the Class X-1 and Class X-2 Certificates will be one-twelfth of the weighted average of the Class X-1 Strip Rates and the Class X-2 Strip Rates, respectively. The Pass-Through Rate of the Class X-1 and Class X-2 Certificates for the first Distribution Date is approximately 0.053% and 0.703% per annum, respectively.

(4) The Class X-1 and Class X-2 Certificates will not have Certificate Balances and will not be entitled to receive distributions of principal. Interest will accrue on the Components of such Classes at the Class X-1 Pass-Through Rate and Class X-2 Pass-Through Rate, respectively, on the Notional Amounts thereof. The Notional Amount of each Component for any Distribution Date will be equal to the Lower-Tier Principal Amount of the respective Uncertificated Lower-Tier Interest for such Distribution Date, which will be equal to (i) in the case of the Class B, Class C, Class D, Class K, Class M, Class N, Class O and Class P Components, the Certificate Balance of the Related Certificates as of the preceding Distribution Date (after giving effect to the distribution of principal and allocation of Collateral Support Deficit on such Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date, and (ii) in the case of the Class A-1-1, Class A-1-2, Class A-1-3, Class A-1-4, Class A-2-1, Class A-2-2, Class A-2-3, Class A-2-4, Class A-2-5, Class A-2-6, Class A-3-1, Class A-3-2, Class A-4-1, Class A-4-2, Class A-4-3, Class A-4-4, Class A-4-5, Class A-1A-1, Class A-1A-2, Class A-1A-3, Class A-1A-4, Class A-1A-5, Class A-1A-6, Class A-1A-7, Class A-1A-8, Class A-1A-9, Class A-1A-10, Class A-1A-11, Class A-1A-12, Class A-1A-13, Class A-1A-14, Class E-1, Class E-2, Class E-3, Class F-1, Class F-2, Class F-3, Class G-1, Class G-2, Class G-3, Class H-1, Class H-2, Class H-3, Class J-1, Class J-2, Class L-1 and Class L-2 Components, the respective amounts specified in the definitions thereof. The original Notional Amount of the Class X-1 and Class X-2 Certificates is $1,376,407,095 and $1,330,093,000,
      respectively.

(5) The Class R Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R Certificates.

(6) The Class PPL Certificates will evidence "regular interests" in the PPL Component Mortgage Loan REMIC.

(7) The rates set forth in the "Pass-Through Rate" column for each Class of Class PPL Certificates are expressed on the basis of a 360-day year and the actual number of days elapsed in the relevant month of accrual. For purposes of calculating the Pass-Through Rate of each Class of Class PPL Certificates for each Interest Accrual Period, each Pass-Through Rate will be converted to the annualized rate Administrative Cost Rate of interest at which interest would have to accrue on the Certificate Balance of each such Class of Certificates (on a basis of a 360-day year, consisting of twelve (12) 30-day months) in order to produce the aggregate amount of interest which actually accrues on such Class of Certificates for such Interest Accrual Period at the respective rates set forth in the "Pass-Through Rate" column.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class X-1 and Class X-2 Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interest" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates.

            The following table sets forth the initial principal amount (the "Original Lower-Tier Principal Amounts") and per annum rates of interest for the Uncertificated Lower-Tier Interests and the Class LR Certificates:

                                LOWER-TIER REMIC

       Class                            Original Lower-Tier
    Designation       Interest Rate      Principal Amount
------------------ ------------------- ---------------------
Class LA-1-1               (1)             10,153,000
Class LA-1-2               (1)             23,431,000
Class LA-1-3               (1)             26,812,000
Class LA-1-4               (1)             19,880,000
Class LA-2-1               (1)              7,396,000
Class LA-2-2               (1)             26,863,000
Class LA-2-3               (1)             25,752,000
Class LA-2-4               (1)             25,259,000
Class LA-2-5               (1)             32,363,000
Class LA-2-6               (1)              8,120,000
Class LA-3-1               (1)             58,998,000
Class LA-3-2               (1)             14,390,000
Class LA-4-1               (1)              9,272,000
Class LA-4-2               (1)             22,887,000
Class LA-4-3               (1)             46,949,000
Class LA-4-4               (1)             34,677,000
Class LA-4-5               (1)            460,764,000
Class LA-1A-1              (1)              3,471,000
Class LA-1A-2              (1)              6,964,000
Class LA-1A-3              (1)              7,866,000
Class LA-1A-4              (1)              7,632,000
Class LA-1A-5              (1)              7,562,000
Class LA-1A-6              (1)              8,351,000
Class LA-1A-7              (1)              8,247,000
Class LA-1A-8              (1)             17,271,000
Class LA-1A-9              (1)             59,557,000
Class LA-1A-10             (1)              5,378,000
Class LA-1A-11             (1)              5,145,000
Class LA-1A-12             (1)             14,332,000
Class LA-1A-13             (1)             29,296,000
Class LA-1A-14             (1)            128,025,000
Class LB                   (1)             41,293,000
Class LC                   (1)             17,205,000
Class LD                   (1)             25,807,000
Class LE-1                 (1)              5,257,000
Class LE-2                 (1)              7,428,000
Class LE-3                 (1)              2,800,000
Class LF-1                 (1)              7,638,000
Class LF-2                 (1)              8,450,000
Class LF-3                 (1)              2,838,000
Class LG-1                 (1)              5,717,000
Class LG-2                 (1)             10,231,000
Class LG-3                 (1)              1,257,000
Class LH-1                 (1)              2,489,000
Class LH-2                 (1)             11,294,000
Class LH-3                 (1)              5,142,000
Class LJ-1                 (1)              1,075,000
Class LJ-2                 (1)              9,248,000
Class LK                   (1)              8,603,000
Class LL-1                 (1)              4,372,000
Class LL-2                 (1)              2,510,000
Class LM                   (1)              5,161,000
Class LN                   (1)              5,162,000
Class LO                   (1)              3,441,000
Class LP                   (1)             18,926,000
Class LR                   (2)                  N/A

------------------

(1) The interest rate for each Class of Uncertificated Lower-Tier Interests shall be the Weighted Average Net Mortgage Rate.

(2) The Class LR Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Distribution Amount remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account).

            The Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5, Class LA-2-6, Class LA-3-1, Class LA-3-2, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4, Class LA-4-5, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-1A-14, Class LB, Class LC, Class LD, Class LE-1, Class LE-2, Class LE-3, Class LF-1, Class LF-2, Class LF-3, Class LG-1, Class LG-2, Class LG-3, Class LH-1, Class LH-2, Class LH-3, Class LJ-1, Class LJ-2, Class LK, Class LL-1, Class LL-2, Class LM, Class LN, Class LO and Class LP Uncertificated Lower-Tier Interests will evidence "regular interests" in the Lower-Tier REMIC created hereunder. The sole Class of "residual interest" in the Lower-Tier REMIC created hereunder will be evidenced by the Class LR Certificates.

            As of close of business on the Cut-off Date, the Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $1,403,257,096.

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, the following capitalized terms, unless the context otherwise requires, shall have the meanings specified in this Article.

            "Accrued Certificate Interest": With respect to each Distribution Date and each Class of Certificates (other than the Class S Certificates, Class X Certificates and the Residual Certificates), an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance of such Class outstanding immediately prior to such Distribution Date (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Certificate Balance as a result of allocations of Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). With respect to any Distribution Date and the Class X-1 or Class X-2 Certificates, as applicable, the amount equal to the sum of the Accrued Component Interest for the related Interest Accrual Period for all of their respective Components for such Distribution Date. Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Accrued Component Interest": With respect to each Component of the Class X-1 and Class X-2 Certificates for any Distribution Date, one month's interest at the Class X-1 Strip Rate or Class X-2 Strip Rate applicable to such Component for such Distribution Date, accrued on the related Notional Amount of such Component, outstanding immediately prior to such Distribution Date; provided that, for interest accrual purposes any distributions in reduction of Notional Amount or reductions in Notional Amount as a result of allocations of Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period. Accrued Component Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

            "Additional Debt": With respect to any Mortgage Loan, any debt owed by the related Mortgagor to a party other than the lender under such Mortgage Loan as of the Closing Date as set forth on Schedule 2 hereto, as increased or decreased from time to time pursuant to the terms of the related subordinate Mortgage Loan documents (including any subordination agreement).

            "Adjusted Net Mortgage Rate": With respect to any Mortgage Loan (or, in the case of the PPL Component Mortgage Loan, the PPL Component Mortgage Loan Senior Component) or REO Loan for any Distribution Date, the annualized rate at which interest would have to accrue thereon on a 30/360 Basis during the most recently ended calendar month in order to produce the actual amount of interest accrued (or, if such Mortgage Loan, PPL Component Mortgage Loan Senior Component or REO Loan, as the case may be, is prepaid, in whole or in part, or otherwise liquidated during such calendar month, that otherwise would have accrued) in respect of such Mortgage Loan, PPL Component Mortgage Loan Senior Component or REO Loan, as the case may be, at the related Net Mortgage Rate in effect for such Mortgage Loan, PPL Component Mortgage Loan Senior Component or REO Loan during such calendar month. Such rate shall be calculated by multiplying (i) the Net Mortgage Rate by (ii) the actual number of days of accrued interest for the related period for such Mortgage Loan, PPL Component Mortgage Loan Senior Component or REO Loan, as the case may be, divided by 30.

            "Administrative Cost Rate": The sum of the Servicing Fee Rate (and, in the case of any Non-Serviced Mortgage Loan, the related Non-Serviced Mortgage Loan Primary Servicing Fee Rate) and the Trustee Fee Rate, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse REMIC Event": As defined in Section 10.01(f).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "AFR/Bank of America Portfolio A/B Agreement Among Noteholders":
That certain intercreditor agreement, dated as of December 18, 2003, by and among the holders of the AFR/Bank of America Portfolio A Notes and the holder of the AFR/Bank of America Portfolio B Note, as from time to time amended, supplemented or modified including, without limitation, by the AFR/Bank of America Portfolio Waiver Letter.

            "AFR/Bank of America Portfolio A Notes": Collectively, the AFR/Bank of America Portfolio A-1 Note, the AFR/Bank of America Portfolio A-2 Note, the AFR/Bank of America Portfolio A-3 Note, the AFR/Bank of America Portfolio A-4 Note, the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio A-6 Note.

            "AFR/Bank of America Portfolio A Notes Intercreditor Agreement":
That certain intercreditor agreement, dated as of December 18, 2003, by and among the holders of the AFR/Bank of America Portfolio A Notes, in each case, relating to the relative rights of such holders, as the same may be further amended, modified or supplemented from time to time.

            "AFR/Bank of America Portfolio A-1 Note": With respect to the AFR/Bank of America Portfolio Whole Loan, the related promissory note made by the AFR/Bank of America Portfolio Mortgagor and secured by the Mortgage on the AFR/Bank of America Portfolio Mortgaged Property and designated as Promissory Note A-1, which is not included in the Trust and which is senior in right of payment to the AFR/Bank of America Portfolio B Note and pari passu in right of payment to the AFR/Bank of America Portfolio A-2 Note, the AFR/Bank of America Portfolio A-3 Note, the AFR/Bank of America Portfolio A-4 Note, the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio A-6 Note, as provided in the AFR/Bank of America Portfolio Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "AFR/Bank of America Portfolio A-2 Note": With respect to the AFR/Bank of America Portfolio Whole Loan, the related promissory note made by the AFR/Bank of America Portfolio Mortgagor and secured by the Mortgage on the AFR/Bank of America Portfolio Mortgaged Property and designated as Promissory A-2 Note, which is not included in the Trust and which is senior in right of payment to the AFR/Bank of America Portfolio B Note and pari passu in right of payment to the AFR/Bank of America Portfolio A-1 Note, the AFR/Bank of America Portfolio A-3 Note, the AFR/Bank of America Portfolio A-4 Note, the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio A-6 Note, as provided in the AFR/Bank of America Portfolio Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "AFR/Bank of America Portfolio A-3 Note": With respect to the AFR/Bank of America Portfolio Whole Loan, the related promissory note made by the AFR/Bank of America Portfolio Mortgagor and secured by the Mortgage on the AFR/Bank of America Portfolio Mortgaged Property and designated as Promissory A-3 Note, which is not included in the Trust and which is senior in right of payment to the AFR/Bank of America Portfolio B Note and pari passu in right of payment to the AFR/Bank of America Portfolio A-1 Note, the AFR/Bank of America Portfolio A-2 Note, the AFR/Bank of America Portfolio A-4 Note, the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio A-6 Note, as provided in the AFR/Bank of America Portfolio Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "AFR/Bank of America Portfolio A-4 Note": With respect to the AFR/Bank of America Portfolio Whole Loan, the related promissory note made by the AFR/Bank of America Portfolio Mortgagor and secured by the Mortgage on the AFR/Bank of America Portfolio Mortgaged Property and designated as Promissory A-4 Note, which is not included in the Trust and which is senior in right of payment to the AFR/Bank of America Portfolio B Note and pari passu in right of payment to the AFR/Bank of America Portfolio A-1 Note, the AFR/Bank of America Portfolio A-2 Note, the AFR/Bank of America Portfolio A-3 Note, the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio A-6 Note, as provided in the AFR/Bank of America Portfolio Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "AFR/Bank of America Portfolio A-6 Note": With respect to the AFR/Bank of America Portfolio Whole Loan, the related promissory note made by the AFR/Bank of America Portfolio Mortgagor and secured by the Mortgage on the AFR/Bank of America Portfolio Mortgaged Property and designated as Promissory A-6 Note, which is not included in the Trust and which is senior in right of payment to the AFR/Bank of America Portfolio B Note and pari passu in right of payment to the AFR/Bank of America Portfolio A-1 Note, the AFR/Bank of America Portfolio A-2 Note, the AFR/Bank of America Portfolio A-3 Note, the AFR/Bank of America Portfolio A-4 Note and the AFR/Bank of America Portfolio Mortgage Loan, as provided in the AFR/Bank of America Portfolio Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "AFR/Bank of America Portfolio B Note": With respect to the AFR/Bank of America Portfolio Whole Loan, the related promissory note made by the AFR/Bank of America Portfolio Mortgagor and secured by the Mortgage on the AFR/Bank of America Portfolio Mortgaged Property and designated as Promissory Note B, which is not included in the Trust, and is subordinated in right of payment to the related AFR/Bank of America Portfolio A Notes as provided in the AFR/Bank of America Portfolio Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "AFR/Bank of America Portfolio Co-Lender Agreement": With respect to the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Pari Passu Loans, collectively, (i) the AFR/Bank of America Portfolio A/B Agreement Among Noteholders, and (ii) the AFR/Bank of America Portfolio A Notes Intercreditor Agreement.

            "AFR/Bank of America Portfolio Depositor": The "depositor" under the AFR/Bank of America Portfolio Pooling Agreement, which as of the date hereof is GMAC Commercial Mortgage Securities Inc.

            "AFR/Bank of America Portfolio Fiscal Agent": The "fiscal agent" under the AFR/Bank of America Portfolio Pooling Agreement, which as of the date hereof is ABN AMRO Bank N.V.

            "AFR/Bank of America Portfolio Loan REMIC": The REMIC that was created pursuant to the REMIC Declaration and that is constituted by the AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio A-4 Note and the AFR/Bank of America Portfolio A-6 Note, proceeds thereof, including amounts with respect to the AFR/Bank of America Portfolio Mortgage Loan held in the Certificate Account and the Distribution Account, and a beneficial interest in any AFR/Bank of America Portfolio Mortgaged Property acquired under the AFR/Bank of America Portfolio Pooling Agreement.

            "AFR/Bank of America Portfolio Loan REMIC Interests": Collectively, the AFR/Bank of America Portfolio Loan REMIC Residual Interest and the AFR/Bank of America Portfolio Loan REMIC Regular Interest.

            "AFR/Bank of America Portfolio Loan REMIC Loans": The AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio Note A-4 and the AFR/Bank of America Portfolio Note A-6.

            "AFR/Bank of America Portfolio Loan REMIC Regular Interest": A 25% undivided interest in the uncertificated "regular interest," within the meaning of Code Section 860G(a)(1), in the AFR/Bank of America Portfolio Loan REMIC, and designated as "Regular Interest Percentage A-5." The principal balance of the AFR/Bank of America Portfolio Loan REMIC Regular Interest shall equal the outstanding Stated Principal Balance of the AFR/Bank of America Portfolio Mortgage Loan (or, if applicable, the deemed Stated Principal Balance of any successor REO Loan). Payments of principal, interest and prepayment premiums received on or in respect of the AFR/Bank of America Portfolio Mortgage Loan (or any beneficial interest in any related Mortgaged Property) shall be deemed distributable on the AFR/Bank of America Portfolio Loan REMIC Regular Interest, and other collections of amounts received on or in respect of the AFR/Bank of America Portfolio Mortgage Loan shall be deemed distributable to the Trust Fund other than on the AFR/Bank of America Portfolio Loan REMIC Regular Interest.

            "AFR/Bank of America Portfolio Loan REMIC Residual Interest": A 25% interest in the sole class of "residual interest," within the meaning of Code
Section 860G(a)(2), in the AFR/Bank of America Portfolio Loan REMIC and designated as "Residual Interest Percentage A-5." The AFR/Bank of America Portfolio Loan REMIC Residual Interest shall be beneficially owned by the Holders of the Class LR Certificates and represented by the Class LR Certificates.

            "AFR/Bank of America Portfolio Mortgage": The Mortgage securing the AFR/Bank of America Whole Loan.

            "AFR/Bank of America Portfolio Mortgage Loan": With respect to the AFR/Bank of America Portfolio Whole Loan, the related promissory note made by the AFR/Bank of America Portfolio Mortgagor and secured by the Mortgage on the AFR/Bank of America Portfolio Mortgaged Property and designated as Promissory A-5 Note, which is included in the Trust and which is senior in right of payment to the AFR/Bank of America Portfolio B Note and pari passu in right of payment to the AFR/Bank of America Portfolio A-1 Note, the AFR/Bank of America Portfolio A-2 Note and the AFR/Bank of America Portfolio A-3 Note, the AFR/Bank of America Portfolio A-4 Note and the AFR/Bank of America Portfolio A-6 Note, as provided in the AFR/Bank of America Portfolio Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "AFR/Bank of America Portfolio Mortgaged Property": The property or properties which secure the AFR/Bank of America Portfolio Whole Loan.

            "AFR/Bank of America Portfolio Nonrecoverable Servicing Advance":
Any "Nonrecoverable Servicing Advance" (as defined in the AFR/Bank of America Portfolio Pooling Agreement) made with respect to the AFR/Bank of America Portfolio Mortgage Loan pursuant to and in accordance with the AFR/Bank of America Portfolio Pooling Agreement.

            "AFR/Bank of America Portfolio Noteholders": Collectively, the holders of the Mortgage Note for the AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio Pari Passu Loans and the AFR/Bank of America Portfolio B Note.

            "AFR/Bank of America Portfolio Notes": Collectively, the AFR/Bank of America Portfolio A-1 Note, the AFR/Bank of America Portfolio A-2 Note, the AFR/Bank of America Portfolio A-3 Note, the AFR/Bank of America Portfolio A-4 Note, the AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio A-6 Note and the AFR/Bank of America Portfolio B Note.

            "AFR/Bank of America Portfolio Pari Passu Loans": For so long as the AFR/Bank of America Portfolio Mortgage Loan or a successor REO Mortgage Loan with respect to the AFR/Bank of America Portfolio Mortgage Loan is part of the Mortgage Pool, the AFR/Bank of America Portfolio A-1 Note, the AFR/Bank of America Portfolio A-2 Note, the AFR/Bank of America Portfolio A-3 Note, the AFR/Bank of America Portfolio A-4 Note and the AFR/Bank of America Portfolio A-6 Note. The AFR/Bank of America Portfolio Pari Passu Loans are not included in the Trust.

            "AFR/Bank of America Portfolio Pooling Agreement": The pooling and servicing agreement dated as of December 1, 2003 among the AFR/Bank of America Portfolio Depositor, the AFR/Bank of America Portfolio Servicer, the AFR/Bank of America Portfolio Special Servicer, the AFR/Bank of America Portfolio Trustee and the AFR/Bank of America Portfolio Fiscal Agent, as from time to time amended, supplemented or modified.

            "AFR/Bank of America Portfolio Primary Servicing Fee Rate": The "Servicing Fee Rate" applicable to the AFR/Bank of America Portfolio Mortgage Loan as defined in the AFR/Bank of America Portfolio Pooling Agreement.

            "AFR/Bank of America Portfolio Servicer": The "master servicer" under the AFR/Bank of America Portfolio Pooling Agreement, which as of the date hereof is GMAC Commercial Mortgage Corporation.

            "AFR/Bank of America Portfolio Special Servicer": The "special servicer" of the AFR/Bank of America Portfolio Whole Loan under the AFR/Bank of America Portfolio Pooling Agreement, which as of the date hereof is Midland Loan Services, Inc.

            "AFR/Bank of America Portfolio Trustee": The "trustee" under the AFR/Bank of America Portfolio Pooling Agreement, which as of the date hereof is LaSalle Bank National Association.

            "AFR/Bank of America Portfolio Waiver Letter": The letter agreement dated as of January 30, 2004, by the beneficial owners of certain Classes (or portions thereof) of Class S-AFR Certificates, which represent certain certificated beneficial ownership interests in the AFR/Bank of America Portfolio B Note and issued pursuant to the AFR/Bank of America Portfolio Pooling Agreement, notifying the AFR/Bank of America Portfolio Trustee that each such owner has waived its respective rights under Section 3.18(b) of the AFR/Bank of America Portfolio Pooling Agreement and Section 11(c) of the AFR/Bank of America Portfolio A/B Agreement Among Noteholders to exercise the purchase options described therein with respect to any or all of the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Pari Passu Loans. The Directing Certificateholder is a third-party beneficiary of such letter agreement.

            "AFR/Bank of America Portfolio Whole Loan": The AFR/Bank of America Portfolio Mortgage Loan, together with the AFR/Bank of America Portfolio Pari Passu Loans and the AFR/Bank of America Portfolio B Note. References herein to the AFR/Bank of America Portfolio Whole Loan shall be construed to refer to the aggregate indebtedness under the AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio Pari Passu Loans and the AFR/Bank of America Portfolio B Note.

            "Agent": As defined in Section 5.02(d)(i)(A).

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Anticipated Prepayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

            "Applicable State and Local Tax Law": For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York, (b) the tax laws of the State of Illinois and (c) such other state or local tax laws whose applicability shall have been brought to the attention of the Trustee by either (i) an opinion of counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

            "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64.

            "Appraisal Reduction": For any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as to which an Appraisal Reduction Event has occurred, an amount calculated by the Special Servicer prior to the first Determination Date following the date the Special Servicer receives or performs the required Appraisal equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan over (b) the excess of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (1) by one or more Appraisals (the costs of which shall be paid by the Servicer as an Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, a Trust Fund expense) with respect to any such Mortgage Loan or Serviced Whole Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan or Serviced Whole Loan) as applicable, with an outstanding principal balance equal to or in excess of $2,000,000 or (2) by an internal valuation performed by the Special Servicer (unless the Special Servicer elects to obtain an Appraisal with the consent of the Directing Certificateholder or the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved and no Control Appraisal Period has occurred), as applicable) with respect to any such Mortgage Loan or Serviced Whole Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan or Serviced Whole Loan) as applicable, with an outstanding principal balance less than $2,000,000 and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan or Serviced Whole Loan over (ii) the sum of, as of the Due Date occurring in the month of such Distribution Date, (A) to the extent not previously advanced by the Servicer or the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan or Serviced Whole Loan at a per annum rate equal to its Mortgage Rate (or in the case of any Serviced Whole Loan, the weighted average of its Mortgage Rates), (B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan or Serviced Whole Loan, (C) all unpaid Servicing Fees (to the extent not duplicative of any amounts listed above) and Special Servicing Fees and (D) all currently due and unpaid real estate taxes, assessments, insurance premiums and ground rents and all other amounts due and unpaid with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable); provided, however, without limiting the Special Servicer's obligation to order and obtain such Appraisal, if the Special Servicer has not obtained the Appraisal or valuation, as applicable, referred to above within 90 days of the Appraisal Reduction Event (or with respect to the reduction event set forth in clause (ii) of the definition of Appraisal Reduction Event, within such 120 days set forth therein), the amount of the Appraisal Reduction shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or Serviced Whole Loan until such time as such Appraisal or internal valuation referred to above is received and the Appraisal Reduction is calculated. Within 90 days after the Appraisal Reduction Event, the Special Servicer shall order and receive an Appraisal (the cost of which shall be paid as a Servicing Advance) or, in the event such Servicing Advance would be a Nonrecoverable Advance, a Trust Fund expense) or an internal valuation; provided, however, that with respect to an Appraisal Reduction Event as set forth in clause (ii) of the definition of Appraisal Reduction Event, the Special Servicer shall order and receive such Appraisal or internal valuation within the 120 day period set forth in such clause (ii), which Appraisal or internal valuation shall be delivered by the Special Servicer to the Servicer, the Trustee, the Directing Certificateholder, the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) and the Trustee shall deliver such Appraisal or internal valuation to each other Holder of a Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificate who requests such Appraisal or internal valuation in writing within 15 days of receipt by the Trustee of such Appraisal or internal valuation from the Special Servicer. The Special Servicer shall report the Appraisal Reduction Amount to the Trustee and the Servicer (and, with respect to any Serviced Whole Loan, the holders of any Serviced Pari Passu Loan and Serviced B Note).

            With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan or Serviced Whole Loan has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan), and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding 12 months), the Special Servicer shall, (a) within 30 days of each annual anniversary of the related Appraisal Reduction Event, (b) at such time as the Special Servicer has notice of a material change in the condition of the related Mortgaged Property or (c) at such time as the Special Servicer has notice of a material defect in such Appraisal or internal valuation, as applicable, order an Appraisal or conduct an internal valuation, as applicable, (which may be an update of a prior Appraisal or internal valuation), the cost of which shall be paid by the Servicer as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, a Trust Fund expense. Based upon such Appraisal or internal valuation, the Special Servicer shall redetermine and report to the Trustee and the Servicer (and, with respect to any Serviced Whole Loan, the holders of any Serviced Pari Passu Loan and Serviced B
Note) the amount of the Appraisal Reduction with respect to such Mortgage Loan or Serviced Whole Loan and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan or Serviced Whole Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or internal valuation with respect to a Mortgage Loan or Serviced Whole Loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an Appraisal or internal valuation, as applicable, with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior Appraisal or internal valuation, as applicable, in calculating any Appraisal Reduction with respect to such Mortgage Loan or Serviced Whole Loan; provided the Special Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of such Appraisal or internal valuation, as applicable.

            Any Appraisal Reduction in respect of any Non-Serviced Mortgage Loan shall be calculated by the related Non-Serviced Mortgage Loan Servicer in accordance with and pursuant to the terms of the applicable Non-Serviced Mortgage Loan Pooling Agreement.

            Any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan previously subject to an Appraisal Reduction which becomes a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

            Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction related to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or the related REO Property will be reduced to zero as of the date the related Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

            "Appraisal Reduction Amount": With respect to any Distribution Date,
(i) with respect to the Certificates, an amount equal to the product of (a) the applicable per annum Pass-Through Rate (i.e., for any month, one-twelfth of the Pass-Through Rate) on the Class of Certificates to which the Appraisal Reduction is allocated (or each such Pass-Through Rate if such Appraisal Reduction is allocated to more than one such Class), and (b) the sum of all Appraisal Reductions with respect to such Distribution Date (or, if such Appraisal Reduction is allocated to more than one Class of Certificates, the portion thereof allocated to each such Class) or (ii) with respect to each Mortgage Loan for such Distribution Date, an amount calculated by the Special Servicer (who shall inform the Servicer of the amount so calculated on the related Determination Date) equal to the product of (a) the weighted average of the applicable per annum Pass-Through Rates (i.e., for any month, one-twelfth of the Pass-Through Rate) on the Classes of Certificates to which the Appraisal Reductions for all Mortgage Loans (and, in the case of the Non-Serviced Mortgage Loans, the appraisal reductions effected under the related Non-Serviced Mortgage Loan Pooling Agreement during the applicable period) are allocated, weighted on the basis of the amount of Appraisal Reductions allocated to each such Class, and (b) the Appraisal Reduction with respect to such Mortgage Loan with respect to such Distribution Date.

            "Appraisal Reduction Event": With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the earliest of (i) the third anniversary of the date on which the first extension of the Maturity Date of such Mortgage Loan or Serviced Whole Loan becomes effective as a result of a modification of such Mortgage Loan or Serviced Whole Loan by the Special Servicer pursuant to the terms hereof, which extension does not decrease the amount of Monthly Payments on such Mortgage Loan or Serviced Whole Loan,
(ii) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan or Serviced Whole Loan, (iii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan or Serviced Whole Loan, or a change in any other material economic term of such Mortgage Loan or Serviced Whole Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan or Serviced Whole Loan by the Special Servicer, (iv) 30 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related Mortgaged Property, (v) immediately after the Servicer or the Special Servicer receives notice that the related Mortgagor has declared bankruptcy (but no later than 30 days after such declaration of bankruptcy), (vi) 30 days after the date on which an involuntary petition of bankruptcy is filed with respect to a Mortgagor, (vii) 30 days after an uncured delinquency occurs in respect of a Balloon Payment with respect to such Mortgage Loan or Serviced Whole Loan unless the Mortgagor has delivered to the Servicer or the Special Servicer on the related Maturity Date a written refinancing commitment reasonably satisfactory in form and substance to the Special Servicer which provides that such refinancing will occur within 60 days and (viii) immediately after such Mortgage Loan or Serviced Whole Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero. The Special Servicer shall notify the Servicer, the Trustee, the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) and the Directing Certificateholder promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": With respect to any Mortgaged Property (other than the Mortgaged Property securing any Non-Serviced Mortgage Loan), the appraised value thereof as determined by an Appraisal of the Mortgaged Property securing the related Mortgage Loan or Serviced Whole Loan made by an Independent MAI appraiser selected by the Servicer or Special Servicer, as applicable, or in connection with an Appraisal Reduction, a valuation meeting the requirements of clause (b)(i)(A)(2) of the definition of "Appraisal Reduction." With respect to any Non-Serviced Mortgaged Property, the portion of the appraisal value allocable thereto, as determined pursuant to the related Non-Serviced Mortgage Loan Pooling Agreement.

            "Asset Status Report": As defined in Section 3.21(d).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Scheduled Payment": For any Collection Period and with respect to any REO Loan or Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the Due Date occurring in the related Collection Period based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment with respect to the related Mortgage Loan or REO Loan has not become due, after giving effect to any modification of such Mortgage Loan, and (b) interest on the Stated Principal Balance of such Mortgage Loan or REO Loan, as applicable, at the applicable Mortgage Rate (net of interest at the Servicing Fee Rate and, if applicable, the related Non-Serviced Mortgage Loan Primary Servicing Fee Rate).

            "Authenticating Agent": The Trustee or any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.01.

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (without duplication):

            (a) the aggregate amount relating to the Trust Fund on deposit in the Certificate Account and the Lower-Tier Distribution Account (exclusive of any investment income contained therein) as of 12 noon (New York City time) on the related P&I Advance Date (including any amounts to be transferred from a Serviced Whole Loan Custodial Account on such day), exclusive of (without duplication):

            (i) all Monthly Payments paid by the Mortgagors that are due on a Due Date following the end of the related Collection Period;

            (ii) all Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Collection Period), Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other unscheduled recoveries received after the end of the related Collection Period;

            (iii) all amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii)-(xvii), (xix) and (xx) of
      Section 3.05(a);

            (iv) all amounts payable or reimbursable to any Person from the Lower-Tier Distribution Account pursuant to clauses (ii), (iii) and (iv) of Section 3.05(b);

            (v) Excess Interest;

            (vi) all Prepayment Premiums and Yield Maintenance Charges;

            (vii) all amounts deposited in the Certificate Account in error; and

            (viii) with respect to the Interest Reserve Loans and any Distribution Date relating to each Interest Accrual Period ending in (1) each January or (2) any December in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of such Interest Reserve Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate (without giving effect to the second proviso of the definition thereof) to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to
      Section 3.25;

            (b) if and to the extent not already included in clause (a) above, the aggregate amount transferred from the REO Account to the Certificate Account for such Distribution Date pursuant to Section 3.16(c) and the aggregate amount transferred from each Serviced Whole Loan Custodial Account to the Certificate Account pursuant to Section 3.04(b);

            (c) the aggregate amount of any P&I Advances made by the Servicer, the Trustee or the Fiscal Agent, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (net of the related Trustee Fee with respect to the Mortgage Loans for which such P&I Advances are made);

            (d) for the Distribution Date occurring in each March, the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to Section 3.25(b);

            (e) all funds released from the Excess Liquidation Proceeds Reserve Account for distribution on such Distribution Date; and

            (f) with respect to each Non-Serviced Mortgage Loan, any Balloon Payment received by the Trustee from the related Non-Serviced Mortgage Loan Servicer on or before the related P&I Advance Date;

provided, however, that the Available Distribution Amount will not include any amounts allocable to the PPL Component Mortgage Subordinate Components. The Available Distribution Amount will include amounts allocable to the PPL Component Mortgage Loan Senior Component as provided in Section 4.01(k).

Notwithstanding the investment of funds held in the Certificate Account pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            "B Note": Any of the AFR/Bank of America Portfolio B Note, the Stonebriar Plaza B Note or the Clarendon Heights B Note.

            "Balloon Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

            "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

            "Bank of America Sub-Servicing Agreement": The Sub-Servicing Agreement between the Servicer and Bank of America, N.A.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, a fraction (not greater than 1) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be zero.

            "Book-Entry Certificate": Any Rule 144A Book-Entry Certificate or Regulation S Book-Entry Certificate.

            "Breach": As defined in Section 2.03(b).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, the office of the Certificate Registrar or the city and state in which the Corporate Trust Office of the Trustee or principal place of business of the Servicer or the Special Servicer is located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2004-C2, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Account": The custodial account or accounts created and maintained by the Servicer pursuant to Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders, into which the amounts set forth in
Section 3.04(a) shall be deposited directly. Any such account or accounts shall at all times be an Eligible Account.

            "Certificate Balance": With respect to any Class of Certificates (other than the Residual Certificates, the Class S Certificates and the Class X Certificates), (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

            "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class pursuant to Section 4.06(a).

            "Certificate Factor": With respect to any Class of Certificates, as of any date of determination, a fraction, expressed as a decimal carried to at least 8 places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related Original Certificate Balance.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Servicer, the Special Servicer, the Depositor, the Fiscal Agent or any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, if such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations as Servicer, Special Servicer, the Depositor or the Fiscal Agent, as applicable, hereunder; provided, however, so long as there is no Event of Default with respect to the Servicer or the Special Servicer, the Servicer and Special Servicer shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party's compensation or increase its obligations or liabilities hereunder; and, provided, further, however, that such restrictions shall not apply to the exercise of the Special Servicer's rights (or the Servicer's rights, if any) or any of their Affiliates as a member of the Controlling Class. Additionally, for purposes of determining if the requisite consents of Certificateholders under Section 11.01(b) have been obtained, any Certificate beneficially owned by a Mortgage Loan Seller or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent), and the consent rights to which such Certificateholder would otherwise be entitled shall not be taken into account in determining whether the requisite consents necessary to effect any amendment under Section 11.01(b) have been obtained with respect to amendments that are significantly modifying the permitted activities of the Trust. The Trustee shall be entitled to request and rely upon a certificate of the Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certification": As defined in Section 4.02(d).

            "Clarendon Heights B Note": With respect to the Clarendon Heights Whole Loan, the related promissory note made by the Clarendon Heights Mortgagor and secured by the Mortgage on the Clarendon Heights Mortgaged Property and designated as Promissory Note B, which is not included in the Trust, which is subordinated in right of payment to the Clarendon Heights Mortgage Loan as provided in the Clarendon Heights Co-Lender Agreement.

            "Clarendon Heights Co-Lender Agreement": With respect to the Clarendon Heights Whole Loan, the related intercreditor agreement by and between the Clarendon Heights Noteholders relating to the relative rights of such holders of the respective Clarendon Heights Mortgage Loan and the Clarendon Heights B Note, as the same may be amended from time to time in accordance with the terms thereof.

            "Clarendon Heights Mortgage Loan": With respect to the Clarendon Heights Whole Loan, the related promissory note made by the Clarendon Heights Mortgagor and secured by the Mortgage on the Clarendon Heights and designated as Promissory Note A, which is included in the Trust and which is senior in right of payment to the Clarendon Heights B Note as provided in the Clarendon Heights Co-Lender Agreement.

            "Clarendon Heights Mortgaged Property": The property or properties which secure the Clarendon Heights Whole Loan.

            "Clarendon Heights Noteholders": Collectively, the holder of the Mortgage Note for the Clarendon Heights Mortgage Loan and the Clarendon Heights B Note.

            "Clarendon Heights Whole Loan": The Clarendon Heights Mortgage Loan, together with the Clarendon Heights B Note. References herein to the Clarendon Heights Whole Loan shall be construed to refer to the aggregate indebtedness under the Clarendon Heights Mortgage Loan and the Clarendon Heights B Note.

            "Class": With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates or Uncertificated Lower-Tier Interests bearing the same alphabetical (and, if applicable, numerical) Class designation.

            "Class A Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificate.

            "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, in the form of Exhibit A-1 hereto.

            "Class A-1-1 Component": One of the 53 Components of the Class X-1 Certificates having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1-1 Uncertificated Interest.

            "Class A-1-2 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1-2 Uncertificated Interest.

            "Class A-1-3 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1-3 Uncertificated Interest.

            "Class A-1-4 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1-4 Uncertificated Interest.

            "Class A-1 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 3.11%.

            "Class A-1A Certificate": A Certificate designated as "Class A-5" on the face thereof, in the form of Exhibit A-5 hereto.

            "Class A-1A-1 Component": One of the 53 Components of the Class X-1 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-1 Uncertificated Interest.

            "Class A-1A-2 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-2 Uncertificated Interest.

            "Class A-1A-3 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-3 Uncertificated Interest.

            "Class A-1A-4 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-4 Uncertificated Interest.

            "Class A-1A-5 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-5 Uncertificated Interest.

            "Class A-1A-6 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-6 Uncertificated Interest.

            "Class A-1A-7 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-7 Uncertificated Interest.

            "Class A-1A-8 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-8 Uncertificated Interest.

            "Class A-1A-9 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-9 Uncertificated Interest.

            "Class A-1A-10 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-10 Uncertificated Interest.

            "Class A-1A-11 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-11 Uncertificated Interest.

            "Class A-1A-12 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-12 Uncertificated Interest.

            "Class A-1A-13 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-13 Uncertificated Interest.

            "Class A-1A-14 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-14 Uncertificated Interest.

            "Class A-1A Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 4.528%.

            "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, in the form of Exhibit A-2 hereto.

            "Class A-2-1 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2-1 Uncertificated Interest.

            "Class A-2-2 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2-2 Uncertificated Interest.

            "Class A-2-3 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2-3 Uncertificated Interest.

            "Class A-2-4 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2-4 Uncertificated Interest.

            "Class A-2-5 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2-5 Uncertificated Interest.

            "Class A-2-6 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2-6 Uncertificated Interest.

            "Class A-2 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 4.119%.

            "Class A-3 Certificate": A Certificate designated as "Class A-3" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class A-3-1 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-3-1 Uncertificated Interest.

            "Class A-3-2 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-3-2 Uncertificated Interest.

            "Class A-3 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 4.641%.

            "Class A-4 Certificate": A Certificate designated as "Class A-4" on the face thereof, in the form of Exhibit A-4 hereto.

            "Class A-4-1 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-4-1 Uncertificated Interest.

            "Class A-4-2 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-4-2 Uncertificated Interest.

            "Class A-4-3 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-4-3 Uncertificated Interest.

            "Class A-4-4 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-4-4 Uncertificated Interest.

            "Class A-4-5 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-4-5 Uncertificated Interest.

            "Class A-4 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 4.893%.

            "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class B Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LB Uncertificated Interest.

            "Class B Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 4.983%.

            "Class B through Class D Components": The Class B Component, Class C Component and Class D Component.

            "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-7 hereto.

            "Class C Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LC Uncertificated Interest.

            "Class C Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.022%.

            "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-8 hereto.

            "Class D Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LD Uncertificated Interest.

            "Class D Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.062%.

            "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-9 hereto.

            "Class E-1 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LE-1 Uncertificated Interest.

            "Class E-2 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LE-2 Uncertificated Interest.

            "Class E-3 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LE-3 Uncertificated Interest.

            "Class E Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.130%.

            "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-10 hereto.

            "Class F-1 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LF-1 Uncertificated Interest.

            "Class F-2 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LF-2 Uncertificated Interest.

            "Class F-3 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LF-3 Uncertificated Interest.

            "Class F Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.255%.

            "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-11 hereto.

            "Class G-1 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LG-1 Uncertificated Interest.

            "Class G-2 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LG-2 Uncertificated Interest.

            "Class G-3 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LG-3 Uncertificated Interest.

            "Class G Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.326%.

            "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-12 hereto.

            "Class H-1 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LH-1 Uncertificated Interest.

            "Class H-2 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LH-2 Uncertificated Interest.

            "Class H-3 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LH-3 Uncertificated Interest.

            "Class H Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-13 hereto.

            "Class J-1 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LJ-1 Uncertificated Interest.

            "Class J-2 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LJ-2 Uncertificated Interest.

            "Class J Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.177%.

            "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-14 hereto.

            "Class K Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LK Uncertificated Interest.

            "Class K Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.177%.

            "Class L Certificate": A Certificate designated as "Class L" on the face thereof, in the form of Exhibit A-15 hereto.

            "Class L-1 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LL-1 Uncertificated Interest.

            "Class L-2 Component": One of the 53 Components of the Class X-1 Certificates and one of the 47 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LL-2 Uncertificated Interest.

            "Class L Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.177%.

            "Class LA-1-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-3 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-4 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-3 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-4 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-5 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-6 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-3 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-4 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-5 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-3 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-4 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-5 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-6 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-7 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-8 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-9 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-10 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-11 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-12 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-13 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-14 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-3 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-3 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-3 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-3 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LO Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LP Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-23 hereto.

            "Class M Certificate": A Certificate designated as "Class M" on the face thereof, in the form of Exhibit A-16 hereto.

            "Class M Component": One of the 53 Components of the Class X-1 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LM Uncertificated Interest.

            "Class M Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.177%.

            "Class M through Class P Components": The Class M Component, Class N Component, Class O Component and Class P Component.

            "Class N Certificate": A Certificate designated as "Class N" on the face thereof, in the form of Exhibit A-17 hereto.

            "Class N Component": One of the 53 Components of the Class X-1 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LN Uncertificated Interest.

            "Class N Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.177%.

            "Class O Certificate": A Certificate designated as "Class O" on the face thereof, in the form of Exhibit A-18 hereto.

            "Class O Component": One of the 53 Components of the Class X-1 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LO Uncertificated Interest.

            "Class O Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.177%.

            "Class P Certificate": A Certificate designated as "Class P" on the face thereof, in the form of Exhibit A-19 hereto.

            "Class P Component": One of the 53 Components of the Class X-1 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LP Uncertificated Interest.

            "Class P Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) 5.177%.

            "Class PPL Certificates": Each of the Class PPL-1, Class PPL-2, Class PPL-3, Class PPL-4, Class PPL-5 and Class PPL-6 Certificates.

            "Class PPL Pass-Through Rate": With respect to any Distribution Date and any Class of Class PPL Certificates, the rate per annum set forth in the Preliminary Statement hereto.

            "Class PPL-1 Certificate": Any one of the Certificates with a "Class PPL-1" designation on the face thereof, substantially in the form of Exhibit A-25 attached hereto, and evidencing a "regular interest" in the PPL Component Mortgage Loan REMIC for purposes of the REMIC Provisions.

            "Class PPL-2 Certificate": Any one of the Certificates with a "Class PPL-2" designation on the face thereof, substantially in the form of Exhibit A-26 attached hereto, and evidencing a "regular interest" in the PPL Component Mortgage Loan REMIC for purposes of the REMIC Provisions.

            "Class PPL-3 Certificate": Any one of the Certificates with a "Class PPL-3" designation on the face thereof, substantially in the form of Exhibit A-27 attached hereto, and evidencing a "regular interest" in the PPL Component Mortgage Loan REMIC for purposes of the REMIC Provisions.

            "Class PPL-4 Certificate": Any one of the Certificates with a "Class PPL-4" designation on the face thereof, substantially in the form of Exhibit A-28 attached hereto, and evidencing a "regular interest" in the PPL Component Mortgage Loan REMIC for purposes of the REMIC Provisions.

            "Class PPL-5 Certificate": Any one of the Certificates with a "Class PPL-5" designation on the face thereof, substantially in the form of Exhibit A-29 attached hereto, and evidencing a "regular interest" in the PPL Component Mortgage Loan REMIC for purposes of the REMIC Provisions.

            "Class PPL-6 Certificate": Any one of the Certificates with a "Class PPL-6" designation on the face thereof, substantially in the form of Exhibit A-30 attached hereto, and evidencing a "regular interest" in the PPL Component Mortgage Loan REMIC for purposes of the REMIC Provisions.

            "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-22 hereto.

            "Class S Certificate": A Certificate designated as "Class S" on the face thereof, in the form of Exhibit A-24 hereto.

            "Class Unpaid Interest Shortfall": As to any Distribution Date and any Class of Regular Certificates (other than the Class PPL Certificates), the excess, if any, of (a) the sum of (i) the Distributable Certificate Interest in respect of such Class for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such Class on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such Class on such immediately preceding Distribution Date. As to any Distribution Date and the PPL Component Mortgage Loan Senior Component or any Class of Class PPL Certificates, the excess, if any, of (a) the sum of (i) the Distributable PPL Component Mortgage Loan Certificate Interest in respect of such PPL Component Mortgage Loan Component or Class for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such PPL Component Mortgage Loan Component or Class on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such PPL Component Mortgage Loan Component or Class on such immediately preceding Distribution Date. The Class Unpaid Interest Shortfall with respect to the PPL Component Mortgage Loan Component or any Class of Certificates as of the initial Distribution Date is zero. No interest shall accrue on Class Unpaid Interest Shortfalls.

            "Class X Certificate": Any Class X-1 or Class X-2 Certificate.

            "Class X-1 Certificate": A Certificate designated as "Class X-1" on the face thereof, in the form of Exhibit A-20 hereto.

            "Class X-1 Notional Amount": For any date of determination, the aggregate of the Lower-Tier Principal Amounts of the Uncertificated Lower-Tier Interests as of the preceding Distribution Date (after giving effect to the distributions of principal on such Distribution Date), and in the case of the first Distribution Date, as of the Closing Date.

            "Class X-1 Strip Rate": With respect to any Class of Components (other than Components that are also Class X-2 Components) for any Distribution Date, the (i) the Weighted Average Net Mortgage Rate for such Distribution Date over (ii) the Pass-Through Rate for such Component. With respect to each of the Class of Components that are also Class X-2 Components (A) for any Distribution Date occurring on or before the related Class X-2 Component Crossover Date, the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date over (ii) the sum of (x) the Pass-Through Rate for such Component and (y) the rate per annum corresponding to such Distribution Date as set forth in Schedule 5 attached hereto, and (B) for any Distribution Date occurring after the related Class X-2 Component Crossover Date, the excess, if any, of (i) the Weighted Average Net Mortgage rate for such Distribution Date over the (ii) Pass-Through Rate for such Component. In no event will any Class X-1 Strip Rate be less than zero.

            "Class X-2 Certificate": A Certificate designated as "Class X-2" on the face thereof, in the form of Exhibit A-21 hereto.

            "Class X-2 Component": Each of the Class A-1-2 Component, the Class A-1-3 Component, the Class A-1-4 Component, the Class A-2-1 Component, the Class A-2-2 Component, the Class A-2-3 Component, the Class A-2-4 Component, the Class A-2-5 Component, the Class A-2-6 Component, the Class A-3-1 Component, the Class A-3-2 Component, the Class A-4-1 Component, the Class A-4-2 Component, the Class A-4-3 Component, the Class A-4-4 Component, the Class A-4-5 Component, the Class A-1A-2 Component, the Class A-1A-3 Component, the Class A-1A-4 Component, the Class A-1A-5 Component, the Class A-1A-6 Component, the Class A-1A-7 Component, the Class A-1A-8 Component, the Class A-1A-9 Component, the Class A-1A-10 Component, the Class A-1A-11 Component, the Class A-1A-12 Component, the Class A-1A-13 Component, the Class A-1A-14 Component, the Class B Component, the Class C Component, the Class D Component, the Class E-1 Component, the Class E-2 Component, the Class E-3 Component, the Class F-1 Component, the Class F-2 Component, the Class F-3 Component, the Class G-1 Component, the Class G-2 Component, the Class G-3 Component, the Class H-1 Component, the Class H-2 Component, the Class H-3 Component, the Class J-1 Component, the Class J-2 Component, the Class K Component, the Class L-1 Component and the Class L-2 Component.

            "Class X-2 Component Crossover Date": (i) With respect to the Class A-1-2 and Class A-1A-2 Components, the Distribution Date occurring in April 2005; (ii) with respect to the Class A-1-3 and Class A-1A-3 Components, the Distribution Date occurring in October 2005; (iii) with respect to the Class A-1-4, Class A-1A-4, Class A-2-1 and Class L-1 Components, the Distribution Date occurring in April 2006; (iv) with respect to the Class A-1A-5, Class A-2-2, Class J-1 and Class K and Class L-2 Components, the Distribution Date occurring in October 2006; (v) with respect to the Class A-1A-6, Class A-2-3, Class H-1 and Class J-2 Components, the Distribution Date occurring in April 2007; (vi) with respect to the Class A-1A-7, Class A-2-4 and Class H-2 Components, the Distribution Date occurring in October 2007; (vii) with respect to the Class A-1A-8, Class A-2-5, Glass G-1 and Class H-3 Components, the Distribution Date occurring in April 2008; (viii) with respect to the Class A-1A-9, Class A-2-6, Class A-3-1 and Class G-2 Components, the Distribution Date occurring in October 2008; (ix) with respect to the Class A-1A-10, Class A-3-2, Class A-4-1, Class F-1 and Class G-3 Components, the Distribution Date occurring in April 2009; (x) with respect to the Class A-1A-11, Class A-4-2 and Class F-2 Components, the Distribution Date occurring in October 2009; (xi) with respect to the Class A-1A-12, Class A-4-3, Class E-1 and Class F-3 Components, the Distribution Date occurring in April 2010; (xii) with respect to the Class A-1A-13, Class A-4-4, Class E-2 Components, the Distribution Date occurring in October 2011; and
(xiii) with respect to the Class A-1A-14, Class A-4-5, Class B, Class C, Class D and Class E-3 Components, the Distribution Date occurring in April 2011.

            "Class X-2 Notional Amount": With respect to any Distribution Date, the aggregate of the Notional Amounts of the Class X-2 Components as of the close of business on the preceding Distribution Date, excluding those Class X-2 Components for which the Class X-2 Component Crossover Date has previously passed.

            "Class X-2 Strip Rate": With respect to each of the Class X-2 Components (A) for any Distribution Date occurring on or before the related Class X-2 Component Crossover Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in
Schedule 5 attached hereto and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Component, and
(B) for any Distribution Date occurring after the related Class X-2 Component Crossover Date, 0%. In no event will any Class X-2 Strip rate be less than zero.

            "Clearstream": Clearstream Banking, societe anonyme.

            "Closing Date": April 22, 2004.

            "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Directing Certificateholder.

            "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

            "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

            "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Investor Reporting Package": Collectively:

            (a) the following six electronic files: (i) CMSA Loan Setup File,
(ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File; and

            (b) the following nine supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List, (viii) CMSA NOI Adjustment Worksheet and (ix) the CMSA Loan Level Reserve-LOC Report.

            "CMSA Loan Level Reserve-LOC Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve-LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

            "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable, and the Trustee.

            "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable, and the Trustee.

            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, is acceptable to the Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

            "CMSA Operating Statement Analysis Report": A report substantially in the form of, and contain the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer.

            "CMSA Property File": The monthly report substantially in the form of, and containing the information called for, in the downloadable form of the "CMSA Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Servicer Watch List": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Supplemental Servicer Reports": The CMSA Delinquent Loan Status Report, the CMSA Historical Loan Modification and Corrected Mortgage Loan Report, the CMSA Historical Liquidation Report, the CMSA REO Status Report, the CMSA Servicer Watch List, the CMSA NOI Adjustment Worksheet, the CMSA Comparative Financial Status Report, the CMSA Loan Level Reserve-LOC Report and the CMSA Operating Statement Analysis Report.

            "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

            "Co-Lender Agreement": Any of the Tysons Corner Center Co-Lender Agreement, the AFR/Bank of America Portfolio Co-Lender Agreement, the Stonebriar Plaza Co-Lender Agreement or the Clarendon Heights Co-Lender Agreement, as applicable.

            "Collateral Support Deficit": As defined in Section 4.04. A Collateral Support Deficit in respect of the AFR/Bank of America Portfolio Mortgage Loan shall be a Collateral Support Deficit in respect of the AFR/Bank of America Portfolio Loan REMIC Regular Interest.

            "Collection Period": With respect to any Distribution Date and any Mortgage Loan, the period commencing on the day following the Determination Date occurring in the month preceding the month in which such Distribution Date occurs (and, in the case of the first Distribution Date, the period commencing on the Cut-off Date) and ending on and including the Determination Date occurring in the month in which such Distribution Date occurs.

            "Commission": The Securities and Exchange Commission.

            "Compensating Interest Payment": As defined in Section 3.19(a).

            "Component": Any of the Class A-1-1 Component, the Class A-1-2 Component, the Class A-1-3 Component, the Class A-1-4 Component, the Class A-1A-1 Component, the Class A-1A-2 Component, the Class A-1A-3 Component, the Class A-1A-4 Component, the Class A-1A-5 Component, the Class A-1A-6 Component, the Class A-1A-7 Component, the Class A-1A-8 Component, the Class A-1A-9 Component, the Class A-1A-10 Component, the Class A-1A-11 Component, the Class A-1A-12 Component, the Class A-1A-13 Component, the Class A-2-1 Component, the Class A-2-2 Component, the Class A-2-3 Component, the Class A-2-4 Component, the Class A-2-5 Component, the Class A-2-6 Component, the Class A-3-1 Component, the Class A-3-2 Component, the Class A-4-1 Component, the Class A-4-2 Component, the Class A-4-3 Component, the Class A-4-4 Component, the Class A-4-5 Component, the Class B Component, the Class C Component, the Class D Component, the Class E-1 Component, the Class E-2 Component, the Class E-3 Component, the Class F-1 Component, the Class F-2 Component, the Class F-3 Component, the Class G-1 Component, the Class G-2 Component, the Class G-3 Component, the Class H-1 Component, the Class H-2 Component, the Class H-3 Component, the Class J-1 Component, the Class J-2 Component, the Class K Component, the Class L-1 Component, the Class L-2 Component, the Class M Component, the Class N Component, the Class O Component and the Class P Component.

            "Condemnation Proceeds": All proceeds paid in connection with the full or partial condemnation of a Mortgaged Property, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in accordance with the Servicing Standard (in the case of the Non-Serviced Mortgage Loan, to the extent of any portion of such amounts received by the Trustee or the Servicer pursuant to the related Co-Lender Agreement).

            "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates (other than the Class X and the Class PPL Certificates) then outstanding that has a then aggregate Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class of Certificates. As of the Closing Date, the Controlling Class will be the Class P Certificates.

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such Holder (or Certificate Owner).

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--GECMC 2004-C2.

            "Corrected Mortgage Loan": Any Specially Serviced Loan as to which
(a) with respect to the circumstances described in clauses (i) and (ii) of the definition of Servicing Transfer Event, the related Mortgagor has brought the Specially Serviced Loan current and thereafter made three consecutive full and timely Monthly Payments (for such purposes taking into account any modification or amendment of such Specially Serviced Loan); provided that no additional default is foreseeable in the good faith judgment of the Special Servicer), (b) with respect to the circumstances described in clauses (iii), (iv), (v), (vi) or
(viii) of the definition of Servicing Transfer Event, such circumstances cease to exist in the good faith judgment of the Special Servicer and (c) with respect to the circumstances described in clause (vii) of the definition of Servicing Transfer Event, such default has been cured, provided, that, in each case no other Servicing Transfer Event is continuing with respect thereto.

            "Corresponding PPL Component Mortgage Loan Subordinate Component" and "Corresponding Class of Class PPL Certificates": The related PPL Component Mortgage Loan Subordinate Components and Class of Class PPL Certificates set forth below:

                                                  Corresponding Class
          PPL Component Mortgage Loan                of Class PPL
             Subordinate Component                    Certificate
  -------------------------------------------     -------------------
  PPL Component Mortgage Loan PPL-A Component         Class PPL-1
  PPL Component Mortgage Loan PPL-B Component         Class PPL-2
  PPL Component Mortgage Loan PPL-C Component         Class PPL-3
  PPL Component Mortgage Loan PPL-D Component         Class PPL-4
  PPL Component Mortgage Loan PPL-E Component         Class PPL-5
  PPL Component Mortgage Loan PPL-F Component         Class PPL-6

            "Credit File": Any documents, other than documents required to be part of the related Mortgage File, in the possession of the Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property, including, without limitation, the original or copy of all environmental reports, the original or a copy of any major tenant lease, the original or copy of any environmental indemnity agreement and the original or copy of any management agreement.

            "Cross-Collateralized Mortgage Loan": Any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan.

            "Cross-Collateralized Group": The Cross-Collateralized Mortgage Loans which are cross-collateralized and cross-defaulted with each other.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, either of the Mortgage Loan Sellers or an Affiliate of any of them. The Trustee shall be the initial Custodian.

            "Cut-off Date": April 1, 2004.

            "Cut-off Date Principal Balance": With respect to any Mortgage Loan (other than the PPL Component Mortgage Loan), Serviced Pari Passu Loan or Serviced B Note, the outstanding principal balance of such Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note, as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received but without regard to any prepayments received on or prior to the Cut-off Date. With respect to the PPL Component Mortgage Loan, the outstanding principal balance of the PPL Component Mortgage Loan Senior Component as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received but without regard to any prepayments received on or prior to the Cut-off Date.

            "DBRS": Dominion Bond Rating Service Limited, or any successor thereto.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan (or, in the case of the PPL Component Mortgage Loan, the PPL Component Mortgage Loan Senior Component) and as of any date of determination, and calculated without regard to any cross-collateralization feature of such Mortgage Loan (or, in the case of the PPL Component Mortgage Loan, the PPL Component Mortgage Loan Senior Component), the ratio of (x) the Net Cash Flow (before payment of any debt service on such Mortgage Loan (or, in the case of the PPL Component Mortgage Loan, the PPL Component Mortgage Loan Senior Component)) generated by the related Mortgaged Property or Mortgaged Properties during the most recently ended period of not more than twelve (12) months or less than three (3) months for which financial statements (whether or not audited) have been received by or on behalf of a Mortgage Loan Seller (prior to the Closing Date), or the Servicer or the Special Servicer (following the Closing Date), to (y) the product of the amount of the Monthly Payment in effect for such Mortgage Loan (or, in the case of the PPL Component Mortgage Loan, the PPL Component Mortgage Loan Senior Component) as of such date of determination, multiplied by the number of months represented in the financial statements. The Servicer may, in accordance with CMSA reporting standards, report Net Cash Flow with respect to each Mortgaged Property where one or more Mortgage Loans are secured by multiple Mortgaged Properties; provided, however, that for purposes of determining Debt Service Coverage Ratio compliance, calculations shall be made at the Mortgage Loan or Serviced Whole Loan level and, provided, further, that with respect to the Mortgage Loans indicated on Schedule 3, which pay interest only for a specified period of time set forth in the related loan documents and then pay principal and interest, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the amortization schedule indicated on Schedule 3).

            "Default Interest": With respect to any Mortgage Loan or Serviced Whole Loan which is in default pursuant to the terms of the related loan documents for any related Collection Period, all interest accrued in respect of such Mortgage Loan or Serviced Whole Loan during such Collection Period provided for in the related Mortgage Note or Mortgage as a result of the related default (exclusive of Late Payment Charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan or Serviced Whole Loan outstanding from time to time during such Collection Period.

            "Defaulted Mortgage Loan": A Mortgage Loan that is delinquent at least sixty days in respect of its Monthly Payments or more than thirty days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defect": As defined in Section 2.02(e).

            "Deficient Valuation": With respect to any Mortgage Loan or Serviced Whole Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan or Serviced Whole Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificate": As defined in Section 5.01(a).

            "Denomination": As defined in Section 5.01(a).

            "Depositor": GE Commercial Mortgage Corporation, a Delaware corporation, or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules": As defined in Section 5.02(b).

            "Determination Date": With respect to any Distribution Date, the earlier of (i) the 6th day of the month in which such Distribution Date occurs or, if such 6th day is not a Business Day, the immediately preceding Business Day, and (ii) the 4th Business Day prior to the related Distribution Date.

            "Directing Certificateholder": The Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt by the Trustee of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. Delaware Securities Holdings, Inc., a Delaware corporation, shall be the initial Directing Certificateholder, without necessity of further notice or selection.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of the REO Property pursuant to Section 3.18), the use of such REO Property in a trade or business conducted by the Trust Fund or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit),
(ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the PPL Component Mortgage Loan REMIC or the AFR/Bank of America Portfolio Loan REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Distribution Date, as to any Class of Regular Certificates (other than the Class PPL Certificates), the Accrued Certificate Interest in respect of such Class of Regular Certificates for such Distribution Date, reduced (to not less than zero) by (i) such Class's share of the Uncovered Prepayment Interest Shortfall for such Distribution Date and (ii) by any allocations to such Class of Certificates (other than in the case of the Class X Certificates) of any Certificate Deferred Interest for such Distribution Date.

            "Distributable PPL Component Mortgage Loan Certificate Interest": In respect of the PPL Component Mortgage Loan Components, an amount equal to the PPL Component Mortgage Loan Accrued Component Interest in respect of each PPL Component Mortgage Loan Component reduced by such component's allocable share of any Uncovered Prepayment Interest Shortfall on the PPL Component Mortgage Loan for such Distribution Date.

            "Distribution Account": The segregated account created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered Holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, Distribution Account," which account shall be deemed to consist of, collectively, the PPL Component Mortgage Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Grantor Trust Distribution Account. The Distribution Account shall at all times be an Eligible Account.

            "Distribution Date": The 10th day of any month or, if such 10th day is not a Business Day, the Business Day immediately following such 10th day, commencing on May 10, 2004.

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due, (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

            "EDGAR": The Commission's Electronic Data Gathering and Retrieval System.

            "Eligible Account": Either (a) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) (i) the long-term unsecured debt obligations of which are rated at least (A) "Aa3" by Moody's, or, if not rated by Moody's, at least "Aa3" or its equivalent by another nationally recognized statistical rating agency if the deposits are to be held in such account 30 days or more,
(B) "AA-" by Fitch, if the deposits are to be held in the account more than 30 days (C) "AA (low)" by DBRS, or if not rated by DBRS, an equivalent rating such as those listed above by at least two other nationally-recognized statistical rating organizations (which may include S&P, Fitch and/or Moody's) and (D) to the extent that S&P is rating a securitization transaction into which a Serviced Pari Passu Loan is deposited and such account relates to the related Serviced Whole Loan, "AA-" by S&P (or A+ by S&P if such institution's short term rating is at least A-1), or (ii) the short-term unsecured debt obligations of which have a short-term rating of not less than (A) "P-1" from Moody's, or, if not rated by Moody's, at least "P-1" or its equivalent by another nationally recognized statistical rating agency if the deposits are to be held in such account for less than 30 days, (B) "F-1" by Fitch, if the deposits are held in the account for 30 days or less (C) "R-1 (middle)" by DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by at least two other nationally-recognized statistical rating organizations (which may include S&P, Fitch and/or Moody's), in the case of accounts in which funds are held for 30 days or less and (D) to the extent that S&P is rating a securitization transaction into which a Serviced Pari Passu Loan is deposited and such account relates to the related Serviced Whole Loan, "A-1" from S&P, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates (and, in the case of an account that relates to a Serviced Whole Loan, to any class of related Serviced Pari Passu Loan Securities) that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn by reason thereof, (b) a segregated account or accounts maintained with Deutsche Bank so long as it is rated at least (i) "A1" by Moody's or, if not rated by Moody's, at least "Aa3" or its equivalent by another nationally recognized statistical rating agency, (ii) "A+" by Fitch (or, if not rated by Fitch, at least "AA-" or its equivalent by another nationally recognized statistical rating agency), (iii) "AA (low)" by DBRS or if not rated by DBRS, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations, and (iv) to the extent that S&P is rating a securitization transaction into which a Serviced Pari Passu Loan is deposited and such account relates to the related Serviced Whole Loan, "AA-" by S&P, or
(c) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b). Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

            "Eligible Investor": Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (ii) an Institutional Accredited Investor, or (iii) in the case of the Regular Certificates (other than the ERISA Restricted Certificates (without giving effect to clause (b)(ii) of such definition)), in the case of ownership or transfer of an interest in any Regulation S Book-Entry Certificate, a Person acquiring such interest pursuant to Regulation S in accordance with all applicable procedures herein.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the Fannie Mae Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Loans as to which the related Mortgaged Property is a multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Loans as to which the related Mortgaged Property is a non-multifamily property, and including investigation of lead based paint, radon and asbestos.

            "Environmental Insurance Policy": With respect to any Loan, any insurance policy covering Insured Environmental Events that is maintained from time to time in respect of such Loan or the related Mortgaged Property.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Prohibited Holder": As defined in Section 5.02(d)(i)(A).

            "ERISA Restricted Certificate": Any Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class PPL-3, Class PPL-4, Class PPL-5 or Class PPL-6 Certificate; provided, that any such Certificate (a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit transfer of such Certificate to a Plan (in the case of clause (ii), as evidenced by an Opinion of Counsel).

            "Escrow Payment": Any payment received by the Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground lease rents and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Euroclear": The Euroclear System and its successors.

            "Event of Default": One or more of the events described in
Section 7.01(a).

            "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such Mortgage Loan after the Anticipated Prepayment Date allocable to the Excess Rate, including all interest accrued thereon. The Excess Interest shall not be an asset of the AFR/Bank of America Portfolio Loan REMIC or of the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Liquidation Proceeds": With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the excess of
(i) Liquidation Proceeds of that Mortgage Loan or Serviced Whole Loan or related REO Property net of any related Liquidation Expenses, Advances and interest on Advances over (ii) the amount that would have been received if payment in full had been made with respect to such Mortgage Loan or Serviced Whole Loan on the Due Date immediately following the date on which such proceeds were received.

            "Excess Liquidation Proceeds Reserve Account": The account, accounts or sub-account created and maintained by the Trustee, which may be a sub-account of the Distribution Account, pursuant to Section 3.04(c) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, for the benefit of Holders of GE Commercial Mortgage Corporation, Mortgage Pass-Through Certificates, Series 2004-C2, Excess Liquidation Proceeds Reserve Account." Any such account shall at all times be an Eligible Account. The Excess Liquidation Proceeds Reserve Account shall be an asset of the Lower-Tier REMIC.

            "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

            "Fannie Mae": Fannie Mae or any successor thereto.

            "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

            "FEMA": Federal Emergency Management Agency or any successor thereto.

            "Final Recovery Determination": A good faith reasonable determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by either Mortgage Loan Seller pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, by the Directing Certificateholder, the Special Servicer or the Servicer pursuant to Section 3.18(b), or by the Special Servicer or the Servicer pursuant to Section 9.01 or, in the case of a Serviced Whole Loan, a holder of any related Serviced Pari Passu Loan or Serviced B Note or its designee pursuant to the related Co-Lender Agreement) that there has been a recovery of all Insurance Proceeds and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that will ultimately be recoverable.

            "Fiscal Agent": ABN AMRO Bank N.V., a Netherlands banking corporation and an affiliate of the Trustee, in its capacity as fiscal agent and its successors in interest, or any successor or fiscal agent appointed as herein provided.

            "Fitch": Fitch, Inc. and its successors in interest.

            "Freddie Mac": Freddie Mac or any successor thereto.

            "GACC": German American Capital Corporation.

            "GECC Mortgage Loan": Any Mortgage Loan sold by General Electric Capital Corporation to the Depositor.

            "GEMSA": GEMSA Loan Services, L.P. and its successors in interest.

            "GEMSA Sub-Servicing Agreement": The Sub-Servicing Agreement between the Servicer and GEMSA.

            "Grantor Trust": A segregated asset pool within the Trust Fund consisting of (i) the Excess Interest and related amounts held from time to time in the Grantor Trust Distribution Account, and (ii) the AFR/Bank of America Portfolio Loan REMIC Residual Interest and related amounts held from time to time in the Grantor Trust Distribution Account.

            "Grantor Trust Distribution Account": The trust account or accounts created and maintained as a separate account or accounts, which may be a sub-account of the Distribution Account, by the Trustee pursuant to Section 3.04(b), which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered Holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, Grantor Trust Distribution Account," and which must be an Eligible Account or maintained as a sub-account of the Distribution Account. The Grantor Trust Distribution Account shall not be an asset of the AFR/Bank of America Portfolio Loan REMIC or of the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Ground Lease": In the case of any Loan for which the related Mortgagor has a leasehold interest in the related Mortgaged Property, the lease agreement creating such leasehold interest.

            "Group 1 Mortgage Loan" shall mean any Mortgage Loan (or, in the case of the PPL Component Mortgage Loan, the PPL Component Mortgage Loan Senior Component) identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

            "Group 2 Mortgage Loan" shall mean any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Trustee, the Fiscal Agent, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the PPL Controlling Holder, the holder of any Serviced Pari Passu Loan or Serviced B Note and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the PPL Controlling Holder, the holder of any Serviced Pari Passu Loan or Serviced B Note or any Affiliate thereof and (iii) is not connected with the Trustee, the Fiscal Agent, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the PPL Controlling Holder, the holder of any Serviced Pari Passu Loan or Serviced B Note or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trustee, the Fiscal Agent, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the PPL Controlling Holder, the holder of any Serviced Pari Passu Loan or Serviced B Note or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Trustee, the Fiscal Agent, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the PPL Controlling Holder, the holder of any Serviced Pari Passu Loan or Serviced B Note or any Affiliate thereof, as the case may be, provided, further, that such ownership constitutes less than 1% of the total assets owned by such Person.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the PPL Component Mortgage Loan REMIC or the Lower-Tier REMIC within the meaning of Section 856(d)(3) of the Code if the PPL Component Mortgage Loan REMIC or the Lower-Tier REMIC were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Fiscal Agent, the Servicer, the holder of any Serviced Pari Passu Loan or Serviced B Note or the Trust, delivered to the Trustee, the Fiscal Agent and the Servicer), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the PPL Component Mortgage Loan REMIC or the Lower-Tier REMIC is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that the Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause
(i) unless an Opinion of Counsel has been delivered to the Trustee (and, if any Serviced Whole Loan is affected, to the holders of any related Serviced Pari Passu Loan or Serviced B Note) to that effect) or (ii) any other Person (including the Servicer and the Special Servicer) upon receipt by the Trustee and the Servicer (and, if any Serviced Whole Loan is affected, by the holders of any related Serviced Pari Passu Loan or Serviced B Note) of an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer, the Trust Fund or the holder of any Serviced Pari Passu Loan or Serviced B Note, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Certification Date": As defined in Section 2.02(b).

            "Initial Purchasers": Banc of America Securities LLC and Deutsche Bank Securities Inc.

            "Institutional Accredited Investor": As defined in
Section 5.02(b).

            "Insurance Proceeds": All proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in accordance with the Servicing Standard (or, with respect to a Non-Serviced Mortgage Loan, to the extent received pursuant to the related Co-Lender Agreement).

            "Insurance Policy": With respect to any Mortgage Loan or Serviced Whole Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or Serviced Whole Loan or the related Mortgaged Property.

            "Insured Environmental Event": As defined in Section 3.07(f).

            "Interest Accrual Period": With respect to any Class of Regular Certificates, Uncertificated Lower-Tier Interests or PPL Component Mortgage Loan REMIC Regular Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, calculated assuming that each month has 30 days and each year has 360 days.

            "Interest Distribution Amount": With respect to any Class of Regular Certificates (other than the Class PPL Certificates) or the Uncertificated Lower-Tier Interests for any Distribution Date, an amount equal to the sum of the Distributable Certificate Interest and the Class Unpaid Interest Shortfall with respect to such Class of Regular Certificates or Uncertificated Lower-Tier Interests for such Distribution Date.

            "Interest Reserve Account": The trust account created and maintained by the Trustee pursuant to Section 3.25 in the name of "LaSalle Bank National Association, as Trustee, in trust for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, Interest Reserve Account" or maintained as a sub-account of the Distribution Account into which the amounts set forth in Section 3.25 shall be deposited directly and which must at all times be an Eligible Account.

            "Interest Reserve Loans": The Actual/360 Mortgage Loans and, in the case of the AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio Loan REMIC Regular Interest.

            "Interested Person": The Depositor, the Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Representation Letter": As defined in Section 5.02(b).

            "Late Collections": With respect to any Mortgage Loan or Serviced Whole Loan, all amounts received thereon during any Collection Period (or the related grace period), whether as payments, Insurance Proceeds and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan or Serviced Whole Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period (including any grace period), whether as Insurance Proceeds and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan or Serviced Whole Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan or Serviced Whole Loan by reason of default) on a Due Date in a previous Collection Period and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

            "Late Payment Charges": With respect to any Mortgage Loan or Serviced Whole Loan, amounts due to the Servicer (which accrued on non-Specially Serviced Loans) or the Special Servicer (which accrued on Specially Serviced Loans), which represent charges for late payments paid by a Mortgagor pursuant to the loan documents.

            "Lennar": Lennar Partners, Inc., a Florida corporation, or its successors in interest.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan (or related REO Loan) is repurchased by the applicable Mortgage Loan Seller pursuant to Section 3 of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Directing Certificateholder or the Special Servicer pursuant to Section 3.18(c); (v) such Mortgage Loan is purchased by the Special Servicer or the Servicer pursuant to Section 9.01(b) or acquired by the Sole Certificateholder in exchange for its Certificates pursuant to Section 9.01(d); (vi) in the case of the PPL Component Mortgage Loan, such Mortgage Loan is purchased by the PPL Controlling Holder; (vii) such Mortgage Loan is purchased by the related mezzanine lender pursuant to the related intercreditor agreement; (viii) in the case of a Whole Loan, such Mortgage Loan is purchased by a holder of a B Note or its designee pursuant to the related Co-Lender Agreement; or (ix) in the case of a Non-Serviced Whole Loan, such Mortgage Loan is purchased pursuant to the related Non-Serviced Mortgage Loan Pooling Agreement. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property or (ii) such REO Property is purchased by the Servicer or the Special Servicer pursuant to Section 9.01.

            "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Special Servicer in connection with the liquidation of any Specially Serviced Loan or REO Property pursuant to
Section 3.09 or 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": A fee payable to the Special Servicer with respect to (a) each Specially Serviced Loan as to which the Special Servicer receives a full or discounted payoff with respect thereto from the related Mortgagor or any Liquidation Proceeds with respect thereto (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Loan, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to clauses (iii), (iv) (except to the extent set forth in clause (b) below), (v), (vi), (vii) or (viii) of the definition of Liquidation Proceeds and (b) each Mortgage Loan repurchased by the Mortgage Loan Seller after the expiration of the applicable time period provided for in the first sentence of Section 2.03(b).

            "Liquidation Fee Rate": A rate equal to 1.0%.

            "Liquidation Proceeds": Cash amounts (other than Insurance Proceeds and Condemnation Proceeds and REO Revenues) received by or paid to the Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Defaulted Mortgage Loan by the Directing Certificateholder, the PPL Controlling Holder or the Special Servicer, as applicable, pursuant to Section 3.18(c); (iv) the repurchase of a Mortgage Loan (or related REO Loan) by the applicable Mortgage Loan Seller pursuant to Section 3 of the related Mortgage Loan Purchase Agreement; (v) the purchase of a Mortgage Loan or REO Property by the Special Servicer or the Servicer pursuant to Section 9.01; (vi) the purchase of a mortgage loan by the related mezzanine lender pursuant to the related intercreditor agreement; (vii) in the case of a Whole Loan, the purchase of the related Mortgage Loan by a holder of a related B Note or its designee, as applicable, pursuant to the related Co-Lender Agreement; or (viii) in the case of a Non-Serviced Whole Loan, the purchase of the related Mortgage Loan pursuant to the related Non-Serviced Mortgage Loan Pooling Agreement. With respect to a Non-Serviced Mortgage Loan, Liquidation Proceeds shall also include any proceeds allocable to such Non-Serviced Mortgage Loan denoted as "Liquidation Proceeds" under the related Non-Serviced Mortgage Loan Pooling Agreement.

            "Loan Group": Either Loan Group 1 or Loan Group 2.

            "Loan Group 1": Collectively, all of the Mortgage Loans (or, in the case of the PPL Component Mortgage Loan, the PPL Component Mortgage Loan Senior Component) that are Group 1 Mortgage Loans and any successor REO Loans with respect thereto.

            "Loan Group 1 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

            "Loan Group 1 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Loan Group 1 Principal Shortfall for such Distribution Date, (b) that portion, if any, of the Scheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 1 and (c) that portion, if any, of the Unscheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 1; provided, that the Loan Group 1 Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Group 1 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 1 Principal Distribution Amount for such Distribution Date, (ii) Workout Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Group 1 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 1 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Group 2 Mortgage Loans as provided for in clauses (i) and (ii) of the definition of "Loan Group 2 Principal Distribution Amount" had the Loan Group 2 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Loan Group 2 Principal Distribution Amount (prior to giving effect to clauses (i),
(ii) and (iii) of the definition of "Loan Group 2 Principal Distribution Amount") for that Distribution Date (provided, further, that, with respect to the amounts identified in clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Group 1 Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Loan Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Loan Group 1 Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the lesser of
(i) the Loan Group 1 Principal Distribution Amount for the prior Distribution Date and (ii) the Certificate Balance of the Class A Certificates (other than the Class A-1A Certificates), exceeds (b) the aggregate amount distributed in respect of principal on the Class A Certificates (other than the Class A-1A Certificates) on the preceding Distribution Date. The Loan Group 1 Principal Shortfall for the initial Distribution Date will be zero.

            "Loan Group 2": Collectively, all of the Mortgage Loans that are Group 2 Mortgage Loans and any successor REO Loans with respect thereto.

            "Loan Group 2 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

            "Loan Group 2 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Loan Group 2 Principal Shortfall for such Distribution Date, (b) that portion, if any, of the Scheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 2 and (c) that portion, if any, of the Unscheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 2; provided, that the Loan Group 2 Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Group 2 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 2 Principal Distribution Amount for such Distribution Date, (ii) Workout Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Group 2 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 2 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that would have been paid or reimbursed from principal collections on the Group 1 Mortgage Loans as provided for in clauses (i) and (ii) of the definition of "Loan Group 1 Principal Distribution Amount" had the Loan Group 1 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Loan Group 1 Principal Distribution Amount (prior to giving effect to clauses (i), (ii) and (iii) of the definition of "Loan Group 1 Principal Distribution Amount") for that Distribution Date (provided, further, that, with respect to the amounts identified in clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Group 2 Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Loan Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Loan Group 2 Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the lesser of
(i) the Loan Group 2 Principal Distribution Amount for the prior Distribution Date and (ii) the Certificate Balance of the Class A-1A Certificates, exceeds
(b) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. The Loan Group 2 Principal Shortfall for the initial Distribution Date will be zero.

            "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan (or, in the case of the PPL Component Mortgage Loan, the balance of the PPL Component Mortgage Loan Senior Component) at the time of determination, and the denominator of which is the Original Value of the related Mortgaged Property.

            "Lower-Tier Distribution Account": The sub-account deemed to be a part of the Distribution Account and maintained by the Trustee pursuant to
Section 3.04(b).

            "Lower-Tier Distribution Amount": As defined in Section 4.01(b).

            "Lower-Tier Principal Amount": The principal amount of any Uncertificated Lower-Tier Interest outstanding as of any date of determination. With respect to any Class of Uncertificated Lower-Tier Interests, (a) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, as permanently reduced by all distributions of principal deemed to have been made in respect of such Class of Uncertificated Lower-Tier Interests on such Distribution Date pursuant to Section 4.01(b), any Collateral Support Deficit allocated thereto pursuant to Section 4.04, and as adjusted for any Certificate Deferred Interest pursuant to Section 4.06 (but not less than zero).

            "Lower-Tier REMIC": One of three separate REMICs comprising the Trust Fund, the assets of which consist of the Majority Mortgage Loans (exclusive of Excess Interest), any related REO Property or beneficial interest in a Mortgaged Property acquired under a Non-Serviced Mortgage Loan Pooling Agreement with respect thereto, the AFR/Bank of America Portfolio Loan REMIC Regular Interest, the PPL Component Mortgage Loan REMIC Senior Regular Interest, such amounts with respect thereto as shall from time to time be held in the Certificate Account, the REO Accounts (to the extent of the Trust Fund's interest therein), if any, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, if any, and the Lower-Tier Distribution Account, and all other property included in the Trust Fund that is not in the PPL Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Grantor Trust. The AFR/Bank of America Portfolio Mortgage Loan, collections thereon, and any beneficial interest in a Mortgaged Property acquired under the AFR/Bank of America Portfolio Pooling Agreement shall be held as assets of the AFR/Bank of America Portfolio Loan REMIC. The PPL Component Mortgage Loan, collections thereon, and any related REO Property and proceeds thereof shall be held as assets of the PPL Component Mortgage Loan REMIC.

            "MAI": Member of the Appraisal Institute.

            "Majority Mortgage Loan": Any Mortgage Loan other than the AFR/Bank of America Portfolio Mortgage Loan and the PPL Component Mortgage Loan.

            "Material Breach": As defined in Section 2.03(b).

            "Maturity Date": With respect to any Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder or (ii) any grace period permitted by the related Mortgage Note.

            "MERS": Mortgage Electronic Registration Systems, Inc.

            "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan, including any Balloon Payment, which is payable by a Mortgagor from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan by reason of default thereunder and without respect to any Excess Interest.

            "Moody's": Moody's Investors Service, Inc., and its successors in interest.

            "Mortgage": With respect to any Mortgage Loan or Whole Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the fee or leasehold interest in the related Mortgaged Property and, with respect to certain Mortgage Loans and certain relevant terms which are not specified in the mortgage or deed of trust, the loan agreement for such Mortgage Loan.

            "Mortgage Deferred Interest": With respect to any Mortgage Loan as of any Due Date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such Due Date.

            "Mortgage File": With respect to any Mortgage Loan or Serviced Whole Loan, the following documents collectively (which, except for the Mortgage Note referred to in clause (i) of this definition, relate to the entire Serviced Whole Loan):

            (i) (A) the original Mortgage Note, or a lost note affidavit with a customary indemnification provision with a copy of the Mortgage Note bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller (or the most recent endorsee), and further endorsed (at the direction of the Depositor given pursuant to the applicable Mortgage Loan Purchase Agreement), on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form: "Pay to the order of LaSalle Bank National Association, as Trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, without recourse, representation or warranty, express or implied" and (B) in the case of each Serviced Pari Passu Loan or a Serviced B Note, a copy of the executed Mortgage Note for such Serviced Pari Passu Loan or Serviced B Note;

            (ii) an original or copy of the Mortgage and originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the applicable Mortgage Loan Seller (or the most recent assignee of record), in each case with evidence of recording indicated thereon;

            (iii) an original assignment of the Mortgage, in recordable form, executed by the Mortgage Loan Seller (or the most recent assignee of record) in blank or to "LaSalle Bank National Association, as Trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2"; provided, if the related Mortgage has been recorded in the name of MERS or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as (and the Trustee shall take all necessary actions to confirm that it is shown as) the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (iv) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the applicable Mortgage Loan Seller, in each case with evidence of recording thereon;

            (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the applicable Mortgage Loan Seller (or the most recent assignee of record) in blank or to "LaSalle Bank National Association, as Trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2"; provided, if the related assignment of Assignment of Leases has been recorded in the name of MERS or its designee, no assignment of Assignment of Leases in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as (and the Trustee shall take all necessary actions to confirm that it is shown as) the owner of the related assignment of Assignment of Leases on the records of MERS for purposes of the system of recording transfers of beneficial ownership of assignments of assignment of leases maintained by MERS;

            (vi) an original or copy of any related Security Agreement and/or loan agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the applicable Mortgage Loan Seller, in each case with evidence of recording thereon (if recording is necessary to protect the rights of the secured party); provided, if the related Security Agreement has been recorded in the name of MERS or its designee, no assignment of Security Agreement in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as (and the Trustee shall take all necessary actions to confirm that it is shown as) the owner of the related assignment of Security Agreement on the records of MERS for purposes of the system of recording transfers of beneficial ownership of security agreements maintained by MERS;

            (vii) an original assignment of any related Security Agreement and/or loan agreement (if such item is a document separate from the Mortgage), in recordable form (if recording is necessary to protect the rights of the secured party), executed by the applicable Mortgage Loan Seller (or the most recent assignee of record) in blank or to "LaSalle Bank National Association, as Trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2";

            (viii) originals (with respect to the Mortgage Note) or copies of all consolidation, assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan or Serviced Whole Loan has been assumed;

            (ix) the original lender's title insurance policy or a duplicate original certified by the applicable title company or a copy thereof in connection with the Mortgage Loan or Serviced Whole Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy of a marked-up written commitment, interim binder or the pro forma title insurance policy marked as binding and countersigned by the issuer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter;

            (x) the original or to the extent the Servicer has the original a copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan or Serviced Whole Loan and any intervening assignments;

            (xi) all UCC Financing Statements (other than UCC-3 assignments to the Trustee) and continuation statements or copies thereof, as filed, or in form that is complete and suitable for filing or recording, as appropriate, or other evidence of filing acceptable to the Trustee sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan or Serviced Whole Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property, and to transfer such security interest to the Trustee, or alternatively, a UCC acknowledgement form, UCC search from a reputable search firm, printout from UCC 11, or printouts from on-line confirmations; provided, if the related UCC Financing Statement has been recorded in the name of MERS or its designee, no UCC Financing Statement in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as (and the Trustee shall take all necessary actions to confirm that it is shown as) the owner of the related UCC Financing Statement on the records of MERS for purposes of the system of recording transfers of beneficial ownership of UCC financing statements maintained by MERS;

            (xii) all UCC Financing Statements (including financing statements in lieu of continuation statements and UCC-3 financing statements) in favor of the Trustee in form that is complete and suitable for filing or recording, as appropriate, acceptable to the Trustee sufficient to assign the security interest held by the originator of the Mortgage Loan or Serviced Whole Loan or its assignee, or alternatively if the UCC Financing Statements in favor of the Trustee have been filed or recorded, a UCC acknowledgement form, UCC search from a reputable search firm, printout from UCC 11, or printouts from on-line confirmations;

            (xiii) the original power of attorney or a copy thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

            (xiv) with respect to the Mortgage Loans with Additional Debt listed on Schedule 2 hereto, an original or copy of the subordination agreement (if any), pursuant to which such Additional Debt will be fully subordinated to such Mortgage Loan and copies of the Additional Debt documents, if available;

            (xv) with respect to any Mortgaged Property, the original Environmental Insurance Policy, if applicable, or a duplicate original or a copy thereof;

            (xvi) with respect to any Mortgage Loan or Serviced Whole Loan secured by a ground lease, an original or copy of the related ground lease and an original or a copy of the related ground lease estoppel;

            (xvii) reserved;

            (xviii) an original or copy of any escrow agreement and/or lock box agreement or cash management agreement;

            (xix) a copy of any letter of credit for the benefit of the lender securing such Mortgage Loan or Serviced Whole Loan;

            (xx) in the case of any Whole Loan, a copy of the related Co-Lender Agreement;

            (xxi) with respect to the Non-Serviced Mortgage Loans, a copy of the related Non-Serviced Mortgage Loan Pooling Agreement;

            (xxii) with respect to the AFR/Bank of America Portfolio Mortgage Loan, the original or a copy of the related REMIC Declaration;

            (xxiii) an original or copy of the environmental indemnity from the related Mortgagor, if any;

            (xxiv) an original of the related guaranty of payment under such Mortgage Loan, if any; and

            (xxv) with respect to hospitality properties, a signed copy of the franchise agreement (if any), franchisor comfort letter (if any) and transfer documents for such comfort letter;

provided, however, that whenever the term "Mortgage File" is used to refer to documents held by the Trustee, or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the Trustee or a Custodian appointed thereby; provided, further, however, that on the Closing Date, with respect to item (iii), the related Mortgage Loan Seller has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has retained the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee.

            With respect to any Non-Serviced Mortgage Loan, the preceding document delivery requirements will be met by the delivery by the applicable Mortgage Loan Seller of copies of the documents specified above (other than the Mortgage Note (and all intervening endorsements) evidencing such Non-Serviced Mortgage Loan, with respect to which the original shall be required), including a copy of the Mortgage securing such Non-Serviced Mortgage Loan.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other documents contained in the related Mortgage File and any related agreements.

            "Mortgage Loan Checklist": The table of contents provided by each Mortgage Loan Seller with each closing binder delivered to the Trustee pursuant to Section 2.02.

            "Mortgage Loan Purchase Agreement": Each of the agreements between the Depositor and each Mortgage Loan Seller, relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the related Mortgage Loans.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Mortgage Loan:

            (i) the loan i.d. number (as specified in Annex A to the Prospectus);

            (ii) the Sponsor's name (as specified in Annex A to the Prospectus);
      (iii) the street address (including city, state and zip code) and name of the related Mortgaged Property;

            (iv) the Mortgage Rate in effect at origination;

            (v) the Net Mortgage Rate in effect at the Cut-off Date;

            (vi) the original principal balance;

            (vii) the Cut-off Date Principal Balance;

            (viii) the (a) original term to stated maturity or Anticipated Prepayment Date, (b) remaining term to stated maturity or Anticipated Prepayment Date and (c) Maturity Date or Anticipated Prepayment Date;

            (ix) the original and remaining amortization terms;

            (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

            (xi) the applicable Administrative Fee Rate;

            (xii) the applicable Servicing Fee Rate;

            (xiii) whether the Mortgage Loan is an Actual/360 Mortgage Loan;

            (xiv) whether such Mortgage Loan has an Anticipated Prepayment Date;

            (xv) the Revised Rate of such Mortgage Loan, if any;

            (xvi) whether such Mortgage Loan is secured by the related Mortgagor's interest in a ground lease;

            (xvii) identifying any Mortgage Loans with which such Mortgage Loan is cross-defaulted or cross-collateralized;

            (xviii) the originator of such Mortgage Loan;

            (xix) whether such Mortgage Loan has a guarantor;

            (xx) the number of units, pads, rooms or square footage with respect to the Mortgaged Property;

            (xxi) whether such Mortgage Loan's Principal Balance is secured by a letter of credit (excluding any letter of credit provided in lieu of cash reserves);

            (xxii) whether such Mortgage Loan is insured by an Environmental Insurance Policy; and

            (xxiii) the applicable Loan Group to which such Mortgage Loan belongs.

            Such Mortgage Loan Schedule shall also set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Each of: (1) General Electric Capital Corporation, a Delaware corporation or its respective successors in interest,
(2) German American Capital Corporation, a Maryland corporation, or its respective successors in interest and (3) Bank of America, N.A., a national banking association, or its respective successors in interest.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

            "Mortgage Pool": All of the Mortgage Loans and any successor REO Mortgage Loans, collectively. The Mortgage Pool does not include the Tysons Corner Center Pari Passu Loans, the AFR/Bank of America Portfolio Pari Passu Loans, the AFR/Bank of America Portfolio B Note, the Stonebriar Plaza B Note, the Clarendon B Note or any REO Loan related to any of such Pari Passu Loans or B Notes.

            "Mortgage Rate": With respect to: (i) any Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Loan from time to time in accordance with the related Mortgage Note and applicable law, exclusive of any default rate; (ii) any Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date; provided, however, that if any Mortgage Loan does not accrue interest on the basis of a 360 day year consisting of twelve 30-day months, then, solely for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, further, however, that with respect to each Interest Reserve Loan, the Mortgage Rate for the one month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year will be determined exclusive of the Withheld Amounts withheld from that month, and (B) preceding the Due Date in March will be determined inclusive of the amounts withheld from the immediately preceding February and, if applicable, January. In the case of the AFR/Bank of America Portfolio Mortgage Loan, "Mortgage Loan" shall refer to the AFR/Bank of America Portfolio Loan REMIC Regular Interest for purposes of this definition and not the underlying Mortgage Loan or REO Loan.

            "Mortgaged Property": The fee or leasehold interest, as applicable, in the real property subject to the lien of a Mortgage together with improvements thereon.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Cash Flow": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses, capital expenditures such as reserves, tenant improvements and leasing commissions, incurred in respect of such Mortgaged Property (subject to adjustments for, among other things, (i) non-cash items such as depreciation and amortization, and (ii) debt service on loans secured by the Mortgaged Property).

            "Net Investment Earnings": With respect to either the Certificate Account or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to either the Certificate Account or any REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan (or, in the case of the PPL Component Mortgage Loan, the PPL Component Mortgage Loan Senior Component) or successor REO Loan or the AFR/Bank of America Portfolio Loan REMIC Regular Interest, as of any date of determination, a rate per annum equal to the related Mortgage Rate in effect from time to time (or, in the case of the PPL Component Mortgage Loan Senior Component, a per annum rate of 4.332375206997090%), minus the Administrative Cost Rate. With respect to each of the PPL Component Mortgage Loan Subordinate Components, the per annum Net Mortgage Rate set forth for such PPL Component Mortgage Loan Subordinate Component in the table below. For purposes of calculating the Pass-Through Rate for each Class of Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan (or, in the case of the PPL Component Mortgage Loan, the PPL Component Mortgage Loan Senior Component) or the AFR/Bank of America Portfolio Loan REMIC Regular Interest will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor.

             PPL Component Mortgage Loan
                Subordinate Component                 Net Mortgage Rate
     -------------------------------------------     -------------------
     PPL Component Mortgage Loan PPL-A Component            5.208%
     PPL Component Mortgage Loan PPL-B Component            6.051%
     PPL Component Mortgage Loan PPL-C Component            6.520%
     PPL Component Mortgage Loan PPL-D Component            8.154%
     PPL Component Mortgage Loan PPL-E Component            9.545%
     PPL Component Mortgage Loan PPL-F Component           10.467%

            "Net Operating Income": With respect to any Mortgaged Property, for any Mortgagor's fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of "Net Operating Income" endorsed and put forth by the Mortgage Bankers Association and the CMSA.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the PPL Component Mortgage Loan REMIC or the Lower-Tier REMIC, including any lease renewed, modified or extended on behalf of the Trust and, in the case of any Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note, if the Trust has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Workout-Delayed Reimbursement Amounts shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified in the definition of Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as applicable, and taking into account factors such as all other outstanding Advances, either
(a) has determined in its reasonable judgment that such Workout-Delayed Reimbursement Amounts, would not ultimately be recoverable from Late Collections or any other recovery on or in respect of the related Mortgage Loan or Serviced Whole Loan or REO Loan, or (b) has determined in its reasonable judgment that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, would not be recoverable from Late Collections (in respect of principal) and any other collections or recovery (in respect of principal) in respect of the pool of Mortgage Loans and REO Loans.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or a related REO Loan which, in the reasonable judgment of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan or Whole Loan or REO Loan. The determination by the Servicer or the Trustee or the Fiscal Agent, as applicable, that it has made a Nonrecoverable P&I Advance or that any P&I Advance proposed by it, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Directing Certificateholder, the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) and the Depositor, in the case of the Servicer, and to the Depositor, the Directing Certificateholder and the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved), in the case of the Trustee and the Fiscal Agent. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance). The Trustee and the Fiscal Agent shall be entitled to conclusively rely on the Servicer's determination that a P&I Advance is or would be nonrecoverable.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or REO Property which, in the reasonable good faith judgment of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan, Serviced Whole Loan or REO Property. The determination by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, that it has made a Nonrecoverable Servicing Advance or that any Servicing Advance proposed by it, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Fiscal Agent, the Special Servicer, the Directing Certificateholder, the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) and the Depositor (and in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note), in the case of the Servicer, and to the Depositor, the Directing Certificateholder and the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) (and in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B
Note), in the case of the Trustee and the Fiscal Agent. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance). The Trustee and the Fiscal Agent shall be entitled to conclusively rely on the Servicer's or the Special Servicer's, as applicable, determination that a Servicing Advance is or would be nonrecoverable.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class A-1A, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class PPL-1, Class PPL-2, Class PPL-3, Class PPL-4, Class PPL-5, Class PPL-6, Class R or Class LR Certificate.

            "Non-Serviced Mortgage Loan": Each of the Tysons Corner Center Mortgage Loan and the AFR/Bank of America Portfolio Mortgage Loan.

            "Non-Serviced Mortgage Loan Fiscal Agent": With respect to the AFR/Bank of America Portfolio Mortgage Loan, ABN AMRO Bank N.V.

            "Non-Serviced Mortgage Loan Pooling Agreement": With respect to the Tysons Corner Center Mortgage Loan, the Tysons Center Corner Pooling Agreement, and with respect to the AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio Pooling Agreement.

            "Non-Serviced Mortgage Loan Primary Servicing Fee Rate": Either the AFR/Bank of America Portfolio Primary Servicing Fee Rate or the Tysons Corner Center Primary Servicing Fee Rate, as the context may require.

            "Non-Serviced Mortgage Loan Servicer": With respect to the Tysons Corner Center Mortgage Loan, the Tysons Corner Center Servicer, and with respect to the AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio Servicer.

            "Non-Serviced Mortgage Loan Special Servicer": With respect to the Tysons Corner Center Mortgage Loan, the Tysons Corner Center Special Servicer, and with respect to the AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio Special Servicer.

            "Non-Serviced Mortgage Loan Trustee": With respect to the Tysons Corner Center Mortgage Loan, the Tysons Corner Center Trustee and with respect to the AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio Trustee.

            "Non-Serviced Mortgaged Property": Each of the Tysons Corner Center Mortgaged Property and the AFR/Bank of America Portfolio Mortgaged Property.

           "Non-Serviced Whole Loan": Each of the Tysons Corner Center Whole Loan and the AFR/Bank of America Portfolio Whole Loan.

            "Non-U.S. Person": Any Person (a) other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (or successor form), (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes, or (b) who is a U.S. Person if income of such Person with respect to such Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

            "Notional Amount": As of any date of determination: (i) with respect to all of the Class X-1 Certificates as a Class, the Class X-1 Notional Amount as of such date of determination; (ii) with respect to any Class X-1 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-1 Notional Amount as of such date of determination;
(iii) with respect to all of the Class X-2 Certificates as a Class, the Class X-2 Notional Amount as of such date of determination, (iv) with respect to any Class X-2 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-2 Notional Amount as of such date of determination and (v) with respect to any Component, as set forth in the definition of such Component.

            "Offered Certificates": The Class A, Class B, Class C, Class D and Class E Certificates.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee.

            "Operating Advisor": With respect to any Mortgage Loan, the advisor elected pursuant to Section 3.28 hereof.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of the Upper-Tier REMIC, Lower-Tier REMIC, PPL Component Mortgage Loan REMIC or AFR/Bank of America Portfolio Loan REMIC as a REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust as a grantor trust, (d) the resignation of the Servicer, the Special Servicer or the Depositor pursuant to Section 6.04 or
(e) any opinion with respect to enforceability, must be an opinion of counsel who is in fact Independent of the Depositor, the Servicer or the Special Servicer, as applicable.

            "Option Price": As defined in Section 3.18(c).

            "Original Certificate Balance": With respect to any Class of Regular Certificates (other than the Class X Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interest, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Notional Amount": With respect to the Class X-1 and Class X-2 Notional Amounts, the initial Notional Amounts thereof as of the Closing Date, as specified in the Preliminary Statement.

            "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Mortgage Loan or Serviced Whole Loan.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Servicer, the Trustee or the Fiscal Agent, as applicable, pursuant to
Section 4.03 or Section 7.05.

            "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

            "P&I Advance Determination Date": With respect to any
Distribution Date, the second Business Day prior to such Distribution Date.

            "Pari Passu Loan": Any Tysons Corner Center Pari Passu Loan or AFR/Bank of America Portfolio Pari Passu Loan.

            "Pass-Through Rate": With respect to any Distribution Date, any of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate, the Class A-1A Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class G Pass-Through Rate, the Class H Pass-Through Rate, the Class J Pass-Through Rate, the Class K Pass-Through Rate, the Class L Pass-Through Rate, the Class M Pass-Through Rate, the Class N Pass-Through Rate, the Class O Pass-Through Rate, the Class P Pass-Through Rate, the Class PPL-1 Pass-Through Rate, the Class PPL-2 Pass-Through Rate, the Class PPL-3 Pass-Through Rate, the Class PPL-4 Pass-Through Rate, the Class PPL-5 Pass-Through Rate, the Class PPL-6 Pass-Through Rate, the Class X-1 Pass-Through Rate and the Class X-2 Pass-Through Rate. The Pass-Through Rate of any Component of the Class X Certificates shall be the Pass-Through Rate of the Related Certificates.

            "Penalty Charges": With respect to any Mortgage Loan (or successor REO Loan), any amounts actually collected thereon from the Mortgagor that represent Late Payment Charges or Default Interest, other than Prepayment Premiums, Yield Maintenance Charges or Excess Interest.

            "Percentage Interest": As to any Certificate (other than the Class S or Residual Certificates), the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest is equal to the Denomination of such Certificate divided by the initial Certificate Balance or Notional Amount, as applicable, of such Class of Certificates as of the Closing Date. With respect to a Class S or Residual Certificate, the percentage interest is set forth on the face thereof.

            "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Servicer, the Special Servicer or the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition and which shall not be subject to liquidation prior to maturity:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one year or less after the date of issuance; provided that any obligation of, or guarantee by, Fannie Mae or Freddie Mac, other than an unsecured senior debt obligation of Fannie Mae or Freddie Mac, shall be a Permitted Investment only if such investment would not, in and of itself, result in the downgrading, withdrawal or qualification of the then-current rating assigned by each of Fitch, Moody's, DBRS (and if not rated by DBRS, an equivalent rating by at least two other nationally recognized rating agencies) and (to the extent that a Serviced Pari Passu Loan has been deposited into a commercial mortgage securitization that is rated by S&P (the particular related investment relates solely to the related Serviced Whole Loan) S&P, to any Certificate (and, in the case of an investment that relates to a Serviced Whole Loan, any class of related Serviced Pari Passu Loan Securities) as evidenced in writing;

            (ii) time deposits, unsecured certificates of deposit, or bankers' acceptances that mature in 1 year or less after the date of issuance and are issued or held by any depository institution or trust company (including the Trustee) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest rating categories of each of Moody's, Fitch, DBRS (and, if not rated by DBRS, an equivalent rating by at least two other nationally recognized statistical rating organizations) and (to the extent that a Serviced Pari Passu Loan has been deposited into a commercial mortgage securitization that is rated by S&P and the particular investment relates solely to the related Serviced Whole
      Loan) S&P or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each such Rating Agency to any Certificate (and in the case of an investment that relates to a Serviced Whole Loan, any class of related Serviced Pari Passu Loan Securities), as evidenced in writing;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of 1 year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

            (iv) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in one year or less from the date of issuance, which debt obligations are rated in the highest rating categories of each of Moody's, Fitch, DBRS (and, if not rated by DBRS, an equivalent rating by at least two other nationally recognized statistical rating organizations) and (to the extent that a Serviced Pari Passu Loan has been deposited into a commercial mortgage securitization that is rated by S&P and the particular investment relates solely to the related Serviced Whole Loan) S&P, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each such Rating Agency to any Certificate (and in the case of an investment that relates to a Serviced Whole Loan, any class of related Serviced Pari Passu Loan Securities) as specified in writing by each of such Rating Agencies; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date maturing in 1 year or less after the date of issuance thereof and which is rated in the highest rating category by each of Moody's, Fitch, DBRS (and, if not rated by DBRS, an equivalent rating by at least two other nationally recognized statistical rating organizations) and (to the extent that a Serviced Pari Passu Loan has been deposited into a commercial mortgage securitization that is rated by S&P and the particular investment relates solely to the related Serviced Whole Loan) S&P, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each such Rating Agency to any Certificate (and in the case of an investment that relates to a Serviced Whole Loan, any class of related Serviced Pari Passu Loan Securities) as specified in writing by each of such Rating Agencies;

            (vi) any money market funds, including those managed or advised by the Trustee or its affiliates, rated in the highest rating categories of each of Moody's, Fitch, DBRS (and, if not rated by DBRS, an equivalent rating by at least two other nationally recognized statistical rating organizations) and (to the extent that a Serviced Pari Passu Loan has been deposited into a commercial mortgage securitization that is rated by S&P and the particular investment relates to the related Serviced Whole Loan) S&P, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each such Rating Agency to any Certificate (and in the case of an investment that relates to a Serviced Whole Loan, any class of related Serviced Pari Passu Loan Securities) as specified in writing by each of such Rating Agencies; and

            (vii) any other demand, money market or time deposit, obligation, security or investment, (a) with respect to which each of Moody's, Fitch, DBRS (and, if not rated by DBRS, an equivalent rating by two other nationally recognized statistical rating organizations) and (to the extent that a Serviced Pari Passu Loan has been deposited into a commercial mortgage securitization that is rated by S&P and the particular investment relates solely to the related Serviced Whole Loan) S&P shall have confirmed in writing that such investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates (and in the case of an investment that relates to a Serviced Whole Loan, any class of related Serviced Pari Passu Loan Securities) that are currently being rated by such Rating Agency and (b) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code;

provided, however, that in each case (a) the investment shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (b) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided, further, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price; and provided, further, however, that no amount beneficially owned by the Upper-Tier REMIC, the Lower-Tier REMIC, the PPL Component Mortgage Loan REMIC or the AFR/Bank of America Portfolio Loan REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of any of the Upper-Tier REMIC, the Lower-Tier REMIC, the PPL Component Mortgage Loan REMIC or the AFR/Bank of America Portfolio Loan REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

            "Permitted Transferee" Any Person who is a Qualified
Institutional Buyer.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Placement Agents": Banc of America Securities LLC and Deutsche Bank Securities Inc.

            "Plan": As defined in Section 5.02(c).

            "Pool REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Lennar Partners, Inc., as Special Servicer, for the benefit of LaSalle Bank National Association, as Trustee, in trust for registered Holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, REO Account." Any such account or accounts shall be an Eligible Account.

            "PPL Collateral Support Deficit": As defined in Section 4.04(d).

            "PPL Component Mortgage Loan": The Mortgage Loan identified on the Mortgage Loan Schedule as Loan No. 2.

            "PPL Component Mortgage Loan Accrued Component Interest": As defined in Section 4.01(k).

            "PPL Component Mortgage Loan Available Distribution Amount": With respect to the PPL Component Mortgage Loan and any Distribution Date, an amount equal to (a) the balance on deposit in the Distribution Account as of 11:30 a.m. (New York City time) on such Distribution Date (or such later time on such date as of which distributions are made on the Certificates) relating to the PPL Component Mortgage Loan, any P&I Advances made by the Servicer, the Trustee or the Fiscal Agent to cover uncollected Monthly Payments due and/or Assumed Monthly Payments deemed due during the related Collection Period with respect to the PPL Component Mortgage Loan, and any Compensating Interest Payments made by the Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period with respect to the PPL Component Mortgage Loan, and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the PPL Component Mortgage Loan REMIC Distribution Account pursuant to
Section 3.25(b) with respect to the PPL Component Mortgage Loan, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments with respect to the PPL Component Mortgage Loan that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period with respect to the PPL Component Mortgage Loan, (iii) Prepayment Premiums, (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to any of clauses (ii) through (iv) of Section 3.05(c), (v) any amounts deposited in the Distribution Account in error, (vi) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through (xx) of Section 3.05(a), and (vii) with respect to the PPL Component Mortgage Loan and any Distribution Date relating to the 1-month period preceding the Distribution Date in each February and in any January of a year which is not a leap year, an amount equal to the related Withheld Amount pursuant to Section 3.25; provided that the PPL Component Mortgage Loan Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i) and (b)(ii) of this definition.

            "PPL Component Mortgage Loan Component": Each of the PPL Component Mortgage Loan Senior Component, the PPL Component Mortgage Loan PPL-A Component, the PPL Component Mortgage Loan PPL-B Component, the PPL Component Mortgage Loan PPL-C Component, the PPL Component Mortgage Loan PPL-D Component, the PPL Component Mortgage Loan PPL-E Component and the PPL Component Mortgage Loan PPL-F Component.

            "PPL Component Mortgage Loan Component Principal Entitlement": In the absence of a monetary event of default or other material event of default under the PPL Component Mortgage Loan principal will be paid on the PPL Component Mortgage Loan Senior Component and the PPL Component Mortgage Loan PPL-A Component, PPL Component Mortgage Loan PPL-B Component, PPL Component Mortgage Loan PPL-C Component, PPL Component Mortgage Loan PPL-D Component, PPL Component Mortgage Loan PPL-E Component and PPL Component Mortgage Loan PPL-F Component, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the prior sentence exists with respect to the PPL Component Mortgage Loan, principal will be paid first to the PPL Component Mortgage Loan Senior Component until its outstanding principal balance is reduced to zero and then sequentially to each of the PPL Component Mortgage Loan PPL-A Component, PPL Component Mortgage Loan PPL-B Component, PPL Component Mortgage Loan PPL-C Component, PPL Component Mortgage Loan PPL-D Component, the PPL Component Mortgage Loan PPL-E Component and the PPL Component Mortgage Loan PPL-F Component until the principal balance of each such Component is reduced to zero. Accordingly, the "PPL Component Mortgage Loan Component Principal Entitlement" with respect to any PPL Component is (a) prior to the occurrence of any event of monetary default or other material event of default under the PPL Component Mortgage Loan, an amount equal to such PPL Component's pro rata share of the PPL Component Mortgage Loan Principal Distribution Amount and (b) after the occurrence of any of event of monetary default or other material event of default under the PPL Component Mortgage Loan, an amount equal to the lesser of (i) the outstanding principal balance of such PPL Component and (ii) the portion of the Class PPL Component Mortgage Loan Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

            "PPL Component Mortgage Loan Current Principal Distribution Amount":
For any Distribution Date will, in general, equal the aggregate of the following:

            (i) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the PPL Component Mortgage Loan for the related Due Date occurring during the related Collection Period;

            (ii) all Principal Prepayments received on the PPL Component Mortgage Loan during the related Collection Period;

            (iii) with respect to the PPL Component Mortgage Loan if its Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment and any amount described in clause (iv) below) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the PPL Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

            (iv) all Liquidation Proceeds (net of Liquidation Expenses) and Insurance Proceeds received on or in respect of the PPL Component Mortgage Loan during the related Collection Period that were identified and applied by the Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the PPL Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

            (v) all Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds and REO Revenues received on or in respect of the PPL Component Mortgage Loan during the related Collection Period that were identified and applied by the Servicer as recoveries of principal of the PPL Component Mortgage Loan, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of the PPL Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

            "PPL Component Mortgage Loan Distributable Interest": As defined in Section 4.04(k).

            "PPL Component Mortgage Loan Partial Prepayment Premium": With respect to the PPL Component Mortgage Loan, any "Partial Prepayment Fee" (as such term is defined in the related Mortgage Loan documents) received with respect to such Mortgage Loan.

            "PPL Component Mortgage Loan PPL-A Component": One of the six PPL Component Mortgage Loan Subordinate Components and the one that corresponds the Class PPL-1 Certificates.

            "PPL Component Mortgage Loan PPL-B Component": One of the six PPL Component Mortgage Loan Subordinate Components and the one that corresponds the Class PPL-2 Certificates.

            "PPL Component Mortgage Loan PPL-C Component": One of the six PPL Component Mortgage Loan Subordinate Components and the one that corresponds the Class PPL-3 Certificates.

            "PPL Component Mortgage Loan PPL-D Component": One of the six PPL Component Mortgage Loan Subordinate Components and the one that corresponds the Class PPL-4 Certificates.

            "PPL Component Mortgage Loan PPL-E Component": One of the six PPL Component Mortgage Loan Subordinate Components and the one that corresponds the Class PPL-5 Certificates.

            "PPL Component Mortgage Loan PPL-F Component": One of the six PPL Component Mortgage Loan Subordinate Components and the one that corresponds the Class PPL-6 Certificates.

            "PPL Component Mortgage Loan Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the PPL Component Mortgage Loan Current Principal Distribution Amount for such Distribution Date and, if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the PPL Component Mortgage Loan Current Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the PPL Component Mortgage Loan Senior Component and the Class PPL Certificates on the preceding Distribution Date.

            "PPL Component Mortgage Loan REMIC": A segregated pool of assets subject hereto and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the PPL Component Mortgage Loan and all payments under and proceeds of such Mortgage Loan received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on such Mortgage Loan on or before the Cut-off Date), together with all documents, Escrow Payments and Reserve Funds delivered or caused to be delivered hereunder by the Mortgage Loan Seller with respect to such Mortgage Loan, (ii) the rights of the Depositor under Sections 2, 3, 8, 9, 10, 11, 12, 13 and 16 of the Mortgage Loan Purchase and Sale Agreement with respect to such Mortgage Loan, (iii) any related REO Property acquired by the Trust Fund, and (iv) such amounts on or with respect to the PPL Component Mortgage Loan as from time to time are deposited in the Certificate Account, the PPL Component Mortgage Loan REMIC Distribution Account and the Interest Reserve Account and the REO Account (if established).

            "PPL Component Mortgage Loan REMIC Distribution Account": A trust account to be established and maintained by the Trustee to be held in trust for the benefit of (A) the Trust as holder of the PPL Component Mortgage Loan REMIC Senior Regular Interest and (B) for the Holders of the Class PPL Certificates as owners of the PPL Component Mortgage Loan REMIC Subordinate Regular Interests. The PPL Component Mortgage Loan REMIC Distribution Account shall at all times be an Eligible Account or a sub-account of an Eligible Account.

            "PPL Component Mortgage Loan REMIC Regular Interest": Any of the PPL Component Mortgage Loan REMIC Senior Regular Interest and the PPL Component Mortgage Loan REMIC Subordinate Regular Interests.

            "PPL Component Mortgage Loan REMIC Subordinate Regular Interest":
Any Class of Class PPL Certificates corresponding to the Corresponding PPL Component Mortgage Loan Subordinate Components.

            "PPL Component Mortgage Loan REMIC Senior Regular Interest": A separate non-certificated beneficial ownership interest in the PPL Component Mortgage Loan REMIC issued to the Lower-Tier REMIC hereunder and designated as a "regular interest" in the PPL Component Mortgage Loan REMIC, as set forth in the Preliminary Statement hereto.

            "PPL Component Mortgage Loan Senior Balance": With respect to the PPL Component Mortgage Loan Senior Component, the principal balance of the PPL Component Mortgage Loan Senior Component outstanding from time to time which, as of the Closing Date is equal to the amount set forth in the Preliminary Statement. On each Distribution Date, the PPL Component Mortgage Loan Senior Balance shall be reduced by the amount of any distributions of principal allocated to PPL Component Mortgage Loan REMIC Senior Regular Interest on such Distribution Date pursuant to Section 4.01(k) or 9.01, as applicable, and shall be further reduced by the amount of any Collateral Support Deficit incurred with respect to the PPL Component Mortgage Loan Senior Component allocated to any Class of Regular Certificates (other than the Class PPL Certificates) on such Distribution Date pursuant to Section 4.04. Distributions in respect of a reimbursement of Collateral Support Deficit in respect of the PPL Component Mortgage Loan Senior Component previously allocated to any Class of Regular Certificates shall not constitute distributions of principal and shall not result in reduction of the PPL Component Mortgage Loan Senior Balance.

            "PPL Component Mortgage Loan Senior Component": One of the seven PPL Component Mortgage Loan Components, represented by the PPL Component Mortgage Loan REMIC Senior Regular Interest.

            "PPL Component Mortgage Loan Senior Component Principal Distribution Amount": As defined in Section 4.01(k).

            "PPL Component Mortgage Loan Subordinate Balance": With respect to each PPL Component Mortgage Loan Subordinate Component, the aggregate principal amount of PPL Component Mortgage Loan Subordinate Components outstanding from time to time which, on any date, shall equal the Class principal balance of the Corresponding Class of Class PPL Certificates on such date. On each Distribution Date, such PPL Component Mortgage Loan Subordinate Balance shall be reduced by the amount of any distributions of principal allocated to the Corresponding Class of Class PPL Certificates on such Distribution Date pursuant to Section 4.01(k) or 9.01, as applicable, and shall be further reduced by the amount of any PPL Collateral Support Deficit incurred with respect to the PPL Component Mortgage Loan Subordinate Components allocated to the Corresponding Class of Class PPL Certificates on such Distribution Date pursuant to Section 4.04(a).

            "PPL Component Mortgage Loan Subordinate Component": Any of the undivided subordinate ownership interests in the PPL Component Mortgage Loan REMIC represented by each of the Class PPL-1, Class PPL-2, Class PPL-3, Class PPL-4, Class PPL-5 and Class PPL-6, Certificates.

            "PPL Control Appraisal Period": If the outstanding aggregate principal balance of all of the PPL Component Mortgage Subordinate Components of the PPL Component Mortgage (net of any Appraisal Reduction Amounts, principal payments or PPL Collateral Support Deficit) is less than 25% of its original principal balance.

            "PPL Controlling Class": As of any date of determination, the outstanding Class of Class PPL Certificates with the lowest payment priority that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Class PPL Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the PPL Controlling Class shall be the outstanding Class of Class PPL Certificates with the then largest outstanding Class principal balance). The PPL Controlling Class as of the Delivery Date will be the Class PPL-6 Certificates.

            "PPL Controlling Class Holder": As defined in Section 3.28.

            "PPL Controlling Holder": With respect to any date of determination
(a) prior to the occurrence of a PPL Control Appraisal Period, the PPL Controlling Class Holder and (b) during the occurrence and the continuance of a PPL Control Appraisal Period, the Directing Certificateholder. The initial PPL Controlling Holder and, if applicable, the related Operating Advisor shall be Banc of America Structured Notes, Inc.

            "Prepayment Assumption": A "constant prepayment rate" of 0% used for determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes; provided that it is assumed that each Mortgage Loan with an Anticipated Prepayment Date prepays on such date.

            "Prepayment Interest Excess": With respect to any Distribution Date, the aggregate amount, with respect to all Mortgage Loans that were subject to Principal Prepayment in full or in part, or as to which Insurance Proceeds and Condemnation Proceeds were received by the Servicer or Special Servicer for application to such Mortgage Loans, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate for such Mortgage Loans on the amount of such Principal Prepayments or Insurance Proceeds and Condemnation Proceeds after the Due Date relating to such Collection Period and accruing in the manner set forth in the Mortgage Loan documents relating to such Mortgage Loans, to the extent such interest is collected by the Servicer or the Special Servicer.

            "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part and which did not include a full month's interest, or as to which Insurance Proceeds or Condemnation Proceeds, as applicable, were received by the Servicer or Special Servicer for application to such Mortgage Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Collection Period, the amount of interest that would have accrued at the Net Mortgage Rate (exclusive of Excess Interest) for such Mortgage Loans on the amount of such Principal Prepayment, Insurance Proceeds or Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment, Insurance Proceeds or Condemnation Proceeds, as applicable, were applied to the unpaid principal balance of the Mortgage Loan and ending on (and including) the day immediately preceding such Due Date. A Prepayment Interest Shortfall in respect of the AFR/Bank of America Portfolio Mortgage Loan shall be a Prepayment Interest Shortfall in respect of the AFR/Bank of America Portfolio Loan REMIC Regular Interest.

            "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment; provided that no amounts shall be considered Prepayment Premiums until there has been a full recovery of all principal, interest and other amounts due under the related Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note.

            "Primary Servicer": GEMSA.

            "Prime Rate": The "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Trustee in its reasonable discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.

            "Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for such Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are deemed paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and
(ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were deemed reimbursed or actually reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the related Principal Distribution Amount for the preceding Distribution Date, exceeds (b) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Principal Shortfall for the initial Distribution Date will be zero. Notwithstanding the foregoing, for purposes of determining the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount, the Loan Group 1 Principal Shortfall or the Loan Group 2 Principal Shortfall, as applicable.

            "Private Placement Memorandum": shall mean, collectively, the one or more private placement memoranda, dated April 8, 2004 pursuant to which the Class X-1, Class X-2, Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R, Class LR, Class S, Class PPL-1, Class PPL-2, Class PPL-3, Class PPL-4, Class PPL-5 and Class PPL-6 Certificates will be offered for sale.

            "Privileged Person": shall mean any of the following: a party to this Agreement, a Rating Agency, a designee of the Depositor (including any financial market publisher), the initial Directing Certificateholder, the initial PPL Controlling Holder, the holder of any Pari Passu Loan or B Note and any other person who delivers to the Trustee in the form attached hereto as Exhibit K (which form is also located on the Trustee's internet website), a certification that such person is a Certificateholder, a Beneficial Owner of a Certificate, or a prospective purchaser of a Certificate.

            "Prospectus": The Prospectus dated March 30, 2004, as supplemented by the Prospectus Supplement dated April 8, 2004, relating to the offering of the Offered Certificates.

            "Purchase Option": As defined in Section 3.18(c).

            "Purchase Price": With respect to any Mortgage Loan (or related REO
Loan) to be purchased by a Mortgage Loan Seller pursuant to Section 3 of the related Mortgage Loan Purchase Agreement, by the Directing Certificateholder, the Special Servicer or the Servicer or any of their assignees pursuant to
Section 3.18(c), by the holders specified in Section 3.18(l) or by the Servicer or the Special Servicer pursuant to Section 9.01(b), a price equal to:

            (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase; plus

            (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of purchase; plus

            (iii) all related unreimbursed Servicing Advances and accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees allocable to such Mortgage Loan (and, in the case of any Non-Serviced Mortgage Loan, unpaid fees payable to the related Non-Serviced Mortgage Loan Servicer, the related Non-Serviced Mortgage Loan Special Servicer or the related Non-Serviced Mortgage Loan Trustee allocable to such Mortgage Loan); plus

            (iv) any Liquidation Fee due pursuant to Section 3.11 hereunder;
      plus

            (v) if such Mortgage Loan (or related REO loan) is being purchased by a Mortgage Loan Seller pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, to the extent not otherwise included in the amount described in clause (iii) of this definition, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without duplication, any amounts previously reimbursed from the Certificate Account or if a Serviced Whole Loan is involved, the related Serviced Whole Loan Custodial Account.

With respect to any REO Property to be sold pursuant to Section 3.18(c), the amount calculated in accordance with the preceding sentence in respect of the related REO Loan. Notwithstanding the foregoing, in the event that the PPL Component Mortgage Loan Senior Component is involved, the Purchase Price shall be determined with regard to aggregate of the PPL Component Mortgage Loan Senior Component and the PPL Component Mortgage Loan Subordinate Components.

            "Qualified Appraiser": In connection with the appraisal of any Loan, Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

            "Qualified Bidder": As defined in Section 7.01(e).

            "Qualified Institutional Buyer": As defined in Section 5.02(b).

            "Qualified Insurer": (i) With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with a minimum claims paying ability rating of at least (A) "A2" by Moody's (or, if not rated by Moody's, at least "A+" by Fitch Ratings or "A-IX" by A.M. Best Company), (B) "A" by Fitch or such higher rating as may be required in the loan documents and (C) "A" by DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations (which may include Moody's and Fitch), (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated not lower than (A) "A2" by Moody's (or, if not rated by Moody's, at least "A" by S&P and "A-" by Fitch), (B) "A-" by Fitch and (C) "A (low)" by DBRS, or if not rated by DBRS, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations, or, in the case of clauses (i) and (ii), such other rating as each such Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates or Serviced Pari Passu Loan Securities that are then currently being rated by such Rating Agency.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Mortgage Loan;
(vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment, which is less than 12 months old, that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Mortgage Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have been approved by the Directing Certificateholder in its sole discretion; (xiv) prohibit defeasance within two years of the Closing Date; (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of the AFR/Bank of America Portfolio Loan REMIC or any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel; and (xvi) with respect to a Group 2 Mortgage Loan, be of the same property type as such Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis (provided, that the Net Mortgage Rate for any Qualified Substitute Mortgage Loan may not be less than the highest Pass-Through Rate of any outstanding Class of Certificates that is not subject to a cap based on the Weighted Average Net Mortgage Rate). When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Final Distribution Date": As to each Class of Certificates, other than the Class PPL Certificates, the Distribution Date in March 2040. As to the Class PPL Certificates, the Distribution Date in March 2039.

            "Rating Agency": Each of Fitch, Moody's or DBRS or their successors in interest. If neither such rating agency nor any successor remains in existence, "Rating Agency" shall be deemed to refer to such nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer, and specific ratings of Fitch, Moody's and DBRS herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Registrar Office": As defined in Section 5.02(a).

            "Regular Certificate": Any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class PPL-1, Class PPL-2, Class PPL-3, Class PPL-4, Class PPL-5, Class PPL-6, Class X-1 and Class X-2 Certificates.

            "Regulation S": Regulation S under the Securities Act.

            "Regulation S Book-Entry Certificates": With respect to any Class of Certificates (other than any ERISA Restricted Certificate, without giving effect to clause (b)(ii) of the definition thereof) offered and sold outside of the United States in reliance on Regulation S, a single Book-Entry Certificate, in definitive, fully registered form, without interest coupons.

            "Regulation S Investor": With respect to a transferee of a Regulation S Book Entry Certificate, a transferee that acquires such Certificate pursuant to Regulation S.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(e) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate and shall be compounded monthly.

            "Related Certificates," "Related Uncertificated Lower-Tier Interest" and "Related Component": For the following Classes of Uncertificated Lower-Tier Interests, the related Class of Certificates and related Components set forth below; for the following Classes of Certificates, the related Class of Uncertificated Lower-Tier Interest and related Components set forth below; and for the following Components, the related Class of Certificates and Class of Uncertificated Lower-Tier Interest set forth below:

                                               Related Uncertificated
     Related Certificate                         Lower-Tier Interest                        Related Component
----------------------------- ----------------------------------------------------------- ---------------------
Class A-1 Certificate         Class LA-1-1 Uncertificated Lower-Tier Interest             Class A-1-1 Component
                              Class LA-1-2 Uncertificated Lower-Tier Interest             Class A-1-2 Component
                              Class LA-1-3 Uncertificated Lower-Tier Interest             Class A-1-3 Component
                              Class LA-1-4 Uncertificated Lower-Tier Interest             Class A-1-4 Component
Class A-2 Certificate         Class LA-2-1 Uncertificated Lower-Tier Interest             Class A-2-1 Component
                              Class LA-2-2 Uncertificated Lower-Tier Interest             Class A-2-2 Component
                              Class LA-2-3 Uncertificated Lower-Tier Interest             Class A-2-3 Component
                              Class LA-2-4 Uncertificated Lower-Tier Interest             Class A-2-4 Component
                              Class LA-2-5 Uncertificated Lower-Tier Interest             Class A-2-5 Component
                              Class LA-2-6 Uncertificated Lower-Tier Interest             Class A-2-6 Component
Class A-3 Certificate         Class LA-3-1 Uncertificated Lower-Tier Interest             Class A-3-1 Component
                              Class LA-3-2 Uncertificated Lower-Tier Interest             Class A-3-2 Component
Class A-4 Certificate         Class LA-4-1 Uncertificated Lower-Tier Interest             Class A-4-1 Component
                              Class LA-4-2 Uncertificated Lower-Tier Interest             Class A-4-2 Component
                              Class LA-4-3 Uncertificated Lower-Tier Interest             Class A-4-3 Component
                              Class LA-4-4 Uncertificated Lower-Tier Interest             Class A-4-4 Component
                              Class LA-4-5 Uncertificated Lower-Tier Interest             Class A-4-5 Component
Class A-1A Certificate        Class LA-1A-1 Uncertificated Lower-Tier Interest            Class A-1A-1 Component
                              Class LA-1A-2 Uncertificated Lower-Tier Interest            Class A-1A-2 Component
                              Class LA-1A-3 Uncertificated Lower-Tier Interest            Class A-1A-3 Component
                              Class LA-1A-4 Uncertificated Lower-Tier Interest            Class A-1A-4 Component
                              Class LA-1A-5 Uncertificated Lower-Tier Interest            Class A-1A-5 Component
                              Class LA-1A-6 Uncertificated Lower-Tier Interest            Class A-1A-6 Component
                              Class LA-1A-7 Uncertificated Lower-Tier Interest            Class A-1A-7 Component
                              Class LA-1A-8 Uncertificated Lower-Tier Interest            Class A-1A-8 Component
                              Class LA-1A-9 Uncertificated Lower-Tier Interest            Class A-1A-9 Component
                              Class LA-1A-10 Uncertificated Lower-Tier Interest           Class A-1A-10 Component
                              Class LA-1A-11 Uncertificated Lower-Tier Interest           Class A-1A-11 Component
                              Class LA-1A-12 Uncertificated Lower-Tier Interest           Class A-1A-12 Component
                              Class LA-1A-13 Uncertificated Lower-Tier Interest           Class A-1A-13 Component
                              Class LA-1A-14 Uncertificated Lower-Tier Interest           Class A-1A-14 Component
Class B Certificate           Class LB Uncertificated Lower-Tier Interest                 Class B Component
Class C Certificate           Class LC Uncertificated Lower-Tier Interest                 Class C Component
Class D Certificate           Class LD Uncertificated Lower-Tier Interest                 Class D Component
Class E Certificate           Class LE-1 Uncertificated Lower-Tier Interest               Class E-1 Component
                              Class LE-2 Uncertificated Lower-Tier Interest               Class E-2 Component
                              Class LE-3 Uncertificated Lower-Tier Interest               Class E-3 Component
Class F Certificate           Class LF-1 Uncertificated Lower-Tier Interest               Class F-1 Component
                              Class LF-2 Uncertificated Lower-Tier Interest               Class F-2 Component
                              Class LF-3 Uncertificated Lower-Tier Interest               Class F-3 Component
Class G Certificate           Class LG-1 Uncertificated Lower-Tier Interest               Class G-1 Component
                              Class LG-2 Uncertificated Lower-Tier Interest               Class G-2 Component
                              Class LG-3 Uncertificated Lower-Tier Interest               Class G-3 Component
Class H Certificate           Class LH-1 Uncertificated Lower-Tier Interest               Class H-1 Component
                              Class LH-2 Uncertificated Lower-Tier Interest               Class H-2 Component
                              Class LH-3 Uncertificated Lower-Tier Interest               Class H-3 Component
Class J Certificate           Class LJ-1 Uncertificated Lower-Tier Interest               Class J-1 Component
                              Class LJ-2 Uncertificated Lower-Tier Interest               Class J-2 Component
Class K Certificate           Class LK Uncertificated Lower-Tier Interest                 Class K Component
Class L Certificate           Class LL-1 Uncertificated Lower-Tier Interest               Class L-1 Component
                              Class LL-2 Uncertificated Lower-Tier Interest               Class L-2 Component
Class M Certificate           Class LM Uncertificated Lower-Tier Interest                 Class M Component
Class N Certificate           Class LN Uncertificated Lower-Tier Interest                 Class N Component
Class O Certificate           Class LO Uncertificated Lower-Tier Interest                 Class O Component
Class P Certificate           Class LP Uncertificated Lower-Tier Interest                 Class P Component

            "Release Date": The date that is 40 days after the later of
(i) the commencement of the offering of the Certificates and (ii) the Closing Date.

            "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code (or any successor thereto).

            "REMIC Declaration": The declaration establishing the AFR/Bank of America Portfolio Loan REMIC described in the preliminary statement.

            "REMIC Provisions": The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": The Pool REO Account and/or a Whole Loan REO Account, as applicable.

            "REO Acquisition": The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(d).

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan (other than a Non-Serviced Mortgage
Loan) deemed for purposes hereof to be outstanding with respect to each REO Property (or in the case of a Mortgage Loan included in a Serviced Whole Loan, any of the Mortgage Loan, any Serviced Pari Passu Loan or any Serviced B Note comprising such Serviced Whole Loan. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the PPL Component Mortgage Loan REMIC or the Lower-Tier REMIC, as applicable, and provides for Assumed Scheduled Payments on each Due Date therefor, and otherwise has the same terms and conditions as its predecessor Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note as of the date of the related REO Acquisition. All amounts due and owing in respect of the predecessor Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note as of the date of the related REO Acquisition, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of the predecessor Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note as of the date of the related REO Acquisition, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Servicer or the Special Servicer, or to the Trustee or the Fiscal Agent, as applicable, in respect of such Advances in accordance with Section 3.03(e) or
Section 4.03(d), shall continue to be payable or reimbursable to the Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of an REO Loan. In addition, Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid or deemed paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", "Loan Group 1 Principal Distribution Amount" or "Loan Group 2 Principal Distribution Amount" shall be deemed outstanding until recovered. Collections in respect of each REO Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the Servicer or the Special Servicer for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property) shall be treated: first, as a recovery of Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to such REO Loan, in each case that were paid or deemed paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", "Loan Group 1 Principal Distribution Amount" or "Loan Group 2 Principal Distribution Amount"; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of receipt (exclusive of any portion that constitutes Excess Interest); third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the Servicing Standard of the Servicer or Special Servicer, as applicable, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment Premiums and Penalty Charges and (ii) Excess Interest and other amounts, in that order; provided, however, that the treatment of the foregoing amounts of each Serviced Whole Loan shall be subject to the terms of the related Co-Lender Agreement.

            "REO Loan Accrual Period": With respect to any REO Loan and any Due Date therefor, the one-month period immediately preceding such Due Date.

            "REO Property": A Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) acquired by the Special Servicer on behalf of, and in the name of, the Trustee, or a nominee of the Trustee for the benefit of the Certificateholders and the Trustee (as holder of the AFR/Bank of America Portfolio Loan REMIC Interests, the PPL Component Loan REMIC Senior Regular Interest and the Uncertificated Lower-Tier Interests) (and, in the case of a related Mortgaged Property securing a Serviced Whole Loan, for the benefit of the Certificateholders and the holders of any related Serviced Pari Passu Loan or Serviced B Note, as their interests may appear) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note.

            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

            "Request for Release": A release signed by a Servicing Officer of the Servicer or the Special Servicer, as applicable, in the form of Exhibit E attached hereto.

            "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

            "Responsible Officer": When used with respect to the initial Trustee, any Vice President, Assistant Vice President, Assistant Secretary, or trust officer in the corporate trust department of the Trustee, and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the successor Trustee or Fiscal Agent, as the case may be, or any other officer of the successor Trustee or Fiscal Agent, as the case may be, customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the successor Trustee or Fiscal Agent, as the case may be, because of such officer's knowledge of and familiarity with the particular subject.

            "Revised Rate": With respect to those Mortgage Loans on the Mortgage Loan Schedule indicated as having a revised rate, the increased interest rate after the Anticipated Prepayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

            "Rule 144A Book-Entry Certificate": With respect to any Class of Certificates offered and sold in reliance on Rule 144A under the Securities Act, a single Book-Entry Certificate, in definitive, fully registered form without interest coupons.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. and its successors in interest.

            "Scheduled Principal Distribution Amount": With respect to any Distribution Date and in respect of any Mortgage Loan, the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments and Excess Interest) due on a Due Date in respect of the Mortgage Loans during or, if and to the extent not previously received or advanced pursuant to Section
4.03 in respect of a preceding Distribution Date, prior to, the related Collection Period, and all Assumed Scheduled Payments for the related Collection Period, in each case to the extent either (i) paid by the Mortgagor as of the Business Day preceding the related P&I Advance Date (and not previously distributed to Certificateholders) or (ii) advanced by the Servicer, the Trustee or the Fiscal Agent, as applicable, pursuant to Section 4.03 in respect of such Distribution Date, and (b) all Balloon Payments in respect of any Mortgage Loan to the extent received during the related Collection Period (or, with respect to a Non-Serviced Mortgage Loan, to the extent remitted by Non-Serviced Mortgage Loan Servicer to the Trustee on or before the related P&I Advance Date) and to the extent not included in clause (a) above.

            "Securities Act": The Securities Act of 1933, as amended.

            "Security Agreement": With respect to any Mortgage Loan or Serviced Whole Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan or Serviced Whole Loan.

            "Sequential Pay Certificate": Any Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate.

            "Serviced B Note": Each of the Stonebriar Plaza B Note and the Clarendon Heights B Note.

            "Serviced Mortgage Loan": Each of the Stonebriar Plaza Mortgage Loan and the Clarendon Heights Mortgage Loan.

            "Serviced Pari Passu Loan": With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), any mortgage loan that is secured by the related Mortgaged Property on a pari passu basis with such Mortgage Loan. There are no Serviced Pari Passu Loans.

            "Serviced Pari Passu Loan Securities": Any class of securities backed in whole or in part by any Serviced Pari Passu Loan.

            "Serviced Whole Loan": Each of the Stonebriar Plaza Whole Loan and the Clarendon Heights Whole Loan.

            "Serviced Whole Loan Custodial Account": With respect to each Serviced Whole Loan, the segregated account, accounts or sub-account, which may be a sub-account of the Certificate Account, created and maintained by the Servicer pursuant to Section 3.04(e) on behalf of the holders of any related Mortgage Loan or Serviced B Note, which shall be entitled "[NAME OF SERVICER], as Servicer, in trust for the Certificateholders and [NAMES OF THE HOLDERS OF ANY RELATED SERVICED B NOTE], as their interests may appear." Any such account(s) shall at all times be an Eligible Account(s) or sub-account(s) of Eligible Account(s).

            "Servicer": Wachovia Bank, National Association and its successor in interest and assigns, or any successor Servicer appointed as herein provided.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

            "Servicing Advances": With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Servicer, the Trustee, the Special Servicer or the Fiscal Agent, as applicable, in connection with the servicing and administering of (a) such Mortgage Loan or Serviced Whole Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) the related REO Property, if any, including, but not limited to, the cost of (i) compliance with the Servicer's obligations set forth in Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance Proceeds and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(viii) of the definition of "Liquidation Proceeds," (iv) any enforcement or judicial proceedings with respect to the related Mortgaged Property, including foreclosures and (v) the operation, leasing, management, maintenance and liquidation of any related REO Property. Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan, Serviced Whole Loan or REO Property.

            "Servicing Fee": With respect to each Mortgage Loan, Serviced Pari Passu Loan and the Stonebriar Plaza B Note and any successor REO Loan, the fee payable to the Servicer pursuant to the first paragraph of Section 3.11(a). In the case of the AFR/Bank of America Portfolio Mortgage Loan, "Mortgage Loan" shall refer to the AFR/Bank of America Portfolio Loan REMIC Regular Interest for purposes of this definition as the context requires. There shall be no Servicing Fee payable with respect to the Clarendon Heights B Note.

            "Servicing Fee Rate": With respect to each Mortgage Loan, a rate equal to the per annum rate set forth on the Mortgage Loan Schedule under the heading "Servicing Fee Rate," in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan and on the basis of a 360-day year with twelve 30-day months. With respect to the Stonebriar Plaza B Note, the servicing fee rate set forth in the related Co-Lender Agreement. In the case of the AFR/Bank of America Portfolio Mortgage Loan, "Mortgage Loan" shall refer to the AFR/Bank of America Portfolio Loan REMIC Regular Interest for purposes of this definition as the context requires.

            "Servicing Officer": Any officer and/or employee of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer and the Special Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

            "Servicing-Released Bid": As defined in Section 7.01(e).

            "Servicing Standard": As defined in Section 3.01(a).

            "Servicing Transfer Event": With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the occurrence of any of the following events:

            (i) a payment default shall have occurred on such Mortgage Loan or Serviced Whole Loan at its original maturity date or, if the original maturity date of such Mortgage Loan or Serviced Whole Loan has been extended in accordance herewith, a payment default occurs on such Mortgage Loan or Serviced Whole Loan at its extended maturity date or, in the case of Balloon Loans, the date the related Balloon Payment is due, unless in either case the related Mortgagor has delivered to the Servicer a written refinancing commitment prior to such maturity date reasonably satisfactory in form and substance to the Servicer which provides that such refinancing will occur within 60 days of the Maturity Date and payment has been made within 60 days of the Maturity Date; or

            (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; or

            (iii) the date upon which the Servicer or Special Servicer determines that a payment default or any other default under the applicable loan documents that (with respect to such other default) would impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise would materially adversely affect the interests of Certificateholders and, if applicable, the holders of any related Serviced Pari Passu Loan or Serviced B Note and would continue unremedied beyond the applicable grace period under the terms of the related loan documents (or, if no grace period is specified, for 60 days, and provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related Mortgagor within 60 days or, except as provided in clause (i) above, in the case of a Balloon Payment, for at least 30 days; or

            (iv) the date upon which a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, and being entered against the related Mortgagor; and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (v) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (vi) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vii) a default of which the Servicer or the Special Servicer has notice (other than a failure by such Mortgagor to pay principal or interest) and which in the opinion of the Servicer or the Special Servicer, as applicable, materially and adversely affects the interests of the Certificateholders (or, with respect to any Serviced Whole Loans, the holders of any related Serviced Pari Passu Loan or Serviced B Note) has occurred and remained unremedied for the applicable grace period specified in such Mortgage Loan or Serviced Whole Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days) provided, however, that in the event the Special Servicer determines that the related Mortgagor does not need to maintain terrorism insurance as provided in Section 3.07(a), failure to obtain such insurance shall not be deemed to be a default for purposes of this clause (vii); or

            (viii) the Servicer or Special Servicer (who shall forward such notice to the Servicer) has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property.

            "Similar Law": As defined in Section 5.02(c).

            "Sole Certificateholder": Any Holder (or Holders provided they act in unanimity) holding 100% of the Class X, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero.

            "Special Servicer": Lennar or any successor Special Servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Loan and each REO Loan, 0.25% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan or Serviced Whole Loan and on the basis of a 360-day year with twelve 30-day months.

            "Specially Serviced Loan": As defined in Section 3.01(a).

            "Startup Day": The day designated as such in Section 10.01(b).

            "Stated Principal Balance": With respect to any Mortgage Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Mortgage Loan, plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Collection Period minus (z) the sum of:

            (i) the principal portion of each Monthly Payment due on and attributable to such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer;

            (ii) all Principal Prepayments received with respect to such Mortgage Loan after the Cut-off Date;

            (iii) the principal portion of all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to and attributable to such Mortgage Loan after the Cut-off Date; and

            (iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation or other modification of the Mortgage Loan that occurred prior to the end of the Collection Period for the most recent Distribution Date.

            With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note as of the date of the related REO Acquisition, minus (y) the sum of:

            (i) the principal portion of any P&I Advance made with respect to the predecessor Mortgage Loan or Serviced Pari Passu Loan on or after the date of the related REO Acquisition; and

            (ii) the principal portion of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan.

            With respect to any Serviced Pari Passu Loan or Serviced B Note, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Serviced Pari Passu Loan or Serviced B Note, plus (y) any Mortgage Deferred Interest added to the principal balance of such Serviced Pari Passu Loan or Serviced B Note on or before the end of the immediately preceding Collection Period minus (z) the sum of:

            (i) the principal portion of each Monthly Payment due on and attributable to such Serviced Pari Passu Loan or Serviced B Note after the Cut-off Date, to the extent received from the Mortgagor;

            (ii) all Principal Prepayments received with respect to such Serviced Pari Passu Loan or Serviced B Note after the Cut-off Date;

            (iii) the principal portion of all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to and attributable to such Serviced Pari Passu Loan or Serviced B Note after the Cut-off Date; and

            (iv) any reduction in the outstanding principal balance of such Serviced Pari Passu Loan or Serviced B Note resulting from a Deficient Valuation or other modification of such Serviced Pari Passu Loan or Serviced B Note that occurred prior to the end of the Collection Period for the most recent Distribution Date and in accordance with the terms of the related Co-Lender Agreement.

            With respect to any Serviced Whole Loan, as of any date of determination, the sum of (a) the amount calculated with respect to the Mortgage Loan related to such Serviced Whole Loan in accordance with the first paragraph of this definition and (b) the amount calculated with respect to any related Serviced Pari Passu Loan or Serviced B Note included in such Serviced Whole Loan in accordance with the third paragraph of this definition.

            In the case of the AFR/Bank of America Portfolio Mortgage Loan, "Mortgage Loan" shall refer to the AFR/Bank of America Portfolio Loan REMIC Regular Interest for purposes of this definition as the context requires.

            A Mortgage Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

            "Statement to Certificateholders": As defined in Section 4.02(a).

            "Stonebriar Plaza B Note": With respect to the Stonebriar Plaza Whole Loan, the related promissory note made by the Stonebriar Plaza Mortgagor and secured by the Mortgage on the Stonebriar Plaza and designated as Promissory Note B, which is not included in the Trust, which is subordinated in right of payment to the Stonebriar Plaza Mortgage Loan as provided in the Stonebriar Plaza Co-Lender Agreement.

            "Stonebriar Plaza Co-Lender Agreement": With respect to the Stonebriar Plaza Whole Loan, the related intercreditor agreement by and between the Stonebriar Plaza Noteholders relating to the relative rights of such holders of the respective Stonebriar Plaza Mortgage Loan and the Stonebriar Plaza B Note, as the same may be amended from time to time in accordance with the terms thereof.

            "Stonebriar Plaza Mortgage Loan": With respect to the Stonebriar Plaza Whole Loan, the related promissory note made by the Stonebriar Plaza Mortgagor and secured by the Mortgage on the Stonebriar Plaza and designated as Promissory Note A, which is included in the Trust and which is senior in right of payment to the Stonebriar Plaza B Note as provided in the Stonebriar Plaza Co-Lender Agreement.

            "Stonebriar Plaza Mortgaged Property": The property or properties which secure the Stonebriar Plaza Whole Loan.

            "Stonebriar Plaza Noteholders": Collectively, the holder of the Mortgage Note for the Stonebriar Plaza Mortgage Loan and the Stonebriar Plaza B Note.

            "Stonebriar Plaza Whole Loan": The Stonebriar Plaza Mortgage Loan, together with the Stonebriar Plaza B Note. References herein to the Stonebriar Plaza Whole Loan shall be construed to refer to the aggregate indebtedness under the Stonebriar Plaza Mortgage Loan and the Stonebriar Plaza B Note.

            "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate.

            "Sub-Servicer": Any Person with which the Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans or Serviced Whole Loans as provided in Section 3.22.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loans as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Mortgage Loans.

            "Successful Bidder": As defined in Section 7.01(e).

            "Successful Sub-Servicing Bidder": As defined in Section 3.22(h).

            "Supplemental Servicer Schedule": With respect to the Mortgage Loans transferred on the Closing Date to the Servicer as part of the Trust Fund, a list attached hereto as Exhibit T, which list sets forth the following information with respect to each Mortgage Loan:

            (i) the loan servicing number;

            (ii) the related Mortgage Loan Seller;

            (iii) whether the Mortgage Loan is a defeasance loan;

            (iv) the grace period with respect to both default payments and late payments; and

            (v) property name and type.

            Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC, the Lower-Tier REMIC, the PPL Component Mortgage Loan REMIC and the AFR/Bank of America Portfolio Loan REMIC due to its classification as a REMIC under the REMIC Provisions and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under subpart E, Part I of subchapter J of the Code, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal tax law or Applicable State and Local Tax Law.

            "Termination Period": As defined in Section 7.01(e).

            "Third Party Appraiser": As defined in Section 3.18(e).

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit": As defined in Section 5.02(d).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Transferor Letter": As defined in Section 5.02(d).

            "Trust": The trust created hereby and to be administered hereunder.

            "Trust Fund": The segregated pool of assets subject hereto, constituting the Trust, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Cut-off Date (other than payments of principal and interest due and payable on such Mortgage Loans on or before the Cut-off
Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Certificate Account, any Serviced Whole Loan Custodial Account (to the extent such amounts are allocable to the related Mortgage Loan, pursuant to the related Co-Lender Agreement), the Distribution Account, any Servicing Accounts, the Interest Reserve Account, the Grantor Trust Distribution Account and the REO Accounts (to the extent of the Trust Fund's interest therein); (iii) any REO Property (to the extent of the Trust Fund's interest therein) or beneficial interest in a Mortgaged Property acquired pursuant to a Non-Serviced Mortgage Loan Pooling Agreement; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Mortgage Loans; (v) the Excess Liquidation Proceeds Reserve Account, (vi) the AFR/Bank of America Portfolio Loan REMIC Regular Interest and the AFR/Bank of America Portfolio Loan REMIC Residual Interest, (vii) the PPL Component Mortgage Loan REMIC Senior Regular Interest, (viii) the Uncertificated Lower-Tier Interests, and (ix) the rights of the Depositor under Sections 2, 3, 8, 9, 10, 11, 12, 13 and 16 of each Mortgage Loan Purchase Agreement.

            "Trustee": LaSalle Bank National Association, a national banking association, in its capacity as trustee and its successors in interest, or any successor Trustee appointed as herein provided.

            "Trustee Exception Report": As defined in Section 2.02(e).

            "Trustee Fee": The fee to be paid monthly on the Distribution Date to the Trustee as compensation for the Trustee's activities under this Agreement equal to the product of the Trustee Fee Rate and the Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date. In the case of the AFR/Bank of America Portfolio Mortgage Loan, "Mortgage Loan" shall refer to the AFR/Bank of America Portfolio Loan REMIC Regular Interest for purposes of this definition as the context requires.

            "Trustee Fee Rate": A rate equal to .0017% per annum.

            "Tysons Corner Center A-1 Note": With respect to the Tysons Corner Center Whole Loan, the related promissory note made by the Tysons Corner Center Mortgagor and secured by the Mortgage on the Tysons Corner Center Mortgaged Property and designated as Promissory Note A-1, which is not included in the Trust and which is pari passu in right of payment to the Tysons Corner Center Mortgage Loan, the Tysons Corner Center A-3 Note and the Tysons Corner Center A-4 Note as provided in the Tysons Corner Center Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "Tysons Corner Center A-3 Note": With respect to the Tysons Corner Center Whole Loan, the related promissory note made by the Tysons Corner Center Mortgagor and secured by the Mortgage on the Tysons Corner Center Mortgaged Property and designated as Promissory A-3 Note, which is not included in the Trust and which is pari passu in right of payment to the Tysons Corner Center A-1 Note, the Tysons Corner Center Mortgage Loan and the Tysons Corner Center A-4 Note, as provided in the Tysons Corner Center Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "Tysons Corner Center A-4 Note": With respect to the Tysons Corner Center Whole Loan, the related promissory note made by the Tysons Corner Center Mortgagor and secured by the Mortgage on the Tysons Corner Center Mortgaged Property and designated as Promissory A-4 Note, which is not included in the Trust and which is pari passu in right of payment to the Tysons Corner Center A-1 Note, the Tysons Corner Center Mortgage Loan and the Tysons Corner Center A-3 Note, as provided in the Tysons Corner Center Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "Tysons Corner Center Co-Lender Agreement": With respect to the Tysons Corner Center Whole Loan, the related intercreditor agreement by and between the Tysons Corner Center Noteholders relating to the relative rights of such holders of the respective Tysons Corner Center Mortgage Loan and the Tysons Corner Center Pari Passu Loan, as the same may be amended, supplemented or modified from time to time.

            "Tysons Corner Center Depositor": The "depositor" under the Tysons Corner Center Pooling Agreement, which as of the date hereof is Deutsche Mortgage & Asset Receiving Corporation.

            "Tysons Corner Center Mortgaged Property": The property or properties which secure the Tysons Corner Center Whole Loan.

            "Tysons Corner Center Mortgage Loan": With respect to Tysons Corner Center Whole Loan, the related promissory note made by the Tysons Corner Center Mortgagor and secured by the Mortgage on the Tysons Corner Center Mortgaged Property and designated as Promissory A-2 Note, which is included in the Trust and which is pari passu in right of payment to the Tysons Corner Center A-1 Note, the Tysons Corner Center A-3 Note and the Tysons Corner Center A-4 Note, as provided in the Tysons Corner Center Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "Tysons Corner Center Noteholders": Collectively, the holders of the Mortgage Notes for the Tysons Corner Center Mortgage Loan and the Tysons Corner Center Pari Passu Loan.

            "Tysons Corner Center Pari Passu Loan": Each of the Tysons Corner Center A-1 Note, the Tysons Corner Center A-3 Note and the Tysons Corner Center A-4 Note.

            "Tysons Corner Center Pooling Agreement": The pooling and servicing agreement dated as of March 1, 2004, among the Tysons Corner Center Depositor, the Tysons Corner Center Servicer, the Tysons Corner Center Special Servicer and the Tysons Corner Center Trustee, as from time to time amended, supplemented or modified.

            "Tysons Corner Center Primary Servicing Fee Rate": The "Servicing Fee Rate" applicable to the Tysons Corner Center Mortgage Loan as defined in the Tysons Corner Center Pooling Agreement.

            "Tysons Corner Center Servicer": The "master servicer" under the Tysons Corner Center Pooling Agreement, which as of the date hereof is GMAC Commercial Mortgage Corporation.

            "Tysons Corner Center Special Servicer": The "special servicer" of the Tysons Corner Center Whole Loan under the Tysons Corner Center Pooling Agreement, which as of the date hereof is Lennar Partners, Inc.

            "Tysons Corner Center Trustee": The "trustee" under the Tysons Corner Center Trust Agreement, which as of the date hereof is Wells Fargo Bank, Minnesota, N.A.

            "Tysons Corner Center Whole Loan": The Tysons Corner Center Mortgage Loan, together with the Tysons Corner Center Pari Passu Loans. References herein to the Tysons Corner Center Whole Loan shall be construed to refer to the aggregate indebtedness under the Tysons Corner Center Mortgage Loan and the Tysons Corner Center Pari Passu Loans.

            "UCC": The Uniform Commercial Code, as enacted in each applicable state.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

            "Uncertificated Lower-Tier Interests": Any of the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-1A-14, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5, Class LA-2-6, Class LA-3-1, Class LA-3-2, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4, Class LA-4-5, Class LB, Class LC, Class LD, Class LE-1, Class LE-2, Class LE-3, Class LF-1, Class LF-2, Class LF-3, Class LG-1, Class LG-2, Class LG-3, Class LH-1, Class LH-2, Class LH-3, Class LJ-1, Class LJ-2, Class L-K, Class LL-1, Class LL-2, Class LM, Class LN, Class LO and Class LP Uncertificated Lower-Tier Interests.

            "Uncovered Prepayment Interest Shortfall": Any Prepayment Interest Shortfall in excess of the Compensating Interest Payment.

            "Underwriters": Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

            "Underwritten Debt Service Coverage Ratio": With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan), the ratio of (i) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (ii) the aggregate amount of the Monthly Payments due for the 12-month period immediately following the Cut-off Date, except with respect to those Mortgage Loans identified on Schedule 3 where Monthly Payments pay interest only for a specified period of time set forth in the related Mortgage Loan documents and then pay principal and interest, but for purposes of this definition only, shall be assumed to include interest and principal (based upon the amortization schedule length indicated on Schedule 3).

            "Underwritten Net Cash Flow": With respect to any Mortgaged Property, the estimated stabilized annual revenue derived from the use and operation of such Mortgaged Property, less estimated stabilized annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

            "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

            "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (iii) and (iv) of
Section 3.05(a) but that has not been recovered from the Borrower or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

            "Unscheduled Principal Distribution Amount": With respect to any Distribution Date, the aggregate of:

            (a) all Principal Prepayments received on the Mortgage Loans during the related Collection Period; and

            (b) the principal portions of all Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds and, if applicable, REO Revenues received with respect to the Mortgage Loans and any REO Loans during the related Collection Period (or, in the case of any Non-Serviced Mortgage Loan, the portion of such amounts payable with respect to such Non-Serviced Mortgage Loan pursuant to the related Co-Lender Agreement), but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 in respect of a preceding Distribution Date.

            "Upper-Tier Distribution Account": The segregated sub-account deemed to be a part of the Distribution Account and maintained by the Trustee pursuant to Section 3.04(b).

            "Upper-Tier REMIC": One of the three separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "U.S. Dollars": Lawful money of the United States of America.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates (allocated to the Class X-1 and Class X-2 Certificates on a pro rata basis based on their respective outstanding Notional Amounts at the time of determination), and (ii) in the case of any other Class of Regular Certificates (other than the Class PPL Certificates) a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class PPL Certificates), each determined as of the Distribution Date immediately preceding such time. None of the Class S Certificates, Class R Certificates or the Class LR Certificates will be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (in the case of the PPL Component Mortgage Loan, the PPL Component Mortgage Loan Senior Component only) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances (or in the case of the PPL Component Mortgage Loan, the PPL Component Mortgage Loan Senior Balance) as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period); provided, however, in the case of the AFR/Bank of America Portfolio Mortgage Loan, "Mortgage Loan" shall refer to the AFR/Bank of America Portfolio Loan REMIC Regular Interest for purposes of this definition.

            "Whole Loan": Any Serviced Whole Loan and Non-Serviced Whole Loan, as applicable.

            "Whole Loan REO Account": As defined in Section 3.16(b).

            "Withheld Amounts": As defined in Section 3.25(a).

            "Workout-Delayed Reimbursement Amounts": With respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified Mortgage Loan documents.

            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan.

            "Workout Fee Rate": A fee of 1.0% of each collection (other than Excess Interest and Default Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments, (iii) prepayments and (iv) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

            "Yield Maintenance Charge": With respect to any Mortgage Loan or REO Loan, the yield maintenance charge set forth in the related Mortgage Loan documents; provided that no amounts shall be considered Yield Maintenance Charges until there has been a full recovery of all principal, interest and other amounts due under the related Mortgage Loan.

            Section 1.02 Certain Calculations.

            Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

            (i) All calculations of interest (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

            (ii) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer or the Special Servicer; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with the Servicing Standard consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

            (iii) Any reference to the Certificate Balance of any Class of Regular Certificates (other than the Class X Certificates) on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a),
      (b) any Collateral Support Deficit or PPL Collateral Support Deficit allocated to such Class on such Distribution Date pursuant to Section 4.04, (c) the addition of any Certificate Deferred Interest allocated to such Class and added to such Certificate Balance pursuant to Section 4.06(b) and (d) any recoveries on the related Mortgage Loan of Nonrecoverable Advances (plus interest thereon) that were previously reimbursed from principal collections on the Mortgage Loans that resulted in a reduction of the Principal Distribution Amount, Loan Group 1 Principal Distribution Amount or Group 2 Principal Distribution Amount, which recoveries are allocated to such Class and added to the Certificate Balance pursuant to Section 4.04(a). The calculation of Voting Rights hereunder shall not be affected by an Appraisal Reduction.

            (iv) For purposes of calculations required herein, Excess Interest shall not be added to the outstanding principal balance of the Mortgage Loans notwithstanding that the related loan documents may provide otherwise.

                               [End of Article I]

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans.

            (a) The Depositor hereby establishes the Trust as a common law trust under the laws of the State of New York and designates the Trust as "GE Commercial Mortgage Corporation Trust, Series 2004-C2." Concurrently with the execution and delivery hereof, the Depositor does hereby assign, sell, transfer and convey to the Trustee, without recourse, for the benefit of the Certificateholders and the Trustee (as holder of the AFR/Bank of America Portfolio Loan REMIC Interests, the PPL Component Mortgage Loan Senior Regular Interest and the Uncertificated Lower-Tier Interests), on behalf of the Trust, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans (including, without limitation, all related Mortgage Loan documents executed in connection therewith) identified on the Mortgage Loan Schedule (including in the case of the AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio Loan REMIC Interests), (ii) Sections 2, 3, 9, 11, 13 and 16 of each of the Mortgage Loan Purchase Agreements and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date) and all escrow and collateral accounts and, in the case of a Mortgage Loan included in a Whole Loan, is subject to the related Co-Lender Agreement. Such assignment of any Non-Serviced Mortgage Loan, and, the right to service such Mortgage Loan, are further subject to the terms and conditions of the related Non-Serviced Mortgage Loan Pooling Agreement and the related Co-Lender Agreement. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale. In connection with the assignment to the Trustee of Sections 2, 3, 9, 11, 13 and 16 of each of the Mortgage Loan Purchase Agreements, it is intended that the Trustee get the benefit of Sections 8, 10 and 12 thereof in connection with any exercise of rights under such assigned Sections, and the Depositor shall use its best efforts to make available to the Trustee the benefits of Sections 8, 10 and 12 in connection therewith.

            (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage Note for each Mortgage Loan so assigned, with copies to the Servicer (or, in the case of the Mortgage Loans sold to the Depositor by GECC, to GEMSA or, in the case of the Mortgage Loans sold to the Depositor by Bank of America, to Bank of America) and, within 45 days following the Closing Date, the remaining documents in the Mortgage File for each such Mortgage Loan. With respect to the Mortgage Loans sold to the Depositor by GECC, the Depositor shall cause GECC to forward to the Servicer copies of the documents listed in clauses (i), (ii), (vi), (viii),
(xvi), (xviii) and (xix) of the definition of Mortgage File. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnifying the Trustee. The Trustee shall provide a certification in the form attached hereto as Exhibit W-1 on the Closing Date that all Mortgage Notes have been received or an appropriate affidavit has been delivered. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(ii), (iv), (vi), (viii), (xi) and (xiii) of the definition of "Mortgage File," with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied on a provisional basis as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby within 45 days following the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi),
(viii), (xi) and (xiii) of the definition of "Mortgage File," with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided, that a photocopy of such non-delivered document or instrument (with evidence of recording thereon and certified in the case of the documents and/or instruments referred to in clause
(ii) of the definition of "Mortgage File" by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby within 45 days following the Closing Date. Neither the Trustee nor any Custodian shall in any way be liable for any failure by such Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). If, within 45 days following the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller cannot deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clauses (iii), (v), (vii) or (xii) of the definition of "Mortgage File" solely because of the unavailability of recording information as to any existing document or instrument, such Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to such Mortgage Loan within 45 days following the Closing Date an omnibus assignment of such Mortgage Loan substantially in the form of Exhibit H; provided, that all required original assignments with respect to such Mortgage Loan, in fully complete and recordable form, are delivered to the Trustee or its Custodian within 180 days of the Closing Date (or within such longer period as the Trustee in its discretion may permit). Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (xix) of the definition of Mortgage File, the Servicer (or, with respect to the Mortgage Loans sold to the Depositor by GECC, GEMSA) shall hold the original of such document in trust on behalf of the Trustee in order to draw on such letter of credit and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering the original of such document to the Servicer (or, with respect to the Mortgage Loans sold to the Depositor by GECC, GEMSA), who will certify receipt of such document, and forward a copy of the applicable document to the Trustee and the Trustee shall appoint the Servicer (or, with respect to the Mortgage Loans sold to the Depositor by GECC, GEMSA) as custodian and the Servicer (or, with respect to the Mortgage Loans sold to the Depositor by GECC, GEMSA) shall accept such appointment with respect to such letters of credit. The applicable Mortgage Loan Seller shall pay any costs of assignment of such letter of credit required in order for the Servicer to draw on such letter of credit.

            (c) Except under the circumstances provided for in the last sentence of this subsection (c), the Trustee, at the related Mortgage Loan Seller's expense, shall as to each Mortgage Loan, promptly (and in any event within 75 days of the later of the Closing Date, the Trustee's actual receipt of the related documents and the date on which the Trustee receives with respect to the original recorded or filed documents relating to such assignments and UCC Financing Statements, all necessary recording or filing information required for the filing of such assignments and UCC Financing Statements) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate (except for any Mortgage Loan that has been recorded in the name of MERS or its designee), each assignment to the Trustee referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each financing statement in lieu of a continuation statement and UCC-3 to the Trustee referred to in clause (xii) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office to the Trustee or its designee following recording, and each such financing statement in lieu of a continuation statement and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing. If any such document or instrument is determined to be incomplete or not to meet the filing requirements of the jurisdiction in which it is recorded or filed, or is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein on or about 180 days after the Closing Date, the Trustee shall prepare or cause to be prepared at the expense of the related Mortgage Loan Seller a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii) and (v) of the definition of "Mortgage File," or to file any financing statement in lieu of a continuation statement and UCC-3 to the Trustee referred to in clause (xii) of the definition of "Mortgage File," in those jurisdictions where, in the written opinion of local counsel (such opinion to be provided by the applicable Mortgage Loan Seller and which opinion shall not be an expense of the Trustee, the Trust Fund or the holder of any Serviced Pari Passu Loan or Serviced B Note) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related Mortgage Loan Seller, the Servicer, the Special Servicer, any Sub-Servicer or the Depositor.

            (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Mortgage Loans and originals or copies of all financial statements, operating statements, appraisals, environmental/engineering reports, leases, rent rolls and legal opinions in the possession of the Mortgage Loan Seller, and any other information provided by the respective Mortgagor from time to time, that are not required to be a part of a Mortgage File in accordance with the definition thereof together with copies of all documents in each Mortgage File, shall be delivered to the Servicer (or, in the case of the Mortgage Loans sold to the Depositor by GECC, to GEMSA or, in the case of the Mortgage Loans sold to the Depositor by Bank of America, to Bank of America) on or before the Closing Date and shall be held by the Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the AFR/Bank of America Portfolio Loan REMIC Interests, the PPL Component Mortgage Loan REMIC Senior Regular Interest and the Uncertificated Lower-Tier Interests).

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Servicer, on or before the Closing Date, a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date. (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date each of the Mortgage Loan Sellers shall (i) cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of the applicable Mortgage Loan Seller or any other name to be transferred to the Servicer (or a Sub-Servicer) for deposit into Servicing Accounts and (ii) provide the Servicer with the Supplemental Servicer Schedule with respect to the Mortgage Loans that it sold to the Depositor on the Closing Date.

            Section 2.02 Acceptance by Trustee.

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this Section
2.02 and to any exceptions noted on the Trustee Exception Report, of the applicable documents specified in clauses (i), (ii), (ix), (xvi) and (xix) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents (other than the documents referred to in clause (xix) of the definition of "Mortgage File", which shall be held by the Servicer) and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders (and as holder of the AFR/Bank of America Portfolio Loan REMIC Interests, the PPL Component Mortgage Loan REMIC Senior Regular Interest and the Uncertificated Lower-Tier Interests). To the extent that the Mortgage File for a Mortgage Loan included in a Serviced Whole Loan relates to a Serviced Pari Passu Loan or a Serviced B Note, the Trustee shall also hold such Mortgage File in trust for the use and benefit of the holder of any related Serviced Pari Passu Loan or Serviced B Note.

            (b) Within 60 days after the later of the Closing Date or actual receipt (but not later than 120 days after the Closing Date) (the "Initial Certification Date"), the Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review (but in no event later than 120 days after the Closing Date), the Trustee shall certify in writing (in the form attached hereto as Exhibit W-2) to each of the Rating Agencies, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder (provided it shall have identified itself, and furnished to the Trustee a notice address for the delivery of such certificate), the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) and the Mortgage Loan Sellers that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full) and except as specifically identified in any exception report annexed thereto, (i) all documents specified in clauses (i) through (v), (ix), (x) (xi), (xii), and (xvi) through (xix) (to the extent the Trustee has actual knowledge that such documents are supposed to be in the Mortgage File as indicated by the Mortgage Loan Checklist delivered by each Mortgage Loan Seller with each closing document binder) (or, with respect to clause (xix), a copy of such letter of credit if the Servicer (or, with respect to the Mortgage Loans sold to the Depositor by GECC, GEMSA) has the original or an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan, (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct and (iv) solely with respect to the AFR/Bank of America Portfolio Mortgage Loan, the original or a copy of the related REMIC Declaration is in its possession. With respect to each Mortgage Loan, the related Mortgage Loan Seller shall provide to the Trustee a Mortgage Loan Checklist, upon which the Trustee may rely in determining which documents should be part of the Mortgage File. With respect to each Mortgage Loan listed on an exception report, the Trustee shall specifically identify such Mortgage Loan together with the nature of such exception (in the form reasonably acceptable to the Trustee and the Mortgage Loan Seller and specifically identifying items required to be in the Mortgage File but never delivered and items which were delivered by the Mortgage Loan Seller but are out for recording and have not been returned by the recorder's office).

            (c) The Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents received thereby subsequent to the Closing Date; and, every 90 days following the Initial Certification Date until the date that all exceptions are eliminated. The Trustee shall certify in writing and shall deliver such writing electronically to each of the Depositor, the Servicer, the Directing Certificateholder, the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved), the Special Servicer and the applicable Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) or any Mortgage Loan specifically identified in any exception report annexed thereto (i) all documents specified in clauses (i) through (v), (ix) through
(xii) and (xvi) through (xix) (or, with respect to clause (xix), a copy of such letter of credit if the Servicer (or, with respect to the Mortgage Loans sold to the Depositor by GECC, GEMSA) has the original or an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv),
(vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            (d) It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) beyond review of the Mortgage Loan Checklist and confirmation that the listed documents are present, to determine whether any of the documents specified in clauses (v), (vi), (vii), (viii), (x),
(xiv), (xv), (xvi), (xviii), (xix) and (xxiii) through (xxv) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face and, with respect to the documents specified in clause (ix), whether the insurance is effective as of the date of the recordation, whether all endorsements or riders issued are included in the file or if the policy has not been issued whether any acceptable replacement document has been dated the date of the related Mortgage Loan funding. Further, with respect to the documents described in clause (xii) of the definition of "Mortgage File", to the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements, the Trustee shall file an assignment to the Trust with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller. The UCC Financing Statements to be assigned to the Trust (and in the case of a Whole Loan, on behalf of the holder of any related Serviced Pari Passu Loan or Serviced B Notes) will be delivered on current national forms, in recordable form, and will be filed by the Trustee in the state of incorporation of the related Mortgagor(s) as indicated on the documents provided.

            (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian discovers a defect in any Mortgage File (a "Defect") the Trustee shall promptly so notify the Depositor, the Directing Certificateholder, the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved), the Servicer, the Special Servicer and the applicable Mortgage Loan Seller (and in no event later than 90 days after the Closing Date and every quarter thereafter, commencing with the quarter ending September 30, 2004) by providing to each a written report delivered in an electronic format (the "Trustee Exception Report") setting forth for each affected Mortgage Loan, with particularity, the nature of such Defect (in form reasonably acceptable to the Trustee and the Mortgage Loan Seller and specifically identifying items required to be in the Mortgage File but never delivered and items which were delivered by the Mortgage Loan Seller but are out for recording and have not been returned by the recorder's office).

            Section 2.03 Representations, Warranties and Covenants of the Depositor; Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.

            (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and the holders of any Serviced Pari Passu Loan or Serviced B Note, and to the Servicer and the Special Servicer, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

            (v) The Depositor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans to the Trust and the Mortgage Loans have been validly transferred to the Trust.

            (b) If any of the Servicer, the Special Servicer or the Trustee discovers or receives notice of a Defect in any Mortgage File or a breach of any representation or warranty set forth in, or required to be made with respect to a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to, the related Mortgage Loan Purchase Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests of any Certificateholders therein, the Servicer, the Special Servicer or the Trustee, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, each Rating Agency, the Servicer, the Special Servicer, the Mortgage Loan Sellers, the Trustee, the Directing Certificateholder, the holder of any Serviced Pari Passu Loan and any Serviced B Note and the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) and the Servicer or the Special Servicer (in the case of Specially Serviced Loans) shall request that the applicable Mortgage Loan Seller, not later than the earlier of 90 days from the applicable Mortgage Loan Seller's receipt of such notice or the Mortgage Loan Seller's discovery of such Breach, (i) cure such Defect or Breach, as the case may be, in all material respects, (ii) repurchase the affected Mortgage Loan at the applicable Purchase Price or in conformity with the applicable Mortgage Loan Purchase Agreement or
(iii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith; provided, however, that if such Breach and Defect is capable of being cured but not within such 90-day period, and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within such 90-day period, the Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan) and provided, further, that with respect to such additional 90-day period, the Mortgage Loan Seller shall have delivered an Officer's Certificate to the Rating Agencies and the Trustee setting forth the reason such Breach or Defect is not capable of being cured within the initial 90-day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such Breach or Defect will be cured within the additional 90-day period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective Mortgage Loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interest of Certificateholders therein, and such Mortgage Loan shall be repurchased no later than the earlier of 90 days from the applicable Mortgage Loan Seller's receipt of a notice of such Defect or Breach or the Mortgage Loan Seller's discovery of such Breach or Defect. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price are to be deposited by wire transfer in the Certificate Account. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a hotel, restaurant (operated by the Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre (as sole collateral), mobile home park or fitness center (operated by the Mortgagor) property, then the failure to deliver to the Trustee copies of the UCC Financing Statements with respect to such Mortgage Loan shall not be a material Defect or material Breach. In connection with a repurchase of the AFR/Bank of America Portfolio Mortgage Loan, as contemplated by this Section 2.03(b), the AFR/Bank of America Portfolio Loan REMIC Regular Interest and the AFR/Bank of America Portfolio Loan REMIC Residual Interest shall also be repurchased from the Trust Fund. In the case of a substitution for the AFR/Bank of America Portfolio Mortgage Loan, all references in this Agreement to such Mortgage Loan shall be to the Qualified Substitute Mortgage Loan substituted therefor; provided, that the Net Mortgage Rate, principal balance and latest possible maturity date of the AFR/Bank of America Portfolio Loan REMIC Regular Interest shall not be changed.

            If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by the Mortgage Loan Seller as contemplated by this Section 2.03(b), then, prior to the subject repurchase, the Mortgage Loan Seller, as the case may be, or its designee shall use its reasonable efforts, subject to the terms of the related Mortgage Loan(s), to prepare and, to the extent necessary and appropriate, have executed by the related Mortgagor and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loan(s) in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loan(s) therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the Directing Certificateholder, if one is then acting, has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller, as the case may be, (i) an Opinion of Counsel to the effect that such termination would not cause an Adverse REMIC Event to occur and (ii) written confirmation from each Rating Agency that such termination will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates or any class of securities backed in whole or in part by any Serviced Pari Passu Loan that are currently being rated by such Rating Agency; and provided, further, that the Mortgage Loan Seller, in the case of the related Mortgage Loans, may, at its option and within 30 days, purchase the entire subject Cross-Collateralized Group in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee or any Person acting on its behalf pursuant to this paragraph shall be included in the calculation of the Purchase Price for the Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining the materiality of any Breach or Defect, as the case may be, and
(ii) the application of remedies, such Breach or Defect shall be treated as a Breach or Defect as to each Mortgage Loan in the Cross-Collateralized Group and such Cross-Collateralized Group shall be treated as a single Mortgage Loan. Solely for the purpose of complying with the REMIC Provisions, the Mortgagors of any Cross-Collateralized Group are intended third-party beneficiaries of a release of cross-collateralization that is permitted by the provisions of this paragraph, and the provisions of this paragraph may not be amended without the consent of all such Mortgagors, provided, however, that such Mortgagors shall not be third-party beneficiaries of any other provision of this Agreement and shall have no rights with respect to this Agreement except as set forth in this paragraph. In addition, the foregoing paragraph shall not impose any additional obligations on the Servicer or the Special Servicer with respect to any Mortgagors.

            (c) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Servicer (with respect to any such Mortgage Loan other than a Specially Serviced Loan) and the Special Servicer (with respect to any such Mortgage Loan that is a Specially Serviced
Loan) shall each tender to the applicable Mortgage Loan Seller, upon delivery
(i) to each of the Servicer or the Special Servicer, as applicable, of a trust receipt and (ii) to the Trustee by the Servicer or the Special Servicer, as applicable, of a Request for Release and an acknowledgement by the Servicer or Special Servicer, as applicable, of its receipt of the Purchase Price executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned in the form of endorsement or assignment provided to the Trustee by the applicable Mortgage Loan Seller, as the case may be, to the applicable Mortgage Loan Seller in the same manner as provided in Section 3 of the related Mortgage Loan Purchase Agreement; provided, however, that the Servicer or Special Servicer, as applicable, shall use reasonable efforts to cooperate in furnishing necessary information to the Mortgage Loan Seller in connection with such Mortgage Loan Seller's preparation of such endorsement or assignment.

            (d) Section 3 of each of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to Section 2 of each of the Mortgage Loan Purchase Agreements.

            (e) The Special Servicer shall, for the benefit of the Certificateholders and the Trustee (as holder of the AFR/Bank of America Portfolio Loan REMIC Interests, the PPL Component Mortgage Loan REMIC Senior Regular Interest and the Uncertificated Lower-Tier Interests), enforce the obligations of the applicable Mortgage Loan Seller under Section 3 of the applicable Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in accordance with the Servicing Standard. The Trustee, the Servicer (to the extent that the Trustee or Servicer incur such costs) and the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement, in each case with interest at the Reimbursement Rate: first, from a specific recovery of costs, expenses or attorneys' fees against the applicable Mortgage Loan Seller; second, pursuant to Section 3.05(f)(vii) (with respect to the related Mortgage Loan) or Section 3.05(f)(vii) (with respect to any Serviced Whole Loan), out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii) (with respect to the related Mortgage Loan) or Section 3.05(f)(viii) (with respect to any Serviced Whole Loan), out of general collections on the Mortgage Loans on deposit in the Certificate Account and/or Serviced Whole Loan Custodial Account, as applicable.

            Section 2.04 Execution of Certificates; Issuance of PPL Component Mortgage Loan REMIC Senior Regular Interest; Issuance of Uncertificated Lower-Tier Interests.

            The Trustee hereby acknowledges the assignment to it of the Mortgage Loans and the AFR/Bank of America Portfolio Loan REMIC Interests, and, subject to Sections 2.01 and 2.02, the delivery to it or a Custodian on its behalf of the Mortgage Files and a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee (i) acknowledges the issuance of the PPL Component Mortgage Loan REMIC Senior Regular Interest, the Class PPL Certificates and the residual interest in the PPL Component Mortgage Loan REMIC, represented by the Class LR Certificates, in exchange for the PPL Component Mortgage Loan (as more specifically set out in the next paragraph), (ii) acknowledges the issuance of the Uncertificated Lower-Tier Interests and the residual interest in the Lower-Tier REMIC, represented by the Class LR Certificates, to or upon the order of the Depositor, in exchange for the Majority Mortgage Loans, the AFR/Bank of America Portfolio Loan REMIC Regular Interest and the PPL Component Mortgage Loan REMIC Senior Regular Interest and in the case of the Class LR Certificates, the AFR/Bank of America Portfolio Loan REMIC Residual Interest, receipt of which is hereby acknowledged, (iii) acknowledges and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Holders of the Certificates (other than the Class PPL, Class S and Class LR Certificates) and (iv) immediately thereafter, the Trustee acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Certificates (other than the Class PPL Certificates) and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized Denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

            Concurrently with the assignment and in exchange for the PPL Component Mortgage Loan (a) the Trustee agrees to hold the PPL Component Mortgage Loan included in the PPL Component Mortgage Loan REMIC, (b) the Trustee acknowledges the issuance of the PPL Component Mortgage Loan REMIC Regular Interests and the residual interest in the PPL Component Mortgage Loan REMIC, represented by the Class LR Certificates, (c) the Depositor assigns the PPL Component Mortgage Loan REMIC Senior Regular Interest to the Trustee as an asset of Lower-Tier REMIC, and (d) the Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the Class PPL Certificates in authorized denominations. The interests evidenced by the residual interest in the PPL Component Mortgage Loan REMIC Residual Interest, together with the PPL Component Mortgage Loan REMIC Senior Regular Interest and the Class PPL Certificates, constitute the entire beneficial ownership of the PPL Component Mortgage Loan REMIC. The rights of the Holders of the Class LR Certificates and the rights of the Class PPL Certificateholders and the Lower-Tier REMIC (as holder of the PPL Component Mortgage Loan REMIC Senior Regular Interest) to receive distributions from the proceeds of the PPL Component Mortgage Loan REMIC and all ownership interests evidenced or constituted by the Class PPL Certificates, the residual interest in the PPL Component Mortgage Loan REMIC and the PPL Component Mortgage Loan REMIC Senior Regular Interest, shall be as set forth in this Agreement.

            The Trustee hereby acknowledges the assignment to it of the Excess Interest and, concurrently with such assignment, acknowledges the issuance of the Class S Certificates, which are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and the related portion of the Grantor Trust Distribution Account, which portion shall be treated as part of a grantor trust within the meaning of subpart E, Part I of subchapter J of the Code.

                               [End of Article II]

                                  ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

            Section 3.01 Servicer to Act as Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans.

            (a) Each of the Servicer and the Special Servicer shall diligently service and administer the Mortgage Loans, Serviced Pari Passu Loans and Serviced B Notes it is obligated to service pursuant to this Agreement (which Mortgage Loans specifically exclude the Non-Serviced Mortgage Loans) on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders (and, in the case of the Serviced Whole Loans, the holders of the related Serviced Pari Passu Loans and Serviced B Notes) and the Trustee (as holder of the AFR/Bank of America Portfolio Loan REMIC Interests, the PPL Component Mortgage Loan REMIC Interests and the Uncertificated Lower-Tier Interests) and, in the case of each Serviced Whole Loan, on behalf of the holders of any related Serviced Pari Passu Loans and Serviced B Note (as a collective whole) (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment) in accordance with applicable law, the terms of this Agreement, the terms of the respective Mortgage Loans and, in the case of each Serviced Whole Loan, the related Co-Lender Agreement, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) in the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans (and, in the case of any Serviced Whole Loan, any Serviced Pari Passu Loans and Serviced B Notes) or Specially Serviced Loans, as applicable, and the best interests of the Trust and the Certificateholders and, in the case of each Serviced Whole Loan, on behalf of the holders of any related Serviced Pari Passu Loans and Serviced B Notes (as a collective whole), as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (i) any relationship that the Servicer, the Special Servicer or any Affiliate of the Servicer or the Special Servicer may have with any Mortgagor, any Mortgage Loan Seller, any holder of Additional Debt, or any other parties to this Agreement; (ii) the ownership of any Certificate or any Serviced Pari Passu Loan Security by the Servicer, the Special Servicer or any Affiliate of the Servicer or Special Servicer, as applicable; (iii) the Servicer's or Special Servicer's, as the case may be, obligation to make Advances; (iv) the Servicer's or Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable; and (vi) any debt (including, without limitation, any mezzanine financing) that the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable has extended to any Mortgagor (the foregoing, collectively referred to as the "Servicing Standard"). Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Mortgage Loans (other than the Non-Serviced Mortgage Loans) as to which a Servicing Transfer Event has occurred and is continuing and the Serviced Pari Passu Loan or Serviced B Note as to which a Servicing Transfer Event with respect to the related Mortgage Loan has occurred and is continuing (the "Specially Serviced Loans") and (ii) any REO Properties; provided, that the Servicer shall continue to receive payments, make all calculations, maintain all accounts (other than the Interest Reserve Account and the REO Account) and prepare, or cause to be prepared, all reports to the Trustee required hereunder with respect to the Specially Serviced Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. Each Mortgage Loan or Serviced Whole Loan that becomes a Specially Serviced Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the Servicer shall be obligated to service and administer all Mortgage Loans (other than the Non-Serviced Mortgage Loans), Serviced Pari Passu Loans or Serviced B Notes which are not Specially Serviced Loans; provided, that the Special Servicer shall make the inspections, use its reasonable efforts to collect the statements and shall prepare the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Loans in accordance with Section 3.12.

            The parties hereto acknowledge that each Non-Serviced Mortgage Loan and any related Mortgaged Property are being serviced and administered by the related Non-Serviced Mortgage Loan Servicer under the related Non-Serviced Mortgage Loan Pooling Agreement. The Servicer, the Special Servicer, the Trustee or Fiscal Agent shall have no obligation or authority to supervise such Non-Serviced Mortgage Loan Servicer or the Non-Serviced Mortgage Loan Trustee or to make Servicing Advances with respect to such Non-Serviced Mortgage Loan. The obligation of the Servicer to provide information and collections to the Trustee and the Certificateholders with respect to each Non-Serviced Mortgage Loan shall be dependent on its receipt of the corresponding information and collections from the Non-Serviced Mortgage Loan Servicer.

            The Directing Certificateholder is authorized to exercise the rights and powers of the Trustee, as holder of the Note for each of the Non-Serviced Mortgage Loans, under each of the related Co-Lender Agreements and Non-Serviced Mortgage Loan Pooling Agreements to the extent set forth in this Agreement. The Directing Certificateholder shall be subject to the same limitations, constraints and restrictions in exercising such rights and powers as would be applicable to the Trustee, in its capacity as holder of the Note for the applicable Non-Serviced Mortgage Loan. Subject to any section of the applicable Co-Lender Agreement that specifically addresses a particular matter with respect to a Non-Serviced Mortgage Loan, if the Trustee is requested to take any action in its capacity as holder of the Note for such Non-Serviced Mortgage Loan, the Trustee will notify in writing the Directing Certificateholder and, subject to
Section 8.01, act in accordance with the instructions of such party to the extent set forth in this Agreement; provided, that the Trustee shall not be required to take any action at the direction of the Directing Certificateholder that is not permitted under applicable law or the terms of the related Non-Serviced Mortgage Loan Pooling Agreement or Co-Lender Agreement. Notwithstanding the foregoing, such party may only exercise any purchase option or cure rights with respect to a Non-Serviced Mortgage Loan in its individual capacity and not on behalf of the Trust.

            (b) Subject only to the Servicing Standard, the terms of this Agreement, the terms of the respective Mortgage Loans (other than the Non-Serviced Mortgage Loans), Serviced Pari Passu Loans and Serviced B Notes, applicable law and, in the case of each Serviced Whole Loan, the related Co-Lender Agreement, the Servicer and the Special Servicer each shall have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration for which it is responsible which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Servicer and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan it is obligated to service under this Agreement: (i) any and all financing statements, continuation statements, financing statements in lieu of continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments; and (iv) any and all instruments that may be required to be executed on behalf of the Trustee in connection with the defeasance of such a Mortgage Loan as contemplated in this Agreement. Subject to
Section 3.10, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Servicer and the Special Servicer any powers of attorney and other documents prepared by the Servicer and the Special Servicer and necessary or appropriate to enable the Servicer and the Special Servicer to carry out their servicing and administrative duties hereunder. Notwithstanding anything herein to the contrary, neither the Servicer nor the Special Servicer shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Servicer's or the Special Servicer's, as applicable, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. Each of the Servicer and the Special Servicer shall indemnify the Trustee for any and all reasonable out-of-pocket costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer or the Special Servicer, as applicable.

            (c) To the extent the Servicer is permitted pursuant to the terms of the related Mortgage Loan documents (or by applicable law, if such documents are silent) to exercise its discretion with respect to any action which requires a confirmation of the Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates or any class of Serviced Pari Passu Loan Securities, the Servicer shall require the costs of such written confirmation to be borne by the related Mortgagor. To the extent the terms of the related Mortgage Loan documents require the Mortgagor to bear the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates or any class of Serviced Pari Passu Loan Securities, the Servicer shall not waive the requirement that such costs and expenses be borne by the related Mortgagor.

            (d) The relationship of each of the Servicer and the Special Servicer to the Trustee and each holder of a Serviced Pari Passu Loan or Serviced B Note under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (e) The Servicer shall, to the extent not prohibited by the related Mortgage Loan documents and consistent with the Servicing Standard, permit Escrow Payments to be invested only in Permitted Investments.

            (f) The parties hereto acknowledge that each Whole Loan is subject to the terms and conditions of the related Co-Lender Agreement and that the Non-Serviced Whole Loans are further subject to the servicing under and all other terms and conditions of the related Non-Serviced Mortgage Loan Pooling Agreement. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Servicer's and the Special Servicer's obligations and responsibilities hereunder and the Servicer's and the Special Servicer's authority with respect to each Non-Serviced Whole Loan are limited by and subject to the terms of the related Non-Serviced Mortgage Loan Co-Lender Agreement and the rights of the related Non-Serviced Mortgage Loan Servicer and the related Non-Serviced Mortgage Loan Special Servicer with respect thereto under the related Non-Serviced Mortgage Loan Pooling Agreement.

            Servicing and administration of each Serviced B Note shall continue hereunder for so long as the corresponding Mortgage Loan or any related REO Property is part of the Trust Fund or for such longer period as any amounts payable by the holder of the related Serviced B Note to or for the benefit of the Trust or any party hereto in accordance with the related Co-Lender Agreement remain due and owing; provided, however, that if either of the Serviced B Notes is included in a separate securitization trust, then the servicing obligations with respect to such Serviced B Note hereunder will be limited to the extent provided in the related Co-Lender Agreement.

            Nothing herein shall be deemed to override the provisions of the related Co-Lender Agreement with respect to the rights of the holders of the related Serviced Pari Passu Loans and Serviced B Notes thereunder. With respect to each Serviced Whole Loan, in the event of a conflict between this Agreement and the related Co-Lender Agreement, the related Co-Lender Agreement shall control; provided, in no event shall the Servicer or Special Servicer take any action or omit to take any action in accordance with the terms of any Co-Lender Agreement that would cause such servicer to violate the Servicing Standard or the REMIC Provisions.

            Section 3.02 Collection of Mortgage Loan Payments.

            (a) Each of the Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than Non-Serviced Mortgage Loans) or Serviced Whole Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard); provided, however, that with respect to the Mortgage Loans, Serviced Pari Passu Loans and Serviced B Notes that have Anticipated Prepayment Dates, so long as the related Mortgagor is in compliance with each provision of the related loan documents, the Servicer and Special Servicer (including the Special Servicer in its capacity as a Certificateholder, if applicable), shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Excess Interest, other than requests for collection, until the maturity date of such Mortgage Loan or Serviced Whole Loan or the outstanding principal balance of such Mortgage Loan or Serviced Whole Loan has been paid in full. Consistent with the foregoing, the Servicer, or the Special Servicer each may in its discretion waive any Late Payment Charges or Default Interest in connection with any delinquent payment on a Mortgage Loan it is obligated to service hereunder.

            (b) All amounts collected on any Mortgage Loan or Serviced Whole Loan in the form of payments from Mortgagors, Insurance Proceeds and Condemnation Proceeds or Liquidation Proceeds with respect to any Mortgage Loan or Serviced Whole Loan shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied (after reimbursement to the Servicer, the Trustee and/or the Fiscal Agent, for any related Advances and interest thereon as provided herein): first, in connection with Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, as a recovery (allocable as principal) of a Workout-Delayed Reimbursement Amount or Nonrecoverable Advances, in each case, that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount," "Loan Group 1 Principal Distribution Amount" or "Loan Group 2 Principal Distribution Amount"; second, as a recovery of accrued and unpaid interest on such Mortgage Loan or Serviced Whole Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of such Mortgage Loan or Serviced Whole Loan then due and owing; fourth, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such Mortgage Loan or Serviced Whole Loan, including, without limitation, Penalty Charges, Prepayment Premiums and Yield Maintenance Charges and fifth, as a recovery of principal of such Mortgage Loan or Serviced Whole Loan to the extent of its entire unpaid principal balance. Notwithstanding the preceding sentence, such provisions shall not be deemed to affect the priority of distribution of payments. To the extent that such amounts are paid by a party other than a Mortgagor, such amounts shall be deemed to have been paid in respect of a purchase of all or part of the Mortgaged Property (in the case of Insurance Proceeds and Condemnation Proceeds or Liquidation Proceeds) and then paid by the Mortgagor under the Mortgage Loan in accordance with the second preceding sentence. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

            (c) To the extent consistent with the terms of the Mortgage Loans, Serviced Pari Passu Loans or Serviced B Notes and applicable law, the Servicer shall apply all Insurance Proceeds and Condemnation Proceeds it receives on a day other than the Due Date to amounts due and owing under such Mortgage Loan or Serviced Whole Loan as if such Insurance Proceeds and Condemnation Proceeds were received on the Due Date immediately succeeding the month in which such Insurance Proceeds and Condemnation Proceeds were received.

            (d) All amounts received by the Trust with respect to the Serviced Whole Loan shall be applied to amounts due and owing under such Serviced Whole Loan (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Notes, the related Mortgage, the related loan agreement, if any, and the related Co-Lender Agreement.

            (e) Reserved;

            (f) Promptly following the Closing Date, the Trustee shall send written notice (in the form attached hereto as Exhibit X) to each Non-Serviced Mortgage Loan Trustee and Non-Serviced Mortgage Loan Servicer, accompanied by a fully executed copy of this Agreement, stating that, as of the Closing Date, the Trustee is the holder of such Non-Serviced Mortgage Loan and directing such Non-Serviced Mortgage Loan Servicer to remit to the Servicer (or, with respect to Balloon Payments on such Mortgage Loans, to the Trustee) all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Non-Serviced Mortgage Loan under the related Co-Lender Agreement and the related Non-Serviced Mortgage Loan Pooling Agreement. The Servicer shall, on the day of receipt thereof, deposit into the Certificate Account all amounts received with respect to such Non-Serviced Mortgage Loan and the related Mortgaged Property.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

            (a) With respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan, the Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the loan documents. Amounts on deposit in Servicing Accounts may only be invested in accordance with the terms of the related loan documents or in Permitted Investments. Servicing Accounts shall at all times be Eligible Accounts. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Servicer, the Special Servicer, the Trustee or Fiscal Agent, as applicable, for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the Mortgage Loan or Serviced Whole Loan and as described below or, if not so required, to the Servicer; (v) withdraw amounts deposited in error or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the Mortgage Loan or Serviced Whole Loan; provided, however, that in no event shall the Servicer be required to pay any amounts to the Mortgagors in excess of Net Investment Earnings, if any, attributed to the Mortgage Loan or Serviced Whole Loan and the related Servicing Account.

            (b) The Special Servicer, in the case of REO Loans and the Servicer, in the case of all other Mortgage Loans (other than the Non-Serviced Mortgage Loans) and Serviced Whole Loans shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans (other than any REO Loan succeeding the Non-Serviced Mortgage Loan), and the Servicer, in the case of all other Mortgage Loans (other than the Non-Serviced Mortgage Loans), Serviced Pari Passu Loans and Serviced B Notes, shall use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the Servicing Account and then from the REO Account (in the case of REO Loans) or by the Servicer as Servicing Advances prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items, employing for such purpose Escrow Payments (which shall be so applied by the Servicer at the written direction of the Special Servicer in the case of REO Loans) as allowed under the terms of the related Mortgage Loan. The Servicer shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Mortgage Loan or Serviced Whole Loan and the Servicing Standard. To the extent that a Mortgage Loan or Serviced Whole Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans (other than the Non-Serviced Mortgage Loans), Serviced Pari Passu Loans and Serviced B Notes, shall use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

            (c) In accordance with the Servicing Standard and for all Mortgage Loans (other than the Non-Serviced Mortgage Loans), Serviced Pari Passu Loans and Serviced B Notes, the Servicer shall advance with respect to each related Mortgaged Property (including any related REO Property) all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance. If such an advance would constitute a Nonrecoverable Advance, and the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, in the case of the Serviced Whole Loans, the holders of any related Pari Passu Loans and B Notes, then the Servicer shall make such payment from amounts in the Certificate Account (or if a Serviced Whole Loan is involved, first from amounts in the related Serviced Whole Loan Custodial Account and then from amounts in the Certificate Account). With respect to the payment of taxes and assessments, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, shall not be required to make such advance until the earlier of (i) with respect to the Servicer, five Business Days after the Servicer has received confirmation that such item has not been paid and with respect to the Trustee or the Fiscal Agent, five Business Days after confirmation that the Servicer has failed, upon the expiration of any applicable grace period, to make such Advance or (ii) the date prior to the date after which the Servicer, the Trustee or the Fiscal Agent, as applicable, has actual knowledge that any penalty or interest would accrue in respect of such taxes or assessments. The Special Servicer shall give the Servicer, the Trustee and the Fiscal Agent no less than five Business Days' written (facsimile) notice before the date on which the Servicer is requested to make any Servicing Advance with respect to a given Specially Serviced Loan or REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). The Special Servicer shall, with respect to any Servicing Advance required to be made on an emergency or urgent basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments) make such advance unless such advance would constitute a Nonrecoverable Advance. In addition, the Special Servicer shall provide the Servicer, the Trustee and the Fiscal Agent with such information in its possession as the Servicer, the Trustee or the Fiscal Agent, as applicable, may reasonably request to enable the Servicer, the Trustee or the Fiscal Agent, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05. No costs incurred by the Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders and, in the case of the Serviced Whole Loans, the holders of any related Pari Passu Loans and B Notes, be added to the unpaid principal balances of the related Mortgage Loans, Serviced Pari Passu Loans and Serviced B Notes notwithstanding that the terms of such Mortgage Loans, Serviced Pari Passu Loan and Serviced B Notes so permit.

            (d) The parties acknowledge that, pursuant to the Non-Serviced Mortgage Loan Pooling Agreements, the related Non-Serviced Mortgage Loan Servicer is obligated to make servicing advances with respect to the related Non-Serviced Whole Loan. The related Non-Serviced Mortgage Loan Servicer shall be entitled to reimbursement out of general collections on the Mortgage Loans and the REO Properties for the pro rata portion of any such Servicing Advances (with, in each case, any accrued and unpaid interest thereon provided for under the related Non-Serviced Mortgage Loan Pooling Agreement) determined to be nonrecoverable in the manner set forth in the related Non-Serviced Mortgage Loan Pooling Agreement, the related Co-Lender Agreement and Section 3.05(a) of this Agreement.

            To the extent that the Servicer or Special Servicer fails to make a Servicing Advance that it is required to make under this Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of this Agreement. To the extent that the Trustee fails to make a Servicing Advance that it is required to make under this Agreement, the Fiscal Agent will make the required Servicing Advance in accordance with the terms of this Agreement.

            (e) No more frequently than once per calendar month, the Special Servicer may require the Servicer, and the Servicer shall be obligated, out of the Servicer's own funds, to reimburse the Special Servicer for any Servicing Advances (other than Nonrecoverable Servicing Advances) made by but not previously reimbursed to the Special Servicer, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Any request by the Special Servicer that the Servicer advance a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Advance and the Servicer, the Trustee and the Fiscal Agent shall be entitled to rely on such determination, provided that such determination shall not be binding upon the Servicer, the Trustee or the Fiscal Agent. Such reimbursement and any accompanying payment of interest shall be made within ten days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.03(d), the Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with
Section 3.03(e) below at the same time, in the same manner and to the same extent as the Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

            Notwithstanding the foregoing provisions of this Section 3.03(d), the Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is a Nonrecoverable Servicing Advance. The Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer out of the Certificate Account (or, if a Serviced Whole Loan is reimbursed, first out of related Serviced Whole Loan Custodial Account and then out of the Certificate Account) pursuant to Section 3.03(e) below. The Special Servicer shall provide the Servicer with any information the Servicer reasonably requests to determine whether any Servicing Advance would be a Nonrecoverable Advance.

            (f) In connection with its recovery of any Servicing Advance out of the Certificate Account pursuant to Section 3.05(a) or the Serviced Whole Loan Custodial Account pursuant to Section 3.05(f), as applicable, each of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, shall be entitled to receive, first out of any Penalty Charges (as described in Section 3.11), and then out of any amounts then on deposit in the Certificate Account or the Serviced Whole Loan Custodial Account, as applicable, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. The Servicer shall reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the Certificate Account in accordance with Section 3.05(a)(iv) or if a Serviced Whole Loan is involved, in the related Serviced Whole Loan Custodial Account in accordance with Section 3.05(f)(iv).

            (g) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of 90 days following the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan, the Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of 90 days following the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(f), the Servicer shall, in accordance with the Servicing Standard, determine whether the related Mortgagor has failed to perform its obligations under the Mortgage Loan or Serviced Whole Loan and report any such failure to the Special Servicer within a reasonable time after the later of August 15, 2004 and the date as of which such actions or remediations are required to be or to have been taken or completed.

            Section 3.04 The Certificate Account, the Lower-Tier Distribution Account and the Upper-Tier Distribution Account, the PPL Component Mortgage Loan REMIC Distribution Account, the Excess Liquidation Proceeds Reserve Account; the Interest Reserve Account; and the Serviced Whole Loan Custodial Accounts.

            (a) The Servicer shall establish and maintain, or cause to be established and maintained, one or more Certificate Accounts in which the Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its designee and other than any amounts received from Mortgagors which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it (and, with respect to a Non-Serviced Mortgage Loan, to the extent received pursuant to the related Co-Lender Agreement) on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest on the Mortgage Loans (net of the Servicing Fees and any Non-Serviced Mortgage Loan Primary Servicing
      Fees), including Prepayment Premiums, Yield Maintenance Charges and Penalty Charges (subject to Section 3.11 herein);

            (iii) all Insurance Proceeds and Condemnation Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan or REO Property, together with any recovery of Unliquidated Advances in respect of the related Mortgage Loans;

            (iv) any amounts required to be transferred from the applicable REO Account pursuant to Section 3.16(c);

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account; and

            (vi) any amounts required to be deposited by the Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy;

provided that any amounts described above (other than clause (v) above) that relate to a Serviced Whole Loan or any REO Property related to a Serviced Whole Loan (other than Liquidation Proceeds derived from the sale of the related Mortgage Loan to the holder of any related Serviced B Note pursuant to the related Co-Lender Agreement, as a Defaulted Mortgage Loan pursuant to Section
3.18 or pursuant to Section 9.01) shall be deposited in the related Serviced Whole Loan Custodial Account, and, in any such case, shall thereafter be transferred to the Certificate Account as provided in Section 3.05(f).

            The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing and subject to Section 3.11, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification application fees, defeasance fees, modification fees, consent fees, waiver fees, earnout fees, extension fees and similar fees, penalty charges (net of any amount required to offset interest on Advances and Trust Fund expenses) or amounts collected for Mortgagor checks returned for insufficient funds need not be deposited by the Servicer in the Certificate Account. If the Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Assumption, extension, consent, waiver and modification fees actually received from Mortgagors on Specially Serviced Loans shall be promptly delivered to the Special Servicer as additional servicing compensation, but only to the extent the payment of such fees are in accordance with the second paragraph of Section 3.11(b) and any other terms hereof.

            Upon receipt of any of the foregoing amounts in clauses (i)-(iii) above with respect to any Specially Serviced Loans which are not REO Loans, the Special Servicer shall remit within one Business Day such amounts to the Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph. Any such amounts received by the Special Servicer with respect to an REO Property (other than an REO Property related to a Serviced Whole Loan) shall be deposited by the Special Servicer into the applicable REO Account and remitted to the Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Servicer and shall promptly deliver any such check to the Servicer by overnight courier.

            Funds in the Certificate Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. The Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof.

            (b) The Trustee for the benefit of the Certificateholders shall establish and maintain the Distribution Account (which shall be deemed to consist of the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the PPL Component Mortgage Loan REMIC Distribution Account and the Grantor Trust Distribution Account), the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account in trust for the benefit of the Certificateholders. The Trustee is hereby authorized to make deposits in and withdrawals from the Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account in accordance with the terms of this Agreement. The Servicer shall withdraw from each Serviced Whole Loan Custodial Account each month on the related P&I Advance Date any amounts in such Serviced Whole Loan Custodial Account that are allocable to the related Mortgage Loan pursuant to the related Co-Lender Agreement and deposit such amounts in the Certificate Account. The Servicer shall deliver to the Trustee each month on or before the P&I Advance Date therein, for deposit in the Lower-Tier Distribution Account (or, in the case of amounts that relate to the PPL Component Mortgage Loan, the PPL Component Mortgage Loan REMIC Distribution Account), that portion of the Available Distribution Amount (calculated without regard to clause
(a)(viii), (c), (d), (e) and (f) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account. Amounts deposited in respect of the AFR/Bank of America Mortgage Loan shall be deemed to be distributed in respect of the AFR/Bank of America Portfolio Loan REMIC Regular Interest and the AFR/Bank of America Portfolio Loan REMIC Residual Interest in accordance with the REMIC Declaration. Amounts deposited in respect of the PPL Component Mortgage Loan shall be deemed to be deposited in the PPL Component Mortgage Loan REMIC Distribution Account and shall be distributed in respect of the PPL Component Mortgage Loan REMIC Senior Regular Interest and the Class PPL Certificates in accordance with the terms of this Agreement.

            The Servicer shall withdraw from each Serviced Whole Loan Custodial Account on the Business Day succeeding receipt thereof any amounts that are allocable to any related Serviced Pari Passu Loan or Serviced B Note pursuant to the terms of the related Co-Lender Agreement and remit such amounts to the holders of such Serviced Pari Passu Loans and Serviced B Notes.

            The Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the PPL Component Mortgage Loan REMIC Distribution Account, the Grantor Trust Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account shall be maintained as segregated accounts separate from other accounts or as sub-accounts of a single Distribution Account. Funds on deposit in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the PPL Component Mortgage Loan REMIC Distribution Account and the Excess Liquidation Proceeds Reserve Account may be invested pursuant to the provisions herein. The Interest Reserve Account and the Grantor Trust Distribution Account shall remain uninvested.

            In addition to the amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the third preceding paragraph, the Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Lower-Tier Distribution Account (or, in the case of amounts relating to the PPL Component Mortgage Loan, in the PPL Component Mortgage Loan REMIC Distribution Account):

            (i) any P&I Advances required to be made by the Servicer in accordance with Section 4.03;

            (ii) any Liquidation Proceeds paid by the Servicer or the Special Servicer in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to Section 9.01);

            (iii) any Yield Maintenance Charges or Prepayment Premiums; and

            (iv) any other amounts required to be so delivered for deposit in the Lower-Tier Distribution Account pursuant to any provision of this Agreement.

            If, as of 5:00 p.m., New York City time, on any P&I Advance Date or on such other date as any amount referred to in the first paragraph of this
Section 3.04(b) and the foregoing clauses (i) through (iv) are required to be delivered hereunder, the Servicer shall not have delivered to the Trustee for deposit in the Lower-Tier Distribution Account, the PPL Component Mortgage Loan REMIC Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Grantor Trust Distribution Account the amounts required to be deposited therein pursuant to the provisions of this Agreement, the Servicer shall pay the Trustee interest on such late payment at the Prime Rate from the time such payment was required to be made (without regard to any grace period) until such late payment is received by the Trustee.

            The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account and the PPL Component Mortgage Loan REMIC Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

            Promptly on each Distribution Date, the Trustee shall be deemed to withdraw (i) from the PPL Component Mortgage Loan REMIC Distribution Account the PPL Component Mortgage Loan Available Distribution Amount for deposit in the Lower-Tier Distribution Account in respect of the PPL Component Mortgage Loan REMIC Senior Regular Interest and for distribution in respect of the Class PPL Certificates and the Class LR Certificates, in each case as specified in Section 4.01(k) and Prepayment Premiums and prepayment penalties in respect of the PPL Component Mortgage Loan as specified in Section 4.01(l), and (ii) from the Lower-Tier Distribution Account for deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively.

            Funds on deposit in the Excess Liquidation Proceeds Reserve Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. As of the Closing Date, the Certificate Account and the Serviced Whole Loan Custodial Accounts shall be located at Wachovia Bank, National Association. As of the Closing Date, the Grantor Trust Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Interest Reserve Account and the Distribution Account shall be located at the offices of the Trustee. The Trustee shall give notice to the Servicer and the Depositor of the location of the Distribution Account and of the new location of the Distribution Account prior to any change thereof.

            (c) On or before the P&I Advance Date related to the applicable Distribution Date, the Servicer or Special Servicer, as applicable, shall remit to the Trustee for deposit into the Excess Liquidation Proceeds Reserve Account, an amount equal to the Excess Liquidation Proceeds received during the related Collection Period and any REO Revenues, Insurance Proceeds and Condemnation Proceeds collected during such Collection Period with respect to any Mortgage Loan (in the case of the Non-Serviced Mortgage Loans, to the extent received pursuant to the related Co-Lender Agreement and the related Non-Serviced Mortgage Loan Pooling Agreement and allocable to the holder of the related Non-Serviced Mortgage Loan pursuant to the related Co-Lender Agreement) which exceed the principal, interest and all other amounts due under such Mortgage Loan, including reimbursement of all Advances and all Trust Fund expenses related to such Mortgage Loan. Any Excess Liquidation Proceeds with respect to the AFR/Bank of America Portfolio Mortgage Loan or the PPL Component Mortgage Loan shall be deemed to have been distributed to the Class LR Certificates in respect of the AFR/Bank of America Portfolio Loan REMIC Residual Interest or the residual interest in the PPL Component Mortgage Loan REMIC, respectively, and then deposited into the Excess Liquidation Proceeds Account in the Lower-Tier REMIC.

            (d) The Trustee, on behalf of the Class S and Class LR Certificateholders, shall establish and maintain the Grantor Trust Distribution Account in the name of the Trustee in trust for the benefit of the Class S and Class LR Certificateholders. The Grantor Trust Distribution Account shall be established and maintained as an Eligible Account or as a subaccount of the Distribution Account. Prior to the applicable Distribution Date, the Servicer shall remit to the Trustee for deposit in the Grantor Trust Distribution Account an amount equal to the Excess Interest received during the applicable Due Period for the benefit of the Class S Certificateholders and any amounts received in respect of the AFR/Bank of America Portfolio Loan REMIC Residual Interest for the benefit of the Class LR Certificateholders.

            Following the later of (i) the final distribution on the AFR/Bank of America Portfolio Loan REMIC Residual Interest to Class LR Certificateholders or
(ii) the distribution of Excess Interest to Class S Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Grantor Trust Distribution Account.

            (e) The Servicer shall establish and maintain, or cause to be established and maintained, one or more Serviced Whole Loan Custodial Accounts, which may be a sub-account of the Certificate Account, in which the Servicer shall deposit or cause to be deposited within one Business Day following receipt of available funds, except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it on each Serviced Whole Loan subsequent to the Cut-off Date (other than in respect of principal and interest on such Serviced Whole Loan due and payable on or before the Cut-off Date, which payments shall be held as provided in the related Co-Lender Agreement and other than any amounts received from the related Mortgagor which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on such Serviced Whole Loan;

            (ii) all payments on account of interest on such Serviced Whole Loan (net of the related Servicing Fees), including Prepayment Premiums, Yield Maintenance Charges and Penalty Charges (subject to Section 3.11 herein);

            (iii) all Insurance Proceeds and Condemnation Proceeds and Liquidation Proceeds received in respect of such Serviced Whole Loan or related REO Property (other than Liquidation Proceeds derived from the sale of the related Mortgage Loan to the holder of any related Serviced B Note pursuant to the related Co-Lender Agreement, as a Defaulted Mortgage Loan pursuant to Section 3.18 or pursuant Section 9.01);

            (iv) any amounts required to be transferred from the related REO Account pursuant to Section 3.16(c);

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Serviced Whole Loan Custodial Account; and

            (vi) any amounts required to be deposited by the Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to such Whole Loan resulting from a deductible clause in a blanket hazard or master single interest policy.

            The foregoing requirements for deposit in the Serviced Whole Loan Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification application fees, charges for defeasance fees, modification fees, consent fees, waiver fees, earnout fees, extension fees and similar fees, penalty charges (net of any amount required to offset interest on Advances and Trust Fund expenses) or amounts collected for Mortgagor checks returned for insufficient funds need not be deposited by the Servicer in the Serviced Whole Loan Custodial Account. If the Servicer shall deposit in the Serviced Whole Loan Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Serviced Whole Loan Custodial Account, any provision herein to the contrary notwithstanding. Assumption, extension, consent, waiver and modification fees actually received from Mortgagors on Specially Serviced Loans shall be promptly delivered to the Special Servicer as additional servicing compensation, but only to the extent the payment of such fees are in accordance with the second paragraph of Section 3.11(b) and any other terms hereof. The Serviced Whole Loan Custodial Account shall be an Eligible Account and shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Servicer; provided, however, that the Serviced Whole Loan Custodial Account may be a sub-account of the Certificate Account.

            Upon receipt of any of the foregoing amounts in clauses (i)-(iii) above with respect to each Serviced Whole Loan, when it is a Specially Serviced Loan and not a REO Loan, the Special Servicer shall remit within one Business Day such amounts to the Servicer for deposit into the applicable Serviced Whole Loan Custodial Account in accordance with the second preceding paragraph. Any such amounts received by the Special Servicer with respect to a related REO Property shall initially be deposited by the Special Servicer into the related REO Account and remitted to the Servicer for deposit into the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Servicer and shall promptly deliver any such check to the Servicer by overnight courier.

            Funds in the Serviced Whole Loan Custodial Account may only be invested in Permitted Investments in accordance with the provisions of Section
3.06. The Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of the Serviced Whole Loan Custodial Account as of the Closing Date and of the new location of the Serviced Whole Loan Custodial Account prior to any change thereof.

            Section 3.05 Permitted Withdrawals from the Certificate Account; the Distribution Account; and the Serviced Whole Loan Custodial Accounts.

            (a) The Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below shall not indicate any order of priority):

            (i) to remit to the Trustee for deposit in the PPL Component Mortgage Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Grantor Trust Distribution Account the amounts required to be remitted pursuant to
      Section 3.04(b), Section 3.04(c) and Section 3.04(d), respectively, or, for deposit in the PPL Component Mortgage Loan REMIC Distribution Account or the Lower-Tier Distribution Account, as applicable, that may be applied to make P&I Advances pursuant to Section 4.03(a);

            (ii) to pay (A) itself unpaid Servicing Fees and the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Mortgage Loan, Specially Serviced Loan and REO Loan (exclusive of each Mortgage Loan or REO Loan included in a Serviced Whole
      Loan), as applicable, the Servicer's or Special Servicer's, as applicable, rights to payment of Servicing Fees and Special Servicing Fees, pursuant to this clause (ii)(A) with respect to any Mortgage Loan, Specially Serviced Loan or REO Loan (exclusive of each Mortgage Loan or REO Loan included in a Serviced Whole Loan), as applicable, being limited to amounts received (and deposited in the Certificate Account) on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), such Specially Serviced Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), that are allocable as recovery of interest thereon, (B) the Special Servicer any unpaid Special Servicing Fees in respect of each Specially Serviced Loan or REO Loan (exclusive of any such fees payable with respect to any Serviced Pari Passu Loan or Serviced B Note or Serviced Pari Passu Loan or Serviced B Note included in an REO Loan), as applicable, remaining unpaid out of general collections but in the case of any Mortgage Loan included in a Serviced Whole Loan, only to the extent that amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor and (C) each month to any Non-Serviced Mortgage Loan Special Servicer the pro rata portion (based on such Mortgage Loan's Stated Principal Balance) of any unpaid special servicing fees, liquidation fees and workout fees in respect of the related Non-Serviced Whole Loan remaining unpaid, out of general collections on deposit in the Certificate Account in respect of the Mortgage Loans, Specially Serviced Loans and REO Properties (excluding collections in respect of the PPL Component Mortgage Loan Subordinate Components);

            (iii) to reimburse itself, the Trustee or the Fiscal Agent, as applicable (in reverse of such order with respect to any Mortgage Loan), for unreimbursed P&I Advances (other than Nonrecoverable Advances which are reimbursable pursuant to clause (v) below, and exclusive of each Mortgage Loan or REO Loan included in a Serviced Whole Loan), the Servicer's, the Trustee's or the Fiscal Agent's right to reimbursement pursuant to this clause (iii) being limited to amounts received and deposited into the Certificate Account which represent Late Collections for the applicable Mortgage Loan (exclusive of each Mortgage Loan or REO Loan included in a Serviced Whole Loan) during the applicable period; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of all of the Mortgage Loans and REO Properties (excluding collections in respect of the PPL Component Mortgage Loan Subordinate Components) on deposit in the Certificate Account from time to time that represent collections or recoveries of principal to the extent provided in clause
      (v) below (to be allocated between the Loan Groups as set forth in the last paragraph of the Section 3.05(a)).

            (iv) to reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable (in reverse of such order) with respect to any Mortgage Loan or REO Property (which, in either case, is not a part of a Serviced Whole Loan), for unreimbursed Servicing Advances, the Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan or REO Property (exclusive of each Mortgage Loan or REO Loan included in a Serviced Whole Loan or any REO Property securing such Whole
      Loan) being limited to, as applicable, related payments made by the related Mortgagor to cover the item for which such Servicing Advance was made, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds and REO Revenues with respect to the related Mortgage Loan or REO Property; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties (excluding collections in respect of the PPL Component Mortgage Loan Subordinate Components) on deposit in the Certificate Amount from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below (to be allocated between the Loan Groups as set forth in the last paragraph of the Section 3.05(a)).

            (v) (A) to reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable (in reverse of such order with respect to any Mortgage Loan or REO Property), (1) for Nonrecoverable Advances previously made, such reimbursement to be made out of general collections on the Mortgage Loans and REO Properties (but, in the case of Serviced Whole Loan, only to the extent that amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor) (excluding collections in respect of the PPL Component Mortgage Loan Subordinate Components) and (2) for the Workout-Delayed Reimbursement Amounts, such reimbursement to be made out of the principal portion of the general collections on the Mortgage Loans and REO Properties (excluding collections in respect of the PPL Component Mortgage Loan Subordinate Components) (to be allocated between the Loan Groups as set forth in the last paragraph of the Section 3.05(a)), net of such amounts being reimbursed pursuant to (1) above, (B) to pay itself out of general collections on the Mortgage Loans and REO Properties (excluding collections in respect of the PPL Component Mortgage Loan Subordinate Components), with respect to any Mortgage Loan or REO Property any related earned Servicing Fee that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith (but, in the case of a Serviced Whole Loan, only to the extent that amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor) and (C) to reimburse any Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer, Non-Serviced Mortgage Loan Trustee and Non-Serviced Mortgage Loan Fiscal Agent, as applicable, out of general collections on the Mortgage Loans and REO Properties (excluding collections in respect of the PPL Component Mortgage Loan Subordinate Components) for the pro rata portion (based on such Mortgage Loan's Stated Principal Balance) of nonrecoverable servicing advances previously made with respect to the related Non-Serviced Whole Loan;

            (vi) (A) at such time as it reimburses itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable (in reverse of such order with respect to any Mortgage Loan or REO Property), for (1) any unreimbursed P&I Advance (including any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (iii) above, to pay itself, the Trustee or the Fiscal Agent, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(c) (the Servicer's, Trustee's or the Fiscal Agent's respective rights to payments pursuant to this subclause (1) with respect to interest on such advances being limited to amounts on deposit in the Certificate Account that represent Penalty Charges collected on or in respect of the applicable Mortgage Loan in the related Collection Period), (2) any unreimbursed Servicing Advances (including any such Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount) made with respect to a Mortgage Loan or REO Property pursuant to clause (iv) above, to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, any interest accrued and payable thereon in accordance with Sections 3.03(e) and 3.11(c) (the Servicer's, Special Servicer's, Trustee's or Fiscal Agent's respective rights to payments pursuant to this subclause (2) with respect to interest on such advances being limited to amounts on deposit in the Certificate Account that represent Penalty Changes collected on or in respect of the applicable Mortgage Loan in the related Collection Period) or (3) any Nonrecoverable Advances made with respect to a Mortgage Loan or REO Property pursuant to clause (v) above, to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, any interest accrued and payable thereon, out of general collections on the Mortgage Loans and the REO Properties (excluding collections in respect of the PPL Component Mortgage Loan Subordinate Components) but in the case of a Mortgage Loan included in a Serviced Whole Loan, only to the extent that such Nonrecoverable Advance has been reimbursed and only to the extent that amounts on deposit in the applicable Serviced Whole Loan Custodial Account are insufficient therefor and pursuant to the allocation set forth in the related Co-Lender Agreement and (B) at such time as it reimburses any Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer, Non-Serviced Mortgage Loan Trustee or Non-Serviced Mortgage Loan Fiscal Agent, as applicable, for any nonrecoverable servicing advances made with respect to the related Non-Serviced Whole Loan or the related REO Property pursuant to clause (v) above, to pay such Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer, Non-Serviced Mortgage Loan Trustee or Non-Serviced Mortgage Loan Fiscal Agent, as the case may be, any interest accrued and payable thereon out of general collections on the Mortgage Loans and the REO Properties (excluding collections in respect of the PPL Component Mortgage Loan Subordinate Components);

            (vii) to reimburse itself, the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under Section 3 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (iv) of the definition of Purchase Price;

            (viii) in accordance with Section 2.03(e), to reimburse itself or the Trustee, as the case may be, out of general collections on the Mortgage Loans and REO Properties (excluding collections in respect of the PPL Component Mortgage Loan Subordinate Components) for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under
      Section 3 of the applicable Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause
      (vii) above or otherwise, but in the case of a Whole Loan, only to the extent that amounts on deposit in the applicable Serviced Whole Loan Custodial Account are insufficient therefor;

            (ix) to pay itself all Prepayment Interest Excesses on the Mortgage Pool (exclusive of each Mortgage Loan or REO Loan included in a Whole
      Loan) not required to be used pursuant to Section 3.19;

            (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (A) (1) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date) and (2) Penalty Charges on Mortgage Loans (other than Specially Serviced Loans) (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan), (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and are not needed to pay interest on Advances that have accrued during the related Collection Period, in accordance with Section 3.11) (in each case subject to the applicable Co-Lender Agreement); and (B) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11(b), Penalty Charges on Specially Serviced Loans (exclusive of each Mortgage Loan or REO Loan included in a Whole
      Loan) (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Loan have been paid and are not needed to pay interest on Advances that has accrued during the related Collection Period, all in accordance with Section 3.11) (in each case subject to the applicable Co-Lender Agreement);

            (xi) to recoup any amounts deposited in the Certificate Account in error;

            (xii) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b) (solely with respect to amounts payable pursuant to Section 6.03(b), exclusive of amounts relating solely to a Serviced Pari Passu Loan or Serviced B Note or related REO Loan);

            (xiii) to pay for (A) the cost of the Opinions of Counsel contemplated by Sections 3.16(a) and 10.01(f) to the extent payable out of the Trust Fund, (B) the cost of any Opinion of Counsel contemplated by Sections 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (C) the cost of obtaining the REO Extension contemplated by Section 3.16(a);

            (xiv) to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC, the PPL Component Mortgage Loan REMIC, the AFR/Bank of America Portfolio Loan REMIC or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Servicer, the Special Servicer or the Trustee is liable therefor pursuant to Section 10.01(g), except to the extent such amounts relate solely to a Serviced Whole Loan, in which case, such amounts will be reimbursed first from the related Serviced Whole Loan Custodial Account in accordance with Section 3.05(f) and then out of general collections on the Mortgage Loans;

            (xv) to reimburse the Trustee out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund (including pursuant to Section 10.01(c)), except to the extent such amounts relate solely to a Serviced Whole Loan, in which case, such amounts will be reimbursed first, from the related Serviced Whole Loan Custodial Account in accordance with Section 3.05(f) and then, to the extent not attributable solely to the Serviced Pari Passu Loan and Serviced B Note included in such Whole Loan, out of general collections on the Mortgage Loans;

            (xvi) to pay itself, the Special Servicer, or the Mortgage Loan Sellers, or any other Person permitted to purchase a Mortgage Loan under
      Section 3.18, as the case may be, with respect to each Mortgage Loan (exclusive of the Mortgage Loan included in a Serviced Whole Loan), if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

            (xvii) to remit to the Trustee for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.25;

            (xviii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01;

            (xix) (A) to pay to the Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a) (provided, however, that if such expense of the Trust Fund shall relate solely to a Mortgage Loan other than the PPL Component Mortgage Loan, such reimbursement shall not be made out of collections on the PPL Component Mortgage Loan Subordinate Components)), it being acknowledged that this clause (xix) shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made and (B) with respect to any Non-Serviced Mortgage Loan, to reimburse the related Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer, Non-Serviced Mortgage Loan Trustee or Non-Serviced Mortgage Loan Fiscal Agent, as applicable for the pro rata portion of any Additional Trust Fund Expenses (as such term is defined in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) that relate exclusively to the servicing of such Non-Serviced Whole Loan out of general collections on the Mortgage Loans and the REO Properties (excluding collections in respect of the PPL Component Mortgage Loan Subordinate Components); and

            (xx) to the extent that it has reimbursed or is reimbursing itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Advance pursuant to clause (iii), (iv) or (v), and insofar as the Penalty Charges collected on the related Mortgage Loan in such Collection Period and then on deposit in the Certificate Account are not sufficient to make the payment of interest on such advances pursuant to clause (vi) above, to pay the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, (in reverse of such order with respect to any Mortgage Loan or REO Property) out of general collections on the Mortgage Loans and any REO Properties (excluding collections in respect of the PPL Component Mortgage Loan Subordinate Components), any related interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed.

            Any amounts withdrawn from the Certificate Account pursuant to clauses (ii) through (xvii) above that are specific to the PPL Component Mortgage Loan shall be allocated to the PPL Component Mortgage Loan REMIC; any amount so withdrawn that is specific to a Majority Mortgage Loan or the AFR/Bank of America Portfolio Loan REMIC Regular Interest (in respect of the AFR/Bank of America Portfolio Mortgage Loan) shall be allocated to the Lower-Tier REMIC; and any amount so withdrawn that is not specific to a particular Mortgage Loan shall be allocated by the Trustee between the Lower-Tier REMIC and the PPL Component Mortgage Loan REMIC in proportion to the Stated Principal Balances of their related Mortgage Loans; provided, however, that for the avoidance of doubt, any amount allocated to the PPL Component Loan REMIC shall be allocated (A) solely to amounts related to the PPL Component Loan Senior Component, if the amount withdrawn is not specific to the PPL Component Mortgage Loan and (B) first among the Class PPL Certificates in reverse numerical order and thereafter to the PPL Component Loan Senior Component, if the amount withdrawn is specific to the PPL Component Mortgage Loan.

            The Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

            The Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or any such third party contractor) is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

            In addition, the Servicer shall pay to the Non-Serviced Mortgage Loan Servicer, the Non-Serviced Mortgage Loan Special Servicer, the Non-Serviced Mortgage Loan Trustee or the Non-Serviced Mortgage Loan Fiscal Agent (or to third party contractors at the direction of the Non-Serviced Mortgage Loan Servicer, the Non-Serviced Mortgage Loan Special Servicer, the Non-Serviced Mortgage Loan Trustee or the Non-Serviced Mortgage Loan Fiscal Agent) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Non-Serviced Mortgage Loan Servicer, the Non-Serviced Mortgage Loan Special Servicer, the Non-Serviced Mortgage Loan Trustee or the Non-Serviced Mortgage Loan Fiscal Agent describing the item and amount to which the Non-Serviced Mortgage Loan Servicer, the Non-Serviced Mortgage Loan Special Servicer, the Non-Serviced Mortgage Loan Trustee or the Non-Serviced Mortgage Loan Fiscal Agent (or any such third party contractor) is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.

            Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and the Directing Certificateholder, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. At any time after such a determination to obtain reimbursement over time, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty hereunder and/or with respect to the Trustee or the Fiscal Agent, constitute a violation of any fiduciary duty to Certificateholders or contractual duty hereunder.

            If the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal Distribution Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

            To the extent a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans pursuant to clauses (iii), (iv) or (v) of this Section 3.05(a), such reimbursement shall be allocated first, to the principal collection available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan (or, in the case of the PPL Component Mortgage Loan, the same Loan Group as the PPL Component Mortgage Loan Senior Component) and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then to the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a Mortgage Loan is required to be reimbursed from the interest portion of the general collections on the Mortgage Loans pursuant to clauses (iii), (iv) or (v) of this Section 3.05(a), such reimbursement shall be allocated first, to the interest collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan (or, in the case of the PPL Component Mortgage Loan, the same Loan Group as the PPL Component Mortgage Loan Senior Component) and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then to the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances related to such other Loan Group); provided, however, that this provision shall not result in any change in the interest distributions manner required under Section 4.01(a)(i) of this Agreement.

            (b) The Trustee, may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes (the order set forth below shall not indicate any order of priority):

            (i) to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.01(b) and the amount of any Prepayment Premiums and Yield Maintenance Charges distributable pursuant to Section 4.01(e) in the Upper-Tier Distribution Account, and to make distributions on the Class LR Certificates pursuant to Section 4.01(b);

            (ii) to pay to itself accrued but unpaid Trustee Fees;

            (iii) to pay to itself or the Fiscal Agent or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 8.05(b) and 8.05(c);

            (iv) to recoup any amounts deposited in the Lower-Tier Distribution Account in error; and

            (v) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Trustee, may, from time to time, make withdrawals from the PPL Component Mortgage Loan REMIC Distribution Account for any of the following purposes (the order set forth below shall not indicate any order of priority):

            (i) to make deposits related to the PPL Component Mortgage Loan to the Lower-Tier Distribution Account in respect of the PPL Component Mortgage Loan REMIC Senior Regular Interest pursuant to Section 4.01(k) and the amount of any Prepayment Premiums and Yield Maintenance Charges distributable pursuant to Section 4.01(k) and to make distributions on the Class PPL Certificates and the Class LR Certificates pursuant to Section 4.01(k);

            (ii) to pay to itself accrued but unpaid Trustee Fees related to the PPL Component Mortgage Loan;

            (iii) to pay to itself or the Fiscal Agent or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 8.05(b) and 8.05(c) related to the PPL Component Mortgage Loan;

            (iv) to recoup any amounts deposited in the PPL Component Mortgage Loan REMIC Distribution Account in error; and

            (v) to clear and terminate the PPL Component Mortgage Loan REMIC Distribution Account at the termination of this Agreement pursuant to
      Section 9.01.

            (d) The Trustee, may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

            (i) to make distributions to Certificateholders (other than Holders of the Class PPL, Class S and Class LR Certificates) on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

            (ii) to recoup any amounts deposited in the Upper-Tier Distribution Account in error; and

            (iii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (e) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in the Certificate Account, the PPL Component Mortgage Loan REMIC Distribution Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii) and the Trustee Fees listed in Sections 3.05(b)(ii) and 3.05(c)(ii), then the Trustee Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and (ii) if amounts on deposit in the Certificate Account are not sufficient to reimburse the full amount of Advances and interest thereon listed in Sections 3.05(a)(iii), (iv), (v) and (vi), then reimbursements shall be paid first to the Fiscal Agent, second to the Trustee and third to the Servicer.

            (f) The Servicer may (and, with respect to clause (i), shall), from time to time, make withdrawals from each Serviced Whole Loan Custodial Account, for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) (A) to transfer to the Certificate Account any amounts in the Serviced Whole Loan Custodial Account allocable to the related Mortgage Loan pursuant to the terms of the related Co-Lender Agreement and (B) to remit to the holder of each Serviced Pari Passu Loan and Serviced B Note, any amounts in the Serviced Whole Loan Custodial Account allocable to such Serviced Pari Passu Loan or Serviced B Note pursuant to the terms of the related Co-Lender Agreement, in each case pursuant to the Section 3.04(b);

            (ii) to pay itself unpaid Servicing Fees and the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Serviced Whole Loan and related REO Loan, as applicable, the Servicer's or Special Servicer's, as applicable, rights to payment of Servicing Fees and Special Servicing Fees, Liquidation Fees and Workout Fees pursuant to this clause (ii) with respect to such Serviced Whole Loan or related REO Loan, as applicable, being limited to amounts received (and deposited into the Serviced Whole Loan Custodial Account) on or in respect of such Serviced Whole Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), that are allocable as recovery of interest thereon;

            (iii) to reimburse itself, the Trustee or the Fiscal Agent for unreimbursed P&I Advances with respect to the related Mortgage Loan (the Servicer's, the Trustee's or the Fiscal Agent's right to reimbursement pursuant to this clause (iii) being limited to amounts received in such Serviced Whole Loan Custodial Account which represent Late Collections received in respect of related Mortgage Loan (as allocable thereto pursuant to the related Co-Lender Agreement) during the applicable period);

            (iv) to reimburse itself, the Trustee, the Fiscal Agent or the Special Servicer, as applicable (in reverse of such order with respect to such Whole Loan or REO Property), for unreimbursed Servicing Advances with respect to such Serviced Whole Loan or related REO Property, the Servicer's, the Trustee's, the Fiscal Agent's or the Special Servicer's respective rights to receive payment pursuant to this clause (iv) being limited to, as applicable, related payments, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds and REO Revenues on deposit in the Serviced Whole Loan Custodial Account with respect to such Serviced Whole Loan;

            (v) Reserved;

            (vi) at such time as it reimburses itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable (in reverse of such order with respect to such Serviced Whole Loan or related REO Property), for (A) any unreimbursed P&I Advance with respect to the related Mortgage Loan pursuant to clause (iii) above, to pay itself, the Trustee or the Fiscal Agent, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(c) (the Servicer's, Trustee's or Fiscal Agent's respective rights to payments pursuant to this subclause
      (A) with respect to interest on such advances being limited to amounts on deposit in the Serviced Whole Loan Custodial Account that represents Penalty Charges collected on or in respect of the related Serviced Whole Loan in such Collection Period), (B) any unreimbursed Servicing Advances pursuant to clause (iv) above, to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, any interest accrued and payable thereon in accordance with Sections 3.03(e) and 3.11(c) (the Servicer's, Special Servicer's, Trustee's or the Fiscal Agent's respective rights to payments pursuant to this subclause (B) with respect to interest on such advances being limited to amounts on deposit in the Serviced Whole Loan Custodial Account that represents Penalty Charges collected on or in respect of the applicable Serviced Whole Loan in such Collection Period) or (C) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Special Servicer, the Trustee or the Fiscal Agent any interest accrued and payable thereon (the Servicer's, Trustee's or Fiscal Agent's respective rights to payment pursuant to this subclause (C) with respect to interest in Nonrecoverable P&I Advances being limited to amounts on deposit in the Serviced Whole Loan Custodial Account that are allocable to the related Mortgage Loan);

            (vii) to reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect with respect to the Mortgage Loan included in such Serviced Whole Loan giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under Section 3 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to such Serviced Whole Loan being limited to that portion of the Purchase Price paid for the related Mortgage Loan that represents such expense in accordance with clause (iv) of the definition of Purchase Price;

            (viii) in accordance with Section 2.03(e), to reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, out of general collections on such Whole Loan and related REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under Section 3 of the applicable Mortgage Loan Purchase Agreement with respect to the Mortgage Loan included in such Serviced Whole Loan, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise;

            (ix) to pay itself all Prepayment Interest Excesses on the related Mortgage Loan not required to be used pursuant to Section 3.19;

            (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (1) interest and investment income earned in respect of amounts relating to such Whole Loan held in such Serviced Whole Loan Custodial Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such Serviced Whole Loan Custodial Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date) and (2) Penalty Charges on such Serviced Whole Loan (other than Specially Serviced Loans), but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Serviced Whole Loan have been paid and are not needed to pay interest on Advances that has accrued during the related Collection Period in accordance with
      Section 3.11; and (B) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11, Penalty Charges on such Serviced Whole Loan during the period it is a Specially Serviced Loan (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Loan have been paid and are not needed to pay interest on Advances that has accrued during the related Collection Period, all in accordance with Section 3.11);

            (xi) to recoup any amounts deposited in such Serviced Whole Loan Custodial Account in error;

            (xii) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b), to the extent that such amounts relate to such Serviced Whole Loan;

            (xiii) to pay for (A) the cost of the Opinions of Counsel contemplated by Sections 3.16(a) and 10.01(f) to the extent payable out of the Trust Fund as they relate to the Serviced Whole Loan, (B) the cost of any Opinion of Counsel contemplated by Sections 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (C) the cost of obtaining the REO Extension contemplated by Section 3.16(a), to the extent that such amounts relate to such Whole Loan;

            (xiv) to pay out of general collections on such Mortgage Loan and related REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC and the Lower-Tier REMIC or any of their assets or transactions, together with all incidental costs and expenses, in each case to the extent that none of the Servicer, the Special Servicer or the Trustee is liable therefor pursuant to Section 10.01(g) and to the extent that such amounts relate to the Mortgage Loan included in such Serviced Whole Loan that is included in either such REMIC;

            (xv) to pay itself, the Special Servicer, or the Mortgage Loan Sellers, as the case may be, with respect to the Mortgage Loan included in such Serviced Whole Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

            (xvi) to remit to the Trustee for deposit in the Interest Reserve Account the amounts with respect to the Mortgage Loan included in such Serviced Whole Loan required to be deposited in the Interest Reserve Account pursuant to Section 3.25;

            (xvii) to pay to the Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Depositor, as the case may be, to the extent that such amounts relate to the Mortgage Loan included in such Serviced Whole Loan, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a);

            (xviii) to clear and terminate such Serviced Whole Loan Custodial Account at the termination of this Agreement pursuant to Section 9.01; and

            (xix) to the extent that it has reimbursed or is reimbursing itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Advance pursuant to clause (iii) or (iv) above, and insofar as the Penalty Charges collected on or in respect of the related Whole Loan during such Collection Period and then on deposit in such Serviced Whole Loan Custodial Account are not sufficient to make such payment to pay the Servicer, the Special Servicer, the Trustee or the Fiscal Agent (in that order) out of general collections on such Serviced Whole Loan and related REO Property, any related interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed.

            The Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Serviced Whole Loan Custodial Account. All withdrawals with respect to each Serviced Whole Loan shall be made first from the Serviced Whole Loan Custodial Account and then, from the Certificate Account to the extent permitted by Section 3.05(a).

            The Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Serviced Whole Loan Custodial Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or any such third party contractor) is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan included in a Serviced Whole Loan and related REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Serviced Whole Loan Custodial Account.

            In the event that the Servicer fails, as of 5:00 p.m. (New York City time), on any P&I Advance Date, to remit to the Trustee any amounts required to be so remitted hereunder by such date, the Servicer shall pay to the Trustee, for the account of the Trustee, interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from the time such payment was required to be made (without regard to any grace period) until such payment is received by the Trustee.

            Section 3.06 Investment of Funds in the Certificate Account, the Serviced Whole Loan Custodial Account, the REO Accounts, the Distribution Account, the Excess Liquidation Proceeds Reserve Account and the PPL Component Mortgage Loan REMIC Distribution Account.

            (a) The Servicer may direct any depository institution maintaining the Certificate Account and any Serviced Whole Loan Custodial Account (for purposes of this Section 3.06, an "Investment Account") and the Special Servicer may direct any depository institution maintaining the applicable REO Account (also for purposes of this Section 3.06, an "Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) for the benefit of the Certificateholders and, in the case of a Permitted Investment in any Investment Account solely related to a Serviced Whole Loan, for the benefit of the holders of any related Serviced Pari Passu Loans or Serviced B Note. The Servicer (in the case of the Certificate Account and the Serviced Whole Loan Custodial Account) or the Special Servicer (in the case of each REO Account), on behalf of the Trustee and, in the case of any Investment Account solely related to a Serviced Whole Loan, on behalf of the holders of any related Serviced Pari Passu Loan or Serviced B Note, shall maintain continuous physical possession of any Permitted Investment of amounts in the Certificate Account, any Serviced Whole Loan Custodial Account or any REO Account that is either (i) a "certificated security," as such term is defined in the UCC (such that the Trustee shall have control pursuant to Section 8-106 of the UCC) or (ii) other property in which a secured party may perfect its security interest by physical possession under the UCC or any other applicable law. Funds on deposit in the Interest Reserve Account, if any, shall remain uninvested. In the case of any Permitted Investment held in the form of a "security entitlement" (within the meaning of Section 8-102(a)(17) of the UCC), the Servicer or the Special Servicer, as applicable, shall take or cause to be taken such action as the Trustee deems reasonably necessary to cause the Trustee to have control over such security entitlement. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer (in the case of the Certificate Account and any Serviced Whole Loan Custodial Account), or the Special Servicer (in the case of an REO Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds deposited in the Certificate Account and any Serviced Whole Loan Custodial Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Servicer and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with
Section 3.05(a) or 3.05(f), as the case may be. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(c). In the event that any loss shall be incurred in respect of any Permitted Investment on deposit in any of the Certificate Account, any Serviced Whole Loan Custodial Account or any REO Account, the Servicer (in the case of the Certificate Account and any Serviced Whole Loan Custodial Account) and the Special Servicer (in the case of the REO Account) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of Net Investment Loss, if any, with respect to such account for the period from the immediately preceding Distribution Date to such P&I Advance Date provided, that neither the Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account in the month in which the loss occurred and at the time such investment was made.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d) Funds in the Distribution Account, the Excess Liquidation Proceeds Reserve Account and the PPL Component Mortgage Loan REMIC Distribution Account may be invested and, if invested, shall be invested by, and at the risk of, the Trustee in Permitted Investments selected by the Trustee which shall mature, unless payable on demand, not later than the Distribution Date, and any such Permitted Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Permitted Investments shall be made in the name of "LaSalle Bank National Association, as Trustee for the Holders of the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2." None of the Depositor, the Mortgagors, the Fiscal Agent, the Servicer or the Special Servicer shall be liable for any loss incurred on such Permitted Investments.

            An amount equal to all income and gain realized from any such investment shall be paid to the Trustee as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of such investments shall be for the account of the Trustee which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Account, the PPL Component Mortgage Loan REMIC Distribution Account or the Excess Liquidation Proceeds Reserve Account, as the case may be, out of its own funds immediately as realized. If the Trustee deposits in or transfers to the Distribution Account, the PPL Component Mortgage Loan REMIC Distribution Account or the Excess Liquidation Proceeds Reserve Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Distribution Account, as the case may be, any provision herein to the contrary notwithstanding.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) The Servicer shall use its reasonable efforts to cause the Mortgagor (other than with respect to any Non-Serviced Mortgage Loans) to maintain, to the extent required by the terms of the related Mortgage Note or loan documents relating to the Mortgage Loan and required by the Servicing Standard, or if the Mortgagor does not so maintain, shall itself maintain or cause to be maintained, for each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Whole Loan all insurance coverage as is required under the related Mortgage to the extent that the Trustee, as mortgagee, has an insurable interest and such insurance coverage is available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standard); provided, however, that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Servicer shall impose such insurance requirements as are consistent with the Servicing Standard. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage Loan or Serviced Whole Loan (to the extent available at commercially reasonable rates). All Insurance Policies maintained by the Servicer or the Special Servicer shall
(i) contain a "standard" mortgagee clause, with loss payable to the Servicer on behalf of the Trustee (in the case of insurance maintained in respect of any Mortgage Loan or any Serviced Whole Loan other than REO Properties), (ii) be in the name(s) of the Trustee (and, in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note) (in the case of insurance maintained in respect of REO Properties), (iii) include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing such Mortgage Loan or Serviced Whole Loan or the related REO Loan, as applicable, or (y) the outstanding principal balance owing on such Mortgage Loan or Serviced Whole Loan or related REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (iv) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related loan documents), (v) be noncancellable without 30 days prior written notice to the insured party (except in the case of nonpayment, in which case such policy shall not be cancelled without 10 days prior notice) and (vi) be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies. Any amounts collected by the Servicer or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard and the provisions of the related Mortgage Loan or Serviced Whole Loan) shall be deposited in the Certificate Account or the applicable REO Account with respect to REO Properties (or, in the case of a Serviced Whole Loan, in the Serviced Whole Loan Custodial Account of the Servicer), subject to withdrawal pursuant to Section 3.05(a) (or Section 3.05(f), as applicable). Any costs incurred by the Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans (other than REO Properties or any Serviced Whole Loan) (i) if the Mortgagor defaults on its obligation to do so, shall be advanced by the Servicer as a Servicing Advance and will be charged to the related Mortgagor and
(ii) shall not, for purposes thereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to
Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Servicer as a Servicing Advance.

            Notwithstanding the foregoing, the Servicer or Special Servicer (in the case of REO Loans), as applicable, will not be required to maintain, and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, all-risk casualty insurance which does not contain any carve-out for acts of terrorism or similar acts, if and only if (i) such insurance is not required under the loan documents or (ii) the Special Servicer has determined, in accordance with the Servicing Standard, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located; provided, however that during the period that the Special Servicer is evaluating such insurance hereunder, the Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure. The Special Servicer shall promptly notify the Servicer of each determination under this paragraph.

            (b) (i) If the Servicer or the Special Servicer shall obtain and maintain a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans, Serviced Whole Loans or REO Properties (other than the Non-Serviced Mortgage Loans and any REO Property related thereto), as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such Insurance Policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the Certificate Account (or in the case of any Serviced Whole Loan, the related Serviced Whole Loan Custodial Account) from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or Serviced Whole Loan, or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as administrator and Servicer of the Mortgage Loans (other than any Non-Serviced Mortgage Loans) and the Serviced Whole Loan, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders (and, in the case of any Serviced Whole Loan, on behalf of the holder of any related Serviced Pari Passu Loan or Serviced B Note), claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standard, may maintain, earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates, the cost of which shall be a Servicing Advance.

            (ii) If the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by a master single interest or force-placed insurance policy with a Qualified Insurer naming the Servicer or the Special Servicer, as applicable, on behalf of the Trustee for the benefit of the Certificateholders (and, in the case of any Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note) as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgaged Properties and REO Properties. In the event the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by such master single interest or force-placed insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Servicer as a Servicing Advance (or if such Servicing Advance would be a Nonrecoverable Advance, as a Trust Fund expense). Such master single interest or force-placed policy may contain a commercially reasonable deductible clause, in which case the Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Certificate Account (or in the case of any Serviced Whole Loan, the related Serviced Whole Loan Custodial Account) from its own funds the amount not otherwise payable under the master single interest or force-placed insurance policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation set forth in the related loan documents for the original policy that pertained to the related Mortgage Loan or Serviced Whole Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

            (c) Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions Insurance Policy with a Qualified Insurer covering the Servicer's and the Special Servicer's, as applicable, officers and employees of the Servicer and the Special Servicer in connection with its activities under this Agreement. Notwithstanding the foregoing, so long as either (i)(A) the long term unsecured debt or the deposit obligations or claims-paying ability of the Servicer is rated at least "A2" by Moody's, "A+" by Fitch and "A" by DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations and (B) the short term unsecured debt or the deposit obligations or claims-paying ability of the Servicer is rated at least "P1" by Moody's, "F-1" by Fitch and "R-1 (middle)" by DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations, or (ii) the Servicer obtains written confirmation from each Rating Agency that such action will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by the Rating Agency to any Class of Certificates or Serviced Pari Passu Loan Securities or any class of securities backed in whole or in part by any Serviced Pari Passu Loan then rated by such Rating Agency (the cost, if any, of obtaining such confirmation shall be paid by the party seeking such confirmation), the Servicer shall be allowed to provide self-insurance with respect to a fidelity bond and an errors and omissions Insurance Policy. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Servicer or the Special Servicer if the Servicer or the Special Servicer, as applicable, were servicing and administering the Mortgage Loans, Serviced Whole Loans or Specially Serviced Loans, as applicable, for Fannie Mae or Freddie Mac. Coverage of the Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c). The Special Servicer and the Servicer will promptly report in writing to the Trustee (and in the case of any Serviced Whole Loans, the holders of any related Serviced Pari Passu Loan or Serviced B Note) any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect. The Servicer and the Special Servicer shall each cause the Trustee for the benefit of the Certificateholders (and, in the case of any Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note) to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

            (d) At the time the Servicer determines in accordance with the Servicing Standard that any Mortgaged Property (other than the Mortgaged Property related to a Non-Serviced Mortgage Loan) shall be in a federally designated special flood hazard area (and flood insurance has been made available and is required by FEMA), the Servicer shall use reasonable efforts to cause the related Mortgagor (in accordance with applicable law and the terms of the loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standard), flood insurance in respect thereof, but only to the extent the Trustee as mortgagee has an insurable interest therein, the related Mortgage Loan or Serviced Whole Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan or Serviced Whole Loan, and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. If the cost of any insurance described above is not borne by the Mortgagor, the Servicer shall promptly make a Servicing Advance for such costs.

            (e) During all such times as any REO Property (other than the Mortgaged Property related to a Non-Serviced Mortgage Loan) shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy (if such insurance is required by FEMA) meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Servicer as a Servicing Advance.

            (f) Within 45 days after the Closing Date, with respect to each of the Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Whole Loans covered by an Environmental Insurance Policy that are listed on Schedule 4 hereto, the Servicer shall notify the insurer under such Environmental Insurance Policy and take all other action in accordance with the Servicing Standard for the Trustee, on behalf of the Certificateholders (and, in the case of any Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note) to be an insured (and for the Servicer, on behalf of the Trust (and, in the case of any Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note), to make claims) under such Environmental Insurance Policy. In the event the Servicer or the Special Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) covered thereby, the Servicer or the Special Servicer (with respect to Specially Serviced Loans) shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders (and, in the case of any Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard under an Environmental Insurance Policy shall be paid by the Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each Environmental Insurance Policy that relates to one or more Mortgage Loans, each of the Servicer and the Special Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action taken under such policy to realize the full value thereof for the benefit of the Certificateholders (and, in the case of any Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note) in the event either the Servicer or the Special Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an Environmental Insurance Policy shall be paid by the Servicer and shall be reimbursable to it as a Servicing Advance.

            In the event that the Servicer (with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than a Specially Serviced Loan) or the Special Servicer (with respect to any Specially Serviced Loan) receives notice of any termination of any Environmental Insurance Policy that relates to one or more of the Mortgage Loans or Serviced Whole Loans it is required to service hereunder, the Servicer or the Special Servicer, as applicable, shall, within three Business Days after receipt of such notice, notify the Servicer or Special Servicer, as applicable, the Directing Certificateholder, the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved), the Rating Agencies, the Trustee (and, in the case of any Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note) of such termination in writing. Upon receipt of such notice, the Servicer or Special Servicer, as applicable, shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related loan documents.

            Section 3.08 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

            (a) As to each Mortgage Loan (other than a Non-Serviced Mortgage
Loan) and Serviced Whole Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Mortgage Loan or Serviced Whole Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

            (ii) provides that such Mortgage Loan or Serviced Whole Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan or Serviced Whole Loan is serviced pursuant to this Agreement, the Servicer upon receipt of notice of an action that may affect the lender's rights with respect to such "due-on-sale" clause, shall forward such notice, along with copies of the relevant loan documents, to the Special Servicer and the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall subject to Section 3.11, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan or Serviced Whole Loan (x) to accelerate the payments thereon or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard; provided, however, that solely with respect to any GECC Mortgage Loan that is not a Specially Serviced Loan, and for so long as GEMSA is approved by the Rating Agencies as a master servicer, GEMSA (x) shall process any such actions; (y) shall prepare and forward to the Special Servicer (with a copy to the Servicer), along with the notice and the copies of the related loan documents, an analysis of such action and (z) shall exercise the rights set forth above, subject to the approval of the Special Servicer; provided, further, however that in the case of the PPL Component Mortgage Loan, the Special Servicer shall not waive any right that it may have, or grant any consent that it may otherwise withhold with respect to such "due-on-sale" clause without obtaining the consent of the PPL Controlling Holder. Consent by the PPL Controlling Holder shall be deemed given if Special Servicer, shall have provided the PPL Controlling Holder written notice of the matter together with all of the information reasonably requested by the PPL Controlling Holder and the PPL Controlling Holder shall not have responded in writing, via fax or e-mail within 10 Business Days of such request. The Servicer shall cooperate with the Special Servicer and the Special Servicer shall each cooperate with the PPL Controlling Holder and shall provide the Special Servicer and/or the PPL Controlling Holder, as applicable, with any additional information from the related Mortgage File that such party may reasonably request. However, the Special Servicer shall maintain responsibility for its recommendations and any of its other obligations in connection with a "due-on-sale" clause.

            (b) As to each Mortgage Loan (other than a Non-Serviced Mortgage
Loan) or Serviced Whole Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan or Serviced Whole Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or in the equity of the related Mortgagor,

then, for so long as such Mortgage Loan or Serviced Whole Loan is serviced pursuant to this Agreement, the Servicer upon receipt of notice of an action that may affect the lender's rights with respect to such "due-on-encumbrance" clause, shall forward such notice, along with copies of the relevant loan documents, to the Special Servicer and the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall, subject to Section 3.11, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan or Serviced Whole Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard. The Servicer shall cooperate with the Special Servicer and shall provide the Special Servicer with any additional information from the related Mortgage File that the Special Servicer reasonably may request.

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of any Mortgage Loan or Serviced Mortgage Loan it is required to service hereunder, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) Except as otherwise permitted by Section 3.20, neither the Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan or Serviced Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08, other than the identity of the Mortgagor pursuant to an assumption agreement.

            (e) Notwithstanding the foregoing, the Special Servicer shall not waive any rights under a "due-on-sale" or "due-on-encumbrance" clause unless it first obtains a written confirmation that such waiver would not cause the downgrade, qualification or withdrawal of the then current rating assigned to any of the Certificates or any class of Serviced Pari Passu Loan Securities from Moody's, Fitch and DBRS, with respect to any Mortgage Loan (together with any Mortgage Loans cross-collateralized with such Mortgage Loans but excluding any Non-Serviced Mortgage Loan) that represents one of the ten largest Mortgage Loans based on Stated Principal Balance. The Special Servicer shall provide copies of any such waivers to each Rating Agency with respect to each Mortgage Loan and with respect to each Specially Serviced Loan. Any fee charged by each Rating Agency in connection with rendering such written confirmation shall be paid by the related Mortgagor as a condition of considering such waiver, unless the related loan documents do not permit the lender to require payment of such fees from the Mortgagor, in which case such fees shall be paid by the related Mortgage Loan Seller in accordance with the provisions of the related Mortgage Loan Purchase Agreement. The Special Servicer shall be responsible for obtaining fees due to the Rating Agencies, as set forth in the preceding sentence. The Special Servicer shall not permit a Mortgage Loan or Serviced Whole Loan to be assumed unless the Special Servicer determines that such assumption is consistent with the Servicing Standard and the loan documents. For a Mortgaged Property located in California, in making such determination, the Special Servicer, shall, among other things, take into account, subject to the Servicing Standard and the loan documents, any increase in taxes assuming the transfer occurs (using taxes based on a fully assessed number calculated off the proposed purchase price). For a Mortgaged Property located in California, the Special Servicer shall, compute a debt service coverage ratio for the Mortgage Loan using leasing commissions, tenant improvement costs and capital expenditures deducted from cash flow in amounts equal to the originator's underwritten capital expenditure, tenant improvement and leasing commission items at origination and taxes based on a fully assessed number calculated off the proposed purchase price and shall provide copies of the results of such calculations to Moody's, Fitch and DBRS showing a comparison of the recalculated debt service coverage ratio versus the debt service coverage ratio at origination.

            Section 3.09 Realization Upon Defaulted Mortgage Loans.

            (a) The Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which efforts may include an REO Acquisition) the ownership of property securing the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.18 of this Agreement, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property (other than Mortgaged Properties related to a Non-Serviced Mortgage Loan) shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to the Certificateholders and, if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole) after reimbursement to the Servicer for such Servicing Advance, and the Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in
Section 3.05(a)(iv) and Section 3.05(f)(iv) if a Serviced Whole Loan is involved. The Special Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings (such costs and expenses to be advanced by the Servicer to the Special Servicer as a Servicing Advance), provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. Nothing contained in this Section
3.09 shall be construed so as to require the Servicer or the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Servicer or the Special Servicer in its reasonable judgment taking into account the factors described in Section 3.18(e) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer or the Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property by an Independent MAI-designated appraiser the cost of which shall be paid by the Servicer as a Servicing Advance.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on any of the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC under the REMIC Provisions or cause any of the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any PPL Component Mortgage Loan REMIC Regular Interest, Uncertificated Lower-Tier Interest or Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Servicer shall, on behalf of the Trustee (and, in the case of a Mortgaged Property securing a Serviced Whole Loan, also on behalf of the holders of any related Serviced Pari Passu Loan or Serviced B
Note), obtain title to a Mortgaged Property by foreclosure, in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Mortgaged Property securing a Serviced Whole Loan, also on behalf of the holders of any related Serviced Pari Passu Loan or Serviced B Note), would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery to the Certificateholders and, if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole) on a net present value basis than not taking such actions, for such purposes taking into account any insurance coverage provided pursuant to any environmental insurance polices with respect to the related Mortgaged Property; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery to the Certificateholders and, if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole) on a net present value basis than not taking such actions.

            The cost of any such Environmental Assessment shall be paid by the Servicer as a Servicing Advance and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Servicer as a Servicing Advance, unless it is a Nonrecoverable Servicing Advance (in which case it shall be an expense of the Trust Fund (and, if a Serviced Whole Loan is involved, the holder of any related Serviced Pari Passu Loan or Serviced B Note) and may be withdrawn by the Servicer from the Certificate Account (and, if a Serviced Whole Loan is involved, first from the applicable Serviced Whole Loan Custodial Account and then from the Certificate Account) at the direction of the Special Servicer); and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund and if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied. The Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the insurer and using reasonable efforts to perform any actions required under such policy) under each Environmental Insurance Policy to receive the maximum proceeds available under such policy for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) and, in the case of a Mortgaged Property securing any Serviced Whole Loan, on behalf of the holders of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole).

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 2 of each of the Mortgage Loan Purchase Agreements for which the applicable Mortgage Loan Seller could be required to repurchase such Defaulted Mortgage Loan pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement or a claim could not be made under any Environmental Insurance Policy, then the Special Servicer shall, subject to Section 3.29, take such action as it deems to be in the best economic interest of the Trust Fund and, if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole) (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage, provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1,000,000, then prior to the release of the related Mortgaged Property from the lien of the related Mortgage,
(i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the Directing Certificateholder, the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) and the Servicer in writing of its intention to so release such Mortgaged Property and the basis for such intention, (ii) the Trustee shall notify the Certificateholders in writing of the Special Servicer's intention to so release such Mortgaged Property, (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice (failure to respond by the end of such 30-day period being deemed consent) and (iv) the Special Servicer shall have received written confirmation from each Rating Agency that such release will not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates and, if a Serviced Whole Loan is involved, any class of Serviced Pari Passu Loan Securities. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust or, if such information related to the ratings of any Serviced Pari Passu Loan Securities, holders of the related Serviced Pari Passu Loan.

            (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Directing Certificateholder, the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) and the Servicer monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Loan by the applicable Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property. The Servicer shall forward, or cause to be forwarded all such reports to the Trustee and the Rating Agencies. The Trustee shall forward all such reports to the Certificateholders upon request.

            (f) For so long as Lennar or any of its Affiliates is the Special Servicer, the Special Servicer shall provide the Servicer with all information regarding forgiveness of indebtedness required to be reported with respect to any Mortgage Loan or Serviced Whole Loan which is abandoned or foreclosed and to the extent that the Servicer has received such information, the Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, such information and the Servicer shall report, via Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Servicer by the Special Servicer. Upon the resignation or termination of Lennar, the Special Servicer, with the reasonable cooperation of the Servicer, shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed and the Special Servicer shall report, via Form 1099C, all forgiveness of indebtedness. The Servicer or the Special Servicer, as applicable, shall deliver a copy of any such report to the Trustee and in the case of the Special Servicer, the Servicer.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan or Serviced Whole Loan permit such an action.

            (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Directing Certificateholder, the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) and the Servicer no later than the next succeeding Determination Date.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Mortgage Loan or Serviced Whole Loan, or the receipt by the Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer or Special Servicer, as the case may be, will immediately notify the Trustee and the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) and request delivery of the related Mortgage File and if a Serviced Whole Loan is involved, the original Mortgage Notes for the related Serviced Pari Passu Loan or Serviced B Note. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) or the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.04(e) or remitted to the Servicer to enable such deposit, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File (and, in the case of any Serviced Whole Loan, the Trustee shall direct the holders of any related Serviced Pari Passu Loan or Serviced B Note to release the Mortgage Note for such Pari Passu Loan) to the Servicer or Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be an expense of the Trustee or chargeable to the Certificate Account or any Serviced Whole Loan Custodial Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the Servicer or the Special Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File (other than the documents referred to in clause (xix) of the definition of "Mortgage File") or any document therein and if a Serviced Whole Loan is involved, the original Mortgage Notes for the related Serviced Pari Passu Loan or Serviced B Note to the Servicer or the Special Servicer (or a designee), as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Servicer or the Special Servicer, as the case may be, stating that such Mortgage Loan or Serviced Whole Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) or the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.04(e) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Trustee shall acknowledge receipt of such Mortgage File or such certificate, as the case may be.

            (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            (d) If from time to time with respect to any Non-Serviced Mortgage Loan, pursuant to the terms of the related Co-Lender Agreement and the related Non-Serviced Mortgage Loan Pooling Agreement, and as appropriate for enforcing the terms of the Non-Serviced Mortgage Loan, the related Non-Serviced Mortgage Loan Servicer requests delivery to it of the original Mortgage Note for the Non-Serviced Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the related Non-Serviced Mortgage Loan Servicer or its designee. In connection with the release of the original Mortgage Note for the related Non-Serviced Mortgage Loan in accordance with the preceding sentence, the Trustee shall only be required to deliver such Mortgage Note to the related Non-Serviced Mortgage Loan Servicer upon delivery to the Trustee of a Custodial Agreement in the form attached hereto as Exhibit Y which shall evidence the holding by the related Non-Serviced Mortgage Loan Servicer of such original Mortgage Note as custodian on behalf of and for the benefit of the Trustee.

            Section 3.11 Servicing Compensation.

            (a) As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan, Serviced Pari Passu Loan, Serviced B Note (other than the Clarendon Heights B
Note) and REO Loan. As to each such Mortgage Loan, Serviced Pari Passu Loan, Serviced B Note and REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan or Serviced Pari Passu Loan, Serviced B Note or REO Loan and a 360-day year consisting of twelve 30-day months and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Mortgage Loan or Serviced Pari Passu Loan, Serviced B Note or REO Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any such Mortgage Loan, Serviced Pari Passu Loan, Serviced B Note or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan, Serviced Pari Passu Loan, Serviced B Note and REO Revenues allocable as interest on each REO Loan, and as otherwise provided by Section 3.05(a) and 3.05(f). The Servicer shall be entitled to recover unpaid Servicing Fees in respect of any such Mortgage Loan, Serviced Pari Passu Loan, Serviced B Note or REO Loan out of that portion of related payments, Insurance Proceeds and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by
Section 3.05(a) and 3.05(f). The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement.

            The Servicer shall be entitled to retain (subject, with respect to any Serviced Whole Loan, to the terms of the related Co-Lender Agreement), and shall not be required to deposit in the Certificate Account pursuant to Section 3.04(a) or the applicable Serviced Whole Loan Custodial Account pursuant to
Section 3.04(e), additional servicing compensation in the form of 50% of all assumption fees, and 100% of all modification, consent, waiver, earnout, defeasance and similar fees, assumption application fees, modification application fees and charges for beneficiary statements or demands received on or with respect to the Mortgage Loans that are not Specially Serviced Loans (other than any Non-Serviced Mortgage Loan and any successor REO Loan), to the extent that (i) such fees are paid by the Mortgagor on Mortgage Loans that are not Specially Serviced Loans; (ii) all amounts then due and payable with respect to the related Mortgage Loan have been paid and (iii) with respect to any modification, consent, waiver, earnout, defeasance, modification application fees and similar fees (other than any assumption fees and assumption application fees), the Servicer (or, solely with respect to the GECC Mortgage Loans, GEMSA), and not the Special Servicer, has performed the related modification, consent, waiver or similar action, as applicable, in accordance with this Agreement (in particular, subject to the limitations on the modifications, consents and waivers that may be performed by the Servicer or GEMSA set forth in Section 3.20 of this Agreement). With respect to any assumption or modification performed by GEMSA pursuant to and in accordance with Section 3.08 or Section 3.20 of this Agreement, GEMSA shall be entitled to retain any related fees set forth in the previous sentence. The Special Servicer will not waive any assumption fees with respect to any Mortgage Loan that is not a Specially Serviced Loan without the prior written consent of the Servicer. The fee payable to the Servicer for an assumption of a Mortgage Loan shall be either the fee set forth in the loan documents relating to the applicable Mortgage Loan or Serviced Whole Loan, or, if no assumption fee is so specified (and to the extent not inconsistent with the loan documents), then such fee shall be 1% of the outstanding Stated Principal Balance of such Mortgage Loan on the date it is assumed. In the event that any non-Specially Serviced Loan is subject to both an assumption and a modification, consent and/or waiver, then notwithstanding any such modification, consent and/or waiver fee, the Servicer shall be entitled to receive and retain the assumption fee determined as set forth in the preceding sentence. With respect to any non-Specially Serviced Mortgaged Loan, the Special Servicer shall remit to the Servicer any assumption fees that it receives within one Business Day of receipt thereof. In addition, the Servicer shall be entitled to retain as additional servicing compensation any charges for processing Mortgagor requests, beneficiary statements or demands and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Mortgagor and shall not be required to deposit such amounts in the Certificate Account pursuant to Section 3.04(a). The Servicer shall also be entitled to additional servicing compensation in the form of: (i) 100% of all check charges for checks returned for insufficient funds with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans); (ii) Penalty Charges received on each Mortgage Loan and accrued during such time as such Mortgage Loan was not a Specially Serviced Loan, but only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances) have been paid and are not needed to first, (A) reimburse the Trust Fund for additional Trust Fund expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees) paid in connection with such Mortgage Loan during the Collection Period in which such Penalty Charges were collected and (B) reimburse interest on Advances paid to the Servicer, Trustee or Fiscal Agent, as applicable, that accrued with respect to the related Mortgage Loan during the Collection Period in which such Penalty Charges were collected; (iii) interest or other income earned on deposits relating to the Trust Fund in the Certificate Account or any Serviced Whole Loan Custodial Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance
Date); (iv) interest earned on deposits in the Servicing Account which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor and (v) Prepayment Interest Excesses not required to be applied pursuant to Section 3.19. The Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account or if applicable, the Serviced Whole Loan Custodial Account, and the Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and REO Loan (other than any Non-Serviced Mortgage Loan and any successor REO Loan) with respect to which it is responsible for servicing hereunder. As to each Specially Serviced Loan and REO Loan (other than any Non-Serviced Mortgage Loan and any successor REO Loan), the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Loan and a 360 day year consisting of twelve 30-day months and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            The Special Servicer shall be entitled to retain (subject, with respect to any Serviced Whole Loan, to the terms of the related Co-Lender Agreement), and shall not be required to deposit in the Certificate Account pursuant to Section 3.04(a) or the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.04(e), additional servicing compensation in the form of (i) 50% of all assumption fees, and 100% of all modification, consent, waiver, modification application fees and extension fees received on or with respect to the Mortgage Loans that are not Specially Serviced Loans (other than any Non-Serviced Mortgage Loan and any successor REO Loan), to the extent that
(A) such fees are paid by the Mortgagor on such Mortgage Loans that are not Specially Serviced Loans; (B) all amounts then due and payable with respect to the related Mortgage Loan have been paid (including those payable to the Servicer pursuant to Section 3.11(a)); and (C) with respect to any modification, consent, waiver, modification application fees and similar fees, the Special Servicer, and not the Servicer, has performed the related modification, consent, waiver or similar action, as applicable, in accordance with this Agreement; and
(ii) all assumption, assumption application, extension, modification, consent, waiver and earnout fees, and charges for beneficiary statements or demands, received on or with respect to any Specially Serviced Loan or REO Loan with respect to which it is responsible for servicing hereunder, but only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including those payable to the Servicer pursuant to Section 3.11(a)) have been paid. The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan which relates to a Specially Serviced Loan that the Servicer is responsible for servicing hereunder at the Workout Fee Rate on such Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note for so long as it remains a Corrected Mortgage Loan (provided that the Servicer may verify that the related Mortgagor's payments, if paid by check, are honored by the bank upon which it was drawn prior to paying the Workout Fee). The Workout Fee with respect to any such Corrected Mortgage Loan shall cease to be payable if such Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note again becomes a Specially Serviced Loan; provided that a new Workout Fee shall become payable if and when such Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note again becomes a Corrected Mortgage Loan.

            If the Special Servicer is terminated or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans, Serviced Pari Passu Loans or Serviced B Notes that became Corrected Mortgage Loans prior to the time of that termination or resignation. The successor special servicer will not be entitled to any portion of such Workout Fees.

            A Liquidation Fee will be payable with respect to each Specially Serviced Loan as to which the Special Servicer receives any Liquidation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee. A Liquidation Fee will also be payable with respect to each Mortgage Loan that the related Mortgage Loan Seller has repurchased after the expiration of the applicable time period provided for in the first sentence of Section 2.03(b). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the purchase of (i) any Specially Serviced Loan by the Directing Certificateholder or the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) pursuant to Section 3.18(c), the Servicer or the Special Servicer; (ii) the purchase of a Mortgage Loan included in a Serviced Whole Loan by a holder of a related Serviced B Note pursuant to the related Co-Lender Agreement; (iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund pursuant to Section
9.01 or (iv) the purchase of a Mortgage Loan by any related mezzanine lender pursuant to the related intercreditor agreement. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest on such Mortgage Loan or Serviced Whole Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Corrected Mortgage Loan. In the event that
(i) the Special Servicer has been terminated, and (ii) either prior or subsequent to such termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Certificateholder or the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved), or (B) a Specially Serviced Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer shall be paid the related Workout Fee or Liquidation Fee, as applicable.

            The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on Specially Serviced Loans it is responsible for servicing hereunder that accrued during such time as such Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan, but only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances) have been paid and are not needed to first, (x) reimburse the Trust Fund for additional Trust Fund expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees) paid in connection with such Loan during the Collection Period in which such Penalty Charges were collected and (y) reimburse interest on Advances paid to the Servicer, Trustee or the Fiscal Agent, as applicable, that accrued with respect to the related Mortgage Loan during the Collection Period in which such Penalty Charges were collected. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not expressly payable directly out of the Certificate Account (or if a Serviced Whole Loan is involved, first out of the applicable Serviced Whole Loan Custodial Account and then out of the Certificate Account) or the applicable REO Account or as a Servicing Advance, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) In determining the compensation of the Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan during the related Collection Period shall be applied to pay (i) the Servicer, the Special Servicer, the Trustee or the Fiscal Agent for interest on Advances with respect to such related Mortgage Loan, that accrued in the period that such Penalty Charges were collected and (ii) the Trust Fund for any additional Trust Fund expenses with respect to such Mortgage Loan (other than Special Servicing Fees, Workout Fees and Liquidation Fees) paid in the Collection Period that such Penalty Charges were collected and not previously paid out of Penalty Charges, and any Penalty Charges remaining thereafter shall be distributed pro rata to the Servicer and the Special Servicer based upon the amount of Penalty Charges the Servicer or the Special Servicer would otherwise have been entitled to receive during such period with respect to such Mortgage Loan without any such application. With respect to the Non-Serviced Mortgage Loans or any related REO Property, the Special Servicer shall not be entitled to any Special Servicing Fees, Workout Fees or Liquidation Fees.

            (d) The Servicing Fee with respect to the AFR/Bank of America Portfolio Mortgage Loan shall be deemed to be an expense of the Lower-Tier REMIC. The Servicing Fee with respect to the PPL Component Mortgage Loan Senior Component, the PPL Component Mortgage Loan Subordinate Components and additional servicing compensation with respect to the PPL Component Mortgage Loan shall be an expense of the PPL Component Mortgage Loan REMIC.

            Section 3.12 Inspections; Collection of Financial Statements.

            (a) The Servicer shall perform (at its own expense), or shall cause to be performed (at its own expense), a physical inspection of each Mortgaged Property securing a Mortgage Note (other than with respect to a Non-Serviced Mortgage Loan) with a Stated Principal Balance (or allocated loan amount) of (a) $2,000,000 or more, at least once every 12 months and (b) less than $2,000,000, at least once every 24 months, in each case commencing in the calendar year 2005; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect or cause to be inspected the related Mortgaged Property as soon as practicable (but in no event more than 60 days) after such Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Servicer shall not be required to perform or cause to be performed an inspection on a Mortgaged Property if such Mortgaged Property has been inspected by the Servicer or the Special Servicer within the preceding 12 months and the Servicer has no actual knowledge of, or notice of, an event subsequent to the date of such inspection that would materially affect the validity of such inspection. In addition, with respect to each Specially Serviced Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable after the Debt Service Coverage Ratio for such Mortgage Loan falls below 1.0x. The cost of each such inspection by the Special Servicer shall be paid as a Servicing Advance; provided, however, that if such Advance would be a Nonrecoverable Advance, then the cost of such inspections shall be an expense of the Trust Fund (and if a Serviced Whole Loan is involved, an expense of the holders of any related Serviced Pari Passu Loan or Serviced B Note), which expense shall first be reimbursed to the Trust Fund (and if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note) from Penalty Charges collected by the Special Servicer on such Specially Serviced Loan. The Special Servicer or the Servicer, as applicable, shall prepare or cause to be prepared a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, (iii) any adverse change in the condition of the Mortgaged Property that the preparer of such report deems material, (iv) any visible material waste committed on the Mortgaged Property and (v) photographs of each inspected Mortgaged Property. The Special Servicer and the Servicer shall deliver a copy of each such report prepared by the Special Servicer and the Servicer, respectively, to the other, and, upon request, to the Trustee within 30 days of the preparation of such report. Upon request, the Trustee shall deliver a copy of each such report to each Holder of a Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificate (which such request may state that such items be delivered until further notice).

            (b) The Special Servicer, in the case of any Specially Serviced Loan, and the Servicer (in the case of any non-Specially Serviced Loan, other than the Non-Serviced Mortgage Loans) shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and the quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage, and each of the Servicer and Special Servicer, as applicable, shall use reasonable efforts consistent with the Servicing Standard to enforce all provisions of the loan documents relating to the submission of financial and property information. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Servicer and the Special Servicer shall each deliver copies of all the foregoing items so collected by it to each other, and upon request, the Trustee, the Depositor, the Underwriters, the Rating Agencies, the holder of a Serviced B Note and the Mortgage Loan Sellers, in each case within 45 days of its receipt thereof. The Trustee shall, upon request and to the extent received, deliver copies of the foregoing items to the Controlling Class Certificateholders or, to the extent the Certificate Registrar has confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such item prepared by the Servicer or the Special Servicer.

            Beginning in September 2004 for quarter-end June 2004, within 45 days after receipt by the Servicer of any annual or quarterly operating statements or rent rolls with respect to any Mortgaged Property other than a Mortgaged Property securing a Specially Serviced Loan or a Non-Serviced Mortgage Loan or an REO Property and within 45 days after receipt by the Special Servicer of any annual operating statements or rent rolls with respect to a Mortgaged Property securing a Specially Serviced Loan or REO Property the Servicer or the Special Servicer, as applicable, shall, based upon such operating statements or rent rolls received, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report and the CMSA NOI Adjustment Worksheet. All CMSA Operating Statements Analysis Reports shall be maintained by the Servicer with respect to each Mortgaged Property other than a Mortgaged Property securing a Specially Serviced Loan or a Non-Serviced Mortgage Loan or REO Property and by the Special Servicer with respect to any Mortgaged Property securing a Specially Serviced Loan or REO Property, and the Servicer shall forward copies thereof (in each case, promptly following the initial preparation and each material revision thereof) to the Servicer or the Special Servicer, as applicable, and upon request, the Trustee, the Underwriters, the Rating Agencies and the Mortgage Loan Sellers together with the related operating statements or rent rolls. The Trustee shall, upon request and to the extent such items have been delivered to the Trustee by the Servicer or the Special Servicer, as applicable, deliver to any Certificateholder or, to the extent the Certificate Registrar has confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such CMSA Operating Statement Analysis Report (or update thereof) and the related operating statement or rent rolls. The Servicer shall maintain a CMSA Operating Statement Analysis Report with respect to each Mortgaged Property other than a Mortgaged Property securing a Specially Serviced Loan, the Non-Serviced Mortgaged Property or REO Property and the Special Servicer shall maintain such report with respect to each Mortgaged Property securing a Specially Serviced Loan or REO Property.

            (c) At or before 12:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Servicer the following reports (or such related data fields as are reasonably agreed to by the Servicer and the Special Servicer) with respect to the Specially Serviced Loans and any REO Properties, providing the information required of the Special Servicer in an electronic format, reasonably acceptable to the Servicer as of such Determination Date: (i) a CMSA Delinquent Loan Status Report, (ii) a CMSA Historical Liquidation Report, (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iv) a CMSA REO Status Report, (v) a CMSA Loan Periodic Update File and (vi) a CMSA Property File. During the calendar year ending on December 31, 2004, the Special Servicer shall simultaneously forward a copy of such reports, if any, to the Depositor.

            (d) (A) Not later than 2:00 p.m. (New York City time) on the first Business Day before each Distribution Date with respect to clauses (i), (ii),
(iii) and (iv) in this Section 3.12(d) and (B) not later than 1:00 p.m. (New York City time) on the second Business Day before each Distribution Date with respect to clause (v) in this Section 3.12(d), the Servicer shall prepare and deliver or cause to be delivered to the Trustee data files relating to the following reports: (i) to the extent received at the time required, the most recent CMSA Delinquent Loan Status Report, CMSA Historical Liquidation Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report and CMSA REO Status Report received from the Special Servicer pursuant to Section 3.12(c), (ii) the most recent CMSA Property File, CMSA Financial File and CMSA Comparative Financial Status Report, in each case with information therein updated as of the immediately preceding Determination Date (in each case combining the reports prepared by the Special Servicer and Servicer), (iii) a CMSA Servicer Watch List report with information that is current as of such Determination Date, (iv) the CMSA Loan Level Reserve-LOC Report and (v) the most recent CMSA Loan Periodic Update File with information therein updated as of the immediately preceding Determination Date; provided, however, that notwithstanding anything to the contrary in Sections 3.12(c) or 3.12(d), neither the Servicer nor the Special Servicer shall be required to prepare or deliver any of the files or reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the first Business Day after the third Determination Date following the Closing Date, and Trustee shall not be obligated to deliver any such report until provided by Servicer, provided further that if the Servicer receives any Mortgage Loan payments with respect to principal or interest after the time that it provided the reports listed in clauses (i), (ii), (iii), (iv) and (v) above and such amounts are to be included in the Available Distribution Amount (or, with respect to the PPL Component Mortgage Loan, the PPL Component Mortgage Loan Available Distribution Amount) for such Distribution Date, the Servicer shall, with respect to each report, either (i) provide the Trustee with an updated report with respect to such Mortgage Loan payment or (ii) provide written notice to the Trustee that such report remains unchanged, in each case no later than 4:00 p.m. (New York City time) on the Business Day prior to the related Distribution Date.

            (e) The Special Servicer shall deliver to the Servicer the items or reports set forth in Section 3.12(b) and Section 3.12(c), and the Servicer shall deliver to the Trustee the reports set forth in Section 3.12(b) and Section 3.12(d), in an electronic format (to the extent such report is prepared by the Servicer and not forwarded by the applicable Mortgagor) reasonably acceptable to the Special Servicer, the Trustee and the Servicer. The Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Servicer pursuant to
Section 3.12(b) and Section 3.12(d).

            In the case of information or reports to be furnished by the Servicer to the Trustee pursuant to Section 3.12(b) and Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) or
Section 3.12(c) and to the extent that such information or reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or
Section 3.12(c) the Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and the Servicer shall not be in default hereunder due to a delay in providing the information or reports required by Section 3.12(b) or Section 3.12(d) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) or Section 3.12(c) of this Agreement, except that the Servicer shall be responsible for timely providing all reports and data other than the information or reports to be supplied solely by the Special Servicer.

            In the case of information or reports to be furnished by the Servicer to the Trustee pursuant to Section 3.12(b) and Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the related Non-Serviced Mortgage Loan Servicer pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and to the extent that such information or reports are to be prepared and delivered by the related Non-Serviced Mortgage Loan Servicer pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement; the Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from such Non-Serviced Mortgage Loan Servicer, and the Servicer shall not be in default hereunder due to a delay in providing the information or reports required by
Section 3.12(b) or Section 3.12(d) caused by the related Non-Serviced Mortgage Loan Servicer's failure to timely provide any information or report required under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, except that the Servicer shall be responsible for timely providing all reports and data other than the information or reports to be supplied solely by the related Non-Serviced Mortgage Loan Servicer.

            (f) Notwithstanding the foregoing, however, the failure of the Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section
3.12 to the extent the Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties. The Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standard. The Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (g) If the Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Servicer's or the Special Servicer's internet website, unless this Agreement specifies a method of delivery; provided that any items required to be delivered to the Trustee shall be delivered in the manner provided in clause (x) or (y) above. Each of the Servicer and the Special Servicer shall furnish to the Underwriters all reports required to be provided to holders of the Certificates compiled by either of them, as applicable, pursuant to this Agreement if and as requested in writing by the Underwriters under the same terms and conditions applicable to holders of the Certificates.

            Section 3.13 Annual Statement as to Compliance.

            Each of the Servicer and the Special Servicer will deliver to the Trustee, with a copy to the Depositor, the Underwriters, the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) and the holder of any Serviced Pari Passu Loan or Serviced B Note on or before July 1 of each year, beginning July 1, 2005, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision,
(ii) to the best of such officer's knowledge, based on such review, the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system relating to its servicing of the Mortgage Loans and Serviced Whole Loans serviced by it and has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status of the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or of the Grantor Trust as a "grantor trust" from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee pursuant to Section 8.12 hereof. Notwithstanding anything contained in this Section 3.13 to the contrary, the Servicer or Special Servicer shall be required to furnish or cause to be furnished to the Trustee and the Depositor the report described above by March 15th of any year that a report on Form 10-K is required to be filed with the Commission in respect of the preceding calendar year.

            Section 3.14 Reports by Independent Public Accountants.

            Each of the Servicer and the Special Servicer at their own expense shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer or the Special Servicer, as the case may be, the Trustee, the Depositor, the Underwriters, the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved), the holder of any Serviced Pari Passu Loan or Serviced B Note and each Rating Agency, on or before July 1 of each year, commencing with July 1, 2005, a report stating that (i) it has obtained from the Servicer or the Special Servicer, as the case may be, a letter of representation regarding certain matters from the management of the Servicer or the Special Servicer, as the case may be, which includes an assertion that the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system with respect to its servicing of the mortgage loans serviced by it and has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Servicer's or the Special Servicer's, as the case may be, servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such assertion is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within 1 year of such statement) with respect to those Sub-Servicers. Notwithstanding anything contained in this Section 3.14 to the contrary, the Servicer or Special Servicer shall be required to furnish or cause to be furnished to the Trustee and the Depositor the report described above by March 15th of any year that a report on Form 10-K is required to be filed with the Commission in respect of the preceding calendar year.

            Section 3.15 Access to Certain Information.

            Each of the Servicer and the Special Servicer upon request of the Trustee shall provide or cause to be provided through the Trustee to any Certificateholder or Certificate Owner or holder of any Serviced Pari Passu Note or Serviced B Note that is, or is affiliated with, a federally insured financial institution, the Trustee, the Depositor, each Mortgage Loan Seller, each Rating Agency, to the Servicer, or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or holder of any Serviced Pari Passu Note or Serviced B Note, and to each Holder of a Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate or holder of any Serviced Pari Passu Note or Serviced B Note access to any documentation regarding the Mortgage Loans or Serviced Whole Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but upon reasonable prior written request via e-mail or facsimile (where such form of transmission is reasonably practicable) and during normal business hours at the offices of the Trustee, designated by it; provided, however, that Certificateholders, Certificate Owners and holder of any Serviced Pari Passu Note or Serviced B Note shall be required to pay their own photocopying costs and execute a reasonable and customary confidentiality agreement with respect to such information substantially in the form of Exhibit J. The failure of the Servicer or the Special Servicer to provide access as provided in this Section
3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15. The Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Servicer and the Special Servicer shall make available to the foregoing persons documentation regarding the Mortgage Loans and Serviced Whole Loans that is not confidential, at the reasonable judgment of the Servicer or Special Servicer, as the case may be, without requiring such person to execute a confidentiality agreement and may make available non-confidential information and documentation to any other person within the discretion of the Servicer or Special Servicer.

            Section 3.16 Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or a nominee thereof on behalf of the Certificateholders and the Special Servicer, on behalf of the Trust Fund (and, in the case of any Serviced Whole Loan, also on behalf of the holders of any related Serviced Pari Passu Loan or Serviced B Note), shall sell any REO Property as soon as commercially reasonable subject to the Servicing Standard, but in any event prior to the close of the third calendar year following the year in which the Trust Fund (and if applicable, the holders of any related Serviced Pari Passu Loan or Serviced B Note) acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee, and the Servicer an Opinion of Counsel, addressed to the Trustee, and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC constituted thereby as defined in Section 860F of the Code or cause the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a) (or if a Serviced Whole Loan is involved first out of, the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.05(f) and out of the Certificate Account pursuant to Section 3.05(a)).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more Pool REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders and the Trustee (as holder of the PPL Component Mortgage Loan REMIC Senior Regular Interest, the AFR/Bank of America Portfolio Loan REMIC Interests and the Uncertificated Lower-Tier Interests) for the retention of revenues and other proceeds derived from each REO Property. If such REO Acquisition occurs with respect to any Mortgaged Property securing a Serviced Whole Loan, the Special Servicer shall establish an REO Account solely with respect to such property (a "Whole Loan REO Account"), to be held for the benefit of the Certificateholders and the holder of any related Serviced Pari Passu Loan or B Note. Each REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the related REO Account, within 1 Business Day after receipt, all REO Revenues, Insurance Proceeds and Condemnation Proceeds and Liquidation Proceeds (net of all Liquidation Expenses) received in respect of an REO Property into the related REO Account. Funds in an REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Trustee and the Servicer of the location of an REO Account when first established and of the new location of an REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, insuring, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the applicable REO Account relating to such REO Property. On each Determination Date, the Special Servicer shall withdraw from each REO Account and deposit into the Certificate Account or the applicable Serviced Whole Loan Custodial Account, as applicable, the aggregate of all amounts received in respect of each REO Property during the most recently ended Collection Period, net of (i) any withdrawals made out of such amounts pursuant to the preceding sentence and (ii) Net Investment Earnings on amounts on deposit in the REO Account; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standard, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. For purposes of the foregoing, the Pool REO Account and a Whole Loan REO Account correspond to the Certificate Account and the related Serviced Whole Loan Custodial Account, respectively. In addition, on each Determination Date, the Special Servicer shall provide the Servicer with a written accounting of amounts deposited in the Certificate Account or the Serviced Whole Loan Custodial Account, as applicable, on such date.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, an REO Account pursuant to Section 3.16(b) or (c).

            Section 3.17 Management of REO Property.

            (a) If title to any REO Property is acquired, the Special Servicer shall cause such REO Property to be managed, conserved, protected, operated and leased for the benefit of the Certificateholders and the Trustee (as holder of the AFR/Bank of America Portfolio Loan REMIC Interests, the PPL Component Mortgage Loan REMIC Senior Regular Interest and the Uncertificated Lower-Tier Interests) (and, in the case of any Serviced Whole Loan, also for the benefit of the holders of any related Serviced Pari Passu Loan or Serviced B Note) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders and the Trustee (as holder of the AFR/Bank of America Portfolio Loan REMIC Interests, the PPL Component Mortgage Loan REMIC Senior Regular Interest and the Uncertificated Lower-Tier Interests) and, if a Serviced Whole Loan is involved, also for the benefit of the holders of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole) (as determined by the Special Servicer in its good faith and reasonable judgment in accordance with the Servicing Standard). Subject to this Section 3.17, the Special Servicer may allow the Trust Fund to earn "net income from foreclosure property" within the meaning of Code Section 860G(c) if it determines that earning such income is in the best interests of Certificateholders on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than 1 Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the applicable REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain, lease and dispose of such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses
(i)-(iv) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee and the Depositor) such advances would, if made, constitute Nonrecoverable Servicing Advances in which case, the Servicer shall make such payment from amounts held in the Certificate Account (or if a Serviced Whole Loan is involved, first out of the applicable Serviced Whole Loan Custodial Account and then out of the Certificate Account) if directed to do so by the Special Servicer. The Special Servicer shall direct the Servicer to make such payment if it is necessary to preserve the related Mortgaged Property and the payment of such amount would be in the best interest of the Certificateholders and in the case of any Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole). The Special Servicer shall give the Servicer and the Trustee not less than five Business Days' notice, together with all information reasonably requested by the Servicer (upon which the Servicer may conclusively rely) and available to the Special Servicer before the date on which the Servicer is requested to make any Servicing Advance with respect to an REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments).

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan or Serviced Whole Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer may, and to the extent necessary to (i) preserve the status of the REO Property as "foreclosure property" under the REMIC Provisions or (ii) avoid the imposition of a tax on "income from nonpermitted assets" within the meaning of the REMIC Provisions shall, contract with any Independent Contractor for the operation and management of any REO Property within 30 days of the acquisition date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund unless a Serviced Whole Loan is involved, in which case such fees shall be netted out of collections on the REO Property prior to being remitted to the Special Servicer) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) When and as necessary, the Special Servicer shall send to the Trustee and the Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            Section 3.18 Sale of Defaulted Mortgage Loans and REO Properties.

            (a) The Servicer or the Special Servicer may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(b) and Section 9.01, in a Co-Lender Agreement or in the related Non-Serviced Mortgage Loan Pooling Agreement or, in the case of a Mortgage Loan or Whole Loan with a related mezzanine loan, pursuant to the terms of the related intercreditor agreement.

            (b) Within 60 days after a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the Special Servicer shall determine the fair value of the Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; provided, further, that if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property, the Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such new Appraisal. The Special Servicer is required to recalculate, from time to time (in accordance with the Servicing Standard), its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard, but not less frequently than every 90 days. The Special Servicer shall notify the Trustee, the Servicer, each Rating Agency and the Directing Certificateholder and if a Serviced Whole Loan is involved, the holders of the related Serviced Pari Passu Loans and Serviced B Notes promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer shall consider available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may retain, at the expense of the Trust Fund, an independent third-party to assist the Special Servicer in determining the fair value of a Defaulted Mortgage Loan. The Non-Serviced Mortgage Loan Pooling Agreements contain provisions requiring the Non-Serviced Special Servicers to determine the fair value of the related Non-Serviced Mortgage Loan under substantially similar, although not necessarily identical, circumstances.

            The parties hereto agree and acknowledge that the fair value of each related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer pursuant to the terms of the related Non-Serviced Pooling Agreement.

            (c) Subject to the terms set forth in Section 2.03, in the event a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, each of the Directing Certificateholder and the Special Servicer (subject, in the case of any Mortgage Loan included in a Whole Loan, to any rights to purchase such Mortgage set forth in the related Co-Lender Agreement and, in the case of a Non-Serviced Mortgage Loan, to any rights to purchase such Mortgage Loan set forth in the related Non-Serviced Mortgage Loan Pooling Agreement) shall have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the Purchase Price, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee, the Special Servicer and the Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. Notwithstanding the foregoing, the Directing Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer; provided, however, if the Purchase Option is not exercised by the Directing Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan and the expiration (if any) of the applicable purchase option held by the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) under Section 3.18(l), then the Special Servicer shall have the right to exercise its Purchase Option prior to any exercise by the Directing Certificateholder and the Special Servicer or its assignee may exercise such Purchase Option at any time during the fifteen day period immediately following the expiration of such 60-day period. Following the expiration of such fifteen day period, the Directing Certificateholder shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer. If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate (i) once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan; provided, however, that if such Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable after a new fair value calculation is made pursuant to clause (b) above, (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout or (iv) upon a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to such Defaulted Mortgage Loan.

            (d) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has become a Defaulted Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase Option may exercise the Purchase Option by providing the Servicer, the Special Servicer and the Trustee at least 5 days prior written notice thereof (the "Purchase Option Notice"), in the form of Exhibit M, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 3.18(c). The exercise of any Purchase Option pursuant to this clause (d) shall be irrevocable.

            (e) If the Directing Certificateholder, Special Servicer or any of its Affiliates is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, the Servicer (other than with respect to a Non-Serviced Mortgage Loan) shall determine the fair value and may retain a Qualified Appraiser or other Independent third party (at the expense of the Trust) that the Servicer reasonably believes has the requisite experience to assist it to determine the fair value (such person, the "Third Party Appraiser") and obtain from such third party a determination as soon as reasonably practicable (and, in any event, within forty-five (45) days) after the Servicer has received the written notice, of whether the Option Price represents fair value for the Defaulted Mortgage Loan; provided that, if the Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property, then the Third Party Appraiser retained by the Servicer shall make its fair value determination with respect to such Mortgage Loan as soon as reasonably practicable (but in any event within forty-five (45) days) after the Servicer's receipt of such new Appraisal. Such fair value determination made by the Servicer shall be made in accordance with the Servicing Standard; provided that, absent manifest error, the Servicer may conclusively rely on the opinion of the Third Party Appraiser in making such determination, provided that, in choosing such Third Party Appraiser the Servicer shall use reasonable care in accordance with the Servicing Standard. In determining the fair value of any Defaulted Mortgage Loan, the Third Party Appraiser retained by the Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Third Party Appraiser retained by the Servicer shall refer to the Servicing Standard and all other relevant information delivered to it by the Servicer or otherwise contained in the Mortgage File; provided that the Third Party Appraiser retained by the Servicer shall take account of any known change in circumstances regarding the related Mortgaged Property that has occurred subsequent to, and that would, in its reasonable judgment, materially affect the value of the related Mortgaged Property. Furthermore, the Third Party Appraiser retained by the Servicer shall consider all available objective third-party information obtained from generally available sources, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Third Party Appraiser retained by the Servicer may rely on the opinion and reports of other parties in making such determination and on the most current Appraisal obtained for the related Mortgaged Property pursuant to this Agreement. The costs of the Third Party Appraiser and all appraisals, inspection reports and broker opinions of value, reasonably incurred by such Third Party Appraiser or otherwise incurred pursuant to this subsection shall be advanced by the Servicer and shall constitute, and be reimbursable as, Servicing Advances (or if such advance is deemed to be a Nonrecoverable Advance such costs shall be reimbursable as Trust Fund expenses from the Certificate Account pursuant to
Section 3.05(a) and if a Serviced Whole Loan is involved, the related Serviced Whole Loan Custodial Account pursuant to Section 3.05(f) and if a PPL Component Mortgage Loan is involved, the related PPL Component Mortgage Loan REMIC Distribution Account pursuant to Section 3.05(b)). The other parties to this Agreement shall cooperate with all reasonable requests for information.

            (f) Unless and until (i) the Purchase Option with respect to a Defaulted Mortgage Loan is exercised or (ii) the Defaulted Mortgage Loan is purchased by the holder of any related Pari Passu Loan or B Note, subject to
Section 3.29, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate consistent with the Servicing Standard; provided, however, the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option. With respect to any Serviced Whole Loan, in the event that the related Mortgage Loan has become a Defaulted Mortgage Loan, the Special Servicer may (subject to the written consent of each affected holder of any related Serviced Pari Passu Loans and Serviced B Note), but shall not be required to, sell any related Serviced Pari Passu Loans and Serviced B Notes in connection with a sale of such Defaulted Mortgage Loan.

            (g) In the event that title to any REO Property is acquired by the Trust in respect of any Defaulted Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees on behalf of the Certificateholders and, if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note. Subject to Section 3.29, the Special Servicer, after notice to the Directing Certificateholder and the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with Section 3.16(a). If the Special Servicer on behalf of the Trustee has not received an REO Extension or an Opinion of Counsel described in
Section 3.16(a) and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Directing Certificateholder and the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved), before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard. The Special Servicer shall give the Directing Certificateholder and the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved), the Servicer and the Trustee not less than five days' prior written notice of its intention to sell any REO Property, and in respect of such sale, the Special Servicer shall offer such REO Property in a commercially reasonable manner. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. If the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust (and if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note) an Appraisal of such REO Property and (iii) the Special Servicer shall not bid less than the greater of (a) the fair market value set forth in such Appraisal or (b) the Purchase Price.

            (h) Subject to the REMIC Provisions and Section 3.29, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of a Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to a Purchase Option) or an REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Special Servicer, the Servicer, any Mortgage Loan Seller or the Trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Servicer or the Special Servicer to the Trust and the Certificateholders (and, if a Serviced Whole Loan is involved, to the holders of any related Serviced Pari Passu Loan or B Note) for failure to perform its duties in accordance herewith. None of the Special Servicer, the Servicer, the Depositor or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

            (i) Upon exercise of a Purchase Option, the holder of such Purchase Option shall be required to pay the purchase price specified in its Purchase Option Notice to the Servicer within 10 Business Days of exercising its Purchase Option. The proceeds of any sale of a Defaulted Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be deposited by the Servicer within one Business Day of receipt in the Certificate Account.

            (j) Notwithstanding anything herein to the contrary, the Servicer and the Special Servicer shall not take or refrain from taking any action pursuant to instructions from the Directing Certificateholder or, if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loans and Serviced B Notes or, if the PPL Component Mortgage Loan is involved, the PPL Controlling Holder that would cause it to violate applicable law or any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

            (k) The amount paid for a Defaulted Mortgage Loan or related REO Property purchased under this Agreement shall be deposited into the Certificate Account. Upon receipt of an Officers' Certificate from the Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Defaulted Mortgage Loan or related REO Property ownership of the Defaulted Mortgage Loan or REO Property. The Custodian, upon receipt of a Request for Release, shall release or cause to be released to the Servicer or Special Servicer the related Mortgage File. In connection with any such purchase, the Special Servicer shall deliver the related Mortgage File to the purchaser of a Defaulted Mortgage Loan or related REO Property.

            (l) If the PPL Component Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer shall promptly notify in writing the Servicer, the Trustee, the Directing Certificateholder, the PPL Controlling Holder (and the PPL Controlling Class Holder if such parties are not the same). Upon receipt of such notice, the PPL Controlling Holder, if the PPL Controlling Holder is the PPL Controlling Class Holder, will have the first option, but not the obligation, to purchase the PPL Component Mortgage Loan from the Trust Fund at a price equal to the Purchase Price thereof. If the PPL Controlling Class Holder, in its capacity as PPL Controlling Holder, fails to exercise its related option within 30 days after receipt of such notice, then the PPL Component Mortgage Loan may be sold in accordance with Section 3.18(c).

            (m) (i) Notwithstanding anything to the contrary herein, the holder of the Stonebriar Plaza B Note shall be entitled to purchase the Stonebriar Plaza Mortgage Loan in accordance with the terms and conditions set forth in the related Co-Lender Agreement, even after it has been purchased out of the Trust Fund pursuant to this Section 3.18. The Servicer or the Special Servicer, as applicable, shall determine the price to be paid in accordance with the terms of the related Co-Lender Agreement in connection with any such purchase and shall provide such notices to the holder of the Stonebriar Plaza B Note as are required by the related Co-Lender Agreement in connection with such holders' purchase rights.

            (ii) Notwithstanding anything to the contrary herein, the holder of the Clarendon Heights B Note shall be entitled to purchase the Clarendon Heights Mortgage Loan in accordance with the terms and conditions set forth in the related Co-Lender Agreement, even after it has been purchased out of the Trust Fund pursuant to this Section 3.18. The Servicer or the Special Servicer, as applicable, shall determine the price to be paid in accordance with the terms of the related Co-Lender Agreement in connection with any such purchase and shall provide such notices to the holder of the Clarendon Heights B Note as are required by the related Co-Lender Agreement in connection with such holders' purchase rights.

            (iii) Notwithstanding anything to the contrary herein, with respect to the AFR/Bank of America Portfolio Mortgage Loan, the parties hereto agree and acknowledge that, pursuant to the AFR/Bank of America Portfolio Pooling Agreement, in the event that the controlling class representative with respect to the commercial mortgage pass-through certificates issued pursuant to the AFR/Bank of America Portfolio Pooling Agreement and backed by the AFR/Bank of America Portfolio A-1 Note (the "AFR/Bank of America Portfolio A-1 Note Controlling Class Representative") exercises its option to purchase the AFR/Bank of America Portfolio A-1 Note from the related commercial mortgage securitization trust, the Directing Certificateholder shall have the right to purchase the AFR/Bank of America Portfolio Mortgage Loan from the Trust at a price determined by the AFR/Bank of America Portfolio Special Servicer. Such option shall expire 30 days after the Directing Certificateholder's receipt of notice of the exercise by such controlling class certificateholder of its purchase option. In the event that the Directing Certificateholder fails to exercise its option to purchase the AFR/Bank of America Portfolio Mortgage Loan within such 30-day period, the AFR/Bank of America Portfolio A-1 Note Controlling Class Representative will be required to purchase the AFR/Bank of America Portfolio Mortgage Loan from the Trust pursuant to the AFR/Bank of America Portfolio Pooling and Servicing Agreement. If the AFR/Bank of America Portfolio A-1 Note Controlling Class Representative does not exercise the option to purchase the AFR/Bank of America Portfolio A-1 Note, GACC, as mortgage loan seller of the AFR/Bank of America Portfolio A-1 Note, will have the right to exercise this purchase option, and if GACC exercises such option, it will be required to purchase the AFR/Bank of America Portfolio Mortgage Loan from the Trust pursuant to the AFR/Bank of America Portfolio Pooling Agreement at that purchase price.

            (iv) Notwithstanding anything to the contrary herein, with respect to the Tysons Corner Center Mortgage Loan, the parties hereto agree and acknowledge that, pursuant to the Tysons Corner Center Pooling Agreement, the Directing Certificateholder shall have the right to purchase the Tysons Corner Center Mortgage Loan from the Trust at a price determined by the Tysons Corner Center Special Servicer under the circumstances set forth therein. Upon its receipt of notice from the Tysons Corner Center Trustee of such purchase option, the Trustee shall promptly provide notice thereof to the Directing Certificateholder. Such purchase option shall otherwise be on the same terms as the purchase option provided to the "directing certificateholder" under Section 3.18(c) of the Tysons Corner Center Pooling Agreement.

            Section 3.19 Additional Obligations of the Servicer.

            (a) With respect to any Mortgage Loan (other than a Specially Serviced Loan and any Non-Serviced Mortgage Loan) that has been subject to a Principal Prepayment and a Prepayment Interest Shortfall (other than (i) as a result of the payment of Insurance Proceeds or Condemnation Proceeds, (ii) subsequent to a default under the related Mortgage Loan documents (provided, that the Special Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iii) pursuant to applicable law or a court order or (iv) at the request of or with the consent of the Directing Certificateholder or the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved)) which occurs as a result of the Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding Principal Prepayments, the Servicer shall deliver to the Trustee for deposit in the Lower-Tier Distribution Account on each P&I Advance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment"), in an amount equal to the lesser of (x) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of such Mortgage Loans during the most recently ended Collection Period, and (y) the aggregate of (A) that portion of its Servicing Fees with respect to the related Mortgage Loan for the related Collection Period that is, in the case of the related Mortgage Loan for which such Servicing Fees are being paid in such Collection Period, and (B) all Prepayment Interest Excess on the related Mortgage Loan; provided, however, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative.

            (b) The Servicer shall, as to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan which is secured by the interest of the related Mortgagor under a Ground Lease, notify promptly (and in any event within 60 days after the Closing Date) after the later of (i) the Closing Date and (ii) the Servicer's receipt of such Ground Lease, the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Servicer.

            Section 3.20 Modifications, Waivers, Amendments and Consents.

            (a) Except as set forth in Section 3.02(a) and in this Section 3.20(a) the Servicer shall not agree to any modification, waiver or amendment of a Mortgage Loan or Serviced Whole Loan.

            Notwithstanding the foregoing, with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) or any Serviced Whole Loan required to be serviced by it hereunder that are not Specially Serviced Loans, the Servicer may, without any Rating Agency Confirmation or the consent of the Special Servicer, the Directing Certificateholder or the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) (i) consent to subordination of the related Mortgage Loan or Serviced Whole Loan to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, provided the Servicer shall have determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan or Serviced Whole Loan, or materially or adversely affect the value of such Mortgaged Property, (ii) grant waivers of minor covenant defaults (other than financial covenants) including late financial statements, (iii) grant releases of non-material parcels of a Mortgaged Property (provided that releases as to which the related loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the loan documents), (iv) approve or consent to grants of easements and rights-of-way that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Mortgage Loan or Serviced Whole Loan and (v) grant other non-material waivers, consents, modifications or amendments; provided that
(1) any such modification, waiver or amendment would not in any way affect a payment term of the related Mortgage Loan or Serviced Whole Loan, (2) any such modification, waiver or amendment would not constitute a "significant modification" of such Mortgage Loan or Serviced Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC, (3) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, (4) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby and
(5) the Servicer shall not grant or enter into any subordination, non-disturbance and attornment agreements (or waivers, consents, approvals, amendments or modifications in connection therewith) without the prior written consent of the Special Servicer; provided, however, that solely with respect to any GECC Mortgage Loans and for so long as GEMSA is approved by the Rating Agencies as a master servicer, the rights set forth in clauses (i) through (v) shall be exercised by GEMSA and not by the Servicer and the Servicer shall have no liability or obligation with respect to such rights.

            Other than with respect to modifications, waivers and consents specifically described in the prior paragraph, the Servicer will forward all requests (upon the Servicer's receipt of notice of such requests) for modifications, waivers and consents along with copies of the relevant loan documents to the Special Servicer. The Servicer shall cooperate with the Special Servicer and shall provide the Special Servicer with any additional information from the related Mortgage File that the Special Servicer reasonably may request.

            Neither the Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) for one or more other parcels of real property at any time the Mortgage Loan or Serviced Whole Loan is not in default pursuant to the terms of the related loan documents or default with respect thereto is not reasonably foreseeable unless (A) either (i) such substitution is at the unilateral option of the Mortgagor or otherwise occurs automatically pursuant to the terms of the Mortgage Loan or Serviced Whole Loan, within the meaning of Treasury Regulations Section 1.1001-3, or (ii) it has received an Opinion of Counsel to the effect that such substitution would not be a "significant modification" of the Mortgage Loan or Serviced Whole Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (B) to the extent not inconsistent with the loan documents, it has received a prior written confirmation from each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by such Rating Agency to any Class of Certificates or, in the case of a Serviced Whole Loan, any class of related Serviced Pari Passu Loan Securities then rated by such Rating Agency.

            (b) If the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Mortgage Loan or Serviced Whole Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable (as evidenced by an Officer's Certificate of the Special Servicer), is estimated to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Specially Serviced Loan pursuant to Section 3.18, then the Special Servicer will agree to such modification, waiver or amendment of such Specially Serviced Loan, subject to the provisions of this Section 3.20(b) and Section 3.20(c).

            Except as set forth in this Section 3.20(b) and Section 3.08, the Special Servicer shall not agree to any modification, waiver or amendment of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, and, except as provided in the following paragraph, Section 3.08(e) and in
Section 3.20(d), no Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan may be modified, waived or amended, provided, that the Special Servicer may agree to extend the maturity date of a Mortgage Loan or Serviced Whole Loan that is neither a Specially Serviced Loan nor a Mortgage Loan or Serviced Whole Loan in default or as to which default is reasonably foreseeable, provided, that, except as provided in the following sentence, no such extension entered into pursuant to this Section 3.20(b) shall be for a period of more than twelve months (or such longer period not to exceed five years if the Special Servicer determined that such longer period will result in a greater recovery on a net present value basis to the Trust Fund and (x) if a Serviced Whole Loan is involved, to the holders of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole)) and (y) if the PPL Component Mortgage Loan is involved, to the Class PPL Certificateholders) from the original maturity date of such Mortgage Loan or shall extend the maturity date beyond the earlier of
(i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan or Serviced Whole Loan secured by a leasehold estate and not also the related fee interest, the date twenty years prior to the expiration of such leasehold estate (or ten years provided that the Special Servicer shall give due consideration to the remaining term of the ground lease and provided that such extension is in the best interest of Certificateholders and (x) if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note) and (y) if the PPL Component Mortgage Loan is involved, the Class PPL Certificateholders). If such extension would extend the Maturity Date of a Mortgage Loan or Serviced Whole Loan for more than twelve months (or such longer period not to exceed five years if the Special Servicer has determined that such longer period will result in a greater recovery on a net present value basis for the trust fund and (x) if a Serviced Whole Loan is involved, the holder of the related Serviced Pari Passu Loans and Serviced B Note, as applicable (as a collective whole) and (y) if the PPL Component Mortgage Loan is involved, the Class PPL Certificateholders)) from and after the original maturity date of such Mortgage Loan or Serviced Whole Loan and the Mortgage Loan or Serviced Whole Loan is not in default or default with respect thereto is not reasonably foreseeable, the Special Servicer must provide the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor) that such extension would not constitute a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b). Notwithstanding the foregoing, the Special Servicer shall not extend any Mortgage Loan or Serviced Whole Loan without first sending notice to the Directing Certificateholder and the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved), together with the details of the proposed extension and other information reasonably requested by the Directing Certificateholder or the PPL Controlling Holder, as applicable, and the Directing Certificateholder or the PPL Controlling Holder, as applicable, shall have ten days after it receives such information to object to such extension and if such objection is not made, the Directing Certificateholder or the PPL Controlling Holder, as applicable, shall be deemed to have consented to such extension. If the Directing Certificateholder or the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) objects to such extension, the Special Servicer shall not extend such maturity date and shall have no liability for any loss caused by the failure to extend such maturity date; provided, however, that the Special Servicer shall override the Directing Certificateholder's or the PPL Controlling Holder's, as applicable, objection and extend such maturity date if such extension is required by applicable law or the Servicing Standard.

            Notwithstanding the foregoing, to the extent that the related loan documents provide that the lender shall be entitled to approve any material modification, the Special Servicer shall not agree to any material modification unless (a) the Special Servicer shall have notified the Directing Certificateholder or the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) of the request for such approval of such material modification and (b) the Directing Certificateholder or the PPL Controlling Holder, as applicable, shall have also approved such material modification; provided, however, that if the Directing Certificateholder or the PPL Controlling Holder, as applicable, does not respond to or approve such recommendation within 5 Business Days of its receipt of the Special Servicer's recommendation, then the material modification shall be deemed approved. The Special Servicer shall not approve such material modification unless the Mortgagor shall agree to pay all fees and costs associated with such material modification (unless such condition shall have been waived by the Directing Certificateholder) or the PPL Controlling Holder, as applicable).

            The Special Servicer shall use its reasonable efforts to the extent possible to cause each Specially Serviced Loan to fully amortize prior to the Rated Final Distribution Date and shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if such modification, waiver or amendment would:

            (i) extend the maturity date of any such Specially Serviced Loan to a date occurring later than the earlier of (A) with respect to each Mortgage Loan, two years prior to the Rated Final Distribution Date and
      (B) if such Specially Serviced Loan is secured by a leasehold estate and not also the related fee interest, the date occurring twenty years prior to the expiration of such leasehold (or ten years provided that the Special Servicer shall give due consideration to the remaining term of the ground lease and provided that such extension is in the best interest of the Certificateholders (and, in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan and Serviced B Note (as a collective whole)); or

            (ii) provide for the deferral of interest unless (a) interest accrues thereon, generally, at the related Mortgage Rate and (b) the aggregate amount of such deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Loan.

            (c) Any provision of this Section 3.20 to the contrary notwithstanding, except when a Mortgage Loan or Serviced Whole Loan is in default or default with respect thereto is reasonably foreseeable, no fee described in this paragraph shall be collected by any Servicer or Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent to any modification, waiver or amendment of a Mortgage Loan or Serviced Whole Loan (unless the amount thereof is specified in the related Mortgage Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).

            (d) To the extent consistent with this Agreement, the Special Servicer may agree to any waiver, modification or amendment of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is not in default or as to which default is not reasonably foreseeable only if it provides the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid by the Servicer as a Servicing Advance) to the effect that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the Mortgage Loan or Serviced Whole Loan within the meaning of Treasury Regulations
Section 1.860G-2(b), (ii) will not cause (x) any of the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) any of the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions. Notwithstanding the foregoing, the Servicer may not waive the payment of any Yield Maintenance Charge without the consent of the Special Servicer with respect to any Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan and neither the Servicer nor the Special Servicer may waive the requirement that any prepayment of a Mortgage Loan or Serviced Whole Loan be made on a Due Date or, if not made on a Due Date, be accompanied by all interest that would be due on the next Due Date with respect to such Mortgage Loan or Serviced Whole Loan, provided, further, that (i) any modification, extension, waiver or amendment of the payment terms of any Serviced Whole Loan shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the related Co-Lender Agreement, such that neither the Trust as holder of the related Mortgage Loan nor the holder of any related Serviced Pari Passu Loan or Serviced B Note shall gain a priority over the other such holder with respect to any payment, which priority is not, as of the date of the related Co-Lender Agreement, reflected in the related loan documents and the related Co-Lender Agreement, and (ii) subject to the foregoing clause (i) and to the extent consistent with the Servicing Standard (taking into account the extent to which any related Serviced B Note is junior to the related Mortgage Loan in such Serviced Whole Loan), (A) no waiver, reduction or deferral of any particular amounts due on the related Mortgage Loan in such Whole Loan shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of any related Serviced B Note in such Whole Loan, and (B) no reduction of the Mortgage Rate of the Mortgage Loan in such Serviced Whole Loan shall be effected prior to the reduction of the Mortgage Rate of the related Serviced B Note in such Serviced Whole Loan, to the maximum extent possible.

            (e) In the event of a modification that creates Mortgage Deferred Interest, such Mortgage Deferred Interest on the Mortgage Loans will be allocated to reduce the Distributable Certificate Interest (or, in the case of the Class PPL Certificates, the Distributable PPL Component Mortgage Loan Certificate Interest) of the Class or Classes of Certificates pursuant to
Section 4.06.

            (f) Subject to Section 3.20(c), the Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification (including extensions), waiver or indulgence or any other matter or thing, the granting of which is within the Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Serviced Whole Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request.

            (g) All modifications (including extensions), waivers and amendments of the Mortgage Loans or Serviced Whole Loans entered into pursuant to this
Section 3.20 shall be in writing, signed by the Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Mortgage Loan or Serviced Whole Loan, if such guarantor's signature is required by the Servicer or Special Servicer, as applicable, in accordance with the Servicing Standard).

            (h) Each of the Servicer and the Special Servicer, as applicable, shall notify the Rating Agencies, the Trustee, the Mortgage Loan Sellers (if such Mortgage Loan Seller is not a Servicer or Subservicer of such Loan or a Certificateholder), and each other in writing of any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. In addition, the Special Servicer shall promptly send a copy of such a modification, waiver or amendment to the Servicer. Within 15 days of the Servicer's delivery of the aforesaid modification, waiver or amendment to the Trustee or its receipt from the Special Servicer, as applicable, the Trustee shall forward a copy thereof to each Holder of a Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificate and the holder of any related Serviced Pari Passu Loan or Serviced B Note.

            (i) Notwithstanding the foregoing, the Servicer shall not permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (or any portion thereof), if any, unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8) and: (i) the Servicer has received a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity or, with respect to a Mortgage Loan with an Anticipated Prepayment Date, the Anticipated Prepayment Date, assuming that such Mortgage Loan prepays on the related Anticipated Prepayment Date) on such Mortgage Loan or Serviced Whole Loan in compliance with the requirements of the terms of the related loan documents,
(ii) the Servicer has received one or more Opinions of Counsel to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted mortgaged property; provided, however, that to the extent the related loan documents provide the lender with discretion, the Servicer shall require that the related Mortgagor pay the cost of any such opinion as a condition to granting such defeasance, (iii) to the extent required under the related loan documents, or to the extent the loan documents provide the lender with discretion, the Servicer shall use reasonable efforts to require the Mortgagor to establish a single purpose entity to act as a successor mortgagor, (iv) to the extent permissible under the related loan documents and applicable law, the Servicer shall require the related Mortgagor to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor mortgagor; provided, however, that if the successor mortgagor is not affiliated with the Mortgagor, then the Servicer shall use reasonable efforts to require the owner of such entity to pay the cost of maintaining such entity (and otherwise such expense shall be advanced by the Servicer as a Servicing Advance) and (v) to the extent permissible under the loan documents or to the extent the loan documents permit the lender's discretion, the Servicer shall obtain, at the expense of the related Mortgagor, written confirmation from the Rating Agencies that such defeasance will not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates or, in the case of a Serviced Whole Loan, any class of related Serviced Pari Passu Loan Securities; provided, however, that the Servicer shall not require the related Mortgagor to obtain such written confirmation from Moody's, Fitch or DBRS with respect to the Certificates to the extent that such Mortgagor has obtained the certificate required pursuant to clause (i) above, obtained the opinion required pursuant to clause (ii) above and established the single purpose entity pursuant to clause (iii) above unless such Mortgage Loan at the time of such defeasance is one of the ten largest Mortgage Loans by Stated Principal Balance; provided that such written confirmation shall not be required (notwithstanding the fact such Mortgage Loan is, at the time of such defeasance, one of the ten largest Mortgage Loans by Stated Principal Balance) from Fitch, Moody's and/or DBRS, as applicable, if (a) the Servicer provides written notice to DBRS confirming that the defeasance provisions for such Mortgage Loan have been satisfied or (b) in the event that the subject Mortgage Loan complies with the then current applicable guidelines set forth by such Rating Agency, or the unpaid principal balance of such Mortgage Loan, the percentage such Mortgage Loan constitutes of the Mortgage Pool or the relative size of such Mortgage Loan with respect to the Mortgage Pool, as applicable, does not exceed the current applicable threshold for review as set forth by such Rating Agency.

            (j) Notwithstanding anything herein or in the related loan documents to the contrary, the Servicer may permit the substitution of direct, non-callable "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8) for any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan or Serviced Whole Loan (or any portion thereof) in lieu of the defeasance collateral specified in the related loan documents; provided that the Servicer reasonably determines that allowing their use would not cause a default or event of default under the related loan documents to become reasonably foreseeable and the Servicer receives an Opinion of Counsel (at the expense of the Mortgagor to the extent permitted under the loan documents) to the effect that such use would not be and would not constitute a "significant modification" of such Mortgage Loan or Serviced Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to the Upper-Tier REMIC, the Lower-Tier REMIC or the PPL Component Mortgage Loan REMIC; provided, further, that the requirements set forth in Section 3.20(i) are satisfied.

            (k) If required under the related loan documents or if otherwise consistent with the Servicing Standard, the Servicer shall establish and maintain one or more accounts (the "Defeasance Accounts"), into which all payments received by the Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the loan documents. Each Defeasance Account shall at all times be an Eligible Account. Notwithstanding the foregoing, in no event shall the Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of 120 days, unless such amounts are reinvested by the Servicer in "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8). To the extent not required or permitted to be placed in a separate account, the Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Certificate Account or if a Serviced Whole Loan is involved, the applicable Serviced Whole Loan Custodial Account and treat any such payments as payments made on the Mortgage Loan or Serviced Whole Loan in advance of its Due Date in accordance with clause (a)(i) of the definition of Available Distribution Amount, and not as a prepayment of the related Loan. Notwithstanding anything herein to the contrary, in no event shall the Servicer permit such amounts to be maintained in the Certificate Account or if a Serviced Whole Loan is involved, the applicable Serviced Whole Loan Custodial Account for a period in excess of 365 days.

            (l) In the event the Servicer or Special Servicer determines that a refusal to consent by the Directing Certificateholder or the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) or any advice from the Directing Certificateholder or the PPL Controlling Holder, as applicable, would cause the Servicer or Special Servicer, as applicable, to violate applicable law, the terms of any Mortgage Loan documents or the terms of this Agreement, including without limitation, the Servicing Standard, the Servicer or Special Servicer shall disregard such refusal to consent or advise and notify the Directing Certificateholder, the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved), the Trustee and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor.

            Section 3.21 Transfer of Servicing Between Servicer and Special Servicer; Record Keeping; Asset Status Report.

            (a) Upon a determination that a Servicing Transfer Event has occurred with respect to any Mortgage Loan or Serviced Whole Loan required to be serviced hereunder, the Servicer shall promptly give notice thereof to the Special Servicer, unless such determination was made by the Special Servicer (and the Special Servicer shall promptly give notice to the Controlling Class Certificateholders), and shall deliver a copy of the related Mortgage File and Credit File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan or Serviced Whole Loan either in the Servicer's possession or otherwise available to the Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Servicer shall use its reasonable efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Servicer and administrator of such Mortgage Loan or Serviced Whole Loan until the Special Servicer has commenced the servicing of such Mortgage Loan or Serviced Whole Loan, which will commence upon receipt by the Special Servicer of the Mortgage File. The Servicer shall deliver to the Trustee a copy of the notice of such Servicing Transfer Event provided by the Servicer to the Special Servicer pursuant to this Section. The Trustee shall deliver to each Controlling Class Certificateholder and with respect to a Serviced Whole Loan, the holders of any Serviced Pari Passu Loan or Serviced B Note a copy of the notice of such Servicing Transfer Event provided by the Servicer pursuant to this Section.

            Upon determining that a Specially Serviced Loan (other than an REO
Loan) has become a Corrected Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Servicer, the Directing Certificateholder and the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved), and shall return the related Mortgage File and Credit File to the Servicer (or copies thereof if copies only were delivered to the Special Servicer) and upon giving such notice, and returning such Mortgage File and Credit File to the Servicer, the Special Servicer's obligation to service such Corrected Mortgage Loan shall terminate and the obligations of the Servicer to service and administer such Mortgage Loan or Serviced Whole Loan shall re-commence.

            (b) In servicing any Specially Serviced Loans, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Servicer), and provide the Servicer with copies of any additional related Mortgage Loan information including correspondence with the related Mortgagor.

            (c) Notwithstanding the provisions of Section 3.12(c), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement; provided that the Servicer shall only be required to maintain in such records to the extent the Special Servicer has provided such information to the Servicer.

            (d) No later than 30 days after a Servicing Transfer Event for a Mortgage Loan, the Special Servicer shall deliver to the Trustee, the Servicer, each Rating Agency and the Directing Certificateholder, the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) and, with respect to a Serviced Whole Loan, the holder of any Serviced Pari Passu Loan or Serviced B Note, a report (the "Asset Status Report") with respect to such Mortgage Loan or Serviced Whole Loan and the related Mortgaged Property; provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the Directing Certificateholder if they are the same entity. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) date of transfer of servicing of such Mortgage Loan or Serviced Whole Loan to the Special Servicer;

            (ii) summary of the status of such Specially Serviced Loan and any negotiations between the Special Servicer and the related Mortgagor;

            (iii) a discussion of the legal and environmental considerations known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

            (iv) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (v) the Special Servicer's recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any work-out, restructure or debt forgiveness) and returned to the Servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Mortgage Loan or REO Property);

            (vi) a copy of the last obtained Appraisal of the Mortgaged Property; and

            (vii) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

            If within 10 Business Days of receiving an Asset Status Report, the Directing Certificateholder or the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, this Agreement, the Servicing Standard or the terms of the applicable loan documents. If the Directing Certificateholder or the PPL Controlling Holder, as applicable, disapproves such Asset Status Report within 10 Business Days of receipt, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved), the Rating Agencies, the Servicer and, with respect to a Serviced Whole Loan, the holder of any Serviced Pari Passu Loan or Serviced B Note a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Directing Certificateholder or the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. Notwithstanding the foregoing, in the event the Directing Certificateholder or the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) and the Special Servicer have been unable to agree upon an Asset Status Report with respect to a Specially Serviced Loan within 60 days of the Directing Certificateholder's or the PPL Controlling Holder's (if the PPL Component Mortgage Loan is involved) receipt of the initial Asset Status Report, the Special Servicer shall implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder or the PPL Controlling Holder, as applicable, by the Special Servicer, subject to the terms of Section 3.20 of this Agreement. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section, and in particular, shall modify and resubmit such Asset Status Report to the Directing Certificateholder or the PPL Controlling Holder, as applicable, (with a copy to the Trustee) if (i) the estimated sales proceeds, foreclosure proceeds, work-out or restructure terms or anticipated debt forgiveness varies materially from the amount on which the original report was based or (ii) the related Mortgagor becomes the subject of bankruptcy proceedings. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and, if a Serviced Whole Loan is involved, the interests of the holders of any related Serviced Pari Passu Loan or Serviced B Note and it has made a reasonable effort to contact the Directing Certificateholder or the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved), and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders and, if a Serviced Whole Loan is involved, the holder of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole) pursuant to the Servicing Standard, and, upon making such determination, shall implement the recommended action outlined in the Asset Status Report.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard, this Agreement, applicable law or the related loan documents.

            No direction of the Directing Certificateholder or the PPL Controlling Holder shall (a) require, permit or cause the Special Servicer to violate the terms of a Specially Serviced Loan, applicable law or any provision of this Agreement, including, but not limited to, Section 3.09, Section 3.18,
Section 3.20 and Section 3.29 and the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each of the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions of the Code, or (c) expose the Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the Trust Fund, the Trustee, the Fiscal Agent or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's, Fiscal Agent's or the Servicer's responsibilities under this Agreement. The Special Servicer shall not be required to follow any direction of the Directing Certificateholder or the PPL Controlling Holder described in this paragraph.

            Section 3.22 Sub-Servicing Agreements.

            (a) The Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under Articles III and IV hereof; provided that the Sub-Servicing Agreement as amended or modified: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Servicer or the Special Servicer, as applicable, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer or the Special Servicer, as applicable, under such agreement (subject to Section 3.22(h) of this Agreement); (iii) provides that the Trustee for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) (and if a Serviced Whole Loan is involved, for the benefit of the Certificateholders and the holders of any related Serviced Pari Passu Loan or Serviced B Note as a collective whole) shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Servicer or the Special Servicer, as applicable, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, any successor Servicer or Special Servicer, as applicable, or any Certificateholder or any holder of a Serviced Pari Passu Loan or B Note shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement (other than Sub-Servicing Agreements dated the date of this Agreement or pursuant to existing sub-servicing arrangements with a Mortgage Loan Seller as of the date hereof) with respect to such purchased Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund; and (vi) requires each Sub-Servicer to deliver to the Depositor a certification substantially in the form attached hereto as Exhibit V-1 to this Agreement no later than March 15th in any year that a Form 10-K is required to be filed with the Commission and provides that the Sub-Servicer will indemnify the Depositor in a manner similar to that set forth in Section 4.02(d). Any successor Servicer or Special Servicer, as applicable, hereunder shall, upon becoming successor Servicer or Special Servicer, as applicable, be assigned and shall assume any Sub-Servicing Agreements from the predecessor Servicer or Special Servicer, as applicable (subject to Section 3.22(h) of the Agreement). In addition, each Sub-Servicing Agreement entered into by the Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan or Serviced Whole Loan serviced thereunder at the time such Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan; provided, however, that the Sub-Servicing Agreement may provide that the Sub-Servicer will continue to make all Advances and calculations and prepare all reports required under the Sub-Servicing Agreement with respect to Specially Serviced Loans and continue to collect its servicing fee as if no Servicing Transfer Event had occurred and with respect to REO Properties (and the related REO Loans) as if no REO Acquisition had occurred and to render such incidental services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for in such Sub-Servicing Agreement. The Servicer or the Special Servicer, as applicable, shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Servicer or the Special Servicer, as applicable, include actions taken or to be taken by a Sub-Servicer on behalf of the Servicer or the Special Servicer, as applicable; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Servicer or the Special Servicer, as applicable hereunder to make Advances shall be deemed to have been advanced by the Servicer or the Special Servicer, as applicable, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer from the Servicer or the Special Servicer, as applicable, in the same manner and out of the same funds as if such Sub-Servicer were the Servicer or the Special Servicer, as applicable, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.03(e), such interest to be allocable between the Servicer or the Special Servicer, as applicable, and such Sub-Servicer pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, the Servicer or the Special Servicer, as applicable, shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to ensure the enforceability of any related Loan.

            (c) As part of its servicing activities hereunder, the Servicer or the Special Servicer, as applicable, for the benefit of the Trustee and the Certificateholders and if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund or the holders of any related Serviced Pari Passu Loan or Serviced B Note) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement; provided, however, with respect to the GEMSA Sub-Servicing Agreement, the Servicer shall have no obligation to monitor GEMSA's obligations pursuant to Sections 3.08 and 3.20 and shall have no liability for actions taken by GEMSA pursuant to Sections 3.08 and 3.20. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer or the Special Servicer, as applicable, would require were it the owner of the Mortgage Loans. The Servicer and the Special Servicer, as applicable, shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

            (d) In the event the Trustee or its designee (i) becomes successor Servicer, or successor Special Servicer, as applicable, pursuant to Section 3.22(a) and (ii) assumes the rights and obligations of the Servicer or the Special Servicer, as applicable, under any Sub-Servicing Agreement, then the Servicer or the Special Servicer, as applicable, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans and Serviced Whole Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.22, each of the Servicer and the Special Servicer represents and warrants that it shall remain obligated and liable to the Trustee, the Certificateholders and the holders of any Serviced Pari Passu Loan or Serviced B Note for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans and Serviced Whole Loans for which it is responsible, and the Servicer and the Special Servicer, as applicable, shall pay the fees of any Sub-Servicer thereunder from its own funds. In no event shall the Trust Fund or any holder of a Serviced Pari Passu Loan on Serviced B Note bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            (f) Promptly (but in no event later than 5 Business Days) after the execution of any Sub-Servicing Agreement, the Servicer or the Special Servicer, as applicable, shall forward a copy of such Sub-Servicing Agreement to the Trustee, the Special Servicer or the Servicer, as applicable.

            (g) Any Sub-Servicing Agreement that may be entered into and any other transactions or servicing arrangements relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer or Special Servicer, as applicable, and none of the Trustee, the Certificateholders, the holders of any Serviced Pari Passu Loan or Serviced B Note nor the Depositor shall be deemed parties thereto and none of such Persons shall have claims or rights (except as specified below), nor obligations, duties or liabilities with respect to the Sub-Servicer; provided, that the Sub-Servicing Agreement shall provide that the Trustee, the Certificateholders and the holders of any Serviced Pari Passu Loan or Serviced B Note may rely upon the representations and warranties of the Sub-Servicer contained therein and each of the Trustee, the Depositor shall be a third party beneficiary of the covenants and other provisions setting forth obligations of the Sub-Servicer therein.

            (h) Each Sub-Servicing Agreement (other than the GEMSA Sub-Servicing Agreement, the Bank of America Sub-Servicing Agreement and any sub-servicing agreement dated as of the date hereof or executed pursuant to a sub-servicing arrangement with a Mortgage Loan Seller as of the date hereof (each, a "Current Sub-Servicing Agreement")) shall provide that, in the event the Trustee or any other Person becomes successor Servicer, the Trustee or such successor Servicer shall have the right to terminate such Sub-Servicing Agreement with or without cause and without a fee. Notwithstanding the foregoing, the Trustee and any successor Servicer shall assume the GEMSA Sub-Servicing Agreement, the Bank of America Sub-Servicing Agreement or any Current Sub-Servicing Agreement, unless GEMSA, Bank of America and/or any other related Sub-Servicer under a Current Sub-Servicing Agreement, as applicable, has been terminated in accordance with the succeeding paragraph.

            In the event GEMSA, Bank of America and/or any other related Sub-Servicer under a Current Sub-Servicing Agreement, as applicable, is not an acceptable or approved master servicer or primary servicer to the Rating Agencies at the time the Trustee or a successor Servicer becomes successor Servicer, GEMSA, Bank of America or such Sub-Servicer, as applicable, shall have 30 days after notice from the Trustee or the successor Servicer to either (i) cure such failure or (ii) assign such Sub-Servicing Agreement to a Successful Sub-Servicing Bidder (as defined below). If GEMSA, Bank of America or such Sub-Servicer, as applicable, fails to either (i) cure such failure or (ii) assign such Sub-Servicing Agreement to a Successful Sub-Servicing Bidder, the Trustee or the successor Servicer may terminate such Sub-Servicing Agreement.

            A "Successful Sub-Servicing Bidder" will be any prospective subservicer candidate reasonably acceptable to the Depositor, the successor Servicer and acceptable to the Rating Agencies, as evidenced by written confirmation from the Rating Agencies that the assumption by such Successful Sub-Servicing Bidder of such Sub-Servicing Agreement, will not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates, which candidate would be eligible to act as Sub-Servicer hereunder.

            Section 3.23 Representations, Warranties and Covenants of the Servicer.

            (a) The Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and the holders of any Serviced Pari Passu Loan and any Serviced B Note, and to the Depositor and the Special Servicer, as of the Closing Date, that:

            (i) The Servicer is a national banking association, duly organized under the laws of the United States, and the Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Servicer, and the performance and compliance with the terms of this Agreement by the Servicer, will not violate the Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each party (other than the Servicer) hereto, constitutes a valid, legal and binding obligation of the Servicer, enforceable against the Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' (including bank creditors') rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer.

            (vi) No litigation is pending or, to the best of the Servicer's knowledge, threatened, against the Servicer, the outcome of which, in the Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Servicer from entering into this Agreement or materially and adversely affect the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Servicer under this Agreement.

            (viii) The Servicer possesses all insurance required pursuant to
      Section 3.07(c) of this Agreement.

            (ix) The Servicer has reviewed all Sub-Servicing Agreements in effect as of the Closing Date and will review all Sub-Servicing Agreements entered into by it after the Closing Date. Any Sub-Servicing Agreements will comply with the provisions of Section 3.22.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.24 Representations, Warranties and Covenants of the Special Servicer.

            (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and the holders of any Serviced Pari Passu Loan or Serviced B Note, and to the Depositor and the Servicer, as of the Closing Date, that:

            (i) The Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vii) Each officer, manager or employee of the Special Servicer and each officer, manager or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Mortgage Loans and Serviced Whole Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, managers or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Mortgage Loans and Serviced Whole Loans has been refused such coverage or insurance; and

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder.

            (ix) The Special Servicer has reviewed all Sub-Servicing Agreements to which it is a party in effect as of the Closing Date and will review all Sub-Servicing Agreements entered into by it after the Closing Date. Any Sub-Servicing Agreement will comply with the provisions of Section 3.22(a) and (h).

            (b) The representations and warranties set forth in paragraphs (a) above shall survive the execution and delivery of the Agreement.

            Section 3.25 Interest Reserve Account.

            (a) On each P&I Advance Date relating to any Interest Accrual Period ending in any January and on any P&I Advance Date which occurs in a year which is not a leap year relating to any Interest Accrual Period ending in any December, the Trustee, in respect of the Interest Reserve Loans, shall deposit into the Interest Reserve Account, an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such P&I Advance Date occurs at the related Mortgage Rate (without giving effect to the second proviso of the definition thereof) less the Administrative Cost Rate to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January, if applicable, and February, "Withheld Amounts").

            (b) On each Distribution Date occurring in March, the Trustee shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account (or in the case of Withheld Amounts in respect of the PPL Component Mortgage Loan, into the PPL Component Mortgage Loan REMIC Distribution Account).

            Section 3.26 Excess Interest Distribution Account.

            Prior to the applicable Distribution Date, the Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period.

            Section 3.27 Co-Lender Agreements.

            Each of the Servicer and Special Servicer acknowledges and agrees that each Serviced Whole Loan is subject to the terms and provisions of the related Co-Lender Agreement and each agrees to service each Serviced Whole Loan in accordance with the related Co-Lender Agreement and this Agreement, including, without limitation, effecting distributions and allocating reimbursement of expenses in accordance with the related Co-Lender Agreement. Notwithstanding anything contrary in this Agreement, each of the Servicer and Special Servicer agrees not to take any action with respect to a Serviced Whole Loan or the related Mortgaged Property without the prior consent of the related Serviced B Note to the extent that the related Co-Lender Agreement provides that the holder of such Serviced B Note is required to consent to such action. Each of the Servicer and Special Servicer acknowledges and agrees that the holder of each Serviced B Note has the right to cure certain defaults with respect to the related Mortgage Loan and to purchase the related Mortgage Loan in each case pursuant to the terms and conditions of the related Co-Lender Agreement.

            Section 3.28 Right to Appoint Operating Advisor; Authority of Operating Advisor.

            (a) Until a PPL Control Appraisal Period has occurred and is continuing, the majority Certificateholder of the PPL Controlling Class (the "PPL Controlling Class Holder") shall be permitted to appoint an "Operating Advisor" with respect to the PPL Component Mortgage Loan. An Operating Advisor may be the PPL Controlling Class Holder or any holder of the controlling interest in the PPL Controlling Class, any Certificateholder, or an unrelated third party for the PPL Component Mortgage Loan, with respect to any action which is to be taken with respect to the PPL Component Mortgage Loan and requires the PPL Controlling Class Holder's consent in its capacity as the PPL Controlling Class Holder. The party entitled to appoint an Operating Advisor shall have the right in its sole discretion at any time and from time to time to remove and replace such Operating Advisor for the related Mortgage Loans. The Operating Advisor shall not owe any fiduciary duty or other duty to any other Person (other than the PPL Controlling Class Holder). The Trustee shall not be required to recognize any Person as constituting the PPL Controlling Class Holder until such Person provides the Trustee with evidence of such status (consisting of copies of transfer documents or other instruments) as the PPL Controlling Class Holder, an address, e-mail address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). The Trustee shall not be required to recognize any Person as the Operating Advisor until the party entitled to appoint the Operating Advisor has notified the Trustee of such appointment and the Operating Advisor provides the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). The Trustee shall promptly deliver such information to the Servicer and the Special Servicer. Notwithstanding any other provision of this Agreement to the contrary, the Servicer and the Special Servicer shall not be required to recognize any person as the PPL Controlling Class Holder or the Operating Advisor until they receive such information from the Trustee and shall not be required to provide any notices or seek any approvals, consents or direction from such party if such party has not been designated and identified to the Servicer or the Special Servicer, as applicable, as provided herein. In addition the Servicer and/or the Special Servicer shall have no affirmative duty to ascertain the existence of the Operating Advisor. The Servicer or Special Servicer may from time to time request that the Trustee provide a list identifying the Operating Advisor with respect to the PPL Component Mortgage Loan and the Trustee shall promptly provide such list. The Servicer and the Special Servicer shall be entitled to conclusively rely on such list.

            (b) Until a PPL Control Appraisal Period has occurred and is continuing, the Operating Advisor will be permitted to exercise all of the rights of the PPL Controlling Class Holder except that the Operating Advisor shall not have any purchase option rights under Section 3.18(l) with respect to the PPL Component Mortgage Loan. Any reference in this Agreement, other than in
Section 3.18(l), to any action to be taken by the PPL Controlling Class Holder will mean the PPL Controlling Class Holder acting through its Operating Advisor if one has so been appointed.

            Section 3.29 Certain Matters Relating to the Non-Serviced Mortgage Loans.

            (a) In the event that any Non-Serviced Mortgage Loan Trustee, Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Fiscal Agent shall be replaced in accordance with the terms of the Non-Serviced Mortgage Loan Pooling Agreement, promptly upon notice thereof, the Servicer and the Special Servicer shall, upon request, acknowledge its successor as the successor to the related Non-Serviced Mortgage Loan Trustee, Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Fiscal Agent, as the case may be.

            (b) The terms set forth in that certain Side Letter Agreement dated March 17, 2004, addressing certain servicing matters with respect to the AFR/Bank of America Portfolio Mortgage Loan are incorporated herein by reference as if set forth herein.

            (c) Any matter relating to a Non-Serviced Mortgage Loan that requires delivery of a Rating Agency Confirmation (as defined under the related Non-Serviced Mortgage Loan Pooling Agreement) shall also require delivery of a rating agency confirmation under this Agreement.

            Section 3.30 Certain Matters Regarding the Purchase of the Mortgage Loans Included in the Serviced Whole Loans.

            If, pursuant to Section 2.03, Section 3.18 and Section 9.01, a Mortgage Loan included in a Serviced Whole Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related Co-Lender Agreement and shall assume the rights and obligations of the "A Note Holder" under such Co-Lender Agreement. All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as "A Note Holder" (as a result of such purchase or repurchase), under such Co-Lender Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter, such Mortgage File shall be held by the custodian appointed thereby for the benefit of the "A Note Holder" and related "B Note Holder," as their interests appear under the related Co-Lender Agreement. If the related Credit File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under the separate servicing agreement for the Serviced Whole Loan.

            Section 3.31 Certain Rights of the PPL Controlling Holder.

            (a) Unless a PPL Control Appraisal Period has occurred and is continuing, then:

            (i) the Special Servicer will be required to consult with the PPL Controlling Holder upon the occurrence of any event of default for the PPL Component Mortgage Loan under the related PPL Component Mortgage Loan documents, to consider alternative actions recommended by the PPL Controlling Holder;

            (ii) at any time (whether or not an event of default for such mortgage loan under the related PPL Component Mortgage Loan documents has occurred) the Special Servicer will be required to consult with the PPL Controlling Holder (1) with respect to proposals to take any significant action with respect to the PPL Component Mortgage Loan and the related Mortgaged Property and to consider alternative actions recommended by the PPL Controlling Holder and (2) to the extent that the related PPL Component Mortgage Loan documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget; and

            (iii) prior to taking any of the following actions with respect to the PPL Component Mortgage Loan, the Special Servicer will be required to notify in writing to the PPL Controlling Holder of any proposal to take any of such actions (and to provide the PPL Controlling Holder with such information reasonably requested as may be necessary in the reasonable judgment of the PPL Controlling Holder in order to make a judgment, the expense of providing such information not to be an expense of the requesting party) and to receive the written approval of the PPL Controlling Holder (which approval may be withheld in its sole discretion) with respect to:

            (A) any modification or waiver of any term of the related PPL Component Mortgage Loan documents that would result in the extension of the applicable Maturity Date, a reduction of the applicable Mortgage Rate or Monthly Payment, that relates to any exit fee, PPL Component Mortgage Loan Partial Prepayment Premium or prepayment premium, or a deferral or forgiveness of interest on or principal of the PPL Component Mortgage Loan, a modification or waiver of any other monetary term of the PPL Component Mortgage Loan relating to the timing or amount of any payment of principal and interest (other than Default Interest) or a modification or waiver of any provision which restricts the related Borrower from incurring additional indebtedness or from transferring the PPL Component Mortgage Loan;

            (B) the waiver of any "due-on-sale" clause and/or
      "due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related Borrower);

            (C) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of any related Mortgaged Property if the PPL Component Mortgage Loan should become a Specially Serviced Loan and continue in default or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

            (D) any proposed or actual sale of the related REO Property or the PPL Component Mortgage Loan (other than in connection with exercise of the Purchase Option and the termination of the Trust Fund pursuant to the
      Section 3.18(c));

            (E) any release of the related Borrower, any guarantor or other obligor from liability;

            (F) any modification or amendment of, or waiver of any term of the PPL Component Mortgage Loan that would result in a discounted pay-off;

            (G) any determination to bring any related Mortgaged Property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such mortgaged property;

            (H) any substitution or release of collateral or acceptance of additional collateral for the PPL Component Mortgage Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related PPL Component Mortgage Loan documents;

            (I) any adoption or approval of a plan in a bankruptcy of the Borrower;

            (J) any termination or consent to termination of a related property manager of the PPL Component Mortgage Loan or a change in any franchise arrangement related to the PPL Component Mortgage Loan;

            (K) any consent to the execution, termination or renewal of any major lease at any related Mortgaged Property; or

            (L) any renewal or replacement of the then-existing insurance policies (to the extent the Lender's approval is required under the related PPL Component Mortgage Loan documents) or any waiver, modification or amendment of any insurance requirements under the related PPL Component Mortgage Loan documents;

provided, that, in the event that the PPL Controlling Holder fails to notify the Special Servicer or the Servicer, as applicable, of its approval or disapproval of any such proposed action within 10 business days of delivery to the PPL Controlling Holder by the Special Servicer or Servicer, as applicable, of written notice of such a proposed action, together with the information reasonably requested by the PPL Controlling Holder, such action shall be deemed to have been approved by the PPL Controlling Holder.

            (b) The rights of the PPL Controlling Holder set forth in this section will initially be exercised by the PPL Controlling Class Holder. Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the Special Servicer by the PPL Controlling Holder, in no event will the Special Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC Provisions or violate any other provisions of this Pooling and Servicing Agreement or the related PPL Component Mortgage Loan documents. Notwithstanding anything herein to the contrary, the PPL Controlling Holder will always retain the right to consult with the Special Servicer regarding the PPL Component Mortgage Loan.

            (c) In the event that the Borrower fails to make any payment of principal or interest on the PPL Component Mortgage Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within 30 days, the PPL Controlling Class Holder will have the right to cure such event of default (each such cure, a "PPL Component Mortgage Loan Cure Event") subject to certain limitations set forth below; provided that the right of the PPL Controlling Class Holder to effect a PPL Component Mortgage Loan Cure Event is subject to the limitation that there be no more than three consecutive PPL Component Mortgage Loan Cure Events in any combination and no more than an aggregate of six PPL Component Mortgage Loan Cure Events in any 12 calendar month period. So long as the PPL Controlling Holder is exercising its cure right, neither the Servicer nor the Special Servicer will be permitted to (i) accelerate the PPL Component Mortgage Loan,
(ii) treat such event of default as such for purposes of transferring the PPL Component Mortgage Loan to special servicing, or (iii) commence foreclosure proceedings. The PPL Controlling Holder will not be permitted to exercise any cure rights if it is an affiliate of the related Borrower.

            (d) So long as no PPL Control Appraisal Period exists, the PPL Controlling Holder (i) has consent and approval rights regarding servicer actions pursuant to Section 3.20; (ii) has consent rights regarding assumption agreements and due-on-sale clauses pursuant to Section 3.08; and (iii) the right to appoint an Operating Advisor pursuant to Section 3.28.

                              [End of Article III]

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions.

            (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall transfer the Lower-Tier Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in
Section 4.01(b) with respect to each class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                  (i) first, concurrently, (A) to the Holders of the Class A-1
            Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, pro rata (based upon the Distributable Certificate Interest for each such Class for such Distribution Date), in respect of interest, from the Loan Group 1 Available Distribution Amount and up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date, (B) to the Holders of the Class A-1A Certificates, in respect of interest, from the Loan Group 2 Available Distribution Amount and up to an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date and (C) to the Holders of the Class X-1 and Class X-2 Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount payable in respect of such Classes of Certificates for such Distribution Date; provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount is insufficient to pay in full the Interest Distribution Amount provided above, payable in respect of any Class A or Class X Certificates on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Class A and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amount in respect of each such Class of Certificates for such Distribution Date;;

                  (ii) second, to the Holders of the Class A-1 Certificates,
            Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-1A Certificates in reduction of the Certificate Balances thereof (A) (1) first, to the Holders of the Class A-1 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-1 Certificates has been reduced to zero; (2) second, to the Holders of the Class A-2 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Certificate Balances of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-2 Certificates has been reduced to zero; (3) third, to the Holders of the Class A-3 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A, Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-3 Certificates has been reduced to zero; and (4) fourth, to the Holders of the Class A-4 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-4 Certificates has been reduced to zero; and (B) to the Holders of the Class A-1A Certificates, in an amount up to the Loan Group 2 Principal Distribution Amount and, after the Certificate Balance of the Class A-4 Certificates has been reduced to zero, the Loan Group 1 Principal Distribution Amount remaining after payments to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-1A Certificates has been reduced to zero;

                  (iii) third, to the Holders of the Class A-1 Certificates, the
            Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-1A Certificates pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

                  (iv) fourth, to the Holders of the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (v) fifth, after the Certificate Balances of the Class A
            Certificates have been reduced to zero, to the Holders of the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class B Certificates has been reduced to zero;

                  (vi) sixth, to the Holders of the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

                  (vii) seventh, to the Holders of the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (viii) eighth, after the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to the Holders of the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A and Class B Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class C Certificates has been reduced to zero;

                  (ix) ninth, to the Holders of the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

                  (x) tenth, to the Holders of the Class D Certificates, in
            respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (xi) eleventh, after the Certificate Balances of the Class A,
            Class B and Class C Certificates have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B and Class C Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class D Certificates has been reduced to zero;

                  (xii) twelfth, to the Holders of the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

                  (xiii) thirteenth, to the Holders of the Class E Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (xiv) fourteenth, after the Certificate Balances of the Class
            A, Class B, Class C and Class D Certificates have been reduced to zero, to the Holders of the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C and Class D Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class E Certificates has been reduced to zero;

                  (xv) fifteenth, to the Holders of the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

                  (xvi) sixteenth, to the Holders of the Class F Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (xvii) seventeenth, after the Certificate Balances of the
            Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the Holders of the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D and Class E Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class F Certificates has been reduced to zero;

                  (xviii) eighteenth, to the Holders of the Class F
            Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

                  (xix) nineteenth, to the Holders of the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (xx) twentieth, after the Certificate Balances of the Class A,
            Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the Holders of the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E and Class F Certificates on such Distribution
            Date), until the outstanding Certificate Balance of the Class G Certificates has been reduced to zero;

                  (xxi) twenty-first, to the Holders of the Class G
            Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

                  (xxii) twenty-second, to the Holders of the Class H
            Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (xxiii) twenty-third, after the Certificate Balances of the
            Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to the Holders of the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class H Certificates has been reduced to zero;

                  (xxiv) twenty-fourth, to the Holders of the Class H
            Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

                  (xxv) twenty-fifth, to the Holders of the Class J Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (xxvi) twenty-sixth, after the Certificate Balances of the
            Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to the Holders of the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class J Certificates has been reduced to zero;

                  (xxvii) twenty-seventh, to the Holders of the Class J
            Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

                  (xxviii) twenty-eighth, to the Holders of the Class K
            Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (xxix) twenty-ninth, after the Certificate Balances of the
            Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to the Holders of the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class K Certificates has been reduced to zero;

                  (xxx) thirtieth, to the Holders of the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

                  (xxxi) thirty-first, to the Holders of the Class L
            Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (xxxii) thirty-second, after the Certificate Balances of the
            Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to the Holders of the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class L Certificates has been reduced to zero;

                  (xxxiii) thirty-third, to the Holders of the Class L
            Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

                  (xxxiv) thirty-fourth, to the Holders of the Class M
            Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (xxxv) thirty-fifth, after the Certificate Balances of the
            Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to the Holders of the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class M Certificates has been reduced to zero;

                  (xxxvi) thirty-sixth, to the Holders of the Class M
            Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

                  (xxxvii) thirty-seventh, to the Holders of the Class N
            Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (xxxviii) thirty-eighth, after the Certificate Balances of the
            Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to the Holders of the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class N Certificates has been reduced to zero;

                  (xxxix) thirty-ninth, to the Holders of the Class N
            Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

                  (xl) fortieth, to the Holders of the Class O Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (xli) forty-first, after the Certificate Balances of the Class
            A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates have been reduced to zero, to the Holders of the Class O Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class O Certificates has been reduced to zero;

                  (xlii) forty-second, to the Holders of the Class O
            Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

                  (xliii) forty-third, to the Holders of the Class P
            Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (xliv) forty-fourth, after the Certificate Balances of the
            Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates have been reduced to zero, to the Holders of the Class P Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class P Certificates has been reduced to zero;

                  (xlv) forty-fifth, to the Holders of the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full; and

                  (xlvi) forty-sixth, to the Holders of the Class R
            Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

            On and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of losses on the Mortgage Loans or have been deemed to be reduced to zero as a result of Appraisal Reductions (without regard to any amounts of Collateral Support Deficit remaining unreimbursed), the Principal Distribution Amount will be distributed, pro rata (based upon Certificate Balances), among the Class A Certificates without regard to the priorities set forth in Section 4.01(a)(ii).

            (b) All distributions made in respect of any Class Certificates on each Distribution Date pursuant to Section 4.01(a) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Related Uncertificated Lower-Tier Interest; provided, that interest shall be deemed to have been distributed pro rata among two or more Related Uncertificated Lower-Tier Interests that correspond to a Class of Certificates and pro rata to the Related Uncertificated Lower-Tier Interest, that correspond to the related Components in the case of Class X-1 and Class X-2 Certificates; provided, further, that distributions of principal actually distributable to its respective related Certificates as provided in Sections 4.01(a), (c) and (e):

                  (i) with respect to the Class A-1 Certificates, shall be
            deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LA-1-1 Uncertificated Interest; second, to Class LA-1-2 Uncertificated Interest; third, to Class LA-1-3 Uncertificated Interest; and fourth, to Class LA-1-4 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

                  (ii) with respect to the Class A-2 Certificates, shall be
            deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LA-2-1 Uncertificated Interest; second, to Class LA-2-2 Uncertificated Interest; third, to Class LA-2-3 Uncertificated Interest; fourth, to Class LA-2-4 Uncertificated Interest; fifth, to Class LA-2-5 Uncertificated Interest; and sixth, to Class LA-2-6 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

                  (iii) with respect to the Class A-3 Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LA-3-1 Uncertificated Interest; and second, to Class LA-3-2 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

                  (iv) with respect to the Class A-1A Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LA-1A-1 Uncertificated Interest; second, to Class LA-1A-2 Uncertificated Interest; third, to Class LA-1A-3 Uncertificated Interest; fourth, to Class LA-1A-4 Uncertificated Interest; fifth, to Class LA-1A-5 Uncertificated Interest; sixth, to Class LA-1A-6 Uncertificated Interest; seventh, to Class LA-1A-7 Uncertificated Interest; eighth, to Class LA-1A-8 Uncertificated Interest; ninth, to Class LA-1A-9 Uncertificated Interest; tenth, to Class LA-1A-10 Uncertificated Interest; eleventh, to Class LA-1A-11 Uncertificated Interest; twelfth, to Class LA-1A-12 Uncertificated Interest; thirteenth, to Class LA-1A-13 Uncertificated Interest; and fourteenth, to Class LA-1A-14 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

                  (v) with respect to the Class E Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LE-1 Uncertificated Interest; second, to Class LE-2 Uncertificated Interest; and third, to Class LE-3 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

                  (vi) with respect to the Class F Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LF-1 Uncertificated Interest; second, to Class LF-2 Uncertificated Interest; and third, to Class LF-3 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

                  (vii) with respect to the Class G Certificates, shall be
            deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LG-1 Uncertificated Interest; second, to Class LG-2 Uncertificated Interest; and third, to Class LG-3 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

                  (viii) with respect to the Class H Certificates, shall be
            deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LH-1 Uncertificated Interest; second, to Class LH-2 Uncertificated Interest; and third, to Class LH-3 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

                  (ix) with respect to the Class J Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LJ-1 Uncertificated Interest; and second, to Class LJ-2 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero; and

                  (x) with respect to the Class L Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LL-1 Uncertificated Interest; and second, to Class LL-2 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero.

            On each Distribution Date, the Class LA-1-1, Class LA-1-2, Class LA-1-3 and Class LA-1-4 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-1 Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests). On each Distribution Date, the Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5 and Class LA-2-6 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-2 Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LA-3-1 and Class LA-3-2 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-3 Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13 and Class LA-1A-14 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-1A Certificates as provided in Sections 4.01(a) and
(c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests). On each Distribution Date, the Class LE-1, Class LE-2 and Class LE-3 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class E Certificates as provided in Sections 4.01(a) and
(c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests). On each Distribution Date, the Class LF-1, Class LF-2 and Class LF-3 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class F Certificates as provided in Sections 4.01(a) and
(c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LG-1, Class LG-2 and Class LG-3 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class G Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LH-1, Class LH-2 and Class LH-3 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class H Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LJ-1 and Class LJ-2 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class J Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LL-1 and Class LL-2 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class L Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed).

            During each Interest Accrual Period, each Uncertificated Lower-Tier Interest shall accrue interest in an amount equal to the product of the Lower-Tier Principal Amount of each such Uncertificated Lower-Tier Interest and the Weighted Average Net Mortgage Rate. On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the Interest Distribution Amount in respect of its Related Certificates (provided that, interest distributed in respect of the (A) Class A-1 Certificates shall be allocated pro rata among the Class LA-1-1, Class LA-1-2, Class LA-1-3 and Class LA-1-4 Uncertificated Interests, (B) Class A-2 Certificates shall be allocated pro rata among the Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5 and Class LA-2-6 Uncertificated Interests, (C) Class A-3 Certificates shall be allocated pro rata between the Class LA-3-1 and Class LA-3-2 Uncertificated Interests, (D) Class A-4 Certificates shall be allocated pro rata among the Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4 and Class LA-4-5 Uncertificated Interests,
(E) Class A-1A Certificates shall be allocated pro rata among the Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13 and Class LA-1A-14 Uncertificated Interests, (F) Class E Certificates shall be allocated pro rata among the Class LE-1, Class LE-2 and Class LE-3 Uncertificated Interests, (G) Class F Certificates shall be allocated pro rata among the Class LF-1, Class LF-2 and Class LF-3 Uncertificated Interests, (H) Class G Certificates shall be allocated pro rata among the Class LG-1, Class LG-2 and Class LG-3 Uncertificated Interests, (I) Class H Certificates shall be allocated pro rata among the Class LH-1, Class LH-2 and Class LH-3 Uncertificated Interests, (J) Class J Certificates shall be allocated pro rata between the Class LJ-1 and Class LJ-2 Uncertificated Interests and (K) Class L Certificates shall be allocated pro rata between the Class LL-1 and Class LL-2 Uncertificated Interests, in each case, based on interest accrued at the Pass-Through Rate of the Related Certificate) and its Related Component of the Class X-1 or Class X-2 Certificates, in each case to the extent actually distributable thereon as provided in Section 4.01(a). For this purpose, interest distributed on the Class X-1 and Class X-2 Certificates shall be treated as having been distributed to their respective Components pro rata based on interest accrued at the Class X-1 or Class X-2 Strip Rates, as applicable. In all events, the amount accrued in respect of each Uncertificated Lower-Tier Interest less the amount deemed distributed in respect of such Uncertificated Lower-Tier Interest shall equal the sum of (i) the Class Unpaid Interest Shortfall allocated to such Uncertificated Lower-Tier Interest's Related Certificate (allocated (A) pro rata among the Class LA-1-1, Class LA-1-2, Class LA-1-3 and Class LA-1-4 Uncertificated Interests, (B) pro rata among the Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5 and Class LA-2-6 Uncertificated Interests, (C) pro rata between the Class LA-3-1 and Class LA-3-2 Uncertificated Interests, (D) pro rata among the Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13 and Class LA-1A-14, (E) pro rata among the Class LE-1, Class LE-2 and Class LE-3 Uncertificated Interests, (F) pro rata among the Class LF-1, Class LF-2 and Class LF-3 Uncertificated Interests, (G) pro rata among the Class LG-1, Class LG-2 and Class LG-3 Uncertificated Interests, (H) pro rata among the Class LH-1, Class LH-2 and Class LH-3 Uncertificated Interests, (I) pro rata between the Class LJ-1 and Class LJ-2 Uncertificated Interests, and (J) pro rata between the Class LL-1 and Class LL-2 Uncertificated Interests, in each case, based on interest accrued) and (ii) the Class Unpaid Interest Shortfall allocated to the Related Component or Components with respect to the Class X-1 and Class X-2 Certificates, pro rata, based on interest accrued at the Class X-1 or Class X-2 Strip Rates, as applicable. Amounts deemed distributed to the Uncertificated Lower-Tier Interests in respect of principal, interest and reimbursement of Collateral Support Deficit with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount," and shall be made by the Trustee by depositing such Lower-Tier Distribution Amount in the Upper-Tier Distribution Account.

            As of any date, payments of principal in respect of the Mortgage Loans and the Collateral Support Deficit shall be allocated to the Uncertificated Lower-Tier Interests (other than the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5, Class LA-2-6, Class LA-3-1, Class LA-3-2, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4, Class LA-4-5, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-1A-14, Class E-1, Class E-2, Class E-3, Class LF-1, Class LF-2, Class LF-3, Class LG-1, Class LG-2, Class LG-3, Class LH-1, Class LH-2, Class LH-3, Class LJ-1, Class LJ-2, Class LL-1 and Class LL-2 Uncertificated Interests) such that the sum of the principal balance after application of any Collateral Support Deficit of each Uncertificated Lower-Tier Interest and the cumulative amount of Collateral Support Deficit allocated to such Class of Uncertificated Lower-Tier Interests equals the sum of the Certificate Balance of the Related Certificates after the application of any Collateral Support Deficit with respect thereto and the cumulative amount of Collateral Support Deficit allocated to such Class of Related Certificates. Any Collateral Support Deficit allocated to the Class A-1 Certificates shall be allocated to the Class LA-1-1, Class LA-1-2, Class LA-1-3 and Class LA-1-4 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class A-2 Certificates shall be allocated to the Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5 and Class LA-2-6 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class A-3 Certificates shall be allocated to the Class LA-3-1 and Class LA-3-2 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class A-4 Certificates shall be allocated to the Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4 and Class LA-4-5 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class A-1A Certificates shall be allocated to the Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13 and Class LA-1A-14 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class E Certificates shall be allocated to the Class LE-1, Class LE-2 and Class LE-3 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class F Certificates shall be allocated to the Class LF-1, Class LF-2 and Class LF-3 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class G Certificates shall be allocated to the Class LG-1, Class LG-2 and Class LG-3 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class H Certificates shall be allocated to the Class LH-1, Class LH-2 and Class LH-3 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class J Certificates shall be allocated to the Class LJ-1 and Class LJ-2 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class L Certificates shall be allocated to the Class LL-1 and Class LL-2 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. The initial principal balance of each Uncertificated Lower-Tier Interest equals the respective Original Lower-Tier Principal Amount. The interest rate with respect to each Uncertificated Lower-Tier Interest equals the Weighted Average Net Mortgage Rate.

            On each Distribution Date, any amounts remaining in the Lower-Tier Distribution Account after the distributions in respect of the Uncertificated Lower-Tier Interests described in this Section 4.01(b) any Prepayments and Yield Maintenance Charges as set forth in Section 4.01(c) shall be distributed to the Class LR Certificates in respect of the residual interest in the Lower-Tier REMIC.

            (c) On each Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans or any REO Loans during the related Collection Period and shall distribute such amount in respect of the Class LA-1 Uncertificated Lower-Tier Interest by depositing such amount in the Upper-Tier Distribution Account (notwithstanding that all principal and interest distributable with respect to the Class LA-1 Uncertificated Lower-Tier Interest has been paid in full). All distributions of Yield Maintenance Charges collected during the related Collection Period that represent Yield Maintenance Charges actually collected on the AFR/Bank of America Portfolio Mortgage Loan shall be deemed to be distributed from the AFR/Bank of America Portfolio Loan REMIC to the Lower-Tier REMIC in respect of the AFR/Bank of America Portfolio Loan REMIC Regular Interest. All distributions of Yield Maintenance Charges collected during the related Collection Period that represent Yield Maintenance Charges actually collected on the PPL Component Mortgage Loan shall be deemed to be distributed from the PPL Component Mortgage Loan REMIC to the Lower-Tier REMIC in respect of the PPL Component Mortgage Loan REMIC Senior Regular Interest.

            (d) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Yield Maintenance Charges actually collected on Mortgage Loans or successor REO Loans during the related Collection Period and remitted in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(c), and shall distribute such amounts as follows:

                  (i) Yield Maintenance Charges received with respect to the
            Group 1 Mortgage Loans shall be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal representing principal payments in respect of the Group 1 Mortgage Loans to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on such Distribution Date, (b) the Base Interest fraction for the related Principal Prepayment and such Class of Certificates and (c) the total amount of Yield Maintenance Charges collected with respect to the related Principal Prepayments during the related Collection Period. Any Yield Maintenance Charges collected during the related Collection Period and remaining after such distributions shall be distributed to the Holders of the Class X-1 Certificates;

                  (ii) Yield Maintenance Charges received with respect to the
            Group 2 Mortgage Loans shall be distributed to the Class A-1A Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal representing principal payments in respect of the Group 2 Mortgage Loans to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N, Class O and Class P Certificates on such Distribution Date,
            (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such Principal Prepayment during the related Collection Period. Any Yield Maintenance Charges collected with respect to the related Principal Prepayments during the related Collection Period remaining after such distributions shall be distributed to the Holders of the Class X-1 Certificates.

            Following the reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, the Trustee shall distribute to the Class X-1 Certificates all Yield Maintenance Charges actually received during the related Collection Period with respect to the Loans and remitted in respect of Uncertificated Lower-Tier Interests pursuant to Section 4.01(c).

            Any PPL Component Mortgage Loan Partial Prepayment Premiums shall be allocated in the same manner as Yield Maintenance Charges with respect to the Mortgage Loans in Loan Group 1.

            (e) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(g), 4.01(h) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than 5 Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit or PPL Collateral Support Deficit previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Servicer, the Special Servicer, the Underwriters, the Initial Purchasers or the Placement Agents shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (f) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit or PPL Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, no later than the related P&I Advance Determination Date, mail to each Rating Agency and to each Holder on such date of such Class of Certificates a notice to the effect that:

                  (i) the Trustee expects that the final distribution with
            respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified; and

                  (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g).

            (g) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date and distributions in reimbursement of PPL Collateral Support Deficit previously allocated to the Class PPL Certificates shall be made in the amounts and manner specified in Section 4.01(k) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided, that all distributions in reimbursement of Collateral Support Deficit or PPL Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 11.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(g) as if such Holder had failed to surrender its Certificates.

            (h) Shortfalls in the Available Distribution Amount on any Distribution Date resulting from Uncovered Prepayment Interest Shortfalls shall be allocated to each Class of Regular Certificates (other than the Class X Certificates and the Class PPL Certificates), pro rata, based on the Accrued Certificate Interest distributable to each such Class on such Distribution Date. Uncovered Prepayment Interest Shortfalls so allocated to the Regular Certificates (other than the Class X Certificates and the Class PPL Certificates) shall be allocated to the Related Uncertificated Lower-Tier Interests and with respect to the Related Uncertificated Lower-Tier Interests of each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class E, Class F, Class G, Class H, Class J and Class L Certificates, in each case, pro rata, among the Related Uncertificated Lower-Tier Interests of each of such Classes based on interest accrued (in each case, without regard to the related Class X-1 Strip Rate or Class X-2 Strip Rate).

            Shortfalls in the PPL Component Mortgage Loan Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls shall be allocated to the Class PPL Certificates in reverse numerical order.

            (i) On each Distribution Date, any Excess Interest received with respect to the Mortgage Loans during the related Collection Period shall be distributed to the Holders of the Class S Certificates from the Grantor Trust Distribution Account; with respect to amounts on deposit in the Excess Liquidation Proceeds Reserve Account, the Trustee shall distribute such amount to the Certificateholders, in sequential order, as reimbursement for previously allocated Collateral Support Deficit, and shall be deemed to have distributed such amounts from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Related Uncertificated Lower-Tier Interests. Any amounts remaining in the Excess Liquidation Proceeds Reserve Account on the Final Distribution Date shall be distributed to the Holders of the Class LR Certificates.

            (j) All the AFR/Bank of America Portfolio Loan REMIC Regular Interest's share of all payments made on the AFR/Bank of America Portfolio Mortgage Loan (other than amounts distributable to the AFR/Bank of America Portfolio Loan REMIC Residual Interest in accordance with the REMIC Declaration) shall be deemed to be paid to the Lower-Tier REMIC (in the case of interest, at the Mortgage Rate of such Mortgage Loan) before payments are made to the holder of the Uncertificated Lower-Tier Interests, and shall be treated as principal, interest, Prepayment Premiums or Yield Maintenance Charges, as the case may be, based on these characterizations with respect to such Mortgage Loan (or related REO property), except where expressly noted and, in addition, any payment of principal on or reduction in the Stated Principal Balance of such Mortgage Loan shall reduce the principal balance of the AFR/Bank of America Portfolio Loan REMIC Regular Interest. Any payments on or with respect to the AFR/Bank of America Portfolio Mortgage Loan in excess of the principal, interest, Prepayment Premiums and Yield Maintenance Charges distributable on the AFR/Bank of America Portfolio Loan REMIC Regular Interest shall be distributable to the Class LR Certificates in respect of amounts distributed on the AFR/Bank of America Portfolio Loan REMIC Residual Interest. Servicing Fees and Trustee Fees with respect to the AFR/Bank of America Portfolio Mortgage Loan shall be deemed paid by the Lower-Tier REMIC in determining the Net Mortgage Rate of the AFR/Bank of America Portfolio Loan REMIC Regular Interest, and all other servicing compensation with respect to the AFR/Bank of America Portfolio Mortgage Loan payable to the Servicer or the Special Servicer shall be deemed payable by the AFR/Bank of America Portfolio Loan REMIC.

            (k) The PPL Component Mortgage Loan Senior Component and each Class of Class PPL Certificates will only be entitled to distributions from amounts collected on the PPL Component Mortgage Loan, and only in the priority set forth below. The PPL Component Mortgage Loan Available Distribution Amount will be remitted to the Trustee on the P&I Advance Date for deposit into the PPL Component Mortgage Loan REMIC Distribution Account and applied by the Trustee on the related Distribution Date, together with any P&I Advance or payment by the Servicer to cover Prepayment Interest Shortfalls made in respect of such Mortgage Loan, for the following purposes and in the following order of priority:

                  (i) to the Trustee for the benefit of the holders of the
            Certificates (other than the Class PPL and Class S Certificates) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all PPL Component Mortgage Loan Distributable Interest in respect of the PPL Component Mortgage Loan Senior Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (ii) to the Trustee for the benefit of the holders of the
            Certificates (other than the Class PPL and Class S Certificates) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the PPL Component Mortgage Loan Principal Entitlement for the PPL Component Mortgage Loan Component for such Distribution Date (the "PPL Component Mortgage Loan Component Principal Distribution Amount");

                  (iii) to the Trustee for the benefit of the holders of the
            Certificates (other than the Class PPL and Class S Certificates) as part of the Available Distribution Amount for such Distribution Date, to reimburse the PPL Component Mortgage Loan Senior Component for any Collateral Support Deficit, if any, previously allocated with respect to the PPL Component Mortgage Loan to the PPL Component Mortgage Loan Senior Component and for which no reimbursement has previously been received;

                  (iv) to pay interest on the PPL-A Component, up to an amount equal to all PPL Component Mortgage Loan Distributable Interest in respect of the PPL-A Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (v) to pay principal on the PPL-A Component, up to an amount equal to the PPL Component Mortgage Loan Component Principal Entitlement for the PPL-A Component for such Distribution Date;

                  (vi) to reimburse the PPL-A Component for any PPL Collateral
            Support Deficit, if any, previously allocated with respect to the PPL Component Mortgage Loan to the PPL-A Component and for which no reimbursement has previously been received; (vii) to pay interest to the PPL-B Component, up to an amount equal to all PPL Component Mortgage Loan Distributable Interest in respect of the PPL-B Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (viii) to pay principal on the PPL-B Component, up to an
            amount equal to the PPL Component Mortgage Loan Component Principal Entitlement for the PPL-B Component for such Distribution Date;

                  (ix) to reimburse the holders of the PPL-B Component for any
            PPL Collateral Support Deficit, if any, previously allocated with respect to the PPL Component Mortgage Loan to the PPL-B Component and for which no reimbursement has previously been received;

                  (x) to pay interest to the PPL-C Component, up to an amount equal to all PPL Component Mortgage Loan Distributable Interest in respect of the PPL-C Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xi) to pay principal on the PPL-C Component, up to an amount equal to the PPL Component Mortgage Loan Component Principal Entitlement for the PPL-C Component for such Distribution Date;

                  (xii) to reimburse the holders of the PPL-C Component for any
            PPL Collateral Support Deficit, if any, previously allocated with respect to the PPL Component Mortgage Loan to the PPL-C Component and for which no reimbursement has previously been received;

                  (xiii) to pay interest to the PPL-D Component, up to an amount equal to all PPL Component Mortgage Loan Distributable Interest in respect of the PPL-D Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xiv) to pay principal on the PPL-D Component, up to an amount equal to the PPL Component Mortgage Loan Component Principal Entitlement for the PPL-D Component for such Distribution Date;

                  (xv) to reimburse the holders of the PPL-D Component for any
            PPL Collateral Support Deficit, if any, previously allocated with respect to the PPL Component Mortgage Loan to the PPL-D Component and for which no reimbursement has previously been received;

                  (xvi) to pay interest to the PPL-E Component, up to an amount equal to all PPL Component Mortgage Loan Distributable Interest in respect of the PPL-E Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xvii) to pay principal on the PPL-E Component, up to an
            amount equal to the PPL Component Mortgage Loan Component Principal Entitlement for the PPL-E Component for such Distribution Date;

                  (xviii) to reimburse the holders of the PPL-E Component for any PPL Collateral Support Deficit, if any, previously allocated with respect to the PPL Component Mortgage Loan to the PPL-E Component and for which no reimbursement has previously been received;

                  (xix) to pay interest to the PPL-F Component, up to an amount equal to all PPL Component Mortgage Loan Distributable Interest in respect of the PPL-F Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xx) to pay principal on the PPL-F Component, up to an amount equal to the PPL Component Mortgage Loan Component Principal Entitlement for the PPL-F Component for such Distribution Date;

                  (xxi) to reimburse the holders of the PPL-F Component for any
            PPL Collateral Support Deficit, if any, previously allocated with respect to the PPL Component Mortgage Loan to the PPL-F Component and for which no reimbursement has previously been received; and

                  (xxii) with respect to the PPL Component Mortgage Loan, to distribute to the holders of the Class LR Certificates any excess after allocation of the distributions set forth in clauses (i) through (xxi) above.

            All distributions on the PPL-A Component, PPL-B Component, PPL-C Component, PPL-D Component, PPL-E Component and PPL-F Component (each a "PPL Component" and, collectively, the "PPL Components") referenced in clauses (iv) through (xxi) above shall be made to the corresponding holders of the Class PPL-1 Certificates, Class PPL-2 Certificates, Class PPL-3 Certificates, Class PPL-4 Certificates, Class PPL-5 Certificates and the Class PPL-6 Certificates, respectively.

            The "PPL Component Mortgage Loan Distributable Interest" in respect of the PPL Component Mortgage Loan Components is equal to the PPL Component Mortgage Loan Accrued Component Interest in respect of each PPL Component Mortgage Loan Component reduced by such component's allocable share (calculated as described below) of any Prepayment Interest Shortfall for such Distribution Date.

            The "PPL Component Mortgage Loan Accrued Component Interest" in respect of the PPL Component Mortgage Loan Senior Component and the PPL Component Mortgage Loan Subordinate Components for each Distribution Date is equal to one calendar month's interest at the applicable interest rate. Such rate, net of the Administrative Fee Rate, is equal to approximately 4.290675206997090% per annum and in the case of the PPL-A Component, PPL-B Component, PPL-C Component, PPL-D Component, PPL-E Component and PPL-F Component, respectively, is equal to the Pass-Through Rate of the Class PPL-1 Certificates, Class PPL-2 Certificates, Class PPL-3 Certificates, Class PPL-4 Certificates, Class PPL-5 Certificates and the Class PPL-6 Certificates, respectively. For the avoidance of doubt, the PPL Component Mortgage Loan Accrued Component Interest in respect of the PPL Component Mortgage Loan Components for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

            In the absence of a monetary or other material event of default under the PPL Component Mortgage Loan, principal will be distributed on the PPL Component Mortgage Loan Senior Component and the PPL-A Component, PPL-B Component, PPL-C Component, PPL-D Component, PPL-E Component and the PPL-F Component, pro rata (in accordance with their respective outstanding principal balances). If any monetary or other material event of default under the PPL Component Mortgage Loan exists, principal will be distributed first to the PPL Component Mortgage Loan Senior Component until its outstanding principal balance is reduced to zero and then sequentially to each of the PPL-A Component, PPL-B Component, PPL-C Component, PPL-D Component, PPL-E Component and PPL-F Component until the principal balance of each such component is reduced to zero. Accordingly, the "PPL Component Mortgage Loan Component Principal Entitlement" with respect to any PPL Component Mortgage Loan Component is (a) prior to any of the events of default described in the first sentence of this paragraph, an amount equal to such PPL Component Mortgage Loan Component's pro rata share of the PPL Component Mortgage Loan Principal Distribution Amount and (b) after any of the events of default described in the first sentence of this paragraph, an amount equal to the lesser of (i) the outstanding principal balance of such PPL Component Mortgage Loan Component and (ii) the portion of the Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date. The Servicer shall give prompt written notice to the Trustee of the occurrence or curing of a monetary or other material event of default under the PPL Component Mortgage Loan. The Trustee shall be entitled to rely on such notice in making distributions under this Section.

            Section 4.02 Statements to Certificateholders; CMSA Investor Reporting Package (IRP)s.

            (a) On each Distribution Date, the Trustee shall make available and, upon request, forward to any interested party a statement (substantially in the form set forth as Exhibit G-1 hereto and based on the information supplied to the Trustee in the related CMSA Investor Reporting Package (IRP), upon which information the Trustee may conclusively rely, in accordance with CMSA guidelines) as to the distributions made on such Distribution Date (each, a "Statement to Certificateholders") setting forth:

                  (i) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reduction of the Certificate Balance thereof;

                  (ii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to Distributable Certificate Interest (or PPL Component Mortgage Loan Distributable Interest);

                  (iii) the aggregate amount of Advances made, with respect to the Mortgage Pool and with respect to each Loan Group (or, in the case of the PPL Component Mortgage Loan, only the PPL Mortgage Loan Senior Component), during the period from but not including the previous Distribution Date to and including such Distribution Date;

                  (iv) the aggregate amount of Advances made, with respect to the PPL Component Mortgage Loan Subordinate Components during the period from but not including the previous Distribution Date to and including such Distribution Date;

                  (v) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Servicer and the Special Servicer during the Collection Period for such Distribution Date;

                  (vi) the aggregate Stated Principal Balance, with respect to the Mortgage Pool and with respect to each Loan Group, of the Mortgage Loans (or in the case of the PPL Component Mortgage Loan, only the PPL Mortgage Loan Senior Component) and any REO Loans outstanding immediately before and immediately after such Distribution Date;

                  (vii) the number of loans, their aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans, with respect to the Mortgage Pool and with respect to each Loan Group, as of the end of the related Collection Period for such Distribution Date;

                  (viii) the number and aggregate principal balance of Mortgage
            Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not REO Property;

                  (ix) the value of any REO Property included in the Trust Fund as of the end of the related Collection Period for such Distribution Date, based on the most recent Appraisal or valuation;

                  (x) the Available Distribution Amount and the PPL Component
            Mortgage Loan Available Distribution Amount for such Distribution Date;

                  (xi) the Accrued Certificate Interest or PPL Component
            Mortgage Loan Accrued Component Interest in respect of such Class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such Class of Certificates; (xii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to (A) Yield Maintenance Charges; (B) Prepayment Premiums and (C) Excess Interest;

                  (xiii) the Pass-Through Rate for such Class of Certificates for such Distribution Date and the next succeeding Distribution
            Date;

                  (xiv) the Scheduled Principal Distribution Amount and the
            Unscheduled Principal Distribution Amount for such Distribution Date, with respect to the Mortgage Pool and with respect to each Loan Group;

                  (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Collateral Support Deficit or PPL Collateral Support Deficit on such Distribution Date and the aggregate amount of all reductions as a result of allocations of Collateral Support Deficits or PPL Collateral Support Deficit to date;

                  (xvi) the Certificate Factor for each Class of Regular
            Certificates immediately following such Distribution Date;

                  (xvii) the amount of any Appraisal Reductions effected in
            connection with such Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with such Distribution Date and the total Appraisal Reduction Amounts as of such Distribution Date;

                  (xviii) the number and related Stated Principal Balance of any
            Mortgage Loans extended or modified during the related Collection Period;

                  (xix) the amount of any remaining Class Unpaid Interest
            Shortfall for such Class as of such Distribution Date;

                  (xx) a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment during the related Collection Period and the amount and the type of Principal Prepayment occurring;

                  (xxi) a loan-by-loan listing of each Mortgage Loan which was defeased during the related Collection Period;

                  (xxii) the balance of the Interest Reserve Account on the P&I
            Advance Date;

                  (xxiii) in the case of the Residual Certificates and the
            Certificates, the amount of any distributions on such Certificates pursuant to Sections 4.01(a), (b) and (k) and to the Class S Certificates pursuant to Section 4.01(i);

                  (xxiv) the amount of the distribution on such Distribution
            Date to the Holders of such Class of Certificates in reimbursement of previously allocated Collateral Support Deficit or PPL Collateral Support Deficit;

                  (xxv) the aggregate unpaid principal balance of the Mortgage
            Loans outstanding as of the close of business on the related Determination Date, with respect to the Mortgage Pool and with respect to each Loan Group;

                  (xxvi) with respect to any Mortgage Loan as to which a
            Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and
            (C) the amount of any Collateral Support Deficit or PPL Collateral Support Deficit in connection with such Liquidation Event;

                  (xxvii) with respect to any REO Property included in the Trust
            Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit or PPL Collateral Support Deficit in respect of the related REO Loan in connection with such Final Recovery Determination;

                  (xxviii) the aggregate amount of interest on P&I Advances paid to the Servicer, the Trustee and the Fiscal Agent during the related Collection Period, with respect to the Mortgage Pool and with respect to each Loan Group;

                  (xxix) the aggregate amount of interest on Servicing Advances paid to the Servicer, the Special Servicer, the Trustee and the Fiscal Agent during the related Collection Period, with respect to the Mortgage Pool and with respect to each Loan Group;

                  (xxx) the original and then current credit support levels for each Class of Certificates;

                  (xxxi) the original and then current ratings for each Class of
            Regular Certificates;

                  (xxxii) the aggregate amount of Prepayment Premiums and Yield
            Maintenance Charges collected during the related Collection Period; and

                  (xxxiii) the amounts held in the Excess Liquidation Proceeds
            Reserve Account (including but not limited to amounts in respect of the Class PPL Certificates).

            In the case of information furnished pursuant to clauses (i), (ii),
(xi), (xvi) and (xviii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate a statement containing the information set forth in clauses (i), (ii) and (xi) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            The Trustee shall make available each month, to the general public (including the Underwriters and the Initial Purchasers) via its internet website initially located at "www.etrustee.net," (i) the related Statement to Certificateholders (in the form attached hereto as Exhibit G-1), (ii) to the extent received from the Servicer, the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond Level File, and CMSA Collateral Summary File, and (iii) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), the Prospectus, this Agreement and any other information requested by the Depositor.

            In addition, the Trustee shall make available each month, to the extent received from the Servicer, to any Privileged Person, the Underwriters and the Initial Purchasers via its internet website, the CMSA Supplemental Servicer Reports, the CMSA Property File, the CMSA Financial File and any other information requested by the Depositor.

            Neither the Trustee nor Servicer makes any representations or warranties as to the accuracy or completeness of any report, document or other information for which it is not the original source and that is made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Servicer may disclaim responsibility for any information distributed by the Trustee or the Servicer, as the case may be, for which it is not the original source.

            In connection with providing access to the Trustee's or the Servicer's internet website, the Trustee or the Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Servicer shall be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (714) 238-6701 and questions regarding the Servicer's internet website can be directed to the Servicer at
(800) 326-1334.

            The Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or internet website (in addition to making information available as provided herein) the CMSA Investor Reporting Package and may make any other reports the Servicer is required or permitted to provide so available to any party to this Agreement, the Rating Agencies or any Certificateholder or prospective Certificateholder. As of the Closing Date the Servicer does not intend and is not required to post any questions or answers on any website which it may maintain with respect to commercial mortgage loans or the related commercial mortgaged properties, but in the event that at any time thereafter the Servicer posts on its website which it may maintain questions and answers with respect to other commercial mortgage loans, the Servicer shall be required to post on its website questions and answers posed by the Rating Agencies, Certificateholders and prospective Certificateholders to the extent the Servicer determines in its sole discretion that any such question and answer merely clarifies the information set forth in the CMSA Investor Reporting Package, or constitutes an update to such information, in either case, to the extent the Servicer determines in its sole discretion that such update would not constitute "material information" within the meaning of the applicable securities laws. The availability of such information or reports on the internet or similar electronic media shall be deemed to satisfy any specific delivery requirements of the Servicer in this Agreement. In connection with providing access to the Servicer's Internet website which it may maintain, the Servicer shall take reasonable measures to ensure that only such parties listed above may access such information including, without limitation, requiring registration and acceptance of a disclaimer. The Servicer shall not be liable for dissemination of this information in accordance with this Agreement, provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. The Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report. Notwithstanding anything herein to the contrary, the Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or internet website any reports or other information the Servicer is required or permitted to provide to any Mortgagor with respect to such Mortgagor's Mortgage Loan to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law.

            (b) Subject to Section 3.12(d), (A) not later than 2:00 p.m. (New York City time), on the first Business Day before each Distribution Date, the Servicer shall deliver to the Trustee the CMSA Investor Reporting Package (IRP) (other than the CMSA Loan Periodic Update File) and (B) not later than 1:00 p.m. (New York City time), on the second Business Day before each Distribution Date, the Servicer shall deliver to the Trustee the CMSA Loan Periodic Update File, in each case reflecting information as of the close of business on the Determination Date, in a mutually agreeable electronic format. Such information may be delivered by the Servicer to the Trustee in such electronic or other form as may be reasonably acceptable to the Trustee and the Servicer. The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Servicer) provide the Servicer with such information in its possession regarding the Specially Serviced Loans and REO Properties as may be necessary for the Servicer to prepare each report and any supplemental information the Servicer is required to provide hereunder to the Trustee. Neither the Trustee nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Servicer in the CMSA Investor Reporting Package (IRP). Unless the Trustee has actual knowledge that any CMSA Investor Reporting Package (IRP) contains erroneous information, the Trustee is authorized to rely thereon in calculating and making distributions to Certificateholders in accordance with Section 4.01, preparing the statements to Certificateholders required by Section 4.02(a) and allocating Collateral Support Deficit or PPL Collateral Support Deficit to the Certificates in accordance with Section 4.04.

            Notwithstanding the foregoing, the failure of the Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of this Section 4.02(b) or of Section 4.02(c) to the extent the Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. The Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            Absent manifest error of which it has actual knowledge, none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, the Depositor (including information in the Prospectus Supplement), the Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable, pursuant to this Agreement. None of the Trustee, the Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, the Mortgage Loan Seller, a third party or each other.

            (c) As soon as reasonably practicable, upon the written request of any Certificateholder, the Trustee shall provide the requesting Certificateholder with such information that is in the Trustee's possession or can reasonably be obtained by the Trustee as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar nor the Trustee shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another. In addition, the Trustee shall provide any designee of the Depositor certain current information with respect to the Mortgaged Properties as set forth on Schedule 1 hereto, to the extent such information is in the Trustee's possession or can reasonably be obtained by the Trustee.

            (d) (i) The Trustee, the Servicer and the Special Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act. The Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Trustee shall sign and file (via the Commission's EDGAR system) such Forms on behalf of the Depositor, if an officer of the Depositor signs the Certification pursuant to paragraph (ii) of this Section 4.02(d). In the event the Trustee is signing on behalf of the Depositor pursuant to the preceding sentence, the Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, in the event that the Commission does not accept a Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor pursuant to the above-referenced power of attorney, the Trustee shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form.

                  (ii) Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the Statement to Certificateholders (in the form attached hereto as Exhibit G-2) for such Distribution Date as an exhibit thereto. Each Form 8-K shall not contain any information other than the items required by the form attached hereto as Exhibit W-2. Prior to March 30th of each year that a Form 10-K is required to be filed (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), the Trustee shall file such Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations. Such Form 10-K shall include as exhibits the Servicer's and the Special Servicer's annual statement of compliance described under Section 3.13 and the accountant's report described under Section 3.14 (in each case to the extent they have been timely delivered to the Trustee) and no other information. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit U (the "Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization. The Trustee and the Servicer shall reasonably cooperate with the Depositor (including through their respective participation in due diligence conference calls) in connection with the preparation and execution of such Certification. Fully executed copies of the Certifications shall be delivered by the Trustee to Fitch, Moody's and DBRS. The Certification attached hereto as Exhibit U shall be delivered to the Trustee for filing by March 20th of each year (or if not a Business Day, the immediately preceding Business Day).

                  (iii) The Trustee shall sign a certification (in the
            applicable form attached hereto as Exhibit V-3) for the benefit of the Depositor and its officers, directors and Affiliates (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and the Servicer and the Special Servicer shall each sign a certification (in the applicable form attached hereto as Exhibit V-1 and Exhibit V-2, as applicable) for the benefit of the Depositor, the Trustee and their officers, directors and Affiliates. Each such certification shall be delivered to the Depositor and the Trustee by March 20th of each year (or if not a Business Day, the immediately preceding Business Day).

      In addition, in the event that any Serviced Pari Passu Loan is deposited into a commercial mortgage securitization, on or before March 20th of each year with respect to which a Form 10-K is filed by the related trustee for such commercial mortgage securitization, the Servicer and the Special Servicer, shall provide to the Person who signs the Sarbanes-Oxley certification with respect to such commercial mortgage securitization a certification (in the applicable form attached hereto as Exhibit V-1 and Exhibit V-2, as applicable, and which shall address the matters contained in the certification, but solely with respect to the related Serviced Pari Passu Loan) on which such Person and such Person's partner, representative, Affiliate, member, manager, director, officer, employee or agent can rely.

      In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 4.02(d) or the Trustee's negligence, bad faith or willful misconduct in connection therewith, and (ii) the Servicer and the Special Servicer shall each severally and not jointly indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of any certification made in its certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by the party or officer that signs the Certification, as the case may be, in connection with the execution and delivery of the subject Certification, in each case, resulting from the negligence, bad faith or willful misfeasance of the Servicer or Special Servicer, as applicable, in connection with the performance by the Servicer or Special Servicer, as applicable, of its duties hereunder.

                  (iv) If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor and its officers, directors and Affiliates, then (A) the Trustee, the Servicer and the Special Servicer agree that each such party shall contribute to the amount paid or payable by the Depositor and its officers, directors and Affiliates as a result of the losses, claims, damages or liabilities of the Depositor and its officers, directors and Affiliates in such proportion as is appropriate to reflect the relative fault of such parties and (B) the Depositor shall be responsible for the portion of the amount paid or payable by the Depositor and its officers, directors and Affiliates as a result of the losses, claims, damages or liabilities of the Depositor and its officers, directors and Affiliates in such proportion as is appropriate to reflect its relative fault, in each case in connection with a breach of a party's obligations under this Section 4.02(d) or a party's negligence, bad faith or willful misconduct in connection therewith.

                  (v) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

                  (vi) Prior to January 30 of the first year in which the
            Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

            (e) At all times during the Trust's fiscal year 2004, the Trustee shall monitor for the occurrence or existence of any of the following matters:

                  (i) any failure of the Trustee to make any monthly
            distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Statements to Certificateholders filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

                  (ii) any acquisition or disposition by the Trust of a Mortgage
            Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Statements to Certificateholders filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

                  (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties), other than in the normal course of business, which acquisition or disposition has not otherwise been reflected in the Statements to Certificateholders filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

                  (iv) any change in the fiscal year of the Trust;

                  (v) any material legal proceedings of which the Trustee has knowledge, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

                  (vi) any event of bankruptcy, insolvency, readjustment of
            debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement of which the Trustee has knowledge, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

                  (vii) any change in the rating or ratings assigned to any
            Class of Certificates not otherwise reflected in the Statements to Certificateholders filed with the Commission;

            provided that (1) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited (except where the Trustee received information regarding such proceeding from the Servicer or the Special Servicer pursuant to the next paragraph) to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (2) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 4.02(e) unless
(x) any such matter contemplated in clause (vi) occurred or related specifically to the Trust or (y) such Responsible Officer was notified in a written instrument addressed to it.

            Further, each other party to this Agreement shall promptly notify the Trustee of the occurrence or existence of any of the forgoing matters in this Section 4.02(e) of which a Servicing Officer (in the case of the Servicer or the Special Servicer), a Responsible Officer (in the case of the Fiscal Agent) or a senior officer (in the case of the Depositor) thereof has actual knowledge.

            Section 4.03 P&I Advances.

            (a) On each P&I Advance Date, the Servicer shall in the case of all Mortgage Loans either (i) remit to the Trustee for deposit into the PPL Component Mortgage Loan REMIC Distribution Account or the Lower-Tier Distribution Account, as applicable, from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made.

            Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Certificate Account, on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). The Servicer shall notify the Trustee of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before 2 Business Days prior to such Distribution Date. If the Servicer fails to make a required P&I Advance on any P&I Advance Date, the Trustee shall make such P&I Advance pursuant to Section
7.05 by noon, New York City time, on the related Distribution Date. To the extent that the Trustee fails to make a P&I Advance that it is required to make under this Agreement, the Fiscal Agent will make the required P&I Advance in accordance with the terms of this Agreement.

            (b) Subject to Section 4.03(c) and 4.03(e) below, the aggregate amount of P&I Advances to be made by the Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments (in each case, net of related Servicing Fees and, if applicable, any Non-Serviced Mortgage Loan Primary Servicing Fee) other than Balloon Payments, that were due on a Due Date during the related Collection Period and not received as of the close of business on the P&I Advance Determination Date (or not advanced by the Servicer or any Sub-Servicer on behalf of the Servicer) and (ii) with respect to each REO Loan and each Loan as to which the related Balloon Payment was due during or prior to the related Collection Period and was delinquent as of the end of the related Collection Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Servicer to make such P&I Advances is mandatory, and with respect to any Mortgage Loan or successor REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed; provided, that if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or, if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and if the Monthly Payment due and owing during the extension period or after such modification, waiver, amendment or bankruptcy is less than the related Assumed Scheduled Payment, then the Servicer, Trustee or Fiscal Agent shall, as to such Mortgage Loan only, advance only the amount of the Monthly Payment due and owing after taking into account such reduction (net of related Servicing Fees and any related Non-Serviced Mortgage Loan Primary Servicing Fee) in the event of subsequent delinquencies thereon.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance.

            (d) In connection with the recovery of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a) or the related Serviced Whole Loan Custodial Account pursuant to Section 3.05(f), the Servicer shall be entitled to pay itself, the Trustee or the Fiscal Agent, as the case may be (in reverse of such order with respect to any Mortgage Loan or REO Property as to which a P&I Advance was made by such entity pursuant to this Agreement), out of any amounts then on deposit in the Certificate Account or the related Serviced Whole Loan Custodial Account (to the extent amounts therein relate to a Mortgage Loan, pursuant to the related Co-Lender Agreement), as applicable, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement (or if such P&I Advance was made prior to the Due Date or the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following such Due Date or the end of such grace period). The Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as the case may be, for any outstanding P&I Advance as soon as practicably possible (but after payment of any outstanding Servicing Fees and Special Servicing Fees due) after funds available for such purpose are deposited in the Certificate Account (with respect to P&I Advances made on Mortgage Loans that are not part of a Whole Loan) or the related Serviced Whole Loan Custodial Account (with respect to P&I Advances made with respect to Mortgage Loans that are part of a Whole Loan). Notwithstanding anything contrary contained in this Agreement, on each Determination Date, the Special Servicer shall report to the Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable P&I Advance. The Servicer shall be entitled to conclusively rely on such determination.

            (e) Notwithstanding the foregoing, (i) none of the Servicer, the Trustee or the Fiscal Agent shall make a P&I Advance for Excess Interest, Prepayment Premiums, Yield Maintenance Charges or Penalty Charges or with respect to any Pari Passu Loan or B Note and (ii) the amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal, with respect to any Distribution Date and any Mortgage Loan, the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to such Mortgage Loan for such Distribution Date.

            (f) With respect to the Tysons Center Corner Mortgage Loan and the AFR/Bank of America Portfolio Mortgage Loan, the Servicer shall make its determination that it has made a P&I Advance on such Mortgage Loan that is a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the applicable Non-Serviced Mortgage Loan Servicer (or any master servicer with respect to such commercial mortgage securitization holding one of the related Pari Passu Loans under the related pooling and servicing agreement) in respect of the related Pari Passu Loan. If the Servicer determines that a proposed P&I Advance with respect to any such Mortgage Loan if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Servicer shall provide the applicable Non-Serviced Mortgage Loan Servicer (as well as any master servicer with respect to such commercial mortgage securitization holding one of the related Pari Passu Loans under the related pooling and servicing agreement), written notice of such determination within one Business Day of the date of such determination. If the Servicer receives written notice from a Non-Serviced Mortgage Loan Servicer (or any master servicer with respect to such commercial mortgage securitization holding one of the related Pari Passu Loans under the related pooling and servicing agreement) that it has determined, with respect to the related Pari Passu Loan, that any proposed advance of principal and/or interest with respect to such Pari Passu Loan would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance of principal and/or interest, then such determination shall be binding on the Certificateholders and none of the Servicer, the Trustee or the Fiscal Agent shall make any additional P&I Advances with respect to the related Mortgage Loan unless the Servicer has consulted with the other related master servicer(s) and they agree that circumstances with respect to the related Whole Loan have changed such that a proposed future P&I Advance in respect of the related Mortgage Loan would not be a Nonrecoverable P&I Advance; provided, however, that the determination of a Non-Serviced Mortgage Loan Servicer (or any master servicer with respect to such commercial mortgage securitization holding one of the related Pari Passu Loans under the related pooling and servicing agreement) shall not be binding on the Certificateholders, and the Servicer, the Trustee or the Fiscal Agent, as applicable, shall make its own determination of recoverability, in the event that the master servicer that made such determination is not approved as a master servicer by each of Fitch, Moody's and DBRS. Notwithstanding the foregoing, the Servicer shall continue to have the discretion provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable P&I Advance. Once such a determination is made by the Servicer or the Servicer receives written notice of such determination by any of the other related master servicers, none of the Servicer, the Trustee or the Fiscal Agent shall make any additional P&I Advances with respect to the applicable Non-Serviced Mortgage Loan until the Servicer has followed the process set forth in this paragraph. In the event that Servicer receives notice from any of Fitch, Moody's, DBRS or S&P that it is no longer approved as a master servicer for commercial mortgage securitizations, it shall promptly notify the applicable Non-Serviced Mortgage Loan Servicer and the master servicer with respect to each commercial mortgage securitization holding one of the related Pari Passu Loans under the related pooling and servicing agreement. The applicable Non-Serviced Mortgage Loan Servicer shall not be required under the related Non-Servicing Mortgage Loan Pooling Agreement to abide by any determination of non-recoverability by the Servicer if the Servicer is no longer approved as a master servicer for commercial securitizations by S&P, Moody's, Fitch and DBRS.

            Section 4.04 Allocation of Collateral Support Deficit and PPL Collateral Support Deficit.

            (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Trustee shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collection on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(v) to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans (in the case of the PPL Component Mortgage Loan, the PPL Component Mortgage Loan Senior Balance) and any REO Loans (in the case of the PPL Component Mortgage Loan, the portion thereof that is allocable to the PPL Component Mortgage Loan Senior Component) expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Regular Certificates (other than the Class X and the Class PPL Certificates) after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Regular Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made. To the extent any Nonrecoverable Advances (including interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Principal Distribution Amount, Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, the amount of such recovery will be added to the Certificate Balance of the Class or Classes of Certificates that previously were allocated Collateral Support Deficit, in sequential order, in each case up to the amount of the unreimbursed Collateral Support Deficit allocated to such Class. If the Certificate Balance of any Class is so increased, the amount of unreimbursed Collateral Support Deficit of such Class shall be decreased by such amount.

            (b) On each Distribution Date, the Certificate Balances of the Regular Certificates (other than the Class PPL Certificates) will be reduced without distribution as a write-off to the extent of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Any such write-off shall be allocated among the respective Certificates as follows: first, to the Class P Certificates; second, to the Class O Certificates; third, to the Class N Certificates; fourth, to the Class M Certificates; fifth, to the Class L Certificates; sixth, to the Class K Certificates; seventh, to the Class J Certificates; eighth, to the Class H Certificates; ninth, to the Class G Certificates; tenth, to the Class F Certificates; eleventh, to the Class E Certificates; twelfth, to the Class D Certificates; thirteenth, to the Class C Certificates; fourteenth, to the Class B Certificates, in each case, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero; and fifteenth, to the Class A-1 Certificates, Class A-2, Class A-3 and Class A-1A Certificates pro rata (based upon Certificate Balance), until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero.

            (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interest with respect thereto as a write-off (and in the case of the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5, Class LA-2-6, Class LA-3-1, Class LA-3-2, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-1A-14, Class LE-1, Class LE-2, Class LE-3, Class LF-1, Class LF-2, Class LF-3, Class LG-1, Class LG-2, Class LG-3, Class LH-1, Class LH-2, Class LH-3, Class LJ-1, Class LJ-2, Class LL-1 and Class LL-2 Uncertificated Interests, as set forth in Section 4.01(b)).

            (d) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01(k) and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Trustee shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collection on the PPL Component Mortgage Loan Subordinate Components that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(v) to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advance) of the PPL Component Mortgage Loan Subordinate Components and any related REO Loan (or allocable portion thereof) expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Class PPL Certificates after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "PPL Collateral Support Deficit"). Any PPL Collateral Support Deficit shall be allocated first to the Class PPL Certificates. Any allocation of PPL Collateral Support Deficit to a Class of Class PPL Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any PPL Collateral Support Deficit allocated to a Class of Class PPL Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of PPL Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated PPL Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

            (e) On each Distribution Date, the Certificate Balances of the Class PPL Certificates will be reduced without distribution as a write-off to the extent of any PPL Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Any such write-off shall be allocated among the respective Certificates as follows: first, to the Class PPL-6 Certificates; second, to the Class PPL-5 Certificates; third, to the Class PPL-4 Certificates; fourth, to the Class PPL-3 Certificates; fifth, to the Class PPL-2 Certificates; and sixth, to the Class PPL-1 Certificates until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero.

            Section 4.05 Appraisal Reductions.

            The aggregate Appraisal Reduction Amount (with respect to Mortgage Loans other than the PPL Component Mortgage Loan) will be allocated by the Trustee on each Distribution Date, only for purposes of determining the amount of P&I Advances with respect to the related Mortgage Loan (which is not part of a Whole Loan) and, with respect to the PPL Component Mortgage Loan (without regard to the PPL Component Mortgage Loan Subordinate Components), to the Certificate Balance of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Certificates Balances. The aggregate Appraisal Reduction Amount with respect to the PPL Component Mortgage Loan Subordinate Components will be allocated by the Trustee on each Distribution Date, only for purposes of determining the amount of P&I Advances with respect to the PPL Component Mortgage Loan Subordinate Components, to the Certificate Balance of the Class PPL-6, Class PPL-5, Class PPL-4, Class PPL-3, Class PPL-2 and Class PPL-1 Certificates, in that order, up to the amount of their respective Certificate Balances. On any Distribution Date, an Appraisal Reduction that otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent that the Certificate Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction into account) is less than the Appraisal Reduction for such Distribution Date. An Appraisal Reduction shall not affect the Certificate Balance for the purpose of calculating Voting Rights or for the purpose of determining the identity of the Controlling Class or the PPL Controlling Class.

            Section 4.06 Certificate Deferred Interest.

            (a) On each Distribution Date, the amount of interest distributable to a Class of Certificates (other than the Class X Certificates) shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for all Mortgage Loans (except with respect to the PPL Component Mortgage Loan, without regard to the PPL Component Mortgage Loan Subordinate Components) for the Due Dates occurring in the related Collection Period allocated to such Class of Certificates, such Mortgage Deferred Interest to be allocated first, to the Class P Certificates, second, to the Class O Certificates, third, to the Class N Certificates, fourth, to the Class M Certificates, fifth, to the Class L Certificates, sixth, to the Class K Certificates, seventh, to the Class J Certificates, eighth, to the Class H Certificates, ninth, to the Class G Certificates; tenth, to the Class F Certificates, eleventh, to the Class E Certificates; twelfth, to the Class D Certificates; thirteenth, to the Class C Certificates, fourteenth, to the Class B Certificates, and fifteenth, pro rata (based upon Accrued Certificate Interest), to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

            (b) On each Distribution Date, the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.06(a) above.

            (c) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.06(a) to a Class of Certificates shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier Interest with respect thereto (with respect to the Related Uncertificated Lower-Tier Interests of each of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class E, Class F, Class G, Class H, Class J and Class L Certificates, in each case, pro rata, among the Related Uncertificated Lower-Tier Interests of each of such Classes and in each case without regard to the related Class X-1 Strip Rate or Class X-2 Strip Rate). On each Distribution Date, to the extent provided in
Section 4.06(b), Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

            (d) On each Distribution Date, the amount of interest distributable to a Class of Class PPL Certificates shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for the PPL Component Mortgage Loan Subordinate Components for the Due Date occurring in the related Due Period allocated to such Class of Class PPL Certificates, such Mortgage Deferred Interest to be allocated (A) first, to the Class PPL-6 Certificates; second, to the Class PPL-5 Certificates; third, to the Class PPL-4 Certificates; fourth, to the Class PPL-3 Certificates; fifth, to the Class PPL-2 Certificates; and sixth, to the Class PPL-1 Certificates, in each case up to the respective PPL Component Mortgage Loan Accrued Component Interest for each such Class of Certificates for such Distribution Date and (B) any remaining Mortgage Deferred Interest related to the PPL Component Mortgage Loan shall be allocated to the PPL Component Mortgage Loan REMIC Senior Regular Interest and shall be allocated in the same manner as any other Mortgage Deferred Interest in accordance with Section 4.06(a).

            (e) On each Distribution Date, (A) the Certificate Balances of the Class PPL-1, Class PPL-2, Class PPL-3, Class PPL-4, Class PPL-5 and Class PP-6 Certificates or (B) the PPL Component Mortgage Loan Senior Balance of the PPL Component Mortgage Loan REMIC Senior Regular Interest shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates or the PPL Component Mortgage Loan REMIC Senior Regular Interest on such Distribution Date pursuant to Section 4.06(d) above.

            Section 4.07 Grantor Trust Reporting.

            The parties intend that the portions of the Trust Fund consisting of
(i) the Excess Interest and related amounts in the Grantor Trust Distribution Account and (ii) the AFR/Bank of America Portfolio Loan REMIC Residual Interest and related amounts in the Grantor Trust Distribution Account shall be treated as a "grantor trust" under the Code, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to the Class S and Class LR Certificateholders and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished to the Holders of the Class S and Class LR Certificates, their allocable share of income with respect to Excess Interest or the AFR/Bank of America Portfolio Loan REMIC Residual Interest, respectively, as such amounts accrue or are received, as the case may be.

                               [End of Article IV]

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates.

            (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-24. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class S, Class R and Class LR Certificates will each be issuable in one or more registered, definitive physical certificates (each, a "Definitive Certificate") substantially in the form of Certificates of each Class and with such applicable legends as are set forth in the Exhibits hereto corresponding to such Class. Each Certificate will share ratably in all rights of the related Class. The Class X Certificates will be issuable only in minimum Denominations of authorized initial Notional Amount of not less than $1,000,000 and in integral multiples of $1.00 in excess thereof. The Offered Certificates will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $10,000, and in integral multiples of $1.00 in excess thereof. The Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $250,000, and in integral multiples of $1.00 in excess thereof. If the Original Certificate Balance or initial Notional Amount, as applicable, of any Class does not equal an integral multiple of $1.00, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or initial Notional Amount, as applicable, that includes the excess of (i) the Original Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1.00 that does not exceed such amount. The Class PPL Certificates will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $1,000,000, and in integral multiples of $1.00 in excess thereof. The Class S, Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 20%. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized signor. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signors of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--GECMC 2004-C2 is hereby initially appointed Authenticating Agent with power to act on the Trustee's behalf in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If the Authenticating Agent is terminated, the Trustee shall appoint a successor Authenticating Agent, which may be the Trustee or an Affiliate thereof.

            (c) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

            Section 5.02 Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Group--GECMC 2004-C2 is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Special Servicer and the Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. The Depositor, the Trustee, the Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Servicer, the Trustee, the Fiscal Agent, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its office maintained at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 (the "Registrar Office") together with an assignment and transfer (executed by the Holder or his duly authorized attorney). Subject to the requirements of Sections 5.02(b), (c) and (d), the Certificate Registrar shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Definitive Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either:

                  (i) Rule 144A Book-Entry Certificate to Regulation S
            Book-Entry Certificate on or Prior to the Release Date. If, on or prior to the Release Date, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such Certificate Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the "Depository Rules"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(i). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (B) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (C) a certificate in the form of Exhibit N hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar, as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer, provided, that no ERISA Restricted Certificate (without giving effect to clause (b)(ii) of such definition) may be transferred to a Person who wishes to take delivery under Regulation S.

                  (ii) Rule 144A Book-Entry Certificate to Regulation S
            Book-Entry Certificate After the Release Date. If, after the Release Date, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such holder may, in addition to complying with all Depository Rules, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(ii). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (B) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (C) a certificate in the form of Exhibit O hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer, provided, that no ERISA Restricted Certificate (without giving effect to clause (b)(ii) of the definition thereof) may be transferred to a Person who wishes to take delivery under Regulation S.

                  (iii) Regulation S Book-Entry Certificate to Rule 144A
            Book-Entry Certificate. If the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Regulation S Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, such Certificate Owner may, in addition to complying with all Depository Rules, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(iii). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Rule 144A Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, (B) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (C) with respect to a transfer of a beneficial interest in the Regulation S Book-Entry Certificate for a beneficial interest in the related Rule 144A Book-Entry Certificate
            (i) on or prior to the Release Date, a certificate in the form of Exhibit P hereto given by the Certificate Owner, or (ii) after the Release Date, an Investment Representation Letter in the form of Exhibit C attached hereto from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar, as custodian of the Book-Entry Certificates, shall reduce the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, and, concurrently with such reduction, increase the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Book-Entry Certificate was reduced upon such transfer.

                  (iv) Transfers Within Regulation S Book-Entry Certificates on
            or Prior to the Release Date. If, on or prior to the Release Date, the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Certificate to a Person who wishes to take delivery thereof in the form of a Regulation S Book-Entry Certificate, such Certificate Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(iv) and all Depository Rules. Upon receipt by the Certificate Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest to be transferred, (B) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may
            be) to be debited for, such beneficial interest and (C) a certificate in the form of Exhibit Q hereto given by the transferee, the Certificate Registrar, as custodian of the Book-Entry Certificates, shall debit the account of the transferring Regulation S Certificateholder and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer.

                  (v) Transfers of Book-Entry Certificates to Definitive
            Certificates. Any and all transfers from a Book-Entry Certificate to a transferee wishing to take delivery in the form of a Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this Section 5.02(b)(v). No ERISA Restricted Certificate (without giving effect to clause
            (b)(ii) of the definition thereof) may be transferred to a Person who wishes to take delivery under Regulation S.

                  (A) Transfers of a beneficial interest in a Book-Entry
            Certificate to an Institutional Accredited Investor will require delivery of such Certificate to the transferee in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only if prior to the transfer (i) two years have expired after the later of the Closing Date or the last date on which the Depositor or any Affiliate thereof held such Certificate, or (ii) such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the Act, (2) a written undertaking by the transferor to reimburse the Trust Fund for any costs incurred with the proposed transfer and (3) if required by the Certificate Registrar, an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act.

                  (B) Transfers of a beneficial interest in a Book-Entry
            Certificate to a Regulation S Investor wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if the transferor has provided the Certificate Registrar with a certificate in the form of Exhibit S attached hereto, provided, that no ERISA Restricted Certificate (without giving effect to clause (b)(ii) of the definition thereof) may be transferred to a Person who wishes to take delivery under Regulation S. Transfers of a beneficial interest in a Book-Entry Certificate to a Qualified Institutional Buyer wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if such transferee furnishes to the Certificate Registrar an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A under the Act.

                  (C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Book-Entry Certificate to a Definitive Certificate pursuant to subparagraph (B) above shall be made on or prior to the Release Date. Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

                  (vi) Transfers of Definitive Certificates to the Book-Entry
            Certificates. If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Book-Entry Certificate or the related Rule 144A Book-Entry Certificate, such transfer may be effected only in accordance with the Depository Rules, and this Section 5.02(b)(vi). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (A) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(e), (B) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate or such Rule 144A Book-Entry Certificate, as the case may be, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (C) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest, and (D) either (1) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Book-Entry Certificate on or prior to the Release Date, a certificate in the form of Exhibit R-1, or (y) if delivery is to be taken in the form of a beneficial interest in the Regulation S Book-Entry Certificate after the Release Date, a certificate in the form of Exhibit R-2, or (2) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder, and the Certificate Registrar, as custodian of the Book-Entry Certificates, shall increase the Denomination of the Regulation S Book-Entry Certificate or the Rule 144A Book-Entry Certificate, as the case may be, by the Denomination of the Definitive Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Book-Entry Certificate on or prior to the Release Date, shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a corresponding Denomination of the Rule 144A Book-Entry Certificate or the Regulation S Book-Entry Certificate, as the case may be, provided, that no ERISA Restricted Certificate (without giving effect to clause (b)(ii) of the definition thereof) may be transferred to a Person who wishes to take delivery under Regulation S.

            It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Book-Entry Certificate.

                  (vii) Transfers of Definitive Certificates to Definitive
            Certificates. Any and all transfers from a Definitive Certificate to a transferee wishing to take delivery in the form of an Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with procedures substantially consistent with those set forth in Section 5.02(b)(v).

                  (viii) An exchange of a beneficial interest in a Book-Entry
            Certificate for a Definitive Certificate or Certificates, an exchange of a Definitive Certificate or Certificates for a beneficial interest in the Book-Entry Certificate and an exchange of a Definitive Certificate or Certificates for another Definitive Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Book-Entry Certificates, so long as the Book-Entry Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the Depository Rules.

            None of the Depositor, the Trustee, the Special Servicer, the Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Any purported or attempted transfer of a Non-Registered Certificate in violation of the provisions of this Section 5.02(b) shall be null and void ab initio and shall vest no rights in any purported transferee.

            Unless the Non-Registered Certificates have been registered under the Securities Act, each of the Non-Registered Certificates shall bear a legend substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE
            144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

            THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A OR RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

            (c) With respect to the ERISA Restricted Certificates and the Class S Certificates, no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit F attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than, except with respect to the Class S Certificates, an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates, other than a Class S Certificates, which may not be transferred to a Person described in clause (i)(a) or (i)(b) above, by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 or (ii) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Special Servicer, the Underwriters, the Initial Purchasers, the Placement Agents or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Servicer, the Special Servicer, the Trustee, the Underwriters, the Initial Purchasers, the Placement Agents, the Certificate Registrar or the Trust Fund. Each Certificate Owner of an ERISA Restricted Certificate or a Class S Certificate shall be deemed to represent that it is not a Person specified in clauses (i)(a) or (i)(b) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, the Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Servicer, the Special Servicer or the Mortgage Loans necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) (i) No Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan, including any entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulationsss. 2510.3-101 (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and (ii) each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and in each case shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status;

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, (a) that such Transferee is a Permitted Transferee and is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, (b) that
            (i) the proposed Transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed Transferee understands that, as the holder of an Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, and (iii) the proposed Transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (c) that it will not transfer such Ownership Interest such that the income therefrom would be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other Person, outside the United States, and (d) that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them;

                  (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (b) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person or is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected; and

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

                  (ii) If any purported Transferee shall become a Holder of a
            Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Servicer, the Authenticating Agent and the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement; provided, however, that the Certificate Registrar shall be under such liability for a registration of Transfer of a Residual Certificate if it has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person in violation of Section 5.02(d)(i)(C) above or is not a Permitted Transferee.

                  (iii) The Trustee shall make available to the Internal Revenue
            Service and those Persons specified by the REMIC Provisions, upon written request of the Trustee, all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

            (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Depository Rules, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, within 5 Business Days of such request made at such Registrar Office, execute and deliver at such Registrar Office, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the Registrar Office by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

            (f) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate (other than a Definitive Certificate issued in exchange for a Certificate representing an interest in the Class A-1, Class A-2, Class A-3, Class A-4, Class B or Class C, Class D and Class E Certificates) or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (g) The Certificate Registrar shall provide notice to the Trustee, the Servicer, the Special Servicer, and the Depositor of each transfer of a Certificate on its books and records and shall provide each such Person with an updated copy of the Certificate Register upon request.

            (h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 except as provided below. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            (j) Each Person who has or who acquires any Ownership Interest in any Class PPL Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to neither sell nor otherwise transfer the Ownership Interest to such Class PPL Certificate to any PPL Component Mortgage Loan Borrower Affiliate unless such Person first obtains from the Rating Agencies a written confirmation that such sale or transfer would not cause the downgrade, qualification or withdrawal of the then current rating assigned to any of the Certificates by such Rating Agencies.

            Section 5.03 Book-Entry Certificates.

            (a) The Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.02(e) above or subsection (c) below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and (B) the Depositor is unable to locate a qualified successor, or
(ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify the affected Certificate Owners, through the Depository with respect to all, any Class or any portion of any Class of the Certificates or (iii) the Trustee determines that Definitive Certificates are required in accordance with the provisions of Section 5.03(e), of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, within 5 Business Days of such request if made at the Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Servicer, the Trustee, the Special Servicer, the Authenticating Agent and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) If the Trustee has instituted or if the Special Servicer or the Servicer, on the Trustee's behalf, has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Certificate Registrar will execute, the Authenticating Agent will authenticate and the Certificate Registrar will deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry Certificates to the party so requesting such Definitive Certificates. In such event, the Certificate Registrar shall notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

            (f) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners.

            Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in
Section 5.02(d).

                               [End of Article V]

                                   ARTICLE VI

                               THE DEPOSITOR, THE
    SERVICER, THE PRIMARY SERVICER, THE SPECIAL SERVICER And the directing certificateholder

            Section 6.01 Liability of the Depositor, the Servicer, the Primary Servicer and the Special Servicer.

            The Depositor, the Servicer, the Primary Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Servicer, the Primary Servicer and the Special Servicer herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Servicer or the Special Servicer.

            (a) Subject to subsection (b) below, the Depositor, the Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation or other organization in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Servicer and the Special Servicer each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Special Servicer, shall be the successor of the Depositor, the Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Depositor, the Servicer and the Special Servicer, as the case may be, shall provide written notice to each Rating Agency of such merger, consolidation or succession and provided, further, that each applicable Rating Agency will provide written confirmation that such merger, consolidation or succession will not result in a withdrawal, downgrade or qualification of the then-current ratings of the Classes of Certificates or any class of Serviced Pari Passu Loan Securities that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

            Section 6.03 Limitation on Liability of the Depositor, the Servicer, the Primary Servicer, the Special Servicer and Others.

            (a) None of the Depositor, the Servicer, the Special Servicer, the Primary Servicer or any of the respective general partners, limited partners, members, managers, directors, officers, employees or agents of any of the foregoing shall be under any liability to the Trust, the Certificateholders or any holder of any Serviced Pari Passu Loan or Serviced B Note for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Primary Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Servicer, the Primary Servicer and the Special Servicer and any general partner, director, officer, member, manager, employee or agent of the Depositor, the Servicer, the Primary Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Primary Servicer, the Special Servicer and any general partner, director, officer, member, manager, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust out of the Certificate Account (or if such matter relates to a Serviced Whole Loan, first out of the related Serviced Whole Loan Custodial Account and then, if funds therein are insufficient, out of the Certificate Account) against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action (whether in equity or at law) or claim relating to this Agreement or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law;

            (b) None of the Depositor, the Servicer, the Primary Servicer and the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which in its opinion may involve it in any expense or liability not recoverable from the Trust Fund; provided, however, that the Depositor, the Servicer, the Primary Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders (or if a Serviced Whole Loan is affected, the rights of the Certificateholders and the holders of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole)); provided, however, that, if a Serviced Whole Loan is involved, such expenses, costs and liabilities shall be payable out of the related Serviced Whole Loan Custodial Account and shall also be payable out of the Certificate Account only if amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor hereunder so long as such expenses, costs and liabilities do not relate solely to a Serviced Pari Passu Loan or Serviced B Note.

            In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer, the Primary Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.05(a) (or, if and to the extent the matter relates solely to the Serviced Pari Passu Loans, out of the related Serviced Whole Loan Custodial Account).

            (c) Each of the Servicer, the Primary Servicer and the Special Servicer agrees to indemnify the Depositor, the Trustee, the Fiscal Agent, the Trust and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Servicer, the Primary Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Servicer, the Primary Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. The Trustee, the Fiscal Agent or the Depositor, as the case may be, shall immediately notify the Servicer, the Primary Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Servicer, the Primary Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent or the Depositor) and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Servicer, the Primary Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Servicer's, the Primary Servicer's or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby.

            (d) Each Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer, Non-Serviced Mortgage Loan Depositor and Non-Serviced Mortgage Loan Trustee, and any of their respective directors, officers, employees or agents (collectively, the "Non-Serviced Mortgage Loan Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the related Co-Lender Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the related Non-Serviced Whole Loan under the related Non-Serviced Mortgage Loan Pooling Agreement or this Agreement (but excluding any such losses allocable to the related Non-Serviced Pari Passu Loan or Non-Serviced B Note), reasonably requiring the use of counsel or the incurring of expenses; provided, however, that such indemnification shall not extend to any losses incurred by reason of any Non-Serviced Mortgage Loan Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced Mortgage Loan Pooling Agreement.

            (e) The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Servicer, the Primary Servicer, the Trustee and the Special Servicer.

            Section 6.04 Depositor, Servicer, Primary Servicer and Special Servicer Not to Resign.

            Subject to the provisions of Section 6.02, none of the Depositor, the Servicer, Primary Servicer and the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) determination that such party's duties hereunder are no longer permissible under applicable law or (b) other than with respect to the Primary Servicer, upon the appointment of, and the acceptance of such appointment by, a successor Servicer or Special Servicer and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then current ratings assigned by such Rating Agency to any Class of Certificates or any class of Serviced Pari Passu Loan Securities. Any such determination permitting the resignation of the Depositor, the Servicer, the Primary Servicer, or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Servicer or the Special Servicer shall become effective until the Trustee or a successor Servicer or Special Servicer shall have assumed the Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with Section 7.02. Upon any termination or resignation of the Servicer hereunder, the Servicer shall have the right and opportunity to appoint any successor Servicer with respect to this
Section 6.04 provided that such successor Servicer otherwise meets the requirements set forth herein.

            Section 6.05 Rights of the Depositor in Respect of the Servicer and the Special Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer and the Special Servicer hereunder or exercise the rights of the Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise.

            Section 6.06 Rating Agency Fees.

            The Servicer shall pay, from its own funds, the annual surveillance fees of Moody's in an amount not to exceed $20,000 in the aggregate.

            Section 6.07 The Directing Certificateholder.

            (a) The Directing Certificateholder shall have no liability whatsoever to the Trust Fund or any Certificateholder other than the Controlling Class Certificateholders and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that, with respect to Controlling Class Certificateholders, the Directing Certificateholder shall not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the Holders of the Controlling Class over the interests of the Holders of one or more other classes of Certificates, that the Directing Certificateholder, absent willful misfeasance, bad faith or negligence, shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

            (b) Within five Business Days of receipt of written notice that a new Directing Certificateholder has been selected, the Trustee shall deliver notice to the Servicer and the Special Servicer, of such Directing Certificateholder's identity.

                               [End of Article VI]

                                  ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default; Servicer and Special Servicer Termination.

            (a) "Event of Default," wherever used herein, means any one of the following events:

                  (i) (A) any failure by the Servicer to make any deposit
            required to be made by the Servicer to the Certificate Account or the Serviced Whole Loan Custodial Account on the day and by the time such remittance is required to be made under the terms of this Agreement, which failure is not remedied within one Business Day or
            (B) any failure by the Servicer to deposit into, or remit to the Trustee for deposit into, any Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Servicer determines that such P&I Advance is a Nonrecoverable Advance), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

                  (ii) any failure by the Special Servicer to deposit into the
            REO Account, or to remit to the Servicer for deposit into, the Certificate Account or the Serviced Whole Loan Custodial Account, or to remit to the Trustee for deposit into the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; provided, however, that the failure of the Special Servicer to remit such amount to the Servicer shall not be an Event of Default if such failure is remedied within one Business Day and if the Special Servicer has compensated the Servicer for any loss of income on such amount suffered by the Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting Advance Interest due to the Servicer; or

                  (iii) any failure on the part of the Servicer or the Special
            Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (10 days in the case of a failure to deliver the reports required by Section 3.13 and
            Section 3.14 of this Agreement in any year that a report on Form 10-K is required to be filed with the Commission, 15 days in the case of a failure to make a Servicing Advance or in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by any other party hereto, with a copy to each other party to this Agreement by any affected holder of any Serviced Pari Passu Loan or Serviced B Note or the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such failure (other than the failure to deliver the reports required by Section 3.13 or Section
            3.14 of this Agreement in any year that a report on Form 10-K is required to be filed with the Commission) is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 15- or 30-day period will be extended an additional 30 days; or

                  (iv) any breach on the part of the Servicer or the Special
            Servicer of any representation or warranty contained in Section 3.23 or Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders or any affected holder of any Serviced Pari Passu Loan or Serviced B Note and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by any affected holder of any Serviced Pari Passu Loan or Serviced B Note or the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

                  (v) a decree or order of a court or agency or supervisory
            authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

                  (vi) the Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

                  (vii) the Servicer or the Special Servicer shall admit in
            writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

                  (viii) Moody's places the rating of any Class of Certificates or any class of Serviced Pari Passu Loan Securities on "watchlist" status for possible ratings downgrade or withdrawal (or Moody's has downgraded or withdrawn its rating for any Class of Certificates or any class of Serviced Pari Passu Loan Securities) citing servicing concerns with respect to the Servicer or Special Servicer, as the case may be, as the sole cause or a material factor in such rating action, and, in the case of watch status, such watch is not withdrawn by Moody's within 60 days; or

                  (ix) the Trustee has received written notice from Fitch or
            DBRS that the continuation of the Servicer of the Special Servicer in that capacity would result, or has resulted, in a downgrade, qualification or withdrawal of any rating then assigned by Fitch or DBRS, as applicable, to any class of Certificates or any class of Serviced Pari Passu Loan Securities and, with respect to any such notice that the continuation of the Servicer or the Special Servicer in such capacity would result in such downgrade, qualification or withdrawal, such notice is not rescinded within 60 days; or

                  (x) the Servicer is no longer rated CMS3 or higher by Fitch or the equivalent or the Special Servicer is no longer rated CSS3 or higher by Fitch or its equivalent.

            (b) If any Event of Default with respect to the Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Depositor may notify the Trustee and the Trustee may, upon such notice or independent of such notice, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights (without giving effect to the Defaulting Party's (or its Affiliates') Voting Rights) the Trustee shall, terminate by notice in writing to the Defaulting Party, with a copy of such notice to the Trustee or Depositor, as applicable, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (solely in its capacity as Servicer or Special Servicer, as applicable); provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred; provided, further, that the Servicer may not be terminated solely for an Event of Default that affects only a holder of a Serviced Pari Passu Loan, any class of Serviced Pari Passu Loan Securities a Serviced B Note on any class of securities backed thereby. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate or as the holder of a Serviced Pari Passu Loan or Serviced B Note) or the Mortgage Loans or Serviced Whole Loans or otherwise, shall, subject to Section 3.22(h) and
Section 7.01(e), pass to and be vested in the Trustee with respect to a termination of the Servicer or Special Servicer pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable it to assume the Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Servicer's or the Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within 5 Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer to the Certificate Account, any Serviced Whole Loan Custodial Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to any REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Servicer) or otherwise including Workout Fees as and to the extent provided in Section 3.11, and they and their respective directors, managers, officers, members, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

            Notwithstanding this Section 7.01(b), if any Event of Default on the part of the Servicer occurs that: (1) affects a holder of a Serviced Pari Passu Loan, any class of Serviced Pari Passu Loan Securities, any Serviced B Note or any securities backed thereby, and the Servicer is not otherwise terminated in accordance with Section 7.01(b), then the Servicer may not be terminated by or at the direction of the holder of the related Serviced Pari Passu Loan or Serviced B Note, or (2) affects solely a holder of a Serviced Pari Passu Loan, any class of Serviced Pari Passu Loan Securities, any Serviced B Note or any securities backed thereby, then the Servicer may not be terminated by the Trustee; provided, however, in the case of (1) or (2), at the request of such affected holder of a Serviced Pari Passu Loan or Serviced B Note, the Trustee shall require the Servicer to appoint, within 30 days of the Trustee's request, a Sub-Servicer (or, if the related Serviced Whole Loan is currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to such Serviced Whole Loan.

            Notwithstanding this Section 7.01(b), if any Event of Default on the part of the Servicer occurs that affects the PPL Controlling Holder, and the Servicer is not otherwise terminated in accordance with this Section 7.01(b), then the Servicer may not be terminated by or at the directions of the Trustee, provided, however, that at the request of the PPL Controlling Holder, the Trustee shall require the Servicer to appoint, within 30 days of the Trustee's request, a Sub-Servicer (or, if the PPL Component Mortgage Loan is currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the PPL Component Mortgage Loan.

            (c) (i) The Directing Certificateholder or the Holder or Holders of more than 50% of the aggregate Certificate Balance of the then Controlling Class shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, upon 10 Business Days notice to the Special Servicer, the Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates or any class of Serviced Pari Passu Loan Securities that is rated. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(c). The Directing Certificateholder shall cause the Special Servicer to be reimbursed for the payment of any outstanding costs and expenses incurred by the Special Servicer in its capacity as such and in connection with its removal hereunder, which costs and expenses shall not be an expense of the Trust Fund.

            (ii) Prior to the occurrence and continuance of a PPL Component Mortgage Loan Control Appraisal Event, the PPL Controlling Holder shall be entitled, at its own cost and expense, to terminate the rights and obligations of the Special Servicer under this Agreement solely with respect to the PPL Component Mortgage Loan, with or without cause upon 10 Business Days notice to the Special Servicer, the Servicer, any related Sub-Servicer and the Trustee, and to appoint a successor Special Servicer with respect to the PPL Component Mortgage Loan; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(c)(iii). Such PPL Controlling Holder shall cause the Special Servicer to be reimbursed for the payment of any costs and expenses incurred by the Special Servicer in connection with its removal hereunder, which costs and expenses shall not be an expense of the Trust Fund.

            (d) The Servicer and Special Servicer shall, from time to time, take all such reasonable actions as are required by them in order to maintain their respective status as an approved servicer and special servicer, as applicable as pertains to this transaction, with each of the Rating Agencies.

            (e) In the case of an Event of Default under Section 7.01(a)(viii),
(ix) or (x) of which the Trustee has notice, the Trustee shall provide written notice thereof to the Servicer promptly upon receipt of such notice. Notwithstanding Section 7.01(b), if the Servicer receives a notice of termination under Section 7.01(b) solely due to an Event of Default under
Section 7.01(a)(viii), (ix) or (x), and if the Servicer provides the Trustee with the appropriate "request for proposal" materials within five (5) Business Days following such termination, then the Servicer shall continue to serve in such capacity hereunder until a successor thereto is selected in accordance with this Section 7.01(e) or the expiration of 45 days from the Servicer's receipt of the notice of termination, whichever occurs first. Upon receipt of such "request for proposal" materials from the terminated Servicer, the Trustee shall promptly thereafter (using such "request for proposal" materials) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as a successor Servicer hereunder in accordance with Section 6.02 and Section 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that at the Trustee's request, the terminated Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Servicer, and to agree to be bound by the terms hereof, within 45 days after the receipt of notice of termination by the terminated Servicer. The Trustee shall solicit bids: (i) on the basis of such successor Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Servicer to sub-service each of the Mortgage Loans not subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to the related Master Servicing Fee Rate minus, in the case of each Mortgage Loan serviced, 2.0 basis points in the case of any Mortgage Loan sold to the Depositor by Bank of America and 1.0 basis point in the case of any Mortgage Loan sold to the Depositor by GECC or GACC (each, a "Servicing Retained Bid"); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained bid, to enter into a Sub-Servicing Agreement with the terminated Servicer as contemplated above) no later than 45 days after the receipt of notice of termination by the terminated Servicer.

            The proceeds of the sale, net of any reasonable expenses incurred by the Trustee in connection with such sale (which expenses shall be paid from the proceeds of such sale), will belong to the terminated Servicer. In the event that such sale shall not have been consummated, the terminated Servicer shall reimburse the Trustee for all out-of-pocket expenses incurred by the Trustee in connection therewith, within 30 days of request therefor, otherwise such expenses shall be payable from the Trust. If no such sale shall have been consummated within such 45 day period or if the terminated Servicer shall not have delivered a timely notice of its intention to sell such servicing rights, the Trustee shall take any additional action necessary to either act as successor Servicer or select a successor Servicer of its choice pursuant to the terms hereof.

            Notwithstanding anything to the contrary in this Article VII, no resignation or termination of the Servicer shall be effective, and the Servicer shall continue to perform as such and to collect its Servicing Fee until the conclusion of the process described in this Section 7.01(e) and the acceptance of appointment by a successor Servicer.

            Section 7.02 Trustee to Act; Appointment of Successor.

            Subject to Section 7.01(e), on and after the time the Servicer or the Special Servicer, as the case may be, either resigns pursuant to subsection
(a) of the first sentence of Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(a), and provided that no acceptable successor has been appointed, the Trustee shall be the successor to the Servicer and the Servicer shall be the successor to the Special Servicer, as applicable, in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to, and have the benefit of, all of the rights, benefits, responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under
Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder. Except as provided in Section 7.01(e), the Trustee shall not appoint any successor without first obtaining the written consent of the Directing Certificateholder, which shall not be unreasonably withheld, and the Trustee shall not appoint any successor without first obtaining written confirmation from each of the Rating Agencies that such appointment will not, in and of itself, result in a downgrading, withdrawal or qualification of the then current ratings provided by the Rating Agencies in respect of any Class of then outstanding Certificates or any class of Serviced Pari Passu Loan Securities that is rated. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen prior to its termination as Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee or Servicer, as applicable, in its capacity as successor to the Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or Special Servicer or for any losses incurred by the Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee or the Servicer, as applicable, be required to purchase any Mortgage Loan hereunder solely as a result of its obligations as successor Servicer or Special Servicer, as the case may be. As compensation therefor, the Trustee as successor Servicer shall be entitled to the Servicing Fees and all fees relating to the Mortgage Loans which the Servicer would have been entitled to if the Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and the Servicer as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee or the Servicer, as applicable, succeed to the capacity of the Servicer or the Special Servicer, as the case may be, the Trustee or the Servicer, as applicable, shall be afforded the same standard of care and liability as the Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section
8.01 to the contrary, but only with respect to actions taken by it in its role as successor Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee or Servicer, as applicable, hereunder. Notwithstanding the above, the Trustee or the Servicer, as applicable, may, if it shall be unwilling to act as successor to the Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act, or if the Trustee or Servicer, as applicable, is not approved as a servicer or special servicer, as applicable, by each Rating Agency or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth in Section 6.04 and otherwise herein, as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or the Special Servicer hereunder shall be effective until the assumption in writing by the successor to the Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter. Pending appointment of a successor to the Servicer or the Special Servicer hereunder, unless the Trustee or the Servicer, as applicable, shall be prohibited by law from so acting, the Trustee or the Servicer, as applicable, shall act in such capacity as herein above provided. In connection with such appointment and assumption of a successor to the Servicer or Special Servicer as described herein, the Trustee or the Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, hereunder. The Trustee, the Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor servicer and shall be paid within 30 days of request therefor, otherwise such costs and expenses shall be payable from the Trust.

            Section 7.03 Notification to Certificateholders.

            (a) Upon any resignation of the Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the holder of any related Serviced Pari Passu Loan or Serviced B Note.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders, to the holder of any related Serviced Pari Passu Loan or Serviced B Note, notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default.

            The Holders of Certificates representing at least 662/3% of the Voting Rights (without giving effect to the Defaulting Party's (or its Affiliates') Voting Rights) allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. Upon any such waiver of an Event of Default by Certificateholders, the Trustee shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Event of Default prior to such waiver from the Trust Fund. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates unless the Depositor is an Affiliate of the defaulting party.

            Section 7.05 Trustee as Maker of Advances.

            In the event that the Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five Business Days of the Event of Default resulting from such failure by the Servicer with respect to Servicing Advances to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by noon, New York City time, on the related Distribution Date with respect to P&I Advances pursuant to the Trustee's notice of failure pursuant to Section 4.03(a) unless the Trustee has received notice that such failure has been cured by 11:00 a.m. on such Distribution Date; provided, however, that if the Trustee fails to perform its obligations hereunder to make any Advances, the Fiscal Agent shall perform such obligations pursuant to Section 8.13 of this Agreement. With respect to any such Advance made by the Trustee or the Fiscal Agent, the Trustee or the Fiscal Agent, as applicable, shall succeed to all of the Servicer's rights with respect to Advances hereunder, including, without limitation, the Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Servicer's default in its obligations hereunder); provided, however, that if Advances made by the Trustee, the Fiscal Agent or the Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Fiscal Agent and then to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer for such Advances. The Trustee and the Fiscal Agent shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance or any determination of nonrecoverability in connection therewith by the Servicer hereunder. In addition, any determination made by the Special Servicer, at its option, that an Advance is a Nonrecoverable Advance shall be conclusive and binding on the Servicer, the Trustee and the Fiscal Agent, provided that the Servicer, the Trustee or the Fiscal Agent, as applicable, has been given notice of such determination.

                              [End of Article VII]

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall notify the party providing such instrument and requesting the correction thereof. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer or another Person (other than the Trustee), and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) The Trustee shall not be liable with respect to any
            action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action).

                  (iv) Subject to and as limited in the other provisions of this
            Agreement, the Trustee shall have no duty except in the capacity as successor Servicer or successor Special Servicer (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, and (C) to confirm or verify the contents of any reports or certificates of the Servicer or Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            Section 8.02 Certain Matters Affecting the Trustee.

            (a) Except as otherwise provided in Section 8.01:

                  (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and the written
            advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                  (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity from such requesting Holders against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand;

                  (vi) The Trustee may execute any of the trusts or powers
            hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

                  (vii) For all purposes under this Agreement, including,
            without limitation, notice of any publication as contemplated under the proviso of Section 7.01(a)(viii) and (ix), the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

                  (viii) Notwithstanding any provision in this Agreement to the contrary, the Trustee shall not be responsible for any act or omission of the Servicer or the Special Servicer (unless the Trustee is acting as Servicer or Special Servicer, as the case may be), Certificate Registrar or Authenticating Agent (unless the Trustee is acting as Certificate Registrar or Authenticating Agent) or of the Depositor or Directing Certificateholder.

            (b) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

            Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee in Sections 2.02 and 2.04 and the signature, if any, of the Certificate Registrar set forth on any outstanding Certificate, shall be taken as the statements of the Depositor, the Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account, any Serviced Whole Loan Custodial Account or any other account by or on behalf of the Depositor, the Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer and accepted by the Trustee in good faith, pursuant to this Agreement.

            Section 8.04 Trustee May Own Certificates.

            The Trustee its individual capacity, not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer, the Special Servicer, the Placement Agents, the Initial Purchasers and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

            Section 8.05 Fees and Expenses of Trustee; Indemnification of Trustee and Fiscal Agent.

            (a) As compensation for the performance of its duties, the Trustee will be paid the Trustee Fee, equal to one month's interest at the Trustee Fee Rate, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. The Trustee Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis. As to each Mortgage Loan and REO Loan, the Trustee Fee shall accrue from time to time at the Trustee Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and a 360-day year consisting of twelve 30-day months. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fee with respect to the AFR/Bank of America Portfolio Mortgage Loan shall be an expense of the Lower-Tier REMIC in respect of the AFR/Bank of America Portfolio Loan REMIC Regular Interest and with respect to the PPL Component Mortgage Loan shall be an expense of the PPL Component Mortgage Loan REMIC.

            (b) The Trustee and the Fiscal Agent and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Certificate Account, Lower-Tier Distribution Account or Component Mortgage Loan Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer or successor Special Servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, any act or omission of the Trustee or the Fiscal Agent, relating to the exercise and performance of any of the powers and duties of the Trustee or the Fiscal Agent hereunder, or arising out of, or incurred in connection with, any act or omission of the Certificate Registrar or Authenticating Agent (to the extent different than the Trustee), relating to the exercise and performance of any of the powers and duties of the Certificate Registrar or Authenticating Agent hereunder; provided, however, that neither the Trustee, nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead,
(ii) expenses or disbursements incurred or made by or on behalf of the Trustee or the Fiscal Agent in the normal course of the Trustee's or the Fiscal Agent's performance of its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's or the Fiscal Agent's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee or the Fiscal Agent made herein. The provisions of this Section 8.05(b) shall survive the termination of this Agreement and any resignation or removal of the Trustee or the Fiscal Agent and appointment of a successor thereto.

            (c) The Trustee or the Fiscal Agent, as applicable, shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses and disbursements incurred by the Trustee or the Fiscal Agent, as applicable, pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its bad faith or willful misconduct or negligence in the performance of its duties or by negligent disregard of its obligations and duties hereunder; provided, however, that subject to Section 8.02(a)(iii), the Trustee and the Fiscal Agent shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee's or the Fiscal Agent's expenses.

            (d) The Trustee agrees to indemnify each of the Servicer and the Special Servicer and any director, officer, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Trustee of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. The Servicer or the Special Servicer, as applicable, shall immediately notify the Trustee, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification under this Section 8.05(d), whereupon the Trustee shall assume the defense of such claim (with counsel reasonably satisfactory to the Servicer or the Special Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby.

            Section 8.06 Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "Aa3" by Moody's, "AA-" by Fitch (or "A+" by Fitch if the Trustee has a short-term rating of "F-1" from Fitch) and "A" by DBRS or if not rated by DBRS, an equivalent rating such as those listed above by at least two other nationally-recognized statistical rating organizations, or has a Fiscal Agent appointed with such minimum ratings (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification, downgrading or withdrawal of any of the ratings then assigned thereby to the Certificates).

            If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers the Upper-Tier REMIC, the Lower-Tier REMIC, the PPL Component Mortgage Loan REMIC and the AFR/Bank of America Portfolio Loan REMIC or in which the Trustee's office is located is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07,
(ii) pay such tax at no expense to the Trust or (iii) administer the Upper-Tier REMIC, the Lower-Tier REMIC, the PPL Component Mortgage Loan REMIC and the AFR/Bank of America Portfolio Loan REMIC from a state and local jurisdiction that does not impose such a tax.

            Section 8.07 Resignation and Removal of the Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer and to all Certificateholders and holders of the Pari Passu Loans and B Notes. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor Trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer, the Certificateholders and the holders of any related Serviced Pari Passu Loan or Serviced B Note by the Depositor. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Any resignation or removal of the Trustee shall automatically result in the termination of the Fiscal Agent hereunder.

            (b) If at any time the Trustee or the Fiscal Agent, as applicable, shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Servicer, or if at any time the Trustee or the Fiscal Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Fiscal Agent or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Fiscal Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or the Fiscal Agent shall fail (other than by reason of the failure of either the Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely publish any report to be delivered, published or otherwise made available by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee fails to make distributions required pursuant to Section 3.05(b), 3.05(c), 4.01 or 9.01, then the Depositor may remove the Trustee or the Fiscal Agent and appoint a successor Trustee acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor Trustee in the case of the removal of the Trustee (and, if necessary, the Fiscal Agent). A copy of such instrument shall be delivered to the Servicer, the Special Servicer, the Certificateholders and the holders of any related Serviced Pari Passu Loan or Serviced B Note by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the holders of any Serviced Pari Passu Loan or Serviced B Note by the Servicer.

            (d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

            Upon any succession of the Trustee (and Fiscal Agent, if applicable) under this Agreement, the predecessor Trustee (and Fiscal Agent, if applicable) shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred (including without limitation, unreimbursed Advances). No Trustee or Fiscal Agent shall be personally liable for any action or omission of any successor Trustee.

            Section 8.08 Successor Trustee.

            (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian, at the Custodian's option, shall become the agent of the successor Trustee, and other than the documents referred to in clause (xix) of the definition of "Mortgage File"), and the Depositor, the Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

            (b) No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Servicer shall mail notice of the succession of such Trustee hereunder to the Depositor, the Certificateholders and the holders of any Serviced Pari Passu Loan or Serviced B Note. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, such successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 8.09 Merger or Consolidation of Trustee.

            Any Person into which the Trustee or Fiscal Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee or Fiscal Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or Fiscal Agent shall be the successor of the Trustee or the Fiscal Agent, as applicable, hereunder; provided, that such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee will provide notice of such event to the Servicer, the Special Servicer, the Depositor and the Rating Agencies.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder. The Trustee shall not be liable for any action or inaction of a separate trustee or co-trustee.

            Section 8.11 Appointment of Custodians.

            The Trustee may, with the consent of the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee and upon such appointment the Trustee shall notify (i) the Servicer with respect to all Loans that are not Specially Serviced Loans and (ii) the Special Servicer with respect to Specially Serviced Loans. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions.

            Section 8.12 Access to Certain Information.

            (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee three copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance notice, make available during normal business hours for review by any Holder of a Certificate, the Depositor, the Servicer, the Special Servicer, any Rating Agency, the holders of any Serviced Pari Passu Loan or Serviced B Note and their designees or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items (to the extent such items have been delivered to the Trustee, as applicable): (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (a) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (b) all statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, including all data files and reports that are part of the CMSA Investor Reporting Package, (c) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Trustee since the Closing Date pursuant to
Section 3.14, (e) the most recent inspection report prepared by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a), (f) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items or the Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor and any other reports of the Mortgagor collected by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee pursuant to Section 3.12(b), together with the accompanying written reports (including a CMSA Operating Statement Analysis Report and a CMSA NOI Adjustment Worksheet) to be delivered by the Servicer to the Trustee pursuant to Section 3.12(b), (g) any and all notices, reports and Environmental Assessments delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (h) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but only for so long as the affected Mortgage Loan is part of the Trust Fund), (i) any and all Officer's Certificates delivered to the Trustee to support the Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (j) any and all of the Mortgage Loan documents contained in the Mortgage File (other than the documents referred to in clause (xix) of the definition of "Mortgage File"), (k) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (l) information provided to the Trustee regarding the occurrence of Servicing Transfer Events as to the Mortgage Loans, (m) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof provided to the Trustee, (n) Trustee Exception Reports and (o) an explanation of the calculation of any Prepayment Interest Shortfall. Copies of any and all of the foregoing items will be available from the Trustee upon request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificateholder may upon request from the Trustee obtain a copy of any factual report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement.

            (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Trustee shall, in accordance with such reasonable rules and procedures as each may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also provide the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Trustee, to any Certificateholder, the Underwriters, the Initial Purchaser, the Placement Agents, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or Underwriter, that requests such reports or information; provided that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

            (c) With respect to any information furnished by the Trustee pursuant to this Section 8.12, the Trustee shall be entitled to indicate the source of such information and the Trustee may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Trustee, as applicable, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

            Section 8.13 The Fiscal Agent.

            In the event that the Servicer, the Special Servicer and the Trustee fail to make a required Advance, the Fiscal Agent shall make such Advance; provided that, the Fiscal Agent shall not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Servicer, the Special Servicer or the Trustee, as applicable, that an Advance, if made, would not be recoverable. The Fiscal Agent shall be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee, the Servicer and the Special Servicer. The duties and obligations of the Fiscal Agent shall consist only of making Advances as provided in Section 7.05 and this Section 8.13. The Fiscal Agent shall not be liable except for the performance of such duties and obligations. The Fiscal Agent shall automatically be removed in the event of the resignation or removal of the Trustee.

            Section 8.14 Representations and Warranties of the Trustee.

            (a) The Trustee hereby represents and warrants to the Depositor, the Servicer and the Special Servicer and for the benefit of the Certificateholders and the holders of any Serviced Pari Passu Loan or Serviced B Note, as of the Closing Date, that:

                  (i) The Trustee is a national banking association duly
            organized under the laws of the United States, duly organized, validly existing and in good standing under the laws thereof;

                  (ii) The execution and delivery of this Agreement by the
            Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

                  (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee;

                  (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee; and

                  (vii) No consent, approval, authorization or order of any
            court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

                              [End of Article VIII]

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

            (a) Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Servicer or the Special Servicer, pursuant to the terms of subsection (b), of all the Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to (A) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund, (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in clause (a)(2) to be conducted by an Independent MAI-designated appraiser selected by the Servicer, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class, unless the Controlling Class is the only Class of Certificates outstanding)) and (3) the reasonable out-of-pocket expenses of the Servicer with respect to such termination, unless the Servicer is the purchaser of such Mortgage Loans, minus (B) solely in the case where the Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Servicer in respect of such Advances in accordance with Sections 3.03(e) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Servicer in connection with such purchase), (ii) the exchange by the Sole Certificateholder and the Holders of the Class PPL Certificates pursuant to the terms of subsection (d) and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            (b) The Special Servicer or the Servicer (in that order) may at their option, elect to purchase all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage
Loan) remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee and the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Servicer or the Special Servicer may so elect to purchase all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under the Non-Serviced Mortgage Loan) remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. In the event that the Servicer or the Special Servicer purchases all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund in accordance with the preceding sentence, the Servicer or the Special Servicer, as applicable, shall deposit in the Certificate Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Certificate Account) (provided, however, that if the REO Property secures a Serviced Whole Loan and is being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such REO Property shall initially be deposited into the related Serviced Whole Loan Custodial Account and provided, further, however, that if the REO Property secures the PPL Component Mortgage Loan and is being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such REO Property shall initially be deposited into the PPL Component Mortgage Loan REMIC Distribution Account). In addition, the Servicer shall transfer to Trustee for deposit into the Lower-Tier Distribution Account and, if applicable, the PPL Component Mortgage Loan REMIC Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Servicer or the Special Servicer, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Servicer or the Special Servicer, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund. If any Mortgage Loan purchased pursuant to this Section 9.01 is the PPL Component Mortgage Loan or a Whole Loan, the release, endorsement or assignment of the documents constituting the related Mortgage File and Credit File shall be in the manner contemplated by Section 3.30 hereof.

            (c) For purposes of this Section 9.01, the Sole Certificateholder shall have the first option to terminate the Trust Fund, pursuant to subsection
(d), and then the Servicer, and then the Special Servicer, in each of the last two cases, pursuant to subsection (b).

            (d) Following the date on which the aggregate Certificate Balance of the Offered Certificates, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero (and provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement), the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto and the Class PPL Controlling Holder no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, (i) shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account or a Serviced Whole Loan Custodial Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(a), but only to the extent that such amounts are not already on deposit in the Certificate Account and (ii) in the event the Certificate Balance of the Class PPL Certificates has not been reduced to zero, shall deposit into the Certificate Account an amount equal to the aggregate Purchase Price of the PPL Component Mortgage Loan Subordinate Components (which amounts shall be remitted to the PPL Component Mortgage Loan REMIC Distribution Account for distribution to the Holders of the Class PPL Certificates). In addition, the Servicer shall transfer all amounts required to be transferred to the Lower-Tier Distribution Account or the PPL Component Mortgage Loan REMIC Distribution Account on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b) (provided, however, that if the REO Property secures a Serviced Whole Loan and is being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such REO Property shall initially be deposited into the related Serviced Whole Loan Custodial Account. Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Class S and Residual Certificates) on the Final Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Servicer, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 9.02. If any Mortgage Loan purchased pursuant to this Section 9.01 is a Whole Loan, the release, endorsement or assignment of the documents constituting the related Mortgage File and Credit File shall be in the manner contemplated by Section
3.30 hereof. The remaining Mortgage Loans and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust Fund pursuant to Section 9.02. Solely for federal income tax purposes, (i) the Sole Certificateholder shall be deemed to have purchased the remaining Mortgage Loans and REO Properties (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) for an amount equal to the sum of (A) the Purchase Price of the PPL Component Mortgage Loan Subordinate Components and (B) the remaining Certificate Balance of its Certificates (other than the Class S and Residual Certificates), plus accrued, unpaid interest with respect thereto, and the Trustee shall credit the amount in (B) against amounts distributable in respect of such Certificates, the Related Uncertificated Lower-Tier Interests and, if applicable, the PPL Component Mortgage Loan REMIC Senior Regular Interest, and (ii) in case of the AFR/Bank of America Portfolio Mortgage Loan, the Sole Certificateholder shall be deemed to have purchased the AFR/Bank of America Portfolio Loan REMIC Interests.

            (e) After transferring the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges distributable pursuant to Section 4.01(d) to the Upper-Tier Distribution Account pursuant to
Section 3.04(b), and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account (or in the case of the Class PPL Certificates and the Class LR Certificates in respect of the residual interest in the PPL Component Mortgage Loan REMIC, the PPL Component Mortgage Loan REMIC Distribution Account) that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts transferred from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clauses (ii), (iii) and (iv) of Section 3.05(b)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and the Class LR Certificates in accordance with Sections 4.01(b) and 4.01(j). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of the Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(g).

            Any amounts remaining in the Grantor Trust Distribution Account representing Excess Interest shall be distributed to the Holders of the Class S Certificates, any amounts representing distributions on the AFR/Bank of America Portfolio Loan REMIC Residual Interest and any amount remaining in the Excess Liquidation Proceeds Reserve Account shall be distributed to the Holders of the Class LR Certificates.

            Section 9.02 Additional Termination Requirements.

            (a) In the event that (i) the Servicer or the Special Servicer purchases all of the Mortgage Loans and each REO Property (or beneficial interest in the REO Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, (ii) the Sole Certificateholder exchanges all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans and REO Properties (or beneficial interest in the REO Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund and deposits the Purchase Price for the PPL Component Mortgage Loan REMIC Subordinate Components as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code:

                  (i) the Trustee shall specify the date of adoption of the plan of complete liquidation (which shall be the date of mailing of the notice specified in Section 9.01) within 90 days of the final Distribution Date in a statement attached to each of the Upper-Tier REMIC's, the Lower-Tier REMIC's and the PPL Component Mortgage Loan REMIC's final Tax Return pursuant to Treasury Regulations Section 1.860F-1;

                  (ii) during the 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of the PPL Component Mortgage Loan REMIC and the Lower-Tier REMIC to the Servicer or the Special Servicer, as applicable, for cash or distribute all of the remaining Mortgage Loans and REO Properties to the Sole Certificateholder on the designated exchange date in exchange for their Certificates (other than the Class S and Residual Certificates);

                  (iii) within such 90-day liquidation period and immediately following the making of the final distribution (or a credit therefor, in the case of an exchange with the Sole Certificateholder pursuant to Section 9.01(d)) on the PPL Component Mortgage Loan REMIC Regular Interests, the Uncertificated Lower-Tier Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates all amounts remaining (in the case of the PPL Component Mortgage Loan REMIC and the Lower-Tier REMIC) and to the Holders of the Class R Certificates all amounts remaining (in the case of the Upper-Tier REMIC) (other than cash retained to meet claims), and the Trust Fund and each of the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

            (b) Any provision of this Article IX to the contrary notwithstanding, a purchase of the AFR/Bank of America Portfolio Mortgage Loan (together with the AFR/Bank of America Portfolio Loan REMIC Regular Interest and the AFR/Bank of America Portfolio Loan REMIC Residual Interest shall not cause a termination of the AFR/Bank of America Portfolio Loan REMIC, which shall be terminated only in accordance with the AFR/Bank of America Portfolio REMIC Declaration.

                               [End of Article IX]

                                   ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

            Section 10.01 REMIC Administration.

            (a) The Trustee shall make elections or cause elections to be made to treat the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC and each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under Applicable State and Local Tax Law. Each such election will be made on Form 1066 or other appropriate federal tax return for the taxable year ending on the last day of the calendar year in which the AFR/Bank of America Portfolio Loan REMIC Interests are issued (i.e.,
2003) (for which an automatic three-month extension on Form 8736, a copy of which has been provided to the Trustee, has been filed) and the PPL Component Mortgage Loan Senior Regular Interest, the Uncertificated Lower-Tier Interests and the Certificates are issued (i.e., 2004). For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of the Regular Certificates (other than the Class PPL Certificates) are hereby designated as a "regular interest" and the Class R Certificates is hereby designated as the sole class of "residual interest" in the Upper-Tier REMIC. For purposes of the REMIC election in respect of the Lower-Tier REMIC, each Class of Uncertificated Lower-Tier Interests is hereby designated as a "regular interest" and the Class LR Certificates are hereby designated as representing the sole class of "residual interest" in the Lower-Tier REMIC. The PPL Component Mortgage Loan REMIC Senior Regular Interest and the Class PPL-A, Class PPL-B, Class PPL-C, Class PPL-D, Class PPL-E and Class PPL-F Certificates are hereby designated as the "regular interests" and the Class LR Certificates are hereby designated as representing the sole class of "residual interests" in the PPL Component Mortgage Loan REMIC.

            The AFR/Bank of America Portfolio Loan REMIC, created under the REMIC Declaration, shall be administered by the Trustee under this Agreement. The AFR/Bank of America Portfolio Loan REMIC Regular Interest represents a 25% undivided interest in the "regular interest" in the AFR/Bank of America Portfolio Loan REMIC and the AFR/Bank of America Portfolio Loan REMIC Residual Interest (represented by the Class LR Certificates) represents a 25% undivided interest in the sole class of "residual interest" in the AFR/Bank of America Portfolio Loan REMIC.

            None of the Special Servicer, the Servicer and the Trustee shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC other than the foregoing interests.

            The Trustee shall maintain separate accounting with respect to the PPL Component Mortgage Loan REMIC sufficient (i) to account for distributions on the PPL Component Mortgage Loan REMIC Senior Regular Interest as assets of the Lower-Tier REMIC, (ii) to account for distributions on the PPL Component Mortgage Subordinate Components and the corresponding Class of Class PPL Certificates, (iii) to pay or cause to be paid any federal, state or local income tax attributable to the PPL Component Mortgage Loan REMIC from payments received on or with respect to the PPL Component Mortgage Loan or related REO Property and (iv) to cause any payments on the PPL Component Mortgage Loan in excess amounts distributable in respect of the PPL Component Mortgage Loan REMIC Senior Regular Interest and the PPL Component Mortgage Loan REMIC Subordinate Regular Interests to be distributed to the Class LR Certificates.

            (b) The "startup day" of the AFR/Bank of America Portfolio Loan REMIC within the meaning of Section 860G(a)(9) of the Code shall be the date designated as such in the REMIC Declaration (December 18, 2003). The Closing Date is hereby designated as the "startup day" of each of the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC, within the meaning of Section 860G(a)(9) of the Code.

            (c) The Trustee, as agent of the "tax matters person" of each of the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Upper-Tier REMIC and the Lower-Tier REMIC described below, shall act on behalf of each such REMIC in relation to any tax matter or controversy involving any such REMIC and shall represent each REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Trustee shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Trustee's willful misfeasance, bad faith or gross negligence. The Holder of the largest Percentage Interest in each of (i) the Class R and (ii) the Class LR Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, as the "tax matters person" of (i) the Upper-Tier REMIC and (ii) the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC and the Lower-Tier REMIC, respectively. By their acceptance thereof, the Holders of the largest Percentage Interest in each of the Class R and Class LR Certificates hereby agrees to irrevocably appoint the Trustee as their agent to perform all of the duties of the "tax matters person" for the Upper-Tier REMIC (as to the Class R Certificate) and the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC and the Lower-Tier REMIC (as to the Class LR Certificate).

            (d) The Trustee shall prepare or cause to be prepared, sign and shall file, or cause to be filed, all of the Tax Returns that it determines are required with respect to the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder. The ordinary expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

            (e) The Trustee shall provide or cause to be provided (i) to any Transferor of a Class R Certificate or Class LR Certificate such information as is necessary for the application of any tax relating to the transfer of such Class R Certificate or Class LR Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an Agent thereof, to such Agent,
(ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) within 30 days after the Closing Date, to the Internal Revenue Service on Form 8811 the name, title, address and telephone number of the "tax matters person" who will serve as the representative of the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC and the Lower-Tier REMIC, in the case of the Class LR Certificates, and the Upper-Tier REMIC, in the case of the Class R Certificates.

            (f) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each of the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the REMIC Provisions. Neither the Servicer nor the Special Servicer shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") (either such event, an "Adverse REMIC Event") unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Trustee determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC created hereunder, endanger such status or, unless the Trustee determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax (not including a tax on "net income from foreclosure property"). The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action and the Trustee shall not take any such action or cause any of the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to take any such action as to which the it has advised an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Trustee. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each of the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on any of the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC, such tax (in the case of the AFR/Bank of America Portfolio Loan REMIC, to the extent of the AFR/Bank of America Portfolio Loan REMIC Regular Interest's percentage interest thereof) shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this Section 10.01(g); provided, that with respect to the estimated amount of tax imposed on any "net income from foreclosure property" pursuant to Code Section 860G(c) or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate, and shall remit to the Trustee such reserved amounts. Except as provided in the preceding sentence, the Servicer shall withdraw from the Certificate Account and remit to the Trustee sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by any of the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall request the Servicer to remit to it and shall segregate, into a separate non-interest bearing account, the net income from any "prohibited transaction" under Code Section 860F(a) or the amount of any taxable contribution to any of the AFR/Bank of America Portfolio Loan REMIC (in the case of the AFR/Bank of America Portfolio Loan REMIC, to the extent of the AFR/Bank of America Portfolio Loan REMIC Regular Interest's percentage interest thereof), the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax (other than any such tax paid in respect of "net income from foreclosure property") is paid to the Internal Revenue Service or applicable state or local tax authorities, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of Residual Certificates (as applicable) and shall distribute such retained amounts, in the case of (i) the AFR/Bank of America Portfolio Loan REMIC, to the Trustee on behalf of the Lower-Tier REMIC as Holder of the AFR/Bank of America Portfolio Loan REMIC Regular Interest, (ii) the PPL Component Mortgage Loan REMIC, to the Trustee on behalf of the Lower-Tier REMIC as Holder of the PPL Component Mortgage Loan REMIC Senior Regular Interest and the Holders of the Class PPL Certificates, and
(iii) the Lower-Tier REMIC, to the Trustee on behalf of the Upper-Tier REMIC as Holder of the Uncertificated Lower-Tier Interests to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then, in each case, to the Holders of the Class LR Certificates in the manner specified in Section 4.01(b) and (z) distribute such retained amounts, in the case of the Upper-Tier REMIC, to the Holders of Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class X Certificates, as applicable, in the manner specified in Section 4.01(a), to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class R Certificates. None of the Trustee, the Servicer or the Special Servicer shall be responsible for any taxes imposed on the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such taxes arise as a consequence of a breach (which breach constitutes negligence or willful misconduct) of their respective obligations under this Agreement.

            (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis sufficient to prepare the Tax Returns of the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC and to perform the tax information reporting or as otherwise may be required by the REMIC Provisions. In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall cause the Underwriters to provide the Trustee within ten days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Certificates and the projected cash flows of the Mortgage Loans. Thereafter, the Underwriters shall provide the Trustee, promptly upon request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Trustee shall request all information with respect to the AFR/Bank of America Portfolio A-4 Note and AFR/Bank of America Portfolio A-6 Note necessary to maintain or prepare such records or information from the holders thereof on behalf of the AFR/Bank of America Portfolio Mortgage Loan REMIC; provided that the Trustee shall not have any responsibility for the failure of such holders to provide such information. The Trustee is hereby directed to use any and all such information or data provided by the Underwriters or such Persons in the preparation of all federal and state income or franchise tax and information returns and reports for each of the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC and to Certificateholders as required herein. The Trustee agrees that all such information or data so obtained by it is to be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor and the Underwriters, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor and the Underwriters, unless such information is generally available to the public (other than as a result of a breach of this Section 10.01(h)) or is required by law or applicable regulations to be disclosed or is disclosed to Independent auditors, accountants and counsel of the Trustee and its parent company.

            (i) Following the Closing Date, none of the Trustee, the Servicer or the Special Servicer shall accept any contributions of assets to the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC will not (i) cause any of the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that the AFR/Bank of America Portfolio Loan REMIC Regular Interest, PPL Component Mortgage Loan REMIC Regular Interests, Uncertificated Lower-Tier Interests or Certificates are outstanding or (ii) subject any of the Trust Fund or any of the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) None of the Trustee, the Servicer or the Special Servicer shall enter into any arrangement by which any of the Trust Fund or the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services nor permit the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Balance of each Class of Regular Certificates, the Lower-Tier Principal Amount of each Class of Uncertificated Lower-Tier Interests, and the PPL Component Mortgage Loan Senior Balance of the PPL Component Mortgage Loan Senior Regular Interest would be reduced to zero is the Rated Final Distribution Date. The "latest possible maturity date" of the AFR/Bank of America Portfolio Loan REMIC Regular Interest is specified in the REMIC Declaration.

            (l) None of the Trustee, the Servicer or the Special Servicer, as applicable, shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for the Trust Fund or the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or sell or dispose of any investments in the Certificate Account or the REO Account for gain unless it has received an Opinion of Counsel that such sale, disposition or substitution will not (a) affect adversely the status of the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (b) unless the Servicer or the Special Servicer, as applicable, has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on "prohibited transactions" pursuant to the REMIC Provisions.

            The Trustee shall administer the AFR/Bank of America Portfolio Loan REMIC in accordance with the REMIC Declaration and the REMIC Provisions and shall comply with and perform all federal and, if applicable, state and local income tax return and information reporting requirements with respect to the AFR/Bank of America Portfolio Loan REMIC, and shall otherwise administer the AFR/Bank of America Portfolio Loan REMIC in the same manner as specified for the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC in this Section 10.01. The AFR/Bank of America Portfolio Mortgage Loan shall be serviced and administered in accordance with the provisions of Article III hereof and the AFR/Bank of America Portfolio Pooling Agreement and the REMIC Declaration. The Trustee shall maintain separate accounting with respect to the AFR/Bank of America Portfolio Loan REMIC sufficient (i) to comply with such return and information reporting requirements, including quarterly and annual reporting on Schedule Q to Form 1066 to the holders of the Class LR Certificates with respect to the AFR/Bank of America Portfolio Loan REMIC Residual Interest,
(ii) to account for the AFR/Bank of America Portfolio Loan REMIC Regular Interest as assets of the Lower-Tier REMIC, (iii) to pay or cause to be paid any federal, state or local income tax attributable to the AFR/Bank of America Portfolio Loan REMIC from payments received on or with respect to the related Mortgage Loan, (iv) to cause the AFR/Bank of America Portfolio Loan REMIC Residual Interest's percentage interest in any payments on the AFR/Bank of America Portfolio Loan REMIC in excess of amounts distributable in respect of the AFR/Bank of America Portfolio Loan REMIC Regular Interest's percentage interest in the AFR/Bank of America Portfolio Loan REMIC to be distributed in respect of the AFR/Bank of America Portfolio Loan REMIC Residual Interest and
(v) to treat (A) the AFR/Bank of America Portfolio A-4 Note and the Regular Interest Percentage A-4 (as defined in the REMIC Declaration) as a 50% percentage interest in the regular interest issued by the AFR/Bank of America Portfolio Loan REMIC, and the Residual Interest Percentage A-4 (as defined in the REMIC Declaration) as a 50% undivided interest in the residual interest issued by the AFR/Bank of America Portfolio Loan REMIC, and (B) the AFR/Bank of America Portfolio A-6 Note and the Regular Interest Percentage A-6 (as defined in the REMIC Declaration) as a 25% percentage interest in the regular interest in the AFR/Bank of America Portfolio Loan REMIC, and the Residual Interest Percentage A-6 (as defined in the REMIC Declaration) as a 25% undivided interest in the residual interest issued by the AFR/Bank of America Portfolio Loan REMIC.

            Section 10.02 Depositor, Servicer and Special Servicer to Cooperate with Trustee.

            (a) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumption and projected cash flow of the Certificates.

            (b) The Servicer and the Special Servicer shall each furnish such reports, certifications and information, and upon reasonable notice and during normal business hours, access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Rating Agencies and Trustee in order to enable it to perform its duties hereunder.

            Section 10.03 Use of Agents.

            The Trustee shall execute all of its obligations and duties under this Article X through its Corporate Trust Office. The Trustee may execute any of its obligations and duties under this Article X either directly or by or through agents or attorneys. The Trustee shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.

                               [End of Article X]

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment.

            (a) This Agreement may be amended from time to time by the parties hereto, without the notice to or consent of any of the Certificateholders or holders of any Pari Passu Loans or B Notes:

                  (i) to cure any ambiguity;

                  (ii) to cause the provisions herein to conform to or be
            consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein or to correct any error;

                  (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of
            (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC, provided that the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note;

                  (iv) to change the timing and/or nature of deposits into the
            Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or any Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or the holder of any Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any class of Serviced Pari Passu Loan Securities as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect;

                  (v) to modify, eliminate or add to the provisions of Section
            5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement or any other change, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan and Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any class of Serviced Pari Passu Loan Securities; and

                  (vii) to amend or supplement any provision hereof to the
            extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency, provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

            (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 662/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

                  (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

                  (v) amend this Section 11.01.

            (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment is permitted hereunder and that such amendment or the exercise of any power granted to the Servicer, the Depositor, the Special Servicer, the Trustee or any other specified person in accordance with such amendment will not (A) result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or the Grantor Trust or (B) cause the AFR/Bank of America Portfolio Loan REMIC, the PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC, cause the Grantor Trust to fail to qualify as a grantor trust.

            (d) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of the amendment to the Depositor, each Certificateholder, each holder of a Serviced Pari Passu Loan or Serviced B Note and each Rating Agency.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to
Section 11.01(a) or (c) shall be payable out of the Certificate Account (or, to the extent the Opinion of Counsel relates to the Mortgage Loan included in the Serviced Whole Loans, out of the related Serviced Whole Loan Custodial Account).

            Section 11.02 Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Depositor on direction by the Special Servicer and with the consent of the Depositor (which may not be unreasonably withheld), but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            (c) The Trustee shall make any filings required under the laws of the state of its place of business required solely by virtue of the fact of the location of the Trustee's place of business, the costs of which, if any, to be at the Trustee's expense.

            Section 11.03 Limitation on Rights of Certificateholders and the Holder of any Serviced Pari Passu Loan or Serviced B Note.

            (a) The death or incapacity of any Certificateholder or holder of a Pari Passu Loan and B Note shall not operate to terminate this Agreement or the Trust Fund, nor entitle legal representatives or heirs of such Certificateholder or holder of any Serviced Pari Passu Loan or Serviced B Note to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder or holder of a Serviced Pari Passu Loan or Serviced B Note shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/or the holder of a Serviced Pari Passu Loan or Serviced B Note from time to time as partners or members of an association; nor shall any Certificateholder or any holder of a Serviced Pari Passu Loan or Serviced B Note be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder or holder of a Serviced Pari Passu Loan or Serviced B Note shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder or holder of a Serviced Pari Passu Loan or Serviced B Note previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as herein before provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 11.05 Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to:

            (a) in the case of the Depositor, GE Commercial Mortgage Corporation, c/o General Electric Capital Corporation, 125 Park Avenue, 10th Floor, New York, New York 10017, Attention: Capital Markets/Daniel Vinson;

            (b) in the case of the Servicer, Wachovia Bank, National Association, NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262-1075, Attention: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, facsimile number: (704) 715-0036;

            (c) in the case of the Special Servicer, Lennar Partners, Inc., 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139, Attention: Ronald Schrager, Vice President, facsimile number (305) 695-5539;

            (d) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention:
Asset-Backed Securities Trust Services Group, GECMC 2004-C2;

            (e) in the case of the initial Certificate Registrar and the initial Authenticating Agent, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group, GECMC 2004-C2, with a copy to the Trustee at the Corporate Trust Office;

            (f) in the case of the Rating Agencies,

                  (i) Fitch, Inc., One State Street Plaza, 31st Floor, New York,
            New York, 10004, Attention: Commercial Mortgage Surveillance, telecopy number (212) 635-0295;

                  (ii) Moody's Investors Service, Inc., 99 Church Street, New
            York, New York 10007, Attention: CMBS-Monitoring, telecopy number:
            (212) 553-1350;

                  (iii) Dominion Bond Rating Service Limited, 20 North Clark
            Street, 8th Floor, Chicago, Illinois 60602, Attention: Commercial Mortgage Surveillance Group, telecopy number : (312) 332-3492; and

                  (iv) Standard and Poor's, 55 Water Street, New York, New York
            10041, Attention: Commercial Mortgage Surveillance Director, telecopy number: (212) 438-2662; and

            (g) in the case of the Mortgage Loan Sellers,

                  (i) General Electric Capital Corporation, 125 Park Avenue,
            10th Floor, New York, New York 10017, Attention: Mike Krull, Managing Director, telecopy number: (212) 716-8911, with a copy to David Martindale and David Turner, Esq., telecopy number (972) 447-2647;

                  (ii) German American Capital Corporation, 31 West 52nd Street,
            17th Floor, New York, New York 10019, Attention: Lainie Kaye, telecopy number (212) 469-4579; and

                  (iii) Bank of America, N.A., 214 North Tryon Street,
            NC1-027-21-02 Charlotte, North Carolina 28255, Attention: David Gertner, telecopy number: (704) 386-1094;

or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Grant of a Security Interest.

            The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account, the Serviced Whole Loan Custodial Accounts (to the extent of the Trust Fund's interest therein), the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and, if established, the REO Accounts (to the extent of the Trust Fund's interest therein), and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 11.08 Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each holder of a Serviced Pari Passu Loan or Serviced B Note and any designees thereof acting on behalf of or exercising the rights of such holder of a Serviced Pari Passu Loan or Serviced B Note shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein. Except as provided in the preceding sentence and in the second paragraph of Section 2.03(c), no other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement;

            Each of the Trustee and the Servicer acknowledge that:

                  (i) each of the AFR/Bank of America Portfolio Servicer, the
            AFR/Bank of America Portfolio Special Servicer or the AFR/Bank of America Portfolio Trustee is an intended third-party beneficiary under this Agreement with respect to any provisions herein relating to (1) the reimbursement of any nonrecoverable servicing advances made with respect to the AFR/Bank of America Portfolio Mortgage Loan by such Person or Additional Trust Fund Expenses (as defined in the AFR/Bank of America Portfolio Pooling Agreement) (2) indemnification of such Persons against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the AFR/Bank of America Portfolio Pooling Agreement and this Agreement that relate solely to its servicing of the AFR/Bank of America Portfolio Whole Loan and any related reimbursement provisions and (3) notice from the Trustee to the AFR/Bank of America Portfolio Master Servicer and the AFR/Bank of America Portfolio Trustee of the deposit of the AFR/Bank of America Mortgage Loan into the Trust as required under Section 3.02(b);

                  (ii) each of the Tysons Corner Center Servicer, the Tysons
            Corner Center Special Servicer or the Tysons Corner Center Trustee is an intended third-party beneficiary under this Agreement with respect to any provisions herein relating to (1) the reimbursement of any nonrecoverable servicing advances made with respect to the Tysons Corner Center Mortgage Loan by such Person or Additional Trust Fund Expenses (as defined in the Tysons Corner Center Pooling Agreement), (2) indemnification of such Persons against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the Tysons Corner Center Pooling Agreement and this Agreement that relate solely to its servicing of the Tysons Corner Center Whole Loan and any related reimbursement provisions and (3) notice from the Trustee to the Tysons Corner Center Servicer and the Tysons Corner Center Trustee of the deposit of the Tysons Corner Center Mortgage Loan into the Trust as required under Section 3.02(b).

            Section 11.09 Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.10 Notices to the Rating Agencies.

            (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Event of Default that has not been cured;

                  (iii) the resignation or termination of the Servicer or the
            Special Servicer; and

                  (iv) the repurchase or substitution of Mortgage Loans by a
            Mortgage Loan Seller pursuant to Section 3 of the Mortgage Loan Purchase Agreement.

            (b) Each of the Servicer (with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans), Serviced Pari Passu Loans or Serviced B Notes that are not Specially Serviced Loans) or the Special Servicer (with respect to Mortgage Loans that are Specially Serviced Loans), as applicable, shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) the resignation or removal of the Trustee;

                  (ii) any change in the location of the Certificate Account or any Serviced Whole Loan Custodial Account;

                  (iii) any event that would result in the voluntary or
            involuntary termination of any insurance of the accounts of the Trustee;

                  (iv) any change in the lien priority of any Mortgage Loan;

                  (v) any additional lease to an anchor tenant or termination of any existing lease to an anchor tenant at retail properties for any Mortgage Loan with a Stated Principal Balance that is equal to or greater than the lesser of (1) an amount greater than 5% of the then aggregate outstanding principal balances of the Mortgage Loans or
            (2) $35,000,000;

                  (vi) any material damage to any Mortgaged Property;

                  (vii) any assumption with respect to a Mortgage Loan;

                  (viii) any release or substitution of any Mortgaged Property;

                  (ix) the making, termination or modification of any New Lease with respect to any retail, office or industrial property with respect to any REO Loan that represents one of the ten largest Mortgage Loans based on Stated Principal Balance; and

                  (x) the merger, consolidation or, succession of the Servicer or Special Servicer, as applicable.

            (c) Each of the Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

                  (i) each of its annual statements as to compliance described in Section 3.13;

                  (ii) inspection reports and other items delivered to each of the Servicer and Special Servicer pursuant to Sections 3.12(a) and 3.12(b);

                  (iii) each of its annual independent public accountants'
            servicing reports described in Section 3.14; and

                  (iv) each waiver and consent provided pursuant to Section
            3.08.

            (d) The Trustee shall promptly furnish or make available to each Rating Agency a copy of the Statement to Certificateholders distributed pursuant to Section 4.02(a) and shall promptly furnish notice the Rating Agencies of (i) any change in the location of either of the Distribution Account and (ii) the final payment to any Class of Certificateholders.

            (e) The Trustee, the Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency with respect to each Mortgage Loan such information as the Rating Agency shall request and which the Trustee, the Servicer or Special Servicer, can reasonably provide in accordance with applicable law and without violating the terms of this Agreement or any Mortgage Loan documents. The Trustee, the Servicer and Special Servicer, as applicable, may include any reasonable disclaimer it deems appropriate with respect to such information. Notwithstanding anything to the contrary herein, nothing in this
Section 11.10 shall require a party to provide duplicative notices or copies to the Rating Agencies with respect to any of the above listed items.

            (f) The Servicer shall give Moody's at least 15 days notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans unless (1) the Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Servicer that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Servicer has not timely received from the Trustee information requested by the Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Servicer shall give Moody's notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Servicer shall have no liability for any loss, liability or expense resulting from any notice provided to Moody's contemplated by the immediately preceding sentence.

            (g) Notices required to be sent to DBRS pursuant to this Section
11.10 shall be in writing, including transmission through wired or electronic medium which produces a tangible record of transmission.

            Section 11.11 Acknowledgement by Primary Servicer.

            The Primary Servicer agrees, to the extent applicable to such Primary Servicer and the Mortgage Loans serviced by such Primary Servicer, to be bound by the terms of Sections 3.08, 3.20 and 6.03 of this Agreement.

                               [End of Article XI]

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                       GE COMMERCIAL MORTGAGE CORPORATION,
                                          Depositor



                                       By:   /s/ Daniel Vinson
                                          ------------------------------------
                                          Name:  Daniel Vinson
                                          Title: Authorized Signatory


                                       WACHOVIA BANK, NATIONAL ASSOCIATION,
                                          Servicer



                                       By:   /s/ Paula R.A. Davis
                                          ------------------------------------
                                          Name:  Paula R.A. Davis
                                          Title: Vice President


                                       LENNAR PARTNERS, INC.,
                                          Special Servicer



                                       By:   /s/ Shelly L. Rubin
                                          ------------------------------------
                                          Name:  Shelly L. Rubin
                                          Title: Vice President


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          Trustee



                                       By:   /s/ Ann M. Kelly
                                          ------------------------------------
                                          Name:  Ann M. Kelly
                                          Title: Assistant Vice President



                                       ABN AMRO BANK N.V.,
                                          Fiscal Agent



                                       By:   /s/ Brian D. Ames
                                          ------------------------------------
                                          Name:  Brian D. Ames
                                          Title: First Vice President



                                       By:   /s/ Cynthia Reis
                                          ------------------------------------
                                          Name:  Cynthia Reis
                                          Title: Sr. Vice President



                                       GEMSA LOAN SERVICES, L.P.,
                                          acting solely in its capacity as
                                          Primary Servicer with respect to
                                          the sections referred to in Section
                                          11.11 of the Agreement



                                       By:   /s/ Joseph F. Beggins
                                          ------------------------------------
                                          Name:  Joseph F. Beggins
                                          Title: CEO

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 22nd day of April, 2004 before me, a notary public in and for said State, personally appeared Daniel Vinson known to me to be an Authorized Signatory of GE Commercial Mortgage Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                /s/ David J. DiFiore
                                         -------------------------------------
                                                    Notary Public

[Notarial Seal]

STATE OF NORTH CAROLINA )
                        )  ss.:
COUNTY OF MECKLENBURG   )

            On the 19th day of April, 2004, before me, a notary public in and for said State, personally appeared Paula R.A. Davis known to me to be a Vice President of Wachovia Bank, National Association, a national banking association, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                /s/ Elizabeth G. Bare
                                         -------------------------------------
                                                    Notary Public

[Notarial Seal]

STATE OF FLORIDA        )
                        )  ss.:
COUNTY OF MIAMI-DADE    )

            On the 20th day of April, 2004 before me, a notary public in and for said State, personally appeared Shelly L. Rubin known to me to be a Vice President of Lennar Partners, Inc., a Florida corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of such company, and acknowledged to me that such company executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                /s/ Melanie J. Brill
                                         -------------------------------------
                                                    Notary Public

[Notarial Seal]

STATE OF ILLINOIS       )
                        )  ss.:
COUNTY OF COOK          )

            On the 22nd day of April, 2004, before me, a notary public in and for said State, personally appeared Ann M. Kelly known to me to be a Asst. Vice President of LaSalle Bank National Association, a national banking association, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                /s/ Diane O'Neal
                                         -------------------------------------
                                                    Notary Public

[Notarial Seal]

STATE OF ILLINOIS       )
                        )  ss.:
COUNTY OF COOK          )

            On the 22nd day of April, 2004, before me, a notary public in and for said State, personally appeared Brian D. Ames, First Vice President and Cynthia Reis, Senior Vice President, of ABN AMRO Bank N.V., a Netherlands banking corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of such Netherlands banking association, and acknowledged to me that such Netherlands banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                /s/ Diane O'Neal
                                         -------------------------------------
                                                    Notary Public

[Notarial Seal]

STATE OF TEXAS          )
                        )  ss.:
COUNTY OF HARRIS        )

            On the 21st day of April, 2004, before me, a notary public in and for said State, personally appeared Joseph F. Beggins known to me to be a CEO of GEMSA Loan Services, L.P., a Delaware limited partnership, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                /s/ Sandra L. Sanchez
                                         -------------------------------------
                                                    Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-C2, CLASS A-1

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE: 3.111%                APPROXIMATE AGGREGATE SCHEDULED
                                         PRINCIPAL BALANCE OF THE MORTGAGE
                                         LOANS AFTER DEDUCTING PAYMENTS DUE
DENOMINATION:  $80,276,000               AND PREPAYMENTS RECEIVED ON OR BEFORE
                                         CUT-OFF DATE:  $1,376,407,096

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

CUT-OFF DATE:  APRIL 1, 2004
                                         SPECIAL SERVICER:  LENNAR PARTNERS,
                                         INC.
CLOSING DATE:  APRIL 22, 2004

                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-1 CERTIFICATES            CUSIP NO.: 36828Q HF 6
AS OF THE CLOSING DATE: $80,276,000

                                         CERTIFICATE NO.:  A-1-1

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent




                                          By:_______________________________
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                    (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-2

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-C2, CLASS A-2

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE:  4.119%               APPROXIMATE AGGREGATE SCHEDULED
                                         PRINCIPAL BALANCE OF THE MORTGAGE
                                         LOANS AFTER DEDUCTING PAYMENTS DUE
DENOMINATION:  $125,753,000              AND PREPAYMENTS RECEIVED ON OR BEFORE
                                         CUT-OFF DATE:  $1,376,407,096

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

CUT-OFF DATE:  APRIL 1, 2004
                                         SPECIAL SERVICER: LENNAR PARTNERS,
                                         INC.
CLOSING DATE:  APRIL 22, 2004

                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-2 CERTIFICATES            CUSIP NO.:  36828Q HG 4
AS OF THE CLOSING DATE: $125,753,000

                                         CERTIFICATE NO.:  A-2-1

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-3

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-C2, CLASS A-3

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE: 4.641%                APPROXIMATE AGGREGATE SCHEDULED
                                         PRINCIPAL BALANCE OF THE MORTGAGE
                                         LOANS AFTER DEDUCTING PAYMENTS DUE
DENOMINATION:  $73,388,000               AND PREPAYMENTS RECEIVED ON OR BEFORE
                                         CUT-OFF DATE:  $1,376,407,096

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

CUT-OFF DATE:  APRIL 1, 2004
                                         SPECIAL SERVICER: LENNAR PARTNERS,
                                         INC.
CLOSING DATE:  APRIL 22, 2004

                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         TRUSTEE: LASALLE BANK NATIONAL
                                         ASSOCIATION
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-3 CERTIFICATES            CUSIP NO.: 36828Q HH 2
AS OF THE CLOSING DATE:  $73,388,000

                                         CERTIFICATE NO.:  A-3-1

                              CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-3 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-3 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-4

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-C2, CLASS A-4

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE: 4.893%                APPROXIMATE AGGREGATE SCHEDULED
                                         PRINCIPAL BALANCE OF THE MORTGAGE
                                         LOANS AFTER DEDUCTING PAYMENTS DUE
DENOMINATION:  [$500,000,000]            AND PREPAYMENTS RECEIVED ON OR BEFORE
[$74,549,000]                            CUT-OFF DATE:  $1,376,407,096

DATE OF POOLING AND SERVICING            SERVICER:  WACHOVIA BANK, NATIONAL
AGREEMENT:  AS OF APRIL 1, 2004          ASSOCIATION

CUT-OFF DATE:  APRIL 1, 2004             SPECIAL SERVICER: LENNAR PARTNERS,
                                         INC.

CLOSING DATE:  APRIL 22, 2004
                                         FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE:
MAY 10, 2004                             TRUSTEE: LASALLE BANK NATIONAL
                                         ASSOCIATION

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                      CUSIP NO.: 36828Q HJ 8
OF THE CLASS A-4 CERTIFICATES
AS OF THE CLOSING DATE:  $574,549,000
                                         CERTIFICATE NO.:  A-4-[1] [2]

                              CLASS A-4 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-4 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-4 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-4 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-4 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-5

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2004-C2, CLASS A-1A

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

PASS-THROUGH RATE: 4.528%                APPROXIMATE AGGREGATE SCHEDULED
                                         PRINCIPAL BALANCE OF THE MORTGAGE
                                         LOANS AFTER DEDUCTING PAYMENTS DUE
DENOMINATION:  $[309,097,000]            AND PREPAYMENTS RECEIVED ON OR BEFORE
                                         CUT-OFF DATE:  $1,376,407,096

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

CUT-OFF DATE:  APRIL 1, 2004
                                         SPECIAL SERVICER: LENNAR PARTNERS,
                                         INC.
CLOSING DATE:  APRIL 22, 2004

                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-1A CERTIFICATES           CUSIP NO.:  [36828Q FP 6]
AS OF THE CLOSING DATE:  $309,097,000

                                         ISIN NO.:  [US36828QFP63]

                                         CERTIFICATE NO.:  A-1A[-1]

                             CLASS A-1A CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1A Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1A Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1A Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-1A CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this        Remaining Principal Amount of         Notation
     Date                  Book-Entry Certificate                 Book-Entry Certificate            Made By
--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-6

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C2, CLASS B

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS B      APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE THE LESSER OF:       PRINCIPAL BALANCE OF THE MORTGAGE
(i) 4.983% AND (ii) THE WEIGHTED          LOANS AFTER DEDUCTING PAYMENTS DUE
AVERAGE NET MORTGAGE RATE FOR ANY         AND PREPAYMENTS RECEIVED ON OR BEFORE
DISTRIBUTION DATE                         CUT-OFF DATE: $1,376,407,096

DENOMINATION:  $41,293,000                SERVICER: WACHOVIA BANK, NATIONAL
                                          ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: LENNAR PARTNERS,
AGREEMENT: AS OF APRIL 1, 2004            INC.

CUT-OFF DATE:  APRIL 1, 2004              FISCAL AGENT: ABN AMRO BANK N.V.

CLOSING DATE:  APRIL 22, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:                  CUSIP NO.:  36828Q HK 5
MAY 10, 2004

APPROXIMATE AGGREGATE                     CERTIFICATE NO.:  B-1
CERTIFICATE BALANCE
OF THE CLASS B CERTIFICATES
AS OF THE CLOSING DATE:    $41,293,000

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-7

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C2, CLASS C

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS C     APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE THE LESSER OF:      PRINCIPAL BALANCE OF THE MORTGAGE
(i) 5.022% AND (ii) THE WEIGHTED         LOANS AFTER DEDUCTING PAYMENTS DUE
AVERAGE NET MORTGAGE RATE FOR ANY        AND PREPAYMENTS RECEIVED ON OR BEFORE
DISTRIBUTION DATE                        CUT-OFF DATE: $1,376,407,096


DENOMINATION:  $17,205,000               SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SPECIAL SERVICER:  LENNAR PARTNERS,
                                         INC.

CUT-OFF DATE:  APRIL 1, 2004
                                         FISCAL AGENT: ABN AMRO BANK N.V.

CLOSING DATE:  APRIL 22, 2004
                                         TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         CUSIP NO.:  36828Q HL 3

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                      CERTIFICATE NO.:  C-1
OF THE CLASS C CERTIFICATES
AS OF THE CLOSING DATE:  $17,205,000

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-8

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C2, CLASS D

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS D     APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE THE LESSER OF: (i)  PRINCIPAL BALANCE OF THE MORTGAGE
5.062% AND (ii) THE WEIGHTED AVERAGE     LOANS AFTER DEDUCTING PAYMENTS DUE
NET MORTGAGE RATE FOR ANY DISTRIBUTION   AND PREPAYMENTS RECEIVED ON OR BEFORE
DATE                                     CUT-OFF DATE:  $1,376,407,096

DENOMINATION:  $25,807,000               SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SPECIAL SERVICER:  LENNAR PARTNERS,
                                         INC.

CUT-OFF DATE:  APRIL 1, 2004
                                         FISCAL AGENT: ABN AMRO BANK N.V.

CLOSING DATE:  APRIL 22, 2004
                                         TRUSTEE: LASALLE BANK NATIONAL
                                         ASSOCIATION
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         CUSIP NO.: 36828Q HM 1

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                      CERTIFICATE NO.:  D-1
OF THE CLASS D CERTIFICATES
AS OF THE CLOSING DATE:  $25,807,000

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-9

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C2, CLASS E

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS E     APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE THE LESSER OF: (i)  PRINCIPAL BALANCE OF THE MORTGAGE
5.131% AND (ii) THE WEIGHTED AVERAGE     LOANS AFTER DEDUCTING PAYMENTS DUE
NET MORTGAGE RATE FOR ANY DISTRIBUTION   AND PREPAYMENTS RECEIVED ON OR BEFORE
DATE                                     CUT-OFF DATE: $1,376,407,096

DENOMINATION: $15,485,000                SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SPECIAL SERVICER:  LENNAR PARTNERS,
                                         INC.

CUT-OFF DATE:  APRIL 1, 2004
                                         FISCAL AGENT: ABN AMRO BANK N.V.

CLOSING DATE:  APRIL 22, 2004
                                         TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         CUSIP NO.:  36828Q HN 9

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                      CERTIFICATE NO.:  E-1
OF THE CLASS E CERTIFICATES
AS OF THE CLOSING DATE:  $15,485,000

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-10

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C2, CLASS F

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS F     APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE THE LESSER OF:      PRINCIPAL BALANCE OF THE MORTGAGE
(i) 5.255% AND (ii) THE WEIGHTED         LOANS AFTER DEDUCTING PAYMENTS DUE
AVERAGE NET MORTGAGE RATE FOR ANY        AND PREPAYMENTS RECEIVED ON OR BEFORE
DISTRIBUTION DATE                        CUT-OFF DATE:  $1,376,407,096

DENOMINATION:  $[18,926,000]             SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SPECIAL SERVICER:  LENNAR PARTNERS,
                                         INC.

CUT-OFF DATE:  APRIL 1, 2004
                                         FISCAL AGENT: ABN AMRO BANK N.V.

CLOSING DATE:  APRIL 22, 2004
                                         TRUSTEE: LASALLE BANK NATIONAL
                                         ASSOCIATION
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         CUSIP NO.:  [36828Q FV 3]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                      ISIN NO.:  [US36828QFV32]
OF THE CLASS F CERTIFICATES
AS OF THE CLOSING DATE:  $18,926,000
                                         CERTIFICATE NO.: F [-1]

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this        Remaining Principal Amount of         Notation
     Date                  Book-Entry Certificate                 Book-Entry Certificate            Made By
--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-11

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C2, CLASS G

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS G     APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE THE LESSER OF:      PRINCIPAL BALANCE OF THE MORTGAGE
(i) 5.326% AND (ii) THE WEIGHTED         LOANS AFTER DEDUCTING PAYMENTS DUE
AVERAGE NET MORTGAGE RATE FOR ANY        AND PREPAYMENTS RECEIVED ON OR BEFORE
DISTRIBUTION DATE                        CUT-OFF DATE:  $1,376,407,096

DENOMINATION:  $[17,205,000]             SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SPECIAL SERVICER:  LENNAR PARTNERS,
                                         INC.

CUT-OFF DATE:  APRIL 1, 2004
                                         FISCAL AGENT: ABN AMRO BANK N.V.

CLOSING DATE:  APRIL 22, 2004
                                         TRUSTEE: LASALLE BANK NATIONAL
                                         ASSOCIATION
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         CUSIP NO.:  [36828Q FX 9]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                      ISIN NO.:  [US36828QFX97]
OF THE CLASS G CERTIFICATES
AS OF THE CLOSING DATE:  $17,205,000
                                         CERTIFICATE NO.:  G [-1]

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this        Remaining Principal Amount of         Notation
     Date                  Book-Entry Certificate                 Book-Entry Certificate            Made By
--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-12

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C2, CLASS H

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS H     APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE:  (i) 5.395% FOR    PRINCIPAL BALANCE OF THE MORTGAGE
THE INITIAL DISTRIBUTION DATE AND (ii)   LOANS AFTER DEDUCTING PAYMENTS DUE
THE WEIGHTED AVERAGE NET MORTGAGE RATE   AND PREPAYMENTS RECEIVED ON OR BEFORE
FOR ANY DISTRIBUTION DATE AFTER THE      CUT-OFF DATE:  $1,376,407,096
INITIAL DISTRIBUTION DATE

                                         SERVICER:  WACHOVIA BANK, NATIONAL
DENOMINATION:  $[18,925,000]             ASSOCIATION

DATE OF POOLING AND SERVICING            SPECIAL SERVICER:  LENNAR PARTNERS,
AGREEMENT:  AS OF APRIL 1, 2004          INC.

CUT-OFF DATE:  APRIL 1, 2004             FISCAL AGENT: ABN AMRO BANK N.V.

CLOSING DATE:  APRIL 22, 2004            TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION

FIRST DISTRIBUTION DATE:
MAY 10, 2004                             CUSIP NO.:  [36828Q FZ 4]

APPROXIMATE AGGREGATE                    ISIN NO.:  [US36828QFZ46]
CERTIFICATE BALANCE
OF THE CLASS H CERTIFICATES
AS OF THE CLOSING DATE:  $18,925,000     CERTIFICATE NO.:  H [-1]

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class H Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this        Remaining Principal Amount of         Notation
     Date                  Book-Entry Certificate                 Book-Entry Certificate            Made By
--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-13

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C2, CLASS J

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE
(ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS J     APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE THE LESSER OF       PRINCIPAL BALANCE OF THE MORTGAGE
(i) 5.177% AND (ii) THE WEIGHTED         LOANS AFTER DEDUCTING PAYMENTS DUE
AVERAGE NET MORTGAGE RATE FOR ANY        AND PREPAYMENTS RECEIVED ON OR BEFORE
DISTRIBUTION DATE                        CUT-OFF DATE: $1,376,407,096

DENOMINATION: $[10,323,000]              SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SPECIAL SERVICER:  LENNAR PARTNERS,
                                         INC.

CUT-OFF DATE:  APRIL 1, 2004
                                         FISCAL AGENT: ABN AMRO BANK N.V.

CLOSING DATE:  APRIL 22, 2004
                                         TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         CUSIP NO.:  [36828Q GB 6]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                      ISIN NO.:  [US36828QGB68]
OF THE CLASS J CERTIFICATES
AS OF THE CLOSING DATE:  $10,323,000
                                         CERTIFICATE NO.:  J-[1]

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class J Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this        Remaining Principal Amount of         Notation
     Date                  Book-Entry Certificate                 Book-Entry Certificate            Made By
--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-14

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C2, CLASS K

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE
(ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS K     APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE THE LESSER OF:      PRINCIPAL BALANCE OF THE MORTGAGE
(i) 5.177% AND (ii) THE WEIGHTED         LOANS AFTER DEDUCTING PAYMENTS DUE
AVERAGE NET MORTGAGE RATE FOR ANY        AND PREPAYMENTS RECEIVED ON OR BEFORE
DISTRIBUTION DATE                        CUT-OFF DATE: $1,376,407,096

DENOMINATION:  $[8,603,000]              SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

DATE  OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SPECIAL SERVICER:  LENNAR PARTNERS,
                                         INC.

CUT-OFF DATE:  APRIL 1, 2004
                                         FISCAL AGENT: ABN AMRO BANK N.V.

CLOSING DATE:  APRIL 22, 2004
                                         TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         CUSIP NO.:  [36828Q GD 2]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                      ISIN NO.:  [US36828QGD25]
OF THE CLASS K CERTIFICATES
AS OF THE CLOSING DATE:  $8,603,000
                                         CERTIFICATE NO.:  K-[1]

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the K Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class K Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this        Remaining Principal Amount of         Notation
     Date                  Book-Entry Certificate                 Book-Entry Certificate            Made By
--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-15

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C2, CLASS L

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE
(ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS L     APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE THE LESSER OF:      PRINCIPAL BALANCE OF THE MORTGAGE
(i) 5.177% AND (ii) THE WEIGHTED         LOANS AFTER DEDUCTING PAYMENTS DUE
AVERAGE NET MORTGAGE RATE FOR ANY        AND PREPAYMENTS RECEIVED ON OR BEFORE
DISTRIBUTION DATE                        CUT-OFF DATE:  $1,376,407,096

DENOMINATION:  $[6,882,000]              SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004
                                         SPECIAL SERVICER:  LENNAR PARTNERS,
                                         INC.
CUT-OFF DATE:  APRIL 1, 2004

                                         FISCAL AGENT: ABN AMRO BANK N.V.
CLOSING DATE:  APRIL 22, 2004

                                         TRUSTEE:  LASALLE BANK NATIONAL
FIRST DISTRIBUTION DATE:                 ASSOCIATION
MAY 10, 2004

                                         CUSIP NO.:  [36828Q GF 7]
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS L CERTIFICATES              ISIN NO.:  [US36828QGF72]
AS OF THE CLOSING DATE:  $6,882,000

                                         CERTIFICATE NO.:  L-[1]

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate represents ownership of a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class L Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this        Remaining Principal Amount of         Notation
     Date                  Book-Entry Certificate                 Book-Entry Certificate            Made By
--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-16

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C2, CLASS M

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE
(ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS M     APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE THE LESSER OF:      PRINCIPAL BALANCE OF THE MORTGAGE
(i) 5.177% AND (ii) THE WEIGHTED         LOANS AFTER DEDUCTING PAYMENTS DUE
AVERAGE NET MORTGAGE RATE FOR ANY        AND PREPAYMENTS RECEIVED ON OR BEFORE
DISTRIBUTION DATE                        CUT-OFF DATE: $1,376,407,096

DENOMINATION:  $[5,161,000]              SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SPECIAL SERVICER:  LENNAR PARTNERS,
                                         INC.

CUT-OFF DATE:  APRIL 1, 2004
                                         FISCAL AGENT: ABN AMRO BANK N.V.

CLOSING DATE:  APRIL 22, 2004
                                         TRUSTEE: LASALLE BANK NATIONAL
                                         ASSOCIATION
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         CUSIP NO.:  [36828Q GH 3]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                      ISIN NO.:  [US36828QGH39]
OF THE CLASS MCERTIFICATES
AS OF THE CLOSING DATE: $5,161,000
                                         CERTIFICATE NO.:  M-[1]

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class M Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this        Remaining Principal Amount of         Notation
     Date                  Book-Entry Certificate                 Book-Entry Certificate            Made By
--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-17

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C2, CLASS N

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE
(ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS N     APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE THE LESSER OF:      PRINCIPAL BALANCE OF THE MORTGAGE
(i) 5.177% AND (ii) THE WEIGHTED         LOANS AFTER DEDUCTING PAYMENTS DUE
AVERAGE NET MORTGAGE RATE FOR ANY        AND PREPAYMENTS RECEIVED ON OR BEFORE
DISTRIBUTION DATE                        CUT-OFF DATE:  $1,376,407,096

DENOMINATION: $[5,162,000]               SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SPECIAL SERVICER:  LENNAR PARTNERS,
                                         INC.

CUT-OFF DATE:  APRIL 1, 2004
                                         FISCAL AGENT: ABN AMRO BANK N.V.

CLOSING DATE:  APRIL 22, 2004
                                         TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         CUSIP NO.:  [36828Q GK 6]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                      ISIN NO.:  [US36828QGK67]
OF THE CLASS N CERTIFICATES
AS OF THE CLOSING DATE:  $5,162,000
                                         CERTIFICATE NO.:  N-[1]

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class N Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                            AUTHORIZED REPRESENTATIVE

                                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this        Remaining Principal Amount of         Notation
     Date                  Book-Entry Certificate                 Book-Entry Certificate            Made By
--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-18

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C2, CLASS O

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS O CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE
(ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS O     APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE THE LESSER OF:      PRINCIPAL BALANCE OF THE MORTGAGE
(i) 5.177%  AND (ii) THE WEIGHTED        LOANS AFTER DEDUCTING PAYMENTS DUE
AVERAGE NET MORTGAGE RATE FOR ANY        AND PREPAYMENTS RECEIVED ON OR BEFORE
DISTRIBUTION DATE                        CUT-OFF DATE:  $1,376,407,096

DENOMINATION:  $[3,441,000]              SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SPECIAL SERVICER:  LENNAR PARTNERS,
                                         INC.

CUT-OFF DATE:  APRIL 1, 2004
                                         FISCAL AGENT: ABN AMRO BANK N.V.

CLOSING DATE:  APRIL 22, 2004
                                         TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         CUSIP NO.:  [36828Q GM 2]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                      ISIN NO.:  [US36828QGM24]
OF THE CLASS O CERTIFICATES
AS OF THE CLOSING DATE:  $3,441,000
                                         CERTIFICATE NO.: O-[1]

                               CLASS O CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class O Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class O Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class O Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS O CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this        Remaining Principal Amount of         Notation
     Date                  Book-Entry Certificate                 Book-Entry Certificate            Made By
--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-19

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C2, CLASS P

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS P CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE
(ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS P     APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE THE LESSER OF: (i)  PRINCIPAL BALANCE OF THE MORTGAGE
5.177% AND (ii) THE WEIGHTED AVERAGE     LOANS AFTER DEDUCTING PAYMENTS DUE
NET MORTGAGE RATE FOR ANY DISTRIBUTION   AND PREPAYMENTS RECEIVED ON OR BEFORE
DATE                                     CUT-OFF DATE:  $1,376,407,096

DENOMINATION:  $[18,926,095]             SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SPECIAL SERVICER:  LENNAR PARTNERS,
                                         INC.

CUT-OFF DATE:  APRIL 1, 2004
                                         FISCAL AGENT: ABN AMRO BANK N.V.

CLOSING DATE:  APRIL 22, 2004
                                         TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         CUSIP NO.:  [36828Q GP 5]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                      ISIN NO.:  [US36828QGP54]
OF THE CLASS P CERTIFICATES
AS OF THE CLOSING DATE:  $18,926,095
                                         CERTIFICATE NO.:  P-[1]

                               CLASS P CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class P Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class P Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class P Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS P CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this        Remaining Principal Amount of         Notation
     Date                  Book-Entry Certificate                 Book-Entry Certificate            Made By
--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-20

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-C2, CLASS X-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS       APPROXIMATE AGGREGATE SCHEDULED
X-1 CERTIFICATES WILL BE A VARIABLE      PRINCIPAL BALANCE OF THE MORTGAGE
RATE, WHICH WILL INITIALLY BE AS OF      LOANS AFTER DEDUCTING PAYMENTS DUE
THE CLOSING DATE 0.053% AND              AND PREPAYMENTS RECEIVED ON OR BEFORE
THEREAFTER AS SET FORTH IN THE           CUT-OFF DATE: $1,376,407,096
POOLING AND SERVICING AGREEMENT

DENOMINATION:  $[[500,000,000]           SERVICER:  WACHOVIA BANK, NATIONAL
[500,000,000] [376,407,095]]             ASSOCIATION


DATE OF POOLING AND SERVICING            SPECIAL SERVICER: LENNAR PARTNERS,
AGREEMENT:  AS OF APRIL 1, 2004          INC.


CUT-OFF DATE:  APRIL 1, 2004             FISCAL AGENT: ABN AMRO BANK N.V.


CLOSING DATE:  APRIL 22, 2004            TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION

FIRST DISTRIBUTION DATE:                 CUSIP NO.:  [36828Q FR 2]
MAY 10, 2004


APPROXIMATE AGGREGATE NOTIONAL AMOUNT    ISIN NO.: [US36828QFR20]
OF THE CLASS X-1 CERTIFICATES AS OF THE
THE CLOSING DATE:  $1,376,407,095        CERTIFICATE NO.:  X-1-[1] [2] [3]

                              CLASS X-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-1 Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS X-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this        Remaining Principal Amount of         Notation
     Date                  Book-Entry Certificate                 Book-Entry Certificate            Made By
--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-21

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-C2, CLASS X-2

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS       APPROXIMATE AGGREGATE SCHEDULED
X-2 CERTIFICATES WILL BE A VARIABLE      PRINCIPAL BALANCE OF THE MORTGAGE
RATE, WHICH WILL INITIALLY BE AS OF      LOANS AFTER DEDUCTING PAYMENTS DUE
THE CLOSING DATE 1.199% AND              AND PREPAYMENTS RECEIVED ON OR BEFORE
THEREAFTER AS SET FORTH IN THE           CUT-OFF DATE: $1,376,407,096
POOLING AND SERVICING AGREEMENT

                                         SERVICER:  WACHOVIA BANK, NATIONAL
DENOMINATION:  $[[500,000,000]           ASSOCIATION
[500,000,000] [330,093,000]]


DATE OF POOLING AND SERVICING            SPECIAL SERVICER:  LENNAR PARTNERS,
AGREEMENT:  AS OF APRIL 1, 2004          INC.


CUT-OFF DATE:  APRIL 1, 2004             FISCAL AGENT: ABN AMRO BANK N.V.


CLOSING DATE:  APRIL 22, 2004            TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION

FIRST DISTRIBUTION DATE:                 CUSIP NO.:  [36828Q FT 8]
MAY 10, 2004

                                         ISIN NO.: [US36828QFT85]
APPROXIMATE AGGREGATE NOTIONAL AMOUNT
OF THE CLASS X-2 CERTIFICATES AS OF THE
CLOSING DATE:  $1,330,093,000            CERTIFICATE NO.:  X-2-[1] [2] [3]

                              CLASS X-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-2 Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS X-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this        Remaining Principal Amount of         Notation
     Date                  Book-Entry Certificate                 Book-Entry Certificate            Made By
--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-22

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C2, CLASS R

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE REPRESENTS OWNERSHIP OF A "RESIDUAL INTEREST" in three "real estate mortgage investment conduits," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE (WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY) OF ITS OWN OR ANY OTHER U.S. PERSON, AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS    APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATE:  100%                       PRINCIPAL BALANCE OF THE MORTGAGE
                                         LOANS AFTER DEDUCTING PAYMENTS DUE
                                         AND PREPAYMENTS RECEIVED ON OR BEFORE
DATE OF POOLING AND SERVICING            CUT-OFF DATE:  $1,376,407,096
AGREEMENT:  AS OF APRIL 1, 2004

                                         SERVICER:  WACHOVIA BANK, NATIONAL
CUT-OFF DATE:  APRIL 1, 2004             ASSOCIATION

CLOSING DATE:  APRIL 22, 2004            SPECIAL SERVICER: LENNAR PARTNERS,
                                         INC.

FIRST DISTRIBUTION DATE:
MAY 10, 2004                             FISCAL AGENT: ABN AMRO BANK N.V.

CLASS R PERCENTAGE INTEREST: 100%        TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION

                                         CERTIFICATE NO.:  R-1

                               CLASS R CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT [_________________________]

is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Class R Certificate represents ownership of a "residual interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be the "tax matters person" for the Lower-Tier REMIC, the Component Mortgage Loan REMIC and the AFR/Bank of America Portfolio Loan REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person."

   Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan, including any entity whose underlying assets include Plan Assets by reason of investment in the entity to such Plan and the application of Department of Labor Regulation ss. 2510.3-101 (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee and not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, that it historically has paid its debts as they have come due and intends to do so in the future, that it understands that as the Holder of an Ownership Interest it may incur tax liabilities in excess of cash flows generated by the residual interest and that it will not transfer such Ownership Interest such that income therefrom would be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Person and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person or is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, , cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         Authenticating Agent



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-23

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-C2, CLASS LR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE REPRESENTS OWNERSHIP OF A "RESIDUAL INTEREST" IN THREE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE (WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY) OF ITS OWN OR ANY OTHER U.S. PERSON, AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS    APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATE:  100%                       PRINCIPAL BALANCE OF THE MORTGAGE
                                         LOANS AFTER DEDUCTING PAYMENTS DUE
                                         AND PREPAYMENTS RECEIVED ON OR BEFORE
DATE OF POOLING AND SERVICING            CUT-OFF DATE: $1,376,407,096
AGREEMENT:  AS OF APRIL 1, 2004

                                         SERVICER:  WACHOVIA BANK, NATIONAL
CUT-OFF DATE:  APRIL 1, 2004             ASSOCIATION

CLOSING DATE:  APRIL 22, 2004            SPECIAL SERVICER:  LENNAR PARTNERS,
                                         INC.

FIRST DISTRIBUTION DATE:
MAY 10, 2004                             FISCAL AGENT: ABN AMRO BANK N.V.

CLASS LR PERCENTAGE INTEREST: 100%       TRUSTEE: LASALLE BANK NATIONAL
                                         ASSOCIATION

                                         CERTIFICATE NO.:  LR-1

                              CLASS LR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT [_________________________]

is the registered owner of the interest evidenced by this Certificate in the Class LR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Class LR Certificate represents ownership of a "residual interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class LR Certificates shall be the "tax matters person" for the Lower-Tier REMIC, the Component Mortgage Loan REMIC and the AFR/Bank of America Portfolio Loan REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person."

   Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Each Person who has or who acquires any Ownership Interest in a Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class LR Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class LR Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan, including any entity whose underlying assets include Plan Assets by reason of investment in the entity to such Plan and the application of Department of Labor Regulation ss. 2510.3-101 (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class LR Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class LR Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee and not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, that it historically has paid its debts as they have come due and intends to do so in the future, that it understands that as the Holder of an Ownership Interest it may incur tax liabilities in excess of cash flows generated by the residual interest and that it will not transfer such Ownership Interest such that income therefrom would be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Person and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person or is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class LR Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class LR Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class LR Certificate and (2) not to transfer its Ownership Interest in such Class LR Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, , cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS LR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         Authenticating Agent



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-24

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C2, CLASS S

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

PERCENTAGE INTEREST EVIDENCED BY THIS    APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATE:  100%                       PRINCIPAL BALANCE OF THE MORTGAGE
                                         LOANS AFTER DEDUCTING PAYMENTS DUE
                                         AND PREPAYMENTS RECEIVED ON OR BEFORE
DATE OF POOLING AND SERVICING            CUT-OFF DATE:  $1,376,407,096
AGREEMENT:  AS OF APRIL 1, 2004

                                         SERVICER:  WACHOVIA BANK, NATIONAL
CUT-OFF DATE:  APRIL 1, 2004             ASSOCIATION

CLOSING DATE:  APRIL 22, 2004            SPECIAL SERVICER:  LENNAR PARTNERS,
                                         INC.

FIRST DISTRIBUTION DATE:
MAY 10, 2004                             FISCAL AGENT: ABN AMRO BANK N.V.

CLASS S PERCENTAGE INTEREST: 100%        TRUSTEE: LASALLE BANK NATIONAL
                                         ASSOCIATION

                                         CERTIFICATE NO.:  S-1

                               CLASS S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT [_________________________]

is the registered owner of the interest evidenced by this Certificate in the Class S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   This Certificate represents a beneficial ownership interest in a portion of the Trust Fund which is treated as a grantor trust for federal income tax purposes, and represents an undivided beneficial interest in the right to Excess Interest with respect to the Mortgage Loans and amounts as may be held from time to time in the Excess Interest Distribution Account.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, , cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         Authenticating Agent



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-25

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2004-C2, CLASS PPL-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS PPL-1 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

PASS-THROUGH RATE:  5.2080%              APPROXIMATE AGGREGATE SCHEDULED
                                         PRINCIPAL BALANCE OF THE MORTGAGE
                                         LOANS AFTER DEDUCTING PAYMENTS DUE
DENOMINATION:  $[3,249,000]              AND PREPAYMENTS RECEIVED ON OR BEFORE
                                         CUT-OFF DATE:  $1,376,407,096

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

CUT-OFF DATE:  APRIL 1, 2004
                                         SPECIAL SERVICER:  LENNAR PARTNERS,
                                         INC.
CLOSING DATE:  APRIL 22, 2004

                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS PPL-1 CERTIFICATES          CUSIP NO.:  [36828Q GT 7]
AS OF THE CLOSING DATE:  $3,249,000

                                         ISIN NO.:  [US36828QGT76]

                                         CERTIFICATE NO.:  PPL-1 [-1]

                             CLASS PPL-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT, THE PRIMARY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class PPL-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class PPL-1 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class PPL-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer, the Primary Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Primary Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS PPL-1 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this        Remaining Principal Amount of         Notation
     Date                  Book-Entry Certificate                 Book-Entry Certificate            Made By
--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-26

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2004-C2, CLASS PPL-2

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS PPL-2 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

PASS-THROUGH RATE: 6.0510%               APPROXIMATE AGGREGATE SCHEDULED
                                         PRINCIPAL BALANCE OF THE MORTGAGE
                                         LOANS AFTER DEDUCTING PAYMENTS DUE
DENOMINATION:  $[3,331,000]              AND PREPAYMENTS RECEIVED ON OR BEFORE
                                         CUT-OFF DATE:  $1,376,407,096

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

CUT-OFF DATE:  APRIL 1, 2004
                                         SPECIAL SERVICER: LENNAR PARTNERS,
                                         INC.
CLOSING DATE:  APRIL 22, 2004

                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS PPL-2 CERTIFICATES          CUSIP NO.:  [36828Q GV 2]
AS OF THE CLOSING DATE:  $3,331,000

                                         ISIN NO.:  [US36828QGV23]

                                         CERTIFICATE NO.:  PPL-2 [-1]

                             CLASS PPL-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT, THE PRIMARY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class PPL-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class PPL-2 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class PPL-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer, the Primary Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Primary Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS PPL-2 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this        Remaining Principal Amount of         Notation
     Date                  Book-Entry Certificate                 Book-Entry Certificate            Made By
--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-27

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2004-C2, CLASS PPL-3

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS PPL-3 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

PASS-THROUGH RATE:  6.5200%              APPROXIMATE AGGREGATE SCHEDULED
                                         PRINCIPAL BALANCE OF THE MORTGAGE
                                         LOANS AFTER DEDUCTING PAYMENTS DUE
DENOMINATION:  $[4,990,000]              AND PREPAYMENTS RECEIVED ON OR BEFORE
                                         CUT-OFF DATE:  $1,376,407,096

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

CUT-OFF DATE:  APRIL 1, 2004
                                         SPECIAL SERVICER:  LENNAR PARTNERS,
                                         INC.
CLOSING DATE:  APRIL 22, 2004

                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         TRUSTEE: LASALLE BANK NATIONAL
                                         ASSOCIATION
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS PPL-3 CERTIFICATES          CUSIP NO.:  [36828Q GX 8]
AS OF THE CLOSING DATE:  $4,990,000

                                         ISIN NO.:  [US36828QGX88]

                                         CERTIFICATE NO.:  PPL-3 [-1]

                             CLASS PPL-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT, THE PRIMARY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class PPL-3 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class PPL-3 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class PPL-3 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer, the Primary Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Primary Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS PPL-3 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this        Remaining Principal Amount of         Notation
     Date                  Book-Entry Certificate                 Book-Entry Certificate            Made By
--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-28

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2004-C2, CLASS PPL-4

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS PPL-4 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

PASS-THROUGH RATE:  8.1540%              APPROXIMATE AGGREGATE SCHEDULED
                                         PRINCIPAL BALANCE OF THE MORTGAGE
                                         LOANS AFTER DEDUCTING PAYMENTS DUE
DENOMINATION:  $[6,400,000]              AND PREPAYMENTS RECEIVED ON OR BEFORE
                                         CUT-OFF DATE:  $1,376,407,096

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

CUT-OFF DATE:  APRIL 1, 2004
                                         SPECIAL SERVICER:  LENNAR PARTNERS,
                                         INC.
CLOSING DATE:  APRIL 22, 2004

                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS PPL-4 CERTIFICATES          CUSIP NO.:  [36828Q GZ 3]
AS OF THE CLOSING DATE:  $6,400,000

                                         ISIN NO.:  [US36828QGZ37]

                                         CERTIFICATE NO.:  PPL-4 [-1]

                             CLASS PPL-4 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT, THE PRIMARY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class PPL-4 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class PPL-4 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class PPL-4 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer, the Primary Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Primary Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS PPL-4 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this        Remaining Principal Amount of         Notation
     Date                  Book-Entry Certificate                 Book-Entry Certificate            Made By
--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-29

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2004-C2, CLASS PPL-5

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS PPL-5 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

PASS-THROUGH RATE: 9.5450%               APPROXIMATE AGGREGATE SCHEDULED
                                         PRINCIPAL BALANCE OF THE MORTGAGE
                                         LOANS AFTER DEDUCTING PAYMENTS DUE
DENOMINATION:  $[4,016,000]              AND PREPAYMENTS RECEIVED ON OR BEFORE
                                         CUT-OFF DATE:  $1,376,407,096

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

CUT-OFF DATE:  APRIL 1, 2004
                                         SPECIAL SERVICER:  LENNAR PARTNERS,
                                         INC.
CLOSING DATE:  APRIL 22, 2004

                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS PPL-5 CERTIFICATES          CUSIP NO.:  [36828Q HB 5]
AS OF THE CLOSING DATE:  $4,016,000

                                         ISIN NO.:  [US36828QHB59]

                                         CERTIFICATE NO.:  PPL-5[-1]

                             CLASS PPL-5 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT, THE PRIMARY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class PPL-5 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class PPL-5 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class PPL-5 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer, the Primary Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Primary Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL ASSOCIATION, not
                                         in its individual capacity but solely
                                         as Certificate Registrar under the
                                         Pooling and Servicing Agreement.

                                           By:__________________________________
                                              AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS PPL-5 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                           By:__________________________________
                                              AUTHORIZED REPRESENTATIVE

                                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this        Remaining Principal Amount of         Notation
     Date                  Book-Entry Certificate                 Book-Entry Certificate            Made By
--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-30

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2004-C2, CLASS PPL-6

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS PPL-6 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

PASS-THROUGH RATE: 10.4670%              APPROXIMATE AGGREGATE SCHEDULED
                                         PRINCIPAL BALANCE OF THE MORTGAGE
                                         LOANS AFTER DEDUCTING PAYMENTS DUE
DENOMINATION:  $[4,864,000]              AND PREPAYMENTS RECEIVED ON OR BEFORE
                                         CUT-OFF DATE:  $1,376,407,096

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF APRIL 1, 2004          SERVICER:  WACHOVIA BANK, NATIONAL
                                         ASSOCIATION

CUT-OFF DATE:  APRIL 1, 2004
                                         SPECIAL SERVICER: LENNAR PARTNERS,
                                         INC.
CLOSING DATE:  APRIL 22, 2004

                                         FISCAL AGENT: ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
MAY 10, 2004
                                         TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS PPL-6 CERTIFICATES          CUSIP NO.:  [36828Q HD 1]
AS OF THE CLOSING DATE:  $4,864,000

                                         ISIN NO.:  [US36828QHD16]

                                         CERTIFICATE NO.:  PPL-6[-1]

                             CLASS PPL-6 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT, THE PRIMARY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class PPL-6 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Fiscal Agent, the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class PPL-6 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class PPL-6 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class PPL Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer, the Primary Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Primary Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class PPL Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class PPL Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class PPL Certificates shall exchange such Certificates for the Component Mortgage Loan Subordinate Components or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class PPL Certificates shall be held by one Certificate Owner or that the holders of all Class PPL Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.



                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  April 22, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS PPL-6 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent



                                          By:_________________________________
                                             AUTHORIZED REPRESENTATIVE

                                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this        Remaining Principal Amount of         Notation
     Date                  Book-Entry Certificate                 Book-Entry Certificate            Made By
--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

--------------     --------------------------------------     -----------------------------     ---------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the
            entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with
            rights of survivorship and
            not as tenants in common      Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
           (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

Mortgage Loan Schedule



  ID     Property Name
------   ------------------------------------------------------------
     1   Tysons Corner Center

     2   Pacific Place
     3   The Prince Building
     4   Princeton Office
     5   Chino Hills Crossroads Marketplace
     6   Riverpark Shopping Center
     7   Stonebriar Plaza
     8   Continental Centre
     9   Extra Space New Jersey
   9.1   Edison
   9.2   Egg Harbor
   9.3   Old Bridge
   9.4   Woodbridge
   9.5   Howell
    10   Lake Grove Plaza
    11   Highlands at Flower Mound
    12   Briarwood Apartments
    13   Pirates Cove Apartments
    14   Extra Space Portfolio #1
  14.1   Extra Space - Burbank
  14.2   Extra Space - Casitas
  14.3   Extra Space - Forest Hill
  14.4   Extra Space - Military Trail
  14.5   Extra Space - Lamont
    15   Continental Communities - Camelot Village MHC
    16   AFR/Bank of America Portfolio
  16.1   Bank of America Center
  16.2   Van Ness & Market
  16.3   525 N Tryon-Odell Building
  16.4   Bank of America Financial Ctr
  16.5   Jacksonville Ops CTR/#600
  16.6   Jacksonville Ops CTR/#100
  16.7   Jacksonville Ops CTR/#400
  16.8   South Region TPC
  16.9   Catalina-Bank of America Ctr
 16.10   Jacksonville Ops CTR/#200
 16.11   Jacksonville Ops CTR/#700
 16.12   South Mountain-Bank of America
 16.13   Jacksonville Ops CTR/#500
 16.14   Jacksonville Ops CTR/#300
 16.15   Miami Lakes Operation CTR
 16.16   Spokane Bankcard Services
 16.17   Century Park
 16.18   Bank of America Plaza
 16.19   Mendham Operations Center
 16.20   Glendale Main
 16.21   Fort Sam Houston
 16.22   Ellinwood Center #300
 16.23   Ellinwood Center #400
 16.24   Long Beach Financial
 16.25   Maricopa-Bank of America Ctr
 16.26   Camelback-Bank of America CTR
 16.27   McDowell-Bank of America Ctr
 16.28   Stockton Main Office
 16.29   Inland Empire Cash Vault
 16.30   Lake & Colorado Br
 16.31   Pomona Main
 16.32   Ellinwood Center #500
 16.33   Sunnyvale Main Branch
 16.34   Coronado Branch
 16.35   Riverside Main
 16.36   Williams Islands
 16.37   La Jolla Main
 16.38   Whittier Office
 16.39   Hallandale Beach
 16.40   Annapolis Church Circle - BAL
 16.41   Greenspoint
 16.42   Redding Main Branch
 16.43   Albuquerque Operations Center
 16.44   Santa Barbara
 16.45   Charlottesville
 16.46   Plaza
 16.47   Irvine Industrial
 16.48   Gardena Main
 16.49   Westshore Mall
 16.50   Inglewood Main Office
 16.51   Jacksonville Ops Ctr/School
 16.52   Jacksonville Ops CTR/Daycare
 16.53   Bull Street
 16.54   Bellingham
 16.55   Lighthouse Point
 16.56   Richland
 16.57   North Hollywood
 16.58   Torrance Sartori
 16.59   Escondido Main Office
 16.60   San Bernadino Main
 16.61   Winter Park
 16.62   Santa Maria Branch
 16.63   Salinas Main Branch
 16.64   Oak Trafficway Facility
 16.65   Paradise Valley
 16.66   University
 16.67   Fresno Proof/Vault
 16.68   Cordova
 16.69   Yuba City Branch
 16.70   Ocala Downtown
 16.71   Roanoke
 16.72   Mesa Main
 16.73   Auburn
 16.74   Valdosta Main
 16.75   Gulf to Bay
 16.76   Waco
 16.77   Yakima Valley Bldg/BR
 16.78   Lynchburg
 16.79   El Segundo
 16.80   Mission Facility
 16.81   Aiken Main Office
 16.82   Cartersville Main
 16.83   Murfreesboro Main Office
 16.84   Bremerton
 16.85   Columbia Facility
 16.86   South Austin
 16.87   Hampton-Main Facility
 16.88   Concord Village
 16.89   Ventura Main Office
 16.90   East Bakersfield Office
 16.91   North Sacramento Branch
 16.92   Coeur D'alene BDLG/BR
 16.93   Mexico Facility
 16.94   Cedar & Shields
 16.95   Sepulveda-Devonshire BR
 16.96   William Street Facility
 16.97   Stockdale
 16.98   Walla Walla
 16.99   Fort Worth East
16.100   Port Charlotte
16.101   Moultrie Main
16.102   Florissant Facility
16.103   East Central Facility
16.104   Independence Square
16.105   Henderson
16.106   Calwa
16.107   Bixby-Atlantic
16.108   Lincoln Heights Branch
16.109   Oak Park Branch
16.110   San Jose
16.111   Carrollton
16.112   Lynwood Branch
16.113   Palmdale Branch
16.114   Dumas Banking Center
16.115   Old Hampton
16.116   Moses Lake
16.117   Dalhart Banking Center
16.118   Willow-Daisy Branch
16.119   North Hialeah
16.120   South Glenstone Facility
16.121   Admiral
16.122   N Wenatchee
16.123   Denison
16.124   Brownwood
16.125   Albany Main Office
16.126   Penn Street Facility
16.127   Mount Pleasant
16.128   Ridgewood
16.129   East Compton Branch
16.130   Pasco
16.131   Port Angeles
16.132   Harrison Main
16.133   Downtown Palmetto
16.134   Mission
16.135   Forks
16.136   Pico-Vermont Branch
16.137   Winder (BS)
16.138   Highlandtown - BAL
16.139   South Boston
16.140   Downtown Facility
16.141   Norton - 7th Street
16.142   Lexington Facility
16.143   Clermont
16.144   Camelback Uptown
16.145   Red Bluff Branch
16.146   Hollywood/Tyler
16.147   Richland Facility
16.148   West Sunshine Facility
16.149   Muskogee Main Facility
16.150   Aransas Pass (CCNB)
16.151   Aberdeen Bldg/BR
    17   Park Towne Village
    18   Lake Wyndemere Apartments
    19   Knox Park Village Retail
    20   Pembroke Lake
    21   Michaels Midwest Warehouse Center
    22   Fairfield Business Center
    23   Legacy at Cross Creek Apartments
    24   Kellam MHP Portfolio - Greenleigh
    25   Miramonte Apartments Sacramento
    26   Merola Medical Office Portfolio
    27   Aquia Terrace Apartments
    28   Burnsville Marketplace
    29   MHC Portfolio - Golf Vista Estates
    30   Ordnance Plaza - 2
    31   Grove at Pleasant Valley
    32   Ramblewood Apartments
    33   Quito Village Shopping Center
    34   Merchants Crossing
    35   MHC Portfolio - Lighthouse Pointe
    36   Alhambra Renaissance Center
    37   427 S. LaSalle
         Prado Properties Portfolio
    38   Village at Glynn Place SC
    39   Baytree Village
    40   MHC Portfolio - Casa Village
    41   University Walk Apartments
    42   Mariner Village Shopping Center
    43   MHC Portfolio - Flamingo West
    44   Trovas Apartments Sacramento
    45   Bayshore Villa MHC
    46   Northmil Plaza
    47   Water Place at Woodmont
    48   Keller Place
    49   Bendetti Industrial Portfolio
  49.1   Bendetti Industrial Portfolio-Clauset Business Park
  49.2   Bendetti Industrial Portfolio-Commerce Center
  49.3   Bendetti Industrial Portfolio-Carmenita Pumice Business Park
    50   Continental Communities - Rolling Hills MHC
    51   Shops at Borders
    52   Hampton Apartment Portfolio
  52.1   Hampton Woods
  52.2   Hampton Crossing
    53   Twin Rivers Apartments East Windsor
         2535 - 2635 Camino Del Rio South (ROLLUP)
    54   2535 Camino Del Rio South
    55   2635 Camino Del Rio South
    56   Hunter's Bluff Apartments
    57   35 Fourth Avenue
    58   New Hampton Commons
    59   Rockaway Gardens
    60   Summerhill Place Apartments
    61   Telephone Factory Lofts
    62   Ridge Rock Plaza
    63   Union Medical Building
    64   Tanglewood Plaza
    65   17th Street Promenade
    66   T-Mobile USA
    67   Foothills Industrial Park
    68   Arbors on Chimney Rock
    69   3rd Street Village Shops
    70   Clarendon Heights Apartments
    71   Hilton Garden Inn, Green Bay
    72   Chapman Self Storage
    73   Old Chatham RV Resort
    74   Hillside View Apartments
    75   Iris Court
    76   Washington Point II Shopping Center
    77   Shoppes of Paradise Key Phase II
    78   Brentmoor Place
    79   Best Storage
    80   136-138 West 34th St
    81   Hillcrest Medical Park
    82   Hampton Creek Apartments
    83   Greenview Village - Islip
    84   Morrison Opera Building
    85   8721 Sunset Blvd
    86   Shops at Carlisle
    87   Brook Hollow Apts
    88   Capital Garage Apartments
    89   Bayshore Plaza
    90   Harwood Village Shopping Center
    91   Plantation Self Storage
    92   Public Storage Stanton
    93   Self Storage Plus - Elkridge
    94   Lockaway Storage Fremont
    95   Eckerds Destin
    96   Walgreens - San Antonio
    97   Walgreens - Broken Arrow
         David's Bridal & Kemah Marketplace Portfolio
    98   David's Bridal
    99   Kemah Marketplace
   100   Walgreens Birmingham
   101   Home Depot - Lompoc, CA (Ground Lease)
   102   Keep Safe Self Storage
   103   Westport Plaza Retail Center
         Blockbuster Portfolio
   104   Blockbuster Retail Center (A) in Ft. Oglethorpe
   105   Blockbuster Retail Center in Chattanooga
   106   Lockaway Storage Montclair
   107   Walgreens - Bettendorf
   108   Juniper Apartments
   109   General Washington
   110   Greenview West Sayville
   111   Alexis Court
   112   Heritage Park Apartments
   113   Eckerd's - Lafayette
   114   NB Handy Building
   115   Magnolia Plaza
   116   Frontier Development
   117   Pea Ridge Shopping Center
   118   Juneau Apartments
   119   Midsouth Self Storage



  ID     Sponsor
------   -------------------------------------------------------------------------------------------------------------------------
     1   Wilmorite Properties, Inc. and Alaska Permanent Fund Corporation

     2   Jamestown
     3   Eric Hadar, Stanley Cayre
     4   Estate of Lawrence Zirinsky, John Zirinsky
     5   Rodney F. Emery
     6   Michael C. Ainbinder, Barton L. Duckworth
     7   Steven Shafer, Scott Shafer
     8   Franklin Kass, John Lucks, Jr.
     9   Kenneth M. Woolley
   9.1
   9.2
   9.3
   9.4
   9.5
    10   JP Morgan US Real Estate Income & Growth Fund and New Plan Excel Realty Trust
    11   Syd Hurley, David Watson, PCP-FM Target, LP
    12   Stephen Goldberg
    13   Gary M. Holloway, Fidelity Research and Management
    14   Kenneth M. Woolley
  14.1
  14.2
  14.3
  14.4
  14.5
    15   Continental Communities, L.L.C.
    16   American Financial Realty Trust
  16.1
  16.2
  16.3
  16.4
  16.5
  16.6
  16.7
  16.8
  16.9
 16.10
 16.11
 16.12
 16.13
 16.14
 16.15
 16.16
 16.17
 16.18
 16.19
 16.20
 16.21
 16.22
 16.23
 16.24
 16.25
 16.26
 16.27
 16.28
 16.29
 16.30
 16.31
 16.32
 16.33
 16.34
 16.35
 16.36
 16.37
 16.38
 16.39
 16.40
 16.41
 16.42
 16.43
 16.44
 16.45
 16.46
 16.47
 16.48
 16.49
 16.50
 16.51
 16.52
 16.53
 16.54
 16.55
 16.56
 16.57
 16.58
 16.59
 16.60
 16.61
 16.62
 16.63
 16.64
 16.65
 16.66
 16.67
 16.68
 16.69
 16.70
 16.71
 16.72
 16.73
 16.74
 16.75
 16.76
 16.77
 16.78
 16.79
 16.80
 16.81
 16.82
 16.83
 16.84
 16.85
 16.86
 16.87
 16.88
 16.89
 16.90
 16.91
 16.92
 16.93
 16.94
 16.95
 16.96
 16.97
 16.98
 16.99
16.100
16.101
16.102
16.103
16.104
16.105
16.106
16.107
16.108
16.109
16.110
16.111
16.112
16.113
16.114
16.115
16.116
16.117
16.118
16.119
16.120
16.121
16.122
16.123
16.124
16.125
16.126
16.127
16.128
16.129
16.130
16.131
16.132
16.133
16.134
16.135
16.136
16.137
16.138
16.139
16.140
16.141
16.142
16.143
16.144
16.145
16.146
16.147
16.148
16.149
16.150
16.151
    17   George Cornelson, Afshin Ghazi
    18   Stephen S. Spessard; Michael S. McGrath
    19   Steven Shafer, John W. Carpenter III
    20   Edwin Joseph
    21   Lexington Corporate Properties Trust
    22   Steven Denholtz, Jerry Zaro
    23   David Couch, Christopher Dunbar, Charles F. Baker, James Davis
    24   NNN, LC
    25   Kearny Spring Co., LP, Ray Cliff Partners, LP, Kearney Properties, Inc., Woodcliff Properties, Inc.
    26   A. John Merola, M.D.
    27   H.J. Howard
    28   Tanurb Partnership, LP
    29   Manufactured Home Communities, Inc.
    30   Andrew Cohen
    31   David Alexander, Alvin Childs, Cotswold Properties, LLC
    32   Edwin Joseph
    33   Robert & Sally Longinetti, Peter Danna
    34   Garo Kholamian, Invest Linc/GK Properties Fund I, LLC, Troy Wiseman, Star Realty Investors, LLC
    35   Manufactured Home Communities, Inc.
    36   Thoodore J. Slaught
    37   Laurence Weiner, Gerald Nudo
         Prado Properties, Inc., Mark R. Hudgens
    38   Prado Properties, Inc., Mark R. Hudgens
    39   Prado Properties, Inc., Mark R. Hudgens
    40   Manufactured Home Communities, Inc.
    41   Gary M. Holloway, Fidelity Research and Management
    42   Sid C. Weiss
    43   Manufactured Home Communities, Inc.
    44   Kearny Properties, Inc, Ray Cliff Partners, LP, Kearney Properties, Inc, Woodcliff Properties, Inc.
    45   Lee M. Kort, Michael H. Scott
    46   Rueger Family Limited Partnership, Dale Williams
    47   Tenshore Realty Ltd, David R Wiener
    48   Donald Silverman, Valcor Partners
    49   Donald Bendetti
  49.1
  49.2
  49.3
    50   Continental Communities, L.L.C.
    51   Tanurb Partnership, LP
    52   J. Douglas Winter; Lawrence W. Conjar
  52.1
  52.2
    53   Robert W. Kerekes, Mary T. Kerekes, Celanon Corporation
         Holualoa Arizona, Inc.
    54   Holualoa Arizona, Inc.
    55   Holualoa Arizona, Inc.
    56   Jack Carlisle, Philip Kohl
    57   Boris Motovich
    58   Thomas E Coghill Sr
    59   Robert W. Kerekes, Mary T. Kerekes, Celanon Corporation
    60   Marc Edelstein
    61   David L. Perdue, A. Rhodes Perdue
    62   IPERS
    63   Gary O. Loo, Union Medical Land Ltd., MEDECO-UMA, LLC
    64   Andrew J Saluan
    65   K. Gregory Wohl, Peter Desforges
    66   Lexington Corporate Properties Trust
    67   Donald P. Cook
    68   Haley Associates Limited Partnership
    69   Willaim F. Schueth, Jr., Leonard H. Grunthal, III, John Schultz, Marc C. Angelo
    70   Byron Gilchrest, George Macomber, Richard H. Sayre, Thomas P. O'Neill, Robert I. Owens
    71   Thomas D. Arnot
    72   Deann Dorothea Pancheri, Marvin Schwartz
    73   Robert C. Morgan, Robert J. Moser, Herb Morgan
    74   Jeffrey Gouchberg, Lita Gouchberg
    75   Richard D. Cohen
    76   Alan C. Fox
    77   Michael P. Connor, Susan Riordan, Robert Schlytter, David Lubotsky, Jody Mandel-Herbert, George K. Kidman, Terry Lubotsky
    78   Lawrence Greenberg, Barry Pessin
    79   John H. Midby
    80   Jack Dushey, BAS Realty LLC
    81   Robert K. Ford, R. Franklin Ford, Jr., Richard Enthoven, Tamara Ford NcGowen, Traci Ford Owen
    82   Steven E. Lawson, Robert R. Lawson, Jeffry A. Lawson, Robert A. Lawson, Jr
    83   Charles A. Gargano, Larry C Gargano, Carmen Gargano
    84   Bruce A. Bodner, Donald R. Bodner
    85   Milton Bradley Scott
    86   Charles B. Saunders, Marcia T. Saunders
    87   David Parisier, Andrew Kissel, David Hirsch
    88   Artcraft Investment, L.C., SunAmerica Housing Fund No. 619, Earl Ferguson
    89   Frank Weiss, Marc Lantzman
    90   Henry S. Miller Investment Co.
    91   Jimmie Evans, Billy M Watson, Bridget M Watson, Jamie Watson
    92   Boyd Higgins
    93   Joseph Wolinsky
    94   Michael Shaw, Michael Garrity
    95   Dooley E. Culbertson, F. Gerald Maples, Rodney E. Shands, Keith Howard
    96   Alice L. Griffith
    97   Greta Winter, Mordechai Winter
         Andy Weiner, Brad Schlosser
    98   Andy Weiner, Brad Schlosser
    99   Andy Weiner, Brad Schlosser
   100   Milton Gottlieb, Lynn Kirk
   101   Peter J. Koetting; Robert T. Best; Mark D. Hulme
   102   Dwight D. Baron, Jimmy Evans
   103   K. Gregory Wohl, Peter Desforges
         Tahsin Issa, Bassam Issa
   104   Tahsin Issa, Bassam Issa
   105   Tahsin Issa, Bassam Issa
   106   Michael Shaw, Michael Garrity
   107   Dr. Mark Rosenbloom
   108   Brian R. Johnson
   109   Richard D. Cohen, Milton S. Glanz
   110   Charles A. Gargano, Larry C. Gargano, Carmen Gargano
   111   Anthony Rosati
   112   Robert L. Oja, Bonnie M. Oja
   113   William A. Levin, Thomas D. Adelman, Muriel Adelman
   114   Douglas D. Ellis, NB Handy Company
   115   Timothy H. Lehning, Tollgatehouse, LLC, Mid Ohio Securities Corp
   116   Eric Gordon, James Leach
   117   Robert V. Stunkel, II
   118   Brian R. Johnson
   119   T. Davis Gordon



  ID     Address                                                                         City                        State
------   -----------------------------------------------------------------------------   ------------------------   -------
     1   1961 Chain Bridge Road                                                          McLean                       VA

     2   801 Market Street and 22 4th Street                                             San Francisco                CA
     3   568-578 Broadway                                                                New York                     NY
     4   101, 103, 105, 107 College Road East, 2 and 4 Research Way                      Princeton                    NJ
     5   12949 - 13225 Peyton Drive                                                      Chino Hills                  CA
     6   19900 Southwest Freeway                                                         Sugar Land                   TX
     7   2693-3051 Preston Road                                                          Frisco                       TX
     8   150 East Gay Street                                                             Columbus                     OH
     9   Various                                                                         Various                      NJ
   9.1   1660 Oak Tree Road                                                              Edison                       NJ
   9.2   6730 Delilah Road                                                               Egg Harbor Township          NJ
   9.3   2540 Country Road 516                                                           Old Bridge                   NJ
   9.4   725 Route 1 South                                                               Woodbridge                   NJ
   9.5   5440 Route 9 South                                                              Howell                       NJ
    10   4000 Middle Country Road                                                        Lake Grove                   NY
    11   SWC FM 2499 & Justin Road                                                       Flower Mound                 TX
    12   14005 Bramble Lane                                                              Laurel                       MD
    13   3305 E. 10th Street                                                             Greenville                   NC
    14   Various                                                                         Various                    Various
  14.1   175 West Verdugo Avenue                                                         Burbank                      CA
  14.2   2904 Casitas Avenue                                                             Los Angeles                  CA
  14.3   3455 Forest Hill Blvd                                                           West Palm Beach              FL
  14.4   2300 N Military Trail                                                           West Palm Beach              FL
  14.5   3450 North Lamont Street                                                        Las Vegas                    NV
    15   9950 State Route 43                                                             Streetsboro                  OH
    16   Various                                                                         Various                    Various
  16.1   231 South LaSalle Street                                                        Chicago                      IL
  16.2   One South Van Ness Boulevard                                                    San Francisco                CA
  16.3   525 North Tryon Street                                                          Charlotte                    NC
  16.4   601 West Riverside Avenue                                                       Spokane                      WA
  16.5   9000 Southside Boulevard                                                        Jacksonville                 FL
  16.6   9000 Southside Boulevard                                                        Jacksonville                 FL
  16.7   9000 Southside Boulevard                                                        Jacksonville                 FL
  16.8   17100 North West 59th Avenue                                                    Miami Lakes                  FL
  16.9   1825 East Buckeye Road                                                          Phoenix                      AZ
 16.10   9000 Southside Boulevard                                                        Jacksonville                 FL
 16.11   9000 Southside Boulevard                                                        Jacksonville                 FL
 16.12   1825 East Buckeye Road                                                          Phoenix                      AZ
 16.13   9000 Southside Boulevard                                                        Jacksonville                 FL
 16.14   9000 Southside Boulevard                                                        Jacksonville                 FL
 16.15   5875 North West 163rd Street                                                    Miami Lakes                  FL
 16.16   1616 South Rustle                                                               Spokane                      WA
 16.17   1000 Century Park Road                                                          Tampa                        FL
 16.18   820 A Street                                                                    Tacoma                       WA
 16.19   707 Mendham Boulevard                                                           Orlando                      FL
 16.20   345 North Brand Boulevard                                                       Glendale                     CA
 16.21   1422 East Grayson Street                                                        San Antonio                  TX
 16.22   300 Ellinwood Way                                                               Pleasant Hill                CA
 16.23   400 Ellinwood Way                                                               Pleasant Hill                CA
 16.24   150 Long Beach Boulevard                                                        Long Beach                   CA
 16.25   1825 East Buckeye Road                                                          Phoenix                      AZ
 16.26   1825 East Buckeye Road                                                          Phoenix                      AZ
 16.27   1825 East Buckeye Road                                                          Phoenix                      AZ
 16.28   110 East Weber Street                                                           Stockton                     CA
 16.29   1275 South Dupont Avenue                                                        Ontario                      CA
 16.30   880 East Colorado Boulevard                                                     Pasadena                     CA
 16.31   444 South Garey Avenue                                                          Pomona                       CA
 16.32   500 Ellinwood Way                                                               Pleasant Hill                CA
 16.33   444 South Mathilda Avenue                                                       Sunnyvale                    CA
 16.34   1199 Orange Avenue                                                              Coronado                     CA
 16.35   3650 14th Street                                                                Riverside                    CA
 16.36   18305 Biscayne Boulevard                                                        Aventura                     FL
 16.37   7680 Girard Avenue                                                              La Jolla                     CA
 16.38   7255 South Greenleaf Avenue                                                     Whittier                     CA
 16.39   801 E. Hallandale Boulevard                                                     Hallandale                   FL
 16.40   10 Church Circle                                                                Annapolis                    MD
 16.41   12400 Interstate 45 North                                                       Houston                      TX
 16.42   1661 East Street                                                                Redding                      CA
 16.43   725 6th Street North West                                                       Albuquerque                  NM
 16.44   834 State Street                                                                Santa Barbara                CA
 16.45   300 East Main Street                                                            Charlottesville              VA
 16.46   900 South Federal Highway                                                       Stuart                       FL
 16.47   4101 MacArthur Boulevard                                                        Newport Beach                CA
 16.48   1450 West Redondo Beach Boulevard                                               Gardena                      CA
 16.49   100 North Westshore Boulevard                                                   Tampa                        FL
 16.50   330 East Manchester Boulevard                                                   Inglewood                    CA
 16.51   9000 Southside Boulevard                                                        Jacksonville                 FL
 16.52   9000 Southside Boulevard                                                        Jacksonville                 FL
 16.53   22 Bull Street                                                                  Savannah                     GA
 16.54   112 East Holly Street                                                           Bellingham                   WA
 16.55   2850 North Federal Highway                                                      Lighthouse Point             FL
 16.56   1007 Knight Street                                                              Richland                     WA
 16.57   5025 Lankershim Boulevard                                                       North Hollywood              CA
 16.58   1255 Sartori Avenue                                                             Torrance                     CA
 16.59   220 South Escondido Boulevard                                                   Escondido                    CA
 16.60   303 North D Street                                                              San Bernardino               CA
 16.61   750 South Orlando Avenue                                                        Winter Park                  FL
 16.62   300 Town Center East                                                            Santa Maria                  CA
 16.63   405 Main Street                                                                 Salinas                      CA
 16.64   8320 North Oak Trafficway                                                       Kansas City                  MO
 16.65   1077 East Sahara Avenue                                                         Las Vegas                    NV
 16.66   4701 University Way North East                                                  Seattle                      WA
 16.67   2111 Tuolumne Street                                                            Fresno                       CA
 16.68   5061 Bayou Boulevard                                                            Pensacola                    FL
 16.69   1100 Butte House Road                                                           Yuba City                    CA
 16.70   35 SE 1st Avenue                                                                Ocala                        FL
 16.71   302 South Jefferson Street, South East                                          Roanoke                      VA
 16.72   63 West Main Street                                                             Mesa                         AZ
 16.73   900 High Street                                                                 Auburn                       CA
 16.74   106 South Patterson Street                                                      Valdosta                     GA
 16.75   1640 Gulf to Bay Boulevard                                                      Clearwater                   FL
 16.76   514 Austin Avenue                                                               Waco                         TX
 16.77   101 North 2nd Street                                                            Yakima                       WA
 16.78   801 Main Street                                                                 Lynchburg                    VA
 16.79   835 North Sepulveda Boulevard                                                   El Segundo                   CA
 16.80   9500 Mission Road                                                               Overland Park                KS
 16.81   167 Laurens Street                                                              Aiken                        SC
 16.82   102 East Main Street                                                            Cartersville                 GA
 16.83   120 East Main Street                                                            Murfreesboro                 TN
 16.84   1000 6th Street South                                                           Bremerton                    WA
 16.85   800 Cherry Street                                                               Columbia                     MO
 16.86   2501 South Congress                                                             Austin                       TX
 16.87   4301 and 4400 Hampton Avenue                                                    St. Louis                    MO
 16.88   5353 South Lindbergh Boulevard                                                  St. Louis                    MO
 16.89   1130 South Victoria                                                             Ventura                      CA
 16.90   1201 Baker Street                                                               Bakersfield                  CA
 16.91   1830 Del Paso Boulevard                                                         Sacramento                   CA
 16.92   401 Front Street                                                                Coeur D'Alene                ID
 16.93   222 South Jefferson                                                             Mexico                       MO
 16.94   3435 North Cedar Avenue                                                         Fresno                       CA
 16.95   10300-10306 Sepul Veda Boulevard                                                Mission Hills                CA
 16.96   2001 William Street                                                             Cape Girardeau               MO
 16.97   5021 California Avenue                                                          Bakersfield                  CA
 16.98   111 West Main Street                                                            Walla Walla                  WA
 16.99   5651 East Lancaster Avenue                                                      Fort Worth                   TX
16.100   21175 Olean Boulevard                                                           Port Charlotte               FL
16.101   300 South Main Street                                                           Moultrie                     GA
16.102   880 Rue St. Francois                                                            Florissant                   MO
16.103   4401 Central Avenue North East                                                  Albuquerque                  NM
16.104   129 West Lexington                                                              Independence                 MO
16.105   107 Water Street                                                                Henderson                    NV
16.106   2611 South Cedar Avenue                                                         Fresno                       CA
16.107   3804 Atlantic Avenue                                                            Long Beach                   CA
16.108   2400 North Broadway                                                             Los Angeles                  CA
16.109   3810 Broadway                                                                   Sacramento                   CA
16.110   3535 University Boulevard West                                                  Jacksonville                 FL
16.111   1101 South Josey Lane                                                           Carrollton                   TX
16.112   3505 East Imperial Highway                                                      Lynwood                      CA
16.113   839 East Palmdale Boulevard                                                     Palmdale                     CA
16.114   501 Bliss Avenue                                                                Dumas                        TX
16.115   1 West Queens Way                                                               Hampton                      VA
16.116   103 East 3rd Avenue                                                             Moses Lake                   WA
16.117   323 Denver Avenue                                                               Dalhart                      TX
16.118   600 West Willow Street                                                          Long Beach                   CA
16.119   1 East 49th Street                                                              Hialeah                      FL
16.120   2940 South Glenstone                                                            Springfield                  MO
16.121   5950 East Admiral Place                                                         Tulsa                        OK
16.122   830 North Wenatchee Avenue                                                      Wenatchee                    WA
16.123   300 West Main Street                                                            Denison                      TX
16.124   One Center Avenue                                                               Brownwood                    TX
16.125   128 South Washington Street                                                     Albany                       GA
16.126   501 Pennsylvania Ave                                                            Independence                 KS
16.127   302 North Jefferson Avenue                                                      Mt. Pleasant                 TX
16.128   231 South Ridgewood Drive                                                       Sebring                      FL
16.129   518 South Long Beach Boulevard                                                  Compton                      CA
16.130   350 West Lewis Street                                                           Pasco                        WA
16.131   102 East Front Street                                                           Port Angeles                 WA
16.132   204 East Rush                                                                   Harrison                     AR
16.133   700 8th Avenue West                                                             Palmetto                     FL
16.134   1101 North Conway                                                               Mission                      TX
16.135   481 South Forks Avenue                                                          Forks                        WA
16.136   1232 South Vermont Avenue                                                       Los Angeles                  CA
16.137   102 North Broad Street                                                          Winder                       GA
16.138   3415/17 Eastern Avenue                                                          Baltimore                    MD
16.139   606 Broad Street                                                                South Boston                 VA
16.140   210 West 8th Street                                                             Rolla                        MO
16.141   702 Park Avenue North West                                                      Norton                       VA
16.142   1016 Main Street                                                                Lexington                    MO
16.143   690 East Highway 50                                                             Clermont                     FL
16.144   51 East Camelback Road                                                          Phoenix                      AZ
16.145   955 Main Street                                                                 Red Bluff                    CA
16.146   1900 Tyler Street                                                               Hollywood                    FL
16.147   112 McClurg                                                                     Richland                     MO
16.148   710 West Sunshine                                                               Springfield                  MO
16.149   230 West Broadway                                                               Muskogee                     OK
16.150   221 South Commercial                                                            Aransas Pass                 TX
16.151   101 East Market Street                                                          Aberdeen                     WA
    17   1600 East Woodlawn Road                                                         Charlotte                    NC
    18   2109 Sawdust Road                                                               The Woodlands                TX
    19   3001 Knox Street                                                                Dallas                       TX
    20   700 Moraine Court                                                               Virginia Beach               VA
    21   2400 West Haven Avenue                                                          New Lenox                    IL
    22   333-373 Rte 46 West & 22 Just Rd                                                Fairfield                    NJ
    23   570 Castle Rising Road                                                          Fayetteville                 NC
    24   14006 Stevenhurst Drive                                                         Chester                      VA
    25   4850 Natomas Blvd.                                                              Sacramento                   CA
    26   5100, 5112, 7209, 5116 W Taft Road and 4000 Medical Center Drive                Liverpool & Fayetteville     NY
    27   190 White Pine Circle                                                           Stafford                     VA
    28   13901 Aldrich Avenue South                                                      Burnsville                   MN
    29   25807 Firestone Drive                                                           Monee                        IL
    30   585-597 Ordnance Road                                                           Glen Burnie                  MD
    31   11901 Pleasant Ridge Road                                                       Little Rock                  AR
    32   6741 Tanner Creek Drive                                                         Norfolk                      VA
    33   18764-18850 Cox Avenue                                                          Saratoga                     CA
    34   1500 Placida Road                                                               Englewood                    FL
    35   200 Autumn Trail                                                                Port Orange                  FL
    36   1-21 East Main Street                                                           Alhambra                     CA
    37   427 S LaSalle Street                                                            Chicago                      IL
         Various                                                                         Various                      GA
    38   110 Altama Connector                                                            Brunswick                    GA
    39   1741 Gornto Road                                                                Valdosta                     GA
    40   422 South 24th Street West                                                      Billings                     MT
    41   1205 University Walk Circle                                                     Charlotte                    NC
    42   6347-6467 Wetheiner Road                                                        Houston                      TX
    43   8122 West Flamingo Road                                                         Las Vegas                    NV
    44   4900 Natomas Blvd                                                               Sacramento                   CA
    45   3499 E Bayshore Road                                                            Redwood City                 CA
    46   4367 Northlake Blvd                                                             Palm Beach Gardens           FL
    47   7790 NW 78th Avenue                                                             Tamarac                      FL
    48   2041 Rufe Snow Drive                                                            Keller                       TX
    49   Various                                                                         Various                      CA
  49.1   4011 W. Carriage Drive, 3210 S. Croddy Way, 3030 S. Shannon Street              Santa Ana                    CA
  49.2   11823 Slauson Avenue                                                            Santa Fe Springs             CA
  49.3   13538-13594 Pumice Street                                                       Norwalk                      CA
    50   721 27th Street NW                                                              Massillon                    OH
    51   515 Route 73 South                                                              Marlton                      NJ
    52   Various                                                                         Rockford                     IL
  52.1   2651-2755 Lund Avenue                                                           Rockford                     IL
  52.2   1403, 1417, 1435, 1451, 1473, 1491 Stony Creek Way and 6032 Conrad Avenue       Rockford                     IL
    53   611 Abbington Drive                                                             E. Windsor Township          NJ
         Various                                                                         San Diego                    CA
    54   2535 Camino Del Rio South                                                       San Diego                    CA
    55   2635 Camino Del Rio South                                                       San Diego                    CA
    56   201 West Montgomery Crossroads                                                  Savannah                     GA
    57   35 Fourth Avenue                                                                Brooklyn                     NY
    58   1482 West Queen Street                                                          Hampton                      VA
    59   135 Kendall Court                                                               Rockaway                     NJ
    60   6801 West Ocotillo Road                                                         Glendale                     AZ
    61   828 Ralph McGill Blvd. NE                                                       Atlanta                      GA
    62   4901-4951 Overton Ridge Blvd.                                                   Fort Worth                   TX
    63   1625 Medical Center Point                                                       Colorado Springs             CO
    64   4910 Tamiami Trail North                                                        Naples                       FL
    65   250-298 17th Street                                                             Costa Mesa                   CA
    66   3711 San Gabriel                                                                Mission                      TX
    67   3550-3850 Frontier Avenue                                                       Boulder                      CO
    68   323 Chimney Rock Road                                                           Tyler                        TX
    69   2400 Third South Street                                                         Jacksonville Beach           FL
    70   508 Ivy Ridge Road                                                              Syracuse                     NY
    71   1015 Lombardi Avenue                                                            Green Bay                    WI
    72   157 N Wayfield St.                                                              Orange                       CA
    73   310 Old Chatham Road                                                            Dennis                       MA
    74   243 Pleasant Street                                                             Concord                      NH
    75   2 Iris Court                                                                    Acton                        MA
    76   420-450 East 120th Avenue                                                       Northglenn                   CO
    77   4445 Commons Drive                                                              Destin                       FL
    78   1001 North McKnight Road                                                        St. Louis                    MO
    79   3290 Oleta Avenue                                                               Paradise                     NV
    80   136-138 West 34th Street                                                        New York                     NY
    81   4500 Hillcrest Road                                                             Frisco                       TX
    82   1612 W. Little Creek Road                                                       Norfolk                      VA
    83   235 Grant Ave.                                                                  Islip                        NY
    84   47 South Meridian Street                                                        Indianapolis                 IN
    85   8721 Sunset Blvd                                                                West Hollywood               CA
    86   2839 Carlisle NE                                                                Albuquerque                  NM
    87   420-476 Eastern Street                                                          New Haven                    CT
    88   1301 W. Broad Street                                                            Richmond                     VA
    89   694 S. Cooper Road                                                              Gilbert                      AZ
    90   601 Harwood                                                                     Bedford                      TX
    91   10121 Warren Parkway                                                            Frisco                       TX
    92   10850 Beach Blvd                                                                Stanton                      CA
    93   7025 Kit Kat Road                                                               Elkridge                     MD
    94   42816 Osgood Road                                                               Fremont                      CA
    95   797 E. Highway 98                                                               Destin                       FL
    96   14882 Blanco Road                                                               San Antonio                  TX
    97   NWC East 71st St. South & S. Lynn Lane Road                                     Broken Arrow                 OK
         Various                                                                         Various                      TX
    98   18210 & 18214 Gulf Freeway                                                      Friendswood                  TX
    99   153 Farm Road 518                                                               Kemah                        TX
   100   668 Lomb Ave SW                                                                 Birmingham                   AL
   101   NWC Ocean Avenue and 12th Street                                                Lompoc                       CA
   102   8800 Davis Blvd                                                                 Southlake                    TX
   103   369 E 17th Street                                                               Costa Mesa                   CA
         Various                                                                         Various                    Various
   104   3040 Battlefield Parkway                                                        Ft. Oglethorpe               GA
   105   5724 Highway 153                                                                Chattanooga                  TN
   106   10580 Benson Avenue                                                             Montclair                    CA
   107   830 Middle Road                                                                 Bettendorf                   IA
   108   3700-3727 W. Juniper Ct, 7248-7306 North 38th St & 3721-3741 West Clinton Ave   Milwaukee                    WI
   109   625 Main Street                                                                 Reading                      MA
   110   1-52 Greenview Circle                                                           West Sayville                NY
   111   322 - 340 West Main Street                                                      Carpentersville              IL
   112   13608 NE 72nd St                                                                Vancouver                    WA
   113   3604 West Pinhook                                                               Lafayette                    LA
   114   4840 Brookside Court                                                            Norfolk                      VA
   115   2340-2360 Mount Pleasant Road                                                   Hernando                     MS
   116   290 Peppers Ferry Road, NE                                                      Christianburg                VA
   117   4865-4873 Highway 90                                                            Pace                         FL
   118   1143 N. 29th Street                                                             Milwaukee                    WI
   119   841 Town & Country Drive                                                        Southaven                    MS

                                  Net                     Cut-off         Original       Stated Remaining   Maturity
                    Interest    Interest     Original       Date      Term to Maturity   Term to Maturity     Date
  ID     Zip Code     Rate        Rate       Balance      Balance      or APD (mos.)      or APD (mos.)      or APD
------   --------   --------    --------    ----------   ----------   ----------------   ----------------   ---------
     1      22102      5.224%      5.192%   95,000,000   95,000,000                120                119   3/1/2014

     2      94103      4.332%      4.291%   85,750,000   85,750,000                120                119   3/1/2014
     3      10012      5.830%      5.798%   72,500,000   72,287,037                120                117   1/1/2014
     4      08540      6.020%      5.988%   55,230,000   55,230,000                120                117   1/1/2014
     5      91709      5.710%      5.618%   39,400,000   39,180,571                 84                 78   10/1/2010
     6      77479      5.600%      5.568%   31,760,000   31,597,782                120                115   11/1/2013
     7      75034      5.800%      5.768%   31,600,000   31,572,410                120                119   3/1/2014
     8      43215      5.750%      5.718%   27,500,000   27,475,681                120                119   3/1/2014
     9   Various       4.700%      4.668%   27,010,000   27,010,000                 60                 60   4/1/2009
   9.1      08820                            6,990,044    6,990,044
   9.2      08234                            6,363,960    6,363,960
   9.3      08857                            6,142,989    6,142,989
   9.4      07095                            4,161,617    4,161,617
   9.5      07731                            3,351,391    3,351,391
    10      11755      4.750%      4.718%   27,000,000   27,000,000                120                120   4/1/2014
    11      75028      5.960%      5.928%   26,100,000   26,100,000                120                115   11/1/2013
    12      20708      5.228%      5.196%   22,000,000   22,000,000                 84                 84   4/1/2011
    13      27858      4.550%      4.518%   21,698,955   21,673,382                 60                 59   2/28/2009
    14   Various       4.700%      4.668%   20,377,000   20,377,000                 60                 60   4/1/2009
  14.1      91502                            8,641,357    8,641,357
  14.2      90039                            4,641,428    4,641,428
  14.3      33406                            2,867,874    2,867,874
  14.4      33409                            2,822,592    2,822,592
  14.5      89115                            1,403,749    1,403,749
    15      44241      5.668%      5.546%   19,995,000   19,995,000                120                118   2/1/2014
    16   Various       5.489%      5.457%   20,000,000   19,960,924                120                116   12/1/2013
  16.1      60604                            2,509,601    2,509,601
  16.2      94103                            1,585,384    1,585,384
  16.3      28202                            1,173,092    1,173,092
  16.4      99210                            1,143,911    1,143,911
  16.5      32256                              951,314      951,314
  16.6      32256                              703,272      703,272
  16.7      32256                              569,037      569,037
  16.8      33015                              405,622      405,622
  16.9      85034                              396,283      396,283
 16.10      32256                              385,195      385,195
 16.11      32256                              382,276      382,276
 16.12      85034                              377,170      377,170
 16.13      32256                              376,440      376,440
 16.14      32256                              364,768      364,768
 16.15      33014                              334,940      334,940
 16.16      99224                              262,633      262,633
 16.17      33607                              233,451      233,451
 16.18      98402                              218,861      218,861
 16.19      32825                              189,679      189,679
 16.20      91203                              175,088      175,088
 16.21      78208                              173,629      173,629
 16.22      94523                              165,750      165,750
 16.23      94523                              164,583      164,583
 16.24      90802                              151,743      151,743
 16.25      85034                              141,238      141,238
 16.26      85034                              140,071      140,071
 16.27      85034                              140,071      140,071
 16.28      95202                              137,153      137,153
 16.29      91761                              134,234      134,234
 16.30      91106                              128,398      128,398
 16.31      91766                              128,398      128,398
 16.32      94523                              126,384      126,384
 16.33      94086                              116,726      116,726
 16.34      92118                              113,807      113,807
 16.35      92501                              113,807      113,807
 16.36      33160                              111,647      111,647
 16.37      92037                              109,414      109,414
 16.38      90602                              107,971      107,971
 16.39      33009                              105,053      105,053
 16.40      21401                              105,053      105,053
 16.41      77060                              105,053      105,053
 16.42      96001                              102,135      102,135
 16.43      87102                               99,217       99,217
 16.44      93101                               94,840       94,840
 16.45      22902                               94,840       94,840
 16.46      34994                               90,462       90,462
 16.47      92660                               81,708       81,708
 16.48      90247                               80,541       80,541
 16.49      33609                               78,790       78,790
 16.50      90301                               77,623       77,623
 16.51      32256                               75,872       75,872
 16.52      32256                               74,413       74,413
 16.53      31401                               71,494       71,494
 16.54      98255                               70,035       70,035
 16.55      33064                               68,576       68,576
 16.56      99352                               68,576       68,576
 16.57      91601                               68,284       68,284
 16.58      90501                               65,950       65,950
 16.59      92025                               64,199       64,199
 16.60      92418                               64,199       64,199
 16.61      32789                               64,199       64,199
 16.62      93454                               62,156       62,156
 16.63      93901                               61,281       61,281
 16.64      64118                               61,281       61,281
 16.65      89104                               61,281       61,281
 16.66      98105                               61,281       61,281
 16.67      93721                               60,114       60,114
 16.68      32503                               59,530       59,530
 16.69      95991                               56,174       56,174
 16.70      34471                               55,445       55,445
 16.71      24011                               55,445       55,445
 16.72      85201                               52,527       52,527
 16.73      95603                               52,527       52,527
 16.74      31601                               50,338       50,338
 16.75      33755                               49,608       49,608
 16.76      76701                               49,608       49,608
 16.77      98901                               49,608       49,608
 16.78      24504                               46,892       46,892
 16.79      90245                               45,815       45,815
 16.80      66206                               45,231       45,231
 16.81      29801                               44,648       44,648
 16.82      30120                               43,772       43,772
 16.83      37130                               43,772       43,772
 16.84      98337                               43,772       43,772
 16.85      65201                               42,897       42,897
 16.86      78704                               42,313       42,313
 16.87      63109                               41,729       41,729
 16.88      63126                               41,438       41,438
 16.89      93003                               41,146       41,146
 16.90      93305                               40,854       40,854
 16.91      95815                               40,854       40,854
 16.92      83814                               40,270       40,270
 16.93      65265                               40,270       40,270
 16.94      93726                               39,687       39,687
 16.95      91345                               39,687       39,687
 16.96      63703                               38,665       38,665
 16.97      93309                               37,936       37,936
 16.98      99362                               37,936       37,936
 16.99      76112                               37,206       37,206
16.100      33952                               36,477       36,477
16.101      31768                               35,018       35,018
16.102      63031                               35,018       35,018
16.103      87108                               35,018       35,018
16.104      64050                               34,726       34,726
16.105      89015                               33,559       33,559
16.106      93725                               33,267       33,267
16.107      90807                               32,100       32,100
16.108      90031                               32,100       32,100
16.109      95817                               32,100       32,100
16.110      32217                               31,808       31,808
16.111      75006                               30,640       30,640
16.112      90262                               29,473       29,473
16.113      93550                               29,181       29,181
16.114      79029                               29,181       29,181
16.115      23669                               29,181       29,181
16.116      98837                               29,181       29,181
16.117      79022                               26,993       26,993
16.118      90806                               26,263       26,263
16.119      33013                               26,263       26,263
16.120      65804                               26,263       26,263
16.121      74115                               26,263       26,263
16.122      98801                               26,263       26,263
16.123      75020                               25,534       25,534
16.124      76801                               24,804       24,804
16.125      31701                               24,562       24,562
16.126      67301                               24,075       24,075
16.127      75455                               24,075       24,075
16.128      33870                               23,446       23,446
16.129      90221                               23,345       23,345
16.130      99301                               23,345       23,345
16.131      98362                               22,329       22,329
16.132      72601                               21,213       21,213
16.133      34221                               21,157       21,157
16.134      78572                               21,011       21,011
16.135      98331                               20,427       20,427
16.136      90006                               20,135       20,135
16.137      30680                               18,968       18,968
16.138      21224                               17,863       17,863
16.139      24592                               16,189       16,189
16.140      65401                               15,758       15,758
16.141      24273                               14,591       14,591
16.142      64607                               12,402       12,402
16.143      34711                               10,213       10,213
16.144      85012
16.145      96080
16.146      33020
16.147      65556
16.148      65807
16.149      74401
16.150      78336
16.151      98520
    17      28209      5.450%      5.418%   19,270,000   19,270,000                120                120   4/1/2014
    18      77380      4.674%      4.552%   18,500,000   18,500,000                 60                 60   4/1/2009
    19      75205      6.350%      6.318%   18,480,000   18,431,402                120                117   1/1/2014
    20      23455      5.460%      5.428%   18,175,000   18,134,805                120                118   2/1/2014
    21      60451      5.510%      5.388%   17,400,000   17,400,000                120                119   3/1/2014
    22      07004      6.010%      5.978%   17,000,000   16,920,415                120                115   11/1/2013
    23      28314      5.310%      5.278%   16,800,000   16,800,000                120                119   3/1/2014
    24      23831      5.678%      5.556%   16,560,000   16,545,084                120                119   3/1/2014
    25      95835      4.150%      4.118%   16,616,000   16,456,929                120                113   9/1/2013
    26      13066      5.870%      5.838%   16,200,000   16,200,000                120                120   4/1/2014
    27      22554      5.500%      5.468%   16,100,000   16,100,000                120                120   4/1/2014
    28      55337      5.460%      5.368%   14,700,000   14,686,018                120                119   3/1/2014
    29      60449      5.715%      5.593%   14,592,788   14,592,788                 84                 79   11/1/2010
    30      21060      5.670%      5.638%   14,000,000   13,987,365                119                118   2/1/2014
    31      72223      5.480%      5.448%   13,900,000   13,827,202                120                115   11/1/2013
    32      23513      5.580%      5.548%   13,680,000   13,624,865                120                116   12/1/2013
    33      95070      5.710%      5.678%   13,200,000   13,160,243                120                117   1/1/2014
    34      34223      5.720%      5.688%   12,900,000   12,861,227                120                117   1/1/2014
    35      32129      5.350%      5.228%   12,714,829   12,646,420                 60                 55   11/1/2008
    36      91801      5.880%      5.848%   12,500,000   12,500,000                 84                 84   4/1/2011
    37      60605      5.440%      5.408%   11,850,000   11,795,076                120                118   2/1/2014
         Various       5.670%      5.638%   11,400,000   11,384,492                120                119   3/1/2014
    38      31525      5.670%      5.638%    7,500,000    7,489,798                120                119   3/1/2014
    39      31601      5.670%      5.638%    3,900,000    3,894,695                120                119   3/1/2014
    40      59102      6.020%      5.898%   11,040,000   11,040,000                120                115   11/1/2013
    41      28213      4.550%      4.518%   10,925,385   10,912,509                 60                 59   2/28/2009
    42      77057      6.030%      5.958%   10,875,000   10,866,057                120                119   3/1/2014
    43      89147      5.350%      5.228%   10,800,000   10,741,894                 60                 55   11/1/2008
    44      95835      4.150%      4.118%   10,664,000   10,561,910                120                113   9/1/2013
    45      94063      5.330%      5.298%   10,200,000   10,166,782                 84                 81   1/1/2011
    46      33410      5.640%      5.608%   10,120,000   10,089,074                120                117   1/1/2014
    47      33321      6.030%      5.998%   10,093,000   10,064,576                120                117   1/1/2014
    48      76248      5.800%      5.768%   10,000,000    9,961,581                120                116   12/1/2013
    49   Various       5.470%      5.348%    9,800,000    9,790,702                120                119   3/1/2014
  49.1      92704                            4,875,000    4,870,375
  49.2      90670                            3,710,000    3,706,480
  49.3      90650                            1,215,000    1,213,847
    50      44647      4.989%      4.867%    9,249,000    9,226,675                 60                 58   2/1/2009
    51      08053      5.450%      5.358%    9,000,000    8,971,399                120                117   1/1/2014
    52   Various       5.521%      5.399%    8,320,000    8,312,205                120                119   3/1/2014
  52.1      61109                            5,600,000    5,594,753
  52.2      61108                            2,720,000    2,717,452
    53      08520      5.490%      5.458%    7,750,000    7,729,016                120                118   2/1/2014
            92108      5.810%      5.748%    7,675,000    7,675,000                120                120   4/1/2014
    54      92108      5.810%      5.748%    4,075,000    4,075,000                120                120   4/1/2014
    55      92108      5.810%      5.748%    3,600,000    3,600,000                120                120   4/1/2014
    56      31406      5.350%      5.318%    7,500,000    7,500,000                120                120   4/1/2014
    57      11217      5.700%      5.638%    7,500,000    7,500,000                120                120   4/1/2014
    58      23669      5.520%      5.418%    7,500,000    7,483,599                120                118   2/1/2014
    59      07081      5.470%      5.438%    7,500,000    7,469,725                120                117   1/1/2014
    60      85303      5.100%      5.068%    7,120,000    7,120,000                 60                 56   12/1/2008
    61      30306      5.740%      5.708%    7,040,000    7,018,928                120                117   1/1/2014
    62      76132      5.810%      5.708%    9,700,000    6,993,160                132                114   10/1/2013
    63      80907      5.940%      5.838%    6,900,000    6,880,195                120                117   1/1/2014
    64      34103      5.250%      5.148%    6,800,000    6,800,000                 84                 84   4/1/2011
    65      92627      5.760%      5.728%    6,750,000    6,750,000                120                119   3/1/2014
    66      78572      5.783%      5.661%    6,570,000    6,564,239                135                134   6/1/2015
    67      80301      6.210%      6.178%    6,486,000    6,454,474                120                116   12/1/2013
    68      75703      5.386%      5.304%    6,400,000    6,385,649                120                118   2/1/2014
    69      32250      6.110%      6.078%    6,150,000    6,116,937                120                116   12/1/2013
    70      13210      5.500%      5.378%    6,100,000    6,094,255                120                119   3/1/2014
    71      54304      6.040%      6.008%    6,100,000    6,092,275                120                119   3/1/2014
    72      92867      5.770%      5.738%    6,100,000    6,073,494                120                117   1/1/2014
    73      02660      4.990%      4.958%    6,000,000    6,000,000                 60                 60   4/1/2009
    74      03301      5.520%      5.488%    5,700,000    5,682,144                120                117   1/1/2014
    75      01720      4.840%      4.808%    5,680,000    5,680,000                 84                 84   4/1/2011
    76      80233      5.470%      5.438%    5,550,000    5,550,000                 84                 83   3/1/2011
    77      32541      5.407%      5.285%    5,500,000    5,500,000                100                100   8/1/2012
    78      63132      5.730%      5.698%    5,400,000    5,383,803                120                117   1/1/2014
    79      89014      5.340%      5.258%    5,350,000    5,283,848                120                112   8/1/2013
    80      10001      5.210%      5.178%    5,000,000    4,994,946                120                119   3/1/2014
    81      75035      5.800%      5.768%    4,900,000    4,881,175                120                116   12/1/2013
    82      23505      5.610%      5.508%    4,700,000    4,679,036                120                117   1/1/2014
    83      11751      5.680%      5.648%    4,700,000    4,666,702                180                178   2/1/2019
    84      46204      6.050%      6.018%    4,500,000    4,487,075                120                118   2/1/2014
    85      90069      5.900%      5.868%    4,250,000    4,226,929                120                117   1/1/2014
    86      87110      5.920%      5.888%    4,050,000    4,038,326                120                117   1/1/2014
    87      06513      5.550%      5.518%    4,000,000    3,991,302                120                118   2/1/2014
    88      23220      4.930%      4.898%    4,000,000    3,985,883                 60                 57   1/1/2009
    89      85234      5.990%      5.958%    4,000,000    3,985,690                120                117   1/1/2014
    90      76021      5.840%      5.808%    3,900,000    3,883,247                 60                 57   1/1/2009
    91      75035      6.220%      6.128%    3,700,000    3,685,079                120                117   1/1/2014
    92      90680      6.250%      6.218%    3,685,000    3,670,214                120                117   1/1/2014
    93      21075      5.990%      5.958%    3,650,000    3,624,583                120                115   11/1/2013
    94      94539      5.750%      5.718%    3,592,000    3,592,000                120                120   4/1/2014
    95      32541      5.950%      5.858%    3,300,000    3,278,886                120                117   1/1/2014
    96      78216      5.900%      5.868%    3,203,000    3,192,832                120                118   2/1/2014
    97      74012      5.950%      5.918%    3,100,000    3,091,121                120                117   1/1/2014
         Various       5.950%      5.918%    3,030,000    3,030,000                120                120   4/1/2014
    98      77546      5.950%      5.918%    1,700,000    1,700,000                120                120   4/1/2014
    99      77565      5.950%      5.918%    1,330,000    1,330,000                120                120   4/1/2014
   100      35211      6.060%      6.028%    3,000,000    2,991,605                120                117   1/1/2014
   101      93436      5.660%      5.538%    3,000,000    2,990,870                120                117   1/1/2014
   102      76092      6.290%      6.198%    2,800,000    2,788,840                120                117   1/1/2014
   103      92627      5.450%      5.418%    2,750,000    2,750,000                120                119   3/1/2014
         Various       6.050%      5.948%    2,750,000    2,738,591                120                117   1/1/2014
   104      30742      6.050%      5.948%    1,500,000    1,493,777                120                117   1/1/2014
   105      37343      6.050%      5.948%    1,250,000    1,244,814                120                117   1/1/2014
   106      91763      5.750%      5.718%    2,722,000    2,722,000                120                120   4/1/2014
   107      52722      5.620%      5.588%    2,700,000    2,691,719                120                118   2/1/2014
   108      53209      5.121%      4.999%    2,640,000    2,631,032                 60                 57   1/1/2009
   109      08167      4.840%      4.808%    2,500,000    2,500,000                 84                 84   4/1/2011
   110      11796      5.680%      5.648%    2,300,000    2,283,705                180                178   2/1/2019
   111      60110      6.100%      6.008%    2,120,000    2,105,508                120                115   11/1/2013
   112      98682      5.470%      5.438%    2,050,000    2,045,475                120                118   2/1/2014
   113      70501      5.800%      5.768%    2,000,000    1,985,624                120                115   11/1/2013
   114      23502      5.930%      5.828%    1,925,000    1,912,653                120                117   1/1/2014
   115      38632      5.800%      5.768%    1,760,000    1,753,238                120                116   12/1/2013
   116      24073      6.040%      6.008%    1,700,000    1,695,223                120                117   1/1/2014
   117      32571      5.780%      5.748%    1,680,000    1,678,526                120                119   3/1/2014
   118      53208      5.121%      4.999%    1,560,000    1,554,700                 60                 57   1/1/2009
   119      38671      6.470%      6.378%    1,087,000    1,082,538                120                118   2/1/2014

           Original      Remaining     Monthly                                   Interest                  Revised
         Amortization   Amortization    Debt     Administrative    Servicing     Accrual       APD         Interest
  ID     Term (mos.)    Term (mos.)    Service      Fee Rate       Fee Rate       Method     (Yes/No)        Rate
------   ------------   ------------   -------   --------------    ---------    ----------   --------   --------------
     1            360            360   523,065           0.0317%      0.0200%     30/360        No

     2            360            360   408,692           0.0417%      0.0200%   Actual/360      No
     3            360            357   426,782           0.0317%      0.0200%   Actual/360      No
     4            360            360   331,842           0.0317%      0.0200%   Actual/360      No
     5            360            354   229,079           0.0917%      0.0200%   Actual/360      No
     6            360            355   182,327           0.0317%      0.0200%   Actual/360      No
     7            360            359   185,414           0.0317%      0.0200%   Actual/360      No
     8            360            359   160,483           0.0317%      0.0200%   Actual/360      No
     9            300            300   153,213           0.0317%      0.0200%   Actual/360      No
   9.1
   9.2
   9.3
   9.4
   9.5
    10              0              0   108,359           0.0317%      0.0200%   Actual/360      No
    11            360            360   155,812           0.0317%      0.0200%   Actual/360      No
    12            360            360   121,185           0.0317%      0.0200%   Actual/360      No
    13            360            359   110,591           0.0317%      0.0200%   Actual/360      No
    14            300            300   115,588           0.0317%      0.0200%   Actual/360      No
  14.1
  14.2
  14.3
  14.4
  14.5
    15            360            360   115,646           0.1217%      0.1000%   Actual/360      No
    16            330            329   117,657           0.0317%      0.0200%   Actual/360      No
  16.1
  16.2
  16.3
  16.4
  16.5
  16.6
  16.7
  16.8
  16.9
 16.10
 16.11
 16.12
 16.13
 16.14
 16.15
 16.16
 16.17
 16.18
 16.19
 16.20
 16.21
 16.22
 16.23
 16.24
 16.25
 16.26
 16.27
 16.28
 16.29
 16.30
 16.31
 16.32
 16.33
 16.34
 16.35
 16.36
 16.37
 16.38
 16.39
 16.40
 16.41
 16.42
 16.43
 16.44
 16.45
 16.46
 16.47
 16.48
 16.49
 16.50
 16.51
 16.52
 16.53
 16.54
 16.55
 16.56
 16.57
 16.58
 16.59
 16.60
 16.61
 16.62
 16.63
 16.64
 16.65
 16.66
 16.67
 16.68
 16.69
 16.70
 16.71
 16.72
 16.73
 16.74
 16.75
 16.76
 16.77
 16.78
 16.79
 16.80
 16.81
 16.82
 16.83
 16.84
 16.85
 16.86
 16.87
 16.88
 16.89
 16.90
 16.91
 16.92
 16.93
 16.94
 16.95
 16.96
 16.97
 16.98
 16.99
16.100
16.101
16.102
16.103
16.104
16.105
16.106
16.107
16.108
16.109
16.110
16.111
16.112
16.113
16.114
16.115
16.116
16.117
16.118
16.119
16.120
16.121
16.122
16.123
16.124
16.125
16.126
16.127
16.128
16.129
16.130
16.131
16.132
16.133
16.134
16.135
16.136
16.137
16.138
16.139
16.140
16.141
16.142
16.143
16.144
16.145
16.146
16.147
16.148
16.149
16.150
16.151
    17            360            360   108,809           0.0317%      0.0200%   Actual/360      No
    18            360            360    95,659           0.1217%      0.1000%   Actual/360      No
    19            360            357   114,989           0.0317%      0.0200%   Actual/360      No
    20            360            358   102,740           0.0317%      0.0200%   Actual/360      No
    21              0              0    81,005           0.1217%      0.1000%   Actual/360      No
    22            360            355   102,033           0.0317%      0.0200%   Actual/360      No
    23            360            360    93,396           0.0317%      0.0200%   Actual/360      No
    24            360            359    95,880           0.1217%      0.1000%   Actual/360      No
    25            360            353    80,771           0.0317%      0.0200%   Actual/360      No
    26            360            360    95,777           0.0317%      0.0200%   Actual/360      No
    27            360            360    91,414           0.0317%      0.0200%   Actual/360      No
    28            360            359    83,096           0.0917%      0.0200%   Actual/360      No
    29            360            360    84,835           0.1217%      0.1000%   Actual/360      No
    30            360            359    80,990           0.0317%      0.0200%   Actual/360      No
    31            360            355    78,748           0.0317%      0.0200%   Actual/360      No
    32            360            356    78,362           0.0317%      0.0200%   Actual/360      No
    33            360            357    76,697           0.0317%      0.0200%   Actual/360      No
    34            360            357    75,035           0.0317%      0.0200%   Actual/360      No
    35            360            355    71,001           0.1217%      0.1000%   Actual/360      No
    36            240            240    88,691           0.0317%      0.0200%   Actual/360      No
    37            240            238    81,114           0.0317%      0.0200%   Actual/360      No
                  300            299    71,168           0.0317%      0.0200%   Actual/360      No
    38            300            299    46,821           0.0317%      0.0200%   Actual/360      No
    39            300            299    24,347           0.0317%      0.0200%   Actual/360      No
    40            360            360    66,332           0.1217%      0.1000%   Actual/360      No
    41            360            359    55,682           0.0317%      0.0200%   Actual/360      No
    42            360            359    65,411           0.0717%      0.0500%   Actual/360      No
    43            360            355    60,309           0.1217%      0.1000%   Actual/360      No
    44            360            353    51,838           0.0317%      0.0200%   Actual/360      No
    45            360            357    56,831           0.0317%      0.0200%   Actual/360      No
    46            360            357    58,352           0.0317%      0.0200%   Actual/360      No
    47            360            357    60,707           0.0317%      0.0200%   Actual/360      No
    48            360            356    58,675           0.0317%      0.0200%   Actual/360      No
    49            360            359    55,459           0.1217%      0.1000%   Actual/360      No
  49.1
  49.2
  49.3
    50            360            358    49,588           0.1217%      0.1000%   Actual/360      No
    51            360            357    50,819           0.0917%      0.0200%   Actual/360      No
    52            360            359    47,350           0.1217%      0.1000%   Actual/360      No
  52.1
  52.2
    53            324            322    45,921           0.0317%      0.0200%   Actual/360      No
                  336            336    46,295           0.0617%      0.0200%   Actual/360      No
    54            336            336    24,580           0.0617%      0.0200%   Actual/360      No
    55            336            336    21,715           0.0617%      0.0200%   Actual/360      No
    56            324            324    43,802           0.0317%      0.0200%   Actual/360      No
    57            360            360    43,530           0.0617%      0.0200%   Actual/360      No
    58            360            358    42,678           0.1017%      0.0200%   Actual/360      No
    59            324            321    44,350           0.0317%      0.0200%   Actual/360      No
    60            360            360    38,658           0.0317%      0.0200%   Actual/360      No
    61            360            357    41,039           0.0317%      0.0200%   Actual/360      No
    62            360            342    41,881           0.1017%      0.0200%   Actual/360      No
    63            360            357    41,103           0.1017%      0.0200%   Actual/360      No
    64            276            276    42,484           0.1017%      0.0200%   Actual/360      No
    65            360            360    39,434           0.0317%      0.0200%   Actual/360      No
    66            360            359    38,479           0.1217%      0.1000%   Actual/360      No
    67            312            308    41,946           0.0317%      0.0200%   Actual/360      No
    68            360            358    35,882           0.0817%      0.0600%   Actual/360      No
    69            300            296    40,039           0.0317%      0.0200%   Actual/360      No
    70            360            359    34,635           0.1217%      0.1000%   Actual/360      No
    71            300            299    39,452           0.0317%      0.0200%   Actual/360      No
    72            300            297    38,449           0.0317%      0.0200%   Actual/360      No
    73            300            300    35,040           0.0317%      0.0200%   Actual/360      No
    74            360            357    32,436           0.0317%      0.0200%   Actual/360      No
    75            360            360    29,938           0.0317%      0.0200%   Actual/360      No
    76            360            360    31,408           0.0317%      0.0200%   Actual/360      No
    77            360            360    30,908           0.1217%      0.1000%   Actual/360     Yes      See Footnote A
    78            360            357    31,444           0.0317%      0.0200%   Actual/360      No
    79            300            292    32,344           0.0817%      0.0600%   Actual/360      No
    80            360            359    27,486           0.0317%      0.0200%   Actual/360      No
    81            360            356    28,751           0.0317%      0.0200%   Actual/360      No
    82            300            297    29,172           0.1017%      0.0200%   Actual/360      No
    83            180            178    38,853           0.0317%      0.0200%   Actual/360      No
    84            300            298    29,131           0.0317%      0.0200%   Actual/360      No
    85            264            261    28,780           0.0317%      0.0200%   Actual/360      No
    86            360            357    24,074           0.0317%      0.0200%   Actual/360      No
    87            360            358    22,837           0.0317%      0.0200%   Actual/360      No
    88            360            357    21,302           0.0317%      0.0200%   Actual/360      No
    89            324            321    24,934           0.0317%      0.0200%   Actual/360      No
    90            300            297    24,748           0.0317%      0.0200%   Actual/360      No
    91            300            297    24,339           0.0917%      0.0200%   Actual/360      No
    92            300            297    24,309           0.0317%      0.0200%   Actual/360      No
    93            300            295    23,495           0.0317%      0.0200%   Actual/360      No
    94            300            300    22,598           0.0317%      0.0200%   Actual/360      No
    95            240            237    23,547           0.0917%      0.0200%   Actual/360      No
    96            288            286    20,818           0.0317%      0.0200%   Actual/360      No
    97            360            357    18,487           0.0317%      0.0200%   Actual/360      No
                  360            360    18,069           0.0317%      0.0200%   Actual/360      No
    98            360            360    10,138           0.0317%      0.0200%   Actual/360      No
    99            360            360     7,931           0.0317%      0.0200%   Actual/360      No
   100            360            357    18,102           0.0317%      0.0200%   Actual/360      No
   101            360            357    17,336           0.1217%      0.1000%   Actual/360      No
   102            300            297    18,540           0.0917%      0.0200%   Actual/360      No
   103            300            300    16,805           0.0317%      0.0200%   Actual/360      No
                  300            297    17,802           0.1017%      0.0200%   Actual/360      No
   104            300            297     9,710           0.1017%      0.0200%   Actual/360      No
   105            300            297     8,092           0.1017%      0.0200%   Actual/360      No
   106            300            300    17,124           0.0317%      0.0200%   Actual/360      No
   107            300            298    16,774           0.0317%      0.0200%   Actual/360      No
   108            360            357    14,368           0.1217%      0.1000%   Actual/360      No
   109            360            360    13,177           0.0317%      0.0200%   Actual/360      No
   110            180            178    19,013           0.0317%      0.0200%   Actual/360      No
   111            300            295    13,789           0.0917%      0.0200%   Actual/360      No
   112            360            358    11,601           0.0317%      0.0200%   Actual/360      No
   113            300            295    12,643           0.0317%      0.0200%   Actual/360      No
   114            240            237    13,714           0.1017%      0.0200%   Actual/360      No
   115            360            356    10,327           0.0317%      0.0200%   Actual/360      No
   116            360            357    10,236           0.0317%      0.0200%   Actual/360      No
   117            360            359     9,836           0.0317%      0.0200%   Actual/360      No
   118            360            357     8,490           0.1217%      0.1000%   Actual/360      No
   119            240            238     8,085           0.0917%      0.0200%   Actual/360      No

                           Crossed     Mortgage
             Fee /          With         Loan
  ID       Leasehold     Other Loans    Seller
------   -------------   -----------   --------
     1        Fee            No          GACC

     2        Fee            No          BOFA
     3        Fee            No          GECC
     4     Leasehold         No          GECC
     5        Fee            No          GECC
     6        Fee            No          GECC
     7        Fee            No          GECC
     8        Fee            No          GACC
     9        Fee            No          GECC
   9.1        Fee                        GECC
   9.2        Fee                        GECC
   9.3        Fee                        GECC
   9.4        Fee                        GECC
   9.5        Fee                        GECC
    10        Fee            No          GECC
    11        Fee            No          GECC
    12        Fee            No          GACC
    13        Fee            No          GECC
    14        Fee            No          GECC
  14.1        Fee                        GECC
  14.2        Fee                        GECC
  14.3        Fee                        GECC
  14.4        Fee                        GECC
  14.5        Fee                        GECC
    15        Fee            No          BOFA
    16   Fee/Leasehold       No          GACC
  16.1        Fee                        GACC
  16.2        Fee                        GACC
  16.3        Fee                        GACC
  16.4        Fee                        GACC
  16.5        Fee                        GACC
  16.6        Fee                        GACC
  16.7        Fee                        GACC
  16.8        Fee                        GACC
  16.9     Leasehold                     GACC
 16.10        Fee                        GACC
 16.11        Fee                        GACC
 16.12     Leasehold                     GACC
 16.13        Fee                        GACC
 16.14        Fee                        GACC
 16.15        Fee                        GACC
 16.16        Fee                        GACC
 16.17        Fee                        GACC
 16.18        Fee                        GACC
 16.19        Fee                        GACC
 16.20        Fee                        GACC
 16.21        Fee                        GACC
 16.22        Fee                        GACC
 16.23        Fee                        GACC
 16.24        Fee                        GACC
 16.25     Leasehold                     GACC
 16.26     Leasehold                     GACC
 16.27     Leasehold                     GACC
 16.28        Fee                        GACC
 16.29        Fee                        GACC
 16.30        Fee                        GACC
 16.31        Fee                        GACC
 16.32        Fee                        GACC
 16.33        Fee                        GACC
 16.34        Fee                        GACC
 16.35        Fee                        GACC
 16.36        Fee                        GACC
 16.37   Fee/Leasehold                   GACC
 16.38        Fee                        GACC
 16.39        Fee                        GACC
 16.40        Fee                        GACC
 16.41        Fee                        GACC
 16.42        Fee                        GACC
 16.43        Fee                        GACC
 16.44        Fee                        GACC
 16.45        Fee                        GACC
 16.46        Fee                        GACC
 16.47        Fee                        GACC
 16.48        Fee                        GACC
 16.49        Fee                        GACC
 16.50        Fee                        GACC
 16.51        Fee                        GACC
 16.52        Fee                        GACC
 16.53        Fee                        GACC
 16.54        Fee                        GACC
 16.55        Fee                        GACC
 16.56        Fee                        GACC
 16.57        Fee                        GACC
 16.58        Fee                        GACC
 16.59        Fee                        GACC
 16.60        Fee                        GACC
 16.61        Fee                        GACC
 16.62        Fee                        GACC
 16.63        Fee                        GACC
 16.64        Fee                        GACC
 16.65        Fee                        GACC
 16.66        Fee                        GACC
 16.67        Fee                        GACC
 16.68        Fee                        GACC
 16.69        Fee                        GACC
 16.70        Fee                        GACC
 16.71        Fee                        GACC
 16.72        Fee                        GACC
 16.73        Fee                        GACC
 16.74        Fee                        GACC
 16.75        Fee                        GACC
 16.76        Fee                        GACC
 16.77        Fee                        GACC
 16.78        Fee                        GACC
 16.79        Fee                        GACC
 16.80        Fee                        GACC
 16.81        Fee                        GACC
 16.82        Fee                        GACC
 16.83        Fee                        GACC
 16.84        Fee                        GACC
 16.85        Fee                        GACC
 16.86        Fee                        GACC
 16.87        Fee                        GACC
 16.88        Fee                        GACC
 16.89        Fee                        GACC
 16.90        Fee                        GACC
 16.91        Fee                        GACC
 16.92        Fee                        GACC
 16.93        Fee                        GACC
 16.94        Fee                        GACC
 16.95        Fee                        GACC
 16.96        Fee                        GACC
 16.97        Fee                        GACC
 16.98        Fee                        GACC
 16.99        Fee                        GACC
16.100        Fee                        GACC
16.101        Fee                        GACC
16.102        Fee                        GACC
16.103        Fee                        GACC
16.104        Fee                        GACC
16.105        Fee                        GACC
16.106        Fee                        GACC
16.107        Fee                        GACC
16.108        Fee                        GACC
16.109        Fee                        GACC
16.110        Fee                        GACC
16.111        Fee                        GACC
16.112        Fee                        GACC
16.113        Fee                        GACC
16.114        Fee                        GACC
16.115        Fee                        GACC
16.116        Fee                        GACC
16.117        Fee                        GACC
16.118        Fee                        GACC
16.119        Fee                        GACC
16.120     Leasehold                     GACC
16.121        Fee                        GACC
16.122        Fee                        GACC
16.123        Fee                        GACC
16.124        Fee                        GACC
16.125        Fee                        GACC
16.126        Fee                        GACC
16.127        Fee                        GACC
16.128        Fee                        GACC
16.129        Fee                        GACC
16.130        Fee                        GACC
16.131        Fee                        GACC
16.132   Fee/Leasehold                   GACC
16.133        Fee                        GACC
16.134        Fee                        GACC
16.135        Fee                        GACC
16.136        Fee                        GACC
16.137        Fee                        GACC
16.138        Fee                        GACC
16.139        Fee                        GACC
16.140   Fee/Leasehold                   GACC
16.141        Fee                        GACC
16.142        Fee                        GACC
16.143     Leasehold                     GACC
16.144     Leasehold                     GACC
16.145        Fee                        GACC
16.146   Fee/Leasehold                   GACC
16.147        Fee                        GACC
16.148     Leasehold                     GACC
16.149        Fee                        GACC
16.150        Fee                        GACC
16.151   Fee/Leasehold                   GACC
    17        Fee            No          GACC
    18        Fee            No          BOFA
    19        Fee            No          GECC
    20        Fee            No          GECC
    21        Fee            No          BOFA
    22        Fee            No          GECC
    23        Fee            No          GACC
    24        Fee            No          BOFA
    25        Fee            No          GECC
    26        Fee            No          GECC
    27        Fee            No          GACC
    28     Leasehold         No          GECC
    29        Fee            No          BOFA
    30        Fee            No          GECC
    31        Fee            No          GECC
    32        Fee            No          GECC
    33        Fee            No          GECC
    34        Fee            No          GECC
    35        Fee            No          BOFA
    36        Fee            No          GECC
    37        Fee            No          GECC
              Fee          Yes - A       GECC
    38        Fee          Yes - A       GECC
    39        Fee          Yes - A       GECC
    40        Fee            No          BOFA
    41        Fee            No          GECC
    42        Fee            No          BOFA
    43        Fee            No          BOFA
    44        Fee            No          GECC
    45        Fee            No          GECC
    46        Fee            No          GECC
    47        Fee            No          GECC
    48        Fee            No          GECC
    49        Fee            No          BOFA
  49.1        Fee                        BOFA
  49.2        Fee                        BOFA
  49.3        Fee                        BOFA
    50        Fee            No          BOFA
    51        Fee            No          GECC
    52        Fee            No          BOFA
  52.1        Fee                        BOFA
  52.2        Fee                        BOFA
    53        Fee            No          GECC
              Fee          Yes - B       GACC
    54        Fee          Yes - B       GACC
    55        Fee          Yes - B       GACC
    56        Fee            No          GACC
    57        Fee            No          GACC
    58        Fee            No          GECC
    59        Fee            No          GECC
    60        Fee            No          GECC
    61        Fee            No          GECC
    62        Fee            No          GECC
    63        Fee            No          GECC
    64        Fee            No          GECC
    65     Leasehold         No          GECC
    66        Fee            No          BOFA
    67        Fee            No          GECC
    68        Fee            No          BOFA
    69        Fee            No          GECC
    70        Fee            No          BOFA
    71        Fee            No          GECC
    72        Fee            No          GECC
    73        Fee            No          GECC
    74        Fee            No          GECC
    75        Fee            No          GECC
    76        Fee            No          GECC
    77        Fee            No          BOFA
    78        Fee            No          GECC
    79        Fee            No          BOFA
    80        Fee            No          GECC
    81        Fee            No          GECC
    82        Fee            No          GECC
    83        Fee            No          GECC
    84        Fee            No          GECC
    85        Fee            No          GECC
    86        Fee            No          GECC
    87        Fee            No          GECC
    88        Fee            No          GECC
    89        Fee            No          GECC
    90        Fee            No          GECC
    91        Fee            No          GECC
    92        Fee            No          GECC
    93        Fee            No          GECC
    94        Fee            No          GECC
    95        Fee            No          GECC
    96        Fee            No          GECC
    97        Fee            No          GECC
              Fee          Yes - C       GECC
    98        Fee          Yes - C       GECC
    99        Fee          Yes - C       GECC
   100        Fee            No          GECC
   101        Fee            No          BOFA
   102        Fee            No          GECC
   103     Leasehold         No          GECC
              Fee          Yes - D       GECC
   104        Fee          Yes - D       GECC
   105        Fee          Yes - D       GECC
   106        Fee            No          GECC
   107        Fee            No          GECC
   108        Fee            No          BOFA
   109        Fee            No          GECC
   110        Fee            No          GECC
   111        Fee            No          GECC
   112        Fee            No          GECC
   113        Fee            No          GECC
   114        Fee            No          GECC
   115        Fee            No          GECC
   116        Fee            No          GECC
   117        Fee            No          GECC
   118        Fee            No          BOFA
   119        Fee            No          GECC

         Mortgage
         Loan
  ID     Guarantor
------   -------------------------------------------------------------------------------------------------------------------------
     1   Wilmorite Properties, Inc., The Alaska Permanent Fund Corporation (I&GA).
         Tyson's Corner Holdings LLC, Tyson's Corner Property Holdings LLC (EIA).
     2   Jamestown
     3   Eric Hadar
     4   Estate of Lawerence Zirinsky
     5   Rodney F. Emery
     6   Michael C. Ainbinder
     7   Steve Shafer
     8   Franklin Kass, John Lucks, Jr.
     9   Kenneth M. Woolley
   9.1
   9.2
   9.3
   9.4
   9.5
    10
    11   Syd Hurley
    12   Stephen Goldberg
    13   Gary M. Holloway
    14   Kenneth M. Woolley
  14.1
  14.2
  14.3
  14.4
  14.5
    15   Continental Communities, L.L.C.
    16   American Financial Realty Trust, First States Group, L.P. (I&GA). First States Group, L.P. (EIA)
  16.1
  16.2
  16.3
  16.4
  16.5
  16.6
  16.7
  16.8
  16.9
 16.10
 16.11
 16.12
 16.13
 16.14
 16.15
 16.16
 16.17
 16.18
 16.19
 16.20
 16.21
 16.22
 16.23
 16.24
 16.25
 16.26
 16.27
 16.28
 16.29
 16.30
 16.31
 16.32
 16.33
 16.34
 16.35
 16.36
 16.37
 16.38
 16.39
 16.40
 16.41
 16.42
 16.43
 16.44
 16.45
 16.46
 16.47
 16.48
 16.49
 16.50
 16.51
 16.52
 16.53
 16.54
 16.55
 16.56
 16.57
 16.58
 16.59
 16.60
 16.61
 16.62
 16.63
 16.64
 16.65
 16.66
 16.67
 16.68
 16.69
 16.70
 16.71
 16.72
 16.73
 16.74
 16.75
 16.76
 16.77
 16.78
 16.79
 16.80
 16.81
 16.82
 16.83
 16.84
 16.85
 16.86
 16.87
 16.88
 16.89
 16.90
 16.91
 16.92
 16.93
 16.94
 16.95
 16.96
 16.97
 16.98
 16.99
16.100
16.101
16.102
16.103
16.104
16.105
16.106
16.107
16.108
16.109
16.110
16.111
16.112
16.113
16.114
16.115
16.116
16.117
16.118
16.119
16.120
16.121
16.122
16.123
16.124
16.125
16.126
16.127
16.128
16.129
16.130
16.131
16.132
16.133
16.134
16.135
16.136
16.137
16.138
16.139
16.140
16.141
16.142
16.143
16.144
16.145
16.146
16.147
16.148
16.149
16.150
16.151
    17   Afshin Ghazi
    18   Spessard, Stephen S.; McGrath, Michael S.
    19   Steven Gary Shafer
    20   Edwin Joseph
    21   Lexington Corporate Properties Trust
    22   Steven Denholtz
    23   David Couch, Christopher Dunbar, Charles F. Baker, James Davis
    24   NNN, LC
    25   Woodcliff Properties
    26   A. John Merola
    27   H.J. Howard
    28   Tanurb Partnership
    29   Manufactured Home Communities, Inc.
    30   Andew Cohen
    31   David Alexander
    32   Edwin Joseph
    33   Robert Longinetti
    34   Garo Kholamian
    35   Manufactured Home Communities, Inc.
    36   Theodore j. Slaught
    37   Laurence Weiner

    38   Mark R. Hudgens
    39   Mark Hudgens
    40   Manufactured Home Communities, Inc.
    41   Gary M. Holloway
    42   Weiss, Sid
    43   Manufactured Home Communities, Inc.
    44   Woodcliff Properties, Inc
    45   Lee M. Kort
    46   Northlake Holding LLC
    47   David R Wiener
    48   Donald Silverman
    49   Bendetti, Donald L.
  49.1
  49.2
  49.3
    50   Continental Communities, L.L.C.
    51   Tanurb Partnership
    52   Winter, J. Douglas; Conjar, Lawrence W.
  52.1
  52.2
    53   Robert W. Kerekes
         Holualoa Arizona, Inc.
    54   Holualoa Arizona, Inc.
    55   Holualoa Arizona, Inc.
    56   Jack Carlisle/Philip Kohl
    57   Boris Motovich
    58   Thomas E Coghill Sr
    59   Celanon Corp.
    60   Marc Edelstein
    61   David L. Perdue
    62
    63   Union Medical Associates, LTD. (Borrower)
    64   Andrew J Saluan
    65   K. Gregory Wohl
    66   Lexington Corporate Properties Trust
    67   Donald P. Cook
    68   Haley Associates Limited Partnership
    69   William Schueth, JR
    70   Byron Gilchrest, George Macomber, Richard H. Sayre, Thomas P. O'Neill, Robert I. Owens
    71   Thomas D. Arnot
    72   Marvin Schwartz
    73   Robert C. Morgan
    74   Jeffrey Gouchberg
    75   Richard D. Cohen
    76   Alan C. Fox
    77   Michael P. Connor, Susan Riordan, Robert Schlytter, David Lubotsky, Jody Mandel-Herbert, George K. Kidman, Terry Lubotsky
    78   Lawrence Greenberg
    79   John H. Midby
    80   Jack Dushey
    81   Robert E. Bailey
    82   Steven E. Lawson
    83   Charles A Gargano
    84   Bruce Bodner
    85   Milton Bradley Scott
    86   Marcia Saunders
    87   David Parisier
    88   Artcraft Investment LC
    89   Marc Lantzman
    90   Henry S. Miller Investment Co.
    91   Jimmy Evans
    92   Boyd Higgins
    93   Joseph Wolinsky
    94   Michael Shaw
    95   Dooley E. Culbertson
    96   Alice L. Griffith
    97   Mordechai Winter

    98   Andy Weiner
    99   Andy Weiner
   100   Milton Gottlieb
   101   Koetting, Peter J.; Best, Robert T.; Hulme, Mark D.
   102   Dwight D. Baron
   103   K. Gregory Wohl

   104   Bassam Issa
   105   Tahsin Issa
   106   Michael Shaw
   107   Dr. Mark Rosenbloom
   108   Brian R. Johnson
   109   Richard D. Cohen
   110   Charles A Gargano
   111   Anthony Rosati
   112   Robert Oja
   113   William A. Levin
   114   Douglas D. Ellis
   115   Timothy H. Lehning
   116   Eric Gordon
   117   Robert V. Stunkel, II
   118   Brian R. Johnson
   119   T. Davis Gordon

              Net         Units    Environmental    Letter
           Rentable        of        Insurance        of        Loan Group
  ID     Area SF/Units   Measure     (Yes/No)       Credit     (One or Two)
------   -------------   -------   -------------   ---------   ------------
     1       1,554,116   Sq. Ft.        No                                1

     2         326,922   Sq. Ft.        No                                1
     3         312,571   Sq. Ft.        No         4,000,000              1
     4         515,126   Sq. Ft.        No                                1
     5         260,957   Sq. Ft.        No         2,571,400              1
     6         185,545   Sq. Ft.        No                                1
     7         182,147   Sq. Ft.        No                                1
     8         477,259   Sq. Ft.        No           800,000              1
     9         405,830   Sq. Ft.        No                                1
   9.1          92,002   Sq. Ft.        No                                1
   9.2          91,400   Sq. Ft.        No                                1
   9.3          80,900   Sq. Ft.        No                                1
   9.4          74,928   Sq. Ft.        No                                1
   9.5          66,600   Sq. Ft.        No                                1
    10         251,236   Sq. Ft.        No                                1
    11         169,203   Sq. Ft.        No                                1
    12             330    Units         No                                2
    13             254    Units         No                                2
    14         305,949   Sq. Ft.        No                                1
  14.1          81,260   Sq. Ft.        No                                1
  14.2          63,925   Sq. Ft.        No                                1
  14.3          52,822   Sq. Ft.        No                                1
  14.4          55,192   Sq. Ft.        No                                1
  14.5          52,750   Sq. Ft.        No                                1
    15             580    Pads          No                                1
    16       7,748,809   Sq. Ft.        No                                1
  16.1       1,027,783   Sq. Ft.        No                                1
  16.2         481,064   Sq. Ft.        No                                1
  16.3         413,407   Sq. Ft.        No                                1
  16.4         359,843   Sq. Ft.        No                                1
  16.5         295,895   Sq. Ft.        No                                1
  16.6         233,311   Sq. Ft.        No                                1
  16.7         172,511   Sq. Ft.        No                                1
  16.8         115,662   Sq. Ft.        No                                1
  16.9         170,151   Sq. Ft.        No                                1
 16.10         122,666   Sq. Ft.        No                                1
 16.11         118,963   Sq. Ft.        No                                1
 16.12         150,000   Sq. Ft.        No                                1
 16.13         116,749   Sq. Ft.        No                                1
 16.14         113,861   Sq. Ft.        No                                1
 16.15         141,366   Sq. Ft.        No                                1
 16.16          85,154   Sq. Ft.        No                                1
 16.17          68,868   Sq. Ft.        No                                1
 16.18          79,243   Sq. Ft.        No                                1
 16.19         112,217   Sq. Ft.        No                                1
 16.20          46,338   Sq. Ft.        No                                1
 16.21          61,095   Sq. Ft.        No                                1
 16.22          43,104   Sq. Ft.        No                                1
 16.23          42,766   Sq. Ft.        No                                1
 16.24          42,941   Sq. Ft.        No                                1
 16.25          62,482   Sq. Ft.        No                                1
 16.26          62,457   Sq. Ft.        No                                1
 16.27          62,469   Sq. Ft.        No                                1
 16.28          36,250   Sq. Ft.        No                                1
 16.29          62,659   Sq. Ft.        No                                1
 16.30          33,033   Sq. Ft.        No                                1
 16.31          33,513   Sq. Ft.        No                                1
 16.32          42,971   Sq. Ft.        No                                1
 16.33          34,559   Sq. Ft.        No                                1
 16.34          21,356   Sq. Ft.        No                                1
 16.35          38,500   Sq. Ft.        No                                1
 16.36          36,578   Sq. Ft.        No                                1
 16.37          31,482   Sq. Ft.        No                                1
 16.38          37,996   Sq. Ft.        No                                1
 16.39          42,944   Sq. Ft.        No                                1
 16.40          24,922   Sq. Ft.        No                                1
 16.41          37,846   Sq. Ft.        No                                1
 16.42          32,200   Sq. Ft.        No                                1
 16.43          59,489   Sq. Ft.        No                                1
 16.44          24,406   Sq. Ft.        No                                1
 16.45          57,945   Sq. Ft.        No                                1
 16.46          35,389   Sq. Ft.        No                                1
 16.47          21,511   Sq. Ft.        No                                1
 16.48          27,906   Sq. Ft.        No                                1
 16.49          20,740   Sq. Ft.        No                                1
 16.50          28,909   Sq. Ft.        No                                1
 16.51          21,879   Sq. Ft.        No                                1
 16.52          21,425   Sq. Ft.        No                                1
 16.53          23,969   Sq. Ft.        No                                1
 16.54          24,361   Sq. Ft.        No                                1
 16.55          25,659   Sq. Ft.        No                                1
 16.56          25,878   Sq. Ft.        No                                1
 16.57          22,780   Sq. Ft.        No                                1
 16.58          16,200   Sq. Ft.        No                                1
 16.59          22,400   Sq. Ft.        No                                1
 16.60          46,273   Sq. Ft.        No                                1
 16.61          32,951   Sq. Ft.        No                                1
 16.62          20,956   Sq. Ft.        No                                1
 16.63          20,967   Sq. Ft.        No                                1
 16.64          34,145   Sq. Ft.        No                                1
 16.65          19,908   Sq. Ft.        No                                1
 16.66          20,076   Sq. Ft.        No                                1
 16.67          22,065   Sq. Ft.        No                                1
 16.68          27,585   Sq. Ft.        No                                1
 16.69          18,900   Sq. Ft.        No                                1
 16.70          31,532   Sq. Ft.        No                                1
 16.71          27,726   Sq. Ft.        No                                1
 16.72          20,847   Sq. Ft.        No                                1
 16.73          15,900   Sq. Ft.        No                                1
 16.74          29,343   Sq. Ft.        No                                1
 16.75          17,191   Sq. Ft.        No                                1
 16.76          34,108   Sq. Ft.        No                                1
 16.77          28,702   Sq. Ft.        No                                1
 16.78          63,374   Sq. Ft.        No                                1
 16.79          13,117   Sq. Ft.        No                                1
 16.80          24,945   Sq. Ft.        No                                1
 16.81          20,918   Sq. Ft.        No                                1
 16.82          21,455   Sq. Ft.        No                                1
 16.83          25,655   Sq. Ft.        No                                1
 16.84          20,435   Sq. Ft.        No                                1
 16.85          20,094   Sq. Ft.        No                                1
 16.86          26,417   Sq. Ft.        No                                1
 16.87          24,416   Sq. Ft.        No                                1
 16.88          20,429   Sq. Ft.        No                                1
 16.89          21,576   Sq. Ft.        No                                1
 16.90          14,860   Sq. Ft.        No                                1
 16.91          14,437   Sq. Ft.        No                                1
 16.92          18,229   Sq. Ft.        No                                1
 16.93          25,669   Sq. Ft.        No                                1
 16.94          14,539   Sq. Ft.        No                                1
 16.95          16,178   Sq. Ft.        No                                1
 16.96          29,301   Sq. Ft.        No                                1
 16.97          16,000   Sq. Ft.        No                                1
 16.98          14,450   Sq. Ft.        No                                1
 16.99          28,562   Sq. Ft.        No                                1
16.100          13,119   Sq. Ft.        No                                1
16.101          22,692   Sq. Ft.        No                                1
16.102          21,600   Sq. Ft.        No                                1
16.103          23,855   Sq. Ft.        No                                1
16.104          32,530   Sq. Ft.        No                                1
16.105          12,642   Sq. Ft.        No                                1
16.106          12,971   Sq. Ft.        No                                1
16.107          11,937   Sq. Ft.        No                                1
16.108          16,285   Sq. Ft.        No                                1
16.109          10,560   Sq. Ft.        No                                1
16.110          10,670   Sq. Ft.        No                                1
16.111          12,853   Sq. Ft.        No                                1
16.112          12,720   Sq. Ft.        No                                1
16.113          13,278   Sq. Ft.        No                                1
16.114          19,176   Sq. Ft.        No                                1
16.115          24,059   Sq. Ft.        No                                1
16.116          16,540   Sq. Ft.        No                                1
16.117          21,292   Sq. Ft.        No                                1
16.118          10,736   Sq. Ft.        No                                1
16.119          10,212   Sq. Ft.        No                                1
16.120          15,946   Sq. Ft.        No                                1
16.121          19,088   Sq. Ft.        No                                1
16.122          11,413   Sq. Ft.        No                                1
16.123          23,236   Sq. Ft.        No                                1
16.124          22,643   Sq. Ft.        No                                1
16.125          35,610   Sq. Ft.        No                                1
16.126          24,150   Sq. Ft.        No                                1
16.127          21,710   Sq. Ft.        No                                1
16.128          31,699   Sq. Ft.        No                                1
16.129          10,990   Sq. Ft.        No                                1
16.130          23,709   Sq. Ft.        No                                1
16.131          16,187   Sq. Ft.        No                                1
16.132          23,521   Sq. Ft.        No                                1
16.133          28,909   Sq. Ft.        No                                1
16.134          12,079   Sq. Ft.        No                                1
16.135          12,327   Sq. Ft.        No                                1
16.136          10,660   Sq. Ft.        No                                1
16.137          11,500   Sq. Ft.        No                                1
16.138          28,484   Sq. Ft.        No                                1
16.139          24,151   Sq. Ft.        No                                1
16.140          12,715   Sq. Ft.        No                                1
16.141          20,058   Sq. Ft.        No                                1
16.142          12,300   Sq. Ft.        No                                1
16.143          13,572   Sq. Ft.        No                                1
16.144          10,067   Sq. Ft.        No                                1
16.145          20,320   Sq. Ft.        No                                1
16.146          27,712   Sq. Ft.        No                                1
16.147          10,981   Sq. Ft.        No                                1
16.148          15,904   Sq. Ft.        No                                1
16.149          27,495   Sq. Ft.        No                                1
16.150          14,970   Sq. Ft.        No                                1
16.151          30,724   Sq. Ft.        No                                1
    17         101,972   Sq. Ft.        No                                1
    18             320    Units         No                                2
    19          80,115   Sq. Ft.        No         1,281,000              1
    20             299    Units         No                                2
    21         692,913   Sq. Ft.        No                                1
    22         365,580   Sq. Ft.        No                                1
    23             264    Units         No                                2
    24             513    Pads          No                                1
    25             268    Units         No                                1
    26         132,155   Sq. Ft.        No                                1
    27             188    Units         No                                2
    28         262,965   Sq. Ft.        No                                1
    29             411    Pads          No                                2
    30         154,661   Sq. Ft.        Yes                               1
    31             223    Units         No                                2
    32             300    Units         No                                2
    33          80,579   Sq. Ft.        No                                1
    34         213,739   Sq. Ft.        No                                1
    35             433    Pads          No                                2
    36          76,920   Sq. Ft.        No                                1
    37         161,031   Sq. Ft.        No                                1
               167,923   Sq. Ft.        No                                1
    38         111,924   Sq. Ft.        No                                1
    39          55,999   Sq. Ft.        No                                1
    40             491    Pads          No                                1
    41             117    Units         No                                2
    42          71,017   Sq. Ft.        No                                1
    43             258    Pads          No                                1
    44             172    Units         No                                1
    45             141    Pads          Yes                               2
    46          90,322   Sq. Ft.        No                                1
    47             199    Units         No                                2
    48          93,526   Sq. Ft.        No                                1
    49         214,472   Sq. Ft.        No                                1
  49.1         103,546   Sq. Ft.        No                                1
  49.2          81,118   Sq. Ft.        No                                1
  49.3          29,808   Sq. Ft.        No                                1
    50             312    Pads          No                                2
    51          80,126   Sq. Ft.        No           700,000              1
    52             122    Units         No                                2
  52.1              80    Units         No                                2
  52.2              42    Units         No                                2
    53             183    Units         No                                2
                88,588   Sq. Ft.        No                                1
    54          50,055   Sq. Ft.        No                                1
    55          38,533   Sq. Ft.        No                                1
    56             216    Units         No                                2
    57          30,000   Sq. Ft.        No                                1
    58             251    Units         No                                2
    59             110    Units         No                                2
    60             232    Units         No                                2
    61              65    Units         No                                2
    62         106,496   Sq. Ft.        No                                1
    63          70,045   Sq. Ft.        No                                1
    64          48,875   Sq. Ft.        No                                1
    65          55,997   Sq. Ft.        No                                1
    66          75,016   Sq. Ft.        No                                1
    67         188,333   Sq. Ft.        No           240,000              1
    68             176    Units         No                                2
    69          36,810   Sq. Ft.        No                                1
    70             256    Units         No                                2
    71             125    Rooms         No                                1
    72          91,080   Sq. Ft.        No                                1
    73             310    Pads          No                                1
    74             108    Units         Yes                               2
    75              68    Units         No                                2
    76          45,200   Sq. Ft.        No                                1
    77          50,549   Sq. Ft.        No                                1
    78              72    Units         No                                1
    79          63,475   Sq. Ft.        No                                1
    80          20,000   Sq. Ft.        No                                1
    81          31,703   Sq. Ft.        No                                1
    82             119    Units         No                                2
    83             112    Units         No                                2
    84          43,777   Sq. Ft.        No                                1
    85          17,265   Sq. Ft.        No                                1
    86          44,271   Sq. Ft.        No                                1
    87              84    Units         No                                2
    88              36    Units         No                                1
    89          27,702   Sq. Ft.        No                                1
    90          85,931   Sq. Ft.        No                                1
    91          71,375   Sq. Ft.        No                                1
    92          54,952   Sq. Ft.        No                                1
    93          63,875   Sq. Ft.        No                                1
    94          51,254   Sq. Ft.        No                                1
    95          12,739   Sq. Ft.        No                                1
    96          14,490   Sq. Ft.        No                                1
    97          14,560   Sq. Ft.        No                                1
                22,200   Sq. Ft.        No                                1
    98          12,000   Sq. Ft.        No                                1
    99          10,200   Sq. Ft.        No                                1
   100          13,650   Sq. Ft.        No                                1
   101         479,160   Sq. Ft.        No                                1
   102          62,175   Sq. Ft.        No                                1
   103          27,696   Sq. Ft.        No                                1
                18,400   Sq. Ft.        No                                1
   104          10,400   Sq. Ft.        No                                1
   105           8,000   Sq. Ft.        No                                1
   106          42,670   Sq. Ft.        No                                1
   107          14,490   Sq. Ft.        No                                1
   108              40    Units         No                                2
   109              39    Units         No                                2
   110              52    Units         No                                2
   111          15,513   Sq. Ft.        No                                1
   112              51    Units         No                                2
   113          12,739   Sq. Ft.        No                                1
   114          60,900   Sq. Ft.        No                                1
   115          14,700   Sq. Ft.        No                                1
   116           9,525   Sq. Ft.        No                                1
   117          12,098   Sq. Ft.        No                                1
   118              45    Units         No                                2
   119          44,160   Sq. Ft.        No                                1

Footnote:

The "Revised Interest Rate" means a rate per annum equal to the sum of (a) two percent (2.00%) and (b) the greater of (1) 5.407% and (2) the sum of five percent (5.00%) and the "Treasury Rate". The "Treasury Rate" means the yield per annum calculated by the linear interpolation of yields, as reported in the Federal Reserve Statistical Release H.15 - Selected Interest rates under the heading "US government securities," and the subheading "Treasury constant maturities" for the week ending prior to August 1, 2012, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating April 1, 2034 (and in the event H.15 is no longer published, the related lender in its reasonable discretion shall select a comparable publication to determine the Treasury Rate).

                                    EXHIBIT C

                    FORM OF INVESTMENT REPRESENTATION LETTER

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Banc of America Securities LLC
214 North Tryon Street
NC1-027-21-02
Charlotte, North Carolina 28255

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset-Backed Securities Trust Services, GECMC 2004-C2

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut 06297
Attention: Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C2

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as Depositor, Wachovia Bank, National Association, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent, on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Certificates"), in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

1.    Check one of the following:*

      [_] The Purchaser is not purchasing a Class S, Class R or Class LR Certificate and the Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

      [_] The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act") The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

----------

*     Purchaser must include one of the following two certifications.

2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof or (ii) (other than with respect to the Residual Certificates) institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof,
      (x) the receipt by the Certificate Registrar of an Opinion of Counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

3. The Purchaser has reviewed each Private Placement Memorandum relating to the Certificates (collectively, the "Private Placement Memoranda") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memoranda.

4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

7.    Check one of the following:*

      [_] The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

      [_] The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person, (ii) a duly executed IRS Form W-8IMY (with appropriate attachments) or (iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Forms W-8BEN, IRS Forms W-8IMY or]** IRS Forms W-8ECI[, as the case may be,]** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

----------

*     Each Purchaser must include one of the two alternative certifications.

**    Omit for Class R and Class LR.

For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

8.    Please make all payments due on the Certificates:***

      [_] (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

            Bank:_______________________________________________________________
            ABA#:_______________________________________________________________
            Account #:__________________________________________________________
            Attention:__________________________________________________________

      [_]   (b) by mailing a check or draft to the following address:

                                        Very truly yours,

                                        ________________________________________
                                                     [The Purchaser]


                                        By: ____________________________________
                                            Name:
                                            Title:

Dated:

----------

*** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b).

                                   EXHIBIT D-1

                           FORM OF TRANSFER AFFIDAVIT

                                                       AFFIDAVIT PURSUANT TO
                                                       SECTION 860E(e)(4) OF THE
                                                       INTERNAL REVENUE CODE
                                                       OF 1986, AS AMENDED

STATE OF          )
                  )  ss:
COUNTY OF         )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That [he] [she] is [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he makes this affidavit.

            2. That the Transferee's Taxpayer Identification Number is [__________].

            3. That the Transferee of a GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, Class [R] [LR] Certificate (the "Class [R] [LR] Certificate") is not a Disqualified Organization (as defined below) or an agent thereof (including nominee, middleman or other similar person) (an "Agent") or an ERISA Prohibited Holder or a Non-U.S. Person (as defined below). For these purposes, a "Disqualified Organization" means any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the AFR/Bank of America Portfolio Loan REMIC, the Component Mortgage Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. For these purposes, "ERISA Prohibited Holder" means an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or a person acting on behalf of or investing the assets of such a Plan, including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulations ss. 2510.3-101. For these purposes, "Non-U.S. Person" means any person (a) other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (or successor form) or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes, or (b) who is a U.S. Person if income of such person with respect to such Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

            4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

            5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

            6. That the Transferee agrees not to transfer the Class [R] [LR] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that after conducting a reasonable investigation of the financial condition of the Person or entity, it has no reason to believe that such Person or entity does not satisfy the requirements set forth in paragraphs 3 and 4 hereof.

            7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement, dated as of April 1, 2004 among GE Commercial Mortgage Corporation, as Depositor, Wachovia Bank, National Association, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent (the "Pooling and Servicing Agreement"), as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            8. That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC] [Lower-Tier REMIC], the Transferee agrees to act as "tax matters person" if it will own the largest Percentage Interest in the Class [R][LR] Certificate and to perform the functions of "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and, in such event, agrees to the irrevocable designation of the Trustee as the Transferee's agent in performing the function of "tax matters person."

            9. That the Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(d) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class [R] [LR] Certificates.

            10. That the Transferee agrees not to transfer the Class [R][LR] Certificate such that the income therefrom would be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Transferee or any other U.S. Person.

            11.*_____Check one of the following, if applicable:

            [_] That the present value of the anticipated tax liabilities associated with holding the Class [R][LR] Certificate does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Class [R][LR] Certificate;

            (ii) the present value of the expected future distributions on such Class [R][LR] Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Class [R][LR] Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [_] That the transfer of the Class [R][LR] Certificate complies with U.S. Treasury Regulations Sections 1.860G-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Class [R][LR] Certificate will only be taxed in the United States;

            (ii) at the time of transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Investor within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class [R][LR] Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860G-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the Class [R][LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [_] None of the above.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of __________, 20__.


                                        [NAME OF TRANSFEREE]


                                        By: ____________________________________
                                            [Name of Officer]
                                            [Title of Officer]

----------

*     Insert appropriate paragraph, if applicable.

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ___ day of __________, 20__.


_____________________________
NOTARY PUBLIC

COUNTY OF ___________________

STATE OF ____________________

My commission expires the ___ day of __________, 20__.

                                   EXHIBIT D-2

                            FORM OF TRANSFEROR LETTER

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset-Backed Securities, GECMC 2004-C2

      Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to believe that the requirements set forth in paragraphs 3 and 10 thereof are not satisfied or, after conducting a reasonable investigation of the financial condition of [Transferee], that the information contained in paragraph 4 thereof is not true.

                                        Very truly yours,

                                        [Transferor]

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE

                                                            [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset-Backed Securities, GECMC 2004-C2

      Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, REQUEST FOR RELEASE

Dear _______________________,

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor, [the undersigned, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer")] [Wachovia Bank, National Association, as servicer (the "Servicer"), the undersigned, as special servicer], ABN AMRO Bank N.V., as fiscal agent and you, as trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

            ______1. Mortgage Loan paid in full. The [Servicer] [Special Servicer] hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.

            ______2.    The Mortgage Loan is being foreclosed.

            ______3.    Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                        [SERVICER][ SPECIAL SERVICER]


                                        By: ____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                    EXHIBIT F

                       FORM OF ERISA REPRESENTATION LETTER

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset-Backed Securities, GECMC 2004-C2

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut 06297
Attention: Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C2

Ladies and Gentlemen:

            The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, Class ___ (the "Certificate") issued pursuant to that certain Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), Wachovia Bank, National Association, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you either of the following:

            1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other (except with respect to the Class S, Class R or Class LR Certificates) than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60; or

            2. Except with respect to the Class S, Class R or Class LR Certificates (which may not be transferred to a Person who is described in paragraph 1(a) or (b) above), the Purchaser understands that if the Purchaser is a Person referred to in paragraph 1(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Fiscal Agent, the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the [Placement Agents] [Initial Purchasers] [Underwriters] or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the [Placement Agents] [Initial Purchasers] [Underwriters], the Certificate Registrar or the Trust Fund.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of _____, ____.


                                        Very truly yours,


                                        ________________________________________
                                                      [The Purchaser]


                                        By: ____________________________________
                                            Name:
                                            Title:

                                   EXHIBIT G-1

                     FORM OF STATEMENT TO CERTIFICATEHOLDERS

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
135 S. LaSalle Street Suite 1625                      Prior Payment:      N/A
Chicago, IL 60603                                     Next Payment:
                                                      Record Date:
Administrator:                                        Analyst:


                           ABN AMRO Acct: XX-XXXX-XX-X

                       Reporting Package Table of Contents

--------------------------------------------------------------------------------

Issue Id:
ASAP #:
Monthly Data File Name:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                                                   Page(s)
                                                                   -------
REMIC Certificate Report
Bond Interest Reconciliation
Cash Reconciliation Summary
15 Month Historical Loan Status Summary
15 Month Historical Payoff/Loss Summary
Historical Collateral Level Prepayment Report
Delinquent Loan Detail
Mortgage Loan Characteristics
Loan Level Detail
Specially Serviced Report
Modified Loan Detail
Realized Loss Detail
Appraisal Reduction Detail

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Closing Date:
First Payment Date:
Assumed Final Payment Date:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              Contact Information
--------------------------------------------------------------------------------
                                 Issuer: Sample

                               Depositor: Sample
                              Underwriter: Sample

                            Master Servicer: Sample
                            Special Servicer: Sample
                             Rating Agency: Sample
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
       Information is available for this issue from the following sources
--------------------------------------------------------------------------------
LaSalle Web Site                              www.lnbabs.com

LaSalle Bulletin Board                        (714) 282-3990
LaSalle "ASAP" Fax Back System                (714) 282-5518
LaSalle Factor Line                           (800) 246-5761
--------------------------------------------------------------------------------


09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

              Original       Opening    Principal    Principal       Negative      Closing    Interest     Interest    Pass-Through
Class      Face Value (1)    Balance     Payment    Adj. or Loss   Amortization    Balance     Payment    Adjustment     Rate (2)
CUSIP        Per 1,000      Per 1,000   Per 1,000    Per 1,000      Per 1,000     Per 1,000   Per 1,000   Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                  0.00           0.00       0.00        0.00           0.00          0.00        0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                             Total P&I Payment  0.00
                                                                             =======================

Notes: (1)  N denotes notional balance not included in total

       (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual

       (3)  Estimated

09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                          Bond Interest Reconciliation

                                                   Deductions                                         Additions
                                       ----------------------------------------------   -------------------------------------
           Accrual         Accrued                    Add.      Deferred &                 Prior       Prepay-       Other
        --------------   Certificate   Allocable     Trust      Accretion    Interest   Int. Short-     ment       Interest
Class   Method    Days    Interest       PPIS      Expense(1)    Interest     Losses     falls Due    Penalties   Proceeds(2)
-----------------------------------------------------------------------------------------------------------------------------



                         -----------   ---------   ----------   ----------   --------   -----------   ---------   -----------
                                0.00        0.00         0.00         0.00       0.00          0.00        0.00          0.00


                                    Remaining
        Distributable   Interest   Outstanding      Credit Support
         Certificate    Payment     Interest     ---------------------
Class     Interest       Amount    Shortfalls    Original   Current(3)
----------------------------------------------------------------------



        -------------   --------   -----------
                 0.00       0.00          0.00

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                           Cash Reconciliation Summary


        Interest Summary
--------------------------------

Current Scheduled Interest
Less Deferred Interest
Plus Advance Interest
Plus Unscheduled Interest
PPIS Reducing Scheduled Interest
Less Total Fees Paid To Servicer
Plus Fees Advanced for PPIS
Less Fee Strips Paid by Servicer
Less Misc. Fees & Expenses
Less Non Recoverable Advances
--------------------------------------------------------------------------------
Interest Due Trust
--------------------------------------------------------------------------------
Less Trustee Fee
Less Fee Strips Paid by Trust
Less Misc. Fees Paid by Trust
--------------------------------------------------------------------------------
Remittance Interest


     Servicing Fee Summary
--------------------------------

Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Unscheduled Servicing Fees
--------------------------------------------------------------------------------
Total Servicing Fees Paid


          PPIS Summary
--------------------------------

Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee
--------------------------------------------------------------------------------
PPIS Due Certificate


      Pool Balance Summary
--------------------------------
                                                                 Balance   Count
                                                                 -------   -----
Beginning Pool
Scheduled Principal Distribution
Unscheduled Principal Distribution
Deferred Interest
Liquidations
Repurchases
Ending Pool


       Principal Summary
--------------------------------


Scheduled Principal:
--------------------
Current Scheduled Principal
Advanced Scheduled Principal
--------------------------------------------------------------------------------
Scheduled Principal Distribution
--------------------------------------------------------------------------------

Unscheduled Principal:
----------------------
Curtailments
Prepayments in Full
Liquidation Proceeds
Repurchase Proceeds
Other Principal Proceeds
--------------------------------------------------------------------------------
Unscheduled Principal Distribution
--------------------------------------------------------------------------------
Remittance Principal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Servicer Wire Amount
--------------------------------------------------------------------------------


                                       Advances
                                       --------

 Prior Outstanding        Current Period           Recovered          Ending Outstanding
--------------------   --------------------   --------------------   --------------------
Principal   Interest   Principal   Interest   Principal   Interest   Principal   Interest
---------   --------   ---------   --------   ---------   --------   ---------   --------




09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

          Asset Backed Facts ~ 15 Month Historical Loan Status Summary


                                                 Delinquency Aging Categories
               -------------------------------------------------------------------------------------------------
                Delinq 1 Month      Delinq 2 Months    Delinq 3+ Months       Foreclosure             REO
Distribution   -----------------   -----------------   -----------------   -----------------   -----------------
    Date          #      Balance      #      Balance      #      Balance      #      Balance      #      Balance
------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

                              Special Event Categories (1)
               ----------------------------------------------------------
                 Modifications     Specially Serviced      Bankruptcy
Distribution   -----------------   ------------------   -----------------
    Date          #      Balance      #      Balance       #      Balance
------------   -------   -------   -------   -------    -------   -------

------------   -------   -------   -------   -------    -------   -------

------------   -------   -------   -------   -------    -------   -------

------------   -------   -------   -------   -------    -------   -------

------------   -------   -------   -------   -------    -------   -------

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

           Asset Backed Facts ~ 15 Month Historical Payoff/Loss Summary

                Ending Pool (1)       Payoffs (2)          Penalties       Appraisal Reduct. (2)
Distribution   -----------------   -----------------   -----------------   ---------------------
    Date          #      Balance      #      Balance      #      Amount       #          Balance
------------   -------   -------   -------   -------   -------   -------   -------       -------

------------   -------   -------   -------   -------   -------   -------   -------       -------

------------   -------   -------   -------   -------   -------   -------   -------       -------

------------   -------   -------   -------   -------   -------   -------   -------       -------

------------   -------   -------   -------   -------   -------   -------   -------       -------


               Liquidations (2)    Realized Losses (2)    Remaining Term     Curr Weighted Avg.
Distribution   -----------------   -------------------   -----------------   ------------------
    Date          #      Balance      #        Amount     Life     Amort.    Coupon      Remit
------------   -------   -------   -------     -------   -------   -------   -------    -------

09/10/03
------------   -------   -------   -------     -------   -------   -------   -------    -------

------------   -------   -------   -------     -------   -------   -------   -------    -------

------------   -------   -------   -------     -------   -------   -------   -------    -------

------------   -------   -------   -------     -------   -------   -------   -------    -------

(1)   Percentage based on pool as of cutoff.

(2)   Percentage based on pool as of beginning of period.

09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                  Historical Collateral Level Prepayment Report

                                                                                                              Remaining Term
Disclosure   Distribution   Initial          Payoff  Penalty  Prepayment  Maturity  Property                  ---------------   Note
Control #        Date       Balance   Code   Amount  Amount      Date       Date      Type     State   DSCR   Life     Amort.   Rate
----------   ------------   -------   ----   ------  -------  ----------  --------  --------   -----   ----   ----     ------   ----




                                             ------  -------
                              Cumulative          0        0

09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                             Delinquent Loan Detail

                Paid                 Outstanding   Out. Property                        Special
Disclosure Doc  Thru   Current P&I       P&I        Protection         Advance         Servicer      Foreclosure   Bankruptcy   REO
  Control #     Date     Advance     Advances**      Advances      Description (1)   Transfer Date      Date          Date      Date
--------------  ----   -----------   -----------   -------------   ---------------   -------------   -----------   ----------   ----



A.    P&I Advance - Loan in Grace Period

B.    P&I Advance - Late Payment but < one month delinq

1.    P&I Advance - Loan delinquent 1 month

2.    P&I Advance - Loan delinquent 2 months

3.    P&I Advance - Loan delinquent 3 months or More

4.    Matured Balloon/Assumed Scheduled Payment

**    Outstanding P&I Advances include the current period P&I Advance

09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                          Mortgage Loan Characteristics



                       Distribution of Principal Balances

                                                                  Weighted Average
      Current Scheduled          # of    Scheduled    % of      --------------------
           Balances              Loans    Balance    Balance    Term   Coupon   DSCR
------------------------------   -----   ---------   -------    ----   ------   ----



------------------------------   -----   ---------   -------    ----   ------   ----
                                     0           0      0.00%
------------------------------   -----   ---------   -------    ----   ------   ----
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance


                Distribution of Remaining Term (Fully Amortizing)

                                                                  Weighted Average
       Fully Amortizing          # of    Scheduled    % of      --------------------
        Mortgage Loans           Loans    Balance    Balance    Term   Coupon   DSCR
------------------------------   -----   ---------   -------    ----   ------   ----



------------------------------   -----   ---------   -------    ----   ------   ----
                                     0           0      0.00%
------------------------------   -----   ---------   -------    ----   ------   ----
Minimum Remaining Term
Maximum Remaining Term


                     Distribution of Mortgage Interest Rates

                                                                  Weighted Average
       Current Mortgage          # of    Scheduled   % of       --------------------
        Interest Rate            Loans   Balance     Balance    Term   Coupon   DSCR
------------------------------   -----   ---------   -------    ----   ------   ----



------------------------------   -----   ---------   -------    ----   ------   ----
                                     0           0      0.00%
------------------------------   -----   ---------   -------    ----   ------   ----
Minimum Mortgage Interest Rate              10.0000%
Maximum Mortgage Interest Rate              10.0000%


                    Distribution of Remaining Term (Balloon)

                                                                  Weighted Average
           Balloon               # of    Scheduled    % of      --------------------
        Mortgage Loans           Loans    Balance    Balance    Term   Coupon   DSCR
------------------------------   -----   ---------   -------    ----   ------   ----

  0 to 60
 61 to 120
121 to 180
181 to 240
241 to 360
------------------------------   -----   ---------   -------    ----   ------   ----
                                     0           0      0.00%
------------------------------   -----   ---------   -------    ----   ------   ----
Minimum Remaining Term   0
Maximum Remaining Term   0

09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                          Mortgage Loan Characteristics


                         Distribution of DSCR (Current)

        Debt Service            # of    Scheduled    % of
       Coverage Ratio           Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----
                                    0           0      0.00%
-----------------------------   -----   ---------   -------    ----   ---   ----
Maximum DSCR
Minimum DSCR


                          Distribution of DSCR (Cutoff)

        Debt Service            # of    Scheduled    % of
       Coverage Ratio           Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----

                                    0           0      0.00%
Maximum DSCR 0.00
Minimum DSCR 0.00


                             Geographic Distribution

                                # of    Scheduled    % of
            State               Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----
                                    0                  0.00%
-----------------------------   -----   ---------   -------    ----   ---   ----

09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                          Mortgage Loan Characteristics


                         Distribution of Property Types

                                # of    Scheduled    % of
       Property Types           Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----
                                    0           0      0.00%
-----------------------------   -----   ---------   -------    ----   ---   ----


                        Distribution of Amortization Type

      Current Scheduled         # of    Scheduled    % of
          Balances              Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----

-----------------------------   -----   ---------   -------    ----   ---   ----


                         Distribution of Loan Seasoning

                                # of    Scheduled    % of
       Number of Years          Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----
                                    0           0      0.00%
-----------------------------   -----   ---------   -------    ----   ---   ----


                       Distribution of Year Loans Maturing

                                # of    Scheduled    % of
            Year                Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----
            1998
            1999
            2000
            2001
            2002
            2003
            2004
            2005
            2006
            2007
            2008
        2009 & Longer
-----------------------------   -----   ---------   -------    ----   ---   ----
                                    0           0      0.00%
-----------------------------   -----   ---------   -------    ----   ---   ----

09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                                Loan Level Detail

                                                   Operating               Ending
Disclosure         Property                        Statement   Maturity   Principal   Note
Control #    Grp     Type     State   DSCR   NOI     Date        Date      Balance    Rate
----------   ---   --------   -----   ----   ---   ---------   --------   ---------   ----



----------   ---   --------   -----   ----   ---   ---------   --------   ---------   ----
                              W/Avg   0.00     0                                  0
----------   ---   --------   -----   ----   ---   ---------   --------   ---------   ----


                                Spec.           Loan           Prepayment
Disclosure   Scheduled   Mod.   Serv    ASER   Status    -----------------------
Control #       P&I      Flag   Flag    Flag   Code(1)   Amount   Penalty   Date
----------   ---------   ----   -----   ----   -------   ------   -------   ----



----------   ---------   ----   -----   ----   -------   ------   -------   ----
                     0                                        0         0
----------   ---------   ----   -----   ----   -------   ------   -------   ----

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1)   Legend:     A.    P&I Adv - in Grace Period
                  B.    P&I Adv - < one month delinq
                  1.    P&I Adv - delinquent 1 month
                  2.    P&I Adv - delinquent 2 months
                  3.    P&I Adv - delinquent 3+ months
                  4.    Mat. Balloon/Assumed P&I
                  5.    Prepaid in Full
                  6.    Specially Serviced
                  7.    Foreclosure
                  8.    Bankruptcy
                  9.    REO
                  10.   DPO
                  11.   Modification

09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                    Specially Serviced (Part I) ~ Loan Detail

                                             Balance                          Remaining Term
       Disclosure           Transfer   ------------------   Note   Maturity   ---------------   Property                        NOI
        Control #             Date     Scheduled   Actual   Rate     Date     Life     Amort.     Type     State   NOI   DSCR   Date
-------------------------   --------   ---------   ------   ----   --------   ----     ------   --------   -----   ---   ----   ----




09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

          Specially Serviced Loan Detail (Part II) ~ Servicer Comments

Disclosure   Resolution
Control #     Strategy                           Comments
----------   ----------   ------------------------------------------------------



09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                              Modified Loan Detail


Disclosure   Modification   Modification               Modification
Control #        Date           Code                    Description
----------   ------------   ------------   -------------------------------------







09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                              Realized Loss Detail


                                                                               Gross                                Net
                                                                             Proceeds                             Proceeds
                                                                              as a %                               as a %
                                                        Beginning               of       Aggregate       Net         of
    Distribution      Disclosure  Appraisal  Appraisal  Scheduled   Gross      Sched    Liquidation  Liquidation   Sched.   Realized
       Period         Control #     Date       Value     Balance   Proceeds  Principal  Expenses *    Proceeds    Balance     Loss
--------------------  ----------  ---------  ---------  ---------  --------  ---------  -----------  -----------  --------  --------




Current Total                                              0.00       0.00                   0.00        0.00                 0.00
Cumulative                                                 0.00       0.00                   0.00        0.00                 0.00

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                           Appraisal Reduction Detail

                                                                             Remaining Term                              Appraisal
     Disclosure        Appraisal   Scheduled   Reduction   Note   Maturity   --------------   Property                  ------------
      Control #        Red. Date    Balance     Amount     Rate     Date     Life    Amort.     Type     State   DSCR   Value   Date
--------------------   ---------   ---------   ---------   ----   --------   ----    ------   --------   -----   ----   -----   ----






09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                                   EXHIBIT G-2

           FORM OF STATEMENT TO CERTIFICATEHOLDERS FILED WITH THE SEC

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
135 S. LaSalle Street Suite 1625                      Prior Payment:      N/A
Chicago, IL 60603                                     Next Payment:
                                                      Record Date:
Administrator:                                        Analyst:


                           ABN AMRO Acct: XX-XXXX-XX-X

                       Reporting Package Table of Contents


--------------------------------------------------------------------------------

Issue Id:
ASAP #:
Monthly Data File Name:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                                                   Page(s)
                                                                   -------
REMIC Certificate Report
Bond Interest Reconciliation
Cash Reconciliation Summary
15 Month Historical Loan Status Summary
15 Month Historical Payoff/Loss Summary
Historical Collateral Level Prepayment Report
Delinquent Loan Detail
Loan Level Detail
Specially Serviced Report
Modified Loan Detail
Realized Loss Detail
Appraisal Reduction Detail

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Closing Date:
First Payment Date:
Assumed Final Payment Date:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              Contact Information
--------------------------------------------------------------------------------
                                 Issuer: Sample

                               Depositor: Sample
                              Underwriter: Sample

                            Master Servicer: Sample
                            Special Servicer: Sample
                             Rating Agency: Sample
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
       Information is available for this issue from the following sources
--------------------------------------------------------------------------------
LaSalle Web Site                              www.lnbabs.com

LaSalle Bulletin Board                        (714) 282-3990
LaSalle "ASAP" Fax Back System                (714) 282-5518
LaSalle Factor Line                           (800) 246-5761
--------------------------------------------------------------------------------


09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

              Original       Opening    Principal    Principal       Negative      Closing    Interest     Interest    Pass-Through
Class      Face Value (1)    Balance     Payment    Adj. or Loss   Amortization    Balance     Payment    Adjustment     Rate (2)
CUSIP        Per 1,000      Per 1,000   Per 1,000    Per 1,000      Per 1,000     Per 1,000   Per 1,000   Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                  0.00           0.00       0.00        0.00           0.00          0.00        0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                             Total P&I Payment  0.00
                                                                             =======================

Notes: (1)  N denotes notional balance not included in total

       (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual

       (3)  Estimated

09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                          Bond Interest Reconciliation

                                                   Deductions                                         Additions
                                       ----------------------------------------------   -------------------------------------
           Accrual         Accrued                    Add.      Deferred &                 Prior       Prepay-       Other
        --------------   Certificate   Allocable     Trust      Accretion    Interest   Int. Short-     ment       Interest
Class   Method    Days    Interest       PPIS      Expense(1)    Interest     Losses     falls Due    Penalties   Proceeds(2)
-----------------------------------------------------------------------------------------------------------------------------



                         -----------   ---------   ----------   ----------   --------   -----------   ---------   -----------
                                0.00        0.00         0.00         0.00       0.00          0.00        0.00          0.00


                                    Remaining
        Distributable   Interest   Outstanding      Credit Support
         Certificate    Payment     Interest     ---------------------
Class     Interest       Amount    Shortfalls    Original   Current(3)
----------------------------------------------------------------------



        -------------   --------   -----------
                 0.00       0.00          0.00

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).


09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                           Cash Reconciliation Summary


        Interest Summary
--------------------------------

Current Scheduled Interest
Less Deferred Interest
Plus Advance Interest
Plus Unscheduled Interest
PPIS Reducing Scheduled Interest
Less Total Fees Paid To Servicer
Plus Fees Advanced for PPIS
Less Fee Strips Paid by Servicer
Less Misc. Fees & Expenses
Less Non Recoverable Advances
--------------------------------------------------------------------------------
Interest Due Trust
--------------------------------------------------------------------------------
Less Trustee Fee
Less Fee Strips Paid by Trust
Less Misc. Fees Paid by Trust
--------------------------------------------------------------------------------
Remittance Interest


     Servicing Fee Summary
--------------------------------

Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Unscheduled Servicing Fees
--------------------------------------------------------------------------------
Total Servicing Fees Paid


          PPIS Summary
--------------------------------

Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee
--------------------------------------------------------------------------------
PPIS Due Certificate


      Pool Balance Summary
--------------------------------
                                                                 Balance   Count
                                                                 -------   -----
Beginning Pool
Scheduled Principal Distribution
Unscheduled Principal Distribution
Deferred Interest
Liquidations
Repurchases
Ending Pool


       Principal Summary
--------------------------------


Scheduled Principal:
--------------------
Current Scheduled Principal
Advanced Scheduled Principal
--------------------------------------------------------------------------------
Scheduled Principal Distribution
--------------------------------------------------------------------------------

Unscheduled Principal:
----------------------
Curtailments
Prepayments in Full
Liquidation Proceeds
Repurchase Proceeds
Other Principal Proceeds
--------------------------------------------------------------------------------
Unscheduled Principal Distribution
--------------------------------------------------------------------------------
Remittance Principal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Servicer Wire Amount
--------------------------------------------------------------------------------


                                       Advances
                                       --------

 Prior Outstanding        Current Period           Recovered          Ending Outstanding
--------------------   --------------------   --------------------   --------------------
Principal   Interest   Principal   Interest   Principal   Interest   Principal   Interest
---------   --------   ---------   --------   ---------   --------   ---------   --------




09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

          Asset Backed Facts ~ 15 Month Historical Loan Status Summary


                                                 Delinquency Aging Categories
               -------------------------------------------------------------------------------------------------
                Delinq 1 Month      Delinq 2 Months    Delinq 3+ Months       Foreclosure             REO
Distribution   -----------------   -----------------   -----------------   -----------------   -----------------
    Date          #      Balance      #      Balance      #      Balance      #      Balance      #      Balance
------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

                              Special Event Categories (1)
               ----------------------------------------------------------
                 Modifications     Specially Serviced      Bankruptcy
Distribution   -----------------   ------------------   -----------------
    Date          #      Balance      #      Balance       #      Balance
------------   -------   -------   -------   -------    -------   -------

------------   -------   -------   -------   -------    -------   -------

------------   -------   -------   -------   -------    -------   -------

------------   -------   -------   -------   -------    -------   -------

------------   -------   -------   -------   -------    -------   -------

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

           Asset Backed Facts ~ 15 Month Historical Payoff/Loss Summary

                Ending Pool (1)       Payoffs (2)          Penalties       Appraisal Reduct. (2)
Distribution   -----------------   -----------------   -----------------   ---------------------
    Date          #      Balance      #      Balance      #      Amount       #          Balance
------------   -------   -------   -------   -------   -------   -------   -------       -------

------------   -------   -------   -------   -------   -------   -------   -------       -------

------------   -------   -------   -------   -------   -------   -------   -------       -------

------------   -------   -------   -------   -------   -------   -------   -------       -------

------------   -------   -------   -------   -------   -------   -------   -------       -------


               Liquidations (2)    Realized Losses (2)    Remaining Term     Curr Weighted Avg.
Distribution   -----------------   -------------------   -----------------   ------------------
    Date          #      Balance      #        Amount     Life     Amort.    Coupon      Remit
------------   -------   -------   -------     -------   -------   -------   -------    -------

09/10/03
------------   -------   -------   -------     -------   -------   -------   -------    -------

------------   -------   -------   -------     -------   -------   -------   -------    -------

------------   -------   -------   -------     -------   -------   -------   -------    -------

------------   -------   -------   -------     -------   -------   -------   -------    -------

(1)   Percentage based on pool as of cutoff.

(2)   Percentage based on pool as of beginning of period.

09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                  Historical Collateral Level Prepayment Report

                                                                                                              Remaining Term
Disclosure   Distribution   Initial          Payoff  Penalty  Prepayment  Maturity  Property                  ---------------   Note
Control #        Date       Balance   Code   Amount  Amount      Date       Date      Type     State   DSCR   Life     Amort.   Rate
----------   ------------   -------   ----   ------  -------  ----------  --------  --------   -----   ----   ----     ------   ----




                                             ------  -------
                              Cumulative          0        0

09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                             Delinquent Loan Detail

                Paid                 Outstanding   Out. Property                        Special
Disclosure Doc  Thru   Current P&I       P&I        Protection         Advance         Servicer      Foreclosure   Bankruptcy   REO
  Control #     Date     Advance     Advances**      Advances      Description (1)   Transfer Date      Date          Date      Date
--------------  ----   -----------   -----------   -------------   ---------------   -------------   -----------   ----------   ----



A.    P&I Advance - Loan in Grace Period

B.    P&I Advance - Late Payment but < one month delinq

1.    P&I Advance - Loan delinquent 1 month

2.    P&I Advance - Loan delinquent 2 months

3.    P&I Advance - Loan delinquent 3 months or More

4.    Matured Balloon/Assumed Scheduled Payment

**    Outstanding P&I Advances include the current period P&I Advance

09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                                Loan Level Detail

                                                   Operating               Ending
Disclosure         Property                        Statement   Maturity   Principal   Note
Control #    Grp     Type     State   DSCR   NOI     Date        Date      Balance    Rate
----------   ---   --------   -----   ----   ---   ---------   --------   ---------   ----



----------   ---   --------   -----   ----   ---   ---------   --------   ---------   ----
                              W/Avg   0.00     0                                  0
----------   ---   --------   -----   ----   ---   ---------   --------   ---------   ----


                                Spec.           Loan           Prepayment
Disclosure   Scheduled   Mod.   Serv    ASER   Status    -----------------------
Control #       P&I      Flag   Flag    Flag   Code(1)   Amount   Penalty   Date
----------   ---------   ----   -----   ----   -------   ------   -------   ----



----------   ---------   ----   -----   ----   -------   ------   -------   ----
                     0                                        0         0
----------   ---------   ----   -----   ----   -------   ------   -------   ----

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1)   Legend:     A.    P&I Adv - in Grace Period
                  B.    P&I Adv - < one month delinq
                  1.    P&I Adv - delinquent 1 month
                  2.    P&I Adv - delinquent 2 months
                  3.    P&I Adv - delinquent 3+ months
                  4.    Mat. Balloon/Assumed P&I
                  5.    Prepaid in Full
                  6.    Specially Serviced
                  7.    Foreclosure
                  8.    Bankruptcy
                  9.    REO
                  10.   DPO
                  11.   Modification

09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                    Specially Serviced (Part I) ~ Loan Detail

                                             Balance                          Remaining Term
       Disclosure           Transfer   ------------------   Note   Maturity   ---------------   Property                        NOI
        Control #             Date     Scheduled   Actual   Rate     Date     Life     Amort.     Type     State   NOI   DSCR   Date
-------------------------   --------   ---------   ------   ----   --------   ----     ------   --------   -----   ---   ----   ----




09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

          Specially Serviced Loan Detail (Part II) ~ Servicer Comments

Disclosure   Resolution
Control #     Strategy                           Comments
----------   ----------   ------------------------------------------------------





09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                              Modified Loan Detail


Disclosure   Modification   Modification               Modification
Control #        Date           Code                    Description
----------   ------------   ------------   -------------------------------------







09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                              Realized Loss Detail


                                                                               Gross                                Net
                                                                             Proceeds                             Proceeds
                                                                              as a %                               as a %
                                                        Beginning               of       Aggregate       Net         of
    Distribution      Disclosure  Appraisal  Appraisal  Scheduled   Gross      Sched    Liquidation  Liquidation   Sched.   Realized
       Period         Control #     Date       Value     Balance   Proceeds  Principal  Expenses *    Proceeds    Balance     Loss
--------------------  ----------  ---------  ---------  ---------  --------  ---------  -----------  -----------  --------  --------






Current Total                                              0.00       0.00                   0.00        0.00                 0.00
Cumulative                                                 0.00       0.00                   0.00        0.00                 0.00

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                               Sample Corporation
                            Sample, LLC, as Servicer
                  Commercial Mortgage Pass Through Certificates
                                   Series 2000

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:      N/A
                                                      Next Payment:
                                                      Record Date:


                           ABN AMRO Acct: XX-XXXX-XX-X

                           Appraisal Reduction Detail

                                                                             Remaining Term                              Appraisal
     Disclosure        Appraisal   Scheduled   Reduction   Note   Maturity   --------------   Property                  ------------
      Control #        Red. Date    Balance     Amount     Rate     Date     Life    Amort.     Type     State   DSCR   Value   Date
--------------------   ---------   ---------   ---------   ----   --------   ----    ------   --------   -----   ----   -----   ----






09/26/2000 - 13:20 (MXXX-MXXX) (C)  2000 LaSalle Bank N.A.

                                    EXHIBIT H

                           FORM OF OMNIBUS ASSIGNMENT

            [NAME OF CURRENT ASSIGNOR] having an address at [ADDRESS OF CURRENT ASSIGNOR] (the "Assignor") for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby sells, transfers, assigns, delivers, sets over and conveys, without recourse, representation or warranty, express or implied, unto "[_______________], as trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2" (the "Assignee"), having an office at [_______________], Attn: Corporate Trust Administrator/GE Commercial Mortgage Corporation, Series 2004-C2, its successors and assigns, all right, title and interest of the Assignor in and to:

That certain mortgage and security agreement, deed of trust and security agreement, deed to secure debt and security agreement, or similar security instrument (the "Security Instrument"), and that certain Promissory Note (the "Note"), for each of the Mortgage Loans shown on the Mortgage Loan Schedule attached hereto as Exhibit A, and that certain assignment of leases and rents given in connection therewith and all of the Assignor's right, title and interest in any claims, collateral, insurance policies, certificates of deposit, letters of credit, escrow accounts, performance bonds, demands, causes of action and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Security Instrument and the Note, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to the Security Instrument and the Note.

            IN WITNESS WHEREOF, the Assignor has executed this instrument under seal to be effective as of the [__] day of [____________], 20[__].


                                        [NAME OF CURRENT ASSIGNOR]


                                        By:_____________________________________
                                        Name:
                                        Title:

                                    EXHIBIT I

                                   [RESERVED]

                                    EXHIBIT J

                        FORM OF CONFIDENTIALITY AGREEMENT

                                     [Date]

Wachovia Bank, National Association
NC 1075
8739 Research Drive URP4
Charlotte, North Carolina 28262-1075
Attention: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2

      Re: Information regarding GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2

Ladies and Gentlemen:

            In connection with the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Certificates"), we acknowledge that we will be furnished by the [Servicer] [Special Servicer] (and may have been previously furnished) with certain information (the "Information"), provided by LaSalle Bank National Association, as trustee (the "Trustee"), GE Commercial Mortgage Corporation, as depositor (the "Depositor") and the borrowers under certain of the Mortgage Loans. For the purposes of this letter agreement (this "Agreement"), "Representative" of a Person refers to such Person's directors, officers, employees, and agents; and "Person" refers to any individual, group or entity.

            In connection with and in consideration of our being provided with Information, we hereby acknowledge and agree that we are requesting and will use the Information solely for purposes of making investment decisions with respect to the above-referenced Certificates and will not disclose such Information to any other Person or entity unless required to do so by law; provided such Information may be disclosed to the auditors and regulators of the undersigned or to any person or entity that is contemplating the purchase of any Certificate held by the undersigned or of an interest therein, but only if such person or entity confirms in writing such contemplation of a prospective ownership interest and agrees in writing to keep such Information confidential.

            This Agreement shall not apply to any of the Information which: (i) is or becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by us or any of our Representatives; (ii) becomes lawfully available to us on a nonconfidential basis from a source other than you or one of your Representatives, which source is not bound by a contractual or other obligation of confidentiality to any Person; or (iii) was lawfully known to us on a nonconfidential basis prior to its disclosure to us by you.

            Notwithstanding anything to the contrary contained herein, we (and each of our employees, representative or other agents) may disclose to any and all persons, without limitation of any kind, the federal income tax treatment and tax structure of the above-referenced Certificates, any fact relevant to understanding the federal tax treatment or tax structure of the above-referenced Certificates, and all materials of any kind (including opinions or other tax analysis) relating to such federal tax treatment or tax structure other than the identity of the Depositor and information that would permit the identification of the Depositor.

            Capitalized terms used but not defined herein shall have the meaning assigned thereto in that certain Pooling and Servicing Agreement, dated as of April 1, 2004, by and among the Depositor, the Trustee, ABN AMRO Bank N.V., as Fiscal Agent (the "Fiscal Agent"), Wachovia Bank, National Association, as Servicer (the "Servicer") and Lennar Partners, Inc., as Special Servicer (the "Special Servicer").

            This Agreement, when signed by us, will constitute our agreement with respect to the subject matter contained herein.

                                        Very truly yours,


                                        [NAME OF ENTITY]


                                        By: ____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT K

                         FORM OF INVESTOR CERTIFICATION

                                                            Dated:

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset-Backed Securities, GECMC 2004-C2

            In accordance with the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Agreement"), by and among GE Commercial Mortgage Corporation, as Depositor, Wachovia Bank, National Association, as Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent, with respect to the above referenced certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is a beneficial owner or prospective purchaser of the Class __ Certificates.

            2. The undersigned is requesting access to the Trustee's internet website containing certain information (the "Information") and/or is requesting the information identified on the schedule attached hereto (also, the "Information") pursuant to the provisions of the Agreement.

            3. In consideration of the Trustee's disclosure to the undersigned of the Information, or access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

            4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or of the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to
Section 5 of the Securities Act.

            5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

            6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                      __________________________________________
                                      Certificate Owner or Prospective Purchaser


                                      By:_______________________________________

                                      Title:____________________________________

                                      Company:__________________________________

                                      Phone:____________________________________

                                    EXHIBIT L

                                   [RESERVED]

                                    EXHIBIT M

                         FORM OF PURCHASE OPTION NOTICE

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset-Backed Securities, GECMC 2004-C2

Wachovia Bank, National Association
NC 1075
8739 Research Drive URP4
Charlotte, North Carolina 28262-1075
Attention: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2

      Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2

Ladies and Gentlemen:

            The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of April 1, 2004, by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), Wachovia Bank, National Association, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

            The undersigned, holder of the Purchase Option (the "Option Holder"), [is the Directing Certificateholder] [acquired its Purchase Option from the Directing Certificateholder on ___________] [is the Special Servicer] [acquired its Purchase Option from the Special Servicer].

            The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the Option Price, as defined in Section 3.18(c) of the Pooling and Servicing Agreement. Within ten (10) Business Days of its receipt of the Servicer's notice confirming that the exercise of its Purchase Option is effective, [the undersigned Option Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the Servicer in exchange for the release of the Mortgage Loan[, the related Mortgaged Property and delivery of the related Mortgage File].

            The undersigned Option Holder agrees that it shall prepare and provide the Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of Mortgage Loan [__], together with such other documents or instruments as the Servicer shall reasonably require to consummate the purchase contemplated hereby.

            The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and, further, that upon receipt of the Servicer's notice confirming that the exercise of its Purchase Option is effective, the undersigned Option Holder, or its designee, shall be obligated to close its purchase of Mortgage Loan ___ in accordance with the terms and conditions of this letter and of the Pooling and Servicing Agreement.

                                        Very truly yours,

                                        [Option Holder]


                                        By:
                                        Name:
                                        Title:

            [By signing this letter in the space provided below, the [Directing Certificateholder] [Special Servicer] hereby acknowledges and affirms that it transferred its Purchase Option to the Option Holder identified above on [_________].


[___________________________]


By:__________________________
Name:
Title:]

                                    EXHIBIT N

                        FORM OF TRANSFER CERTIFICATE FOR
                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
             BOOK-ENTRY CERTIFICATE ON OR PRIOR TO THE RELEASE DATE

      (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)

                       GE Commercial Mortgage Corporation,
                 Commercial Mortgage Pass-Through Certificates,
                  Series 2004-C2, Class __ (the "Certificates")

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset-Backed Securities, GECMC 2004-C2

TO:   [Morgan Guaranty Trust Company
      of New York, Brussels Office
      Euroclear Operation Center
      or
      Clearstream Services]

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 Class

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), Wachovia Bank, National Association, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[_______] aggregate [Certificate Balance][Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. _________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Book-Entry Certificate (CUSIP No. __________) to be held with [Euroclear] [Clearstream]* (Common Code No.____________) through the Depository.

            In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States],**

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable,

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

            (6) upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [Clearstream].*

----------

*     Select appropriate depository.

** Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer and the Special Servicer.

                                        [Insert Name of Transferor]


                                        By: ____________________________________
                                            Name:
                                            Title:
                                            Dated:

                                    EXHIBIT O

                        FORM OF TRANSFER CERTIFICATE FOR
                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
                  BOOK-ENTRY CERTIFICATE AFTER THE RELEASE DATE

      (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset-Backed Securities, GECMC 2004-C2

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut 06297
Attention: Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), Wachovia Bank, National Association, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[________] aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Book-Entry Certificate (Common Code No. _____).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States;

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer and the Special Servicer.

                                        [Insert Name of Transferor]


                                        By: ____________________________________
                                            Name:
                                            Title:

                                     Dated:

----------

** Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT P

                        FORM OF TRANSFER CERTIFICATE FOR
                       REGULATION S BOOK-ENTRY CERTIFICATE
                       TO RULE 144A BOOK-ENTRY CERTIFICATE
                         ON OR PRIOR TO THE RELEASE DATE

      (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset-Backed Securities, GECMC 2004-C2

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut 06297
Attention: Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), Wachovia Bank, National Association, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[________] aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Regulation S Book-Entry Certificate (CUSIP No. _______) with [Euroclear] [Clearstream]* (Common Code No.__________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Book-Entry Certificate (CUSIP No.____________).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any jurisdiction.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Initial Purchaser and Placement Agents of the offering of the Certificates.

                                        [Insert Name of Transferor]


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        Dated:

----------

*     Select appropriate depository.

                                    EXHIBIT Q

         FORM OF TRANSFER CERTIFICATE FOR TRANSFERS WITHIN REGULATION S
             BOOK-ENTRY CERTIFICATE ON OR PRIOR TO THE RELEASE DATE

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset-Backed Securities, GECMC 2004-C2

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut 06297
Attention: Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), Wachovia Bank, National Association, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 in connection with the transfer by _______________ of a beneficial interest of $___________ [Certificate Balance] [Notional Amount] in a Book-Entry Certificate on or prior to the Release Date to the undersigned (the "Transferee"). The Transferee desires to beneficially own such transferred interest in the form of the Regulation S Book-Entry Certificate. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferee does hereby certify that it is not a "U.S. Person" (within the meaning of Rule 902 of Regulation S under the Securities Act of 1933, as amended). This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer and the Special Servicer.

                                        [Insert Name of Transferor]


                                        By: ____________________________________
                                            Name:
                                            Title:
                                            Dated:

                                   EXHIBIT R-1

             FORM OF TRANSFER CERTIFICATE FOR DEFINITIVE CERTIFICATE
                     TO REGULATION S BOOK-ENTRY CERTIFICATE
                         ON OR PRIOR TO THE RELEASE DATE

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset-Backed Securities, GECMC 2004-C2

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut 06297
Attention: Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) of the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), Wachovia Bank, National Association, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") of $__________________ [Certificate Balance] [Notional Amount] of Certificates, in fully registered form (such transferred interest being the "Transferred Interest") to ___________ (the "Transferee"), who will take delivery in the form of a beneficial interest in such [Certificate Balance] [Notional Amount] in the Regulation S Book-Entry Certificate maintained by the Depository Trust Company or its successor as Depository under the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a person acting for the account or benefit of a U.S. Person, and upon completion of the transaction, the Transferred Interest will be held with the Depository through [Euroclear] [Clearstream];**

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer and the Special Servicer.

                                        [Name of Transferor]


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        Dated:

----------

* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

**    Select appropriate depository.

                                   EXHIBIT R-2

             FORM OF TRANSFER CERTIFICATE FOR DEFINITIVE CERTIFICATE
                     TO REGULATION S BOOK-ENTRY CERTIFICATE
                             AFTER THE RELEASE DATE

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset-Backed Securities, GECMC 2004-C2

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut 06297
Attention: Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), Wachovia Bank, National Association, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") of $__________________ [Certificate Balance][Notional Amount] of Certificates, in fully registered form (such transferred interest being the "Transferred Interest") to ___________ (the "Transferee"), who will take delivery in the form of a beneficial interest in such [Certificate Balance] [Notional Amount] in the Regulation S Book-Entry Certificate maintained by the Depository Trust Company or its successor as Depository under the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer and the Special Servicer.


                                        [Name of Transferor]


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        Dated:

----------

* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT S

             FORM OF TRANSFER CERTIFICATE FOR BOOK-ENTRY CERTIFICATE
                     TO REGULATION S DEFINITIVE CERTIFICATE

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset-Backed Securities, GECMC 2004-C2

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut 06297
Attention: Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), Wachovia Bank, National Association, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") of a beneficial interest in $__________________ [Certificate Balance] [Notional Amount] of Book-Entry Certificates to _________ (the "Transferee"), who will take delivery in fully registered form (such transferred interest being the "Transferred Interest").

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer and the Special Servicer.

                                        [Name of Transferor]


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        Dated:

----------

* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT T

                         SUPPLEMENTAL SERVICER SCHEDULE

---------------------------------------------------------------------------------------------------------------------------

                                Property/PF          Mortgage
Line #   Loan Number                Flag            Loan Seller                         Property Name
---------------------------------------------------------------------------------------------------------------------------
     1     760030534       Loan                  GECC              The Prince Building
     2     760031122       Loan                  GECC              Princeton Office
     3     760028165       Loan                  GECC              Chino Hills Crossroads Marketplace
     4     760028311       Loan                  GECC              Riverpark Shopping Center
     5     760029432       Loan                  GECC              Stonebriar Plaza
     6     760031382       Loan                  GECC              Extra Space New Jersey
     7     760031318       Loan                  GECC              Lake Grove Plaza
     8     760028756       Loan                  GECC              Highlands at Flower Mound
     9     760031405       Loan                  GECC              Pirates Cove Apartments
    10     760029710       Loan                  GECC              Extra Space Portfolio #1
    11     760027755       Loan                  GECC              Knox Park Village Retail
    12     760030882       Loan                  GECC              Pembroke Lake
    13     760030249       Loan                  GECC              Fairfield Business Center
    14     760029131       Loan                  GECC              Miramonte Apartments Sacramento
    15     760030315       Loan                  GECC              Merola Medical Office Portfolio
    16     760030943       Loan                  GECC              Burnsville Marketplace
    17     760031163       Loan                  GECC              Ordnance Plaza - 2
    18     760029631       Loan                  GECC              Grove at Pleasant Valley
    19     760030321       Loan                  GECC              Ramblewood Apartments
    20     760030790       Loan                  GECC              Quito Village Shopping Center
    21     760029841       Loan                  GECC              Merchants Crossing
    22     760029618       Loan                  GECC              Alhambra Renaissance Center
    23     760029256       Loan                  GECC              427 S. LaSalle
    24     760028503       Loan                  GECC              Village at Glynn Place SC
    25     760030695       Loan                  GECC              Baytree Village
    26     760031403       Loan                  GECC              University Walk Apartments
    27     760029132       Loan                  GECC              Trovas Apartments Sacramento
    28     760030455       Loan                  GECC              Bayshore Villa MHC
    29     760030318       Loan                  GECC              Northmil Plaza
    30     760029535       Loan                  GECC              Water Place at Woodmont
    31     760028392       Loan                  GECC              Keller Place
    32     760030564       Loan                  GECC              Shops at Borders
    33     760029611       Loan                  GECC              Twin Rivers Apartments East Windsor
    34     760030254       Loan                  GECC              New Hampton Commons
    35     760030142       Loan                  GECC              Rockaway Gardens
    36     760030720       Loan                  GECC              Summerhill Place Apartments
    37     760029824       Loan                  GECC              Telephone Factory Lofts
    38     760026831       Loan                  GECC              Ridge Rock Plaza
    39     760030452       Loan                  GECC              Union Medical Building
    40     760030701       Loan                  GECC              Tanglewood Plaza
    41     760030565       Loan                  GECC              17th Street Promenade
    42     760028373       Loan                  GECC              Foothills Industrial Park
    43     760028953       Loan                  GECC              3rd Street Village Shops
    44     760030822       Loan                  GECC              Hilton Garden Inn, Green Bay
    45     760030853       Loan                  GECC              Chapman Self Storage
    46     760030626       Loan                  GECC              Old Chatham RV Resort
    47     760030294       Loan                  GECC              Hillside View Apartments
    48     760028531       Loan                  GECC              Iris Court
    49     760031007       Loan                  GECC              Washington Point II Shopping Center
    50     760030341       Loan                  GECC              Brentmoor Place
    51     760031003       Loan                  GECC              136-138 West 34th St
    52     760030660       Loan                  GECC              Hillcrest Medical Park
    53     760030685       Loan                  GECC              Hampton Creek Apartments
    54     760027406       Loan                  GECC              Greenview Village - Islip
    55     760030586       Loan                  GECC              Morrison Opera Building
    56     760029555       Loan                  GECC              8721 Sunset Blvd
    57     760029276       Loan                  GECC              Shops at Carlisle
    58     760030691       Loan                  GECC              Brook Hollow Apts
    59     760030458       Loan                  GECC              Capital Garage Apartments
    60     760030367       Loan                  GECC              Bayshore Plaza
    61     760030245       Loan                  GECC              Harwood Village Shopping Center
    62     760029491       Loan                  GECC              Plantation Self Storage
    63     760030216       Loan                  GECC              Public Storage Stanton
    64     760030314       Loan                  GECC              Self Storage Plus - Elkridge
    65     760030932       Loan                  GECC              Lockaway Storage Fremont
    66     760030068       Loan                  GECC              Eckerds Destin
    67     760029453       Loan                  GECC              Walgreens - San Antonio
    68     760030630       Loan                  GECC              Walgreens - Broken Arrow
    69     760030415       Loan                  GECC              David's Bridal
    70     760030414       Loan                  GECC              Kemah Marketplace
    71     760030320       Loan                  GECC              Walgreens Birmingham
    72     760030952       Loan                  GECC              Keep Safe Self Storage
    73     760030700       Loan                  GECC              Westport Plaza Retail Center
    74     760030723       Loan                  GECC              Blockbuster Retail Center (A) in Ft. Oglethorpe
    75     760029255       Loan                  GECC              Blockbuster Retail Center in Chattanooga
    76     760030933       Loan                  GECC              Lockaway Storage Montclair
    77     760030343       Loan                  GECC              Walgreens - Bettendorf
    78     760028532       Loan                  GECC              General Washington
    79     760030386       Loan                  GECC              Greenview West Sayville
    80     760029027       Loan                  GECC              Alexis Court
    81     760030515       Loan                  GECC              Heritage Park Apartments
    82     760030135       Loan                  GECC              Eckerd's - Lafayette
    83     760029811       Loan                  GECC              NB Handy Building
    84     760030248       Loan                  GECC              Magnolia Plaza
    85     760030247       Loan                  GECC              Frontier Development
    86     760030864       Loan                  GECC              Pea Ridge Shopping Center
    87     760028071       Loan                  GECC              Midsouth Self Storage
    88         57908       Loan                  BOFA              Pacific Place
    89         57597       Loan                  BOFA              Continental Communities - Camelot Village MHC
    90         57985       Loan                  BOFA              Lake Wyndemere Apartments
    91         57926       Loan                  BOFA              Michaels Midwest Warehouse Center
    92         57804       Loan                  BOFA              Kellam MHP Portfolio - Greenleigh
    93         57647       Loan                  BOFA              MHC Portfolio - Golf Vista Estates
    94         57680       Loan                  BOFA              MHC Portfolio - Lighthouse Pointe
    95         57648       Loan                  BOFA              MHC Portfolio - Casa Village
    96         57937       Loan                  BOFA              Mariner Village Shopping Center
    97         57649       Loan                  BOFA              MHC Portfolio - Flamingo West
    98         57939       Loan                  BOFA              Bendetti Industrial Portfolio
    99         57601       Loan                  BOFA              Continental Communities - Rolling Hills MHC
   100         57747       Loan                  BOFA              Hampton Apartment Portfolio
   101         57940       Loan                  BOFA              T-Mobile USA
   102         57916       Loan                  BOFA              Arbors on Chimney Rock
   103         57791       Loan                  BOFA              Clarendon Heights Apartments
   104         57918       Loan                  BOFA              Shoppes of Paradise Key Phase II
   105         57383       Loan                  BOFA              Best Storage
   106         57761       Loan                  BOFA              Home Depot - Lompoc, CA (Ground Lease)
   107         57458       Loan                  BOFA              Juniper Apartments
   108         57457       Loan                  BOFA              Juneau Apartments




-------------------------------------------------------------------------------------------------------------


Line #   Loan Number                                      Address
-------------------------------------------------------------------------------------------------------------
     1     760030534    568-578 Broadway
     2     760031122    101, 103, 105, 107 College Road East, 2 and 4 Research Way
     3     760028165    12949 - 13225 Peyton Drive
     4     760028311    19900 Southwest Freeway
     5     760029432    2693-3051 Preston Road
     6     760031382    Various
     7     760031318    4000 Middle Country Road
     8     760028756    SWC FM 2499 & Justin Road
     9     760031405    3305 E. 10th Street
    10     760029710    Various
    11     760027755    3001 Knox Street
    12     760030882    700 Moraine Court
    13     760030249    333-373 Rte 46 West & 22 Just Rd
    14     760029131    4850 Natomas Blvd.
    15     760030315    5100, 5112, 7209, 5116 W Taft Road and 4000 Medical Center Drive
    16     760030943    13901 Aldrich Avenue South
    17     760031163    585-597 Ordnance Road
    18     760029631    11901 Pleasant Ridge Road
    19     760030321    6741 Tanner Creek Drive
    20     760030790    18764-18850 Cox Avenue
    21     760029841    1500 Placida Road
    22     760029618    1-21 East Main Street
    23     760029256    427 S LaSalle Street
    24     760028503    110 Altama Connector
    25     760030695    1741 Gornto Road
    26     760031403    1205 University Walk Circle
    27     760029132    4900 Natomas Blvd
    28     760030455    3499 E Bayshore Road
    29     760030318    4367 Northlake Blvd
    30     760029535    7790 NW 78th Avenue
    31     760028392    2041 Rufe Snow Drive
    32     760030564    515 Route 73 South
    33     760029611    611 Abbington Drive
    34     760030254    1482 West Queen Street
    35     760030142    135 Kendall Court
    36     760030720    6801 West Ocotillo Road
    37     760029824    828 Ralph McGill Blvd. NE
    38     760026831    4901-4951 Overton Ridge Blvd.
    39     760030452    1625 Medical Center Point
    40     760030701    4910 Tamiami Trail North
    41     760030565    250-298 17th Street
    42     760028373    3550-3850 Frontier Avenue
    43     760028953    2400 Third South Street
    44     760030822    1015 Lombardi Avenue
    45     760030853    157 N Wayfield St.
    46     760030626    310 Old Chatham Road
    47     760030294    243 Pleasant Street
    48     760028531    2 Iris Court
    49     760031007    420-450 East 120th Avenue
    50     760030341    1001 North McKnight Road
    51     760031003    136-138 West 34th Street
    52     760030660    4500 Hillcrest Road
    53     760030685    1612 W. Little Creek Road
    54     760027406    235 Grant Ave.
    55     760030586    47 South Meridian Street
    56     760029555    8721 Sunset Blvd
    57     760029276    2839 Carlisle NE
    58     760030691    420-476 Eastern Street
    59     760030458    1301 W. Broad Street
    60     760030367    694 S. Cooper Road
    61     760030245    601 Harwood
    62     760029491    10121 Warren Parkway
    63     760030216    10850 Beach Blvd
    64     760030314    7025 Kit Kat Road
    65     760030932    42816 Osgood Road
    66     760030068    797 E. Highway 98
    67     760029453    14882 Blanco Road
    68     760030630    NWC East 71st St. South & S. Lynn Lane Road
    69     760030415    18210 & 18214 Gulf Freeway
    70     760030414    153 Farm Road 518
    71     760030320    668 Lomb Ave  SW
    72     760030952    8800 Davis Blvd
    73     760030700    369 E 17th Street
    74     760030723    3040 Battlefield Parkway
    75     760029255    5724 Highway 153
    76     760030933    10580 Benson Avenue
    77     760030343    830 Middle Road
    78     760028532    625 Main Street
    79     760030386    1-52 Greenview Circle
    80     760029027    322 - 340 West Main Street
    81     760030515    13608 NE 72nd St
    82     760030135    3604 West Pinhook
    83     760029811    4840 Brookside Court
    84     760030248    2340-2360 Mount Pleasant Road
    85     760030247    290 Peppers Ferry Road, NE
    86     760030864    4865-4873 Highway 90
    87     760028071    841 Town & Country Drive
    88         57908    801 Market Street and 22 4th Street
    89         57597    9950 State Route 43
    90         57985    2109 Sawdust Road
    91         57926    2400 West Haven Avenue
    92         57804    14006 Stevenhurst Drive
    93         57647    25807 Firestone Drive
    94         57680    200 Autumn Trail
    95         57648    422 South 24th Street West
    96         57937    6347-6467 Wetheiner Road
    97         57649    8122 West Flamingo Road
    98         57939    Various
    99         57601    721 27th Street NW
   100         57747    Various
   101         57940    3711 San Gabriel
   102         57916    323 Chimney Rock Road
   103         57791    508 Ivy Ridge Road
   104         57918    4445 Commons Drive
   105         57383    3290 Oleta Avenue
   106         57761    NWC Ocean Avenue and 12th Street
   107         57458    3700-3727 W. Juniper Ct, 7248-7306 North 38th St & 3721-3741 West Clinton Ave
   108         57457    1143 N. 29th Street




-------------------------------------------------------------------------------------------------------------------------


Line #   Loan Number                   City               State            Zip Code               Property Type
-------------------------------------------------------------------------------------------------------------------------
     1     760030534    New York                            NY               10012      Office
     2     760031122    Princeton                           NJ               08540      Office
     3     760028165    Chino Hills                         CA               91709      Retail
     4     760028311    Sugar Land                          TX               77479      Retail
     5     760029432    Frisco                              TX               75034      Retail
     6     760031382    Various                             NJ             Various      Self Storage
     7     760031318    Lake Grove                          NY               11755      Retail
     8     760028756    Flower Mound                        TX               75028      Retail
     9     760031405    Greenville                          NC               27858      Multifamily
    10     760029710    Various                             Various        Various      Self Storage
    11     760027755    Dallas                              TX               75205      Mixed Use
    12     760030882    Virginia Beach                      VA               23455      Multifamily
    13     760030249    Fairfield                           NJ               07004      Industrial
    14     760029131    Sacramento                          CA               95835      Multifamily
    15     760030315    Liverpool & Fayetteville            NY               13066      Office
    16     760030943    Burnsville                          MN               55337      Retail
    17     760031163    Glen Burnie                         MD               21060      Retail
    18     760029631    Little Rock                         AR               72223      Multifamily
    19     760030321    Norfolk                             VA               23513      Multifamily
    20     760030790    Saratoga                            CA               95070      Retail
    21     760029841    Englewood                           FL               34223      Retail
    22     760029618    Alhambra                            CA               91801      Retail
    23     760029256    Chicago                             IL               60605      Office
    24     760028503    Brunswick                           GA               31525      Retail
    25     760030695    Valdosta                            GA               31601      Retail
    26     760031403    Charlotte                           NC               28213      Multifamily
    27     760029132    Sacramento                          CA               95835      Multifamily
    28     760030455    Redwood City                        CA               94063      Manufactured Housing
    29     760030318    Palm Beach Gardens                  FL               33410      Retail
    30     760029535    Tamarac                             FL               33321      Multifamily
    31     760028392    Keller                              TX               76248      Retail
    32     760030564    Marlton                             NJ               08053      Retail
    33     760029611    E. Windsor Township                 NJ               08520      Multifamily
    34     760030254    Hampton                             VA               23669      Multifamily
    35     760030142    Rockaway                            NJ               07081      Multifamily
    36     760030720    Glendale                            AZ               85303      Multifamily
    37     760029824    Atlanta                             GA               30306      Multifamily
    38     760026831    Fort Worth                          TX               76132      Retail
    39     760030452    Colorado Springs                    CO               80907      Office
    40     760030701    Naples                              FL               34103      Retail
    41     760030565    Costa Mesa                          CA               92627      Retail
    42     760028373    Boulder                             CO               80301      Industrial
    43     760028953    Jacksonville Beach                  FL               32250      Retail
    44     760030822    Green Bay                           WI               54304      Hotel
    45     760030853    Orange                              CA               92867      Self Storage
    46     760030626    Dennis                              MA               02660      Manufactured Housing
    47     760030294    Concord                             NH               03301      Multifamily
    48     760028531    Acton                               MA               01720      Multifamily
    49     760031007    Northglenn                          CO               80233      Retail
    50     760030341    St. Louis                           MO               63132      Multifamily
    51     760031003    New York                            NY               10001      Retail
    52     760030660    Frisco                              TX               75035      Office
    53     760030685    Norfolk                             VA               23505      Multifamily
    54     760027406    Islip                               NY               11751      Multifamily
    55     760030586    Indianapolis                        IN               46204      Office
    56     760029555    West Hollywood                      CA               90069      Office
    57     760029276    Albuquerque                         NM               87110      Retail
    58     760030691    New Haven                           CT               06513      Multifamily
    59     760030458    Richmond                            VA               23220      Multifamily
    60     760030367    Gilbert                             AZ               85234      Retail
    61     760030245    Bedford                             TX               76021      Retail
    62     760029491    Frisco                              TX               75035      Self Storage
    63     760030216    Stanton                             CA               90680      Self Storage
    64     760030314    Elkridge                            MD               21075      Self Storage
    65     760030932    Fremont                             CA               94539      Self Storage
    66     760030068    Destin                              FL               32541      Retail
    67     760029453    San Antonio                         TX               78216      Retail
    68     760030630    Broken Arrow                        OK               74012      Retail
    69     760030415    Friendswood                         TX               77546      Retail
    70     760030414    Kemah                               TX               77565      Retail
    71     760030320    Birmingham                          AL               35211      Retail
    72     760030952    Southlake                           TX               76092      Self Storage
    73     760030700    Costa Mesa                          CA               92627      Retail
    74     760030723    Ft. Oglethorpe                      GA               30742      Retail
    75     760029255    Chattanooga                         TN               37343      Retail
    76     760030933    Montclair                           CA               91763      Self Storage
    77     760030343    Bettendorf                          IA               52722      Retail
    78     760028532    Reading                             MA               08167      Multifamily
    79     760030386    West Sayville                       NY               11796      Multifamily
    80     760029027    Carpentersville                     IL               60110      Retail
    81     760030515    Vancouver                           WA               98682      Multifamily
    82     760030135    Lafayette                           LA               70501      Retail
    83     760029811    Norfolk                             VA               23502      Industrial
    84     760030248    Hernando                            MS               38632      Retail
    85     760030247    Christianburg                       VA               24073      Retail
    86     760030864    Pace                                FL               32571      Retail
    87     760028071    Southaven                           MS               38671      Self Storage
    88         57908    San Francisco                       CA               94103      Mixed Use
    89         57597    Streetsboro                         OH               44241      Manufactured Housing
    90         57985    The Woodlands                       TX               77380      Multifamily
    91         57926    New Lenox                           IL               60451      Industrial
    92         57804    Chester                             VA               23831      Manufactured Housing
    93         57647    Monee                               IL               60449      Manufactured Housing
    94         57680    Port Orange                         FL               32129      Manufactured Housing
    95         57648    Billings                            MT               59102      Manufactured Housing
    96         57937    Houston                             TX               77057      Retail
    97         57649    Las Vegas                           NV               89147      Manufactured Housing
    98         57939    Various                             CA             Various      Industrial
    99         57601    Massillon                           OH               44647      Manufactured Housing
   100         57747    Rockford                            IL             Various      Multifamily
   101         57940    Mission                             TX               78572      Office
   102         57916    Tyler                               TX               75703      Multifamily
   103         57791    Syracuse                            NY               13210      Multifamily
   104         57918    Destin                              FL               32541      Retail
   105         57383    Paradise                            NV               89014      Self Storage
   106         57761    Lompoc                              CA               93436      Retail
   107         57458    Milwaukee                           WI               53209      Multifamily
   108         57457    Milwaukee                           WI               53208      Multifamily



----------------------------------------------------------------------------------------------------------------------------

                                                                                         Primary Unit          Original
Line #   Loan Number                    Property Sub-Type                   Units         of Measure            Balance
----------------------------------------------------------------------------------------------------------------------------
     1     760030534    Office                                              312,571         Sq. Ft.          72,500,000.00
     2     760031122    Office                                              515,126         Sq. Ft.          55,230,000.00
     3     760028165    Anchored                                            260,957         Sq. Ft.          39,400,000.00
     4     760028311    Anchored                                            185,545         Sq. Ft.          31,760,000.00
     5     760029432    Anchored                                            182,147         Sq. Ft.          31,600,000.00
     6     760031382    Self Storage                                        405,830         Sq. Ft.          27,010,000.00
     7     760031318    Anchored                                            251,236         Sq. Ft.          27,000,000.00
     8     760028756    Anchored                                            169,203         Sq. Ft.          26,100,000.00
     9     760031405    Multifamily (Student Housing)                           254         Units            21,698,955.00
    10     760029710    Self Storage                                        305,949         Sq. Ft.          20,377,000.00
    11     760027755    Office/Retail                                        80,115         Sq. Ft.          18,480,000.00
    12     760030882    Multifamily                                             299         Units            18,175,000.00
    13     760030249    Industrial - Office/Warehouse                       365,580         Sq. Ft.          17,000,000.00
    14     760029131    Multifamily                                             268         Units            16,616,000.00
    15     760030315    Medical Office                                      132,155         Sq. Ft.          16,200,000.00
    16     760030943    Anchored                                            262,965         Sq. Ft.          14,700,000.00
    17     760031163    Shadow Anchored                                     154,661         Sq. Ft.          14,000,000.00
    18     760029631    Multifamily                                             223         Units            13,900,000.00
    19     760030321    Multifamily                                             300         Units            13,680,000.00
    20     760030790    Anchored                                             80,579         Sq. Ft.          13,200,000.00
    21     760029841    Anchored                                            213,739         Sq. Ft.          12,900,000.00
    22     760029618    Anchored                                             76,920         Sq. Ft.          12,500,000.00
    23     760029256    Office                                              161,031         Sq. Ft.          11,850,000.00
    24     760028503    Anchored                                            111,924         Sq. Ft.           7,500,000.00
    25     760030695    Anchored                                             55,999         Sq. Ft.           3,900,000.00
    26     760031403    Multifamily (Student Housing)                           117         Units            10,925,385.00
    27     760029132    Multifamily                                             172         Units            10,664,000.00
    28     760030455    Manufactured Housing                                    141         Pads             10,200,000.00
    29     760030318    Anchored                                             90,322         Sq. Ft.          10,120,000.00
    30     760029535    Multifamily                                             199         Units            10,093,000.00
    31     760028392    Anchored                                             93,526         Sq. Ft.          10,000,000.00
    32     760030564    Anchored                                             80,126         Sq. Ft.           9,000,000.00
    33     760029611    Multifamily                                             183         Units             7,750,000.00
    34     760030254    Multifamily                                             251         Units             7,500,000.00
    35     760030142    Multifamily                                             110         Units             7,500,000.00
    36     760030720    Multifamily                                             232         Units             7,120,000.00
    37     760029824    Multifamily                                              65         Units             7,040,000.00
    38     760026831    Anchored                                            106,496         Sq. Ft.           9,700,000.00
    39     760030452    Medical Office                                       70,045         Sq. Ft.           6,900,000.00
    40     760030701    Shadow Anchored                                      48,875         Sq. Ft.           6,800,000.00
    41     760030565    Shadow Anchored                                      55,997         Sq. Ft.           6,750,000.00
    42     760028373    Industrial - Office/Warehouse                       188,333         Sq. Ft.           6,486,000.00
    43     760028953    Unanchored                                           36,810         Sq. Ft.           6,150,000.00
    44     760030822    Hotel - Limited Service                                 125         Rooms             6,100,000.00
    45     760030853    Self Storage                                         91,080         Sq. Ft.           6,100,000.00
    46     760030626    Manufactured Housing                                    310         Pads              6,000,000.00
    47     760030294    Multifamily                                             108         Units             5,700,000.00
    48     760028531    Multifamily                                              68         Units             5,680,000.00
    49     760031007    Shadow Anchored                                      45,200         Sq. Ft.           5,550,000.00
    50     760030341    Multifamily                                              72         Units             5,400,000.00
    51     760031003    Shadow Anchored                                      20,000         Sq. Ft.           5,000,000.00
    52     760030660    Medical Office                                       31,703         Sq. Ft.           4,900,000.00
    53     760030685    Multifamily                                             119         Units             4,700,000.00
    54     760027406    Multifamily                                             112         Units             4,700,000.00
    55     760030586    Office                                               43,777         Sq. Ft.           4,500,000.00
    56     760029555    Office                                               17,265         Sq. Ft.           4,250,000.00
    57     760029276    Unanchored                                           44,271         Sq. Ft.           4,050,000.00
    58     760030691    Multifamily                                              84         Units             4,000,000.00
    59     760030458    Multifamily (Student Housing)                            36         Units             4,000,000.00
    60     760030367    Shadow Anchored                                      27,702         Sq. Ft.           4,000,000.00
    61     760030245    Unanchored                                           85,931         Sq. Ft.           3,900,000.00
    62     760029491    Self Storage                                         71,375         Sq. Ft.           3,700,000.00
    63     760030216    Self Storage                                         54,952         Sq. Ft.           3,685,000.00
    64     760030314    Self Storage                                         63,875         Sq. Ft.           3,650,000.00
    65     760030932    Self Storage                                         51,254         Sq. Ft.           3,592,000.00
    66     760030068    Anchored                                             12,739         Sq. Ft.           3,300,000.00
    67     760029453    Anchored                                             14,490         Sq. Ft.           3,203,000.00
    68     760030630    Anchored                                             14,560         Sq. Ft.           3,100,000.00
    69     760030415    Shadow Anchored                                      12,000         Sq. Ft.           1,700,000.00
    70     760030414    Shadow Anchored                                      10,200         Sq. Ft.           1,330,000.00
    71     760030320    Anchored                                             13,650         Sq. Ft.           3,000,000.00
    72     760030952    Self Storage                                         62,175         Sq. Ft.           2,800,000.00
    73     760030700    Unanchored                                           27,696         Sq. Ft.           2,750,000.00
    74     760030723    Shadow Anchored                                      10,400         Sq. Ft.           1,500,000.00
    75     760029255    Shadow Anchored                                       8,000         Sq. Ft.           1,250,000.00
    76     760030933    Self Storage                                         42,670         Sq. Ft.           2,722,000.00
    77     760030343    Anchored                                             14,490         Sq. Ft.           2,700,000.00
    78     760028532    Multifamily                                              39         Units             2,500,000.00
    79     760030386    Multifamily                                              52         Units             2,300,000.00
    80     760029027    Shadow Anchored                                      15,513         Sq. Ft.           2,120,000.00
    81     760030515    Multifamily                                              51         Units             2,050,000.00
    82     760030135    Anchored                                             12,739         Sq. Ft.           2,000,000.00
    83     760029811    Industrial - Office/Warehouse                        60,900         Sq. Ft.           1,925,000.00
    84     760030248    Shadow Anchored                                      14,700         Sq. Ft.           1,760,000.00
    85     760030247    Shadow Anchored                                       9,525         Sq. Ft.           1,700,000.00
    86     760030864    Anchored                                             12,098         Sq. Ft.           1,680,000.00
    87     760028071    Self Storage                                         44,160         Sq. Ft.           1,087,000.00
    88         57908    Retail/Office                                       326,922         Sq. Ft.          85,750,000.00
    89         57597    Manufactured Housing                                    580         Pads             19,995,000.00
    90         57985    Garden Style                                            320         Units            18,500,000.00
    91         57926    Distribution                                        692,913         Sq. Ft.          17,400,000.00
    92         57804    Manufactured Housing                                    513         Pads             16,560,000.00
    93         57647    Manufactured Housing                                    411         Pads             14,592,788.00
    94         57680    Manufactured Housing                                    433         Pads             12,714,829.00
    95         57648    Manufactured Housing                                    491         Pads             11,040,000.00
    96         57937    Unanchored                                           71,017         Sq. Ft.          10,875,000.00
    97         57649    Manufactured Housing                                    258         Pads             10,800,000.00
    98         57939    Dist/Warehouse                                      214,472         Sq. Ft.           9,800,000.00
    99         57601    Manufactured Housing                                    312         Pads              9,249,000.00
   100         57747    Garden Style                                            122         Units             8,320,000.00
   101         57940    Suburban                                             75,016         Sq. Ft.           6,570,000.00
   102         57916    Garden Style                                            176         Units             6,400,000.00
   103         57791    Garden Style                                            256         Units             6,100,000.00
   104         57918    Grocery & Drug  Anchored                             50,549         Sq. Ft.           5,500,000.00
   105         57383    Self Storage                                         63,475         Sq. Ft.           5,350,000.00
   106         57761    Anchored                                            479,160         Sq. Ft.           3,000,000.00
   107         57458    Garden Style                                             40         Units             2,640,000.00
   108         57457    Garden Style                                             45         Units             1,560,000.00



---------------------------------------------------------------------------------------------------------------------------

                           Cut-off                                        UW DSCR            LTV at        Monthly Debt
Line #   Loan Number         Date               Cut-off Balance      (Based on UW NCF)       Cut-off      Service Payment
---------------------------------------------------------------------------------------------------------------------------
     1     760030534       4/1/2004               72,287,037.40             1.27               76.9%          426,782.02
     2     760031122       4/1/2004               55,230,000.00             1.30               71.4%          331,842.26
     3     760028165       4/1/2004               39,180,571.14             1.31               74.6%          229,079.48
     4     760028311       4/1/2004               31,597,781.93             1.37               79.6%          182,327.48
     5     760029432       4/1/2004               31,572,410.48             1.29               79.9%          185,413.96
     6     760031382       4/1/2004               27,010,000.00             1.51               73.7%          153,212.95
     7     760031318       4/1/2004               27,000,000.00             2.62               61.4%          108,359.38
     8     760028756       4/1/2004               26,100,000.00             1.30               79.9%          155,812.11
     9     760031405       4/1/2004               21,673,381.70             1.55               74.7%          110,591.01
    10     760029710       4/1/2004               20,377,000.00             1.53               75.5%          115,587.57
    11     760027755       4/1/2004               18,431,402.41             1.25               79.8%          114,989.16
    12     760030882       4/1/2004               18,134,805.33             1.29               77.2%          102,739.98
    13     760030249       4/1/2004               16,920,415.42             1.44               72.6%          102,032.91
    14     760029131       4/1/2004               16,456,928.97             1.40               49.6%           80,770.93
    15     760030315       4/1/2004               16,200,000.00             1.43               69.3%           95,777.36
    16     760030943       4/1/2004               14,686,018.06             1.43               68.3%           83,096.44
    17     760031163       4/1/2004               13,987,364.90             1.35               57.9%           80,990.10
    18     760029631       4/1/2004               13,827,202.27             1.29               80.4%           78,748.34
    19     760030321       4/1/2004               13,624,864.78             1.37               78.8%           78,361.57
    20     760030790       4/1/2004               13,160,243.02             1.44               67.5%           76,696.53
    21     760029841       4/1/2004               12,861,227.30             1.35               75.7%           75,035.23
    22     760029618       4/1/2004               12,500,000.00             1.41               47.5%           88,690.68
    23     760029256       4/1/2004               11,795,076.09             1.46               57.5%           81,113.60
    24     760028503       4/1/2004                7,489,797.67             1.32               72.0%           46,821.08
    25     760030695       4/1/2004                3,894,694.79             1.31               63.8%           24,346.96
    26     760031403       4/1/2004               10,912,508.90             1.57               74.7%           55,682.37
    27     760029132       4/1/2004               10,561,909.64             1.43               49.1%           51,838.06
    28     760030455       4/1/2004               10,166,782.41             1.38               79.7%           56,831.25
    29     760030318       4/1/2004               10,089,073.75             1.24               79.8%           58,352.30
    30     760029535       4/1/2004               10,064,575.96             1.22               75.1%           60,707.44
    31     760028392       4/1/2004                9,961,581.41             1.30               79.7%           58,675.30
    32     760030564       4/1/2004                8,971,399.22             1.64               67.0%           50,819.03
    33     760029611       4/1/2004                7,729,015.70             1.53               65.8%           45,920.87
    34     760030254       4/1/2004                7,483,598.99             1.60               72.7%           42,678.33
    35     760030142       4/1/2004                7,469,724.77             1.52               66.3%           44,350.26
    36     760030720       4/1/2004                7,120,000.00             1.44               80.0%           38,658.02
    37     760029824       4/1/2004                7,018,928.23             1.36               79.8%           41,038.82
    38     760026831       4/1/2004                6,993,159.52             2.05               56.9%           41,881.48
    39     760030452       4/1/2004                6,880,194.90             1.41               68.1%           41,103.19
    40     760030701       4/1/2004                6,800,000.00             1.28               76.8%           42,483.74
    41     760030565       4/1/2004                6,750,000.00             1.44               58.2%           39,434.06
    42     760028373       4/1/2004                6,454,473.74             1.25               75.1%           41,945.85
    43     760028953       4/1/2004                6,116,937.13             1.27               79.5%           40,039.09
    44     760030822       4/1/2004                6,092,275.10             1.70               58.0%           39,451.67
    45     760030853       4/1/2004                6,073,493.81             1.43               71.2%           38,449.25
    46     760030626       4/1/2004                6,000,000.00             1.48               75.3%           35,040.45
    47     760030294       4/1/2004                5,682,144.44             1.32               79.5%           32,435.53
    48     760028531       4/1/2004                5,680,000.00             1.42               80.0%           29,938.48
    49     760031007       4/1/2004                5,550,000.00             1.38               74.0%           31,407.90
    50     760030341       4/1/2004                5,383,803.31             1.62               69.9%           31,444.36
    51     760031003       4/1/2004                4,994,945.50             1.93               49.0%           27,486.44
    52     760030660       4/1/2004                4,881,174.89             1.45               76.0%           28,750.90
    53     760030685       4/1/2004                4,679,035.97             1.37               75.5%           29,171.67
    54     760027406       4/1/2004                4,666,701.83             1.87               41.7%           38,853.32
    55     760030586       4/1/2004                4,487,074.98             1.44               79.4%           29,131.26
    56     760029555       4/1/2004                4,226,929.43             1.40               55.6%           28,780.05
    57     760029276       4/1/2004                4,038,326.18             1.50               65.1%           24,073.88
    58     760030691       4/1/2004                3,991,301.92             1.34               79.8%           22,837.20
    59     760030458       4/1/2004                3,985,883.00             1.45               78.2%           21,302.07
    60     760030367       4/1/2004                3,985,690.09             1.45               75.9%           24,934.45
    61     760030245       4/1/2004                3,883,247.28             1.50               58.7%           24,747.70
    62     760029491       4/1/2004                3,685,078.62             1.39               73.3%           24,339.20
    63     760030216       4/1/2004                3,670,213.70             1.46               72.0%           24,308.82
    64     760030314       4/1/2004                3,624,583.09             1.54               57.5%           23,494.69
    65     760030932       4/1/2004                3,592,000.00             1.39               75.0%           22,597.50
    66     760030068       4/1/2004                3,278,885.91             1.35               62.9%           23,547.13
    67     760029453       4/1/2004                3,192,832.24             1.41               64.9%           20,817.75
    68     760030630       4/1/2004                3,091,120.80             1.39               67.1%           18,486.53
    69     760030415       4/1/2004                1,700,000.00             1.52               70.8%           10,137.78
    70     760030414       4/1/2004                1,330,000.00             1.47               69.1%            7,931.32
    71     760030320       4/1/2004                2,991,604.96             1.38               70.0%           18,102.40
    72     760030952       4/1/2004                2,788,840.08             1.46               72.4%           18,540.03
    73     760030700       4/1/2004                2,750,000.00             1.80               43.7%           16,805.39
    74     760030723       4/1/2004                1,493,776.66             1.42               72.9%            9,710.42
    75     760029255       4/1/2004                1,244,813.88             1.44               71.1%            8,092.02
    76     760030933       4/1/2004                2,722,000.00             1.42               75.0%           17,124.28
    77     760030343       4/1/2004                2,691,719.16             1.71               55.0%           16,774.41
    78     760028532       4/1/2004                2,500,000.00             1.46               65.8%           13,177.15
    79     760030386       4/1/2004                2,283,705.15             1.32               51.9%           19,013.33
    80     760029027       4/1/2004                2,105,507.78             1.44               70.2%           13,789.07
    81     760030515       4/1/2004                2,045,474.83             1.55               55.3%           11,601.12
    82     760030135       4/1/2004                1,985,624.43             2.09               47.8%           12,642.63
    83     760029811       4/1/2004                1,912,652.65             1.42               70.8%           13,713.67
    84     760030248       4/1/2004                1,753,238.33             1.45               79.7%           10,326.85
    85     760030247       4/1/2004                1,695,222.58             1.56               78.7%           10,236.12
    86     760030864       4/1/2004                1,678,525.67             1.35               79.9%            9,836.06
    87     760028071       4/1/2004                1,082,537.62             1.35               74.7%            8,085.19
    88         57908       4/1/2004               85,750,000.00             2.26               46.8%          408,691.64
    89         57597       4/1/2004               19,995,000.00             1.24               80.0%          115,645.91
    90         57985       4/1/2004               18,500,000.00             1.24               75.9%           95,659.10
    91         57926       4/1/2004               17,400,000.00             1.69               59.0%           81,004.66
    92         57804       4/1/2004               16,545,083.58             1.23               79.9%           95,880.42
    93         57647       4/1/2004               14,592,788.00             1.25               80.0%           84,835.37
    94         57680       4/1/2004               12,646,420.35             1.25               79.0%           71,001.35
    95         57648       4/1/2004               11,040,000.00             1.22               80.0%           66,332.40
    96         57937       4/1/2004               10,866,057.42             1.37               74.9%           65,411.02
    97         57649       4/1/2004               10,741,893.57             1.36               83.3%           60,308.68
    98         57939       4/1/2004                9,790,701.72             1.88               50.9%           55,459.00
    99         57601       4/1/2004                9,226,675.15             1.20               77.5%           49,588.47
   100         57747       4/1/2004                8,312,205.17             1.27               79.9%           47,349.73
   101         57940       4/1/2004                6,564,238.74             1.63               65.0%           38,478.58
   102         57916       4/1/2004                6,385,648.91             1.25               79.8%           35,882.06
   103         57791       4/1/2004                6,094,255.15             1.23               79.1%           34,635.13
   104         57918       4/1/2004                5,500,000.00             1.27               64.7%           30,908.23
   105         57383       4/1/2004                5,283,847.69             1.33               72.3%           32,344.45
   106         57761       4/1/2004                2,990,870.06             1.66               78.1%           17,336.04
   107         57458       4/1/2004                2,631,031.60             1.32               79.7%           14,367.96
   108         57457       4/1/2004                1,554,700.49             1.53               77.7%            8,490.16



---------------------------------------------------------------------------------------------------------------------------

                          First Payment                                     Interest Calculation         Amortization
Line #   Loan Number           Date                 Interest Rate           (30/360 / Actual/360)            Type
---------------------------------------------------------------------------------------------------------------------------
     1     760030534           2/1/2004                           0.0583          Actual/360             Balloon
     2     760031122           2/1/2004                           0.0602          Actual/360             IO, Balloon
     3     760028165          11/1/2003                           0.0571          Actual/360             Balloon
     4     760028311          12/1/2003                            0.056          Actual/360             Balloon
     5     760029432           4/1/2004                            0.058          Actual/360             Balloon
     6     760031382           5/1/2004                            0.047          Actual/360             Balloon
     7     760031318           5/1/2004                           0.0475          Actual/360             Interest Only
     8     760028756          12/1/2003                           0.0596          Actual/360             IO, Balloon
     9     760031405           4/1/2004                           0.0455          Actual/360             Balloon
    10     760029710           5/1/2004                            0.047          Actual/360             Balloon
    11     760027755           2/1/2004                           0.0635          Actual/360             Balloon
    12     760030882           3/1/2004                           0.0546          Actual/360             Balloon
    13     760030249          12/1/2003                           0.0601          Actual/360             Balloon
    14     760029131          10/1/2003                           0.0415          Actual/360             Balloon
    15     760030315           5/1/2004                           0.0587          Actual/360             Balloon
    16     760030943           4/1/2004                           0.0546          Actual/360             Balloon
    17     760031163           4/1/2004                           0.0567          Actual/360             Balloon
    18     760029631          12/1/2003                           0.0548          Actual/360             Balloon
    19     760030321           1/1/2004                           0.0558          Actual/360             Balloon
    20     760030790           2/1/2004                           0.0571          Actual/360             Balloon
    21     760029841           2/1/2004                           0.0572          Actual/360             Balloon
    22     760029618           5/1/2004                           0.0588          Actual/360             Balloon
    23     760029256           3/1/2004                           0.0544          Actual/360             Balloon
    24     760028503           4/1/2004                           0.0567          Actual/360             Balloon
    25     760030695           4/1/2004                           0.0567          Actual/360             Balloon
    26     760031403           4/1/2004                           0.0455          Actual/360             Balloon
    27     760029132          10/1/2003                           0.0415          Actual/360             Balloon
    28     760030455           2/1/2004                           0.0533          Actual/360             Balloon
    29     760030318           2/1/2004                           0.0564          Actual/360             Balloon
    30     760029535           2/1/2004                           0.0603          Actual/360             Balloon
    31     760028392           1/1/2004                            0.058          Actual/360             Balloon
    32     760030564           2/1/2004                           0.0545          Actual/360             Balloon
    33     760029611           3/1/2004                           0.0549          Actual/360             Balloon
    34     760030254           3/1/2004                           0.0552          Actual/360             Balloon
    35     760030142           2/1/2004                           0.0547          Actual/360             Balloon
    36     760030720           1/1/2004                            0.051          Actual/360             IO, Balloon
    37     760029824           2/1/2004                           0.0574          Actual/360             Balloon
    38     760026831          11/1/2002                           0.0581          Actual/360             Balloon
    39     760030452           2/1/2004                           0.0594          Actual/360             Balloon
    40     760030701           5/1/2004                           0.0525          Actual/360             Balloon
    41     760030565           4/1/2004                           0.0576          Actual/360             IO, Balloon
    42     760028373           1/1/2004                           0.0621          Actual/360             Balloon
    43     760028953           1/1/2004                           0.0611          Actual/360             Balloon
    44     760030822           4/1/2004                           0.0604          Actual/360             Balloon
    45     760030853           2/1/2004                           0.0577          Actual/360             Balloon
    46     760030626           5/1/2004                           0.0499          Actual/360             Balloon
    47     760030294           2/1/2004                           0.0552          Actual/360             Balloon
    48     760028531           5/1/2004                           0.0484          Actual/360             Balloon
    49     760031007           4/1/2004                           0.0547          Actual/360             IO, Balloon
    50     760030341           2/1/2004                           0.0573          Actual/360             Balloon
    51     760031003           4/1/2004                           0.0521          Actual/360             Balloon
    52     760030660           1/1/2004                            0.058          Actual/360             Balloon
    53     760030685           2/1/2004                           0.0561          Actual/360             Balloon
    54     760027406           3/1/2004                           0.0568          Actual/360             Fully Amortizing
    55     760030586           3/1/2004                           0.0605          Actual/360             Balloon
    56     760029555           2/1/2004                            0.059          Actual/360             Balloon
    57     760029276           2/1/2004                           0.0592          Actual/360             Balloon
    58     760030691           3/1/2004                           0.0555          Actual/360             Balloon
    59     760030458           2/1/2004                           0.0493          Actual/360             Balloon
    60     760030367           2/1/2004                           0.0599          Actual/360             Balloon
    61     760030245           2/1/2004                           0.0584          Actual/360             Balloon
    62     760029491           2/1/2004                           0.0622          Actual/360             Balloon
    63     760030216           2/1/2004                           0.0625          Actual/360             Balloon
    64     760030314          12/1/2003                           0.0599          Actual/360             Balloon
    65     760030932           5/1/2004                           0.0575          Actual/360             Balloon
    66     760030068           2/1/2004                           0.0595          Actual/360             Balloon
    67     760029453           3/1/2004                            0.059          Actual/360             Balloon
    68     760030630           2/1/2004                           0.0595          Actual/360             Balloon
    69     760030415           5/1/2004                           0.0595          Actual/360             Balloon
    70     760030414           5/1/2004                           0.0595          Actual/360             Balloon
    71     760030320           2/1/2004                           0.0606          Actual/360             Balloon
    72     760030952           2/1/2004                           0.0629          Actual/360             Balloon
    73     760030700           4/1/2004                           0.0545          Actual/360             IO, Balloon
    74     760030723           2/1/2004                           0.0605          Actual/360             Balloon
    75     760029255           2/1/2004                           0.0605          Actual/360             Balloon
    76     760030933           5/1/2004                           0.0575          Actual/360             Balloon
    77     760030343           3/1/2004                           0.0562          Actual/360             Balloon
    78     760028532           5/1/2004                           0.0484          Actual/360             Balloon
    79     760030386           3/1/2004                           0.0568          Actual/360             Fully Amortizing
    80     760029027          12/1/2003                            0.061          Actual/360             Balloon
    81     760030515           3/1/2004                           0.0547          Actual/360             Balloon
    82     760030135          12/1/2003                            0.058          Actual/360             Balloon
    83     760029811           2/1/2004                           0.0593          Actual/360             Balloon
    84     760030248           1/1/2004                            0.058          Actual/360             Balloon
    85     760030247           2/1/2004                           0.0604          Actual/360             Balloon
    86     760030864           4/1/2004                           0.0578          Actual/360             Balloon
    87     760028071           3/1/2004                           0.0647          Actual/360             Balloon
    88         57908           4/1/2004              0.04332375206997090          Actual/360             IO, Balloon
    89         57597           3/1/2004                          0.05668          Actual/360             IO, Balloon
    90         57985           5/1/2004                          0.04674          Actual/360             IO, Balloon
    91         57926           4/1/2004                           0.0551          Actual/360             Interest Only
    92         57804           4/1/2004                         0.056777          Actual/360             Balloon
    93         57647          12/1/2003                          0.05715          Actual/360             IO, Balloon
    94         57680          12/1/2003                           0.0535          Actual/360             Balloon
    95         57648          12/1/2003                           0.0602          Actual/360             IO, Balloon
    96         57937           4/1/2004                           0.0603          Actual/360             Balloon
    97         57649          12/1/2003                           0.0535          Actual/360             Balloon
    98         57939           4/1/2004                           0.0547          Actual/360             Balloon
    99         57601           3/1/2004                          0.04989          Actual/360             Balloon
   100         57747           4/1/2004                          0.05521          Actual/360             Balloon
   101         57940           4/1/2004                          0.05783          Actual/360             Balloon
   102         57916           3/1/2004                          0.05386          Actual/360             Balloon
   103         57791           4/1/2004                            0.055          Actual/360             Balloon
   104         57918           5/1/2004                          0.05407          Actual/360             Hyper Am
   105         57383           9/1/2003                           0.0534          Actual/360             Balloon
   106         57761           2/1/2004                           0.0566          Actual/360             Balloon
   107         57458           2/1/2004                          0.05121          Actual/360             Balloon
   108         57457           2/1/2004                          0.05121          Actual/360             Balloon



----------------------------------------------------------------------------------------------------------------------------
                                      Original        Original                           Seasoning as of     Remaining Term
                          Grace      Amort. Term    Balloon Term                          Cut-off Date      to Amortization
Line #   Loan Number      Period      (Months)        (Months)           IO Period          (Months)            (Months)
----------------------------------------------------------------------------------------------------------------------------
     1     760030534        5               360             120                                      3                  357
     2     760031122        5               360             120                 24                   3                  360
     3     760028165        5               360              84                                      6                  354
     4     760028311        5               360             120                                      5                  355
     5     760029432        5               360             120                                      1                  359
     6     760031382        5               300              60                                      0                  300
     7     760031318        5                 0             120                120                   0                    0
     8     760028756        5               360             120                 24                   5                  360
     9     760031405        5               360              60                                      1                  359
    10     760029710        5               300              60                                      0                  300
    11     760027755        5               360             120                                      3                  357
    12     760030882        5               360             120                                      2                  358
    13     760030249        5               360             120                                      5                  355
    14     760029131        5               360             120                                      7                  353
    15     760030315        5               360             120                                      0                  360
    16     760030943        5               360             120                                      1                  359
    17     760031163        5               360             119                                      1                  359
    18     760029631        5               360             120                                      5                  355
    19     760030321        5               360             120                                      4                  356
    20     760030790        5               360             120                                      3                  357
    21     760029841        5               360             120                                      3                  357
    22     760029618        5               240              84                                      0                  240
    23     760029256        5               240             120                                      2                  238
    24     760028503        5               300             120                                      1                  299
    25     760030695        5               300             120                                      1                  299
    26     760031403        5               360              60                                      1                  359
    27     760029132        5               360             120                                      7                  353
    28     760030455        5               360              84                                      3                  357
    29     760030318        5               360             120                                      3                  357
    30     760029535        5               360             120                                      3                  357
    31     760028392        5               360             120                                      4                  356
    32     760030564        5               360             120                                      3                  357
    33     760029611        5               324             120                                      2                  322
    34     760030254        5               360             120                                      2                  358
    35     760030142        5               324             120                                      3                  321
    36     760030720        5               360              60                 12                   4                  360
    37     760029824        5               360             120                                      3                  357
    38     760026831        5               360             132                                     18                  342
    39     760030452        5               360             120                                      3                  357
    40     760030701        5               276              84                                      0                  276
    41     760030565        5               360             120                 24                   1                  360
    42     760028373        5               312             120                                      4                  308
    43     760028953        5               300             120                                      4                  296
    44     760030822        5               300             120                                      1                  299
    45     760030853        5               300             120                                      3                  297
    46     760030626        5               300              60                                      0                  300
    47     760030294        5               360             120                                      3                  357
    48     760028531        5               360              84                                      0                  360
    49     760031007        5               360              84                 36                   1                  360
    50     760030341        5               360             120                                      3                  357
    51     760031003        5               360             120                                      1                  359
    52     760030660        5               360             120                                      4                  356
    53     760030685        5               300             120                                      3                  297
    54     760027406        5               180             180                                      2                  178
    55     760030586        5               300             120                                      2                  298
    56     760029555        5               264             120                                      3                  261
    57     760029276        5               360             120                                      3                  357
    58     760030691        5               360             120                                      2                  358
    59     760030458        5               360              60                                      3                  357
    60     760030367        5               324             120                                      3                  321
    61     760030245        5               300              60                                      3                  297
    62     760029491        5               300             120                                      3                  297
    63     760030216        5               300             120                                      3                  297
    64     760030314        5               300             120                                      5                  295
    65     760030932        5               300             120                                      0                  300
    66     760030068        5               240             120                                      3                  237
    67     760029453        5               288             120                                      2                  286
    68     760030630        5               360             120                                      3                  357
    69     760030415        5               360             120                                      0                  360
    70     760030414        5               360             120                                      0                  360
    71     760030320        5               360             120                                      3                  357
    72     760030952        5               300             120                                      3                  297
    73     760030700        5               300             120                 24                   1                  300
    74     760030723        5               300             120                                      3                  297
    75     760029255        5               300             120                                      3                  297
    76     760030933        5               300             120                                      0                  300
    77     760030343        5               300             120                                      2                  298
    78     760028532        5               360              84                                      0                  360
    79     760030386        5               180             180                                      2                  178
    80     760029027        5               300             120                                      5                  295
    81     760030515        5               360             120                                      2                  358
    82     760030135        5               300             120                                      5                  295
    83     760029811        5               240             120                                      3                  237
    84     760030248        5               360             120                                      4                  356
    85     760030247        5               360             120                                      3                  357
    86     760030864        5               360             120                                      1                  359
    87     760028071        5               240             120                                      2                  238
    88         57908       10               360             120                 24                   1                  360
    89         57597       10               360             120                 24                   2                  360
    90         57985       10               360              60                 24                   0                  360
    91         57926       10                 0             120                120                   1                    0
    92         57804       10               360             120                                      1                  359
    93         57647       10               360              84                 12                   5                  360
    94         57680       10               360              60                                      5                  355
    95         57648       10               360             120                 24                   5                  360
    96         57937       10               360             120                                      1                  359
    97         57649       10               360              60                                      5                  355
    98         57939       10               360             120                                      1                  359
    99         57601       10               360              60                                      2                  358
   100         57747       10               360             120                                      1                  359
   101         57940       10               360             135                                      1                  359
   102         57916       10               360             120                                      2                  358
   103         57791       10               360             120                                      1                  359
   104         57918       10               360             100                                      0                  360
   105         57383       10               300             120                                      8                  292
   106         57761       10               360             120                                      3                  357
   107         57458       10               360              60                                      3                  357
   108         57457       10               360              60                                      3                  357



-------------------------------------------------------------------------------------------------------------------------------
                          Remaining Term
                            to Maturity          Remaining          Maturity/ARD
Line #   Loan Number         (Months)           IO Periods              Date            Prepayment Provision       Cashiering
-------------------------------------------------------------------------------------------------------------------------------
     1     760030534                 117                                 1/1/2014       L(27),D(89),O(4)
     2     760031122                 117                    21           1/1/2014       L(27),D(89),O(4)
     3     760028165                  78                                10/1/2010       L(30),D(51),O(3)
     4     760028311                 115                                11/1/2013       L(29),D(88),O(3)
     5     760029432                 119                                 3/1/2014       L(25),D(92),O(3)
     6     760031382                  60                                 4/1/2009       L(24),D(33),O(3)
     7     760031318                 120                   120           4/1/2014       L(24),D(89),O(7)
     8     760028756                 115                    19          11/1/2013       L(29),D(88),O(3)
     9     760031405                  59                                2/28/2009       L(25),D(32),O(3)
    10     760029710                  60                                 4/1/2009       L(24),D(33),O(3)
    11     760027755                 117                                 1/1/2014       L(27),D(90),O(3)
    12     760030882                 118                                 2/1/2014       L(26),D(91),O(3)
    13     760030249                 115                                11/1/2013       L(29),D(88),O(3)
    14     760029131                 113                                 9/1/2013       L(31),D(86),O(3)
    15     760030315                 120                                 4/1/2014       L(24),D(93),O(3)
    16     760030943                 119                                 3/1/2014       L(25),D(92),O(3)
    17     760031163                 118                                 2/1/2014       L(25),D(92),O(2)
    18     760029631                 115                                11/1/2013       L(29),D(88),O(3)
    19     760030321                 116                                12/1/2013       L(28),D(89),O(3)
    20     760030790                 117                                 1/1/2014       L(60),YM1(57),O(3)
    21     760029841                 117                                 1/1/2014       L(27),D(90),O(3)
    22     760029618                  84                                 4/1/2011       L(24),D(56),O(4)
    23     760029256                 118                                 2/1/2014       L(26),D(91),O(3)
    24     760028503                 119                                 3/1/2014       L(25),D(92),O(3)
    25     760030695                 119                                 3/1/2014       L(25),D(92),O(3)
    26     760031403                  59                                2/28/2009       L(25),D(32),O(3)
    27     760029132                 113                                 9/1/2013       L(31),D(86),O(3)
    28     760030455                  81                                 1/1/2011       L(27),D(54),O(3)
    29     760030318                 117                                 1/1/2014       L(27),D(90),O(3)
    30     760029535                 117                                 1/1/2014       L(27),D(90),O(3)
    31     760028392                 116                                12/1/2013       L(28),D(89),O(3)
    32     760030564                 117                                 1/1/2014       L(27),D(90),O(3)
    33     760029611                 118                                 2/1/2014       L(38),YM1(79),O(3)
    34     760030254                 118                                 2/1/2014       L(26),D(91),O(3)
    35     760030142                 117                                 1/1/2014       L(39),YM1(78),O(3)
    36     760030720                  56                     8          12/1/2008       L(28),D(31),O(1)
    37     760029824                 117                                 1/1/2014       L(27),D(90),O(3)
    38     760026831                 114                                10/1/2013       L(42),D(87),O(3)
    39     760030452                 117                                 1/1/2014       L(27),D(90),O(3)
    40     760030701                  84                                 4/1/2011       L(24),D(57),O(3)
    41     760030565                 119                    23           3/1/2014       L(60),YM1(56),O(4)
    42     760028373                 116                                12/1/2013       L(60),YM1(57),O(3)
    43     760028953                 116                                12/1/2013       L(28),D(89),O(3)
    44     760030822                 119                                 3/1/2014       L(25),D(92),O(3)
    45     760030853                 117                                 1/1/2014       L(27),D(90),O(3)
    46     760030626                  60                                 4/1/2009       L(24),D(33),O(3)
    47     760030294                 117                                 1/1/2014       L(27),D(90),O(3)
    48     760028531                  84                                 4/1/2011       L(24),D(57),O(3)
    49     760031007                  83                    35           3/1/2011       L(25),D(55),O(4)
    50     760030341                 117                                 1/1/2014       L(27),D(90),O(3)
    51     760031003                 119                                 3/1/2014       L(25),D(92),O(3)
    52     760030660                 116                                12/1/2013       L(28),D(89),O(3)
    53     760030685                 117                                 1/1/2014       L(27),D(90),O(3)
    54     760027406                 178                                 2/1/2019       L(26),D(151),O(3)
    55     760030586                 118                                 2/1/2014       L(26),D(91),O(3)
    56     760029555                 117                                 1/1/2014       L(27),D(90),O(3)
    57     760029276                 117                                 1/1/2014       L(27),D(90),O(3)
    58     760030691                 118                                 2/1/2014       L(26),D(91),O(3)
    59     760030458                  57                                 1/1/2009       L(27),D(30),O(3)
    60     760030367                 117                                 1/1/2014       L(27),D(90),O(3)
    61     760030245                  57                                 1/1/2009       L(27),D(32),O(1)
    62     760029491                 117                                 1/1/2014       L(27),D(90),O(3)
    63     760030216                 117                                 1/1/2014       L(27),D(89),O(4)
    64     760030314                 115                                11/1/2013       L(29),D(88),O(3)
    65     760030932                 120                                 4/1/2014       L(24),D(93),O(3)
    66     760030068                 117                                 1/1/2014       L(27),D(90),O(3)
    67     760029453                 118                                 2/1/2014       L(26),D(91),O(3)
    68     760030630                 117                                 1/1/2014       L(27),D(90),O(3)
    69     760030415                 120                                 4/1/2014       L(24),D(93),O(3)
    70     760030414                 120                                 4/1/2014       L(24),D(93),O(3)
    71     760030320                 117                                 1/1/2014       L(27),D(90),O(3)
    72     760030952                 117                                 1/1/2014       L(27),D(90),O(3)
    73     760030700                 119                    23           3/1/2014       L(60),YM1(56),O(4)
    74     760030723                 117                                 1/1/2014       L(27),D(90),O(3)
    75     760029255                 117                                 1/1/2014       L(27),D(90),O(3)
    76     760030933                 120                                 4/1/2014       L(24),D(93),O(3)
    77     760030343                 118                                 2/1/2014       L(26),D(91),O(3)
    78     760028532                  84                                 4/1/2011       L(24),D(57),O(3)
    79     760030386                 178                                 2/1/2019       L(26),D(151),O(3)
    80     760029027                 115                                11/1/2013       L(29),D(88),O(3)
    81     760030515                 118                                 2/1/2014       L(26),D(91),O(3)
    82     760030135                 115                                11/1/2013       L(29),D(88),O(3)
    83     760029811                 117                                 1/1/2014       L(27),D(90),O(3)
    84     760030248                 116                                12/1/2013       L(28),D(89),O(3)
    85     760030247                 117                                 1/1/2014       L(27),D(90),O(3)
    86     760030864                 119                                 3/1/2014       L(25),D(92),O(3)
    87     760028071                 118                                 2/1/2014       L(26),D(91),O(3)
    88         57908                 119                    23           3/1/2014       L(25),D(92),O(3)              Yes
    89         57597                 118                    22           2/1/2014       L(26),D(91),O(3)              Yes
    90         57985                  60                    24           4/1/2009       L(24),D(33),O(3)              Yes
    91         57926                 119                   119           3/1/2014       L(25),D(92),O(3)              Yes
    92         57804                 119                                 3/1/2014       L(25),D(92),O(3)              Yes
    93         57647                  79                     7          11/1/2010       L(29),D(52),O(3)              Yes
    94         57680                  55                                11/1/2008       L(29),D(28),O(3)              Yes
    95         57648                 115                    19          11/1/2013       L(29),D(88),O(3)              Yes
    96         57937                 119                                 3/1/2014       L(25),D(93),O(2)              Yes
    97         57649                  55                                11/1/2008       L(29),D(28),O(3)              Yes
    98         57939                 119                                 3/1/2014       L(25),D(93),O(2)              Yes
    99         57601                  58                                 2/1/2009       L(26),D(31),O(3)              Yes
   100         57747                 119                                 3/1/2014       L(25),D(93),O(2)              Yes
   101         57940                 134                                 6/1/2015       L(25),D(107),O(3)             Yes
   102         57916                 118                                 2/1/2014       L(26),D(92),O(2)              Yes
   103         57791                 119                                 3/1/2014       L(25),D(93),O(2)              Yes
   104         57918                 100                                 8/1/2012       L(24),D(74),O(2)              Yes
   105         57383                 112                                 8/1/2013       L(32),D(86),O(2)              Yes
   106         57761                 117                                 1/1/2014       L(59),YM1(58),O(3)            Yes
   107         57458                  57                                 1/1/2009       L(27),D(31),O(2)              Yes
   108         57457                  57                                 1/1/2009       L(27),D(31),O(2)              Yes



-------------------------------------------------------------------------------------------------------------------------------

                      Subservicing                                      Primary     Primary    Master     Trustee
Line #   Loan Number      Fee                Subservicer               Servicing   Servicer   Servicing     Fee      Admin Fee
-------------------------------------------------------------------------------------------------------------------------------
     1     760030534       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
     2     760031122       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
     3     760028165       0.0600%  Subservicer to be paid by GEMSA      0.0200%   GEMSA        0.0100%    0.0017%    0.09170%
     4     760028311       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
     5     760029432       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
     6     760031382       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
     7     760031318       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
     8     760028756       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
     9     760031405       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    10     760029710       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    11     760027755       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    12     760030882       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    13     760030249       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    14     760029131       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    15     760030315       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    16     760030943       0.0600%  Subservicer to be paid by GEMSA      0.0200%   GEMSA        0.0100%    0.0017%    0.09170%
    17     760031163       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    18     760029631       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    19     760030321       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    20     760030790       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    21     760029841       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    22     760029618       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    23     760029256       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    24     760028503       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    25     760030695       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    26     760031403       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    27     760029132       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    28     760030455       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    29     760030318       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    30     760029535       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    31     760028392       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    32     760030564       0.0600%  Subservicer to be paid by GEMSA      0.0200%   GEMSA        0.0100%    0.0017%    0.09170%
    33     760029611       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    34     760030254       0.0700%  Subservicer to be paid by GEMSA      0.0200%   GEMSA        0.0100%    0.0017%    0.10170%
    35     760030142       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    36     760030720       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    37     760029824       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    38     760026831       0.0700%  Subservicer to be paid by GEMSA      0.0200%   GEMSA        0.0100%    0.0017%    0.10170%
    39     760030452       0.0700%  Subservicer to be paid by GEMSA      0.0200%   GEMSA        0.0100%    0.0017%    0.10170%
    40     760030701       0.0700%  Subservicer to be paid by GEMSA      0.0200%   GEMSA        0.0100%    0.0017%    0.10170%
    41     760030565       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    42     760028373       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    43     760028953       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    44     760030822       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    45     760030853       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    46     760030626       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    47     760030294       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    48     760028531       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    49     760031007       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    50     760030341       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    51     760031003       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    52     760030660       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    53     760030685       0.0700%  Subservicer to be paid by GEMSA      0.0200%   GEMSA        0.0100%    0.0017%    0.10170%
    54     760027406       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    55     760030586       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    56     760029555       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    57     760029276       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    58     760030691       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    59     760030458       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    60     760030367       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    61     760030245       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    62     760029491       0.0600%  Subservicer to be paid by GEMSA      0.0200%   GEMSA        0.0100%    0.0017%    0.09170%
    63     760030216       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    64     760030314       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    65     760030932       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    66     760030068       0.0600%  Subservicer to be paid by GEMSA      0.0200%   GEMSA        0.0100%    0.0017%    0.09170%
    67     760029453       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    68     760030630       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    69     760030415       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    70     760030414       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    71     760030320       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    72     760030952       0.0600%  Subservicer to be paid by GEMSA      0.0200%   GEMSA        0.0100%    0.0017%    0.09170%
    73     760030700       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    74     760030723       0.0700%  Subservicer to be paid by GEMSA      0.0200%   GEMSA        0.0100%    0.0017%    0.10170%
    75     760029255       0.0700%  Subservicer to be paid by GEMSA      0.0200%   GEMSA        0.0100%    0.0017%    0.10170%
    76     760030933       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    77     760030343       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    78     760028532       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    79     760030386       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    80     760029027       0.0600%  Subservicer to be paid by GEMSA      0.0200%   GEMSA        0.0100%    0.0017%    0.09170%
    81     760030515       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    82     760030135       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    83     760029811       0.0700%  Subservicer to be paid by GEMSA      0.0200%   GEMSA        0.0100%    0.0017%    0.10170%
    84     760030248       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    85     760030247       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    86     760030864       0.0000%                                       0.0200%   GEMSA        0.0100%    0.0017%    0.03170%
    87     760028071       0.0600%  Subservicer to be paid by GEMSA      0.0200%   GEMSA        0.0100%    0.0017%    0.09170%
    88         57908       0.0000%                                       0.0200%   BofA         0.0200%    0.0017%    0.04170%
    89         57597       0.0000%                                       0.1000%   BofA         0.0200%    0.0017%    0.12170%
    90         57985       0.0000%                                       0.1000%   BofA         0.0200%    0.0017%    0.12170%
    91         57926       0.0000%                                       0.1000%   BofA         0.0200%    0.0017%    0.12170%
    92         57804       0.0000%                                       0.1000%   BofA         0.0200%    0.0017%    0.12170%
    93         57647       0.0000%                                       0.1000%   BofA         0.0200%    0.0017%    0.12170%
    94         57680       0.0000%                                       0.1000%   BofA         0.0200%    0.0017%    0.12170%
    95         57648       0.0000%                                       0.1000%   BofA         0.0200%    0.0017%    0.12170%
    96         57937       0.0000%                                       0.0500%   Northmarq    0.0200%    0.0017%    0.07170%
    97         57649       0.0000%                                       0.1000%   BofA         0.0200%    0.0017%    0.12170%
    98         57939       0.0000%                                       0.1000%   BofA         0.0200%    0.0017%    0.12170%
    99         57601       0.0000%                                       0.1000%   BofA         0.0200%    0.0017%    0.12170%
   100         57747       0.0000%                                       0.1000%   BofA         0.0200%    0.0017%    0.12170%
   101         57940       0.0000%                                       0.1000%   BofA         0.0200%    0.0017%    0.12170%
   102         57916       0.0000%                                       0.0600%   LJ Melody    0.0200%    0.0017%    0.08170%
   103         57791       0.0000%                                       0.1000%   BofA         0.0200%    0.0017%    0.12170%
   104         57918       0.0000%                                       0.1000%   BofA         0.0200%    0.0017%    0.12170%
   105         57383       0.0000%                                       0.0600%   Northmarq    0.0200%    0.0017%    0.08170%
   106         57761       0.0000%                                       0.1000%   BofA         0.0200%    0.0017%    0.12170%
   107         57458       0.0000%                                       0.1000%   BofA         0.0200%    0.0017%    0.12170%
   108         57457       0.0000%                                       0.1000%   BofA         0.0200%    0.0017%    0.12170%

GECCMC 2004-2 Servicer Information
Deutsche Bank

loan_number   Propname                           address                          city                    state        zip
--------------------------------------------------------------------------------------------------------------------------------
GA19274       Tysons Corner Center               1961 Chain Bridge Road           McLean                    VA        22102
DBM19622      Continental Centre                 150 East Gay Street              Columbus                  OH        43215
DBM19434      Briarwood Apartments               14005 Bramble Lane               Laurel                    MD        20708
GA18944       AFR/Bank of America Portfolio      Various                          Various                Various     Various
GA18944-1     Harrison Main                      204 East Rush                    Harrison                  AR        72601
GA18944-2     Camelback-Bank of America CTR      1825 E. Buckeye Road             Phoenix                   AZ        85034
GA18944-3     Camelback Uptown                   51 E Camelback Rd                Phoenix                   AZ        85012
GA18944-4     Catalina-Bank of America Ctr       1825 E. Buckeye Road             Phoenix                   AZ        85034
GA18944-5     Maricopa-Bank of America Ctr       1825 E. Buckeye Road             Phoenix                   AZ        85034
GA18944-6     McDowell-Bank of America Ctr       1825 E. Buckeye Road             Phoenix                   AZ        85034
GA18944-7     Mesa Main                          63 W Main St                     Mesa                      AZ        85201
GA18944-8     South Mountain-Bank of America     1825 E. Buckeye Road             Phoenix                   AZ        85034
GA18944-9     Auburn                             900 High Street                  Auburn                    CA        95603
GA18944-10    Bixby-Atlantic                     3804 Atlantic Avenue             Long Beach                CA        90807
GA18944-11    Calwa                              2611 South Cedar Avenue          Fresno                    CA        93725
GA18944-12    Cedar & Shields                    3435 N Cedar Ave                 Fresno                    CA        93726
GA18944-13    Coronado Branch                    1199 Orange Ave                  Coronado                  CA        92118
GA18944-14    East Bakersfield Office            1201 Baker Street                Bakersfield               CA        93305
GA18944-15    East Compton Branch                518 So. Long Beach Blvd          Compton                   CA        90221
GA18944-16    Ellinwood Center #300              300 Ellinwood Way                Pleasant Hill             CA        94523
GA18944-17    Ellinwood Center #400              400 Ellinwood Way                Pleasant Hill             CA        94523
GA18944-18    Ellinwood Center #500              500 Ellinwood Way                Pleasant Hill             CA        94523
GA18944-19    El Segundo                         835 North Sepulveda Blvd         El Segundo                CA        90245
GA18944-20    Escondido Main Office              220 South Escondido Blvd         Escondido                 CA        92025
GA18944-21    Fresno Proof/Vault                 2111 Tuolumne Street             Fresno                    CA        93721
GA18944-22    Gardena Main                       1450 W Redondo Beach Blvd        Gardena                   CA        90247
GA18944-23    Glendale Main                      345 No Brand Blvd                Glendale                  CA        91203
GA18944-24    Inglewood Main Office              330 East Manchester Blvd         Inglewood                 CA        90301
GA18944-25    Inland Empire Cash Vault           1275 SO Dupont Ave               Ontario                   CA        91761
GA18944-26    Irvine Industrial                  4101 MacArthur Blvd              Newport Beach             CA        92660
GA18944-27    La Jolla Main                      7680 Girard Avenue               La Jolla                  CA        92037
GA18944-28    Lake & Colorado Br                 880 E Colorado Blvd              Pasadena                  CA        91106
GA18944-29    Lincoln Heights Branch             2400 North Broadway              Los Angeles               CA        90031
GA18944-30    Long Beach Financial               150 Long Beach Blvd              Long Beach                CA        90802
GA18944-31    Lynwood Branch                     3505 East Imperial Highway       Lynwood                   CA        90262
GA18944-32    North Hollywood                    5025 Lankershim Boulevard        North Hollywood           CA        91601
GA18944-33    North Sacramento Branch            1830 Del Paso Boulevard          Sacramento                CA        95815
GA18944-34    Oak Park Branch                    3810 Broadway                    Sacramento                CA        95817
GA18944-35    Palmdale Branch                    839 East Palmdale Blvd           Palmdale                  CA        93550
GA18944-36    Pico-Vermont Branch                1232 South Vermont Avenue        Los Angeles               CA        90006
GA18944-37    Pomona Main                        444 South Garey Ave              Pomona                    CA        91766
GA18944-38    Red Bluff Branch                   955 Main Street                  Red Bluff                 CA        96080
GA18944-39    Redding Main Branch                1661 East St                     Redding                   CA        96001
GA18944-40    Riverside Main                     3650 14th Street                 Riverside                 CA        92501
GA18944-41    Salinas Main Branch                405 Main St.                     Salinas                   CA        93901
GA18944-42    San Bernadino Main                 303 North D Street               San Bernardino            CA        92418
GA18944-43    Santa Barbara                      834 State Street                 Santa Barbara             CA        93101
GA18944-44    Santa Maria Branch                 300 Town Center East             Santa Maria               CA        93454
GA18944-45    Sepulveda-Devonshire BR            10300-10306 Sepul Veda Blvd      Mission Hills             CA        91345
GA18944-46    Stockdale                          5021 California Avenue           Bakersfield               CA        93309
GA18944-47    Stockton Main Office               110 East Weber Street            Stockton                  CA        95202
GA18944-48    Sunnyvale Main Branch              444 South Mathilda Ave           Sunnyvale                 CA        94086
GA18944-49    Torrance Sartori                   1255 Sartori Avenue              Torrance                  CA        90501
GA18944-50    Van Ness & Market                  One South Van Ness Boulevard     San Francisco             CA        94103
GA18944-51    Ventura Main Office                1130 S. Victoria                 Ventura                   CA        93003
GA18944-52    Whittier Office                    7255 South Greenleaf Ave         Whittier                  CA        90602
GA18944-53    Willow-Daisy Branch                600 West Willow Street           Long Beach                CA        90806
GA18944-54    Yuba City Branch                   1100 Butte House Rd              Yuba City                 CA        95991
GA18944-55    Century Park                       1000 Century Park Rd.            Tampa                     FL        33607
GA18944-56    Clermont                           690 East Highway 50              Clermont                  FL        34711
GA18944-57    Cordova                            5061 Bayou Blvd.                 Pensacola                 FL        32503
GA18944-58    Downtown Palmetto                  700 8th Avenue West              Palmetto                  FL        34221
GA18944-59    Gulf to Bay                        1640 Gulf to Bay Boulevard       Clearwater                FL        33755
GA18944-60    Hallandale Beach                   801 E. Hallandale Blvd.          Hallandale                FL        33009
GA18944-61    Hollywood/Tyler                    1900 Tyler Street                Hollywood                 FL        33020
GA18944-62    Jacksonville Ops CTR/#100          9000 Southside Blvd              Jacksonville              FL        32256
GA18944-63    Jacksonville Ops CTR/#200          9000 Southside Blvd.             Jacksonville              FL        32256
GA18944-64    Jacksonville Ops CTR/#300          9000 Southside Blvd.             Jacksonville              FL        32256
GA18944-65    Jacksonville Ops CTR/#400          9000 Southside Blvd.             Jacksonville              FL        32256
GA18944-66    Jacksonville Ops CTR/#500          9000 Southside Blvd.             Jacksonville              FL        32256
GA18944-67    Jacksonville Ops CTR/#600          9000 Southside Blvd.             Jacksonville              FL        32256
GA18944-68    Jacksonville Ops CTR/#700          9000 Southside Blvd.             Jacksonville              FL        32256
GA18944-69    Jacksonville Ops Ctr/School        9000 Southside Blvd.             Jacksonville              FL        32256
GA18944-70    Jacksonville Ops CTR/Daycare       9000 Southside Blvd.             Jacksonville              FL        32256
GA18944-71    Lighthouse Point                   2850 N. Federal Hwy              Lighthouse Point          FL        33064
GA18944-72    Mendham Operations Center          707 Mendham Boulevard            Orlando                   FL        32825
GA18944-73    Miami Lakes Operation CTR          5875 NW 163rd Street             Miami Lakes               FL        33014
GA18944-74    North Biscayne                     11755 Biscayne Blvd.             North Miami               FL        33181
GA18944-75    North Hialeah                      1 East 49th Street               Hialeah                   FL        33013
GA18944-76    Ocala Downtown                     35 SE 1st Avenue                 Ocala                     FL        34471
GA18944-77    Plaza                              900 S. Federal Hwy               Stuart                    FL        34994
GA18944-78    Port Charlotte                     21175 Olean Blvd.                Port Charlotte            FL        33952
GA18944-79    Ridgewood                          231 South Ridgewood Dr.          Sebring                   FL        33870
GA18944-80    San Jose                           3535 University Blvd. West       Jacksonville              FL        32217
GA18944-81    South Region TPC                   17100 N.W. 59th Ave.             Miami Lakes               FL        33015
GA18944-82    Westshore Mall                     100 N. Westshore Blvd.           Tampa                     FL        33609
GA18944-83    Williams Islands                   18305 Biscayne Blvd.             Aventura                  FL        33160
GA18944-84    Winter Park                        750 South Orlando Avenue         Winter Park               FL        32789
GA18944-85    Albany Main Office                 128 South Washington Street      Albany                    GA        31701
GA18944-86    Bull Street                        22 Bull Street                   Savannah                  GA        31401
GA18944-87    Cartersville Main                  102 East Main Street             Cartersville              GA        30120
GA18944-88    Moultrie Main                      300 South Main Street            Moultrie                  GA        31768
GA18944-89    Valdosta Main                      106 South Patterson Street       Valdosta                  GA        31601
GA18944-90    Winder (BS)                        102 North Broad Street           Winder                    GA        30680
GA18944-91    Coeur D'alene BDLG/BR              401 Front Street                 Coeur D'Alene             ID        83814
GA18944-92    Bank of America Center             231 S. LaSalle Street            Chicago                   IL        60604
GA18944-93    Mission Facility                   9500 Mission Road                Overland Park             KS        66206
GA18944-94    Penn Street Facility               501 Pennsylvania Ave             Independence              KS        67301
GA18944-95    Annapolis Church Circle - BAL      10 Church Circle                 Annapolis                 MD        21401
GA18944-96    Highlandtown - BAL                 3415/17 Eastern Avenue           Baltimore                 MD        21224
GA18944-97    Columbia Facility                  800 Cherry Street                Columbia                  MO        65201
GA18944-98    Concord Village                    5353 S. Lindbergh Blvd.          St. Louis                 MO        63126
GA18944-99    Downtown Facility                  210 West 8th Street              Rolla                     MO        65401
GA18944-100   Florissant Facility                880 Rue St. Francois             Florissant                MO        63031
GA18944-101   Hampton-Main Facility              4301 and 4400 Hampton Ave.       St. Louis                 MO        63109
GA18944-102   Independence Square                129 West Lexington               Independence              MO        64050
GA18944-103   Lexington Facility                 1016 Main Street                 Lexington                 MO        64607
GA18944-104   Mexico Facility                    222 South Jefferson              Mexico                    MO        65265
GA18944-105   Oak Trafficway Facility            8320 N. Oak Trafficway           Kansas City               MO        64118
GA18944-106   Richland Facility                  112 McClurg                      Richland                  MO        65556
GA18944-107   South Glenstone Facility           2940 S. Glenstone                Springfield               MO        65804
GA18944-108   West Sunshine Facility             710 West Sunshine                Springfield               MO        65807
GA18944-109   William Street Facility            2001 William St.                 Cape Girardeau            MO        63703
GA18944-110   525 N Tryon-Odell Building         525 N. Tryon St.                 Charlotte                 NC        28202
GA18944-111   Albuquerque Operations Center      725 6th ST. NW                   Albuquerque               NM        87102
GA18944-112   East Central Facility              4401 Central Avenue NE           Albuquerque               NM        87108
GA18944-113   Henderson                          107 Water Street                 Henderson                 NV        89015
GA18944-114   Paradise Valley                    1077 E. Sahara Avenue            Las Vegas                 NV        89104
GA18944-115   Admiral                            5950 E. Admiral Place            Tulsa                     OK        74115
GA18944-116   Muskogee Main Facility             230 W. Broadway                  Muskogee                  OK        74401
GA18944-117   Aiken Main Office                  167 Laurens Street               Aiken                     SC        29801
GA18944-118   Murfreesboro Main Office           120 East Main Street             Murfreesboro              TN        37130
GA18944-119   Aransas Pass (CCNB)                221 South Commercial             Aransas Pass              TX        78336
GA18944-120   Brownwood                          One Center Avenue                Brownwood                 TX        76801
GA18944-121   Carrollton                         1101 South Josey Lane            Carrollton                TX        75006
GA18944-122   Dalhart Banking Center             323 Denver Avenue                Dalhart                   TX        79022
GA18944-123   Denison                            300 West Main Street             Denison                   TX        75020
GA18944-124   Dumas Banking Center               501 Bliss Avenue                 Dumas                     TX        79029
GA18944-125   Fort Sam Houston                   1422 East Grayson Street         San Antonio               TX        78208
GA18944-126   Fort Worth East                    5651 East Lancaster Avenue       Fort Worth                TX        76112
GA18944-127   Greenspoint                        12400 Interstate 45 North        Houston                   TX        77060
GA18944-128   Mission                            1101 North Conway                Mission                   TX        78572
GA18944-129   Mount Pleasant                     302 North Jefferson Avenue       Mt. Pleasant              TX        75455
GA18944-130   South Austin                       2501 South Congress              Austin                    TX        78704
GA18944-131   Waco                               514 Austin Avenue                Waco                      TX        76701
GA18944-132   Charlottesville                    300 East Main Street             Charlottesville           VA        22902
GA18944-133   Lynchburg                          801 Main Street                  Lynchburg                 VA        24504
GA18944-134   Norton - 7th Street                702 Park Avenue NW               Norton                    VA        24273
GA18944-135   Old Hampton                        1 West Queens Way                Hampton                   VA        23669
GA18944-136   Roanoke                            302 S. Jefferson Street, SE      Roanoke                   VA        24011
GA18944-137   South Boston                       606 Broad Street                 South Boston              VA        24592
GA18944-138   Aberdeen Bldg/BR                   101 East Market Street           Aberdeen                  WA        98520
GA18944-139   Bank of America Financial Ctr      601 W Riverside Ave              Spokane                   WA        99210
GA18944-140   Bank of America Plaza              820 A Street                     Tacoma                    WA        98402
GA18944-141   Bellingham                         112 E Holly Street               Bellingham                WA        98255
GA18944-142   Bremerton                          1000 6th Street South            Bremerton                 WA        98337
GA18944-143   Forks                              481 S Forks Ave                  Forks                     WA        98331
GA18944-144   Moses Lake                         103 E 3rd Ave                    Moses Lake                WA        98837
GA18944-145   N Wenatchee                        830 N Wenatchee Ave              Wenatchee                 WA        98801
GA18944-146   Pasco                              350 W Lewis Street               Pasco                     WA        99301
GA18944-147   Port Angeles                       102 E Front Street               Port Angeles              WA        98362
GA18944-148   Richland                           1007 Knight Street               Richland                  WA        99352
GA18944-149   Spokane Bankcard Services          1616 S Rustle                    Spokane                   WA        99224
GA18944-150   University                         4701 University Way NE           Seattle                   WA        98105
GA18944-151   Walla Walla                        111 W Main Street                Walla Walla               WA        99362
GA18944-152   Yakima Valley Bldg/BR              101 N 2nd Street                 Yakima                    WA        98901
DBM19684      Legacy at Cross Creek Apartments   570 Castle Rising Road           Fayetteville              NC        28314
DBM19483      Park Towne Village                 1600 East Woodlawn Road          Charlotte                 NC        28209
DBM19704      Aquia Terrace Apartments           190 White Pine Circle            Stafford                  VA        22554
DBM19687      35 Fourth Avenue                   35 Fourth Avenue                 Brooklyn                  NY        11217
DBM19637      Hunter's Bluff Apartments          201 West Montgomery Crossroads   Savannah                  GA        31406
DBM19397      2535 Camino Del Rio South          2535 Camino Del Rio South        San Diego                 CA        92108
DBM19396      2635 Camino Del Rio South          2635 Camino Del Rio South        San Diego                 CA        92108



loan_number   proptype          PropType_specific                                          OrigBal          CutoffBal
-------------------------------------------------------------------------------------------------------------------------
GA19274       Retail            Anchored                                                   95,000,000      95,000,000.00
DBM19622      Office            CBD                                                        27,500,000      27,475,680.65
DBM19434      Multifamily       Garden Style                                               22,000,000      22,000,000.00
GA18944       Office            Office, Operation Centers, and Retail Bank Branches        20,000,000      19,960,923.65
GA18944-1     Office            Office Space                                                        -                  -
GA18944-2     Office            Operations Center                                                   -                  -
GA18944-3     Mixed Use         Office / Retail                                                     -                  -
GA18944-4     Office            Operations Center                                                   -                  -
GA18944-5     Office            Operations Center                                                   -                  -
GA18944-6     Office            Operations Center                                                   -                  -
GA18944-7     Office            Office Space                                                        -                  -
GA18944-8     Office            Operations Center                                                   -                  -
GA18944-9     Office            Office Space                                                        -                  -
GA18944-10    Mixed Use         Office / Retail                                                     -                  -
GA18944-11    Mixed Use         Office / Retail                                                     -                  -
GA18944-12    Mixed Use         Office / Retail                                                     -                  -
GA18944-13    Office            Office Space                                                        -                  -
GA18944-14    Office            Office Space                                                        -                  -
GA18944-15    Mixed Use         Office / Retail                                                     -                  -
GA18944-16    Office            Office Space                                                        -                  -
GA18944-17    Office            Office Space                                                        -                  -
GA18944-18    Office            Office Space                                                        -                  -
GA18944-19    Mixed Use         Office / Retail                                                     -                  -
GA18944-20    Office            Office Space                                                        -                  -
GA18944-21    Office            Operations Center                                                   -                  -
GA18944-22    Office            Office Space                                                        -                  -
GA18944-23    Office            Office Space                                                        -                  -
GA18944-24    Office            Office Space                                                        -                  -
GA18944-25    Office            Operations Center                                                   -                  -
GA18944-26    Office            Office Space                                                        -                  -
GA18944-27    Office            Office Space                                                        -                  -
GA18944-28    Office            Office Space                                                        -                  -
GA18944-29    Mixed Use         Office / Retail                                                     -                  -
GA18944-30    Office            Office Space                                                        -                  -
GA18944-31    Mixed Use         Office / Retail                                                     -                  -
GA18944-32    Office            Office Space                                                        -                  -
GA18944-33    Mixed Use         Office / Retail                                                     -                  -
GA18944-34    Mixed Use         Office / Retail                                                     -                  -
GA18944-35    Mixed Use         Office / Retail                                                     -                  -
GA18944-36    Mixed Use         Office / Retail                                                     -                  -
GA18944-37    Office            Office Space                                                        -                  -
GA18944-38    Office            Office Space                                                        -                  -
GA18944-39    Office            Office Space                                                        -                  -
GA18944-40    Office            Office Space                                                        -                  -
GA18944-41    Office            Office Space                                                        -                  -
GA18944-42    Office            Office Space                                                        -                  -
GA18944-43    Office            Office Space                                                        -                  -
GA18944-44    Office            Office Space                                                        -                  -
GA18944-45    Mixed Use         Office / Retail                                                     -                  -
GA18944-46    Mixed Use         Office / Retail                                                     -                  -
GA18944-47    Office            Office Space                                                        -                  -
GA18944-48    Office            Office Space                                                        -                  -
GA18944-49    Office            Office Space                                                        -                  -
GA18944-50    Office            Office Space                                                        -                  -
GA18944-51    Office            Office Space                                                        -                  -
GA18944-52    Office            Office Space                                                        -                  -
GA18944-53    Mixed Use         Office / Retail                                                     -                  -
GA18944-54    Mixed Use         Office / Retail                                                     -                  -
GA18944-55    Office            Office Space                                                        -                  -
GA18944-56    Mixed Use         Banking Center                                                      -                  -
GA18944-57    Office            Office Space                                                        -                  -
GA18944-58    Office            Office Space                                                        -                  -
GA18944-59    Office            Office Space                                                        -                  -
GA18944-60    Office            Office Space                                                        -                  -
GA18944-61    Office            Office Space                                                        -                  -
GA18944-62    Office            Office Space                                                        -                  -
GA18944-63    Office            Office Space                                                        -                  -
GA18944-64    Office            Office Space                                                        -                  -
GA18944-65    Office            Office Space                                                        -                  -
GA18944-66    Office            Office Space                                                        -                  -
GA18944-67    Office            Operations Center                                                   -                  -
GA18944-68    Office            Office Space                                                        -                  -
GA18944-69    Office            Office Space                                                        -                  -
GA18944-70    Office            Office Space                                                        -                  -
GA18944-71    Office            Office Space                                                        -                  -
GA18944-72    Office            Operations Center                                                   -                  -
GA18944-73    Office            Operations Center                                                   -                  -
GA18944-74    Office            Office Space                                                        -                  -
GA18944-75    Mixed Use         Office / Retail                                                     -                  -
GA18944-76    Office            Office Space                                                        -                  -
GA18944-77    Office            Office Space                                                        -                  -
GA18944-78    Mixed Use         Office / Retail                                                     -                  -
GA18944-79    Office            Office Space                                                        -                  -
GA18944-80    Mixed Use         Office / Retail                                                     -                  -
GA18944-81    Office            Operations Center                                                   -                  -
GA18944-82    Office            Office Space                                                        -                  -
GA18944-83    Office            Office Space                                                        -                  -
GA18944-84    Office            Office Space                                                        -                  -
GA18944-85    Office            Office Space                                                        -                  -
GA18944-86    Office            Office Space                                                        -                  -
GA18944-87    Office            Office Space                                                        -                  -
GA18944-88    Office            Office Space                                                        -                  -
GA18944-89    Office            Office Space                                                        -                  -
GA18944-90    Mixed Use         Office / Retail                                                     -                  -
GA18944-91    Office            Office Space                                                        -                  -
GA18944-92    Office            Office Space                                                        -                  -
GA18944-93    Office            Office Space                                                        -                  -
GA18944-94    Office            Office Space                                                        -                  -
GA18944-95    Office            Office Space                                                        -                  -
GA18944-96    Office            Office Space                                                        -                  -
GA18944-97    Mixed Use         Office / Retail                                                     -                  -
GA18944-98    Office            Office Space                                                        -                  -
GA18944-99    Mixed Use         Office / Retail                                                     -                  -
GA18944-100   Office            Office Space                                                        -                  -
GA18944-101   Office            Office Space                                                        -                  -
GA18944-102   Office            Office Space                                                        -                  -
GA18944-103   Mixed Use         Office / Retail                                                     -                  -
GA18944-104   Office            Office Space                                                        -                  -
GA18944-105   Office            Office Space                                                        -                  -
GA18944-106   Mixed Use         Office / Retail                                                     -                  -
GA18944-107   Mixed Use         Office / Retail                                                     -                  -
GA18944-108   Mixed Use         Office / Retail                                                     -                  -
GA18944-109   Office            Office Space                                                        -                  -
GA18944-110   Office            Office Space                                                        -                  -
GA18944-111   Office            Operations Center                                                   -                  -
GA18944-112   Office            Office Space                                                        -                  -
GA18944-113   Mixed Use         Office / Retail                                                     -                  -
GA18944-114   Office            Office Space                                                        -                  -
GA18944-115   Office            Office Space                                                        -                  -
GA18944-116   Office            Office Space                                                        -                  -
GA18944-117   Office            Office Space                                                        -                  -
GA18944-118   Office            Office Space                                                        -                  -
GA18944-119   Mixed Use         Office / Retail                                                     -                  -
GA18944-120   Office            Office Space                                                        -                  -
GA18944-121   Mixed Use         Office / Retail                                                     -                  -
GA18944-122   Mixed Use         Office / Retail                                                     -                  -
GA18944-123   Office            Office Space                                                        -                  -
GA18944-124   Mixed Use         Office / Retail                                                     -                  -
GA18944-125   Office            Office Space                                                        -                  -
GA18944-126   Office            Office Space                                                        -                  -
GA18944-127   Office            Office Space                                                        -                  -
GA18944-128   Mixed Use         Office / Retail                                                     -                  -
GA18944-129   Office            Office Space                                                        -                  -
GA18944-130   Office            Office Space                                                        -                  -
GA18944-131   Office            Office Space                                                        -                  -
GA18944-132   Office            Office Space                                                        -                  -
GA18944-133   Office            Office Space                                                        -                  -
GA18944-134   Office            Office Space                                                        -                  -
GA18944-135   Office            Office Space                                                        -                  -
GA18944-136   Office            Office Space                                                        -                  -
GA18944-137   Office            Office Space                                                        -                  -
GA18944-138   Office            Office Space                                                        -                  -
GA18944-139   Office            Office Space                                                        -                  -
GA18944-140   Office            Office Space                                                        -                  -
GA18944-141   Office            Office Space                                                        -                  -
GA18944-142   Office            Office Space                                                        -                  -
GA18944-143   Mixed Use         Office / Retail                                                     -                  -
GA18944-144   Mixed Use         Office / Retail                                                     -                  -
GA18944-145   Mixed Use         Office / Retail                                                     -                  -
GA18944-146   Office            Office Space                                                        -                  -
GA18944-147   Office            Office Space                                                        -                  -
GA18944-148   Office            Office Space                                                        -                  -
GA18944-149   Office            Office Space                                                        -                  -
GA18944-150   Office            Office Space                                                        -                  -
GA18944-151   Mixed Use         Office / Retail                                                     -                  -
GA18944-152   Office            Office Space                                                        -                  -
DBM19684      Multifamily       Conventional                                               16,800,000      16,800,000.00
DBM19483      Retail            Shadow Anchored                                            19,270,000      19,270,000.00
DBM19704      Multifamily       Conventional                                               16,100,000      16,100,000.00
DBM19687      Office            CBD                                                         7,500,000       7,500,000.00
DBM19637      Multifamily       Conventional                                                7,500,000       7,500,000.00
DBM19397      Office            Suburban                                                 4,075,000.00       4,075,000.00
DBM19396      Office            Suburban                                                 3,600,000.00       3,600,000.00



loan_number   CutoffDate    Rate    interest_basis     MonthlyDebtService      UW_DSCR    LTV_at_Cut-off       amort_type
------------------------------------------------------------------------------------------------------------------------------
GA19274          4/1/04     5.224%      30/360                 523,064.70        1.88           52.31%     IO, Balloon
DBM19622         4/1/04     5.750%    Actual/360               160,482.54        1.29           78.41%     Balloon
DBM19434         4/1/04     5.228%    Actual/360               121,185.21        1.40           77.38%     Balloon
GA18944          4/1/04     5.489%    Actual/360               117,656.97        1.92           47.26%     Balloon
GA18944-1        4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-2        4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-3        4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-4        4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-5        4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-6        4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-7        4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-8        4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-9        4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-10       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-11       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-12       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-13       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-14       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-15       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-16       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-17       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-18       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-19       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-20       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-21       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-22       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-23       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-24       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-25       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-26       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-27       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-28       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-29       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-30       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-31       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-32       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-33       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-34       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-35       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-36       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-37       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-38       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-39       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-40       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-41       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-42       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-43       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-44       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-45       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-46       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-47       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-48       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-49       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-50       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-51       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-52       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-53       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-54       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-55       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-56       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-57       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-58       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-59       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-60       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-61       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-62       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-63       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-64       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-65       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-66       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-67       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-68       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-69       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-70       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-71       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-72       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-73       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-74       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-75       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-76       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-77       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-78       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-79       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-80       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-81       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-82       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-83       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-84       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-85       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-86       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-87       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-88       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-89       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-90       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-91       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-92       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-93       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-94       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-95       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-96       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-97       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-98       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-99       4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-100      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-101      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-102      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-103      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-104      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-105      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-106      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-107      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-108      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-109      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-110      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-111      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-112      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-113      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-114      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-115      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-116      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-117      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-118      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-119      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-120      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-121      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-122      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-123      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-124      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-125      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-126      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-127      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-128      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-129      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-130      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-131      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-132      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-133      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-134      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-135      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-136      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-137      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-138      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-139      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-140      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-141      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-142      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-143      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-144      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-145      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-146      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-147      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-148      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-149      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-150      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-151      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
GA18944-152      4/1/04     5.489%    Actual/360                        -        0.00            0.00%     Balloon
DBM19684         4/1/04     5.310%    Actual/360                93,395.54        1.55           74.50%     IO, Balloon
DBM19483         4/1/04     5.450%    Actual/360               108,809.19        1.26           77.08%     Balloon
DBM19704         4/1/04     5.500%    Actual/360                91,414.03        1.28           75.23%     Balloon
DBM19687         4/1/04     5.700%    Actual/360                43,530.03        1.25           78.95%     Balloon
DBM19637         4/1/04     5.350%    Actual/360                43,802.04        1.53           74.26%     Balloon
DBM19397         4/1/04     5.810%    Actual/360                24,580.23        1.25           65.20%     IO, Balloon
DBM19396         4/1/04     5.810%    Actual/360                21,715.04        1.25           74.23%     IO, Balloon


                                                                                                            Initial Deposit
loan_number   grace_period   first_pay_date   TermMonth   AmortMonth   Remaining_Term   maturity_date   retax_escrow_currentbal
-------------------------------------------------------------------------------------------------------------------------------
GA19274              5           4/1/2004          120         360            119           3/1/2014                         -
DBM19622             5           4/1/2004          120         360            119           3/1/2014                161,521.76
DBM19434             5           5/1/2004          84          360             84           4/1/2011                122,417.84
GA18944              5           1/1/2004          120         330            116          12/1/2013              3,201,064.00
GA18944-1            5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-2            5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-3            5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-4            5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-5            5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-6            5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-7            5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-8            5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-9            5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-10           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-11           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-12           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-13           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-14           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-15           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-16           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-17           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-18           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-19           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-20           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-21           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-22           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-23           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-24           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-25           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-26           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-27           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-28           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-29           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-30           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-31           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-32           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-33           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-34           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-35           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-36           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-37           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-38           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-39           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-40           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-41           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-42           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-43           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-44           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-45           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-46           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-47           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-48           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-49           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-50           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-51           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-52           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-53           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-54           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-55           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-56           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-57           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-58           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-59           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-60           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-61           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-62           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-63           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-64           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-65           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-66           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-67           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-68           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-69           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-70           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-71           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-72           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-73           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-74           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-75           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-76           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-77           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-78           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-79           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-80           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-81           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-82           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-83           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-84           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-85           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-86           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-87           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-88           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-89           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-90           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-91           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-92           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-93           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-94           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-95           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-96           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-97           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-98           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-99           5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-100          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-101          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-102          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-103          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-104          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-105          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-106          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-107          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-108          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-109          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-110          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-111          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-112          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-113          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-114          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-115          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-116          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-117          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-118          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-119          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-120          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-121          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-122          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-123          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-124          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-125          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-126          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-127          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-128          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-129          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-130          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-131          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-132          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-133          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-134          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-135          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-136          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-137          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-138          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-139          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-140          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-141          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-142          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-143          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-144          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-145          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-146          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-147          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-148          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-149          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-150          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-151          5           1/1/2004          120         330            116          12/1/2013                         -
GA18944-152          5           1/1/2004          120         330            116          12/1/2013                         -
DBM19684             5           4/1/2004          120         360            119           3/1/2014                 31,390.00
DBM19483             5           5/1/2004          120         360            120           4/1/2014                 25,349.33
DBM19704             5           5/1/2004          120         360            120           4/1/2014                 26,790.00
DBM19687             5           5/1/2004          120         360            120           4/1/2014                         -
DBM19637             5           5/1/2004          120         324            120           4/1/2014                 20,469.83
DBM19397             5           5/1/2004          120         336            120           4/1/2014                  4,595.19
DBM19396             5           5/1/2004          120         336            120           4/1/2014                  3,925.24



                            Y / N                                       Initial Deposit              Y / N
loan_number      retax_escrow_required        retax_escrow_monthly   ins_escrow_currentbal    ins_escrow_required
-------------------------------------------------------------------------------------------------------------------
GA19274          No                                              -                       -    No
DBM19622         Yes                                     40,380.42               87,320.00    Yes
DBM19434         Yes                                     15,302.23               26,549.36    Yes
GA18944          Yes                                    318,078.00              637,117.00    No
GA18944-1        No                                              -                       -    No
GA18944-2        No                                              -                       -    No
GA18944-3        No                                              -                       -    No
GA18944-4        No                                              -                       -    No
GA18944-5        No                                              -                       -    No
GA18944-6        No                                              -                       -    No
GA18944-7        No                                              -                       -    No
GA18944-8        No                                              -                       -    No
GA18944-9        No                                              -                       -    No
GA18944-10       No                                              -                       -    No
GA18944-11       No                                              -                       -    No
GA18944-12       No                                              -                       -    No
GA18944-13       No                                              -                       -    No
GA18944-14       No                                              -                       -    No
GA18944-15       No                                              -                       -    No
GA18944-16       No                                              -                       -    No
GA18944-17       No                                              -                       -    No
GA18944-18       No                                              -                       -    No
GA18944-19       No                                              -                       -    No
GA18944-20       No                                              -                       -    No
GA18944-21       No                                              -                       -    No
GA18944-22       No                                              -                       -    No
GA18944-23       No                                              -                       -    No
GA18944-24       No                                              -                       -    No
GA18944-25       No                                              -                       -    No
GA18944-26       No                                              -                       -    No
GA18944-27       No                                              -                       -    No
GA18944-28       No                                              -                       -    No
GA18944-29       No                                              -                       -    No
GA18944-30       No                                              -                       -    No
GA18944-31       No                                              -                       -    No
GA18944-32       No                                              -                       -    No
GA18944-33       No                                              -                       -    No
GA18944-34       No                                              -                       -    No
GA18944-35       No                                              -                       -    No
GA18944-36       No                                              -                       -    No
GA18944-37       No                                              -                       -    No
GA18944-38       No                                              -                       -    No
GA18944-39       No                                              -                       -    No
GA18944-40       No                                              -                       -    No
GA18944-41       No                                              -                       -    No
GA18944-42       No                                              -                       -    No
GA18944-43       No                                              -                       -    No
GA18944-44       No                                              -                       -    No
GA18944-45       No                                              -                       -    No
GA18944-46       No                                              -                       -    No
GA18944-47       No                                              -                       -    No
GA18944-48       No                                              -                       -    No
GA18944-49       No                                              -                       -    No
GA18944-50       No                                              -                       -    No
GA18944-51       No                                              -                       -    No
GA18944-52       No                                              -                       -    No
GA18944-53       No                                              -                       -    No
GA18944-54       No                                              -                       -    No
GA18944-55       No                                              -                       -    No
GA18944-56       No                                              -                       -    No
GA18944-57       No                                              -                       -    No
GA18944-58       No                                              -                       -    No
GA18944-59       No                                              -                       -    No
GA18944-60       No                                              -                       -    No
GA18944-61       No                                              -                       -    No
GA18944-62       No                                              -                       -    No
GA18944-63       No                                              -                       -    No
GA18944-64       No                                              -                       -    No
GA18944-65       No                                              -                       -    No
GA18944-66       No                                              -                       -    No
GA18944-67       No                                              -                       -    No
GA18944-68       No                                              -                       -    No
GA18944-69       No                                              -                       -    No
GA18944-70       No                                              -                       -    No
GA18944-71       No                                              -                       -    No
GA18944-72       No                                              -                       -    No
GA18944-73       No                                              -                       -    No
GA18944-74       No                                              -                       -    No
GA18944-75       No                                              -                       -    No
GA18944-76       No                                              -                       -    No
GA18944-77       No                                              -                       -    No
GA18944-78       No                                              -                       -    No
GA18944-79       No                                              -                       -    No
GA18944-80       No                                              -                       -    No
GA18944-81       No                                              -                       -    No
GA18944-82       No                                              -                       -    No
GA18944-83       No                                              -                       -    No
GA18944-84       No                                              -                       -    No
GA18944-85       No                                              -                       -    No
GA18944-86       No                                              -                       -    No
GA18944-87       No                                              -                       -    No
GA18944-88       No                                              -                       -    No
GA18944-89       No                                              -                       -    No
GA18944-90       No                                              -                       -    No
GA18944-91       No                                              -                       -    No
GA18944-92       No                                              -                       -    No
GA18944-93       No                                              -                       -    No
GA18944-94       No                                              -                       -    No
GA18944-95       No                                              -                       -    No
GA18944-96       No                                              -                       -    No
GA18944-97       No                                              -                       -    No
GA18944-98       No                                              -                       -    No
GA18944-99       No                                              -                       -    No
GA18944-100      No                                              -                       -    No
GA18944-101      No                                              -                       -    No
GA18944-102      No                                              -                       -    No
GA18944-103      No                                              -                       -    No
GA18944-104      No                                              -                       -    No
GA18944-105      No                                              -                       -    No
GA18944-106      No                                              -                       -    No
GA18944-107      No                                              -                       -    No
GA18944-108      No                                              -                       -    No
GA18944-109      No                                              -                       -    No
GA18944-110      No                                              -                       -    No
GA18944-111      No                                              -                       -    No
GA18944-112      No                                              -                       -    No
GA18944-113      No                                              -                       -    No
GA18944-114      No                                              -                       -    No
GA18944-115      No                                              -                       -    No
GA18944-116      No                                              -                       -    No
GA18944-117      No                                              -                       -    No
GA18944-118      No                                              -                       -    No
GA18944-119      No                                              -                       -    No
GA18944-120      No                                              -                       -    No
GA18944-121      No                                              -                       -    No
GA18944-122      No                                              -                       -    No
GA18944-123      No                                              -                       -    No
GA18944-124      No                                              -                       -    No
GA18944-125      No                                              -                       -    No
GA18944-126      No                                              -                       -    No
GA18944-127      No                                              -                       -    No
GA18944-128      No                                              -                       -    No
GA18944-129      No                                              -                       -    No
GA18944-130      No                                              -                       -    No
GA18944-131      No                                              -                       -    No
GA18944-132      No                                              -                       -    No
GA18944-133      No                                              -                       -    No
GA18944-134      No                                              -                       -    No
GA18944-135      No                                              -                       -    No
GA18944-136      No                                              -                       -    No
GA18944-137      No                                              -                       -    No
GA18944-138      No                                              -                       -    No
GA18944-139      No                                              -                       -    No
GA18944-140      No                                              -                       -    No
GA18944-141      No                                              -                       -    No
GA18944-142      No                                              -                       -    No
GA18944-143      No                                              -                       -    No
GA18944-144      No                                              -                       -    No
GA18944-145      No                                              -                       -    No
GA18944-146      No                                              -                       -    No
GA18944-147      No                                              -                       -    No
GA18944-148      No                                              -                       -    No
GA18944-149      No                                              -                       -    No
GA18944-150      No                                              -                       -    No
GA18944-151      No                                              -                       -    No
GA18944-152      No                                              -                       -    No
DBM19684         Yes                                     15,307.33               29,949.00    Yes
DBM19483         Yes                                     12,221.09               26,296.00    Yes
DBM19704         Yes                                     13,386.45               94,364.00    Yes
DBM19687         No                                              -                4,833.00    No
DBM19637         Yes                                     10,483.86               34,614.89    Yes
DBM19397         Yes                                      4,595.19                7,860.38    Yes
DBM19396         Yes                                      3,925.24                6,386.38    Yes



loan_number    ins_escrow_monthly   replac_reserve_currentbal   replac_reserve_monthly   immed_repair_escrow_currentbal
------------------------------------------------------------------------------------------------------------------------
GA19274                         -                           -                        -                          478,664
DBM19622                 8,732.00                           -                 7,955.00                                -
DBM19434                 6,435.00                           -                 6,875.00                                -
GA18944                190,905.42                           -                54,467.83                     2,184,169.00
GA18944-1                       -                           -                        -                                -
GA18944-2                       -                           -                        -                                -
GA18944-3                       -                           -                        -                                -
GA18944-4                       -                           -                        -                                -
GA18944-5                       -                           -                        -                                -
GA18944-6                       -                           -                        -                                -
GA18944-7                       -                           -                        -                                -
GA18944-8                       -                           -                        -                                -
GA18944-9                       -                           -                        -                                -
GA18944-10                      -                           -                        -                                -
GA18944-11                      -                           -                        -                                -
GA18944-12                      -                           -                        -                                -
GA18944-13                      -                           -                        -                                -
GA18944-14                      -                           -                        -                                -
GA18944-15                      -                           -                        -                                -
GA18944-16                      -                           -                        -                                -
GA18944-17                      -                           -                        -                                -
GA18944-18                      -                           -                        -                                -
GA18944-19                      -                           -                        -                                -
GA18944-20                      -                           -                        -                                -
GA18944-21                      -                           -                        -                                -
GA18944-22                      -                           -                        -                                -
GA18944-23                      -                           -                        -                                -
GA18944-24                      -                           -                        -                                -
GA18944-25                      -                           -                        -                                -
GA18944-26                      -                           -                        -                                -
GA18944-27                      -                           -                        -                                -
GA18944-28                      -                           -                        -                                -
GA18944-29                      -                           -                        -                                -
GA18944-30                      -                           -                        -                                -
GA18944-31                      -                           -                        -                                -
GA18944-32                      -                           -                        -                                -
GA18944-33                      -                           -                        -                                -
GA18944-34                      -                           -                        -                                -
GA18944-35                      -                           -                        -                                -
GA18944-36                      -                           -                        -                                -
GA18944-37                      -                           -                        -                                -
GA18944-38                      -                           -                        -                                -
GA18944-39                      -                           -                        -                                -
GA18944-40                      -                           -                        -                                -
GA18944-41                      -                           -                        -                                -
GA18944-42                      -                           -                        -                                -
GA18944-43                      -                           -                        -                                -
GA18944-44                      -                           -                        -                                -
GA18944-45                      -                           -                        -                                -
GA18944-46                      -                           -                        -                                -
GA18944-47                      -                           -                        -                                -
GA18944-48                      -                           -                        -                                -
GA18944-49                      -                           -                        -                                -
GA18944-50                      -                           -                        -                                -
GA18944-51                      -                           -                        -                                -
GA18944-52                      -                           -                        -                                -
GA18944-53                      -                           -                        -                                -
GA18944-54                      -                           -                        -                                -
GA18944-55                      -                           -                        -                                -
GA18944-56                      -                           -                        -                                -
GA18944-57                      -                           -                        -                                -
GA18944-58                      -                           -                        -                                -
GA18944-59                      -                           -                        -                                -
GA18944-60                      -                           -                        -                                -
GA18944-61                      -                           -                        -                                -
GA18944-62                      -                           -                        -                                -
GA18944-63                      -                           -                        -                                -
GA18944-64                      -                           -                        -                                -
GA18944-65                      -                           -                        -                                -
GA18944-66                      -                           -                        -                                -
GA18944-67                      -                           -                        -                                -
GA18944-68                      -                           -                        -                                -
GA18944-69                      -                           -                        -                                -
GA18944-70                      -                           -                        -                                -
GA18944-71                      -                           -                        -                                -
GA18944-72                      -                           -                        -                                -
GA18944-73                      -                           -                        -                                -
GA18944-74                      -                           -                        -                                -
GA18944-75                      -                           -                        -                                -
GA18944-76                      -                           -                        -                                -
GA18944-77                      -                           -                        -                                -
GA18944-78                      -                           -                        -                                -
GA18944-79                      -                           -                        -                                -
GA18944-80                      -                           -                        -                                -
GA18944-81                      -                           -                        -                                -
GA18944-82                      -                           -                        -                                -
GA18944-83                      -                           -                        -                                -
GA18944-84                      -                           -                        -                                -
GA18944-85                      -                           -                        -                                -
GA18944-86                      -                           -                        -                                -
GA18944-87                      -                           -                        -                                -
GA18944-88                      -                           -                        -                                -
GA18944-89                      -                           -                        -                                -
GA18944-90                      -                           -                        -                                -
GA18944-91                      -                           -                        -                                -
GA18944-92                      -                           -                        -                                -
GA18944-93                      -                           -                        -                                -
GA18944-94                      -                           -                        -                                -
GA18944-95                      -                           -                        -                                -
GA18944-96                      -                           -                        -                                -
GA18944-97                      -                           -                        -                                -
GA18944-98                      -                           -                        -                                -
GA18944-99                      -                           -                        -                                -
GA18944-100                     -                           -                        -                                -
GA18944-101                     -                           -                        -                                -
GA18944-102                     -                           -                        -                                -
GA18944-103                     -                           -                        -                                -
GA18944-104                     -                           -                        -                                -
GA18944-105                     -                           -                        -                                -
GA18944-106                     -                           -                        -                                -
GA18944-107                     -                           -                        -                                -
GA18944-108                     -                           -                        -                                -
GA18944-109                     -                           -                        -                                -
GA18944-110                     -                           -                        -                                -
GA18944-111                     -                           -                        -                                -
GA18944-112                     -                           -                        -                                -
GA18944-113                     -                           -                        -                                -
GA18944-114                     -                           -                        -                                -
GA18944-115                     -                           -                        -                                -
GA18944-116                     -                           -                        -                                -
GA18944-117                     -                           -                        -                                -
GA18944-118                     -                           -                        -                                -
GA18944-119                     -                           -                        -                                -
GA18944-120                     -                           -                        -                                -
GA18944-121                     -                           -                        -                                -
GA18944-122                     -                           -                        -                                -
GA18944-123                     -                           -                        -                                -
GA18944-124                     -                           -                        -                                -
GA18944-125                     -                           -                        -                                -
GA18944-126                     -                           -                        -                                -
GA18944-127                     -                           -                        -                                -
GA18944-128                     -                           -                        -                                -
GA18944-129                     -                           -                        -                                -
GA18944-130                     -                           -                        -                                -
GA18944-131                     -                           -                        -                                -
GA18944-132                     -                           -                        -                                -
GA18944-133                     -                           -                        -                                -
GA18944-134                     -                           -                        -                                -
GA18944-135                     -                           -                        -                                -
GA18944-136                     -                           -                        -                                -
GA18944-137                     -                           -                        -                                -
GA18944-138                     -                           -                        -                                -
GA18944-139                     -                           -                        -                                -
GA18944-140                     -                           -                        -                                -
GA18944-141                     -                           -                        -                                -
GA18944-142                     -                           -                        -                                -
GA18944-143                     -                           -                        -                                -
GA18944-144                     -                           -                        -                                -
GA18944-145                     -                           -                        -                                -
GA18944-146                     -                           -                        -                                -
GA18944-147                     -                           -                        -                                -
GA18944-148                     -                           -                        -                                -
GA18944-149                     -                           -                        -                                -
GA18944-150                     -                           -                        -                                -
GA18944-151                     -                           -                        -                                -
GA18944-152                     -                           -                        -                                -
DBM19684                 4,278.42                           -                 4,400.00                                -
DBM19483                 2,112.42                           -                 1,699.53                                -
DBM19704                 8,578.58                           -                 3,134.00                           75,000
DBM19687                 2,416.67                           -                   500.00                          297,750
DBM19637                 4,868.34                           -                 5,400.00                          118,750
DBM19397                   714.58                           -                   834.00                                -
DBM19396                   580.58                           -                   643.00                                -



                                                                     TILC montly
                     Initial Deposit                      Y / N
loan_number   tenrollover_escrow_currentbal    tenrollover_escrow_required    tenrollover_escrow_monthly
----------------------------------------------------------------------------------------------------------
GA19274                                   -    No                                                      -
DBM19622                            800,000    Yes                                                15,379
DBM19434                                  -    No                                                      -
GA18944                          205,965.00    No                                                 86,110
GA18944-1                                 -    No                                                      -
GA18944-2                                 -    No                                                      -
GA18944-3                                 -    No                                                      -
GA18944-4                                 -    No                                                      -
GA18944-5                                 -    No                                                      -
GA18944-6                                 -    No                                                      -
GA18944-7                                 -    No                                                      -
GA18944-8                                 -    No                                                      -
GA18944-9                                 -    No                                                      -
GA18944-10                                -    No                                                      -
GA18944-11                                -    No                                                      -
GA18944-12                                -    No                                                      -
GA18944-13                                -    No                                                      -
GA18944-14                                -    No                                                      -
GA18944-15                                -    No                                                      -
GA18944-16                                -    No                                                      -
GA18944-17                                -    No                                                      -
GA18944-18                                -    No                                                      -
GA18944-19                                -    No                                                      -
GA18944-20                                -    No                                                      -
GA18944-21                                -    No                                                      -
GA18944-22                                -    No                                                      -
GA18944-23                                -    No                                                      -
GA18944-24                                -    No                                                      -
GA18944-25                                -    No                                                      -
GA18944-26                                -    No                                                      -
GA18944-27                                -    No                                                      -
GA18944-28                                -    No                                                      -
GA18944-29                                -    No                                                      -
GA18944-30                                -    No                                                      -
GA18944-31                                -    No                                                      -
GA18944-32                                -    No                                                      -
GA18944-33                                -    No                                                      -
GA18944-34                                -    No                                                      -
GA18944-35                                -    No                                                      -
GA18944-36                                -    No                                                      -
GA18944-37                                -    No                                                      -
GA18944-38                                -    No                                                      -
GA18944-39                                -    No                                                      -
GA18944-40                                -    No                                                      -
GA18944-41                                -    No                                                      -
GA18944-42                                -    No                                                      -
GA18944-43                                -    No                                                      -
GA18944-44                                -    No                                                      -
GA18944-45                                -    No                                                      -
GA18944-46                                -    No                                                      -
GA18944-47                                -    No                                                      -
GA18944-48                                -    No                                                      -
GA18944-49                                -    No                                                      -
GA18944-50                                -    No                                                      -
GA18944-51                                -    No                                                      -
GA18944-52                                -    No                                                      -
GA18944-53                                -    No                                                      -
GA18944-54                                -    No                                                      -
GA18944-55                                -    No                                                      -
GA18944-56                                -    No                                                      -
GA18944-57                                -    No                                                      -
GA18944-58                                -    No                                                      -
GA18944-59                                -    No                                                      -
GA18944-60                                -    No                                                      -
GA18944-61                                -    No                                                      -
GA18944-62                                -    No                                                      -
GA18944-63                                -    No                                                      -
GA18944-64                                -    No                                                      -
GA18944-65                                -    No                                                      -
GA18944-66                                -    No                                                      -
GA18944-67                                -    No                                                      -
GA18944-68                                -    No                                                      -
GA18944-69                                -    No                                                      -
GA18944-70                                -    No                                                      -
GA18944-71                                -    No                                                      -
GA18944-72                                -    No                                                      -
GA18944-73                                -    No                                                      -
GA18944-74                                -    No                                                      -
GA18944-75                                -    No                                                      -
GA18944-76                                -    No                                                      -
GA18944-77                                -    No                                                      -
GA18944-78                                -    No                                                      -
GA18944-79                                -    No                                                      -
GA18944-80                                -    No                                                      -
GA18944-81                                -    No                                                      -
GA18944-82                                -    No                                                      -
GA18944-83                                -    No                                                      -
GA18944-84                                -    No                                                      -
GA18944-85                                -    No                                                      -
GA18944-86                                -    No                                                      -
GA18944-87                                -    No                                                      -
GA18944-88                                -    No                                                      -
GA18944-89                                -    No                                                      -
GA18944-90                                -    No                                                      -
GA18944-91                                -    No                                                      -
GA18944-92                                -    No                                                      -
GA18944-93                                -    No                                                      -
GA18944-94                                -    No                                                      -
GA18944-95                                -    No                                                      -
GA18944-96                                -    No                                                      -
GA18944-97                                -    No                                                      -
GA18944-98                                -    No                                                      -
GA18944-99                                -    No                                                      -
GA18944-100                               -    No                                                      -
GA18944-101                               -    No                                                      -
GA18944-102                               -    No                                                      -
GA18944-103                               -    No                                                      -
GA18944-104                               -    No                                                      -
GA18944-105                               -    No                                                      -
GA18944-106                               -    No                                                      -
GA18944-107                               -    No                                                      -
GA18944-108                               -    No                                                      -
GA18944-109                               -    No                                                      -
GA18944-110                               -    No                                                      -
GA18944-111                               -    No                                                      -
GA18944-112                               -    No                                                      -
GA18944-113                               -    No                                                      -
GA18944-114                               -    No                                                      -
GA18944-115                               -    No                                                      -
GA18944-116                               -    No                                                      -
GA18944-117                               -    No                                                      -
GA18944-118                               -    No                                                      -
GA18944-119                               -    No                                                      -
GA18944-120                               -    No                                                      -
GA18944-121                               -    No                                                      -
GA18944-122                               -    No                                                      -
GA18944-123                               -    No                                                      -
GA18944-124                               -    No                                                      -
GA18944-125                               -    No                                                      -
GA18944-126                               -    No                                                      -
GA18944-127                               -    No                                                      -
GA18944-128                               -    No                                                      -
GA18944-129                               -    No                                                      -
GA18944-130                               -    No                                                      -
GA18944-131                               -    No                                                      -
GA18944-132                               -    No                                                      -
GA18944-133                               -    No                                                      -
GA18944-134                               -    No                                                      -
GA18944-135                               -    No                                                      -
GA18944-136                               -    No                                                      -
GA18944-137                               -    No                                                      -
GA18944-138                               -    No                                                      -
GA18944-139                               -    No                                                      -
GA18944-140                               -    No                                                      -
GA18944-141                               -    No                                                      -
GA18944-142                               -    No                                                      -
GA18944-143                               -    No                                                      -
GA18944-144                               -    No                                                      -
GA18944-145                               -    No                                                      -
GA18944-146                               -    No                                                      -
GA18944-147                               -    No                                                      -
GA18944-148                               -    No                                                      -
GA18944-149                               -    No                                                      -
GA18944-150                               -    No                                                      -
GA18944-151                               -    No                                                      -
GA18944-152                               -    No                                                      -
DBM19684                                  -    No                                                      -
DBM19483                            383,792    Yes                                                 6,714
DBM19704                                  -    No                                                      -
DBM19687                                  -    Yes
DBM19637                                       No                                                      -
DBM19397                            130,000    Yes                                                 5,215
DBM19396                             90,000    Yes                                                 4,014



                                                                             Y / N
loan_number   environ_escrow_currentbal    environ_escrow_monthly    Other_Escrow_Required   Other_Escrow_currentbal
---------------------------------------------------------------------------------------------------------------------
GA19274                               -                          -   No                                            -
DBM19622                              -                          -   No                                            -
DBM19434                              -                          -   Yes                                   2,500,000
GA18944                         300,000                          -   No                                   11,341,191
GA18944-1                             -                          -   No                                            -
GA18944-2                             -                          -   No                                            -
GA18944-3                             -                          -   No                                            -
GA18944-4                             -                          -   No                                            -
GA18944-5                             -                          -   No                                            -
GA18944-6                             -                          -   No                                            -
GA18944-7                             -                          -   No                                            -
GA18944-8                             -                          -   No                                            -
GA18944-9                             -                          -   No                                            -
GA18944-10                            -                          -   No                                            -
GA18944-11                            -                          -   No                                            -
GA18944-12                            -                          -   No                                            -
GA18944-13                            -                          -   No                                            -
GA18944-14                            -                          -   No                                            -
GA18944-15                            -                          -   No                                            -
GA18944-16                            -                          -   No                                            -
GA18944-17                            -                          -   No                                            -
GA18944-18                            -                          -   No                                            -
GA18944-19                            -                          -   No                                            -
GA18944-20                            -                          -   No                                            -
GA18944-21                            -                          -   No                                            -
GA18944-22                            -                          -   No                                            -
GA18944-23                            -                          -   No                                            -
GA18944-24                            -                          -   No                                            -
GA18944-25                            -                          -   No                                            -
GA18944-26                            -                          -   No                                            -
GA18944-27                            -                          -   No                                            -
GA18944-28                            -                          -   No                                            -
GA18944-29                            -                          -   No                                            -
GA18944-30                            -                          -   No                                            -
GA18944-31                            -                          -   No                                            -
GA18944-32                            -                          -   No                                            -
GA18944-33                            -                          -   No                                            -
GA18944-34                            -                          -   No                                            -
GA18944-35                            -                          -   No                                            -
GA18944-36                            -                          -   No                                            -
GA18944-37                            -                          -   No                                            -
GA18944-38                            -                          -   No                                            -
GA18944-39                            -                          -   No                                            -
GA18944-40                            -                          -   No                                            -
GA18944-41                            -                          -   No                                            -
GA18944-42                            -                          -   No                                            -
GA18944-43                            -                          -   No                                            -
GA18944-44                            -                          -   No                                            -
GA18944-45                            -                          -   No                                            -
GA18944-46                            -                          -   No                                            -
GA18944-47                            -                          -   No                                            -
GA18944-48                            -                          -   No                                            -
GA18944-49                            -                          -   No                                            -
GA18944-50                            -                          -   No                                            -
GA18944-51                            -                          -   No                                            -
GA18944-52                            -                          -   No                                            -
GA18944-53                            -                          -   No                                            -
GA18944-54                            -                          -   No                                            -
GA18944-55                            -                          -   No                                            -
GA18944-56                            -                          -   No                                            -
GA18944-57                            -                          -   No                                            -
GA18944-58                            -                          -   No                                            -
GA18944-59                            -                          -   No                                            -
GA18944-60                            -                          -   No                                            -
GA18944-61                            -                          -   No                                            -
GA18944-62                            -                          -   No                                            -
GA18944-63                            -                          -   No                                            -
GA18944-64                            -                          -   No                                            -
GA18944-65                            -                          -   No                                            -
GA18944-66                            -                          -   No                                            -
GA18944-67                            -                          -   No                                            -
GA18944-68                            -                          -   No                                            -
GA18944-69                            -                          -   No                                            -
GA18944-70                            -                          -   No                                            -
GA18944-71                            -                          -   No                                            -
GA18944-72                            -                          -   No                                            -
GA18944-73                            -                          -   No                                            -
GA18944-74                            -                          -   No                                            -
GA18944-75                            -                          -   No                                            -
GA18944-76                            -                          -   No                                            -
GA18944-77                            -                          -   No                                            -
GA18944-78                            -                          -   No                                            -
GA18944-79                            -                          -   No                                            -
GA18944-80                            -                          -   No                                            -
GA18944-81                            -                          -   No                                            -
GA18944-82                            -                          -   No                                            -
GA18944-83                            -                          -   No                                            -
GA18944-84                            -                          -   No                                            -
GA18944-85                            -                          -   No                                            -
GA18944-86                            -                          -   No                                            -
GA18944-87                            -                          -   No                                            -
GA18944-88                            -                          -   No                                            -
GA18944-89                            -                          -   No                                            -
GA18944-90                            -                          -   No                                            -
GA18944-91                            -                          -   No                                            -
GA18944-92                            -                          -   No                                            -
GA18944-93                            -                          -   No                                            -
GA18944-94                            -                          -   No                                            -
GA18944-95                            -                          -   No                                            -
GA18944-96                            -                          -   No                                            -
GA18944-97                            -                          -   No                                            -
GA18944-98                            -                          -   No                                            -
GA18944-99                            -                          -   No                                            -
GA18944-100                           -                          -   No                                            -
GA18944-101                           -                          -   No                                            -
GA18944-102                           -                          -   No                                            -
GA18944-103                           -                          -   No                                            -
GA18944-104                           -                          -   No                                            -
GA18944-105                           -                          -   No                                            -
GA18944-106                           -                          -   No                                            -
GA18944-107                           -                          -   No                                            -
GA18944-108                           -                          -   No                                            -
GA18944-109                           -                          -   No                                            -
GA18944-110                           -                          -   No                                            -
GA18944-111                           -                          -   No                                            -
GA18944-112                           -                          -   No                                            -
GA18944-113                           -                          -   No                                            -
GA18944-114                           -                          -   No                                            -
GA18944-115                           -                          -   No                                            -
GA18944-116                           -                          -   No                                            -
GA18944-117                           -                          -   No                                            -
GA18944-118                           -                          -   No                                            -
GA18944-119                           -                          -   No                                            -
GA18944-120                           -                          -   No                                            -
GA18944-121                           -                          -   No                                            -
GA18944-122                           -                          -   No                                            -
GA18944-123                           -                          -   No                                            -
GA18944-124                           -                          -   No                                            -
GA18944-125                           -                          -   No                                            -
GA18944-126                           -                          -   No                                            -
GA18944-127                           -                          -   No                                            -
GA18944-128                           -                          -   No                                            -
GA18944-129                           -                          -   No                                            -
GA18944-130                           -                          -   No                                            -
GA18944-131                           -                          -   No                                            -
GA18944-132                           -                          -   No                                            -
GA18944-133                           -                          -   No                                            -
GA18944-134                           -                          -   No                                            -
GA18944-135                           -                          -   No                                            -
GA18944-136                           -                          -   No                                            -
GA18944-137                           -                          -   No                                            -
GA18944-138                           -                          -   No                                            -
GA18944-139                           -                          -   No                                            -
GA18944-140                           -                          -   No                                            -
GA18944-141                           -                          -   No                                            -
GA18944-142                           -                          -   No                                            -
GA18944-143                           -                          -   No                                            -
GA18944-144                           -                          -   No                                            -
GA18944-145                           -                          -   No                                            -
GA18944-146                           -                          -   No                                            -
GA18944-147                           -                          -   No                                            -
GA18944-148                           -                          -   No                                            -
GA18944-149                           -                          -   No                                            -
GA18944-150                           -                          -   No                                            -
GA18944-151                           -                          -   No                                            -
GA18944-152                           -                          -   No                                            -
DBM19684                              -                          -   No                                            -
DBM19483                              -                          -   Yes
DBM19704                              -                          -   No                                            -
DBM19687                              -                          -   No                                            -
DBM19637                              -                          -   No                                            -
DBM19397                              -                          -   Yes                                     320,000
DBM19396                         43,750                          -   Yes



loan_number       Other_Escrow_Monthly        Other_Escrow_Initial_Explanation       Other_Escrow_Ongoing_Explanation
-----------------------------------------------------------------------------------------------------------------------
GA19274                              -
DBM19622                             -
DBM19434                             -        Earnout holdback
GA18944                              -        Interest Reserve
GA18944-1                            -
GA18944-2                            -
GA18944-3                            -
GA18944-4                            -
GA18944-5                            -
GA18944-6                            -
GA18944-7                            -
GA18944-8                            -
GA18944-9                            -
GA18944-10                           -
GA18944-11                           -
GA18944-12                           -
GA18944-13                           -
GA18944-14                           -
GA18944-15                           -
GA18944-16                           -
GA18944-17                           -
GA18944-18                           -
GA18944-19                           -
GA18944-20                           -
GA18944-21                           -
GA18944-22                           -
GA18944-23                           -
GA18944-24                           -
GA18944-25                           -
GA18944-26                           -
GA18944-27                           -
GA18944-28                           -
GA18944-29                           -
GA18944-30                           -
GA18944-31                           -
GA18944-32                           -
GA18944-33                           -
GA18944-34                           -
GA18944-35                           -
GA18944-36                           -
GA18944-37                           -
GA18944-38                           -
GA18944-39                           -
GA18944-40                           -
GA18944-41                           -
GA18944-42                           -
GA18944-43                           -
GA18944-44                           -
GA18944-45                           -
GA18944-46                           -
GA18944-47                           -
GA18944-48                           -
GA18944-49                           -
GA18944-50                           -
GA18944-51                           -
GA18944-52                           -
GA18944-53                           -
GA18944-54                           -
GA18944-55                           -
GA18944-56                           -
GA18944-57                           -
GA18944-58                           -
GA18944-59                           -
GA18944-60                           -
GA18944-61                           -
GA18944-62                           -
GA18944-63                           -
GA18944-64                           -
GA18944-65                           -
GA18944-66                           -
GA18944-67                           -
GA18944-68                           -
GA18944-69                           -
GA18944-70                           -
GA18944-71                           -
GA18944-72                           -
GA18944-73                           -
GA18944-74                           -
GA18944-75                           -
GA18944-76                           -
GA18944-77                           -
GA18944-78                           -
GA18944-79                           -
GA18944-80                           -
GA18944-81                           -
GA18944-82                           -
GA18944-83                           -
GA18944-84                           -
GA18944-85                           -
GA18944-86                           -
GA18944-87                           -
GA18944-88                           -
GA18944-89                           -
GA18944-90                           -
GA18944-91                           -
GA18944-92                           -
GA18944-93                           -
GA18944-94                           -
GA18944-95                           -
GA18944-96                           -
GA18944-97                           -
GA18944-98                           -
GA18944-99                           -
GA18944-100                          -
GA18944-101                          -
GA18944-102                          -
GA18944-103                          -
GA18944-104                          -
GA18944-105                          -
GA18944-106                          -
GA18944-107                          -
GA18944-108                          -
GA18944-109                          -
GA18944-110                          -
GA18944-111                          -
GA18944-112                          -
GA18944-113                          -
GA18944-114                          -
GA18944-115                          -
GA18944-116                          -
GA18944-117                          -
GA18944-118                          -
GA18944-119                          -
GA18944-120                          -
GA18944-121                          -
GA18944-122                          -
GA18944-123                          -
GA18944-124                          -
GA18944-125                          -
GA18944-126                          -
GA18944-127                          -
GA18944-128                          -
GA18944-129                          -
GA18944-130                          -
GA18944-131                          -
GA18944-132                          -
GA18944-133                          -
GA18944-134                          -
GA18944-135                          -
GA18944-136                          -
GA18944-137                          -
GA18944-138                          -
GA18944-139                          -
GA18944-140                          -
GA18944-141                          -
GA18944-142                          -
GA18944-143                          -
GA18944-144                          -
GA18944-145                          -
GA18944-146                          -
GA18944-147                          -
GA18944-148                          -
GA18944-149                          -
GA18944-150                          -
GA18944-151                          -
GA18944-152                          -
DBM19684                             -
DBM19483                             -
DBM19704                             -
DBM19687                             -
DBM19637                             -
DBM19397                             -        Tuscany Financial Reserve
DBM19396



loan_number    LoanSetup6_Memo
---------------------------------------------------------------------------------------------------------------------------------
GA19274
DBM19622       A sweep of all excess cash flow in the event SBC Ameritech doesn't extend their lease for Floors 2MZ and 4 through
               15. The cash flow sweep will continue for the 12 months prior to the expiration of SBC Ameritech's lease.
DBM19434
GA18944
GA18944-1
GA18944-2
GA18944-3
GA18944-4
GA18944-5
GA18944-6
GA18944-7
GA18944-8
GA18944-9
GA18944-10
GA18944-11
GA18944-12
GA18944-13
GA18944-14
GA18944-15
GA18944-16
GA18944-17
GA18944-18
GA18944-19
GA18944-20
GA18944-21
GA18944-22
GA18944-23
GA18944-24
GA18944-25
GA18944-26
GA18944-27
GA18944-28
GA18944-29
GA18944-30
GA18944-31
GA18944-32
GA18944-33
GA18944-34
GA18944-35
GA18944-36
GA18944-37
GA18944-38
GA18944-39
GA18944-40
GA18944-41
GA18944-42
GA18944-43
GA18944-44
GA18944-45
GA18944-46
GA18944-47
GA18944-48
GA18944-49
GA18944-50
GA18944-51
GA18944-52
GA18944-53
GA18944-54
GA18944-55
GA18944-56
GA18944-57
GA18944-58
GA18944-59
GA18944-60
GA18944-61
GA18944-62
GA18944-63
GA18944-64
GA18944-65
GA18944-66
GA18944-67
GA18944-68
GA18944-69
GA18944-70
GA18944-71
GA18944-72
GA18944-73
GA18944-74
GA18944-75
GA18944-76
GA18944-77
GA18944-78
GA18944-79
GA18944-80
GA18944-81
GA18944-82
GA18944-83
GA18944-84
GA18944-85
GA18944-86
GA18944-87
GA18944-88
GA18944-89
GA18944-90
GA18944-91
GA18944-92
GA18944-93
GA18944-94
GA18944-95
GA18944-96
GA18944-97
GA18944-98
GA18944-99
GA18944-100
GA18944-101
GA18944-102
GA18944-103
GA18944-104
GA18944-105
GA18944-106
GA18944-107
GA18944-108
GA18944-109
GA18944-110
GA18944-111
GA18944-112
GA18944-113
GA18944-114
GA18944-115
GA18944-116
GA18944-117
GA18944-118
GA18944-119
GA18944-120
GA18944-121
GA18944-122
GA18944-123
GA18944-124
GA18944-125
GA18944-126
GA18944-127
GA18944-128
GA18944-129
GA18944-130
GA18944-131
GA18944-132
GA18944-133
GA18944-134
GA18944-135
GA18944-136
GA18944-137
GA18944-138
GA18944-139
GA18944-140
GA18944-141
GA18944-142
GA18944-143
GA18944-144
GA18944-145
GA18944-146
GA18944-147
GA18944-148
GA18944-149
GA18944-150
GA18944-151
GA18944-152
DBM19684       Ongoing RR of $66,000 ($250 per unit) capped at $132,000 (2 years) as long as the subject is maintained in a satisfactory condition during the term of the loan as determined by servicer's annual inspection.
DBM19483
DBM19704
DBM19687
DBM19637
DBM19397
DBM19396



loan_number    lockbox    lockbox_type                      cashmgmt         Prepayment_String
---------------------------------------------------------------------------------------------------------
GA19274        Yes        Hard                                               L(25),D(88),O(7)
DBM19622       No         Hard                                               L(25),D(91),O(4)
DBM19434       Yes        Soft at Closing, Springing Hard                    L(24);D(56);O(4)
GA18944        Yes        Hard                                               L(24),D(91),O(5)
GA18944-1      Yes        Hard                                               L(25),D(90),O(5)
GA18944-2      Yes        Hard                                               L(25),D(90),O(5)
GA18944-3      Yes        Hard                                               L(25),D(90),O(5)
GA18944-4      Yes        Hard                                               L(25),D(90),O(5)
GA18944-5      Yes        Hard                                               L(25),D(90),O(5)
GA18944-6      Yes        Hard                                               L(25),D(90),O(5)
GA18944-7      Yes        Hard                                               L(25),D(90),O(5)
GA18944-8      Yes        Hard                                               L(25),D(90),O(5)
GA18944-9      Yes        Hard                                               L(25),D(90),O(5)
GA18944-10     Yes        Hard                                               L(25),D(90),O(5)
GA18944-11     Yes        Hard                                               L(25),D(90),O(5)
GA18944-12     Yes        Hard                                               L(25),D(90),O(5)
GA18944-13     Yes        Hard                                               L(25),D(90),O(5)
GA18944-14     Yes        Hard                                               L(25),D(90),O(5)
GA18944-15     Yes        Hard                                               L(25),D(90),O(5)
GA18944-16     Yes        Hard                                               L(25),D(90),O(5)
GA18944-17     Yes        Hard                                               L(25),D(90),O(5)
GA18944-18     Yes        Hard                                               L(25),D(90),O(5)
GA18944-19     Yes        Hard                                               L(25),D(90),O(5)
GA18944-20     Yes        Hard                                               L(25),D(90),O(5)
GA18944-21     Yes        Hard                                               L(25),D(90),O(5)
GA18944-22     Yes        Hard                                               L(25),D(90),O(5)
GA18944-23     Yes        Hard                                               L(25),D(90),O(5)
GA18944-24     Yes        Hard                                               L(25),D(90),O(5)
GA18944-25     Yes        Hard                                               L(25),D(90),O(5)
GA18944-26     Yes        Hard                                               L(25),D(90),O(5)
GA18944-27     Yes        Hard                                               L(25),D(90),O(5)
GA18944-28     Yes        Hard                                               L(25),D(90),O(5)
GA18944-29     Yes        Hard                                               L(25),D(90),O(5)
GA18944-30     Yes        Hard                                               L(25),D(90),O(5)
GA18944-31     Yes        Hard                                               L(25),D(90),O(5)
GA18944-32     Yes        Hard                                               L(25),D(90),O(5)
GA18944-33     Yes        Hard                                               L(25),D(90),O(5)
GA18944-34     Yes        Hard                                               L(25),D(90),O(5)
GA18944-35     Yes        Hard                                               L(25),D(90),O(5)
GA18944-36     Yes        Hard                                               L(25),D(90),O(5)
GA18944-37     Yes        Hard                                               L(25),D(90),O(5)
GA18944-38     Yes        Hard                                               L(25),D(90),O(5)
GA18944-39     Yes        Hard                                               L(25),D(90),O(5)
GA18944-40     Yes        Hard                                               L(25),D(90),O(5)
GA18944-41     Yes        Hard                                               L(25),D(90),O(5)
GA18944-42     Yes        Hard                                               L(25),D(90),O(5)
GA18944-43     Yes        Hard                                               L(25),D(90),O(5)
GA18944-44     Yes        Hard                                               L(25),D(90),O(5)
GA18944-45     Yes        Hard                                               L(25),D(90),O(5)
GA18944-46     Yes        Hard                                               L(25),D(90),O(5)
GA18944-47     Yes        Hard                                               L(25),D(90),O(5)
GA18944-48     Yes        Hard                                               L(25),D(90),O(5)
GA18944-49     Yes        Hard                                               L(25),D(90),O(5)
GA18944-50     Yes        Hard                                               L(25),D(90),O(5)
GA18944-51     Yes        Hard                                               L(25),D(90),O(5)
GA18944-52     Yes        Hard                                               L(25),D(90),O(5)
GA18944-53     Yes        Hard                                               L(25),D(90),O(5)
GA18944-54     Yes        Hard                                               L(25),D(90),O(5)
GA18944-55     Yes        Hard                                               L(25),D(90),O(5)
GA18944-56     Yes        Hard                                               L(25),D(90),O(5)
GA18944-57     Yes        Hard                                               L(25),D(90),O(5)
GA18944-58     Yes        Hard                                               L(25),D(90),O(5)
GA18944-59     Yes        Hard                                               L(25),D(90),O(5)
GA18944-60     Yes        Hard                                               L(25),D(90),O(5)
GA18944-61     Yes        Hard                                               L(25),D(90),O(5)
GA18944-62     Yes        Hard                                               L(25),D(90),O(5)
GA18944-63     Yes        Hard                                               L(25),D(90),O(5)
GA18944-64     Yes        Hard                                               L(25),D(90),O(5)
GA18944-65     Yes        Hard                                               L(25),D(90),O(5)
GA18944-66     Yes        Hard                                               L(25),D(90),O(5)
GA18944-67     Yes        Hard                                               L(25),D(90),O(5)
GA18944-68     Yes        Hard                                               L(25),D(90),O(5)
GA18944-69     Yes        Hard                                               L(25),D(90),O(5)
GA18944-70     Yes        Hard                                               L(25),D(90),O(5)
GA18944-71     Yes        Hard                                               L(25),D(90),O(5)
GA18944-72     Yes        Hard                                               L(25),D(90),O(5)
GA18944-73     Yes        Hard                                               L(25),D(90),O(5)
GA18944-74     Yes        Hard                                               L(25),D(90),O(5)
GA18944-75     Yes        Hard                                               L(25),D(90),O(5)
GA18944-76     Yes        Hard                                               L(25),D(90),O(5)
GA18944-77     Yes        Hard                                               L(25),D(90),O(5)
GA18944-78     Yes        Hard                                               L(25),D(90),O(5)
GA18944-79     Yes        Hard                                               L(25),D(90),O(5)
GA18944-80     Yes        Hard                                               L(25),D(90),O(5)
GA18944-81     Yes        Hard                                               L(25),D(90),O(5)
GA18944-82     Yes        Hard                                               L(25),D(90),O(5)
GA18944-83     Yes        Hard                                               L(25),D(90),O(5)
GA18944-84     Yes        Hard                                               L(25),D(90),O(5)
GA18944-85     Yes        Hard                                               L(25),D(90),O(5)
GA18944-86     Yes        Hard                                               L(25),D(90),O(5)
GA18944-87     Yes        Hard                                               L(25),D(90),O(5)
GA18944-88     Yes        Hard                                               L(25),D(90),O(5)
GA18944-89     Yes        Hard                                               L(25),D(90),O(5)
GA18944-90     Yes        Hard                                               L(25),D(90),O(5)
GA18944-91     Yes        Hard                                               L(25),D(90),O(5)
GA18944-92     Yes        Hard                                               L(25),D(90),O(5)
GA18944-93     Yes        Hard                                               L(25),D(90),O(5)
GA18944-94     Yes        Hard                                               L(25),D(90),O(5)
GA18944-95     Yes        Hard                                               L(25),D(90),O(5)
GA18944-96     Yes        Hard                                               L(25),D(90),O(5)
GA18944-97     Yes        Hard                                               L(25),D(90),O(5)
GA18944-98     Yes        Hard                                               L(25),D(90),O(5)
GA18944-99     Yes        Hard                                               L(25),D(90),O(5)
GA18944-100    Yes        Hard                                               L(25),D(90),O(5)
GA18944-101    Yes        Hard                                               L(25),D(90),O(5)
GA18944-102    Yes        Hard                                               L(25),D(90),O(5)
GA18944-103    Yes        Hard                                               L(25),D(90),O(5)
GA18944-104    Yes        Hard                                               L(25),D(90),O(5)
GA18944-105    Yes        Hard                                               L(25),D(90),O(5)
GA18944-106    Yes        Hard                                               L(25),D(90),O(5)
GA18944-107    Yes        Hard                                               L(25),D(90),O(5)
GA18944-108    Yes        Hard                                               L(25),D(90),O(5)
GA18944-109    Yes        Hard                                               L(25),D(90),O(5)
GA18944-110    Yes        Hard                                               L(25),D(90),O(5)
GA18944-111    Yes        Hard                                               L(25),D(90),O(5)
GA18944-112    Yes        Hard                                               L(25),D(90),O(5)
GA18944-113    Yes        Hard                                               L(25),D(90),O(5)
GA18944-114    Yes        Hard                                               L(25),D(90),O(5)
GA18944-115    Yes        Hard                                               L(25),D(90),O(5)
GA18944-116    Yes        Hard                                               L(25),D(90),O(5)
GA18944-117    Yes        Hard                                               L(25),D(90),O(5)
GA18944-118    Yes        Hard                                               L(25),D(90),O(5)
GA18944-119    Yes        Hard                                               L(25),D(90),O(5)
GA18944-120    Yes        Hard                                               L(25),D(90),O(5)
GA18944-121    Yes        Hard                                               L(25),D(90),O(5)
GA18944-122    Yes        Hard                                               L(25),D(90),O(5)
GA18944-123    Yes        Hard                                               L(25),D(90),O(5)
GA18944-124    Yes        Hard                                               L(25),D(90),O(5)
GA18944-125    Yes        Hard                                               L(25),D(90),O(5)
GA18944-126    Yes        Hard                                               L(25),D(90),O(5)
GA18944-127    Yes        Hard                                               L(25),D(90),O(5)
GA18944-128    Yes        Hard                                               L(25),D(90),O(5)
GA18944-129    Yes        Hard                                               L(25),D(90),O(5)
GA18944-130    Yes        Hard                                               L(25),D(90),O(5)
GA18944-131    Yes        Hard                                               L(25),D(90),O(5)
GA18944-132    Yes        Hard                                               L(25),D(90),O(5)
GA18944-133    Yes        Hard                                               L(25),D(90),O(5)
GA18944-134    Yes        Hard                                               L(25),D(90),O(5)
GA18944-135    Yes        Hard                                               L(25),D(90),O(5)
GA18944-136    Yes        Hard                                               L(25),D(90),O(5)
GA18944-137    Yes        Hard                                               L(25),D(90),O(5)
GA18944-138    Yes        Hard                                               L(25),D(90),O(5)
GA18944-139    Yes        Hard                                               L(25),D(90),O(5)
GA18944-140    Yes        Hard                                               L(25),D(90),O(5)
GA18944-141    Yes        Hard                                               L(25),D(90),O(5)
GA18944-142    Yes        Hard                                               L(25),D(90),O(5)
GA18944-143    Yes        Hard                                               L(25),D(90),O(5)
GA18944-144    Yes        Hard                                               L(25),D(90),O(5)
GA18944-145    Yes        Hard                                               L(25),D(90),O(5)
GA18944-146    Yes        Hard                                               L(25),D(90),O(5)
GA18944-147    Yes        Hard                                               L(25),D(90),O(5)
GA18944-148    Yes        Hard                                               L(25),D(90),O(5)
GA18944-149    Yes        Hard                                               L(25),D(90),O(5)
GA18944-150    Yes        Hard                                               L(25),D(90),O(5)
GA18944-151    Yes        Hard                                               L(25),D(90),O(5)
GA18944-152    Yes        Hard                                               L(25),D(90),O(5)
DBM19684       No         None                                               L(25),D(91),O(4)
DBM19483       Yes        Soft at Closing, Springing Hard                    L(24);D(92);O(4)
DBM19704       No         None                                               L(24);D(92);O(4)
DBM19687       Yes        Hard                                               L(24);D(92);O(4)
DBM19637       No         None                                               L(24);D(92);O(4)
DBM19397       No         None                                               L(24),D(89),O(7)
DBM19396       No         None                                               L(24),D(89),O(7)



              ------------------------------------------------------------------------------------------
                                                 Interest Goes to Borrower
loan_number   Tax        Insurance     Replacement_Reserves     Rollover      Repairs     Other_Escrow     Subservicer_&_Fee
-----------------------------------------------------------------------------------------------------------------------------
GA19274       NAP        NAP           Yes                      No            NAP         NAP              GMAC
DBM19622      No         No            Yes                      Yes           NAP         NAP              No
DBM19434      No         No            Yes                      NAP           NAP         Yes              No
GA18944       NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-1     NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-2     NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-3     NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-4     NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-5     NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-6     NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-7     NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-8     NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-9     NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-10    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-11    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-12    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-13    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-14    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-15    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-16    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-17    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-18    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-19    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-20    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-21    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-22    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-23    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-24    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-25    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-26    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-27    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-28    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-29    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-30    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-31    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-32    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-33    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-34    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-35    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-36    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-37    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-38    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-39    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-40    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-41    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-42    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-43    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-44    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-45    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-46    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-47    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-48    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-49    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-50    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-51    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-52    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-53    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-54    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-55    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-56    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-57    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-58    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-59    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-60    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-61    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-62    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-63    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-64    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-65    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-66    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-67    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-68    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-69    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-70    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-71    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-72    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-73    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-74    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-75    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-76    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-77    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-78    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-79    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-80    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-81    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-82    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-83    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-84    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-85    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-86    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-87    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-88    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-89    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-90    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-91    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-92    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-93    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-94    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-95    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-96    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-97    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-98    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-99    NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-100   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-101   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-102   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-103   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-104   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-105   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-106   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-107   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-108   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-109   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-110   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-111   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-112   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-113   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-114   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-115   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-116   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-117   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-118   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-119   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-120   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-121   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-122   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-123   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-124   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-125   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-126   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-127   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-128   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-129   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-130   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-131   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-132   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-133   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-134   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-135   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-136   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-137   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-138   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-139   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-140   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-141   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-142   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-143   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-144   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-145   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-146   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-147   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-148   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-149   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-150   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-151   NAP        NAP           Yes                      No            NAP         NAP              GMAC
GA18944-152   NAP        NAP           Yes                      No            NAP         NAP              GMAC
DBM19684      No         No            Yes                      NAP           NAP         NAP              No
DBM19483      No         No            Yes                      Yes           NAP         Yes              No
DBM19704      No         No            Yes                      NAP           No          NAP              No
DBM19687      NAP        NAP           Yes                      Yes           NAP         NAP              Arbor
DBM19637      No         No            Yes                      NAP           No          NAP              No
DBM19397      No         No            Yes                      Yes           NAP         Yes              Churchill
DBM19396      No         No            Yes                      Yes           NAP         Yes              Churchill



loan_number   Sub-Servicing_Strip  Sub-Servicer_Cashiering   Assumption_Fee      Assumption_Comments     Initial_I/O_Period
-----------------------------------------------------------------------------------------------------------------------------
GA19274                1 bps                   Yes                0.50                                           24
DBM19622                NAP                    NAP                1.00                                           0
DBM19434                NAP                    NAP                0.50      0.5% for first, 1% thereafter        0
GA18944                2 bps                   Yes                 -                                             18
GA18944-1              2 bps                   Yes                0.00                                           18
GA18944-2              2 bps                   Yes                0.00                                           18
GA18944-3              2 bps                   Yes                0.00                                           18
GA18944-4              2 bps                   Yes                0.00                                           18
GA18944-5              2 bps                   Yes                0.00                                           18
GA18944-6              2 bps                   Yes                0.00                                           18
GA18944-7              2 bps                   Yes                0.00                                           18
GA18944-8              2 bps                   Yes                0.00                                           18
GA18944-9              2 bps                   Yes                0.00                                           18
GA18944-10             2 bps                   Yes                0.00                                           18
GA18944-11             2 bps                   Yes                0.00                                           18
GA18944-12             2 bps                   Yes                0.00                                           18
GA18944-13             2 bps                   Yes                0.00                                           18
GA18944-14             2 bps                   Yes                0.00                                           18
GA18944-15             2 bps                   Yes                0.00                                           18
GA18944-16             2 bps                   Yes                0.00                                           18
GA18944-17             2 bps                   Yes                0.00                                           18
GA18944-18             2 bps                   Yes                0.00                                           18
GA18944-19             2 bps                   Yes                0.00                                           18
GA18944-20             2 bps                   Yes                0.00                                           18
GA18944-21             2 bps                   Yes                0.00                                           18
GA18944-22             2 bps                   Yes                0.00                                           18
GA18944-23             2 bps                   Yes                0.00                                           18
GA18944-24             2 bps                   Yes                0.00                                           18
GA18944-25             2 bps                   Yes                0.00                                           18
GA18944-26             2 bps                   Yes                0.00                                           18
GA18944-27             2 bps                   Yes                0.00                                           18
GA18944-28             2 bps                   Yes                0.00                                           18
GA18944-29             2 bps                   Yes                0.00                                           18
GA18944-30             2 bps                   Yes                0.00                                           18
GA18944-31             2 bps                   Yes                0.00                                           18
GA18944-32             2 bps                   Yes                0.00                                           18
GA18944-33             2 bps                   Yes                0.00                                           18
GA18944-34             2 bps                   Yes                0.00                                           18
GA18944-35             2 bps                   Yes                0.00                                           18
GA18944-36             2 bps                   Yes                0.00                                           18
GA18944-37             2 bps                   Yes                0.00                                           18
GA18944-38             2 bps                   Yes                0.00                                           18
GA18944-39             2 bps                   Yes                0.00                                           18
GA18944-40             2 bps                   Yes                0.00                                           18
GA18944-41             2 bps                   Yes                0.00                                           18
GA18944-42             2 bps                   Yes                0.00                                           18
GA18944-43             2 bps                   Yes                0.00                                           18
GA18944-44             2 bps                   Yes                0.00                                           18
GA18944-45             2 bps                   Yes                0.00                                           18
GA18944-46             2 bps                   Yes                0.00                                           18
GA18944-47             2 bps                   Yes                0.00                                           18
GA18944-48             2 bps                   Yes                0.00                                           18
GA18944-49             2 bps                   Yes                0.00                                           18
GA18944-50             2 bps                   Yes                0.00                                           18
GA18944-51             2 bps                   Yes                0.00                                           18
GA18944-52             2 bps                   Yes                0.00                                           18
GA18944-53             2 bps                   Yes                0.00                                           18
GA18944-54             2 bps                   Yes                0.00                                           18
GA18944-55             2 bps                   Yes                0.00                                           18
GA18944-56             2 bps                   Yes                0.00                                           18
GA18944-57             2 bps                   Yes                0.00                                           18
GA18944-58             2 bps                   Yes                0.00                                           18
GA18944-59             2 bps                   Yes                0.00                                           18
GA18944-60             2 bps                   Yes                0.00                                           18
GA18944-61             2 bps                   Yes                0.00                                           18
GA18944-62             2 bps                   Yes                0.00                                           18
GA18944-63             2 bps                   Yes                0.00                                           18
GA18944-64             2 bps                   Yes                0.00                                           18
GA18944-65             2 bps                   Yes                0.00                                           18
GA18944-66             2 bps                   Yes                0.00                                           18
GA18944-67             2 bps                   Yes                0.00                                           18
GA18944-68             2 bps                   Yes                0.00                                           18
GA18944-69             2 bps                   Yes                0.00                                           18
GA18944-70             2 bps                   Yes                0.00                                           18
GA18944-71             2 bps                   Yes                0.00                                           18
GA18944-72             2 bps                   Yes                0.00                                           18
GA18944-73             2 bps                   Yes                0.00                                           18
GA18944-74             2 bps                   Yes                0.00                                           18
GA18944-75             2 bps                   Yes                0.00                                           18
GA18944-76             2 bps                   Yes                0.00                                           18
GA18944-77             2 bps                   Yes                0.00                                           18
GA18944-78             2 bps                   Yes                0.00                                           18
GA18944-79             2 bps                   Yes                0.00                                           18
GA18944-80             2 bps                   Yes                0.00                                           18
GA18944-81             2 bps                   Yes                0.00                                           18
GA18944-82             2 bps                   Yes                0.00                                           18
GA18944-83             2 bps                   Yes                0.00                                           18
GA18944-84             2 bps                   Yes                0.00                                           18
GA18944-85             2 bps                   Yes                0.00                                           18
GA18944-86             2 bps                   Yes                0.00                                           18
GA18944-87             2 bps                   Yes                0.00                                           18
GA18944-88             2 bps                   Yes                0.00                                           18
GA18944-89             2 bps                   Yes                0.00                                           18
GA18944-90             2 bps                   Yes                0.00                                           18
GA18944-91             2 bps                   Yes                0.00                                           18
GA18944-92             2 bps                   Yes                0.00                                           18
GA18944-93             2 bps                   Yes                0.00                                           18
GA18944-94             2 bps                   Yes                0.00                                           18
GA18944-95             2 bps                   Yes                0.00                                           18
GA18944-96             2 bps                   Yes                0.00                                           18
GA18944-97             2 bps                   Yes                0.00                                           18
GA18944-98             2 bps                   Yes                0.00                                           18
GA18944-99             2 bps                   Yes                0.00                                           18
GA18944-100            2 bps                   Yes                0.00                                           18
GA18944-101            2 bps                   Yes                0.00                                           18
GA18944-102            2 bps                   Yes                0.00                                           18
GA18944-103            2 bps                   Yes                0.00                                           18
GA18944-104            2 bps                   Yes                0.00                                           18
GA18944-105            2 bps                   Yes                0.00                                           18
GA18944-106            2 bps                   Yes                0.00                                           18
GA18944-107            2 bps                   Yes                0.00                                           18
GA18944-108            2 bps                   Yes                0.00                                           18
GA18944-109            2 bps                   Yes                0.00                                           18
GA18944-110            2 bps                   Yes                0.00                                           18
GA18944-111            2 bps                   Yes                0.00                                           18
GA18944-112            2 bps                   Yes                0.00                                           18
GA18944-113            2 bps                   Yes                0.00                                           18
GA18944-114            2 bps                   Yes                0.00                                           18
GA18944-115            2 bps                   Yes                0.00                                           18
GA18944-116            2 bps                   Yes                0.00                                           18
GA18944-117            2 bps                   Yes                0.00                                           18
GA18944-118            2 bps                   Yes                0.00                                           18
GA18944-119            2 bps                   Yes                0.00                                           18
GA18944-120            2 bps                   Yes                0.00                                           18
GA18944-121            2 bps                   Yes                0.00                                           18
GA18944-122            2 bps                   Yes                0.00                                           18
GA18944-123            2 bps                   Yes                0.00                                           18
GA18944-124            2 bps                   Yes                0.00                                           18
GA18944-125            2 bps                   Yes                0.00                                           18
GA18944-126            2 bps                   Yes                0.00                                           18
GA18944-127            2 bps                   Yes                0.00                                           18
GA18944-128            2 bps                   Yes                0.00                                           18
GA18944-129            2 bps                   Yes                0.00                                           18
GA18944-130            2 bps                   Yes                0.00                                           18
GA18944-131            2 bps                   Yes                0.00                                           18
GA18944-132            2 bps                   Yes                0.00                                           18
GA18944-133            2 bps                   Yes                0.00                                           18
GA18944-134            2 bps                   Yes                0.00                                           18
GA18944-135            2 bps                   Yes                0.00                                           18
GA18944-136            2 bps                   Yes                0.00                                           18
GA18944-137            2 bps                   Yes                0.00                                           18
GA18944-138            2 bps                   Yes                0.00                                           18
GA18944-139            2 bps                   Yes                0.00                                           18
GA18944-140            2 bps                   Yes                0.00                                           18
GA18944-141            2 bps                   Yes                0.00                                           18
GA18944-142            2 bps                   Yes                0.00                                           18
GA18944-143            2 bps                   Yes                0.00                                           18
GA18944-144            2 bps                   Yes                0.00                                           18
GA18944-145            2 bps                   Yes                0.00                                           18
GA18944-146            2 bps                   Yes                0.00                                           18
GA18944-147            2 bps                   Yes                0.00                                           18
GA18944-148            2 bps                   Yes                0.00                                           18
GA18944-149            2 bps                   Yes                0.00                                           18
GA18944-150            2 bps                   Yes                0.00                                           18
GA18944-151            2 bps                   Yes                0.00                                           18
GA18944-152            2 bps                   Yes                0.00                                           18
DBM19684                NAP                    NAP                1.00                                           35
DBM19483                NAP                    NAP                0.50                                           0
DBM19704                NAP                    NAP                1.00                                           0
DBM19687               3 bps                   No                 1.00                                           0
DBM19637                NAP                    NAP                1.00                                           0
DBM19397               3 bps                   No                 0.25        0.25% for first, 1% thereafter     24
DBM19396               3 bps                   No                 0.25        0.25% for first, 1% thereafter     24

---------------------------------------------------------------------------------------------------------------------------------

   Line #     Loan Number          Property/PF Flag    Mortgage Loan Seller                        Property Name
---------------------------------------------------------------------------------------------------------------------------------
    88           57908             Loan                BOFA                         Pacific Place



---------------------------------------------------------------------------------------------------------------------------------

   Line #     Loan Number                      Address                    City            State     Zip Code    Property Type
---------------------------------------------------------------------------------------------------------------------------------
    88           57908        801 Market Street and 22 4th Street      San Francisco        CA         94103       Mixed Use



---------------------------------------------------------------------------------------------------------------------------------
                                                               Primary Unit
   Line #     Loan Number      Property Sub-Type      Units      of Measure   Original Balance   Cut-off Date   Cut-off Balance
---------------------------------------------------------------------------------------------------------------------------------
    88           57908       Retail/Office           326,922       Sq. Ft.     112,600,000.00      4/1/2004     112,600,000.00



---------------------------------------------------------------------------------------------------------------------------------
                                   UW DSCR                           Monthly Debt            First
   Line #     Loan Number    (Based on UW NCF)   LTV at Cut-off    Service Payment       Payment Date           Interest Rate
---------------------------------------------------------------------------------------------------------------------------------
    88           57908              1.49             61.4%           617,151.64            4/1/2004          0.05183500000000000



---------------------------------------------------------------------------------------------------------------------------------
                            Interest Calculation                                    Original Amort.  Original Balloon
   Line #     Loan Number   (30/360 / Actual/360)  Amortization Type  Grace Period   Term (Months)     Term (Months)   IO Period
---------------------------------------------------------------------------------------------------------------------------------
    88           57908      Actual/360                IO, Balloon          10             360               120            24



---------------------------------------------------------------------------------------------------------------------------------
                                 Seasoning as of           Remaining Term to         Remaining Term to        Remaining IO
   Line #     Loan Number     Cut-off Date (Months)      Amortization (Months)       Maturity (Months)           Periods
---------------------------------------------------------------------------------------------------------------------------------
    88           57908                   1                        360                       119                     23



------------------------------------------------------------------------------------------------------------------
                                Maturity/ARD              Prepayment
   Line #     Loan Number           Date                   Provision             Cashiering     Subservicing Fee
------------------------------------------------------------------------------------------------------------------
    88           57908            3/1/2014             L(25),D(92),O(3)              Yes              0.0000%



---------------------------------------------------------------------------------------------------------------------------------
                                                                    Primary      Primary    Master
   Line #     Loan Number               Subservicer                Servicing    Servicer   Servicing   Trustee Fee   Admin Fee
---------------------------------------------------------------------------------------------------------------------------------
    88           57908                                               0.0200%    BofA         0.0200%     0.0017%      0.04170%

                                    EXHIBIT U

                        FORM CERTIFICATION TO BE PROVIDED
                                 WITH FORM 10-K

                       GE Commercial Mortgage Corporation
                       Trust, Series 2004-C2 (the "Trust")

I, [identify the certifying individual], certify that:

            1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

            2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            3. Based on my knowledge, the servicing information required to be provided to the trustee by the servicer and the special servicer under the pooling and servicing agreement is included in these reports;

            4. I am responsible for reviewing the activities performed by the servicer and the special servicer under the pooling and servicing agreement and based upon my knowledge and the annual compliance review required under the pooling and servicing agreement, and except as disclosed in the reports, the servicer and special servicer have fulfilled their obligations under the pooling and servicing agreement; and

            5. The reports disclose all significant deficiencies relating to the servicer's or special servicer's compliance with the minimum servicing standards, based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the pooling and servicing agreement, that is included in these reports.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wachovia Bank, National Association, as Servicer, Lennar Partners, Inc., as Special Servicer, ABN AMRO Bank N.V., as Fiscal Agent and LaSalle Bank National Association, as Trustee.

Date:______________________________


___________________________________
[Signature]
[Title]

                                   EXHIBIT V-1

                     FORM OF CERTIFICATION TO BE PROVIDED TO
                            DEPOSITOR BY THE SERVICER

                       GE Commercial Mortgage Corporation,
                  Commercial Mortgage Pass-Through Certificates
                       Series 2004-C2(the "Certificates")

Wachovia Bank, National Association, hereby certifies to GE Commercial Mortgage Corporation and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the pooling and servicing agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the pooling and servicing agreement), that:

      1. The servicing reports relating to the Trust Fund delivered by the Servicer to the Trustee pursuant to the pooling and servicing agreement covering the fiscal year 2004 have been reviewed by us;

      2. Based on our knowledge, and (a) assuming the accuracy of the statements required to be made in the corresponding certificate of the special servicer pursuant to Section 4.02(e)(iii) of the pooling and servicing agreement and (b) assuming that the information regarding the mortgage loans, the mortgagors or the mortgaged properties in the prospectus (the "Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the servicer to prepare the servicing reports), the servicing reports furnished by the Servicer to the Trustee pursuant to the pooling and servicing agreement covering the fiscal year 2004, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by these servicing reports;

      3. Based upon our knowledge and the annual compliance review required under section 3.13 of the pooling and servicing agreement with respect to the servicer, and except as disclosed in the compliance certificate delivered by the servicer under section 3.13 of the pooling and servicing agreement, the servicer has fulfilled its obligations under the pooling and servicing agreement during the fiscal year 2004 in all material respects; and

      4. The Servicer has disclosed to its certified public accountants all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard, as set forth in the pooling and servicing agreement.

            In giving the certification above, we have reasonably relied on information provided to us by the following unaffiliated parties: [names of sub-servicers].

            In addition, notwithstanding the foregoing certifications under clauses (1) and (2) above, the Servicer does not make any certification under such clauses (1) and (2) above with respect to the information in the servicing reports delivered by the Servicer to the Trustee referred to in such clauses (1) and (2) above that is in turn dependent upon information provided by the Special Servicer under the Pooling and Servicing Agreement beyond the corresponding certification actually provided by the Special Servicer pursuant to Section 4.02(d) of the Pooling and Servicing Agreement. Further, notwithstanding the foregoing certifications, the Servicer does not make any certification under the foregoing clauses (1) through (4) that is in turn dependent (i) upon information required to be provided by any Sub-Servicer acting under a Sub-Servicing Agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such Sub-Servicer of its obligations pursuant to any such Sub-Servicing Agreement, in each case beyond the respective backup certifications actually provided by such Sub-Servicer to the Servicer with respect to the information that is the subject of such certification, or (ii) upon information required to be provided by the Non-Serviced Mortgage Loan Servicer or upon the performance by the Non-Serviced Mortgage Loan Servicer of its obligations pursuant to the Non-Serviced Mortgage Loan Pooling and Servicing Agreement, in each case beyond the backup certification actually provided by the Non-Serviced Mortgage Loan Servicer to the Servicer with respect to the information that is the subject of such certification; provided that this clause (ii) shall not apply in the event the Servicer is, or is an Affiliate of, the Non-Serviced Mortgage Loan Servicer.

Date: _______________________

Wachovia Bank, National Association


_______________________________________
[Title]
[___]

                                   EXHIBIT V-2

                     FORM OF CERTIFICATION TO BE PROVIDED TO
                        DEPOSITOR BY THE SPECIAL SERVICER

                    GE Commercial Mortgage Corporation Trust,
                          Series 2004-C2 (the "Trust")

The undersigned, [____________], a [____________] of LENNAR PARTNERS, INC., a Florida Corporation (the "Special Servicer"), as General Special Servicer under that certain pooling and servicing agreement, dated as of April 1, 2004, by and among GE Commercial Mortgage Corporation, Wachovia Bank, National Association, Lennar Partners, Inc., LaSalle Bank National Association. and ABN AMRO Bank, N.V. (the "Agreement") certifies to GE Commercial Mortgage Corporation (the "Depositor") and its officers, directors and affiliates that:

1. I have reviewed the draft of the Annual Report on Form 10-K of the Trust for the year ended [December 31, 200 ] and related reports that were sent to the Special Servicer by the Depositor (the "Draft Report") as to the special servicing by the Special Servicer of specially serviced mortgage loans (the "Specially Serviced Mortgage Loans") or real properties owned by the Trust that were acquired through foreclosure of loans as to which the Special Servicer has servicing responsibilities ("REO Properties").

2. To the best of my knowledge, the information in the Draft Report relating to servicing information in respect of Specially Serviced Mortgage Loans and REO Properties, in each case, including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Specially Serviced Mortgage Loans and the REO Properties, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of [March 31, 2005].

3. I am responsible for reviewing the activities performed by the Special Servicer under the Agreement, and based upon the review required by the Agreement, and except as disclosed in the Draft Report, the Special Servicer has complied in all material respects with all its servicing obligations and with all the minimum servicing standards under the Agreement.

4. I or persons acting under my supervision have disclosed to the certified public accountants for the Depositor and to the accountants that are to deliver the Annual Accountants Report in respect of the Special Servicer required by the Agreement with respect to the year ended [December 31, 200 ] all significant deficiencies relating to the Special Servicer's compliance with the minimum servicing standards in order to enable them to conduct a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers.

The statements in this Certificate are limited to information regarding the Special Servicer and the Special Servicer's activities under the Agreement. This Certification does not relate to information in the Draft Report relating to any other person or any other topic.

IN WITNESS WHEREOF, I have executed this Certification on _________ , 2005.


                                        LENNAR PARTNERS, INC.


                                        By:_____________________________________
                                            Name:
                                            Title:

                                   EXHIBIT V-3

                      FORM OF CERTIFICATION TO BE PROVIDED
                           TO DEPOSITOR BY THE TRUSTEE

      Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Trust"), issued pursuant to that certain Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation, as depositor, Wachovia Bank, National Association, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent

I, [_______________], certify to GE Commercial Mortgage Corporation and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. I have reviewed the annual report on Form 10-K for the fiscal year ended December 31, 2004 (the "Annual Report"), and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by that annual report (collectively, with the Annual Report, the "Reports"), of the Trust;

      2. Based on my knowledge, the distribution information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report; and

      3. Based on my knowledge, the distribution and servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement, for inclusion in the Reports is included in the Reports.

Date: _______________________


_______________________________________
[Signature]
[Title]

                                   EXHIBIT W-1

                       FORM OF CLOSING DATE CERTIFICATION

                                 April 22, 2004

GE Commercial Mortgage Corp.                Bank of America, N.A.
292 Long Ridge Road                         214 North Tryon Street
Stamford, Connecticut 06927                 NC1-027-21-02
                                            Charlotte, North Carolina 28255

Wachovia Bank, National Association         Moody's Investors Services, Inc.
NC 1075                                     99 Church Street
8739 Research Drive URP4                    New York, New York  10007
Charlotte, North Carolina 28262-1075

Lennar Partners, Inc.                       Fitch, Inc.
1601 Washington Avenue, Suite 800           One State Street Plaza, 31st Floor
Miami Beach, Florida 33139                  New York, New York, 10004

ABN AMRO Bank N.V.                          Dominion Bond Rating Service Limited
135 South LaSalle Street, Suite 1625        20 North Clark Street, 8th Floor
Chicago, Illinois 60603                     Chicago, Illinois 60602

General Electric Capital Corporation        German American Capital Corporation
125 Park Avenue, 10th Floor                 60 Wall Street
New York, New York 10017                    New York, New York 10005

      Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2

            In accordance with Section 2.01(b) of the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Agreement") among GE Commercial Mortgage Corporation as Depositor, Wachovia Bank, National Association, as Servicer, Lennar Partners, Inc., as Special Servicer, ABN AMRO Bank N.V., as Fiscal Agent and the undersigned as Trustee, the Trustee hereby certifies that, with respect to each Mortgage Loan listed on the Mortgage Loan Schedule attached hereto as Schedule A, subject to the terms of the Agreement and to any exceptions listed on Schedule B, (a) the Trustee has in its possession all of the documents specified in clauses (i), (ii), (ix), (xvi) and (xix) of the definition of "Mortgage File" and (b) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan.

            Pursuant to the Agreement, the Trustee is under no duty or obligation (a) to determine whether any of the documents specified in clauses
(v), (vi), (vii), (viii), (x), (xiv), (xv), (xvii), (xviii) (xix) and (xxiii) through (xxv) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person or (b) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            Capitalized terms used but not defined herein shall the respective meanings set forth in the Agreement.

                                        LASALLE BANK NATIONAL ASSOCIATION
                                               as Trustee


                                               [____________________]
                                               Corporate Trust Officer

                                   EXHIBIT W-2

                          FORM OF INITIAL CERTIFICATION

                                     [DATE]

GE Commercial Mortgage Corp.                Bank of America, N.A.
292 Long Ridge Road                         214 North Tryon Street
Stamford, Connecticut 06927                 NC1-027-21-02
                                            Charlotte, North Carolina 28255

Wachovia Bank, National Association         Moody's Investors Services, Inc.
NC 1075                                     99 Church Street
8739 Research Drive URP4                    New York, New York 10007
Charlotte, North Carolina 28262-1075

Lennar Partners, Inc.                       Fitch, Inc.
1601 Washington Avenue, Suite 800           One State Street Plaza, 31st Floor
Miami Beach, Florida 33139                  New York, New York, 10004

ABN AMRO Bank N.V.                          Dominion Bond Rating Service Limited
135 South LaSalle Street, Suite 1625        20 North Clark Street, 8th Floor
Chicago, Illinois 60603                     Chicago, Illinois 60602

General Electric Capital Corporation        German American Capital Corporation
125 Park Avenue, 10th Floor                 60 Wall Street
New York, New York 10017                    New York, New York 10005

      Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2

            In accordance with Section 2.02(b) of the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Agreement") among GE Commercial Mortgage Corporation as Depositor, Wachovia Bank, National Association, as Servicer, Lennar Partners, Inc., as Special Servicer, ABN AMRO Bank N.V., as Fiscal Agent and the undersigned as Trustee, the Trustee hereby certifies that, with respect to each Mortgage Loan listed on the Mortgage Loan Schedule attached hereto as Schedule A, subject to the terms of the Agreement and to any exceptions listed on Schedule B, (a) the Trustee has in its possession all of the documents specified in clauses (i), (ii), (ix), (xvi) and (xix) of the definition of "Mortgage File", (to the extent the Trustee has actual knowledge that such documents are supposed to be in the Mortgage File) (or, with respect to clause (xix), a copy of such letter of credit if the Servicer has the original or an officer's certificate as contemplated by the final sentence of
Section 2.01(b) of the Agreement), (b) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan, and (c) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and
(viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            Pursuant to the Agreement, the Trustee is under no duty or obligation (a) to determine whether any of the documents specified in clauses
(v), (vi), (vii), (viii), (x), (xiv), (xv), (xvii), (xviii), (xix) and (xxiii) through (xxv) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person or (b) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            Capitalized terms used but not defined herein shall the respective meanings set forth in the Agreement.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                                 as Trustee


                                                 _______________________________
                                                 [____________________]
                                                 Corporate Trust Officer

                                    EXHIBIT X

                    FORM OF NOTICE FROM THE TRUSTEE REGARDING
               THE AFR/BANK OF AMERICA PORTFOLIO MORTGAGE LOAN AND
                     THE TYSONS CORNER CENTER MORTGAGE LOANS

                                April [__], 2004

[ADDRESSEES:

With respect to the AFR/Bank of America Portfolio Mortgage Loan, to each of:
AFR/Bank of America Portfolio Servicer, and
AFR/Bank of America Portfolio Trustee.

With respect to the Tysons Corner Center Mortgage Loan, to each of:
Tysons Corner Center Servicer, and
Tysons Corner Center Trustee]

      Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 and the [AFR/Bank of America Portfolio Mortgage Loan] [Tysons Corner Center Mortgage Loan]

Dear [NAME]:

            GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Trust Fund") is the [A-5 Noteholder][A-2 Noteholder], as such term is defined under the [A Notes Intercreditor Agreement, dated as of December 18, 2003, by and among German American Capital Corporation, as each of the A-1 Noteholder, the A-2 Noteholder, the A-3 Noteholder, the A-4 Noteholder, the A-5 Noteholder and the A-6 Noteholder, as amended (the "AFR/Bank of America Portfolio Intercreditor Agreement")][A Notes Intercreditor Agreement, dated as of March 17, 2004, by and among German American Capital Corporation, as each of the A-1 Noteholder, the A-2 Noteholder, the A-3 Noteholder and the A-4 Noteholder (the "Tysons Corner Center Intercreditor Agreement")]. In connection with the deposit of the [A-5 Note of the AFR/Bank of America Portfolio Loan][A-2 Note of the Tysons Corner Center Mortgage Loan] into the Trust Fund, attached is an executed copy of the related pooling and servicing agreement, and the contact information for each of the parties thereto is set forth on Schedule I attached hereto.

            [Note A-1 of the AFR/Bank of America Portfolio Loan is being serviced pursuant to the terms of a Pooling and Servicing Agreement dated and effective as of December 1, 2003, among GMAC Commercial Mortgage Securities, Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer and serviced companion loan paying agent, Lennar Partners, Inc., as special servicer with respect to all Mortgage Loans other than the AFR/Bank of America Portfolio Loan, Midland Loan Services, Inc., as special servicer with respect to the AFR/Bank of America Portfolio Loan, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent, as from time to time amended, supplemented or modified (the "AFR/Bank of America Portfolio Pooling and Servicing Agreement"). LaSalle Bank National Association, as trustee for the registered holders of the Trust Fund, hereby directs the applicable parties to the AFR/Bank of America Portfolio Pooling and Servicing Agreement as follows:

            (i) GMAC Commercial Mortgage Corporation, as master servicer and serviced companion loan paying agent under the AFR/Bank of America Portfolio Pooling Agreement, shall remit all amounts payable in accordance with the AFR/Bank of America Portfolio Co-Lender Agreement and the AFR/Bank of America Portfolio Pooling and Servicing Agreement due to the AFR/Bank of America Portfolio Note A-5 Holder on such days as specified in the AFR/Bank of America Portfolio Pooling and Servicing Agreement to GMAC Commercial Mortgage Corporation, as servicer of the Trust Fund, to the collection account set forth on Schedule II attached hereto in accordance with the terms of the AFR/Bank of America Portfolio Pooling and Servicing Agreement (or, with respect to a Balloon Payment, to the Trustee for deposit into the related Distribution Account); and

            (ii) GMAC Commercial Mortgage Corporation and LaSalle Bank National Association shall forward, deliver or otherwise make available, as the case may be, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the AFR/Bank of America Portfolio A-5 Noteholder in accordance with the AFR/Bank of America Portfolio Co-Lender Agreement and the AFR/Bank of America Portfolio Pooling and Servicing Agreement to Wachovia Bank, National Association, as servicer of the Trust Fund.]

            [Note A-1 of the Tysons Corner Center Loan is being serviced pursuant to the terms of a Pooling and Servicing Agreement dated and effective as of March 1, 2004, among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, Wells Fargo Bank, N.A., as trustee, and LaSalle Bank National Association, as paying agent, as from time to time amended, supplemented or modified "Tysons Corner Center Pooling and Servicing Agreement"). LaSalle Bank National Association, as trustee for the registered holders of the Trust Fund, hereby directs the applicable parties to the Tysons Corner Center Pooling Agreement as follows:

            (i) GMAC Commercial Mortgage Corporation, as master servicer and companion paying agent under the Tysons Corner Center Pooling and Servicing Agreement, shall remit the amount payable in accordance with the Tysons Corner Center Co-Lender Agreement and the Tysons Corner Center Pooling and Servicing Agreement due to the Note A-2 Holder on such days as specified in the Tysons Corner Center Pooling and Servicing Agreement to Wachovia Bank, National Association, as servicer of the Trust Fund, to the collection account set forth on Schedule II attached hereto in accordance with the terms of the Tysons Corner Center Pooling and Servicing Agreement (or, with respect to a Balloon Payment, to the Trustee for deposit into the related Distribution Account); and

            (ii) GMAC Commercial Mortgage Corporation and LaSalle Bank National Association, as applicable, shall forward, deliver or otherwise make available, as the case may be, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the Tysons Corner Center A-2 Noteholder in accordance with the Tysons Corner Center Co-Lender Agreement and the Tysons Corner Center Pooling and Servicing Agreement to Wachovia Bank, National Association, as servicer of the Trust Fund.]

            Thank you for your attention to this matter.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                            as Trustee for the Holders of the GE
                                            Commercial Mortgage Corporation,
                                            Commercial Mortgage Pass-Through
                                            Certificates, Series 2004-C2


                                        By:_____________________________________
                                            [Name]
                                            [Title]

                                   SCHEDULE 1

                        COMPUTERIZED DATABASE INFORMATION

                      [to be conformed to CMSA Set-Up File]

                        Field
                        Identification Number
                        Property Type
                        Property City and State
                        Year Built
                        Year Renovated
                        Occupancy Rate as Of ___
                        Total Square Feet
                        Number of units
                        Original Principal Balance
                        Prepayment Premium
                        Note Rate
                        Annual Debt Service
                        Current DSCR
                        Appraised Value (MAI)
                        Cut-off LTV (MAI)
                        LTV at Maturity (MAI)
                        Annual Reserves per Square Foot/Unit
                        Origination Date
                        Maturity Date
                        (Original) Loan Balance Per SF or Per Unit
                        Current Unpaid Principal Balance
                        2004 Actual or Rolling 12 Month NOI
                        Actual Current Annual Net Operating Income
                        Current Statement Date
                        Originator

                                   SCHEDULE 2

                    MORTGAGE LOANS CONTAINING ADDITIONAL DEBT

LOAN ID                               Property Name
-------   ----------------------------------------------------------------------
  16      AFR/Bank of America Portfolio
   2      Pacific Place
   7      Stonebriar Plaza
  38      Village at Glynn Place SC
  88      Capital Garage Apartments
  61      Telephone Factory Lofts
  70      Clarendon Heights Apartments
  39      Baytree Village
   8      Continental Centre
   1      Tysons Corner Center
   3      The Prince Building
   6      Riverpark Shopping Center
  10      Lake Grove Plaza
  15      Continental Communities - Camelot Village MHC
  19      Knox Park Village Retail
  24      Kellam MHP Portfolio - Greenleigh
  49      Bendetti Industrial Portfolio
  50      Continental Communities - Rolling Hills MHC
  54      2535 Camino Del Rio South
  55      2635 Camino Del Rio South
  82      Hampton Creek Apartments
  101     Home Depot - Lompoc, CA (Ground Lease)
  114     NB Handy Building

                                   SCHEDULE 3

                MORTGAGE LOANS WHICH INITIALLY PAY INTEREST ONLY

                                                          Original Interest Only
LOAN ID                   Property Name                      Period (Months)
-------   ---------------------------------------------   ----------------------
  10      Lake Grove Plaza                                         120
  21      Michaels Midwest Warehouse Center                        120
  76      Washington Point II Shopping Center                       36
  23      Legacy at Cross Creek Apartments                          35
   1      Tysons Corner Center                                      24
   2      Pacific Place                                             24
   4      Princeton Office                                          24
  11      Highlands at Flower Mound                                 24
  15      Continental Communities - Camelot Village MHC             24
  18      Lake Wyndemere Apartments                                 24
  40      MHC Portfolio - Casa Village                              24
  54      2535 Camino Del Rio South                                 24
  55      2635 Camino Del Rio South                                 24
  65      17th Street Promenade                                     24
  103     Westport Plaza Retail Center                              24
  16      AFR/Bank of America Portfolio                             18
  29      MHC Portfolio - Golf Vista Estates                        12
  60      Summerhill Place Apartments                               12

                                   SCHEDULE 4

              MORTGAGE LOANS WITH ENVIRONMENTAL INSURANCE POLICIES

               LOAN ID                       Property Name
               -------                  ------------------------
                 30                     Ordnance Plaza - 2
                 45                     Bayshore Villa MHC
                 74                     Hillside View Apartments

                                   SCHEDULE 5

             RATES TO BE USED IN DETERMINING CLASS X-1 AND CLASS X-2
                               PASS-THROUGH RATES

Distribution Date                                              Period   Rate (%)
------------------------------------------------------------   ------   --------
May 2004                                                         1       5.3650
June 2004                                                        2       5.5343
July 2004                                                        3       5.3648
August 2004                                                      4       5.5342
September 2004                                                   5       5.5341
October 2004                                                     6       5.3647
November 2004                                                    7       5.5340
December 2004                                                    8       5.3646
January 2005                                                     9       5.3661
February 2005                                                    10      5.3660
March 2005                                                       11      5.3618
April 2005                                                       12      5.5337
May 2005                                                         13      5.3643
June 2005                                                        14      5.5336
July 2005                                                        15      5.3642
August 2005                                                      16      5.5333
September 2005                                                   17      5.5332
October 2005                                                     18      5.3639
November 2005                                                    19      5.5330
December 2005                                                    20      5.3636
January 2006                                                     21      5.3650
February 2006                                                    22      5.3649
March 2006                                                       23      5.3612
April 2006                                                       24      5.5322
May 2006                                                         25      5.3630
June 2006                                                        26      5.5321
July 2006                                                        27      5.3629
August 2006                                                      28      5.5321
September 2006                                                   29      5.5320
October 2006                                                     30      5.3629
November 2006                                                    31      5.5320
December 2006                                                    32      5.3628
January 2007                                                     33      5.3643
February 2007                                                    34      5.3643
March 2007                                                       35      5.3612
April 2007                                                       36      5.5318
May 2007                                                         37      5.3626
June 2007                                                        38      5.5317
July 2007                                                        39      5.3625
August 2007                                                      40      5.5316
September 2007                                                   41      5.5316
October 2007                                                     42      5.3624
November 2007                                                    43      5.5315
December 2007                                                    44      5.3623
January 2008                                                     45      5.5314
February 2008                                                    46      5.3638
March 2008                                                       47      5.3618
April 2008                                                       48      5.5312
May 2008                                                         49      5.3621
June 2008                                                        50      5.5311
July 2008                                                        51      5.3620
August 2008                                                      52      5.5310
September 2008                                                   53      5.5310
October 2008                                                     54      5.3638
November 2008                                                    55      5.5330
December 2008                                                    56      5.3660
January 2009                                                     57      5.3699
February 2009                                                    58      5.3715
March 2009                                                       59      5.3752
April 2009                                                       60      5.5649
May 2009                                                         61      5.4317
June 2009                                                        62      5.6009
July 2009                                                        63      5.4316
August 2009                                                      64      5.6008
September 2009                                                   65      5.6008
October 2009                                                     66      5.4315
November 2009                                                    67      5.6007
December 2009                                                    68      5.4314
January 2010                                                     69      5.4329
February 2010                                                    70      5.4329
March 2010                                                       71      5.4291
April 2010                                                       72      5.6005
May 2010                                                         73      5.4312
June 2010                                                        74      5.6004
July 2010                                                        75      5.4312
August 2010                                                      76      5.6003
September 2010                                                   77      5.5941
October 2010                                                     78      5.4238
November 2010                                                    79      5.5919
December 2010                                                    80      5.4251
January 2011                                                     81      5.4266
February 2011                                                    82      5.4278
March 2011                                                       83      5.4327
April 2011                                                       84      5.6006